Free Writing Prospectus Filed Pursuant to Rule 433
Registration No. 333-146993-01

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-146993) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 30, 2007

PROSPECTUS SUPPLEMENT	(FREE WRITING PROSPECTUS TO ACCOMPANY PROSPECTUS DATED NOVEMBER 30, 2007)

$2,219,049,000 (Approximate)
BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
as Issuing Entity
SERIES 2007-PWR18 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
Bear Stearns Commercial Mortgage Securities Inc.
as Depositor
Wells Fargo Bank, National Association
Bear Stearns Commercial Mortgage, Inc.
Principal Commercial Funding II, LLC
Prudential Mortgage Capital Funding, LLC
Nationwide Life Insurance Company
as Sponsors and Mortgage Loan Sellers

We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 186 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $2,503,863,471. The offered Series 2007-PWR18 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-PWR18 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 29 classes of commercial mortgage pass-through certificates, 10 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from December 1, 2007. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 7th day (or, if such 7th day is not a business day, the next succeeding business day) of each month, commencing in January 2008. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

Investing in the offered certificates involves risks. You should review carefully the factors set forth under ‘‘Risk Factors’’ commencing on page S-35 of this prospectus supplement and page 2 in the accompanying prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Ratings (S&P / Fitch / DBRS)
Class A-1	$77,400,000	%	(2)	AAA / AAA / AAA
Class A-2	$291,900,000	%	(2)	AAA / AAA / AAA
Class A-3	$269,700,000	%	(2)	AAA / AAA / AAA
Class A-AB	$131,800,000	%	(2)	AAA / AAA / AAA
Class A-4	$709,489,000	%	(2)	AAA / AAA / AAA
Class A-1A	$272,415,000	%	(2)	AAA / AAA / AAA
Class A-M	$211,470,000	%	(2)	AAA / AAA / AAA
Class AM-A	$38,916,000	%	(2)	AAA / AAA / AAA
Class A-J	$182,393,000	%	(2)	AAA / AAA / AAA
Class AJ-A	$33,566,000	%	(2)	AAA / AAA / AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%.
(2)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class AM-A, Class A-J and Class AJ-A Certificates in each case will, at all times, accrue interest at a per annum rate equal to one of the following rates: (i) a fixed rate per annum, (ii) a variable rate, equal to the lesser of (a) a fixed rate per annum, and (b) the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time, (iii) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time or (iv) a variable rate equal to the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated November 30, 2007.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and co-bookrunning managers.

Bear, Stearns & Co. Inc.	Morgan Stanley

The date of this prospectus supplement is December     , 2007.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2007-PWR18 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Utah
4 properties
$44,800,000
1.8% of total
Missouri
4 properties
$79,642,646
3.2% of total
South Dakota
1 property
$3,486,102
0.1% of total
Minnesota
3 properties
$19,909,000
0.8% of total
Wisconsin
8 properties
$23,995,780
1.0% of total
Indiana
17 properties
$73,438,651
2.9% of total
Pennsylvania
10 properties
$53,735,783
2.1% of total
New Jersey
7 properties
$58,981,125
2.4% of total
Connecticut
3 properties
$38,244,111
1.5% of total
Washington
3 properties
$31,770,507
1.3% of total
Illinois
12 properties
$158,922,481
6.3% of total
Michigan
13 properties
$38,033,008
1.5% of total
New York
14 properties
$148,717,410
5.9% of total
New Hampshire
3 properties
$20,705,160
0.8% of total
Massachusetts
5 properties
$18,559,787
0.7% of total
Ohio
22 properties
$109,466,131
4.4% of total
Nevada
5 properties
$62,293,952
2.5% of total
Maryland
10 properties
$94,079,908
3.8% of total
Northern California
13 properties
$105,745,278
4.2% of total
West Virginia
3 properties
$6,098,679
0.2% of total
Virginia
6 properties
$201,009,541
8.0% of total
Southern California
21 properties
$142,377,252
5.7% of total
North Carolina
7 properties
$21,079,637
0.8% of total
Arizona
9 properties
$35,487,043
1.4% of total
South Carolina
5 properties
$26,643,347
1.1% of total
Colorado
7 properties
$40,346,458
1.6% of total
Georgia
9 properties
$142,722,466
5.7% of total
Hawaii
1 property
$9,000,000
0.4% of total
New Mexico
1 property
$1,256,266
0.1% of total
Louisiana
7 properties
$23,877,538
0.9% of total
Alabama
11 properties
$66,837,814
2.7% of total
Florida
22 properties
$207,989,671
8.3% of total
Texas
30 properties
$340,955,369
13.6% of total
Tennessee
5 properties
$36,559,568
1.5% of total
Kentucky
9 properties
$17,896,004
0.7% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

GGP Portfolio – Marketplace Shopping Center

LOFT

Champaign, IL

GGP Portfolio – Columbia Mall

COLUMBIA MALL

Columbia, MO

Hunters Branch I & II

Fairfax, VA

Hunters Branch I & II

ICF

Fairfax, VA

Southlake Mall

Morrow, GA

Solo Cup Industrial Portfolio – Augusta, GA

SOLO

Augusta, GA

Marriott Houston Westchase

Houston, TX

Marriott Houston Westchase

Houston, TX

Norfolk Marriott

Norfolk, VA

11 MetroTech Center

Brooklyn, NY

Park Avenue Apartments

Brooklyn, NY

DRA / Colonial Office Portfolio – Peachtree Street

Atlanta, GA

RRI Hotel Portfolio – Red Roof Inn Naples

Naples, FL

DRA / Colonial Office Portfolio – CC at Colonnade

Birmingham, AL

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling

Appendix B:    Certain Characteristics of the Mortgage Loans and
   Mortgaged Properties..................................................    B-1
Appendix C:    Certain Characteristics of the Multifamily and
   Manufactured Housing Community Loans..................................    C-1
Appendix D:    Summaries of the Ten Largest Mortgage Loans...............    D-1
Appendix E:    Global Clearance, Settlement and Tax Documentation
   Procedures............................................................    E-1

                                   ----------

                                      S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-209 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

     In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

                             EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                      S-4

     (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE
FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE
IS SOLELY TO INVEST IN SECURITIES;

     (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST
250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE
THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

     (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE
ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

     FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

     EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

     (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE ISSUER; AND

     (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE
FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

     THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                      S-5

     POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF
THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY
TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                                   ----------

                                      S-6

--------------------------------------------------------------------------------

                                     SUMMARY

     The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2007-PWR18 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-PWR18 Commercial
Mortgage Pass-Through Certificates. The series 2007-PWR18 certificates will consist of 29 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2007-PWR18 certificates that bear interest.

         SERIES 2007-PWR18 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                APPROX. %                       APPROX. %
                                                 INITIAL         APPROX.       OF INITIAL
                                                 TOTAL       INITIAL TOTAL      MORTGAGE
                                 RATINGS         CREDIT     PRINCIPAL BALANCE     POOL
         CLASS               S&P/FITCH/DBRS      SUPPORT   OR NOTIONAL AMOUNT    BALANCE
------------------------  --------------------  ---------  ------------------  ----------

Offered Certificates
A-1                            AAA/AAA/AAA       30.000%     $   77,400,000       3.091%
A-2                            AAA/AAA/AAA       30.000%     $  291,900,000      11.658%
A-3                            AAA/AAA/AAA       30.000%     $  269,700,000      10.771%
A-AB                           AAA/AAA/AAA       30.000%     $  131,800,000       5.264%
A-4                            AAA/AAA/AAA       30.000%     $  709,489,000      28.336%
A-1A                           AAA/AAA/AAA       30.000%     $  272,415,000      10.880%
A-M                            AAA/AAA/AAA       20.000%     $  211,470,000       8.446%
AM-A                           AAA/AAA/AAA       20.000%     $   38,916,000       1.554%
A-J                            AAA/AAA/AAA       11.375%     $  182,393,000       7.284%
AJ-A                           AAA/AAA/AAA       11.375%     $   33,566,000       1.341%

Certificates Not Offered
X                               AAA/AAA/AAA        N/A       $2,503,863,471         N/A
B                            AA+/AA+/AA (high)   10.375%     $   25,038,000       1.000%
C                                 AA/AA/AA        9.375%     $   25,039,000       1.000%
D                           AA-/AA-/AA (low)      8.625%     $   18,779,000       0.750%
E                            A+/A+/A (high)       7.625%     $   25,038,000       1.000%
F                                 A/A/A           6.875%     $   18,779,000       0.750%
G                             A-/A-/A (low)       5.875%     $   25,039,000       1.000%
H                         BBB+/BBB+/BBB (high)    5.000%     $   21,909,000       0.875%
J                              BBB/BBB/BBB        4.250%     $   18,779,000       0.750%
K                          BBB-/BBB-/BBB (low)    3.250%     $   25,038,000       1.000%
L                           BB+/BB+/BB (high)     2.875%     $    9,390,000       0.375%
M                               BB/BB/BB          2.500%     $    9,389,000       0.375%
N                           BB-/BB-/BB (low)      2.125%     $    9,390,000       0.375%
O                            B+/B+/B (high)       1.875%     $    6,260,000       0.250%
P                                 B/B/B           1.750%     $    3,129,000       0.125%
Q                             B-/B-/B (low)       1.625%     $    3,130,000       0.125%
S                               NR/NR/NR          0.000%     $   40,688,471       1.625%

                                              APPROX.
                                             INITIAL   WEIGHTED
                                               PASS-    AVERAGE
                          PASS-THROUGH RATE  THROUGH     LIFE    PRINCIPAL / NOTIONAL
         CLASS                DESCRIPTION      RATE     (YEARS)          WINDOW
------------------------  -----------------  --------  --------  --------------------

Offered Certificates
A-1                                                      3.39          1/08 - 8/12
A-2                                                      4.95          8/12 - 2/13
A-3                                                      6.55         7/14 - 11/14
A-AB                                                     7.47         2/13 - 11/16
A-4                                                      9.66         11/16 - 10/17
A-1A                                                     8.07          1/08 - 11/17
A-M                                                      9.83         10/17 - 11/17
AM-A                                                     9.87         11/17 -11/17
A-J                                                      9.87         11/17 -11/17
AJ-A                                                     9.87         11/17 -11/17

Certificates Not Offered
X                    Variable IO                         8.36           1/08- 6/18
B                                                        9.87         11/17 - 11/17
C                                                        9.87         11/17 - 11/17
D                                                        9.87         11/17 - 11/17
E                                                        9.94         11/17 - 12/17
F                                                        9.96         12/17 - 12/17
G                                                        9.96         12/17 - 12/17
H                                                        9.96         12/17 - 12/17
J                                                        9.96         12/17 - 12/17
K                                                        9.96         12/17 - 12/17
L                                                        9.96         12/17 - 12/17
M                                                        9.96         12/17 - 12/17
N                                                        9.96         12/17 - 12/17
O                                                        9.96         12/17 - 12/17
P                                                        9.96         12/17 - 12/17
Q                                                        9.96         12/17 - 12/17
S                                                       10.00          12/17 - 6/18

     In reviewing the foregoing table, prospective investors should note that--

o    Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

o    The class X certificates will have an initial notional amount that is equal to the aggregate initial principal balance of the class A-1, A-2, A-3,
     A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N,
     O, P, Q and S certificates.

o    The actual total principal balance or notional amount, as applicable, of any class of series 2007-PWR18 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

o    The ratings shown in the table are those of Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. and
     DBRS, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2050.

o    The percentages indicated under the column "Approx. % Initial Total Credit
     Support" with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.
     The percentages indicated under the column "Approx. % Initial Total Credit
     Support" with respect to the class A-M and AM-A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. The percentages indicated under the column "Approx. % Initial Total Credit Support" with respect to the class A-J and AJ-A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

o    For purposes of allocating distributions on the class A-1, A-2, A-3, A-AB,
     A-4, A-1A, A-M, AM-A, A-J and AJ-A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 147 pooled mortgage loans, representing 86.2% of the initial mortgage pool balance. Loan group 2 will consist of 39 pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one (1) mortgage loan secured by mixed use properties. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance.

o    The pass-through rates for the class __, __, __, __, __, __ and __
     certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class __, __, __, __, __, __, __, __, __,__ and
     __ certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rates for the class and certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus a specified percentage (described in the table above as "WAC - X%"). The pass-through rates for the class __ and __ certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC").
     The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the class A-1, A-2, A-3, A-AB, A-4,
     A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
     S certificates (described in the table above as "Variable IO"). In the case of the Class X certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
     Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur. See "Yield and Maturity
     Considerations--Weighted Average Life" in this prospectus supplement.

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                                      S-8

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o    For federal income tax purposes, each class of certificates presented in the table evidences a class of "regular interests" in a "real estate mortgage investment conduit", or REMIC. See "Material Federal Income Tax
     Consequences" in this prospectus supplement.

o    The series 2007-PWR18 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2007-PWR18, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicers, the special servicer, the
                                 certificate administrator, the tax
                                 administrator and the trustee. See "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities
                                 Inc. is the depositor. As depositor, Bear
                                 Stearns Commercial Mortgage Securities Inc.
                                 will acquire the mortgage loans from the
                                 mortgage loan sellers and deposit them into the
                                 trust fund. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Wells Fargo Bank, National Association will act
                                 as a master servicer with respect to those
                                 pooled mortgage loans sold by Wells Fargo Bank,
                                 National Association, Bear Stearns Commercial
                                 Mortgage, Inc., Principal Commercial Funding
                                 II, LLC and Nationwide Life Insurance Company
                                 to the depositor for deposit into the trust
                                 fund (and any related non-pooled mortgage loans
                                 that are secured by the same mortgaged property
                                 as those pooled mortgage loans), except as
                                 discussed under "Description of the Mortgage
                                 Pool -- Certain Characteristics of the Mortgage
                                 Pool -- Subordinated and/or other Financing
                                 -Split Loan Structures -- The DRA / Colonial
                                 Loan Group" and "-- The RRI Portfolio Loan
                                 Group" in this prospectus supplement.

                                 Prudential Asset Resources, Inc. will act as a
                                 master servicer with respect to those pooled
                                 mortgage loans sold by Prudential Mortgage
                                 Capital Funding, LLC to the depositor for
                                 deposit into the trust fund (and any related
                                 non-pooled mortgage loans that are secured by
                                 the same mortgaged property as those pooled
                                 mortgage loans).

                                 The following table sets forth the approximate
                                 percentage of the pooled mortgage loans in the
                                 mortgage pool, loan group 1 and loan group 2
                                 that are serviced by each master servicer.

                                                                         NUMBER OF     % OF INITIAL  % OF INITIAL  % OF INITIAL
                                                                      POOLED MORTGAGE    MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
                                           MASTER SERVICER                 LOANS       POOL BALANCE     BALANCE      BALANCE
                                 -----------------------------------  ---------------  ------------  ------------  ------------

                                 Wells Fargo Bank, National
                                     Association....................         148           79.1%         80.8%         68.1%
                                 Prudential Asset Resources, Inc....          38           20.9%         19.2%         31.9%

                                 See "Transaction Parties--The Master Servicers"
                                 in this prospectus supplement.

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                                      S-9

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                                 Each master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers, mortgage
                                 loans for which it is the respective master
                                 servicer (a) as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer and (b) as to which any such default
                                 or reasonably foreseeable default has been
                                 corrected, including as part of a work-out. In
                                 addition, each master servicer will be
                                 primarily responsible for making principal and
                                 interest advances and servicing advances, for
                                 the mortgage loans it is the respective master
                                 servicer for, under the pooling and servicing
                                 agreement.

                                 The master servicing fee (which includes any
                                 primary servicing fee) in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the stated principal balance of each
                                 mortgage loan. The master servicing fee rate
                                 for Wells Fargo Bank, National Association and
                                 Prudential Asset Resources, Inc. will range, on
                                 a loan-by-loan basis, from 0.02% per annum to
                                 0.15% per annum. In addition, the master
                                 servicers will be entitled to retain certain
                                 borrower-paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund as additional servicing
                                 compensation. With respect to each pooled
                                 mortgage loan for which a primary servicer acts
                                 as a primary servicer, a portion of the master
                                 servicing fee is payable to that primary
                                 servicer.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicer and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Principal
                                 Commercial Funding II, LLC to the depositor for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Nationwide Life
                                 Insurance Company to the depositor for deposit
                                 into the trust fund.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2007-PWR18 Pooling and Servicing
                                 Agreement" and "Transaction Parties--Primary
                                 Servicers" in this prospectus supplement.

                                 Each of Principal Global Investors, LLC and
                                 Nationwide Life Insurance Company will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the stated principal balance of the applicable
                                 mortgage loan immediately before the related
                                 due date (prorated for the number of days
                                 during the calendar month for that mortgage
                                 loan for which interest actually accrues on
                                 that mortgage loan). The primary servicing fee
                                 is payable only from collections on the related
                                 mortgage loan and is included in the applicable
                                 master servicing fee rate for each of the
                                 related pooled mortgage loans. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate for Nationwide Life
                                 Insurance Company is 0.01% per annum.

SPECIAL SERVICER..............   Centerline Servicing Inc., a Delaware
                                 corporation, will initially be appointed as
                                 special servicer with respect to all of the
                                 pooled mortgage loans in the trust fund (and
                                 any

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                                      S-10

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                                 related non-pooled mortgage loans that are
                                 secured by the same mortgaged property), except
                                 as discussed under "Description of the Mortgage
                                 Pool -- Certain Characteristics of the Mortgage
                                 Pool -- Subordinated and/or other Financing
                                 -Split Loan Structures -- The DRA / Colonial
                                 Loan Group" and "-- The RRI Portfolio Loan
                                 Group" in this prospectus supplement.

                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans Under the Series 2007-PWR18 Pooling and
                                 Servicing Agreement" and "Transaction
                                 Parties--The Special Servicer" in this
                                 prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the stated principal balance of each
                                 specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 fund (net of any default interest, late payment
                                 charges and/or post-ARD additional interest),
                                 other than (with certain exceptions) in
                                 connection with the purchase or repurchase of
                                 any pooled mortgage loan from the trust fund by
                                 any person.

                                 The workout fee is a fee payable with respect
                                 to any worked-out mortgage loan (which means a
                                 specially serviced mortgage loan for which
                                 three consecutive full and timely monthly
                                 payments have been made, there is no other
                                 event causing it to constitute a specially
                                 serviced mortgage loan, and certain other
                                 conditions have been met), equal to 1.0% of the
                                 amount of each collection of interest (other
                                 than default interest and/or post-ARD
                                 additional interest) and principal received
                                 (including any insurance proceeds or
                                 condemnation proceeds received and applied as a
                                 payment of interest and principal) on that
                                 mortgage loan for so long as it remains a
                                 worked-out mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund
                                 as additional servicing compensation.

CERTIFICATE ADMINISTRATOR, TAX
   ADMINISTRATOR AND
   CERTIFICATE REGISTRAR......   Wells Fargo Bank, National Association, will
                                 act as certificate administrator, tax
                                 administrator and certificate registrar.

                                 The certificate administrator is required to
                                 make distributions of the available
                                 distribution amount on each distribution date
                                 to the certificateholders and to prepare
                                 reports detailing the distributions to
                                 certificateholders on each distribution date
                                 and the performance of the pooled mortgage
                                 loans and mortgaged properties. The certificate
                                 administrator fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to __% applicable to that month,
                                 determined in the same manner as the applicable
                                 mortgage rate is determined for each mortgage
                                 loan for that month, and the stated principal
                                 balance of each mortgage loan.

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                                      S-11

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TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust fund on behalf of the Series 2007-PWR18
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if a master servicer fails to perform
                                 its advancing obligations. Following the
                                 transfer of the underlying mortgage loans into
                                 the trust fund, the trustee, on behalf of the
                                 trust fund, will become the holder of each
                                 mortgage loan transferred to the trust fund.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to __ % per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

SPONSORS......................   Wells Fargo Bank, National Association, a
                                 national banking association, Bear Stearns
                                 Commercial Mortgage, Inc., a New York
                                 corporation, Principal Commercial Funding II,
                                 LLC, a Delaware limited liability company,
                                 Prudential Mortgage Capital Funding, LLC, a
                                 Delaware limited liability company, and
                                 Nationwide Life Insurance Company, an Ohio
                                 corporation, are sponsors of this transaction.
                                 As sponsors, those entities have organized and
                                 initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust
                                 fund, and the trust fund will then issue the
                                 certificates. See "Transaction Parties--The
                                 Sponsors, Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Wells Fargo Bank, National Association, Bear
                                 Stearns Commercial Mortgage, Inc., Principal
                                 Commercial Funding II, LLC, Prudential Mortgage
                                 Capital Funding LLC, and Nationwide Life
                                 Insurance Company are the mortgage loan
                                 sellers.

                                 The following table sets forth the number and
                                 the approximate percentage of the pooled
                                 mortgage loans in the mortgage pool, loan group
                                 1 and group 2 that have been sold by the
                                 related mortgage loan seller to the depositor.

                                            NUMBER    NUMBER
                                              OF        OF
                                  NUMBER    POOLED    POOLED
                                    OF     MORTGAGE  MORTGAGE  % OF INITIAL  % OF INITIAL  % OF INITIAL
                                  POOLED   LOANS IN  LOANS IN    MORTGAGE        LOAN          LOAN
                                 MORTGAGE    LOAN      LOAN        POOL        GROUP 1       GROUP 2
    MORTGAGE LOAN SELLER           LOANS    GROUP 1   GROUP 2    BALANCE        BALANCE       BALANCE

------------------------------   --------  --------  --------  ----------    ----------  --------------

Wells Fargo Bank,                   75        54        21         24.6%         25.8%        17.4%
   National Association.......
Bear Stearns Commercial
   Mortgage, Inc..............      32        26         6         24.3%         23.1%        31.8%
Principal Commercial
   Funding II, LLC............      20        18         2         21.3%         22.0%        17.3%
Prudential Mortgage
   Capital Funding, LLC.......      38        29         9         20.9%         19.2%        31.9%
Nationwide Life
   Insurance Company..........      21        20         1          8.9%         10.0%         1.6%

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

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                                      S-12

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AFFILIATIONS AND CERTAIN
   RELATIONSHIPS AMONG
   TRANSACTION PARTIES........   Wells Fargo Bank, National Association, a
                                 sponsor, originator and mortgage loan seller,
                                 is also one of the master servicers, the
                                 certificate administrator, the tax
                                 administrator and the certificate registrar
                                 with respect to the mortgage loans and the
                                 trust fund.

                                 Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor, originator and mortgage loan seller,
                                 Bear Stearns Commercial Mortgage Securities
                                 Inc., the depositor, and Bear, Stearns & Co.
                                 Inc., one of the underwriters, are affiliates.

                                 Principal Commercial Funding II, LLC, a sponsor
                                 and mortgage loan seller, and Principal Global
                                 Investors, LLC, the primary servicer with
                                 respect to those mortgage loans sold to the
                                 trust fund by Principal Commercial Funding II,
                                 LLC, are affiliates.

                                 Prudential Mortgage Capital Funding, LLC, a
                                 sponsor and mortgage loan seller, Prudential
                                 Mortgage Capital Company, LLC, an originator,
                                 and Prudential Asset Resources, Inc., one of
                                 the master servicers, are affiliates.

                                 Nationwide Life Insurance Company, a sponsor,
                                 originator and mortgage loan seller, is also
                                 the primary servicer with respect to those
                                 mortgage loans sold to the trust fund by
                                 Nationwide Life Insurance Company.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" and
                                 "--Affiliations and Certain Relationships Among
                                 Transaction Parties" in this prospectus
                                 supplement.

SERIES 2007-PWR18 CONTROLLING
   CLASS REPRESENTATIVE.......   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                      o   replace the special servicer, and

                                      o   direct the special servicer with
                                          respect to various special servicing
                                          matters as to the pooled mortgage
                                          loans.

                                 For purposes of determining the series
                                 2007-PWR18 controlling class representative,
                                 the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates will represent a single class of
                                 certificates, the class A-M and AM-A
                                 certificates will represent a single class of
                                 certificates and the class A-J and AJ-A
                                 certificates will represent a single class of
                                 certificates.

                                 Notwithstanding the foregoing, the series
                                 2007-PWR18 controlling class representative
                                 will generally not have those rights with
                                 respect to the DRA / Colonial Office Portfolio
                                 loan group or the RRI Hotel Portfolio loan
                                 group (each of which is principally serviced
                                 and administered under the pooling and
                                 servicing agreement for another commercial
                                 mortgage securitization). However, to the
                                 extent that the trust as the holder of the DRA
                                 / Colonial Office Portfolio loan group or the
                                 RRI Hotel Portfolio loan group has consultation
                                 rights with respect to proposed servicing
                                 actions of the master servicer or special
                                 servicer under the applicable other pooling and
                                 servicing agreement, the series 2007-PWR18
                                 controlling class representative will be
                                 entitled to exercise those rights on behalf of
                                 the trust. See "Servicing of the Mortgage Loans
                                 Under the Series 2007-

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                                      S-13

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                                 PWR18 Pooling and Servicing Agreement--The
                                 Series 2007-PWR18 Controlling Class
                                 Representative" and "Description of the
                                 Mortgage Pool--Certain Characteristics of the
                                 Mortgage Pool--Pari Passu, Subordinate and/or
                                 Other Financing--Split Loan Structures" in this
                                 prospectus supplement.

                                 It is expected that Centerline REIT Inc., an
                                 affiliate of Centerline Servicing Inc., the
                                 initial special servicer, will be the initial
                                 representative of the series 2007-PWR18
                                 controlling class.

OTHER SPLIT LOAN NOTEHOLDERS..   The pooled mortgage loan secured by the
                                 mortgaged property identified on Appendix B to
                                 this prospectus supplement as DRA / Colonial
                                 Office Portfolio is part of a split loan
                                 structure that includes a pooled mortgage loan
                                 and multiple non-pooled mortgage loans that are
                                 pari passu in right of payment with each other.
                                 The DRA / Colonial Office Portfolio loan group
                                 is principally serviced and administered under
                                 the pooling and servicing agreement for the
                                 Merrill Lynch Mortgage Trust 2007-C1 commercial
                                 mortgage securitization. The pooled mortgage
                                 loan secured by the mortgaged property
                                 identified on Appendix B to this prospectus
                                 supplement as RRI Hotel Portfolio is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan and multiple non-pooled mortgage
                                 loans that are pari passu in right of payment
                                 with that pooled mortgage loan. The RRI Hotel
                                 Portfolio loan group is principally serviced
                                 and administered under the pooling and
                                 servicing agreement for the Bear Stearns
                                 Commercial Mortgage Securities Trust 2007-PWR17
                                 commercial mortgage securitization. The pooled
                                 mortgage loans secured by the mortgaged
                                 properties identified on Appendix B to this
                                 prospectus supplement as GGP Portfolio, AG
                                 Industrial Portfolio, Aviata Apartments, HRC
                                 Portfolio 3, HRC Portfolio 1, HRC Portfolio 2
                                 and Circuit City San Rafael, respectively, are
                                 in each case, part of a split loan structure
                                 that includes both a pooled mortgage loan and
                                 one non-pooled mortgage loan that is
                                 subordinate in right of payment to the related
                                 pooled mortgage loan. The pooled mortgage loan
                                 secured by the mortgaged property identified on
                                 Appendix B to this prospectus supplement as
                                 Southlake Mall is part of a split loan
                                 structure that includes a pooled mortgage loan
                                 and one non-pooled mortgage loan that is pari
                                 passu in right of payment with that pooled
                                 mortgage loan. Each of the GGP Portfolio,
                                 Southlake Mall, AG Industrial Portfolio, Aviata
                                 Apartments, HRC Portfolio 3, HRC Portfolio 1,
                                 HRC Portfolio 2 and Circuit City San Rafael
                                 loan groups will be principally serviced and
                                 administered under the series 2007-PWR18
                                 pooling and servicing agreement. In connection
                                 with each of the GGP Portfolio, Southlake Mall,
                                 AG Industrial Portfolio, Aviata Apartments, HRC
                                 Portfolio 3, HRC Portfolio 1, HRC Portfolio 2
                                 and Circuit City San Rafael loan groups, the
                                 holder of one of the related non-pooled
                                 mortgage loans (or a representative on its
                                 behalf) will have one or more of the following:
                                 various approval and/or consultation rights
                                 with respect to material servicing decisions,
                                 rights to appoint or replace the party that
                                 performs special servicing duties, rights to
                                 cure defaults and/or options to purchase the
                                 related pooled mortgage loan if the loans in
                                 that group become defaulted. In addition, the
                                 trust as the holder of the DRA / Colonial
                                 Office Portfolio and RRI Hotel Portfolio pooled
                                 mortgage loans will have certain consultation
                                 rights with respect to certain servicing
                                 decisions and the series 2007-PWR18 controlling
                                 class representative will be entitled to
                                 exercise those rights. See "Description of the
                                 Mortgage Pool--Certain Characteristics of the
                                 Mortgage Pool--Pari Passu, Subordinate and/or
                                 Other Financing--Split Loan Structures" in this
                                 prospectus supplement for more information with
                                 respect to these rights. The table below shows
                                 the pooled mortgage loans that have split loan
                                 structures:

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                                      S-14

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                                 % OF INITIAL
                                 MORTGAGE POOL  % OF INITIAL LOAN   % OF INITIAL LOAN   CUT-OFF DATE BALANCE OF
       MORTGAGE LOAN               BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE   POOLED MORTGAGE LOAN(S)
-------------------------------  -------------  ------------------  ------------------  ------------------------

DRA / Colonial Office Portfolio      9.9%              11.5%               N/A               $247,302,419
GGP Portfolio                        6.2%               7.2%               N/A               $156,000,000
RRI Hotel Portfolio                  3.1%               3.6%               N/A               $ 77,810,961
Southlake Mall                       2.8%               3.2%               N/A               $ 70,000,000
AG Industrial Portfolio              1.5%               1.8%               N/A               $ 38,280,000
Aviata Apartments                    1.1%               N/A               8.0%               $ 27,500,000
HRC Portfolio 3                      1.1%               1.2%               N/A               $ 26,941,047
HRC Portfolio 1                      1.1%               1.2%               N/A               $ 26,876,104
HRC Portfolio 2                      1.0%               1.2%               N/A               $ 26,201,704
Circuit City San Rafael              0.3%               0.3%               N/A               $  6,400,000

                                 ORIGINAL AGGREGATE PRINCIPAL   PRIORITY OF NON-POOLED
                                    BALANCE OF NON-POOLED      MORTGAGE LOAN RELATIVE
      MORTGAGE LOAN                  MORTGAGE LOAN(S)           TO POOLED MORTGAGE LOAN
-------------------------------  ----------------------------  -------------------------

DRA / Colonial Office Portfolio        $494,604,837                   Pari Passu
GGP Portfolio                          $ 40,000,000                   Subordinate
RRI Hotel Portfolio                    $387,000,000                   Pari Passu
Southlake Mall                         $ 30,000,000                   Pari Passu
AG Industrial Portfolio                $  5,220,000                   Subordinate
Aviata Apartments                      $    500,000                   Subordinate
HRC Portfolio 3                        $  2,595,000                   Subordinate
HRC Portfolio 1                        $  2,590,000                   Subordinate
HRC Portfolio 2                        $  2,525,000                   Subordinate
Circuit City San Rafael                $  1,600,000                   Subordinate

                         SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 December 2007 (or, in the case of any mortgage
                                 loan that has its first due date after December
                                 2007, the later of the date of origination of
                                 that pooled mortgage loan and the date that
                                 would have been its due date in December 2007
                                 under the terms of that mortgage loan if a
                                 monthly payment were scheduled to be due in
                                 that month). All payments and collections
                                 received on the pooled mortgage loans after
                                 their respective cut-off dates will belong to
                                 the trust fund, except that any payments or
                                 collections that represent amounts due on or
                                 before that date will belong to the related
                                 mortgage loan seller.

ISSUE DATE....................   The date of initial issuance for the series
                                 2007-PWR18 certificates will be on or about
                                 December 27, 2007.

DETERMINATION DATE............   The monthly cut-off date for information
                                 regarding the pooled mortgage loans that must
                                 be reported to the holders of the series
                                 2007-PWR18 certificates on any distribution
                                 date will be the close of business on the
                                 determination date in the same calendar month
                                 as that distribution date. The determination
                                 date will be the seventh day of each month, or,
                                 if that day is not a business day, then the
                                 next succeeding business day.

DISTRIBUTION DATE/DISTRIBUTION
   FREQUENCY..................   Distributions on the series 2007-PWR18
                                 certificates are scheduled to occur monthly on
                                 the fourth business day following the related
                                 determination date, commencing in January 2008.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2007-PWR18 certificates will be
                                 the last business day of the prior calendar
                                 month in each case except as may otherwise be
                                 set forth in this prospectus supplement with
                                 respect to final distributions.

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COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2007-PWR18 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                      o   will relate to a particular
                                          distribution date,

                                      o   will be approximately one month long,

                                      o   will begin when the prior collection
                                          period ends or, in the case of the
                                          first collection period, will begin as
                                          of the respective cut-off dates for
                                          the mortgage loans, and

                                      o   will end at the close of business on
                                          the determination date immediately
                                          preceding the related distribution
                                          date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each class of
                                 interest-bearing certificates for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as contemplated by the
                                 next sentence, prepayments of the pooled
                                 mortgage loans after the initial issuance of
                                 the certificates, is set forth opposite that
                                 class in the table below. For purposes of the
                                 table, each pooled mortgage loan with an
                                 anticipated repayment date is assumed to repay
                                 in full on its anticipated repayment date. The
                                 actual final distribution date for any class of
                                 offered certificates may be earlier or later
                                 (and could be substantially later) than the
                                 assumed final distribution date for that class.

                                        MONTH AND YEAR OF
                                          ASSUMED FINAL
                                 CLASS  DISTRIBUTION DATE
                                 -----  ------------------
                                  A-1      August 2012
                                  A-2     February 2013
                                  A-3     November 2014
                                 A-AB     November 2016
                                  A-4     October 2017
                                 A-1A     November 2017
                                  A-M     November 2017
                                 AM-A     November 2017
                                  A-J     November 2017
                                 AJ-A     November 2017

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in June 2050.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 29 classes of the
                                 series 2007-PWR18 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $2,503,863,471. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 AM-A, A-J and AJ-A certificates are being
                                 offered by this prospectus supplement. The
                                 remaining classes of the series 2007-

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                                      S-16

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                                 PWR18 certificates (other than the class R and
                                 V certificates) will be offered separately in a
                                 private offering.

DENOMINATIONS.................   We intend to deliver the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A
                                 certificates in minimum denominations of
                                 $25,000. Investments in excess of the minimum
                                 denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

CERTIFICATE PRINCIPAL BALANCES
   AND CERTIFICATE NOTIONAL
   AMOUNTS....................   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L,
                                 M, N, O, P, Q and S certificates will be the
                                 series 2007-PWR18 certificates with principal
                                 balances and are sometimes referred to as the
                                 series 2007-PWR18 principal balance
                                 certificates. The table appearing under the
                                 caption "--Overview of the Series 2007-PWR18
                                 Certificates" above identifies the approximate
                                 total principal balance of each class of series
                                 2007-PWR18 principal balance certificates at
                                 initial issuance, subject to a variance which
                                 depends on, among other things, the actual size
                                 of the initial mortgage pool balance. The
                                 actual size of the initial mortgage pool
                                 balance is subject to a variance of plus or
                                 minus 5%.

                                 The total principal balance of each class of
                                 series 2007-PWR18 principal balance
                                 certificates will be reduced on each
                                 distribution date by the amount of any
                                 distributions of principal actually made on,
                                 and any losses actually allocated to, that
                                 class on that distribution date.

                                 The class X certificates will not have a
                                 principal balance and the holders of that class
                                 will not be entitled to distributions of
                                 principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K, L,
                                 M, N, O, P, Q and S certificates outstanding
                                 from time to time. The table appearing under
                                 the caption "--Overview of the Series
                                 2007-PWR18 Certificates" above identifies the
                                 approximate total notional amount of the class
                                 X certificates at initial issuance, subject to
                                 a variance which depends on, among other
                                 things, the actual size of the initial mortgage
                                 pool balance. The total notional amount of the
                                 class X certificates will be reduced on each
                                 distribution date by the amount of any
                                 distributions of principal actually made on
                                 that distribution date on, and any losses
                                 actually allocated on that distribution date
                                 to, any class of series 2007-PWR18 principal
                                 balance certificates whose principal balance
                                 forms a part of the total notional amount of
                                 the Class X Certificates.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X,
                                 A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J,
                                 K, L, M, N, O, P, Q and S certificates will be
                                 the series 2007-PWR18 certificates that bear
                                 interest and are sometimes referred to as the
                                 series 2007-PWR18 interest-bearing
                                 certificates. The table appearing under the
                                 caption "--Overview of the Series 2007-PWR18
                                 Certificates" above provides the indicated
                                 information regarding the pass-through rate at
                                 which each of those classes of the series
                                 2007-PWR18 certificates will accrue interest.

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                                      S-17

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                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate" in this
                                 prospectus supplement.

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 offered certificates, the mortgage pool will be
                                 divided into:

                                      o   loan group 1 consisting of one hundred
                                          forty seven (147) pooled mortgage
                                          loans, representing 86.2% of the
                                          initial mortgage pool balance, and

                                      o   loan group 2 consisting of thirty-nine
                                          (39) pooled mortgage loans,
                                          representing 13.8% of the initial
                                          mortgage pool balance. Loan group 2
                                          will consist of 100% of the initial
                                          mortgage pool balance of all the
                                          pooled mortgage loan secured by
                                          multifamily or manufactured housing
                                          community properties. Additionally,
                                          loan group 2 includes one (1) mortgage
                                          loan secured by mixed use properties.
                                          This one (1) mortgage loan represents
                                          1.9% of the initial mortgage pool
                                          balance and 13.6% of the initial loan
                                          group 2 balance.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2007-PWR18 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M and AM-A
                                 certificates; third, on the class A-J and AJ-A
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions to and among the class A-1, A-2,
                                 A-3, A-AB, A-4, A-1A and X certificates,
                                 allocation of interest distributions to and
                                 between the class A-M and AM-A certificates and
                                 allocation of interest distributions to and
                                 between the class A-J and AJ-A certificates are
                                 described under "--Distributions of Interest"
                                 below. Allocation of principal distributions to
                                 and among the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates, allocation of principal
                                 distributions to and between the class A-M and
                                 AM-A certificates and allocation of principal
                                 distributions to and between the class A-J and
                                 AJ-A certificates are described under
                                 "--Distributions of Principal" below. The class
                                 X certificates do not have principal balances
                                 and do not entitle their holders to
                                 distributions of principal.

                                 In general, the funds available for
                                 distribution to certificateholders on each
                                 distribution date will be net of all forms of
                                 compensations payable to the parties to the
                                 pooling and servicing agreement, reimbursements
                                 of servicing advances, P&I advances, interest
                                 on those advances and indemnification expenses.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" and "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

B. DISTRIBUTIONS OF
   INTEREST...................   Each class of series 2007-PWR18 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                      o   the pass-through rate for that class
                                          and interest accrual period;

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                                      S-18

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                                      o   the total principal balance or
                                          notional amount, as the case may be,
                                          of that class outstanding immediately
                                          prior to the related distribution
                                          date; and

                                      o   the assumption that each interest
                                          accrual period consists of 30 days and
                                          each year consists of 360 days.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2007-PWR18 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                      o   in the case of the class A-1, A-2,
                                          A-3, A-AB and A-4 certificates, on a
                                          pro rata basis in accordance with
                                          their respective interest
                                          entitlements, from available funds
                                          attributable to loan group 1;

                                      o   in the case of the class A-1A
                                          certificates, from available funds
                                          attributable to loan group 2; and

                                      o   in the case of the class X
                                          certificates, from available funds
                                          attributable to loan group 1 and loan
                                          group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 Following distributions of interest and, if
                                 applicable, principal on the class A-1, A-2,
                                 A-3, A-AB, A-4, A-1A and X certificates on each
                                 distribution date, interest distributions with
                                 respect to the class A-M and AM-A certificates
                                 will be made concurrently:

                                      o   in the case of the class A-M
                                          certificates, from remaining available
                                          funds attributable to loan group 1,
                                          and

                                      o   in the case of the class AM-A
                                          certificates, from remaining available
                                          funds attributable to loan group 2,

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of the class A-M and/or
                                 AM-A certificates as described above, then
                                 distributions of interest will be made on the
                                 class A-M and AM-A certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements,

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                                      S-19

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                                 from available funds attributable to the entire
                                 mortgage pool, without regard to loan group.

                                 Following distributions of interest and, if
                                 applicable, principal on the class A-1, A-2,
                                 A-3, A-AB, A-4, A -1A, X, A-M and AM-A
                                 certificates on each distribution date,
                                 interest distributions with respect to the
                                 class A-J and AJ-A certificates will be made
                                 concurrently:

                                      o   in the case of the class A-J
                                          certificates, from remaining available
                                          funds attributable to loan group 1,
                                          and

                                      o   in the case of the class AJ-A
                                          certificates, from remaining available
                                          funds attributable to loan group 2,

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of the class A-J and/or
                                 AJ-A certificates as described above, then
                                 distributions of interest will be made on the
                                 class A-J and AJ-A certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                      o   available funds,

                                      o   the distribution priorities described
                                          under "--General" above, and

                                      o   the reductions of principal balances
                                          described under "--Reductions of
                                          Certificate Principal Balances in
                                          Connection with Losses and Expenses"
                                          below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                      o   no distributions of principal will be
                                          made on the class B, C, D, E, F, G, H,
                                          J, K, L, M, N, O, P, Q and S
                                          certificates until, in the case of
                                          each of those classes, the total
                                          principal balance of all classes of
                                          offered certificates is reduced to
                                          zero; and

                                      o   except as described in the paragraph
                                          following these bullets, distributions
                                          of principal will be made on the
                                          offered certificates concurrently as
                                          follows:

                                          (1)  distributions of principal will
                                               be made only from the portion of
                                               the total distributable funds
                                               attributable to loan group 1
                                               plus, only after the principal
                                               balance of the class A-1A, AM-A
                                               and AJ-A certificates is reduced
                                               to zero (if any of the class A-1,
                                               A-2, A-3, A-AB, A-4, A-M and/or
                                               A-J certificates are still
                                               outstanding at the time of that
                                               reduction), from the remaining
                                               portion of the total
                                               distributable principal funds
                                               attributable to loan group 2,
                                               first, on the class A-AB
                                               certificates, until the total
                                               principal balance of the class
                                               A-AB certificates is

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                                      S-20

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                                               reduced to the scheduled
                                               principal balance for that
                                               distribution date set forth on
                                               Schedule II to this prospectus
                                               supplement, second, on the class
                                               A-1 certificates, until the total
                                               principal balance of the class
                                               A-1 certificates is reduced to
                                               zero, third, on the class A-2
                                               certificates, until the total
                                               principal balance of the class
                                               A-2 certificates is reduced to
                                               zero, fourth, on the class A-3
                                               certificates, until the total
                                               principal balance of the class
                                               A-3 certificates is reduced to
                                               zero, fifth, on the class A-AB
                                               certificates, until the total
                                               principal balance of the class
                                               A-AB certificates is reduced to
                                               zero, sixth, on the class A-4
                                               certificates, until the total
                                               principal balance of the class
                                               A-4 certificates is reduced to
                                               zero, seventh, on the class A-M
                                               certificates, until the total
                                               principal balance of the class
                                               A-M certificates is reduced to
                                               zero, and, eighth, on the class
                                               A-J certificates, until the total
                                               principal balance of the class
                                               A-J certificates is reduced to
                                               zero; and

                                          (2)  distributions of principal will
                                               be made only from the portion of
                                               the total distributable funds
                                               attributable to loan group 2
                                               plus, only after the principal
                                               balance of the class A-1, A-2,
                                               A-3, A-AB, A-4, A-M and A-J
                                               certificates is reduced to zero
                                               (if any of the class A-1A, AM-A
                                               and/or AJ-A certificates are
                                               still outstanding at the time of
                                               that reduction), from the
                                               remaining portion of the total
                                               distributable principal funds
                                               attributable to loan group 1,
                                               first, on the class A-1A
                                               certificates, until the total
                                               principal balance of the class
                                               A-1A certificates is reduced to
                                               zero, second, on the class AM-A
                                               certificates, until the total
                                               principal balance of the class
                                               AM-A certificates is reduced to
                                               zero, and, third, on the class
                                               AJ-A certificates, until the
                                               total principal balance of the
                                               class AJ-A certificates is
                                               reduced to zero.

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class B, C, D, E, F, G, H, J, K,
                                 L, M, N, O, P, Q and S certificates could be
                                 reduced to zero at a time when the class A-1,
                                 A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J
                                 and/or AJ-A certificates remain outstanding.
                                 Under such circumstances, and in any event on
                                 the final distribution date, available
                                 principal funds attributable to the entire
                                 mortgage pool (without regard to loan group)
                                 for each distribution date will be allocated in
                                 the following amounts and order of priority, in
                                 each case to the extent of the remaining
                                 unallocated portion of those principal funds
                                 for that distribution date:

                                      o   first, on the class A-1, A-2, A-3,
                                          A-AB, A-4 and/or A-1A certificates,
                                          pro rata (in accordance with their
                                          respective total principal balances
                                          immediately prior to that distribution
                                          date), until the total principal
                                          balance of those classes is reduced to
                                          zero;

                                      o   second, on the class A-M and AM-A
                                          certificates, pro rata (in accordance
                                          with their respective total principal
                                          balances immediately prior to that
                                          distribution date), until the total
                                          principal balance of those classes is
                                          reduced to zero; and

                                      o   third, on the class A-J and AJ-A
                                          certificates, pro rata (in accordance
                                          with their respective total principal
                                          balances immediately prior to that
                                          distribution date), until the total
                                          principal balance of those classes is
                                          reduced to zero.

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                                      S-21

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                                 The total distributions of principal to be made
                                 on the series 2007-PWR18 principal balance
                                 certificates collectively on any distribution
                                 date will, in general, be a function of--

                                      o   the amount of scheduled payments of
                                          principal due or, in cases involving
                                          balloon loans that remain unpaid after
                                          their stated maturity dates and
                                          mortgage loans as to which the related
                                          mortgaged properties have been
                                          acquired on behalf of (or partially on
                                          behalf of) the trust fund, deemed due,
                                          on the pooled mortgage loans during
                                          the same calendar month in which the
                                          subject distribution date occurs,
                                          which payments are either received as
                                          of the end of the related collection
                                          period or advanced by the applicable
                                          master servicer or the trustee, as
                                          applicable, and

                                      o   the amount of any prepayments and
                                          other unscheduled collections of
                                          previously unadvanced principal with
                                          respect to the pooled mortgage loans
                                          that are received during the related
                                          collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT
   PREMIUMS...................   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J,
                                 AJ-A, B, C, D, E, F, G, H, J and/or K
                                 certificates then entitled to receive
                                 distributions of principal. See "Description of
                                 the Offered Certificates--Distributions--
                                 Distributions of Yield Maintenance Charges and
                                 Prepayment Premiums" in this prospectus
                                 supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2007-PWR18
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on any
                                 distribution date,

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                                      S-22

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                                 then the principal balances of the respective
                                 classes of series 2007-PWR18 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class S, then
                                 class Q and so on), until that deficit is
                                 eliminated. Any portion of such a deficit that
                                 is unallocated after the total principal
                                 balance of the class B, C, D, E, F, G, H, J, K,
                                 L, M, N, O, P, Q and S certificates is reduced
                                 to zero will be allocated, first, to the class
                                 A-J and AJ-A certificates, then to the class
                                 A-M and AM-A certificates and then to the class
                                 A-1, A-2, A-3, A-AB, A-4 and A-1A certificates,
                                 until that deficit is eliminated. Any such
                                 reduction of the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates will be allocated among those
                                 classes on a pro rata basis in accordance with
                                 the relative sizes of those principal balances
                                 at the time of the reduction (without regard to
                                 loan groups). Any such reduction of the total
                                 principal balance of the class A-M and AM-A
                                 certificates will be allocated between those
                                 classes on a pro rata basis in accordance with
                                 the relative sizes of those principal balances
                                 at the time of the reduction (without regard to
                                 loan groups). Any such reduction of the total
                                 principal balance of the class A-J and AJ-A
                                 certificates will be allocated between those
                                 classes on a pro rata basis in accordance with
                                 the relative sizes of those principal balances
                                 at the time of the reduction (without regard to
                                 loan groups).

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE
   PAYMENTS...................   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make. Any
                                 party that makes a debt service advance will be
                                 entitled to be reimbursed for that advance,
                                 together with interest at the prime lending
                                 rate described more fully in this prospectus
                                 supplement. However, interest will commence
                                 accruing on any monthly debt service advance
                                 made in respect of a scheduled monthly debt
                                 service payment only on the date on which any
                                 applicable grace period for that payment
                                 expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any debt service advance that
                                 it or the special servicer determines, in its
                                 reasonable good faith judgment, will not be
                                 recoverable (together with interest on the
                                 advance) from proceeds of the related mortgage
                                 loan. Absent bad faith, the determination by
                                 any authorized person that a debt service
                                 advance constitutes a nonrecoverable advance as
                                 described above will be conclusive and binding.

                                 For additional information regarding the DRA /
                                 Colonial Office Portfolio pooled mortgage loan,
                                 the RRI Hotel Portfolio pooled mortgage loan
                                 and the Southlake Mall pooled mortgage loan,
                                 see "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the

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                                      S-23

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                                 distribution priorities described in this
                                 prospectus supplement, any reduction in
                                 advances will generally reduce the funds
                                 available to pay interest on the respective
                                 classes of subordinate interest-bearing series
                                 2007-PWR18 certificates sequentially in the
                                 reverse order of distribution priority (first,
                                 class S, then class Q and so on, with the
                                 effects borne on a pari passu basis as between
                                 those classes that are pari passu with each
                                 other in respect of interest distributions) up
                                 to the total amount of the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2007-PWR18 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2007-PWR18 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

                                            THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2007-PWR18 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2007-PWR18 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS.....   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                      o   All numerical information provided
                                          with respect to any individual loan,
                                          group of loans or the pooled mortgage
                                          loans is provided on an approximate
                                          basis.

                                      o   References to initial mortgage pool
                                          balance mean the aggregate cut-off
                                          date principal balance of all the
                                          pooled mortgage loans, references to
                                          the initial loan group 1 balance mean
                                          the aggregate cut-off date principal
                                          balance of the pooled mortgage loans
                                          in loan group 1 and references to the
                                          initial loan group 2 balance mean the
                                          aggregate cut-off date principal
                                          balance of the pooled mortgage loans
                                          in loan group 2.

                                      o   All weighted average information
                                          provided with respect to the pooled
                                          mortgage loans or any sub-group of
                                          pooled mortgage loans reflects a
                                          weighting based on their respective
                                          cut-off date principal balances. We
                                          will transfer the cut-off date
                                          principal balance for each of the
                                          pooled mortgage loans to the trust
                                          fund.

                                      o   With respect to the pooled mortgage
                                          loans that have that have one or more
                                          related non-pooled pari passu
                                          companion loans, we present
                                          loan-to-value ratios, debt service
                                          coverage ratios and loan per unit in
                                          this prospectus supplement in a manner
                                          that reflects the aggregate
                                          indebtedness evidenced by the pooled
                                          mortgage loan and the related
                                          non-pooled pari passu companion
                                          loan(s).

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                                      S-24

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                                      o   With respect to the pooled mortgage
                                          loans that have one or more related
                                          non-pooled subordinate loans (whether
                                          or not part of a split loan
                                          structure), we generally present
                                          loan-to-value ratios, debt service
                                          coverage ratios and loan per net
                                          rentable square foot or unit, as
                                          applicable, in this prospectus
                                          supplement in a manner that reflects
                                          the applicable pooled mortgage loan
                                          without regard to the related
                                          non-pooled subordinate loan.

                                      o   Some of the pooled mortgage loans are
                                          part of a group of pooled mortgage
                                          loans that are cross-collateralized
                                          and cross-defaulted with each other.
                                          In general, when a pooled mortgage
                                          loan is cross-collateralized and
                                          cross-defaulted with one or more other
                                          pooled mortgage loans, we present the
                                          information regarding those pooled
                                          mortgage loans as if each of them was
                                          secured only by the related mortgaged
                                          properties identified on Appendix B to
                                          this prospectus supplement, except
                                          that loan-to-value ratio, debt service
                                          coverage ratio and loan per unit or
                                          square foot information is presented
                                          for a cross-collateralized group on an
                                          aggregate basis in the manner
                                          described in this prospectus
                                          supplement. None of the mortgage loans
                                          in the trust fund will be
                                          cross-collateralized with any mortgage
                                          loan that is not in the trust fund
                                          (except as described in this
                                          prospectus supplement with respect to
                                          the pooled mortgage loans secured by
                                          the mortgaged properties respectively
                                          identified on Appendix B to this
                                          prospectus supplement as DRA /
                                          Colonial Office Portfolio, RRI Hotel
                                          Portfolio, GGP Portfolio, Southlake
                                          Mall, AG Industrial Portfolio, Aviata
                                          Apartments, HRC Portfolio 3, HRC
                                          Portfolio 1, HRC Portfolio 2 and
                                          Circuit City San Rafael).

                                      o   The information for mortgage loans
                                          secured by more than one mortgaged
                                          property in this prospectus supplement
                                          is generally based on allocated loan
                                          amounts as stated in Appendix B when
                                          information is presented relating to
                                          mortgaged properties and not mortgage
                                          loans.

                                      o   With respect to pooled mortgage loans
                                          that may have future interest rate
                                          increases, as set forth in the
                                          "Footnotes to Appendix B & Appendix C"
                                          in this prospectus supplement, the
                                          information in this prospectus
                                          supplement has been prepared based on
                                          the rates in effect as of the cut-off
                                          date.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be one hundred
                                 eighty six (186) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $2,503,863,471. It is
                                 possible that the aggregate mortgage loan
                                 balance will vary by up to 5% on the closing
                                 date. As of the cut-off date, the principal
                                 balance of the pooled mortgage loans ranged
                                 from approximately $682,004 to approximately
                                 $247,302,419 and the mortgage loans had an
                                 approximate average balance of $13,461,632.

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                                      S-25

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C. ENCUMBERED AND OTHER
   INTERESTS..................   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by or
                                 having the benefit of certain arrangements
                                 regarding, mortgaged properties for which the
                                 interest is as indicated:

                                                                  NUMBER OF  % OF INITIAL  % OF INITIAL  % OF INITIAL
                                                                  MORTGAGED    MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
                                       ENCUMBERED INTEREST       PROPERTIES  POOL BALANCE     BALANCE       BALANCE
                                 ------------------------------  ----------  ------------  ------------  ------------

                                 Fee(1)........................      301         93.3%         92.2%        100.0%
                                 Leasehold.....................        5          5.0%          5.8%          0.0%
                                 Fee in part and leasehold in
                                    part(2)....................        4          1.7%          2.0%          0.0%

                                 ----------
                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests or
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage.

                                 (2)  May include immaterial leasehold interests
                                      (in addition to material leasehold
                                      interests).

D. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                       NUMBER OF  % OF INITIAL  % OF INITIAL  % OF INITIAL
                                                                       MORTGAGED    MORTGAGE    LOAN GROUP 1  LOAN GROUP 2
                                           PROPERTY TYPES             PROPERTIES  POOL BALANCE     BALANCE       BALANCE
                                 -----------------------------------  ----------  ------------  ------------  ------------

                                 Retail.............................       78         33.5%         38.8%          0.0%
                                 Office.............................       43         21.7%         25.2%          0.0%
                                 Hospitality........................      104         15.4%         17.9%          0.0%
                                 Industrial.........................       30         10.9%         12.6%          0.0%
                                 Multifamily........................       33         10.7%          0.0%         77.5%
                                 Mixed Use..........................        5          3.2%          1.6%         13.6%
                                 Other(1)...........................        2          1.9%          2.2%          0.0%
                                 Self Storage.......................        9          1.5%          1.7%          0.0%
                                 Manufactured Housing Community.....        6          1.2%          0.0%          8.9%

                                 ----------
                                 (1)  Other property type consists of movie
                                      theaters.

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                                      S-26

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E. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                                             NUMBER OF  % OF INITIAL  % OF INITIAL
                                                             MORTGAGED    MORTGAGE    LOAN GROUP 1      % OF INITIAL
                                        STATE/REGION        PROPERTIES  POOL BALANCE     BALANCE    LOAN GROUP 2 BALANCE
                                 -------------------------  ----------  ------------  ------------  --------------------

                                 Texas....................      30          13.6%         14.5%             8.2%
                                 California...............      34           9.9%          9.6%            11.9%
                                    Southern CA...........      21           5.7%          5.8%             5.2%
                                    Northern CA...........      13           4.2%          3.8%             6.7%
                                 Florida..................      22           8.3%          9.6%             0.0%
                                 Virginia.................       6           8.0%          9.3%             0.0%
                                 Illinois.................      12           6.3%          7.4%             0.0%
                                 New York.................      14           5.9%          4.3%            16.1%
                                 Georgia..................       9           5.7%          5.5%             7.2%

                                 The remaining mortgaged properties are located
                                 throughout twenty-seven (27) states. No more
                                 than 5% of the initial mortgage pool balance is
                                 secured by mortgaged properties located in any
                                 of those other jurisdictions. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the pooled mortgage
                                 loans had the following characteristics:

                                      o   The most recent scheduled payment of
                                          principal and interest on any mortgage
                                          loan was not thirty days or more past
                                          due, and no mortgage loan has been
                                          thirty days or more past due in the
                                          past year.

                                      o   Eighteen (18) groups of mortgage loans
                                          (excluding groups of
                                          cross-collateralized loans) were made
                                          to the same borrower or to borrowers
                                          that are affiliated with one another
                                          through partial or complete direct or
                                          indirect common ownership. The five
                                          (5) largest groups represent 9.0%,
                                          5.4%, 3.2%, 1.9% and 1.6%,
                                          respectively, of the initial
                                          outstanding pool balance. See Appendix
                                          B to this prospectus supplement.

                                      o   Fifty-three (53) mortgaged properties,
                                          securing mortgage loans representing
                                          17.3% of the initial outstanding pool
                                          balance, are each either wholly
                                          owner-occupied or 100.0% leased to a
                                          single tenant.

                                      o   The mortgage interest rate for each
                                          pooled mortgage loan is fixed for the
                                          remaining term of the loan, except for
                                          (i) increases resulting from the
                                          application of default interest rate
                                          following a default, (ii) in the case
                                          of a loan with an anticipated
                                          repayment date, any increase described
                                          below that may occur if the loan is
                                          not repaid by the anticipated
                                          repayment date and (iii) changes that
                                          result from any other loan-specific
                                          provisions that are described on the
                                          "Footnotes to Appendix B & Appendix C"
                                          in this prospectus supplement.

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                                      S-27

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                                      o   Fixed periodic payments on the pooled
                                          mortgage loans are generally
                                          determined assuming interest is
                                          calculated on a 30/360 basis, but
                                          interest actually accrues and is
                                          applied on certain mortgage loans on
                                          an actual/360 basis. Accordingly,
                                          there will be less amortization of the
                                          principal balance during the term of
                                          these mortgage loans, resulting in a
                                          higher final payment on these mortgage
                                          loans.

                                      o   No mortgage loan permits negative
                                          amortization or the deferral of
                                          accrued interest (except excess
                                          interest that would accrue in the case
                                          of any mortgage loan having an
                                          anticipated repayment date after the
                                          applicable anticipated repayment date
                                          for such loan).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the pooled mortgage
                                 loans had the following additional
                                 characteristics:

                                      o   One hundred eighty-six (186) of the
                                          pooled mortgage loans, representing
                                          100% of the initial mortgage pool
                                          balance (which pooled mortgage loans
                                          consist of one hundred forty-seven
                                          (147) pooled mortgage loans in loan
                                          group 1, representing 100% of the
                                          initial loan group 1 balance, and
                                          thirty-nine (39) pooled mortgage loans
                                          in loan group 2, representing 100% of
                                          the initial loan group 2 balance), are
                                          balloon mortgage loans. For purposes
                                          of this prospectus supplement, we
                                          consider a mortgage loan to be a
                                          "balloon loan" if its principal
                                          balance is not scheduled to be fully
                                          or substantially amortized by the
                                          loan's stated maturity date. One (1)
                                          of the pooled mortgage loans,
                                          representing 0.7% of the initial
                                          mortgage pool balance (and 0.8% of the
                                          initial loan group 1 balance), is a
                                          balloon mortgage loan that has an
                                          original amortization term that
                                          exceeds 360 months. See Schedule I to
                                          this prospectus supplement for the
                                          amortization schedules for the pooled
                                          mortgage loans with nonstandard
                                          amortization schedules.

                                      o   Seventeen (17) of the balloon mortgage
                                          loans, representing 6.5% of the
                                          initial mortgage pool balance (and
                                          7.5% of the initial loan group 1
                                          balance) are "ARD" or
                                          "hyperamortizing" mortgage loans that
                                          provide material incentives to, but do
                                          not require, the related borrower to
                                          pay the mortgage loan in full by a
                                          specified "anticipated repayment date"
                                          prior to the stated maturity date.
                                          Those incentives include an increase
                                          in the mortgage rate and/or principal
                                          amortization at or following the
                                          anticipated repayment date. Because of
                                          the incentives, we consider the ARD
                                          loans to be balloon loans also.

H. INTEREST-ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                      o   One hundred five (105) of the balloon
                                          mortgage loans (including any ARD
                                          loans), representing 48.0% of the
                                          initial mortgage pool balance (which
                                          pooled mortgage loans consist of
                                          eighty (80) pooled mortgage loans in
                                          loan group 1, representing 45.5% of
                                          the initial loan group 1 balance, and
                                          twenty-five (25) pooled mortgage loans
                                          in loan group 2, representing 63.7% of
                                          the initial loan group 2 balance),
                                          provide for initial interest-only
                                          periods that expire 8 to 72 months
                                          following their respective origination
                                          dates.

                                      o   Eighteen (18) of the balloon mortgage
                                          loans (including any ARD loans),
                                          representing 29.8% of the initial
                                          mortgage pool balance

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                                      S-28

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                                          (which pooled mortgage loans consist
                                          of fourteen (14) pooled mortgage loans
                                          in loan group 1, representing 31.8% of
                                          the initial loan group 1 balance, and
                                          four (4) pooled mortgage loans in loan
                                          group 2, representing 16.8% of the
                                          initial loan group 2 balance), provide
                                          for no amortization and for
                                          interest-only payments for their
                                          entire term to maturity or ARD.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                      o   One hundred twenty-seven (127) pooled
                                          mortgage loans, representing 74.2% of
                                          the initial mortgage pool balance
                                          (which pooled mortgage loans consist
                                          of ninety-seven (97) pooled mortgage
                                          loans in loan group 1, representing
                                          74.1% of the initial loan group 1
                                          balance, and thirty (30) pooled
                                          mortgage loans in loan group 2,
                                          representing 75.0% of the initial loan
                                          group 2 balance), prohibit voluntary
                                          principal prepayments for a period
                                          ending on a date determined by the
                                          related mortgage loan documents (which
                                          may be the maturity date), which
                                          period is referred to in this
                                          prospectus supplement as a lock-out
                                          period, but permit the related
                                          borrower, after an initial period of
                                          at least two years following the date
                                          of initial issuance of the series
                                          2007-PWR18 certificates, to defease
                                          the pooled mortgage loan by pledging
                                          certain government securities and
                                          obtaining the release of all or a
                                          portion of the mortgaged property from
                                          the lien of the mortgage.

                                      o   Twenty-seven (27) pooled mortgage
                                          loans, representing 9.2% of the
                                          initial mortgage pool balance (which
                                          pooled mortgage loans consist of
                                          twenty-three (23) pooled mortgage
                                          loans in loan group 1, representing
                                          7.6% of the initial loan group 1
                                          balance, and four (4) pooled mortgage
                                          loans in loan group 2, representing
                                          19.3% of the initial loan group 2
                                          balance), initially prohibit voluntary
                                          principal prepayments during a
                                          lock-out period, and following the
                                          lock-out period require that voluntary
                                          principal prepayments be accompanied
                                          by a prepayment premium or yield
                                          maintenance charge calculated on the
                                          basis of the greater of a yield
                                          maintenance formula and a specified
                                          percentage of the amount prepaid
                                          (which percentage may change over
                                          time).

                                      o   Seven (7) pooled mortgage loans,
                                          representing 8.3% of the initial
                                          mortgage pool balance (which pooled
                                          mortgage loans consist of six (6)
                                          pooled mortgage loans in loan group 1,
                                          representing 9.4% of the initial loan
                                          group 1 balance, and one (1) pooled
                                          mortgage loan in loan group 2,
                                          representing 1.5% of the initial loan
                                          group 2 balance), have no lock-out
                                          period and initially require that any
                                          voluntary principal prepayments be
                                          accompanied by a prepayment premium or
                                          yield maintenance charge calculated on
                                          the basis of the greater of a yield
                                          maintenance formula and a specified
                                          percentage of the amount prepaid
                                          (which percentage may change over
                                          time).

                                      o   Twenty (20) pooled mortgage loans,
                                          representing 7.6% of the initial
                                          mortgage pool balance (which pooled
                                          mortgage loans consist of sixteen (16)
                                          pooled mortgage loans in loan group 1,
                                          representing 8.1% of the initial loan
                                          group 1 balance, and four (4)

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                                      S-29

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                                          pooled mortgage loans in loan group 2,
                                          representing 4.2% of the initial loan
                                          group 2 balance), initially prohibit
                                          voluntary principal prepayments during
                                          a lock-out period, and following the
                                          lock-out period have provisions that
                                          both (i) require that any voluntary
                                          principal prepayments be accompanied
                                          by a prepayment premium or yield
                                          maintenance charge calculated on the
                                          basis of the greater of a yield
                                          maintenance formula and a specified
                                          percentage of the amount prepaid
                                          (which percentage may change over
                                          time), and (ii) after an initial
                                          period of at least two years following
                                          the date of the issuance of the series
                                          2007-PWR18 certificates, permit the
                                          related borrower to defease the pooled
                                          mortgage loan by pledging certain
                                          government securities and obtaining
                                          the release of the mortgaged property
                                          from the lien of the mortgage.

                                      o   Five (5) pooled mortgage loans,
                                          representing 0.8% of the initial
                                          mortgage pool balance (which pooled
                                          mortgage loans consist of five (5)
                                          pooled mortgage loans in loan group 1,
                                          representing 0.9% of the initial loan
                                          group 1 balance, have no lockout
                                          period and initially require that
                                          voluntary principal prepayments be
                                          accompanied by a prepayment premium or
                                          yield maintenance charge calculated on
                                          the basis of the greater of a yield
                                          maintenance formula and a specified
                                          percentage of the amount prepaid
                                          (which percentage may change over
                                          time), followed by a period when the
                                          loans have provisions that both (i)
                                          require that any voluntary principal
                                          prepayments must be accompanied by a
                                          prepayment premium or yield
                                          maintenance charge calculated on the
                                          basis of the greater of a yield
                                          maintenance formula and a specified
                                          percentage of the amount prepaid
                                          (which percentage may change over
                                          time) and (ii) only after an initial
                                          period of at least two years following
                                          the date of the issuance of the series
                                          2007-PWR18 certificates, permit the
                                          related borrower to defease the pooled
                                          mortgage loan by pledging certain
                                          government securities and obtaining
                                          the release of the mortgaged property
                                          from the lien of the mortgage.

                                 Notwithstanding the foregoing, the mortgage
                                 loans generally provide for open periods of
                                 various terms prior to and including the
                                 maturity date or anticipated repayment date, in
                                 which the related borrower may prepay the
                                 mortgage loan without prepayment premium or
                                 defeasance requirements.

                                 Additionally, under certain circumstances,
                                 certain pooled mortgage loans permit
                                 prepayments, in whole or in part, despite
                                 lock-out periods that may otherwise apply.

                                 In the case of pooled mortgage loans where
                                 prepayment consideration is based on a yield
                                 maintenance formula, the discount rate used in
                                 that formula is calculated on the basis of a
                                 designated index or on the basis of a
                                 designated index plus a percentage.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage Pool--Voluntary
                                 Prepayment and Defeasance Provisions" and
                                 "--Partial Release; Substitutions" in this
                                 prospectus supplement. See Appendix B to this
                                 prospectus supplement for the prepayment
                                 restrictions applicable to each pooled mortgage
                                 loan.

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                                      S-30

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J. GENERAL CHARACTERISTICS....   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                                                                        MORTGAGE
                                                                                           POOL        LOAN GROUP 1   LOAN GROUP 2
                                                                                      --------------  --------------  ------------

                                 Initial aggregate cut-off date principal balance
                                    (+/-5%)........................................   $2,503,863,471  $2,158,966,291  $344,897,180
                                 Number of pooled mortgage loans...................              186             147            39
                                 Number of mortgaged properties....................              310             270            40
                                 Largest cut-off date principal balance............   $  247,302,419  $  247,302,419  $ 47,000,000
                                 Smallest cut-off date principal balance...........   $      682,004  $      682,004  $    846,000
                                 Average cut-off date principal balance............   $   13,461,632  $   14,686,846  $  8,843,517
                                 Highest mortgage interest rate....................           7.2600%         7.2600%       6.9700%
                                 Lowest mortgage interest rate.....................           5.3900%         5.3900%       5.7550%
                                 Weighted average mortgage interest rate...........           6.2486%         6.2338%       6.3416%
                                 Longest original term to maturity or anticipated
                                    repayment date.................................         132 mos.        132 mos.      120 mos.
                                 Shortest original term to maturity or anticipated
                                    repayment date.................................          60 mos.         60 mos.       60 mos.
                                 Weighted average original term to maturity or
                                    anticipated repayment date.....................         107 mos.        107 mos.      107 mos.
                                 Longest remaining term to maturity or anticipated
                                    repayment date.................................         126 mos.        126 mos.      120 mos.
                                 Shortest remaining term to maturity or anticipated
                                    repayment date.................................          53 mos.         53 mos.       56 mos.
                                 Weighted average remaining term to maturity or
                                    anticipated repayment date.....................         104 mos.        104 mos.      105 mos.
                                 Highest debt service coverage ratio, based on
                                    underwritten net cash flow*....................             2.56x           2.56x         2.13x
                                 Lowest debt service coverage ratio, based on
                                    underwritten net cash flow*....................             1.13x           1.13x         1.16x
                                 Weighted average debt service coverage ratio,
                                    based on underwritten net cash flow*...........             1.46x           1.47x         1.37x
                                 Highest debt service coverage ratio
                                    (after IO period), based on underwritten net
                                    cash flow*.....................................             2.56x           2.56x         2.13x
                                 Lowest debt service coverage ratio
                                    (after IO period), based on underwritten net
                                    cash flow*.....................................             1.04x           1.04x         1.05x
                                 Weighted average debt service coverage ratio
                                    (after IO period), based on underwritten net
                                    cash flow*.....................................             1.36x           1.38x         1.26x
                                 Highest cut-off date loan-to-value ratio*.........             80.0%           80.0%         80.0%
                                 Lowest cut-off date loan-to-value ratio*..........             34.5%           34.5%         44.0%
                                 Weighted average cut-off date
                                    loan-to-value ratio*...........................             67.7%           67.5%         68.6%

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                                      S-31

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                                 ----------

                                 *    In the case of the DRA / Colonial Office
                                      Portfolio pooled mortgage loan, the RRI
                                      Hotel Portfolio pooled mortgage loan and
                                      the Southlake Mall pooled mortgage loan,
                                      debt service coverage ratio and
                                      loan-to-value ratio information is
                                      generally presented in this prospectus
                                      supplement in a manner that takes account
                                      of the aggregate indebtedness under that
                                      pooled mortgage loan and the related
                                      non-pooled pari passu companion loan(s).
                                      In the case of the pooled mortgage loans
                                      that are secured by a mortgaged property
                                      that also secures a related non-pooled
                                      mortgage loan that is subordinate to that
                                      pooled mortgage loan, debt service
                                      coverage ratio and loan-to-value
                                      information is generally presented in this
                                      prospectus supplement without regard to
                                      the non-pooled mortgage loan. Considering
                                      the combined annualized monthly debt
                                      service payable as of the cut-off date
                                      under the pooled mortgage loan and the
                                      non-pooled subordinate loan in those
                                      cases, the highest, lowest and weighted
                                      average debt service coverage ratio (based
                                      on underwritten net cash flow) of the
                                      mortgage pool would be 2.56x, 1.13x and
                                      1.43x, respectively, of loan group 1 would
                                      be 2.56x, 1.13x and 1.43x, respectively,
                                      and of loan group 2 would be 2.13x, 1.16x
                                      and 1.37x, respectively; and the highest,
                                      lowest and weighted average debt service
                                      coverage ratio (after IO period) (based on
                                      underwritten net cash flow) of the
                                      mortgage pool would be 2.56x, 1.04x and
                                      1.33x, respectively, of loan group 1 would
                                      be 2.56x, 1.04x and 1.34x, respectively,
                                      and of loan group 2 would be 2.13x, 1.05x
                                      and 1.25x, respectively. Considering the
                                      combined principal balance of the pooled
                                      mortgage loan and the non-pooled
                                      subordinate loan in those cases, the
                                      highest, lowest and weighted average
                                      cut-off date loan-to-appraised value ratio
                                      would be 80.0%, 34.5% and 68.7%,
                                      respectively, of loan group 1 would be
                                      80.0%, 34.5% and 68.7%, respectively, and
                                      of loan group 2 would be 80.0%, 44.8% and
                                      68.7%, respectively.

                                 Other than as described above or otherwise
                                 noted, debt service coverage ratio and
                                 loan-to-value information for the pooled
                                 mortgage loans is presented in this prospectus
                                 supplement without regard to any other
                                 indebtedness (whether or not secured by the
                                 related mortgaged property, ownership interests
                                 in the related borrower or otherwise) that
                                 currently exists or that may be incurred by the
                                 related borrower or its owners in the future,
                                 in order to present statistics for the related
                                 pooled mortgage loan without combination with
                                 the other indebtedness.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information",
                                 "Risk Factors--Debt Service Coverage Ratio and
                                 Net Cash Flow Information is Based on Numerous
                                 Assumptions", the Glossary and the "Footnotes
                                 to Appendix B & Appendix C" in this prospectus
                                 supplement for important general and specific
                                 information regarding the manner of calculation
                                 of the underwritten debt service coverage
                                 ratios and loan-to-value ratios that are
                                 presented in this prospectus supplement.

K. REMOVAL OF LOANS FROM
    THE TRUST FUND............   One or more of the pooled mortgage loans may be
                                 removed from the trust fund pursuant to the
                                 purchase rights and obligations described
                                 below.

       1. SELLER REPURCHASE
          AND SUBSTITUTION       Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it. If a mortgage
                                 loan seller discovers or has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "The Mortgage Pool--Representations and
                                 Warranties" in this prospectus supplement, then
                                 that mortgage loan seller will be required
                                 either to cure the breach or defect, repurchase
                                 the affected mortgage loan from the trust fund
                                 or substitute the affected mortgage loan with
                                 another mortgage loan. If the related mortgage
                                 loan seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge.

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                                      S-32

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       2. FAIR VALUE
          PURCHASE OPTION        Pursuant to the pooling and servicing
                                 agreement, the series 2007-PWR18 controlling
                                 class representative or the special servicer,
                                 in that order, has the option to purchase from
                                 the trust any defaulted pooled mortgage loan
                                 that, among other conditions, is delinquent 120
                                 days or more with respect to any balloon
                                 payment or 60 days or more with respect to any
                                 other monthly payment. The applicable purchase
                                 price will be equal to the fair value of the
                                 pooled mortgage loan as determined by the
                                 special servicer for such mortgage loan,
                                 subject to verification by the trustee if the
                                 special servicer is the purchaser. With respect
                                 to the pooled mortgage loan in each split loan
                                 structure that includes a non-pooled pari passu
                                 companion loan, the purchase option under the
                                 series 2007-PWR18 pooling and servicing
                                 agreement will apply to the pooled mortgage
                                 loan but not to any related companion loans in
                                 the related mortgage loan group, subject to any
                                 conditions and/or contrary provisions described
                                 under "Description of the Mortgage Pool --
                                 Certain Characteristics of the Mortgage
                                 Loans--Pari Passu, Subordinate and/or Other
                                 Financing--Split Loan Structures" in this
                                 prospectus supplement.

       3. OTHER DEFAULTED LOAN
          PURCHASE OPTIONS       Pursuant to the related intercreditor
                                 agreements, the holder of a subordinate
                                 non-pooled mortgage loan that is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan, or the holder of a mezzanine
                                 loan incurred by the owners of a borrower may
                                 have an option to purchase the related pooled
                                 mortgage loan from the trust fund following a
                                 material default. The applicable purchase price
                                 is generally not less than the sum of the
                                 outstanding principal balance of the pooled
                                 mortgage loan together with accrued and unpaid
                                 interest, outstanding servicing advances and
                                 certain other costs or expenses. The purchase
                                 price will generally not include any prepayment
                                 premium or yield maintenance charge.

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the class __, __, __ and __
                                 certificates will be treated as having been
                                 issued with more than a de minimis amount of
                                 original issue discount, that the class __, __,
                                 __, __, __ and __ certificates will be treated
                                 as having been issued with a de minimis amount
                                 of original issue discount and that the class
                                 __, __, __ and certificates will be issued at a
                                 premium. When determining the rate of accrual
                                 of original issue discount, if any, and market
                                 discount and the amortization of premium, for
                                 federal income tax purposes, the prepayment
                                 assumption will be that, subsequent to the date
                                 of any determination--

                                     o    the pooled mortgage loans with
                                          anticipated repayment dates will, in
                                          each case, be paid in full on that
                                          date,

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                                      S-33

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                                     o    no pooled mortgage loan will otherwise
                                          be prepaid prior to maturity, and

                                     o    there will be no extension of the
                                          maturity of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2007-PWR18
                                 Certificates" above are those of Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc., Fitch, Inc. and
                                 DBRS, Inc., respectively. It is a condition to
                                 their issuance that the respective classes of
                                 offered certificates receive credit ratings no
                                 lower than those shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

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                                      S-34

                                  RISK FACTORS

     You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

     If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M, AM-A, A-J AND AJ-A CERTIFICATES WILL AFFECT THE
TIMING OF PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF
CERTIFICATES.

     If you purchase class A-M, AM-A, A-J or AJ-A certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3,
A-AB, A-4 and A-1A certificates and, if you purchase class A-J or AJ-A certificates, then your offered certificates will provide credit support to the class A-M and AM-A certificates. As a result, purchasers of class A-M, AM-A, A-J or AJ-A certificates must bear the effects of losses on the pooled mortgage loans before the holders of those other classes of certificates and purchasers of class A-J and AJ-A certificates must bear the effects of losses on the pooled mortgage loans before the holders of the class A-M and AM-A certificates.

     When making an investment decision, you should consider, among other things--

     o    the distribution priorities of the respective classes of the series
          2007-PWR18 certificates,

     o    the order in which the principal balances of the respective classes of the series 2007-PWR18 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

     The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

     The yield on your offered certificates will depend on, among other things--

                                      S-35

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o    the pass-through rate for, and the other payment terms of, your offered certificates,

     o    the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B & Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

     o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series
          2007-PWR18 certificates, and

     o    servicing decisions with respect to the pooled mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Furthermore, in the absence of significant losses on the mortgage pool, (a) until the class A-1A, AM-A and AJ-A certificates are retired, holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and
A-J certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1, and (b) until the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates are retired, holders of the class A-1A, AM-A and AJ-A certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 2.

     The principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A, AM-A and AJ-A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A, AM-A and AJ-A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. In certain scenarios, (a) the holders of the class A-M or A-J certificates may receive distributions of principal received on the pooled mortgage loans in loan group 1 prior to the retirement of the class A-1A certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class
A-1A certificates, and (b) the holders of the class AM-A or AJ-A certificates may receive distributions of principal received on the pooled mortgage loans in loan group 2 prior to the retirement of the class A-1, A-2, A-3, A-AB or A-4 certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1, A-2, A-3, A-AB and/or A-4 certificates.

                                      S-36

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

     Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

     Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2007-PWR18 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

                                      S-37

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

     As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

     Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2007-PWR18 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2007-PWR18 pooling and servicing agreement, (b) any rights of the series
2007-PWR18 controlling class representative, (c) in the case of the DRA /
Colonial Office Portfolio pooled mortgage loan and the RRI Hotel Portfolio pooled mortgage loan, the express terms of the related Non-Trust Servicing
Agreement and the related Mortgage Loan Group Intercreditor Agreements and any rights of the related "controlling class" and the related non-pooled noteholders under those agreements and (d) in the case of the GGP Portfolio, Southlake Mall,
AG Industrial Portfolio, Aviata Apartments and Circuit City San Rafael pooled mortgage loans, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See "Servicing of the Mortgage Loans Under the Series 2007-PWR18
Pooling and Servicing Agreement--The Series 2007-PWR18 Controlling Class
Representative" and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool --Pari Passu, Subordinate and/or Other Financing--Split
Loan Structures" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2007-PWR18 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS
INVESTMENTS RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD
ARISE BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

     A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2007-PWR18 certificates. The purchase of series 2007-PWR18 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2007-PWR18 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2007-PWR18 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2007-PWR18 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2007-PWR18 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard, which requires such servicers to service the pooled mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

                                      S-38

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

     Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate series
2007-PWR18 certificates (or, in the case of a Non-Trust-Serviced Pooled Mortgage
Loan, the holders of a subordinate or other class of certificates issued under the related Non-Trust Servicing Agreement) and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.
For a discussion of those arrangements, see "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" and "Servicing of the Mortgage
Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2007-PWR18 controlling class representative will be an affiliate of the special servicer. The initial holder of certain of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, the
AG Industrial Portfolio Non-Pooled Subordinate Loan and the Circuit City San
Rafael Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller and originator of the related pooled mortgage loan. The initial holders of the GGP Portfolio Non-Pooled Subordinate Loan and the Aviata Apartments Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator and primary servicer of the related pooled mortgage loan. The initial holders of the Southlake Mall
Non-Pooled Pari Passu Companion Loan, the HRC Portfolio 3 Non-Pooled Subordinate
Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan and the HRC Portfolio 2
Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator and master servicer of the related pooled mortgage loan.

     Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. One or more of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans is a mortgage loan seller or an affiliate of a mortgage loan seller. See "Description of the Mortgage Pool-- Certain
Characteristics of the Mortgage Pool - Pari Passu, Subordinate and/or Other
Financing" and "Appendix D--Summaries of the Ten Largest Mortgage Loans" in this prospectus supplement in this prospectus supplement. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.
Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

                                      S-39

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-PWR18 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

     In some circumstances, the holders of a specified percentage of the series
2007-PWR18 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2007-PWR18 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2007-PWR18 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

     There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment, that it will be available on an ongoing basis or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE POOLED
MORTGAGE LOANS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND
OF CMBS GENERALLY.

     The market value of your offered certificates can decline even if those certificates and the pooled mortgage loans are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including:

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your offered certificates (see the preceding subsection under this "Risk Factors" section), and you may have to sell at discount from the price you paid for reasons unrelated to the

                                      S-40

performance of your offered certificates or the pooled mortgage loans. Pricing information regarding your offered certificates may not be generally available on an ongoing basis or on any particular date.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

     Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

     (2)  "Description of the Certificates--Book-Entry Registration and
          Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

     Mortgaged properties representing security for 33.5%, 21.7%,
15.4%,10.9%,10.7%, 3.2%,1.9%,1.5% and 1.2% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, industrial properties, multifamily properties, mixed use properties, other properties, self storage properties, and manufactured housing community properties, respectively. Loan group 1 consists of one hundred forty seven (147) pooled mortgage loans, representing 86.2% of the initial mortgage pool balance. Loan group 2 consists of thirty-nine (39) pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties.
Additionally, loan group 2 includes one (1) mortgage loan secured by mixed use properties. This one (1) mortgage loan represents 1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

     (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

     (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

     The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

     Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to six (6)
pooled mortgage loans, representing 3.8% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

                                      S-41

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy and effectiveness of the property's operations, management and maintenance;

     o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in prices for key commodities or products;

     o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the level of tenant defaults;

     o    the ability to convert an unsuccessful property to an alternative use;

                                      S-42

     o    new construction in the same market as the mortgaged property;

     o    rent control laws or other laws impacting operating costs;

     o    the number and diversity of tenants;

     o    the availability of trained labor necessary for tenant operations;

     o    the rate at which new rentals occur; and

     o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

     Certain of the mortgaged properties consist of theaters, or retail properties with theaters as part of the mortgaged property. These properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses. There are two mortgage loans secured by theaters in the trust fund. The two theaters are identified on Appendix B to this prospectus supplement as Gulf Pointe 30 and Mesquite 30, securing 1.9% of the initial mortgage pool balance (and 2.2% of the initial loan group 1 balance). The tenant at each of these two theaters may terminate its lease with 90 days notice if it determines that the space is "economically obsolete." In at least one case, additional theaters have been added to the local market recently.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     (1)  the physical attributes of the health club (e.g., its age, appearance and layout);

     (2)  the reputation, safety, convenience and attractiveness of the property to users;

     (3)  the quality and philosophy of management;

     (4)  management's ability to control membership growth and attrition;

     (5)  competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     (6)  adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

     Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                      S-43

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

     The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

     The effect of mortgage pool loan losses will be more severe:

                                      S-44

     o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

     o    if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

     The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, which represents 9.9%
of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 39.3% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.9% of the initial mortgage pool balance.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" and the "Footnotes to Appendix B &
Appendix C" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTIPLE PARCEL ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON
RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

     The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person:

          (1)  was insolvent at the time of the incurrence of the obligation or transfer, or

          (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

          (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

     o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

                                      S-45

     We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

     In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

     The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

     o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

     o    zoning, land use or other restrictions also may prevent alternative uses.

     The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o    changes in governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

                                      S-46

     o    convertibility of a mortgaged property to an alternative use;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Fifty-three (53) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 17.3% of the initial mortgage pool balance (and for
20.1% of the initial loan group 1 balance), are either wholly owner-occupied or
100.0% leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

     Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

     In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

     For further information with respect to tenant concentrations, see Appendix
B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

     Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated lessee

                                      S-47

is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a "master lease" with the borrower and that tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" for a description of "master leases". We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

     Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. See
Appendix B and "Appendix D--Summaries of the Ten Largest Mortgage Loans" to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants (or, if applicable, the single tenant) at any mortgaged property. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

     In addition, certain properties may have significant tenants or groups of tenants, including tenants that are affiliated with the related borrower under master leases or otherwise, that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have leased or unleased "dark" space or adjoin properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that the tenants at those properties will continue to fulfill their lease obligations or that the space will be relet.

     In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

                                      S-48

     Forty-eight (48) of the pooled mortgage loans, 28.3% of that portion of the initial mortgage pool balance that are secured by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

     If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

THERE CAN BE NO ASSURANCES THAT ANY UPFRONT OR ONGOING DEPOSITS MADE BY A
BORROWER TO ANY RESERVE IN RESPECT OF A MORTGAGED PROPERTY WILL BE SUFFICIENT TO
OFFSET ANY CASH FLOW SHORTFALLS THAT MAY OCCUR AT THE RELATED MORTGAGED
PROPERTY.

     The borrowers under some of the pooled mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient.

     With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit or posted a letter of credit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the mortgage loan without regard to the debt service reserve.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

     The following table identifies each pooled mortgage loan for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

                                      S-49

MORTGAGE LOAN/PROPERTY  % OF INITIAL MORTGAGE  INITIAL DEBT SERVICE  MONTHLY DEBT SERVICE  INITIAL SEASONALITY  MONTHLY SEASONALITY
PORTFOLIO NAMES              POOL BALANCE           RESERVE AMOUNT      RESERVE AMOUNT        RESERVE AMOUNT       RESERVE AMOUNT
----------------------  ---------------------  --------------------  --------------------  -------------------  --------------------

HRC Portfolio 3                  1.1%                    $0                   $0                $413,416            $68,903(1)
HRC Portfolio 1                  1.1%                    $0                   $0                $223,025            $24,781(2)

----------

(1)  Deposits are required during the months of May through October of each year, except that no deposits are required so long as the initial reserve amount and the cumulative monthly reserve deposits are at least equal to
     $454,758.

(2)  Deposits are required during the months of February through October of each year, except that no deposits are required so long as the initial reserve amount and the cumulative monthly reserve deposits are at least equal to
     $266,908.

     The reserves described in the table set forth above are not the only reserves or types of reserves with respect to the pooled mortgage loans. See
"Description of the Mortgage Pool" and "Appendix B" in this prospectus supplement (including the "Footnotes to Appendix B & Appendix C") for additional reserves, including other performance reserves.

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

     Mortgaged properties located in Texas, California, Florida, Virginia,
Illinois, New York and Georgia represent security for 13.6%, 9.9%, 8.3%, 8.0%,
6.3%, 5.9% and 5.7%, respectively, of the initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. In October 2007, widespread fires occurred in Southern California which caused extensive damage and displacement. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of
Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern United States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance.

     See "--Other Risks --Southern California Fires of 2007" below, "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings or declared bankruptcy within the last 10 years but in each applicable case we have been advised by the related mortgage loan seller that it does not consider the relevant circumstances to be material. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

     If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

                                      S-50

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

     The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

     The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

                                      S-51

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the pooled mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

     Thirty-seven (37) mortgage loans, securing 6.7% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-four (24) pooled mortgage loans in loan group 1, representing 6.7% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing
7.0% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

     We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

     o    future laws, ordinances or regulations will not impose any material environmental liability; or

                                      S-52

     o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

     Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2007-PWR18 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

     As described in this prospectus supplement, 100.0% of the pooled mortgage loans are balloon mortgage loans, including 6.5% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial properties;

     o    prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

                                      S-53

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     None of the mortgage loan sellers, any party to the series 2007-PWR18 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

     In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, GGP Portfolio,
RRI Hotel Portfolio, Southlake Mall, AG Industrial Portfolio, Aviata Apartments,
HRC Portfolio 3, HRC Portfolio 1, HRC Portfolio 2 and Circuit City San Rafael,
that collateral secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the
Mortgage Pool - Certain Characteristics of the Mortgage Pool - Pari Passu,
Subordinate and/or Other Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing" in this prospectus supplement.

     Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the

                                      S-54

likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

     Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the

                                      S-55

mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

     As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

     With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

     We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

     A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

     We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property

                                      S-56

managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

     Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series
2007-PWR18 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.
The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

     o    a title insurer will have the ability to pay title insurance claims made upon it;

     o    the title insurer will maintain its present financial strength; or

     o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions,

                                      S-57

zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

     Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

     In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

     Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), one of the mortgaged properties in the portfolio leases its lobby space in an adjacent building under a ground lease. The term of the ground lease is scheduled to expire December 18,
2014, which is prior to the expiration of the related pooled mortgage loan. We cannot assure you that this ground lease can be renewed at its current rate or at all. If the lease terminates, the Red Roof Inn would not comply with current requirements and would be unable to operate until a new lobby was constructed.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

     The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                      S-58

     Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism
Risk Insurance Act of 2002, as amended ("TRIA")) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     Among the ten largest pooled mortgage loans, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, GGP Portfolio, Solo Cup
Industrial Portfolio, Hunters Branch I & II, RRI Hotel Portfolio, Southlake
Mall, Norfolk Marriott, 11 MetroTech Center and Park Avenue Apartments contain provisions specifically limiting the borrower's obligation to obtain terrorism insurance and the other pooled mortgage loans among the ten largest pooled mortgage loans do not contain such specific provisions.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA / Colonial Office
Portfolio, which represents security for approximately 9.9% of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium of not more then two times the cost of a stand alone policy as of the date of origination.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as GGP Portfolio, which represents security for approximately 6.2% of the initial mortgage pool balance
(and 7.2% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Solo Cup Industrial
Portfolio, which represents security for approximately 3.9% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from terrorism, terrorist acts or similar acts of sabotage with coverage amounts of not less than an amount equal to the full insurable value including rental coverage, if (1) commercially available or (2) the lender determines that prudent institutional lenders in the business of originating securitized loans to real estate owners comparable to the borrower, on comparable properties, require the maintenance of terrorism insurance provided that the borrower is not required to expend more than 150% of the cost of the annual premium paid by the borrower for the comprehensive all risk insurance required under the loan agreement, excluding the cost of any coverage for acts of terrorism priced on a stand alone basis.

                                      S-59

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hunters Branch I & II, which represents security for approximately 3.5% of the initial mortgage pool balance (and 4.1% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from perils or acts of terrorism, if (1) terrorism insurance is commercially available at commercially reasonable rates and the rates are consistent with those paid in respect of comparable properties in comparable locations, provided the premiums of the terrorism coverage do not exceed 175% of the cost of all other insurance required under the loan agreement (the "RRI Hotel Portfolio Terrorism Insurance Cap");
provided, however that if the cost of the terrorism insurance exceeds the RRI
Hotel Portfolio Terrorism Insurance Cap, the borrower will purchase the maximum amount of terrorism coverage that can be obtained at a cost equal to the RRI
Hotel Portfolio Terrorism Insurance Cap and (2) the lender determines that prudent institutional lenders in the business of originating securitized loans to real estate owners comparable to the borrower, on comparable properties, require the maintenance of terrorism insurance.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall, which represents security for approximately 2.8% of the initial mortgage pool balance
(and 3.2% of the initial loan group 1 balance), the borrower is required to maintain terrorism insurance provided such insurance is (a) commercially available and (b) can be obtained at a commercially reasonable cost.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Norfolk Marriott, which represents security for approximately 2.5% of the initial mortgage pool balance (and 2.9% of the initial loan group 1 balance), the borrower is required to maintain insurance against loss resulting from perils or acts of terrorism with coverage amounts of not less than an amount equal to the full insurable value including rental coverage, if (1) terrorism insurance is commercially available at commercially reasonable rates and terms and the rates and terms are consistent with those paid in respect of comparable properties in comparable locations or (2) the lender or servicer determines that either prudent owners of real estate comparable to the mortgaged property own and maintain such insurance or prudent institutional lenders to such real estate owners require the maintenance of terrorism insurance, provided that the borrower is not required to expend more than 175% of the cost of the annual premium paid by the borrower for the all risk insurance and business interruption insurance required under the loan agreement, excluding the cost of any coverage for acts of terrorism.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 11 MetroTech Center, which represents security for approximately 2.4% of the initial mortgage pool balance (and 2.8% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance can be purchased for a premium in any 12-month period not in excess of one and one-half times the annual premium for the all risk policy required under the related mortgage loan documents, as such amount may be increased annually (as of September 1 of each calendar year beginning September 1, 2008) during the term of the mortgage loan by a percentage equal to the increase in consumer price index from the previous year, as determined by the lender.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Park Avenue
Apartments, which represents security for approximately 1.9% of the initial mortgage pool balance (and 13.6% of the initial loan group 2 balance), the borrower is required to maintain comprehensive all risk insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the deductible for this coverage does not exceed $10,000.

     Other mortgage loans that are not among the ten largest pooled mortgage loans may provide similar restrictions on the obligation of the borrower to maintain terrorism insurance coverage.

     Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

                                      S-60

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 85% of the losses from covered certified acts of terrorism occurring in 2007 on commercial risks in the
United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The
Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     The Terrorism Risk Insurance Extension Act of 2005 will expire on December
31, 2007. If the government insurance back-stop program provided under that act is not extended or renewed, or is extended or renewed under terms that are less favorable to insurers, premiums for terrorism insurance coverage will likely increase, the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available and/or such insurance may become generally unavailable in particular locations.

     On September 18, 2007, the House of Representatives passed the Terrorism
Risk Insurance Extension Act of 2007, which, if enacted in its current form, would extend the duration of the Terrorism Risk Insurance Program for fifteen years. Additionally, proposed revisions to the Terrorism Risk Insurance Program include the requirement that insurers make available coverage for nuclear, biological, chemical and radiological (NBCR) attacks and the removal of the distinction between foreign and domestic acts of terrorism. On November 16,
2007, the Senate also passed the Terrorism Risk Insurance Program
Reauthorization Act of 2007, which, among other things, provides for a seven-year extension of the Terrorism Risk Insurance Program, the coverage for acts of "domestic" terrorism and a study on coverage for NBCR attacks. The
Senate and the House of Representatives will next confer regarding the differences of their bills. As of November 16, 2007, it is reported that
President George W. Bush intends to veto the House bill, but is largely in agreement with the Senate bill. There can be no assurance that upon the expiration of the current Terrorism Risk Insurance Program subsequent terrorism insurance legislation will be enacted. In addition, the provisions of any such legislation may include changes from the current bills.

     In addition, prior to the December 31, 2007 scheduled expiration of the
Terrorism Risk Insurance Extension Act of 2005, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension -
especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the pooled mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December
31, 2007 and includes coverage for acts of terrorism, the insurer - and other potential insurers - may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government insurance back-stop program may be available for the portion of a policy period that would occur after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related pooled mortgage loan.

     In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that
a

                                      S-61

mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

     As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

     Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2007-PWR18 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

     In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

     The appraisals for certain mortgaged properties state a "stabilized value"
as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B & Appendix C." There can be no assurance that the relied-upon assumptions related to a "stabilized value" are valid or that the assumed events will occur.

DEBT SERVICE COVERAGE RATIO AND NET CASH FLOW INFORMATION IS BASED ON NUMEROUS
ASSUMPTIONS.

     As described under "Glossary" in this prospectus supplement, underwritten net cash flow means cash flow (including in certain instances any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review the types of assumptions described below and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, cotenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

                                      S-62

     The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control.
In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

     The amounts representing net operating income, underwritten net operating income and underwritten cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent such future cash flow.

     In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

     If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

     In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-PWR18 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

     In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to

                                      S-63

dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

     There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

     With respect to each of the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Mountain City Industrial Portfolio, representing approximately 0.4% of the initial outstanding pool balance (and representing 0.5% of the initial outstanding loan group 1 balance), and the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as VDC
Medical Office, representing approximately 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1 balance), certain sponsors of the related borrower, including Corporate Property
Associates 16 - Global Incorporated ("CPA 16") a real estate investment trust managed by W.P. Carey & Co. LLC ("W.P. Carey"), have advised us that, in March
2004, Carey Financial Corporation ("Carey Financial"), the broker-dealer that managed the public offering of Corporate Property Associates 15 Incorporated
("CPA 15") and a wholly-owned subsidiary of W.P. Carey, received a letter from the SEC alleging various securities law violations by CPA 15 and Carey Financial in connection with CPA 15's public offerings between September 2002 and March
2003. The violations alleged in connection with these public offerings concern the selling of shares without an effective registration statement and various material misstatements and omissions in the offering materials delivered in connection with these offerings. W.P. Carey reported in September 2004 Form 10-Q that it, Carey Financial and CPA 15 have each received subpoenas from the staff of the SEC Division of Enforcement (the "SEC Enforcement Staff") requesting information relating, to, among other things, the events addressed in the March
2004 letter. W.P.Carey further reported in its March 2005 10-Q that the scope of the SEC Enforcement Staff's inquiries has broadened to include broker-dealer compensation arrangements in connection with CPA 15 and other REITS managed by
W.P. Carey, including CPA 16. Based on W.P. Carey's Form 10-K for 2006, these investigations remain outstanding. It cannot be determined at this time what action, if any, the SEC will pursue against W.P. Carey, Carey Financial, CPA 15 or CPA 16 (which may include civil monetary penalties, injunctive relief or rescission) or the effect on operations of such entities if an action is brought by the SEC. Although no action is currently pending against any member of W.P.
Carey, Carey Financial, CPA 15 or CPA 16, we cannot assure you that any action relating to these allegations, if commenced, would not have a material adverse affect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

     Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

                                      S-64

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

     In the case of nine (9) mortgaged properties, with an aggregate allocated loan amount representing 6.7% of the initial mortgage pool balance (and 7.8% of the initial loan group 1 balance), the borrower's interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix
B to this prospectus supplement as Red Roof Inn Milford and Red Roof Inn Boston
Mansfield Foxboro (which two properties are part of the RRI Hotel Portfolio),
Norfolk Marriott, 11 MetroTech Center, Hampton Inn - Traverse City (which property is part of HRC Portfolio 3), Park Forest Shopping Center, Fairmont
Square San Leandro, Walgreens Plaza-Haverhill and Bridgestone-FireStone - St.
Peter's (which property is part of the ARC/GF Retail Portfolio).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to the pooled mortgage loans listed in the table below, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special

                                      S-65

servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk
Factors--Risks Related to Mortgage Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus.
Consequently, servicing and realizing upon the collateral described above could subject the series 2007-PWR18 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The following table identifies each mortgaged property that consists principally of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land and whether the borrower controls the condominium or cooperative entity.

MORTGAGE LOAN/PROPERTY  % OF INITIAL MORTGAGE  WHETHER THE BORROWER CONTROLS
 PORTFOLIO NAMES          POOL BALANCE         CONDOMINIUM OR COOPERATIVE ENTITY
----------------------  ---------------------  ---------------------------------
Peachtree Street(1)             0.6%                       Yes
The Mix at Southbridge          0.4%                       No
500 S. Koeller                  0.1%                       Yes

(1)  Peachtree Street is one of the multiple mortgaged properties that together secure the DRA / Colonial Office Portfolio Loan Group.

TENANCIES IN COMMON MAY HINDER RECOVERY.

     The sixteen (16) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as The Outpost, Chimney
Ridge Apartments, Alexandria Apartments, Ashley Furniture Fairfield CA, Campus
Business Park, Van Buren Road Shopping Center, Woodland Hills Apartments, FedEx
Florence, BGK Portfolio, Rockville Station, Watney Industrial, 2695 Mount
Vernon, Pick 'n' Save, Kroger Village, Thomasville Furniture - Woodbury MN and
Cypress Self Storage, which represent 0.9%, 0.5%, 0.5%, 0.4%, 4.0%, 0.3%, 0.3%,
0.3%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 4.6% of the initial mortgage pool balance, 2.9% of the initial loan group 1 balance and 15.1% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

                                      S-66

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

     The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

     Certain of the pooled mortgage loans may be secured by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, such as the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the pooled mortgage loans, the related borrowers may receive subsidies or other assistance from state and/or local government programs. Generally, in the case of mortgaged properties that are subject to assistance programs of the kind described above, the subject mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related pooled mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans -
even though the related mortgage loan seller may have underwritten the related pooled mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose related mortgaged property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of that property.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE NET CASH FLOW AND PAYMENTS TO
CERTIFICATEHOLDERS.

     Certain of the mortgaged properties securing the pooled mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a "PILOT"
program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. There are no assurances that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

THE POOLED MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US.

     We have not re-underwritten the pooled mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a pooled mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the series 2007-PWR18 certificateholders with respect to the affected pooled mortgage loan. Those representations and warranties are limited (see "Description of the Mortgage Pool - Representations
and Warranties" in this prospectus supplement) and you should not view them as a substitute for re-

                                      S-67

underwriting the pooled mortgage loans. If we had re-underwritten the pooled mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the pooled mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

SOUTHERN CALIFORNIA FIRES OF 2007.

     In October and November 2007, widespread fires occurred in Southern
California that are reported to have destroyed several thousand homes and other structures and forced approximately 500,000 people to evacuate their homes for at least some period of time. The fires were among the largest in California history and burned more than 500,000 acres. According to news reports, losses are expected to exceed $1 billion. President Bush declared Southern California a federal disaster area. Although none of the mortgaged properties were damaged in the fires, there can be no assurance that the fires will not otherwise have short-term or long-term effects on the mortgaged properties that are located in or near the general damage areas. Such a mortgaged property may experience a short-term loss of income and/or decline in value as a result of the evacuation of residents and shuttering of homes and businesses, decreases in area traffic and the redirection and/or unavailability of goods, manpower and other resources. Such a mortgaged property may experience a long-term loss of income and/or value as a result of any decline in the local or regional population or other negative consequences of these fires.

ADDITIONAL RISKS.

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-68

                               TRANSACTION PARTIES

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR18 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2007-PWR18 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2007-PWR18 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the
Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2007-PWR18 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2007-PWR18 pooling and servicing agreement may be amended as set forth under "Description of the
Offered Certificates--Amendment of the Series 2007-PWR18 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicer, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts, the other accounts maintained pursuant to the series 2007-PWR18 pooling and servicing agreement, the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any
REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicer and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicer.

     The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

     Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

     The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to October
31, 2007, the depositor (or an affiliate thereof) acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $66 billion.

                                      S-69

BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns
Commercial Mortgage Securities Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii)
indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the
Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 24.6% of the initial mortgage pool balance.

     Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

     Wells Fargo Bank's Commercial Mortgage Securitization Program

     Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ", "LIFE" and "IQ" programs in which Morgan Stanley Capital I Inc. acts as depositor and the "ML-CFC" and "MLMT" programs in which Merrill Lynch Mortgage
Investors, Inc., acts as depositor.

     Between the inception of its commercial mortgage securitization program in
1995 and September 30, 2007, Wells Fargo Bank originated approximately 4,269 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $23.7 billion, which were included in approximately 59 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended September 30, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.4 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

                                      S-70

     Underwriting Standards

     Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

     An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

     The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

                                      S-71

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

     Overview

     Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated all of the mortgage loans sold to the depositor by it, which represent 24.3% of the initial mortgage pool balance.

     BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
October 31, 2007, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $51 billion. Of the approximately $39 billion of securitized commercial mortgage loans, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $17 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI securitized approximately $9 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

     BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.
BSCMI originates loans in every state and in the District of Columbia, Puerto
Rico and the U.S. Virgin Islands.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and
Morgan Stanley Mortgage Capital Holdings LLC generally are mortgage loan sellers and sponsors, and the depositor and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley &
Co. Incorporated, have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Principal Commercial Funding II, LLC and Nationwide Life
Insurance Company generally are mortgage loan sellers, and the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor. As of
April 30, 2007, BSCMI securitized approximately $8 billion of commercial mortgage loans through the TOP program and approximately $8 billion of commercial mortgage loans through the PWR program.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

     BSCMI's Underwriting Standards

     General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage

                                      S-72

loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on
BSCMI's behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

     Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

                                      S-73

     Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     The information set forth in this prospectus supplement concerning BSCMI has been provided by it.

PRINCIPAL COMMERCIAL FUNDING II, LLC

     Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank National Association
("USB"), a subsidiary of U.S. Bancorp (NYSE: USB) and Principal Commercial
Funding, LLC ("PCF"), a subsidiary of Principal Global Investors, LLC ("PGI")
which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCFII are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

     PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
21.3% of the initial mortgage pool balance.

     Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

     In 2006, PCFII began participating in the securitization of mortgage loans.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns
Commercial Mortgage Securities II Inc. act as depositor and the "HQ" and "IQ"
programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

     Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of September 30,
2007, was approximately $14.5 billion. As of such date, these securitized loans included approximately 1,827 mortgage loans, all of which were fixed rate and which have been included in approximately 49 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

     The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

     Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

                                      S-74

     Underwriting Standards

     PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

     All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

                                      S-75

     The information set forth in this prospectus supplement concerning PCFII has been provided by it.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

     Overview

     Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 20.9% of the initial mortgage pool balance.

     PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of Prudential
Asset Resources, Inc., one of the master servicers in this transaction. PMCF and
PMCC's ultimate beneficial owner is Prudential Financial, Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway Center, 8th Floor, 100
Mulberry Street, Newark, New Jersey 07102. PMCF's telephone number is (888)
263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through
CMBS securitizations.

     PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through September 30, 2007, PMCC originated for securitization approximately 919 mortgage loans, having a total original principal amount of approximately $13.40 billion, which were assigned to PMCF, and approximately $11.18 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 26 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $11.18 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $10.88 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

     The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

     At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Holdings LLC ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC and Morgan
Stanley & Co. Incorporated, acts as depositor; and (ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately
$1.98 billion of mortgage loans under the "IQ" program and approximately $8.37 billion of mortgage loans under the "PWR" program.

     Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

     PMCC's Underwriting Standards

     General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the

                                      S-76

quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

     Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements
(to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

     Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of
PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

     The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

     See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

     The information set forth in this prospectus supplement concerning PMCF and
PMCC has been provided by them.

                                      S-77

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, is a sponsor of this transaction and one of the mortgage loan sellers.
Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial
Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $121 billion (unaudited) as of September 30, 2007. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 8.9% of the initial mortgage pool balance.

     Nationwide Financial's real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $12.4 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

     Nationwide Life's Commercial Real Estate Securitization Program

     Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

     As of September 30, 2007, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $2.1 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 236 mortgage loans, all of which were fixed rate, which have been included in approximately 18 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing

     Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

     Underwriting Standards

     Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review

                                      S-78

includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures,
Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

     Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

     Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

     Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan.
Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

     The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by it.

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle") will act as the trustee for the trust fund under the series 2007-PWR18 pooling and servicing agreement.

     LaSalle is a national banking association formed under the federal laws of the United States of America.

     Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the
Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer,

                                      S-79

custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions

     LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 720 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2007,
LaSalle serves as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor, the master servicers, the special servicer and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention:
Global Securities and Trust Services - Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2007-PWR18, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "AA+" by S&P, "Aaa" by
Moody's and "AA" by Fitch.

     The information set forth in the three preceding paragraphs concerning
LaSalle has been provided by it.

     Eligibility Requirements

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P, "F1+" by Fitch and "R-1 (middle)" by
DBRS, (or if not rated by DBRS, an equivalent rating (such as that listed above for S&P or Fitch) by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody's)) and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P, "AA-" by Fitch and "AA (low)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or
Moody's)), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the series 2007-PWR18 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2007-PWR18 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2007-PWR18 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2007-PWR18 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or the special servicer under the series 2007-PWR18 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the
Offered Certificates--Advances" in this prospectus supplement.

                                      S-80

     In addition to having express duties under the series 2007-PWR18 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-PWR18 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-PWR18 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-PWR18 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

     Matters Regarding the Trustee

     The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii)
the trustee's allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

     The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2007-PWR18 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the series 2007-PWR18 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicer, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2007-PWR18 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2007-PWR18 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

                                      S-81

     Trustee Compensation

     As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to %
per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2007-PWR18 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2007-PWR18 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

     The Custodian

     LaSalle will also act as custodian under the series 2007-PWR18 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2007-PWR18 pooling and servicing agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal

                                      S-82

Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

     The depositor, the mortgage loan sellers, any master servicer, the special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

     The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

     As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to __% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

     Certificate Administrator

     Under the terms of the series 2007-PWR18 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K (other than the initial Form 8-K to be filed in connection with the issuance of the series 2007-PWR18 certificates) that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust.

     Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 365 series of commercial mortgage-backed securities and, as of September 30, 2007, was acting as certificate administrator with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

     The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

                                      S-83

     There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

     In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

     The information concerning the certificate administrator set forth in the four preceding paragraphs has been provided by the certificate administrator.

     Matters Regarding the Certificate Administrator

     The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

     The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR18 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

     Wells Fargo Bank will be a master servicer under the series 2007-PWR18 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance
Company to the depositor (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan (and the related
Non-Pooled Mortgage Loans) and the RRI Hotel Portfolio Pooled Mortgage Loan (and
the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and the BSCMSI 2007-PWR17
Pooling and Servicing Agreement, respectively, and Wells Fargo Bank will play a limited role in the servicing of the DRA / Colonial Office Portfolio Pooled
Mortgage Loan and the RRI Hotel Portfolio Pooled Mortgage Loan in Wells Fargo
Bank's capacity as master servicer under the series 2007-PWR18 pooling and servicing agreement. The principal commercial mortgage servicing offices of
Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are

                                      S-84

based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of June 30, 2007, the commercial mortgage servicing group of Wells Fargo
Bank was responsible for servicing approximately 12,319 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $118.3 billion, including approximately 11,546 loans securitized in approximately 103 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $114.2 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association, as of December 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

     Certain of the duties of the master servicers and the provisions of the series 2007-PWR18 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2007-PWR18 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters Regarding a Master Servicer and the Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2007-PWR18 pooling and servicing agreement are described under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in the prospectus and under "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement" in this prospectus supplement.

     Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2007-PWR18 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2007-PWR18 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

     Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund.

                                      S-85

PAR is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential Financial, Inc. PAR is an affiliate of
Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E,
Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

     PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. PAR regularly reviews its policies and processes, but the last significant revision of its policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

     PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE
LOANS                       2006              2005              2004
-------------------   ---------------   ---------------   ---------------
CMBS                  $11,355,139,141   $ 9,031,936,108   $ 6,820,173,095
Total                 $50,035,453,930   $46,502,629,927   $44,396,359,820

     The information set forth in this prospectus supplement concerning PAR has been provided by it.

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

     Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal
Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

     PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

     As of September 30, 2007, PGI was responsible for servicing approximately
3,559 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.9 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

     As of September 30, 2007, PGI was a primary servicer in approximately 52 commercial mortgage-backed securitization transactions, servicing approximately
1,831 loans with an aggregate outstanding principal balance of approximately
$14.2 billion.

     PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding II, LLC and will agree, pursuant to that servicing

                                      S-86

agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the series 2007-PWR18 pooling and servicing agreement.

     PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

     The information set forth in this prospectus supplement concerning PGI has been provided by it.

NATIONWIDE LIFE INSURANCE COMPANY

     Nationwide Life Insurance Company ("Nationwide Life"), an Ohio corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide Financial"), a
large diversified financial and insurance services provider in the United
States. The principal offices of Nationwide Life are located at One Nationwide
Plaza, Columbus, Ohio 43215.

     Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

     As of September 30, 2007, Nationwide Life was responsible for servicing approximately 1,751 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $12.4 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

     As of September 30, 2007, Nationwide Life was a primary servicer in approximately 18 commercial mortgage-backed securitization transactions, servicing approximately 236 loans with an aggregate outstanding principal balance of approximately $1.9 billion.

     Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

                                      S-87

     o    processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

     Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

     The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

THE SPECIAL SERVICER

CENTERLINE SERVICING INC.

     Centerline Servicing Inc. ("CSI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group in its
capacity as initial special servicer under the MLMT 2007-C1 Pooling and
Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the DRA / Colonial Office Portfolio Loan Group in its
capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement and (ii) Centerline Servicing Inc. will conduct special servicing activities with respect to the RRI Hotel Portfolio Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR17 Pooling and Servicing
Agreement and Centerline Servicing Inc. will play no role in the special servicing of the RRI Hotel Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement. As such,
CSI will be responsible for servicing the Specially Serviced Mortgage Loans and
REO Properties. CSI is a corporation organized under the laws of the state of
Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

     Certain of the duties of the special servicer and the provisions of the series 2007-PWR18 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement
--Modifications, Waivers, Amendments and Consents," "--Fair Value Purchase
Option" and "--Procedures with Respect to Defaulted Mortgage Loans and REO
Properties" in this prospectus supplement. Certain terms of the series
2007-PWR18 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicer" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2007-PWR18 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement" in this prospectus supplement. CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-PWR18 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

     CSI is on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "strong" by S&P. CSI also has a special servicer rating of "CSS1" from Fitch. As of September 30, 2007, CSI was the named special servicer in approximately 77 transactions representing approximately 11,981 first mortgage loans, with an aggregate stated principal balance of approximately $102.97 billion. Of those 77 transactions, 73 are commercial mortgage-backed securities transactions representing approximately 11,893 first mortgage loans, with an aggregate stated principal balance of approximately
$99.3 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions

                                      S-88

as of such date, the special servicer was administering approximately 37 assets with a stated principal balance of approximately $193.6 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through September 30, 2007, CSI has resolved 291 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.6 billion.

     The special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series
2007-PWR18 pooling and servicing agreement.

     CSI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-PWR18 pooling and servicing agreement, applicable law and the applicable servicing standard.

     CSI has been special servicing assets for approximately 5 years and employs an asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 31 and 19 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 73 transactions consisting of approximately 11,893 loans with an approximate stated aggregate principal balance of $101.7 billion on September 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 88 first mortgage loans with an aggregate stated principal balance of $1.27 billion as of
September 30, 2007.

     The information set forth in this prospectus supplement concerning CSI has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

     Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities
Inc., the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal
Commercial Funding II, LLC, are affiliates. Prudential Mortgage Capital Funding,
LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company,
LLC, one of the originators, and Prudential Asset Resources, Inc., one of the
master servicers, are affiliates. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance
Company.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2007-PWR18 certificates will be issued on the Issue Date pursuant to the series 2007-PWR18 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2007-PWR18 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2007-PWR18 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans

                                      S-89

Under the Series 2007-PWR18 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

     The series 2007-PWR18 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

     o    certain rights granted to us under the mortgage loan purchase agreements;

     o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

     o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the
          Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
          Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
          Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
          Agreement--REO Account", the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under
          "--Interest Reserve Account" below.

     The series 2007-PWR18 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and AJ-A classes, which are the classes of series 2007-PWR18 certificates that are offered by this prospectus supplement, and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, R, S and V
          classes, which are the classes of series 2007-PWR18 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     It is expected that Centerline High Yield CMBS Fund III LLC, an affiliate of the parent of the initial special servicer, will acquire several non-offered classes of the series 2007-PWR18 certificates, including the class S certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E,
F, G, H, J, K, L, M, N, O, P, Q and S certificates are the only series
2007-PWR18 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The total principal balance of each class of series 2007-PWR18 principal balance certificates will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these classes will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See
"--Distributions" below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to

                                      S-90

constitute nonrecoverable advances. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     The class X certificates will not have a principal balance. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A,
A-J, AJ-A, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates outstanding from time to time. The initial notional amount of the class X certificates is shown in the table appearing under the caption
"Summary--Overview of the Series 2007-PWR18 Certificates" in this prospectus supplement. The actual notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

     The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

     The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2007-PWR18 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

          2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

          3.   Authorized Collection Account Withdrawals, including--

               (a)  amounts payable to a master servicer or the special servicer as indemnification or as compensation, including master
                    servicing fees, special servicing fees, workout fees,
                    liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on
                    advances, late payment charges and Default Interest,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances,

                                      S-91

               (c)  amounts payable with respect to other trust fund expenses,
                    and

               (d)  amounts deposited in that master servicer's collection account in error.

     o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

     o    Any payments made by that master servicer to cover Prepayment Interest
          Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to the distribution date that occurs during March in any calendar year subsequent to 2007 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

     The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

     o    to make distributions on the series 2007-PWR18 certificates;

     o    to pay itself, the tax administrator, the servicer report
          administrator and the trustee monthly fees that are described under
          "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" and "--Reports to Certificateholders;
          Available Information" below;

     o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
          Administrator and the Trustee" below;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-PWR18 pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be
          Imposed on the REMIC Pool--Prohibited Transactions" in the
          accompanying prospectus and "Servicing of the Mortgage Loans Under the
          Series 2007-PWR18 Pooling and Servicing Agreement--REO Account" in
          this prospectus supplement;

     o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

     o    to pay for the cost of recording the series 2007-PWR18 pooling and servicing agreement;

     o    with respect to each distribution date during February of any year subsequent to 2007 and each distribution date during January of any year subsequent to 2007 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
          Actual/360 Basis;

                                      S-92

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account upon the termination of the series 2007-PWR18 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P, Fitch and DBRS standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

     During January, except in a leap year, and February of each calendar year subsequent to 2007, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year after 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. For purposes of allocating distributions on the offered certificates, the mortgage pool will be divided into:

     o    Loan group 1, which will consist of one hundred forty-seven (147)
          pooled mortgage loans, representing 86.2% of the initial mortgage pool balance; and

     o    Loan group 2, which will consist of thirty-nine (39) pooled mortgage loans, representing 13.8% of the initial mortgage pool balance. Loan group 2 will consist of 100.0% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes one
          (1) mortgage loan secured by mixed use properties. This one (1)
          mortgage loan represents 1.9% of the initial mortgage pool balance and
          13.6% of the initial loan group 2 balance.

     On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2007-PWR18 certificates on that distribution date to the holders of record as of the close of business on the related record date. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2007-PWR18 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                      S-93

     In order for a series 2007-PWR18 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2007-PWR18 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional
Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2007-PWR18 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2007-PWR18 certificates, interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

     The interest accrual period for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

     On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2007-PWR18 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall (if
          any) for that distribution date that is allocable to that class.

     In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Funds Expenses"
below, then that class will also be entitled (also subject to the Available
Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

                                      S-94

     If the holders of any interest-bearing class of the series 2007-PWR18 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then the shortfall will be borne by the holders of that interest-bearing class. The certificateholders who bear the shortfall will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under "--Priority of Distributions"
below.

     No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2007-PWR18 principal balance certificates will equal the product of--

     o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1.   the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2.   the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the series 2007-PWR18 principal balance certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2007-PWR18 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2007-PWR18 Certificates" in this prospectus supplement.

     The pass-through rates for the class __, __, __, __, __, __ and __
certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

     The pass-through rates for the class __, __, __, __, __, __ and __
certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

     o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rates applicable to each of the class __, __, and __
certificates for each interest accrual period will equal, in the case of each of those classes, the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus a specified percentage. In the case of the class __ certificates, that percentage is __%, in the case of the class __ certificates, that percentage is __%, in the case of the class certificates, that percentage is __% and in the case of the class certificates, that percentage is __%.

     The pass-through rate applicable to the class __, __, __ and __
certificates for each interest accrual period will equal the Weighted Average
Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

     The pass-through rate applicable to the class X certificates for each interest accrual period will equal the excess, if any, of:

     o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

     o    the weighted average of the pass-through rates for the class A-1, A-2,
          A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K,
          L, M, N, O, P, Q and S certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes outstanding immediately prior to the distribution date for that interest accrual period.

                                      S-95

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

     The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2007-PWR18 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

     In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A, AM-A and AJ-A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3,
A-AB, A-4, A-M and A-J certificates, collectively, on the other, in the following amounts:

     o    to the holders of the class A-1A, AM-A and AJ-A certificates collectively in an aggregate amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-AB,
               A-4, A-M and A-J certificates has been reduced to zero, the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and/or A-J certificates), and

          2.   the total principal balance of the class A-1A, AM-A and AJ-A certificates immediately prior to that distribution date;

     o    to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates collectively in an aggregate amount equal to the lesser of--

          1.   the portion of the Principal Distribution Amount for that
               distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A, AM-A and AJ-A certificates has been reduced to zero, the portion of the
               Principal Distribution Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A, AM-A and/or AJ-A certificates), and

          2.   the total principal balance of the class A-1, A-2, A-3, A-AB,
               A-4, A-M and A-J certificates immediately prior to that
               distribution date.

     In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates collectively as described above (such portion, the "Certificate
Group 1 Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

     o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, and

          2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal
               Balance for that distribution date;

     o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB

                                      S-96

               certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class A-1 certificates
               immediately prior to that distribution date;

     o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-2 certificates
               immediately prior to that distribution date;

     o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-3 certificates
               immediately prior to that distribution date;

     o    fifth, to the holders of the class A-AB certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned Principal Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is allocable to the class A-1,
               A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above;

     o    sixth, to the holders of the class A-4 certificates, in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-4 certificates
               immediately prior to that distribution date;

     o    seventh, to the holders of the class A-M certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2, A-3 and/or A-4
               certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-M certificates
               immediately prior to that distribution date; and

     o    finally, to the holders of the class A-J certificates in an amount equal to the lesser of--

          1.   the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2, A-3, A-4 and/or A-M certificates

                                      S-97

               as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

          2.   the total principal balance of the class A-J certificates
               immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1A, AM-A and AJ-A certificates collectively as described above (such portion, the "Certificate Group 2 Principal
Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

     o    first, to the holders of the class A-1A certificates in an amount equal to the lesser of--

          1.   the Certificate Group 2 Principal Distribution Amount for that distribution date, and

          2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

     o    second, to the holders of the class AM-A certificates in an amount equal to the lesser of--

          1.   the Certificate Group 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the class A-1A certificates as described in the preceding bullet and paid to the holders of that class on that distribution date, and

          2.   the total principal balance of the class AM-A certificates immediately prior to that distribution date; and

     o    finally, to the holders of the class AJ-A certificates in an amount equal to the lesser of--

          1.   the Certificate Group 2 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balances of the class
               A-1A and/or AM-A certificates as described in the preceding bullets and paid to the holders of those classes on that
               distribution date, and

          2.   the total principal balance of the class AJ-A certificates immediately prior to that distribution date.

     Notwithstanding the provisions described in the foregoing paragraphs, if any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J and/or AJ-A
certificates are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates has been reduced to zero as described under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below, or, in any event, as of the final distribution date for the series
2007-PWR18 certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated in the following amounts and order of priority:

     o    first, to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or
          A-1A certificates up to an aggregate amount equal to the lesser of (a)
          that Principal Distribution Amount and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date (without regard to loan group);

     o    second, to the holders of the class A-M and AM-A certificates up to an aggregate amount equal to the lesser of (a) the portion of that
          Principal Distribution Amount that remains unallocated and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date
          (without regard to loan group); and

     o    third, to the holders of the class A-J and AJ-A certificates up to an aggregate amount equal to the lesser of (a) the portion of that
          Principal Distribution Amount that remains unallocated and (b) the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated

                                      S-98

          between such classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date (without regard to loan group).

     Following the retirement of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
AM-A, A-J and AJ-A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class
C and so on), in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated, and

     o    the total principal balance of the subject class (or classes)
          immediately prior to that distribution date.

     In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A,
A-J and AJ-A certificates and of all other classes of series 2007-PWR18 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

     To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2007-PWR18
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2007-PWR18 principal balance certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs with respect to any class of series 2007-PWR18 principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

     Priority of Distributions.

     On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

     o    from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described under "--Interest Distributions" above,

     o    from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1, A-2,
          A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date as described under "--Interest Distributions" above,
          and

     o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

                                      S-99

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

     On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

     o    first, to make distributions of principal to the holders of the class
          A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under "--Principal
          Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal
          Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes;

     o    second, to reimburse the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates for any Realized Losses and Additional Trust
          Fund Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

     o    third, concurrently, from the remaining portion of the Available
          Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-M certificates up to the total amount of interest distributable with respect to that class on the related distribution date as described above under "--Interest Distributions", and from the remaining portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class AM-A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described above under "--Interest Distributions"; provided, however, that if the remaining portion of the total Available
          Distribution Amount for the applicable distribution date, or the applicable remaining portion of the Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to the class
          A-M and/or AM-A certificates as described in this bullet, the remaining portion of the Available Distribution Amount will be allocated between the class A-M and AM-A certificates pro rata in accordance with their respective interest entitlements, without regard to loan group;

     o    fourth, to make distributions of principal to the holders of the class
          A-M and/or AM-A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under "--Principal Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes; and

     o    fifth, to reimburse the holders of the class A-M and/or AM-A certificates for any Realized Losses and Additional Trust Fund
          Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes.

     o    sixth, concurrently, from the remaining portion of the Available
          Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-J certificates up to the total amount of interest distributable with respect to that class on the related distribution date as described above under "--Interest Distributions", and from the remaining portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class AJ-A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date as described above under "--Interest

                                      S-100

          Distributions"; provided, however, that if the remaining portion of the total Available Distribution Amount for the applicable distribution date, or the applicable remaining portion of the
          Available Distribution Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to the class A-J and/or AJ-A certificates as described in this bullet, the remaining portion of the Available
          Distribution Amount will be allocated between the class A-J and AJ-A certificates pro rata in accordance with their respective interest entitlements, without regard to loan group;

     o    seventh, to make distributions of principal to the holders of the class A-J and/or AJ-A certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under "--Principal Distributions" above
          (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any distribution date to loan group 1 and/or loan group 2), which distributions shall be made pro rata in accordance with the respective principal entitlements of those classes;

     o    eighth, to reimburse the holders of the class A-J and/or AJ-A certificates for any Realized Losses and Additional Trust Fund
          Expenses previously allocated to that class (as described under
          "-Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

     o    ninth, sequentially to the holders of the class B, C, D, E, F, G, H,
          J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under
          "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal Distributions"; and, finally, to reimburse any
          Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of
          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made; and

     o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

     Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
or K certificates that in any case are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that class on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

                                      S-101

     If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A, AM-A or AJ-A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that Yield Maintenance Charge or Prepayment Premium
          (net of liquidation fees payable therefrom), multiplied by

     o    the related Base Interest Fraction, and further multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution
          Amount for that distribution date that is attributable to loan group
          2.

     The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

     See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Centerline REIT Inc., an affiliate of the parent of the initial several special servicer, will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2007-PWR18 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2007-PWR18 certificates, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2007-PWR18 pooling and servicing agreement.

     In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

                                      S-102

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2007-PWR18 certificates. If this occurs following the distributions made to the series 2007-PWR18 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2007-PWR18 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-PWR18 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          S
        2nd                          Q
        3rd                          P
        4th                          O
        5th                          N
        6th                          M
        7th                          L
        8th                          K
        9th                          J
       10th                          H
       11th                          G
       12th                          F
       13th                          E
       14th                          D
       15th                          C
       16th                          B
       17th            A-J and AJ-A, pro rata based
                        on their total outstanding
                            principal balances
       18th               A-M and AM-A, pro rata
                           based on their total
                      outstanding principal balances
       19th            A-1, A-2, A-3, A-AB, A-4 and
                       A-1A, pro rata based on their
                        total outstanding principal
                                 balances

     The above-described reductions in the total principal balances of the respective classes of the series 2007-PWR18 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes. In general, certain
Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the certificates.

                                      S-103

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

          1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to series 2007-PWR18 certificateholders, exclusive, however, of any portion of that interest that represents Default Interest or
               Post-ARD Additional Interest, and

          2.   all related unreimbursed servicing advances and unpaid
               liquidation expenses and certain special servicing fees,
               liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

     o    the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

     If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and
Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a
Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

     Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR18 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series 2007-PWR18 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2007-PWR18 certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

     The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR18 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2007-PWR18 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-104

     The following items are some examples of Additional Trust Fund Expenses:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized
          Loss;

     o    any interest paid to a master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of Delinquent
          Monthly Debt Service Payments" below and under "Servicing of the
          Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
          Agreement--Servicing and Other Compensation and Payment of
          Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1.   any reimbursements and indemnification to the certificate
               administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
               Regarding the Trustee" "Transaction Parties--The Certificate
               Administrator, Tax Administrator and Certificate
               Registrar--Matters Regarding the Certificate Administrator" in
               this prospectus supplement,

          2.   any reimbursements and indemnification to the master servicers, the special servicer and us, as described under "Description of the Pooling and Servicing Agreements--Some Matters Regarding the
               Servicer and the Depositor" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
               "Material Federal Income Tax Consequences--Taxes That May Be
               Imposed on the REMIC Pool--Prohibited Transactions" in the
               accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-PWR18 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

     o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
          Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
          Loans" in the accompanying prospectus.

     In general, in the case of each of the Mortgage Loan Groups, the expenses listed in the bullets above - other than those relating only to the series
2007-PWR18 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder) the holder of the Non-Pooled Subordinate Loan included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group and the holder of any related Non-Pooled Pari Passu Companion Loan on a pro rata basis. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund Expenses" allocable in the manner described at the beginning of this "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
section.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of each
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the related Non-Trust Servicing Agreement), that--

                                      S-105

     o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
          Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1.   the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction
               Amount, and

          2.   the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-PWR18 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2007-PWR18 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

                                      S-106

     In addition, in the case of the DRA / Colonial Office Portfolio Pooled
Mortgage Loan, the RRI Hotel Portfolio Pooled Mortgage Loan and the Southlake
Mall Pooled Mortgage Loan, the applicable parties to the series 2007-PWR18 pooling and servicing agreement (on the one hand) and the respective holders of the related Non-Pooled Pari Passu Companion Loans (on the other) will each be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the related Mortgage
Loan Group. Furthermore, in the case of (1) the RRI Hotel Portfolio Pooled
Mortgage Loan and (2) the Southlake Mall Pooled Mortgage Loan (but only after any date when the Southlake Mall Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued), if either the applicable series 2007-PWR18 master servicer or a party to another pooling and servicing agreement for a commercial mortgage securitization that includes a related
Non-Pooled Pari Passu Companion Loan makes a nonrecoverability determination with respect to a debt service advance on the respective Southlake Mall mortgage loan or RRI Hotel Portfolio mortgage loan, then both the applicable series
2007-PWR18 master servicer and that other party will be prohibited from making debt service advances on the respective Southlake Mall mortgage loan or RRI
Hotel Portfolio mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See "Description of the
Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

     Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2007-PWR18 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2007-PWR18 certificates on that distribution date.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections

                                      S-107

of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

     Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

     The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2007-PWR18 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

     None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-108

FEES AND EXPENSES

     The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled
Subordinate Loan(s) are insufficient. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more
Non-Pooled Pari Passu Companion Loan(s), (i) the related Pooled Mortgage Loan's share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund on a pro rata and pari passu basis (according to principal amount) with the related Non-Pooled Pari Passu Companion Loan(s)'
share of such amounts and (ii) any amounts that are payable from the series
2007-PWR18 trust fund as described above will generally be payable from any and all collections in the series 2007-PWR18 trust fund. Notwithstanding any contrary description set forth in the table, with respect to each
Non-Trust-Serviced Mortgage Loan Group, (i) additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series 2007-PWR18 pooling and servicing agreement but comparable fees and compensation, together with certain fees similar to master servicing fees, are payable at comparable times and in comparable amounts under the Non-Trust Servicing Agreement from collections on or in respect of the related Mortgage Loan Group, (ii) the related
Non-Trust-Serviced Pooled Mortgage Loan's share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances relating to the related Non-Trust-Serviced Mortgage Loan
Group are payable from the assets of the series 2007-PWR18 trust fund on a pari passu basis (according to principal amount) with the related Non-Pooled Pari
Passu Companion Loan(s)' share of such fees and amounts and (iii) any amounts that are payable from the assets of the series 2007-PWR18 trust fund as described above will generally be payable from any and all collections on the pooled mortgage loans in the series 2007-PWR18 trust fund.

       TYPE               RECIPIENT                        AMOUNT                     FREQUENCY             SOURCE OF PAYMENT
------------------  ---------------------  -------------------------------------  -----------------  -------------------------------

Fees

Master Servicing    Master Servicers and   The product of the portion of the per  Monthly.           Interest payment on the related
Fee                 Primary Servicers      annum master servicing fee rate for                       pooled mortgage loan and, with
                                           the applicable master servicer and                        respect to unpaid master
                                           the related mortgage loan that is                         servicing fees (including any
                                           applicable to such month, determined                      primary servicing fees) in
                                           in the same manner as the applicable                      respect of any pooled mortgage
                                           mortgage rate is determined for that                      loan, out of the portion of any
                                           mortgage loan for such month, and the                     related insurance proceeds,
                                           Stated Principal Balance of that                          condemnation proceeds or
                                           mortgage loan.  The master servicing                      liquidation proceeds allocable
                                           fee rate will range, on a                                 as interest.
                                           loan-by-loan basis, from 0.02% per
                                           annum to 0.15% per annum.  With
                                           respect to each pooled mortgage loan
                                           for which a primary servicer acts as
                                           primary servicer, a portion of the
                                           master servicing fee is payable to
                                           that primary servicer.

                                      S-109

       TYPE               RECIPIENT                        AMOUNT                     FREQUENCY             SOURCE OF PAYMENT
------------------  ---------------------  -------------------------------------  -----------------  -------------------------------

Special Servicing   Special Servicer       The product of the portion of a rate   Monthly.           Any and all collections on the
Fee                                        equal to 0.25% per annum that is                          pooled mortgage loans.
                                           applicable to such month, determined
                                           in the same manner as the applicable
                                           mortgage rate is determined for each
                                           specially serviced mortgage loan for
                                           such month, and the Stated Principal
                                           Balance of each Specially Serviced
                                           Mortgage Loan.

Workout Fee         Special Servicer       1.0% of each collection of principal   Monthly            The related collection of
                                           and interest on each worked out        following a        principal and/or interest.
                                           pooled mortgage loan for as long as    workout and
                                           it remains a worked-out mortgage loan. before any
                                                                                  redefault.

Liquidation Fee     Special Servicer       1.0% of the liquidation proceeds       Upon receipt of    The related liquidation
                                           received in connection with a final    liquidation        proceeds, condemnation proceeds
                                           disposition of a specially serviced    proceeds,          or insurance proceeds.
                                           mortgage loan or REO property or       condemnation
                                           portion thereof and any condemnation   proceeds and
                                           proceeds and insurance proceeds        insurance
                                           received by the trust fund (net of     proceeds on a
                                           any default interest, late payment     Specially
                                           charges and/or post-ARD additional     Serviced Mortgage
                                           interest), other than (with certain    Loan.
                                           exceptions) in connection with the
                                           purchase or repurchase of any pooled
                                           mortgage loan from the trust fund by
                                           any person.

Trustee Fee         Trustee                The product of the portion of a rate   Monthly.           Any and all collections and P&I
                                           equal to      %  per annum applicable                     advances on the mortgage loans
                                           to such month, determined in the same                     in the pool, to the extent
                                           manner as the applicable mortgage                         included in the amounts
                                           rate is determined for each mortgage                      remitted by the master
                                           loan for such month, and the Stated                       servicers.
                                           Principal Balance of each pooled
                                           mortgage loan.

Certificate         Certificate            The product of the portion of a rate   Monthly.           Any and all collections and P&I
Administrator Fee   Administrator          equal to           % per annum                            advances on the mortgage loans
                                           applicable to such month, determined                      in the pool, to the extent
                                           in the same manner as the applicable                      included in the amounts
                                           mortgage rate is determined for each                      remitted by the master
                                           mortgage loan for such month, and the                     servicers.
                                           Stated Principal Balance of each
                                           pooled mortgage loan.

                                      S-110

       TYPE               RECIPIENT                        AMOUNT                     FREQUENCY             SOURCE OF PAYMENT
------------------  ---------------------  -------------------------------------  -----------------  -------------------------------

Servicer Report     Servicer Report        The product of the portion of a rate   Monthly.           Any and all collections and P&I
Administrator Fee   Administrator          equal to 0.0005% per annum applicable                     advances on the pooled mortgage
                                           to such month, determined in the same                     loans, to the extent included
                                           manner as the applicable mortgage                         in the amounts remitted by the
                                           rate is determined for each mortgage                      master servicers.
                                           loan for such month, and the Stated
                                           Principal Balance of each pooled
                                           mortgage loan.

Additional          Master Servicers,      The following amounts:                 From time to       Actual collections of the
Servicing           Primary Servicers and                                         time.              related fees or investment
Compensation        Special Servicer            o    all application and                             income.
                                                     processing fees for
                                                     consents to approvals of
                                                     assignments and
                                                     assumptions, further
                                                     encumbrances or other
                                                     lender approval;

                                                o    all assumption fees,
                                                     modification fees,
                                                     extension fees, consent
                                                     fees, release fees, waiver
                                                     fees, fees paid in
                                                     connection with defeasance
                                                     and earn-out fees or other
                                                     similar fees (excluding
                                                     Prepayment Premiums, Yield
                                                     Maintenance Charges and
                                                     application and processing
                                                     fees);

                                                o    all charges for beneficiary
                                                     statements or demands,
                                                     amounts collected for
                                                     checks returned for
                                                     insufficient funds and
                                                     other loan processing fees
                                                     collected on the pooled
                                                     mortgage loans;

                                                o    late payment fees and net
                                                     default interest on pooled
                                                     mortgage loans that are not
                                                     used to pay interest on
                                                     advances;

                                                o    all investment income
                                                     earned on amounts on
                                                     deposit in the collection
                                                     accounts and (if not
                                                     required to be paid to
                                                     borrower) escrow accounts
                                                     and any REO accounts; and

                                                o    any prepayment interest
                                                     excess.

                                           These amounts will be allocated among
                                           the master servicers, the primary
                                           servicers and the special servicer.

                                      S-111

       TYPE               RECIPIENT                        AMOUNT                     FREQUENCY             SOURCE OF PAYMENT
------------------  ---------------------  -------------------------------------  -----------------  -------------------------------

Expenses

Servicing Advances  Master Servicer and    The amount of any servicing advances.  From time to       Recoveries on the related
                    Trustee (and Special                                          time.              mortgage loan, or to the extent
                    Servicer, if                                                                     that the party making the
                    applicable)                                                                      advance determines the advance
                                                                                                     is nonrecoverable, from any and
                                                                                                     all collections on the pooled
                                                                                                     mortgage loans.

Interest on         Master Servicer and    Interest accrued from time to time on  When the advance   First from late payment charges
Servicing Advances  Trustee (and Special   the amount of the servicing advance    is reimbursed.     and default interest in excess
                    Servicer, if           at the prime lending rate as                              of the regular interest rate on
                    applicable)            published in the "Money Rates"                            the related pooled mortgage
                                           section of The Wall Street Journal.                       loan, and then from any and all
                                                                                                     other collections on the pooled
                                                                                                     mortgage loans.

P&I Advances        Master Servicer and    The amount of any P&I advances.        From time to       Recoveries on the related
                    Trustee                                                       time.              mortgage loan, or to the extent
                                                                                                     that the party making the
                                                                                                     advance determines it is
                                                                                                     nonrecoverable, from any and
                                                                                                     all other collections on the
                                                                                                     pooled mortgage loans.

Interest on P&I     Master Servicer and    Interest accrued from time to time on  When the advance   First from late payment charges
Advances            Trustee                the amount of the advance at the       is reimbursed.     and default interest in excess
                                           prime lending rate as published in                        of the regular interest rate on
                                           the "Money Rates" section of The Wall                     the related pooled mortgage
                                           Street Journal.                                           loan, and then from any and all
                                                                                                     other collections on the pooled
                                                                                                     mortgage loans.

                                      S-112

       TYPE               RECIPIENT                        AMOUNT                     FREQUENCY             SOURCE OF PAYMENT
------------------  ---------------------  -------------------------------------  -----------------  -------------------------------

Indemnification     Trustee, Certificate   Losses, liabilities and expenses       From time to       Any and all collections on the
Expenses            Administrator, Master  incurred by the trustee, the           time.              pooled mortgage loans.
                    Servicers and Special  certificate administrator, a master
                    Servicer (and their    servicer or the special servicer in
                    directors, members,    connection with any legal action or
                    managers, officers,    claim relating to the series
                    employees and agents)  2007-PWR18 pooling and servicing
                                           agreement or the series 2007-PWR18
                                           certificates (subject to applicable
                                           limitations under the pooling and
                                           servicing agreement).

Indemnification     Master servicer,       Trust's pro rata share (subject to     From time to       Any and all collections on the
Expenses related    special servicer and   the related Mortgage Loan Group        time.              pooled mortgage loans.
to each             trustee under the      Intercreditor Agreement) of costs,
Non-Trust-Serviced  related Non-Trust      liabilities, fees and expenses
Pooled Mortgage     Servicing Agreement    incurred in connection with any legal
Loan                (and their directors,  action or claim that relates to the
                    members, managers,     related Non-Trust-Serviced Pooled
                    officers, employees    Mortgage Loan and is unrelated to the
                    and agents)            other mortgage loans included in the
                                           trust fund created under the related
                                           Non-Trust Servicing Agreement.

Additional Trust    Third parties          Based on third party charges. See      From time to       Any and all collections on the
Fund Expenses not                          "--Reductions of Certificate           time.              pooled mortgage loans.
advanced                                   Principal Balances in Connection with
                                           Realized Losses and Additional Trust
                                           Fund Expenses" above.

                                      S-113

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2007-PWR18 certificate, the parties to the series
2007-PWR18 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

     1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

     2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

     3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

     4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer (and/or, if applicable in the case of any Non-Trust-Serviced
          Pooled Mortgage Loan, similar compensation paid to the parties under the related Non-Trust Servicing Agreement) during the related collection period;

     5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

     6.   the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

     7.   the number and aggregate principal balance of pooled mortgage loans
          (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
          90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

     8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     9.   the Available Distribution Amount for the distribution date;

     10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

     11.  the total interest distributable for each class of interest-bearing certificates for the distribution date;

     12.  the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

     13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

     14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
          Losses and Additional Trust Fund Expenses;

     15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

     16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

                                     S-114

     17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

     18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

     19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and
          Additional Trust Fund Expenses previously allocated thereto;

     20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
          Date;

     21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution
          Amount and other amounts received in connection with the liquidation
          (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

     22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
          Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized
          Loss attributable to the related REO mortgage loan in connection with that determination;

     23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

     24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer and/or the trustee since the prior distribution date;

     25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

     26.  a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

     27.  a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

     28.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

     29.  the amount of the distribution on the distribution date to the holders of the class R certificates.

     Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

     Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2007-PWR18 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners

                                     S-115

of the series 2007-PWR18 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms
10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2007-PWR18 certificates may call 866-846-4526.

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2007-PWR18 pooling and servicing agreement.

     Other Information. The series 2007-PWR18 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2007-PWR18 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2007-PWR18 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2007-PWR18 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof that are received by the trustee or the certificate administrator; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2007-PWR18 certificate and will keep confidential any of the information that has not been filed with the SEC.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2007-PWR18." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

     99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J, K,
L, M, N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series

                                     S-116

2007-PWR18 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A,
A-M, AM-A, A-J and AJ-A certificates in minimum denominations of $25,000.
Investments in excess of those minimum denominations may be made in multiples of
$1.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments,
          distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

     Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                     S-117

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

     The information in this prospectus supplement concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case,
that fee will accrue at    % per annum on the Stated Principal Balance of the
subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will
accrue at    % per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to 0.00098% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

                                     S-118

     The holders of series 2007-PWR18 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

     The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR18 pooling and servicing agreement, the mortgage loans or the series 2007-PWR18 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

     None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2007-PWR18 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR18 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2007-PWR18 POOLING AND SERVICING AGREEMENT

     The circumstances under which the series 2007-PWR18 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

     o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2007-PWR18 certificates entitled to not less than 51% of the series 2007-PWR18 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

     o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

     o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2007-PWR18 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

     o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting Standards Board
          (or any successor thereto) as in effect from time to time;

     o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

     o    no such amendment may adversely affect the status of the applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

                                     S-119

     o    amendments with certificateholder consent require the consent of the holders of series 2007-PWR18 certificates entitled to not less than
          51% of all of the series 2007-PWR18 voting rights.

TERMINATION OF THE SERIES 2007-PWR18 POOLING AND SERVICING AGREEMENT

     The obligations created by the series 2007-PWR18 pooling and servicing agreement will terminate following the earlier of--

     1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

     2.   the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series
          2007-PWR18 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference,
          and

     3.   the exchange by any single holder of all the series 2007-PWR18 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

     Written notice of termination of the series 2007-PWR18 pooling and servicing agreement will be given to each series 2007-PWR18 certificateholder.
The final distribution to the registered holder of each series 2007-PWR18 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

     The right of the series 2007-PWR18 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

     o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

     o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2007-PWR18 pooling and servicing agreement of its election to do so,

     o    if more than one holder or group of holders of the series 2007-PWR18 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2007-PWR18 controlling class, and

     o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

     Any purchase by any single holder or group of holders of the series
2007-PWR18 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

          2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

                                     S-120

     o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-PWR18 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series
2007-PWR18 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series
2007-PWR18 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2007-PWR18 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     An exchange by any single holder of all of the series 2007-PWR18 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2007-PWR18 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2007-PWR18 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2007-PWR18 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2007-PWR18 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, B, C, D, E, F, G, H, J and K
certificates is reduced to zero.

     Each of the GGP Portfolio Non-Pooled Subordinate Noteholder, the AG
Industrial Portfolio Non-Pooled Subordinate Loan Noteholder, the Aviata
Apartments Non-Pooled Subordinate Noteholder, the HRC Portfolio 3 Non-Pooled
Subordinate Noteholder, the HRC Portfolio 1 Non-Pooled Subordinate Noteholder,
the HRC Portfolio 2 Non-Pooled Subordinate Noteholder and the Circuit City San
Rafael Non-Pooled Subordinate Noteholder has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2007-PWR18 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Pool--Pari
Passu, Subordinate and/or Other Financing--Split Loan Structures". Each of these purchase options is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

     Each master servicer, the special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2007-PWR18 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2007-PWR18 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional
Servicer, as applicable, has been made under the officer's supervision, and (ii)
to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

     In addition, each master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee,

                                     S-121

the certificate administrator and the depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

     Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and the special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report
otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
furnish a statement to the trustee, among others, to the effect that--

     o    the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers
          established by the Mortgage Bankers Association, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     o    on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
          Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
          qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

                                     S-122

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

     o    the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B & Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

     With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

     Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and,

                                     S-123

accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans
Under the Series 2007-PWR18 Pooling and Servicing Agreement--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

                                     S-124

     In addition, if the applicable master servicer, the special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2007-PWR18 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-PWR18 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2007-PWR18 certificates on the related distribution date.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2007-PWR18 certificates on the related distribution date.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A, AM-A and AJ-A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class A-1A, AM-A and AJ-A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. In certain scenarios, (a) the holders of the class A-M or A-J certificates may receive distributions of principal received on the pooled mortgage loans in loan group 1 prior to the retirement of the class A-1A certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class
A-1A certificates, and (b) the holders of the class AM-A or AJ-A certificates may receive distributions of principal received on the pooled mortgage loans in loan group 2 prior to the retirement of the class A-1, A-2, A-3, A-AB or A-4 certificates, which would have the effect of (among other things) reducing the credit support thereafter available for the class A-1, A-2, A-3, A-AB and/or A-4 certificates. Investors should take the foregoing statements into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment Lock-out Periods or require
               Yield Maintenance Charges or Prepayment Premiums;

          2.   due-on-sale and due-on-encumbrance provisions;

          3.   provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

          4.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

                                     S-125

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

     The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

     Neither we nor any of the underwriters makes any representation regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the pooled mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

                                     S-126

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 27, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate. Because principal distributions on the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates will generally be based on principal collections and advances on loan group 1, the weighted average lives of those classes of certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Because principal distributions on the class A-1A, AM-A and AJ-A certificates will generally be based on principal collections and advances on loan group 2, the weighted average lives of those classes of certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2.

     The tables set forth below show, with respect to each class of offered certificates with principal balances,

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

                                     S-127

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%  50%  75%  100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                   92%  92%  92%  92%  92%
December 2009                   82%  82%  82%  82%  82%
December 2010                   67%  67%  67%  67%  67%
December 2011                   48%  48%  48%  48%  48%
December 2012 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  3.4  3.4  3.4  3.4  3.4

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%  50%  75%  100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                   54%  52%  49%  43%   1%
December 2013 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  5.0  4.9  4.9  4.9  4.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%   50%  75% 100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  6.6  6.5  6.5  6.5  6.3

                                      S-128

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%  50%  75%  100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                   88%  88%  88%  88%  88%
December 2014                   74%  74%  74%  74%  74%
December 2015                   30%  30%  30%  30%  30%
December 2016 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  7.5  7.5  7.4  7.4  7.3

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%  50%  75%  100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014                  100% 100% 100% 100% 100%
December 2015                  100% 100% 100% 100% 100%
December 2016                   98%  98%  98%  98%  98%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  9.7  9.6  9.6  9.6  9.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%   50%  75% 100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                   99%  99%  99%  99%  99%
December 2010                   99%  99%  99%  99%  99%
December 2011                   98%  98%  98%  98%  98%
December 2012                   89%  89%  89%  89%  89%
December 2013                   80%  80%  80%  80%  80%
December 2014                   60%  60%  60%  60%  60%
December 2015                   59%  59%  59%  59%  59%
December 2016                   54%  54%  54%  54%  54%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  8.1  8.1  8.1  8.0  8.0

                                     S-129

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%   50%  75% 100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014                  100% 100% 100% 100% 100%
December 2015                  100% 100% 100% 100% 100%
December 2016                  100% 100% 100% 100% 100%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  9.8  9.8  9.8  9.8  9.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS AM-A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%  50%  75%  100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014                  100% 100% 100% 100% 100%
December 2015                  100% 100% 100% 100% 100%
December 2016                  100% 100% 100% 100% 100%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  9.9  9.9  9.9  9.9  9.8

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%   50%  75% 100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014                  100% 100% 100% 100% 100%
December 2015                  100% 100% 100% 100% 100%
December 2016                  100% 100% 100% 100% 100%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  9.9  9.9  9.9  9.9  9.7

                                     S-130

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS AJ-A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN       0%  25%   50%  75% 100%
-----------------------------  ---  ---  ---  ---  ---
Issue Date                     100% 100% 100% 100% 100%
December 2008                  100% 100% 100% 100% 100%
December 2009                  100% 100% 100% 100% 100%
December 2010                  100% 100% 100% 100% 100%
December 2011                  100% 100% 100% 100% 100%
December 2012                  100% 100% 100% 100% 100%
December 2013                  100% 100% 100% 100% 100%
December 2014                  100% 100% 100% 100% 100%
December 2015                  100% 100% 100% 100% 100%
December 2016                  100% 100% 100% 100% 100%
December 2017 and thereafter     0%   0%   0%   0%   0%
Weighted average life (years)  9.9  9.9  9.9  9.9  9.8

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the one hundred eighty-six (186) mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $2,503,863,471. The mortgage pool will consist of two loan groups. Loan group 1 will consist of one hundred forty-seven (147) mortgage loans and have an initial mortgage pool balance of $2,158,966,291. Loan group 2 will consist of thirty-nine (39) mortgage loans and have an initial mortgage pool balance of $344,897,180. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $682,004 to $247,302,419 and the average of those cut-off date principal balances is $13,461,632.

     A description of the underwriting standards for each of Wells Fargo Bank,
National Association, Bear Stearns Commercial Mortgage, Inc., Principal
Commercial Funding II, LLC, Prudential Mortgage Capital Funding, LLC (and
Prudential Mortgage Capital Company, LLC) and Nationwide Life Insurance Company
are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan
Sellers and Originators-- Wells Fargo Bank, National Association--Underwriting
Standards", "--Bear Stearns Commercial Mortgage, Inc.--BSCMI's Underwriting
Standards", "--Prudential Mortgage Capital Funding, LLC--PMCC's Underwriting
Standards", "--Principal Commercial Funding II, LLC--Underwriting Standards" and
"Nationwide Life Insurance Company--Underwriting Standards", respectively.

     The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee

                                     S-131

ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers.

     Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the DRA / Colonial Office Portfolio pooled mortgage loan, which has a cut-off date principal balance of $247,302,419 and represents 9.9% of the initial mortgage pool balance and 11.5% of the initial loan group 1 balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 39.3% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

     Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers.

     The mortgage pool will include fifteen (15) mortgage loans, representing
30.3% of the initial mortgage pool balance (which includes fourteen (14)
mortgage loans in loan group 1 representing 34.6% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2 representing 3.3% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties, and eleven (11) cross-collateralized pooled mortgage loans, which represent 2.1% of the initial mortgage pool balance (representing 1.4% of the initial loan group 1 balance and 6.8% of the initial loan group 2 balance).
However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to
150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

     In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

     o    are not cross-collateralized or cross-defaulted (except as indicated
          below), but

     o    have the same or affiliated borrowers/owners, and

     o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Group 1:
   GGP Portfolio                             6.2%
   Southlake Mall                            2.8%
                                         ------------
   TOTAL FOR GROUP:                          9.0%

Group 2:
   Solo Cup Industrial Portfolio             3.9%
   AG Industrial Portfolio                   1.5%
                                         ------------
   TOTAL FOR GROUP:                          5.4%

                                     S-132

                                         % OF INITIAL
                                           MORTGAGE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES   POOL BALANCE
--------------------------------------   ------------
Group 3:
   HRC Portfolio 3                           1.1%
   HRC Portfolio 1                           1.1%
   HRC Portfolio 2                           1.0%
                                         ------------
   TOTAL FOR GROUP:                          3.2%

Group 4:
   Gulf Pointe 30                            1.0%
   Mesquite 30                               0.9%
                                         ------------
   TOTAL FOR GROUP:                          1.9%

Group 5:
   Glenwood Apartments                       0.7%
   Raintree Apartments                       0.6%
   Cambridge Court Apartments                0.3%
                                         ------------
   TOTAL FOR GROUP:                          1.6%

Group 6:
   Faimont Square San Leandro                0.5%
   Shady Willow Plaza                        0.4%
   Michael's - Mountain View                 0.2%
                                         ------------
   TOTAL FOR GROUP:                          1.1%

     Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for thirty-eight (38)
mortgage loans, representing 21.4% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentences, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (whichever expires earlier) for that payment - occur later than the seventh day of the month, subject to notice requirements that apply in certain cases.

     Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to
Appendix B & Appendix C".

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Amortization Characteristics. One hundred eighty-six (186) of the mortgage loans, representing 100% of the initial mortgage pool balance (which pooled mortgage loans consist of one hundred forty-seven (147) pooled mortgage loans in loan group 1, representing 100% of the initial loan group 1 balance, and thirty-nine (39) pooled mortgage loans in loan group 2, representing 100% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

                                     S-133

     o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date) or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

     o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5%
          or more of the original mortgage loan amount.

     One (1) of the pooled mortgage loans, representing 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), is a balloon mortgage loan that has an original amortization term that exceeds 360 months.

     See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

     Seventeen (17) of the mortgage loans, representing 6.5% of the initial mortgage pool balance (and 7.5% of the initial loan group 1 balance), are "ARD"
or "hyperamortizing" loans that provide material incentives (as described below)
to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

     One hundred five (105) of the balloon mortgage loans (including hyperamortizing loans), representing 48.0% of the initial mortgage pool balance
(which pooled mortgage loans consist of eighty (80) pooled mortgage loans in loan group 1, representing 45.5% of the initial loan group 1 balance, and twenty-five (25) pooled mortgage loans in loan group 2, representing 63.7% of the initial loan group 2 balance) provide for initial interest-only periods that expire 8 to 72 months following their respective origination dates. Eighteen
(18) of the balloon mortgage loans (including hyperamortizing loans), representing 29.8% of the initial mortgage pool balance (which pooled mortgage loans consist of fourteen (14) pooled mortgage loans in loan group 1, representing 31.8% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 16.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

     In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

     o    The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full.
          Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available
          Distribution Amount at any time.

     o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

     Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

                                     S-134

     With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

     Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

     o    One hundred twenty-seven (127) pooled mortgage loans, representing
          74.2% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-seven (97) pooled mortgage loans in loan group
          1, representing 74.1% of the initial loan group 1 balance, and thirty
          (30) pooled mortgage loans in loan group 2, representing 75.0% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR18 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

     o    Twenty-seven (27) pooled mortgage loans, representing 9.2% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-three (23) pooled mortgage loans in loan group 1, representing
          7.6% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 19.3% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

     o    Seven (7) pooled mortgage loans, representing 8.3% of the initial mortgage pool balance (which pooled mortgage loans consist of six (6)
          pooled mortgage loans in loan group 1, representing 9.4% of the initial loan group 1 balance, and one (1) pooled mortgage loans in loan group 2, representing 1.5% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid
          (which percentage may change over time).

     o    Twenty (20) pooled mortgage loans, representing 7.6% of the initial mortgage pool balance (which pooled mortgage loans consist of sixteen
          (16) pooled mortgage loans in loan group 1, representing 8.1% of the initial loan group 1 balance, and four (4) pooled mortgage loans in loan group 2, representing 4.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both
          (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    Five (5) pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (and representing 0.9% of the initial loan group
          1 balance) have no lock-out period and initially require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time) and (ii)
          only after an initial period of at least two years following the date of the issuance of the series 2007-PWR18 certificates, permit

                                     S-135

          the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

     Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

     See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

     In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2007-PWR18 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2007-PWR18 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See the "Footnotes to Appendix B & Appendix C" in this prospectus supplement.

     In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

     Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. In some cases, the relevant pooled mortgage loan provides for the use of a spread in determining the discount rate. In other cases, the relevant pooled mortgage loan does not provide for the use of a spread in determining the discount rate.

     Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

                                     S-136

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, representing 9.9% of the initial mortgage pool balance (and 11.5% of the initial loan group 1 balance), the loan documents permit the following: (i) following the expiration of the defeasance lockout period, the release of an individual property, subject to the satisfaction of certain conditions, including: (A) partial defeasance in an amount equal to either (1) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20% of the original principal balance, or (2) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance; (B)
the debt service coverage ratio after the release is at least equal to 1.41x,
(C) the loan-to-value ratio after the release is not greater than 79.5%, and (D)
delivery of confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates; if the debt service coverage ratio and/or loan-to-value ratio tests above would not be satisfied, the related borrowers may either (x) increase the release price to an amount which would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied or (y) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the loan, would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied; in addition, with respect to individual properties located in Florida or Alabama, in lieu of a release of lien, the note and related loan rights, as severed in an amount equal to the release price otherwise payable, can be assigned to any non-borrower affiliated party designated by borrower; (ii) at any time, the portion of the individual property located at 950 Market Promenade
Avenue, Lake Mary, Florida (the "Colonial Town Park Property") which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released, subject to the satisfaction of certain conditions, including: (A) Borrower's paying to the lender an amount equal to the sum of (1) the greater of (a) the net proceeds for the sale of the Ruth's Chris Property and (b) $2,160,000, and
(2) any additional amount which would be required to purchase defeasance securities to partially defease the amount of the loan being prepaid, (B) a legal subdivision is completed between the Ruth's Chris Property and the remainder of the Colonial Town Park Property, and (C) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates; (iii) upon the request of all borrowers, severance of borrower(s)' obligations permitted (such that new loans are created equal to original allocated loan amounts of new loan properties, and collateral is likewise apportioned), subject to certain conditions, including (A) aggregate original allocated loan amounts (A-1, A-2 and A-3 Notes) of all new loan properties shall not exceed $44,116,711 (or
$55,643,044 if first severance occurs after making of future advance); (B) debt service coverage ratio for remaining (i.e., non-new loan properties) properties is at least 1.41x, and debt service coverage ratio for new loan properties is at least 1.20x; (C) loan-to-value ratio for remaining properties is not greater than 79.5%, and loan-to-value ratio for new loan properties is not greater than
75%; (D) delivery of "no downgrade" confirmation from applicable rating agencies; and (iv) collateral substitution to effect release of up to 50% of the individual properties comprising the mortgaged properties, subject to certain conditions, including (A) the loan-to-value ratio following the substitution is not greater than 79.5%, (B) the debt service coverage ratio following the release is equal to or greater than 1.41x, (C) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50%
of the original principal balance of the loan, and (D) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR18 certificates and any other securities secured by the DRA / Colonial Office Portfolio Loan Group.

     In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as GGP
Portfolio, representing 6.2% of the initial mortgage pool balance (and 7.2% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of an individual parcel through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that parcel; (ii)
after giving effect to any such release, the remaining property has a loan-to-value ratio (calculated based on the undefeased portion of the mortgage loan and the related non-pooled subordinate loan) of not greater than the lesser of 59.3% or the loan-to-value ratio immediately preceding the date of the partial defeasance (without giving effect to the release of the property subject to the partial defeasance); (iii) after giving effect to the release, the debt service coverage ratio (based on the undefeased portion of the mortgage loan and the related non-pooled subordinate loan) for the remaining property is at least equal to the greater of 1.74x and the debt service coverage ratio for the 12 calendar months preceding the defeasance (without giving effect to the release of the property subject to the partial defeasance) and (iv) the lender receives a written confirmation that the defeasance will not result in a downgrade withdrawal or qualification of the ratings assigned to the Series 2007-PWR18
Certificates. The

                                     S-137

related borrower is also entitled to substitute a comparable property for one of the parcels comprising the mortgaged property, for one time only subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the replacement property must be a retail property and must be of like quality and of reasonably equivalent value to the release parcel; (ii) after giving effect to the substitution, the loan-to-value ratio
(calculated based on the pooled mortgage loan and the related non-pooled subordinate loan) for the pooled mortgage loan must not be greater than 56.5%;
(iii) after giving effect to the substitution, the debt service coverage ratio
(calculated based on the pooled mortgage loan and the related non-pooled subordinate loan) for the pooled mortgage loan is not less than 1.83x; (iv) the lender receives written confirmation from the Rating Agencies that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates; and (v) the substitution is approved by the related Non-Pooled Subordinate Noteholder.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Solo Cup Industrial Portfolio, representing 3.9% of the initial mortgage pool balance (and 4.5% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of one or more of those mortgaged properties in connection with a partial prepayment at any time, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) prepayment of 125% of the allocated loan amount for the mortgaged property to be released and any applicable yield maintenance premium; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of 1.25x (based on a loan constant equal to the greater of the actual constant or 7.33%) and the debt service coverage ratio immediately upon the previous release, if any; and (iv)
after giving effect to such release, the sole individual property then remaining is not the 4444 West Ledbetter, Dallas, TX property. In addition, the related borrower may at any time substitute another comparable property of like kind and quality acquired by the borrower for one of those mortgaged properties, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) no event of default has occurred and is continuing; (ii) the fair market value of the replacement property is not less than the fair market value of the release property as of the date immediately preceding the substitution; and (iii) the lender has received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2007-PWR18 certificates and any other securities secured by the Solo
Cup Industrial Portfolio Loan Group.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, representing 3.1% of the initial mortgage pool balance (and 3.6% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of an individual mortgaged property through prepayment or partial defeasance, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (1)
any prepayment or partial defeasance may occur after the earlier of the date occurring (a) three years after the origination date of the RRI Hotel Portfolio
Loan Group or (b) two years after the securitization of all loans comprising the
RRI Hotel Portfolio Loan Group; (2) prepayment or partial defeasance is in an amount equal to or greater than the adjusted release price of the individual property to be released (the "RRI Released Property"), which price is the greater of (a) 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of the RRI
Released Property to be equal to or greater than (i) the release debt-yield
(which is the product of 9.73% multiplied by a fraction, the numerator of which is the sum of (A) the allocated loan amounts and (B) the mezzanine allocated loan amounts of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property, and the denominator of which is the sum of
(A) the then current amortized allocated loan amounts and (B) the then current amortized mezzanine allocated loan amounts of all of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property (the
"Release Debt Yield")) and (ii) the debt-yield (which is determined by dividing the net operating income of the individual properties comprising the RRI Hotel
Portfolio for the immediately preceding twelve month period, less certain deductions specified in the related mortgage loan documents, by the outstanding principal balances of the RRI Hotel Portfolio Loan Group and the related mezzanine loan (the "Debt-Yield")) as of the date immediately preceding the release of the RRI Released Property); (3) in connection with a prepayment made before June 1, 2017, payment of an amount equal to the prepayment penalty or yield maintenance charge with respect to the principal amount prepaid; (4)
following the release, the debt service coverage ratio for the remaining properties comprising the RRI Hotel Portfolio (the "RRI Remaining Properties")
is equal to or exceeds the greater of (i) the debt service coverage ratio in effect as of the origination date and (ii) the debt service coverage ratio for the RRI Remaining Properties for the twelve full calendar months immediately preceding the release of the RRI Release Property; (5) following the release, the Debt-Yield for the RRI Remaining Properties is not less than the greater of:
(i) the Release Debt-Yield and (ii) the Debt-Yield as calculated by lender as of the date immediately preceding the release of the RRI Released Property; (6) the adjusted

                                     S-138

release price paid to lender in connection with the release of the RRI Released
Property is applied pro rata and pari passu to the reduction of the outstanding principal balances of note A-1, note A-2A, A-2B and note A-3 of the RRI Hotel
Portfolio Loan Group; (7) concurrently with the prepayment or partial defeasance of the adjusted release price, the related mezzanine borrower makes a partial prepayment of the related mezzanine loan equal to the related mezzanine adjusted release price applicable to the RRI Released Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related mezzanine loan documents in connection with such prepayment, including, interest which would have accrued on the outstanding principal balance of the related mezzanine loan through the next payment date pursuant to the related mezzanine loan documents; and (8) in connection with a partial defeasance, the borrower will deliver rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2007-PWR18 certificates. In addition, on any date that is two years after the securitization date of all loans comprising the RRI Hotel Portfolio Loan
Group, the borrower is entitled to substitute any one or more of the mortgaged properties (the "RRI Substituted Property") with another hotel property of like kind, quality and cash flow (the "RRI Substitute Property"), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) not more than fifteen of the mortgaged properties may be the subject of a substitution (individually or in the aggregate); (ii)
the fair market value of the RRI Substitute Property is not less than one hundred percent of the greater of (a) the fair market value of the RRI
Substituted Property as of the origination date and (b) the fair market value of the RRI Substituted Property as of the date immediately preceding the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio is not less than the greater of: (a) the debt service coverage ratio for the RRI Hotel Portfolio as of the origination date and (b) the debt service coverage ratio for the RRI Hotel Portfolio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the
Debt-Yield is not less than the greater of: (a) the Debt-Yield as of the origination date and (b) the Debt-Yield as of the date immediately preceding the substitution; (v) the net operating income for the RRI Substitute Property for the twelve month period immediately preceding the substitution is greater than
100% of the net operating income for the RRI Substituted Property for the twelve month period immediately preceding the substitution; and (vi) the lender must receive rating agency confirmation that the substitution would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2007-PWR18 certificates and any other securities secured by the RRI Hotel
Portfolio Loan Group.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall, representing approximately 2.8% of the initial mortgage pool balance (and 3.2%
of the initial loan group 1 balance), the related loan documents permit the borrower to obtain the release of one or more parcels or outparcels (including a parcel acquired after the origination date) that are proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged property, without payment of a release price, upon satisfaction of certain conditions, including, among others, that (i) the borrower delivers to lender satisfactory evidence indicating that the parcel is not necessary for the borrower's operation or use of the related mortgaged property for its then current use and may be readily separated from the mortgaged property without a material diminution in the value of the mortgaged property; (ii) the parcel is vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking areas; and (iii) the lender receives confirmation from each rating agency that the release of such parcel will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-PWR18 certificates; provided that the foregoing conditions will not apply to the unimproved parcel to be deeded to the City of Morrow or to any parcel that was acquired after the origination date. In addition, the related loan documents permit the borrower to obtain a release of one or more parcels or outparcels by substituting another parcel, provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping, utility facilities that are readily relocatable or surface parking areas, and (ii) simultaneously with the substitution, the borrower acquires a replacement parcel that is reasonably equivalent in value to the portion to be released and is located at or adjacent to the mortgaged property.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as AG Industrial Portfolio, representing 1.5% of the initial mortgage pool balance (and 1.8% of the initial loan group 1 balance), the borrower may obtain the release of one or more those mortgaged properties if (i) more than fifty percent (50%) of that mortgaged property is taken through a condemnation or eminent domain proceeding or damaged by a casualty and (ii) the lease with
Sunny Delight Beverages Co. is terminated as to that mortgaged property upon prepayment of a portion of the pooled mortgage loan in an amount equal to the allocated loan amount for that mortgaged property ($14,130,803 for Sunny Delight
- 1230 North Tustin Avenue, $8,071,084 for Sunny Delight - 7000 LaGrange
Boulevard and $16,078,112 for Sunny Delight - 10 Corn Road).

                                     S-139

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Mesquite 30, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), at any time, the related borrower may obtain a release of an unimproved portion of the mortgaged property used for parking (the
"Substituted Property") by substituting other property of like kind and quality acquired by the borrower that is contiguous with the remaining property
(individually, a "Substitute Property" and collectively, the "Substituted
Properties"), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) lender has received an appraisal of the mortgaged property reflecting values for the mortgaged property before and after the proposed substitution, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating
Agencies; (ii) the fair market value of the mortgaged property after the substitution is not less than the greater of (A) the fair market value of the mortgaged property as at origination and (B) the fair market value of the mortgaged property as of the date immediately preceding the substitution, which determination will be made by the lender based on the appraisals delivered pursuant to clause (i) above; (iii) the lender must have received confirmation in writing by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates; (iv) at the time of such substitution, there exists no event of default under the loan documents; and (v)
lender has received a Phase I environmental report acceptable to lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to lender, which concludes that the Substitute Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials.

     In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Camelot Acres, Pheasant Ridge and Independence Hill, representing
0.9% of the initial mortgage pool balance (and 6.8% of the initial loan group 2 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and severance of borrowers' obligations, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the termination and severance, each property has a loan-to-value ratio of not greater than 80%;
and (iii) after giving effect to the termination and severance, the debt service coverage ratio for each mortgaged property is at least equal to 1.25x.

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Gulf Pointe 30, representing 1.0% of the initial mortgage pool balance (and 1.2% of the initial loan group 1 balance), at any time, the related borrower may obtain a release of an unimproved portion of the mortgaged property used for parking (the
"Substituted Property") by substituting other property of like kind and quality acquired by the borrower that is contiguous with the remaining property
(individually, a "Substitute Property" and collectively, the "Substituted
Properties"), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) lender has received an appraisal of the mortgaged property reflecting values for the mortgaged property before and after the proposed substitution, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating
Agencies; (ii) the fair market value of the mortgaged property after the substitution is not less than the greater of (A) the fair market value of the mortgaged property as at origination and (B) the fair market value of the mortgaged property as of the date immediately preceding the substitution, which determination will be made by the lender based on the appraisals delivered pursuant to clause (i) above; (iii) the lender must have received confirmation in writing by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates; (iv) at the time of such substitution, there exists no event of default under the loan documents; and (v)
lender has received a Phase I environmental report acceptable to lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to lender, which concludes that the Substitute Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged property collectively identified on Appendix B to this prospectus supplement as Sentinel and Blossom Business Centers, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the related borrower is entitled to a release of one or more of those mortgaged properties in connection with a partial defeasance at any time two years after the Issue Date, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii)
after giving effect to the release, the debt service coverage ratio for the mortgaged properties is equal to the greater of 1.15x and the debt service coverage ratio immediately prior to the release, provided that the debt service coverage test will be deemed satisfied if the debt service coverage ratio is greater than 1.50x.

                                     S-140

     In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Rite Aid - Salem, Rite Aid - New Philadelphia, Rite Aid Portfolio
- Flatwoods and Rite Aid Portfolio - New Salisbury, representing 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and a release of any one or more of those mortgaged properties through partial defeasance at any time two years after the
Issue Date, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the aggregate indebtedness in an amount equal to 100% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio not in excess of the lesser of the loan-to-value of the properties prior to the release and 80%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of the debt service coverage ratio immediately prior to the release and 1.35x; and (iv) the borrower must escrow an additional amount with the lender equal to 10% (in the case of
Rite Aid - Salem, Rite Aid - New Philadelphia and Rite Aid Portfolio - New
Salisbury) or 15% (in the case of Rite Aid Portfolio- Flatwoods) of the allocated loan amount for the property being defeased.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Mountain City Industrial Portfolio, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related borrower is entitled to a release of one of those mortgaged properties in connection with a partial defeasance (after the expiration of the prepayment lock-out period), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 120% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the remaining property has a loan-to-value ratio of not greater than 56.7%; (iii) after giving effect to the release, the debt service coverage ratio for the pooled mortgage loan is not less than 1.30x; and (iv) the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates. In addition, the related borrower is entitled to substitute another real property for one of those mortgaged properties, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the substitution, the loan-to-value ratio for the pooled mortgage loan is not greater than 56.7%; (ii) the appraised value of the replacement property is not less than the appraised value of the release property; (iii) the replacement property is similar in use, condition, quality and lease terms to the release property; (iv) after giving effect to the substitution, the debt service coverage ratio for the pooled mortgage loan is not less than 1.30x; and (v) the lender receives written confirmation from the Rating Agencies that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates.

     In the case of the group of cross-collateralized pooled mortgage loans secured by the real property identified on Appendix B to this prospectus supplement as North 92nd Street Portfolio A1 - Building A and North 92nd Street
Portfolio A2 - Building B, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), we present those properties as if they were separate "mortgaged properties" (with both properties securing the related pooled mortgage loans on a cross-collateralized basis) but those properties currently together constitute a single parcel of real estate that is subject to a single mortgage instrument securing both those pooled mortgage loans. In the case of these pooled mortgage loans, the related borrower is entitled to obtain a release of one of those "mortgaged properties" through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loans), resulting in a termination of the
cross-collateralization provision, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of the related pooled mortgage loan; (ii) the borrower has caused the satisfaction of the conditions to the release of the occupancy reserve established under the terms of that pooled mortgage loan; and (iii) the lender receives written confirmation from the Rating Agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates. In addition, in the event of a sale of one of those "mortgaged properties" (the "Assumed Property") to an unrelated third party in an arm's-length transaction, the related pooled mortgage loan may be assumed by the buyer of the Assumed Property upon satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i)
prior to the release, the borrower has caused the single parcel of real estate to be subdivided into two separate tax parcels consisting of the North 92nd
Street Portfolio A1 - Building A and the North 92nd Street Portfolio A2 -
Building B; (ii) the cross-collateralization and cross-default provisions are terminated, and each of the pooled mortgage loans is secured solely by the related "mortgaged property"; and (iii) the borrower has caused the satisfaction of the conditions to the leasing reserve and the replacement reserve established under the terms of the pooled mortgage loans.

                                     S-141

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as BGK Portfolio, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrower is entitled to obtain a release of the mortgaged property identified as 5528 Eubank through partial defeasance (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.20x, provided, that the borrower may prepay a portion of the related pooled mortgage loan in an amount sufficient to satisfy the related debt service coverage ratio test; and (iii) the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates.

     In the case of the group of cross-collateralized pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Lincoln Center and Lincoln Retail Center, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the related borrowers are entitled to obtain a termination of the cross-collateralization provisions and severance of borrowers' obligations, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) after giving effect to the termination and severance property has a loan-to-value ratio of not greater than 80%; and
(iii) after giving effect to termination and severance, the debt service coverage ratio for each mortgaged property is at least equal to 1.20x.

     In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Shoppes at Lee Road, representing 0.2% of the initial mortgage pool balance (and
0.2% of the initial loan group 1 balance), the related borrower is entitled at any time on or after the second anniversary of the Issue Date to obtain a release of any of the related parcels through partial prepayment in connection with a sale of the parcel to an unaffiliated third party, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 120% of the allocated loan amount for that parcel; (ii)
after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.25x (based on a 30-year amortization schedule).

     In the case of the multiple-parcel pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Shoppes at the Exchange, representing 0.1% of the initial mortgage pool balance
(and 0.1% of the initial loan group 1 balance), the related borrower is entitled at any time on or after November 1, 2009, to obtain a release of either of the two related parcels in connection with a partial prepayment, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) payment of a release price equal to 110% of the allocated loan amount for that parcel (together with applicable prepayment consideration) or any greater amount that is necessary to satisfy the loan-to-value ratio and debt service coverage ratio conditions described below;
(ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.30x.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as ARC/GF Retail Portfolio, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the related borrower is entitled to obtain a release of any one or more of those mortgaged properties through partial defeasance at any time after the second anniversary of the Issue Date, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than
65%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties is at least equal to the greater of
1.54x and the debt serviced coverage ratio immediately prior to the release.

     In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Church's- Prichard & Saraland Portfolio, representing less than
0.1% of the initial mortgage pool balance (and less than 0.1% of the initial loan group 1 balance), the related borrower is entitled to substitute another real property for one of those mortgaged properties, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others (i) after giving effect to the substitution, the loan-to-value ratio for the pooled mortgage loan is not greater than 68.5%; (ii) after giving effect to the substitution, the debt service coverage ratio for

                                     S-142

the pooled mortgage loan is not less than 1.32x, (iii) the replacement property having equal or better market characteristics and locational attributes
(including submarket strength and size, population and accessibility) than the release property; and (iv) the replacement property being in equal or better physical condition than the release property, and (v) the replacement property being unimproved other than as a restaurant that has a quality and size, and value and income ratios similar to building at the release property.

     Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

     Non-Recourse Obligations.

     The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

     The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2007-PWR18 pooling and servicing agreement.

     Encumbered and Other Interests.

     In the case of three hundred one (301) of the mortgaged properties, representing security for 93.3% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
261 pooled mortgage loans in loan group 1, representing 92.2% of the initial loan group 1 balance, and 40 pooled mortgage loans in loan group 2, representing
100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property

                                     S-143

consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of six (6) of the mortgaged properties, representing security for 5.4% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
6 pooled mortgage loans in loan group 1, representing 6.2% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. In the case of three (3) of the mortgaged properties, representing security for 1.4% of the initial mortgage pool balance
(which mortgaged properties represent security for pooled mortgage loans consisting of 3 pooled mortgage loans in loan group 1, representing 1.6% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property. See "Risk
Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your
Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement

     Pari Passu, Subordinate and/or Other Financing.

     SPLIT LOAN STRUCTURES

     For convenience of reference solely in this "--Split Loan Structures"
subsection, we present information regarding split loan structures in order of the applicable pooled mortgage loans being sold to us by Wells Fargo Bank,
BSCMSI, PCFII and PMCF, in that order.

     The DRA / Colonial Office Portfolio Loan Group

     General. The DRA / Colonial Office Portfolio Pooled Mortgage Loan (which represents 9.9% of the initial mortgage pool balance and 11.5% of the initial loan group 1 balance) and the DRA / Colonial Office Portfolio Non-Pooled Pari
Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the DRA / Colonial Office Portfolio Mortgaged
Properties. The DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA
/ Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans are pari passu in right of payment with each other. The DRA / Colonial Office Portfolio
Non-Pooled Pari Passu Companion Loans are not assets of the trust. The DRA /
Colonial Office Portfolio Pooled Mortgage Loan is designated "Promissory Note
A-3". The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan
designated "Promissory Note A-1" has an original principal balance of
$247,302,419 and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu
Companion Loan designated "Promissory Note A-2" has an original principal balance of $247,302,419. Each DRA / Colonial Office Portfolio Non-Pooled Pari
Passu Companion Loan has the same interest rate and the same maturity date as the DRA / Colonial Office Portfolio Pooled Mortgage Loan. The DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loan designated "Promissory
Note A-1" is currently held by the trust fund established in connection with the
Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through
Certificates, Series 2007-C1 securitization transaction. The DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loan designated "Promissory
Note A-2" is currently held by the trust fund established in connection with the
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2007-PWR17 securitization transaction.

     DRA / Colonial Office Portfolio Intercreditor Agreement. The trust as the holder of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the
holders of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion
Loans are bound by the DRA / Colonial Office Portfolio Intercreditor Agreement,
which provides, among other things, that the DRA / Colonial Office Portfolio
Loan Group will be principally serviced and administered under the MLMT 2007-C1
Pooling and Servicing Agreement. The applicable master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is Centerline Servicing Inc. The servicing arrangements under the
MLMT 2007-C1 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2007-PWR18 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made under "--Other Intercreditor and
Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group"
below. See "--Other Intercreditor and Servicing Provisions Related to the DRA /
Colonial Office Portfolio Loan Group" below for a discussion of various intercreditor and servicing provisions related to the DRA / Colonial Office
Portfolio Loan Group.

     Application of Funds. Under the terms of the DRA / Colonial Office
Portfolio Intercreditor Agreement, any payment (whether of principal or interest or prepayment under the DRA / Colonial Office Portfolio Loan Group, or any

                                     S-144

proceeds relating to the DRA / Colonial Office Portfolio Mortgaged Property),
net of all amounts that are then due, payable or reimbursable to any servicer pursuant to the MLMT 2007-C1 Pooling and Servicing Agreement for servicing compensation, advances and/or interest on advances (among other things) will be applied to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA
/ Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

     Other Intercreditor and Servicing Provisions Related to the DRA / Colonial
Office Portfolio Loan Group. In the case of the DRA / Colonial Office Portfolio
Loan Group, the collective arrangements evidenced by the applicable Mortgage
Loan Group Intercreditor Agreement, the MLMT 2007-C1 Pooling and Servicing
Agreement and the series 2007-PWR18 pooling and servicing agreement generally provide as follows:

     o    The seller of the applicable Non-Pooled Pari Passu Companion Loan to the MLMT 2007-C1 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the MLMT 2007-C1 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR18 transaction must nonetheless cause the original mortgage note for the applicable Non-Trust-Serviced Pooled
          Mortgage Loan to be delivered to the series 2007-PWR18 trustee.

     o    The mortgage loans that form the applicable Non-Trust-Serviced
          Mortgage Loan Group are to be serviced and administered under the
          Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series
          2007-PWR18 pooling and servicing agreement. The MLMT 2007-C1 Master
          Servicer and the MLMT 2007-C1 Special Servicer under the Non-Trust
          Servicing Agreement will have the sole and exclusive authority to take various servicing actions (including a modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a "due-on-sale" or "due-on-encumbrance" clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group), subject to any rights of the respective holders of the related mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the applicable
          Non-Trust-Serviced Mortgage Loan Group.

     o    The MLMT 2007-C1 Master Servicer is required to make remittances of payments received on the applicable Non-Trust-Serviced Pooled Mortgage
          Loan monthly on the second business day following the due date in each month or, in connection with any late payment of a scheduled monthly payment or any principal prepayment, the business day following the
          MLMT 2007-C1 Master Servicer's receipt of such late payment or prepayment. The master servicing fee and other scheduled
          administrative fees payable under the applicable Non-Trust Servicing
          Agreement are calculated at an aggregate rate of 0.02% per annum on an
          Actual/360 Basis.

     o    The applicable master servicer and the trustee under the series
          2007-PWR18 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the applicable
          Non-Trust-Serviced Mortgage Loan Group. Subject to various servicing-related provisions of the applicable Mortgage Loan Group
          Intercreditor Agreement and the MLMT 2007-C1 Pooling and Servicing
          Agreement, one or more parties to the MLMT 2007-C1 Pooling and
          Servicing Agreement will be responsible for making servicing advances with respect to the applicable Non-Trust-Serviced Mortgage Loan Group.

     o    Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the applicable Non-Trust-Serviced
          Mortgage Loan Group prior to the allocation of those proceeds to make payments on the loans in the applicable Non-Trust-Serviced Mortgage
          Loan Group, as described above under "--Application of Funds". Under the applicable Mortgage Loan Group Intercreditor Agreement, if the
          MLMT 2007-C1 Master Servicer (or the MLMT 2007-C1 Trustee) determines that a servicing advance it made with respect to the applicable
          Non-Trust-Serviced Mortgage Loan Group or the related mortgaged properties is nonrecoverable, or if expenses similar to Additional
          Trust Fund Expenses arise in connection with the applicable
          Non-Trust-Serviced Mortgage Loan Group, and the funds received with respect to the applicable Non-Trust-Serviced Mortgage Loan Group are insufficient to

                                     S-145

          cover such servicing advances or expenses, each holder of a loan in the applicable Non-Trust-Serviced Mortgage Loan Group must reimburse its proportionate share of the advance or expense. In the case of the applicable Non-Trust-Serviced Pooled Mortgage Loan, that reimbursement will be paid from general collections on or in respect of the series
          2007-PWR18 trust fund.

     o    None of the parties to the MLMT 2007-C1 Pooling and Servicing
          Agreement will be required to make advances of delinquent monthly debt service payments on the applicable Non-Trust-Serviced Pooled Mortgage
          Loan. The series 2007-PWR18 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the applicable
          Non-Trust-Serviced Pooled Mortgage Loan as described generally under
          "Description of the Certificates--Advances of Delinquent Monthly Debt
          Service Payments" unless such applicable master servicer, after receiving the necessary information from the MLMT 2007-C1 Master
          Servicer, has determined that such advance would not be recoverable from collections on the applicable Non-Trust-Serviced Pooled Mortgage
          Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement to provide information and collections with respect to the applicable
          Non-Trust-Serviced Pooled Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MLMT 2007-C1
          Master Servicer or the MLMT 2007-C1 Special Servicer.

     o    The MLMT 2007-C1 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the "controlling class" under the MLMT
          2007-C1 Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the Non-Trust-Serviced
          Pooled Mortgage Loans (see "Servicing of the Mortgage Loans Under the
          Series 2007-PWR18 Pooling and Servicing Agreement--The Series
          2007-PWR18 Controlling Class Representative--Rights and Powers of
          Controlling Class Representative").

     o    In addition to the provisions described in the preceding bullet, the
          MLMT 2007-C1 Special Servicer will be required under the MLMT 2007-C1
          Pooling and Servicing Agreement to consult with (but will not be required to obtain the approval of and may reject the advice of) the trust as the holder of the applicable Non-Trust-Serviced Pooled
          Mortgage Loan (among other persons, if applicable) regarding certain servicing matters related to the applicable Non-Trust-Serviced
          Mortgage Loan Group, which servicing matters are generally similar to the Material Actions.

     o    Notwithstanding the approval and/or consultation rights granted to any holder of a loan in the applicable Non-Trust-Serviced Mortgage Loan
          Group, no advice, direction or objection from or by such person may
          (and the applicable servicing party under the MLMT 2007-C1 Pooling and
          Servicing Agreement is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit that applicable servicing party to violate any provision of the related Mortgage Loan Group Intercreditor Agreement or the MLMT
          2007-C1 Pooling and Servicing Agreement (including that party's obligation to act in accordance with the general servicing standard thereunder), the related mortgage loan documents or applicable law or violate the REMIC or grantor trust provisions of the Internal Revenue
          Code.

     o    The mortgage loans that form the applicable Non-Trust-Serviced
          Mortgage Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer
          Events. If the applicable Non-Trust-Serviced Mortgage Loan Group becomes specially serviced, the MLMT 2007-C1 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the applicable
          Non-Trust-Serviced Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR18 pooling and servicing agreement with respect to other pooled mortgage loans.

     o    The holder(s) of a majority of the "controlling class" under the MLMT
          2007-C1 Pooling and Servicing Agreement generally has the right to replace the MLMT 2007-C1 Special Servicer (with or without cause)

                                     S-146

          but is required (among other conditions) to consult with the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan in connection with the replacement.

     o    The series 2007-PWR18 pooling and servicing agreement will provide that any consultation rights granted to the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan as described above will generally be exercisable by the series 2007-PWR18 controlling class representative.

     o    In general, the respective parties to the MLMT 2007-C1 Pooling and
          Servicing Agreement (and the series 2007-C1 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR18 pooling and servicing agreement (and the series
          2007-PWR18 controlling class representative).

     o    The respective parties to the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the MLMT 2007-C1 Pooling and Servicing Agreement
          (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the MLMT 2007-C1 Pooling and
          Servicing Agreement if they are also parties to such agreement).

     Sale of Defaulted Mortgage Loan. The holder of the largest percentage of the "controlling class" under the MLMT 2007-C1 Pooling and Servicing Agreement and the MLMT 2007-C1 Special Servicer each has an assignable option to purchase the applicable Non-Pooled Pari Passu Companion Loan held by the MLMT 2007-C1 trust fund (but not the applicable Non-Trust-Serviced Pooled Mortgage Loan or, if applicable, any other related Non-Pooled Pari Passu Companion Loan) for a price generally equal to the fair value determined by the MLMT 2007-C1 Special
Servicer under provisions and circumstances similar to those that apply to fair value determinations under the series 2007-PWR18 pooling and servicing agreement
(see "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Fair Value Purchase Option"). Following any notice or report by the MLMT 2007-C1 Master Servicer to the applicable series 2007-PWR18 master servicer to the effect that an event similar to an Appraisal Trigger
Event has occurred with respect to the applicable Non-Trust-Serviced Mortgage
Loan Group for purposes of the MLMT 2007-C1 Pooling and Servicing Agreement, the
series 2007-PWR18 special servicer, but only at its own election or upon the direction of the series 2007-PWR18 controlling class representative, will be required to determine the fair value of the applicable Non-Trust-Serviced Pooled
Mortgage Loan and that controlling class representative and the special servicer will each have an assignable option to purchase the applicable
Non-Trust-Serviced Pooled Mortgage Loan for that fair value (see "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
Agreement--Fair Value Purchase Option").

     The RRI Hotel Portfolio Loan Group

     General. The RRI Hotel Portfolio Pooled Mortgage Loan (which represents
3.1% of the initial mortgage pool balance and 3.6% of the initial loan group 1 balance) and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the RRI Hotel Portfolio Mortgaged Properties. The RRI Hotel Portfolio Non-Pooled
Pari Passu Companion Loans are pari passu in right of payment with the RRI Hotel
Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Loans are not assets of the trust. Each of the RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Loans has the same interest rate and the same maturity date as the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loan designated "Promissory Note A-1"
is held by the trust fund established in connection with the Bear Stearns
Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-PWR17 securitization transaction. The RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loans designated "Promissory Note A-2B and Promissory Note A-3" are currently held by Bear Stearns Commercial Mortgage,
Inc., one of the mortgage loan sellers, or an affiliate. These latter RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loans or portions thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group
Intercreditor Agreement).

     Intercreditor Agreement. The intercreditor agreement (the "RRI Hotel
Portfolio Intercreditor Agreement") between the holder of the RRI Hotel
Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Noteholders provides, among other things, that for so long as the RRI
Hotel Portfolio Pooled Mortgage Loan or any of the RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Loans is included in a commercial mortgage securitization, the applicable Non-Trust Master Servicer or Non-Trust Special
Servicer is obligated to administer the RRI Hotel Portfolio

                                     S-147

Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Loans consistent with the terms of the RRI Hotel Portfolio Intercreditor
Agreement and the pooling and servicing agreement for the Bear Stearns
Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-PWR17 securitization transaction.

     Application of Funds. The RRI Hotel Portfolio Intercreditor Agreement
provides that:

     o    the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel
          Portfolio Non-Pooled Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          RRI Hotel Portfolio Pooled Mortgage Loan and/or the RRI Hotel
          Portfolio Non-Pooled Pari Passu Companion Loans (in each case, subject to the rights of the BSCMSI Series 2007-PWR17 Master Servicer, the
          BSCMSI 2007-PWR17 Special Servicer and the BSCMSI 2007-PWR17 Trustee
          (and the rights of the applicable master servicer, special servicer and the trustee under the series 2007-PWR18 pooling and servicing agreement, the rights of the applicable master servicer, special servicer and the trustee under any other pooling and servicing agreement relating to the RRI Hotel Portfolio Non-Pooled Pari Passu
          Companion Loans and the rights of any other service providers with respect to the RRI Hotel Portfolio Non-Pooled Pari Passu Companion
          Loans) to payments and reimbursements pursuant to and in accordance with the terms of the BSCMSI 2007-PWR17 Pooling and Servicing
          Agreement) will be applied to the RRI Hotel Portfolio Pooled Mortgage
          Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans
          on a pari passu basis according to their respective outstanding principal balances.

     Servicing. The BSCMSI 2007-PWR17 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the "controlling class" under the BSCMSI 2007-PWR17
Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the applicable Non-Trust-Serviced Pooled Mortgage Loan (see
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--The Series 2007-PWR18 Controlling Class
Representative--Rights and Powers of Controlling Class Representative"). Each of
the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholders, or its
representative, has the right to consult with the BSCMSI 2007-PWR17 Master
Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, in respect of certain matters related to the RRI Hotel Portfolio Loan Group and the RRI Hotel
Portfolio Mortgaged Properties. Each of the RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Noteholder or its representative will have an opportunity to review any of these proposed actions to be taken by the BSCMSI 2007-PWR17 Master
Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, which servicer is required to give such RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or special servicer to take any such action.
However, neither the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17
Special Servicer, as applicable, will be obligated to act upon the direction, advice or objection of such RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Noteholder, or its representative, in connection with any such proposed action.
The series 2007-PWR18 pooling and servicing agreement will provide that the above-described rights of the trust will be exercisable by the series 2007-PWR18 controlling class representative.

     If the series 2007-PWR18 controlling class representative and each RRI
Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder (or its
representative) are not able to agree on a course of action that satisfies the
"servicing standard" under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the BSCMSI 2007-PWR17 Master
Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, the series
2007-PWR17 controlling class representative will be entitled to direct the
BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17 Special Servicer, as
applicable, on a course of action to follow that satisfies the requirements set forth in the BSCMSI 2007-PWR17 Pooling and Servicing Agreement (including that such action does not violate the "servicing standard" or another provision of the BSCMSI 2007-PWR17 Pooling and Servicing Agreement or any applicable REMIC provisions of the Internal Revenue Code), and the BSCMSI 2007-PWR17 Master
Servicer or the BSCMSI 2007-PWR17 Special Servicer, as applicable, will be required to implement the course of action in accordance with that "servicing standard".

                                     S-148

     Sale of Defaulted Mortgage Loan. The holder(s) of a majority of the
"controlling class" under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and the BSCMSI 2007-PWR17 Special Servicer each has an assignable option to purchase the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan held by the BSCMSI 2007-PWR17 trust fund (but not the RRI Hotel Portfolio Pooled
Mortgage Loan) for a price generally equal to the fair value determined by the
BSCMSI 2007-PWR17 Special Servicer under provisions similar to those that apply to fair value determinations under the series 2007-PWR18 pooling and servicing agreement and under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the Mortgage Loans Under the Series
2007-PWR18 Pooling and Servicing Agreement--Fair Value Purchase Option"). Under
the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, if the RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loan held by the BSCMSI 2007-PWR17 trust fund is subject to a fair value purchase option under those provisions, the BSCMSI 2007-PWR17 Special Servicer will be required to determine the purchase price for the RRI Hotel Portfolio Pooled Mortgage Loan. Each option holder specified in "--Fair Value Purchase Option" in this prospectus supplement will have an option to purchase the RRI Hotel Portfolio Pooled Mortgage Loan from the series 2007-PWR18 trust, at the purchase price determined by the BSCMSI
2007-PWR17 Special Servicer under the BSCMSI 2007-PWR17 Pooling and Servicing
Agreement.

     Nonrecoverability Determinations. The applicable master servicer for the
RRI Hotel Portfolio Pooled Mortgage Loan and each comparable party with respect to the securitization of each RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes. If such master servicer or comparable party makes a determination that a debt service advance on its respective RRI Hotel Portfolio mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective
RRI Hotel Portfolio mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

     Other Intercreditor and Servicing Provisions Related to the RRI Hotel
Portfolio Loan Group. The collective arrangements evidenced by the RRI Hotel
Portfolio Intercreditor Agreement, the BSCMSI 2007-PWR17 Pooling and Servicing
Agreement and the series 2007-PWR18 pooling and servicing agreement generally further provide as follows:

     o    The seller of the applicable RRI Hotel Portfolio Non-Pooled Pari Passu
          Companion Loan to the BSCMSI 2007-PWR17 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the BSCMSI 2007-PWR17 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR18 transaction must nonetheless cause the original mortgage note for the
          RRI Hotel Portfolio Pooled Mortgage Loan to be delivered to the series
          2007-PWR18 trustee.

     o    The mortgage loans that form the RRI Hotel Portfolio Loan Group are to be serviced and administered under the BSCMSI 2007-PWR17 Pooling and
          Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series
          2007-PWR18 pooling and servicing agreement.

     o    The BSCMSI 2007-PWR17 Master Servicer is required to make remittances of payments received on the RRI Hotel Portfolio Pooled Mortgage Loan on the first business day following its receipt of those payments. The master servicing fee and other scheduled administrative fees payable under the applicable Non-Trust Servicing Agreement are calculated at an aggregate rate of 0.01% per annum on an Actual/360 Basis.

     o    The applicable master servicer and the trustee under the series
          2007-PWR18 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the RRI Hotel
          Portfolio Loan Group. Subject to various servicing-related provisions of the RRI Hotel Portfolio Intercreditor Agreement and the BSCMSI
          2007-PWR17 Pooling and Servicing Agreement, one or more parties to the
          BSCMSI 2007-PWR17 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the RRI Hotel Portfolio
          Loan Group.

     o    Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the RRI Hotel Portfolio Loan Group prior to the allocation of those proceeds

                                     S-149

          to make payments on the loans in the in the RRI Hotel Portfolio Loan
          Group, as described above under "--Application of Funds". Under the
          RRI Hotel Portfolio Intercreditor Agreement, if the BSCMSI 2007-PWR17
          Master Servicer (or the BSCMSI 2007-PWR17 Special Servicer or the
          BSCMSI 2007-PWR17 Trustee) determines that a servicing advance it made with respect to the RRI Hotel Portfolio Loan Group or the related mortgaged property is nonrecoverable, or if expenses similar to
          Additional Trust Fund Expenses arise in connection with the RRI Hotel
          Portfolio Loan Group, and the funds received with respect to the RRI
          Hotel Portfolio Loan Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the RRI Hotel Portfolio
          Loan Group must reimburse its proportionate share of the advance or expense. In the case of the RRI Hotel Portfolio Pooled Mortgage Loan, that reimbursement will be paid from general collections of the series
          2007-PWR18 trust fund.

     o    None of the parties to the BSCMSI 2007-PWR17 Pooling and Servicing
          Agreement will be required to make advances of delinquent monthly debt service payments on the RRI Hotel Portfolio Pooled Mortgage Loan. The
          series 2007-PWR18 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the RRI Hotel Portfolio Pooled
          Mortgage Loan as described generally under "Description of the
          Certificates--Advances of Delinquent Monthly Debt Service Payments"
          unless such applicable master servicer, after receiving the necessary information from the BSCMSI 2007-PWR17 Master Servicer, has determined that such advance would not be recoverable from collections on the RRI
          Hotel Portfolio Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement to provide information and collections with respect to the RRI Hotel Portfolio Pooled Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the BSCMSI 2007-PWR17 Master Servicer or the BSCMSI 2007-PWR17
          Special Servicer.

     o    The mortgage loans that form the RRI Hotel Portfolio Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer Events. If the RRI
          Hotel Portfolio Loan Group becomes specially serviced, the BSCMSI
          2007-PWR17 Special Servicer will be entitled to (among other things)
          special servicing fees, workout fees and/or liquidation fees with respect to the RRI Hotel Portfolio Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR18 pooling and servicing agreement with respect to other pooled mortgage loans.

     o    The representative of the holder of a majority of the "controlling class" under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement generally has the right to replace the BSCMSI 2007-PWR17 Special
          Servicer (with or without cause) as the special servicer for the RRI
          Hotel Portfolio Loan Group, after consultation with the holder of the
          RRI Hotel Portfolio Pooled Mortgage Loan (which for this purpose will be the series 2007-PWR18 controlling class representative), but conditions to a replacement include (among other things) delivery of confirmation from each of S&P, Fitch and DBRS to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR18 certificates.

     o    In general, the respective parties to the BSCMSI 2007-PWR17 Pooling and Servicing Agreement (and the series 2007-PWR17 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR18 pooling and servicing agreement (and the series
          2007-PWR18 controlling class representative).

     o    The respective parties to the series 2007-PWR18 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the BSCMSI 2007-PWR17 Pooling and Servicing
          Agreement (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the BSCMSI 2007-PWR17
          Pooling and Servicing Agreement).

                                     S-150

     The AG Industrial Portfolio Loan Group

     The AG Industrial Portfolio Pooled Mortgage Loan (which represents 1.5% of the initial mortgage pool balance and 1.8% of the initial loan group 1 balance)
and the AG Industrial Portfolio Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the AG
Industrial Portfolio Mortgaged Properties. The AG Industrial Portfolio
Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The AG
Industrial Portfolio Non-Pooled Subordinate Loan has an original principal balance of $5,220,000, an interest rate equal to 5.801% and the same maturity date as the AG Industrial Portfolio Pooled Mortgage Loan.

     Set forth below is a general description of the rights granted to the AG
Industrial Portfolio Non-Pooled Subordinate Loan Noteholder pursuant to the collective arrangements evidenced by the AG Industrial Portfolio Intercreditor
Agreement and the series 2007-PWR18 pooling and servicing agreement.

     An intercreditor agreement (the "AG Industrial Portfolio Intercreditor
Agreement") between the holders of the AG Industrial Portfolio Pooled Mortgage
Loan and the AG Industrial Portfolio Non-Pooled Subordinate Loan (the "AG
Industrial Portfolio Pooled Mortgage Noteholder" and the "AG Industrial
Portfolio Non-Pooled Subordinate Noteholder", respectively) sets forth the rights of such noteholders. The AG Industrial Portfolio Intercreditor Agreement
generally provides that the mortgage loans that comprise the AG Industrial
Portfolio Loan Group will be serviced and administered pursuant to the series
2007-PWR18 pooling and servicing agreement. The AG Industrial Portfolio
Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the AG Industrial Portfolio Loan Group will be allocated first to the AG Industrial Portfolio Non-Pooled Subordinate Loan and then to the AG
Industrial Portfolio Pooled Mortgage Loan.

     Application of Funds. For so long as there exists and is continuing with respect to the AG Industrial Portfolio Mortgage Loan Group (i) a monetary event of default or (ii) any material non-monetary event of default (unless the AG
Industrial Portfolio Non-Pooled Subordinate Noteholder has cured such default), the AG Industrial Portfolio Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the AG Industrial Portfolio
Mortgage Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the AG
Industrial Portfolio Pooled Mortgage Loan prior to paying interest or principal to the holder of the AG Industrial Portfolio Non-Pooled Subordinate Loan. Prior
to such an event of default (or if such an event of default exists but the AG
Industrial Portfolio Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the AG Industrial Portfolio
Pooled Mortgage Loan and on the AG Industrial Portfolio Non-Pooled Subordinate
Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the AG Industrial Portfolio Loan Group, resulting in a monetary event of default, the AG Industrial Portfolio Non-Pooled
Subordinate Noteholder will have the right to cure such monetary event of default, but may cure no more than four consecutive monetary events of default.
The AG Industrial Portfolio Non-Pooled Subordinate Noteholder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, pursuant to the terms of the AG Industrial Portfolio Intercreditor Agreement,
the AG Industrial Portfolio Non-Pooled Subordinate Noteholder will not be permitted to effect more than 6 cure periods over the loan term.

     Purchase Option. In the event that the AG Industrial Portfolio Loan Group becomes a specially serviced mortgage loan (as to which an event of default has occurred and is continuing), the AG Industrial Portfolio Non-Pooled Subordinate
Noteholder will have an option to purchase the AG Industrial Portfolio Pooled
Mortgage Loan (as a part of the AG Industrial Portfolio Loan Group) from the trust fund at a price generally equal to the unpaid principal balance of the AG
Industrial Portfolio Pooled Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the AG
Industrial Portfolio Pooled Mortgage Loan, all related unreimbursed servicing advances together with accrued and unpaid interest on all advances and any recovered costs not previously reimbursed to the AG Industrial Portfolio Pooled
Mortgage Noteholder.

                                     S-151

     Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the special servicer will be required to obtain the prior approval of the AG Industrial Portfolio
Non-Pooled Subordinate Noteholder prior to taking any Material Action (which approval may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR18 certificateholders and the AG Industrial Portfolio Non-Pooled Subordinate Noteholder (as a
collective whole), the special servicer may take any such action without waiting for the response of the AG Industrial Portfolio Non-Pooled Subordinate
Noteholder. In addition, the special servicer will not be obligated to seek approval from the AG Industrial Portfolio Non-Pooled Subordinate Noteholder for
any actions to be taken by it if: (i) the special servicer notified the AG
Industrial Portfolio Non-Pooled Subordinate Noteholder in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the AG Industrial Portfolio Loan Group; and (ii) for 60 days following the first such notice, the AG Industrial Portfolio Non-Pooled
Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable special servicer considers to be consistent with the Servicing Standard.

     If and for so long as any AG Industrial Portfolio Change of Control Event exists, then the AG Industrial Portfolio Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Approval and
Consultation Rights" section, and the special servicer will not be required to consult with or seek the consent of the AG Industrial Portfolio Non-Pooled
Subordinate Noteholder with respect to any Material Action related to the AG
Industrial Portfolio Loan Group. Instead, the series 2007-PWR18 controlling class representative will have such rights and the special servicer will be required to consult with or seek the consent of the series 2007-PWR18 controlling class representative with respect to any Material Action related to the AG Industrial Portfolio Loan Group.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the AG Industrial Portfolio Non-Pooled Subordinate Noteholder or the
series 2007-PWR18 controlling class representative, as contemplated by the preceding paragraphs, may, and the applicable special servicer is to ignore any advice, direction or objection so given that in its reasonable good faith judgment would:

     o    require or cause the special servicer to violate applicable law, the terms of the AG Industrial Portfolio Loan Group or the AG Industrial
          Portfolio Intercreditor Agreement or any other provision of the series
          2007-PWR18 pooling and servicing agreement, including provisions relating to the REMIC provisions of the Internal Revenue Code or a party's obligation to act in accordance with the Servicing Standard;
          or

     o    expose any participant or party to the series 2007-PWR18 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

     o    materially expand the scope of the applicable special servicer's responsibilities under the series 2007-PWR18 pooling and servicing agreement.

     The initial AG Industrial Portfolio Non-Pooled Subordinate Noteholder will be an affiliate of the depositor, the related sponsor and mortgage loan seller.

     The AG Industrial Portfolio Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against the AG Industrial Portfolio
Non-Pooled Subordinate Noteholder for acting solely in its own interests.

     The Circuit City San Rafael Loan Group

     The Circuit City San Rafael Pooled Mortgage Loan (which represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance)
and the Circuit City San Rafael Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Circuit
City San Rafael Mortgaged Properties. The Circuit City San Rafael Non-Pooled
Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The Circuit City San
Rafael Non-Pooled Subordinate Loan has an original principal balance of
$1,600,000, an interest rate equal to 5.824% and the same maturity date as the
Circuit City San Rafael Pooled Mortgage Loan.

                                     S-152

     Set forth below is a general description of the rights granted to the
Circuit City San Rafael Non-Pooled Subordinate Loan Noteholder pursuant to the collective arrangements evidenced by the Circuit City San Rafael Intercreditor
Agreement and the series 2007-PWR18 pooling and servicing agreement.

     An intercreditor agreement (the "Circuit City San Rafael Intercreditor
Agreement") between the holders of the Circuit City San Rafael Pooled Mortgage
Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan (the "Circuit
City San Rafael Pooled Mortgage Noteholder" and the "Circuit City San Rafael
Non-Pooled Subordinate Noteholder", respectively) sets forth the rights of such noteholders. The Circuit City San Rafael Intercreditor Agreement generally provides that the mortgage loans that comprise the Circuit City San Rafael Loan
Group will be serviced and administered pursuant to the series 2007-PWR18 pooling and servicing agreement. The Circuit City San Rafael Intercreditor
Agreement generally provides that expenses, losses and shortfalls relating to the Circuit City San Rafael Loan Group will be allocated first to the Circuit
City San Rafael Non-Pooled Subordinate Loan and then to the Circuit City San
Rafael Pooled Mortgage Loan.

     Application of Funds. For so long as there exists and is continuing with respect to the Circuit City San Rafael Mortgage Loan Group (i) a monetary event of default or (ii) any material non-monetary event of default (unless the
Circuit City San Rafael Non-Pooled Subordinate Noteholder has cured such default), the Circuit City San Rafael Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the Circuit City
San Rafael Mortgage Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default
Interest) and principal (until such amounts have been paid in full) payable on the Circuit City San Rafael Pooled Mortgage Loan prior to paying interest or principal to the holder of the Circuit City San Rafael Non-Pooled Subordinate
Loan. Prior to such an event of default (or if such an event of default exists but the Circuit City San Rafael Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest)
and then, principal then due (and principal prepayments) on the Circuit City San
Rafael Pooled Mortgage Loan and on the Circuit City San Rafael Non-Pooled
Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Circuit City San Rafael Loan Group, resulting in a monetary event of default, the Circuit City San Rafael Non-Pooled
Subordinate Noteholder will have the right to cure such monetary event of default, but may cure no more than four consecutive monetary events of default.
The Circuit City San Rafael Non-Pooled Subordinate Noteholder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, pursuant to the terms of the Circuit City San Rafael Intercreditor Agreement,
the Circuit City San Rafael Non-Pooled Subordinate Noteholder will not be permitted to effect more than 6 cure periods over the loan term.

     Purchase Option. In the event that the Circuit City San Rafael Loan Group becomes a specially serviced mortgage loan (as to which an event of default has occurred and is continuing), the Circuit City San Rafael Non-Pooled Subordinate
Noteholder will have an option to purchase the Circuit City San Rafael Pooled
Mortgage Loan (as a part of the Circuit City San Rafael Loan Group) from the trust fund at a price generally equal to the unpaid principal balance of the
Circuit City San Rafael Pooled Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the
Circuit City San Rafael Pooled Mortgage Loan, all related unreimbursed servicing advances together with accrued and unpaid interest on all advances and any recovered costs not previously reimbursed to the Circuit City San Rafael Pooled
Mortgage Noteholder.

     Approval and Consultation Rights. Except under the circumstances described below in this "--Approval and Consultation Rights" section, the special servicer will be required to obtain the prior approval of the Circuit City San Rafael
Non-Pooled Subordinate Noteholder prior to taking any Material Action (which approval may be deemed given under the circumstances contemplated by the related intercreditor agreement); provided, that in the event that the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2007-PWR18 certificateholders and the Circuit City San Rafael Non-Pooled Subordinate Noteholder (as a
collective whole), the special servicer may take any such action without waiting for the response of the Circuit City San Rafael Non-Pooled Subordinate
Noteholder. In addition, the special servicer will not be obligated to seek approval from the Circuit City San Rafael Non-Pooled Subordinate Noteholder for
any actions to be taken by it if: (i) the special servicer notified the Circuit
City San Rafael Non-Pooled Subordinate Noteholder in writing of various actions that the special servicer proposes to take

                                     S-153

with respect to the workout or liquidation of the Circuit City San Rafael Loan
Group; and (ii) for 60 days following the first such notice, the Circuit City
San Rafael Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     If and for so long as any Circuit City San Rafael Change of Control Event exists, then the Circuit City San Rafael Non-Pooled Subordinate Noteholder will not have the rights and powers described above in this "--Approval and
Consultation Rights" section, and the special servicer will not be required to consult with or seek the consent of the Circuit City San Rafael Non-Pooled
Subordinate Noteholder with respect to any Material Action related to the
Circuit City San Rafael Loan Group. Instead, the series 2007-PWR18 controlling class representative will have such rights and the special servicer will be required to consult with or seek the consent of the series 2007-PWR18 controlling class representative with respect to any Material Action related to the Circuit City San Rafael Loan Group.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the Circuit City San Rafael Non-Pooled Subordinate Noteholder or the
series 2007-PWR18 controlling class representative, as contemplated by the preceding paragraphs, may, and the special servicer is to ignore any advice, direction or objection so given that in its reasonable good faith judgment would:

     o    require or cause the special servicer to violate applicable law, the terms of the Circuit City San Rafael Loan Group or the Circuit City
          San Rafael Intercreditor Agreement or any other provision of the series 2007-PWR18 pooling and servicing agreement, including provisions relating to the REMIC provisions of the Code or a party's obligation to act in accordance with the Servicing Standard; or

     o    expose any participant or party to the series 2007-PWR18 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

     o    materially expand the scope of the special servicer's responsibilities under the series 2007-PWR18 pooling and servicing agreement.

     The initial Circuit City San Rafael Non-Pooled Subordinate Noteholder will be an affiliate of the depositor, the related sponsor and mortgage loan seller.

     The Circuit City San Rafael Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against the Circuit City San Rafael
Non-Pooled Subordinate Noteholder for acting solely in its own interests.

     PCFII Mortgage Loan Groups

     The Pooled Mortgage Loan included in each PCFII Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property. None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement for the benefit of the holders thereof collectively. The GGP Portfolio
Non-Pooled Subordinate Loan has an original principal balance of $40,000,000 and an interest rate of 5.60% per annum. The Aviata Apartments Non-Pooled
Subordinate Loan has an original principal balance of $500,000 and an interest rate of 6.58% per annum. Each of those Non-Pooled Subordinate Loans has the same maturity date as (but a different mortgage interest rate than) the related pooled mortgage loan. Each of the Non-Pooled Subordinate Loans is currently held by an affiliate of the related mortgage loan seller.

     Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor
Agreement, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right to direct the applicable master servicer and the special servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan
Group as described under "-- PCFII Non-Pooled Subordinate Noteholders." In addition, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under "Servicing of the Mortgage Loans Under the
Series 2007-

                                     S-154

PWR18 Pooling and Servicing Agreement--Replacement of The Special Servicer" and
(ii) whether or not a PCFII Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the PCFII Pooled
Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the Series
2007-PWR18 Pooling and Servicing Agreement--Replacement of The Special Servicer"
and "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled Subordinate
Noteholders" in this prospectus supplement.

     If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCFII Mortgage Loan
Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the related Mortgage Loan Group Intercreditor
Agreement on the related pooled mortgage loan until the related pooled mortgage loan is paid in full, prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will generally be applied, first, to pay accrued and unpaid interest (other than
Default Interest) and principal then due on the related pooled mortgage loan, and any principal prepayment allocable to the pooled mortgage loan under the related mortgage loan documents, and, then, to pay accrued and unpaid interest
(other than Default Interest) and principal then due on the related Non-Pooled
Subordinate Loan, and any principal prepayments allocable to the related
Non-Pooled Subordinate Loan under the related mortgage loan documents.

     PCFII Non-Pooled Subordinate Noteholders. With respect to each PCFII
Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the special servicer will be permitted to take
(or, in the case of the special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCFII Mortgage Loan Group documents has occurred) any Material Action (but only if the special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate Noteholder of such proposed action in writing, and that Non-Pooled Subordinate Noteholder has not objected in writing within 10 business days (or in the case of the Aviata Apartments Loan Group, 5 business days if such loan is not specially serviced) following that Non-Pooled
Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled Subordinate Noteholder reasonably requests with respect to the proposed action; provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related
Non-Pooled Subordinate Noteholder (as a collective whole), the applicable master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer's taking) any such action without waiting for the related Non-Pooled Subordinate Noteholder's response.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCFII Mortgage
Loan Group may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

     o    would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group Intercreditor
          Agreement or the series 2007-PWR18 pooling and servicing agreement, including that party's obligation to act in accordance with the
          Servicing Standard; or

     o    result in an adverse tax consequence for the trust fund.

     Furthermore, the applicable master servicer or the special servicer will not be obligated to seek approval from the applicable Non-Pooled Subordinate
Noteholder for a PCFII Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCFII Mortgage Loan
Group if:

                                     S-155

     o    the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled
          Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable PCFII Mortgage
          Loan Group; and

     o    for 90 days following the first such notice, the applicable related
          Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any
PCFII Mortgage Loan Group will not have the rights otherwise described above for so long as a PCFII Change of Control Event exists with respect to that PCFII
Mortgage Loan Group.

     In addition, each related Non-Pooled Subordinate Noteholder for a PCFII
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary and non-monetary events of default under the applicable Mortgage Loan
Group, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The related Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days (with respect to monetary events of default) or 30 days
(with respect to non-monetary events of default) after the later of receipt of notice or the expiration of the applicable grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related
Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled
Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan
Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; however, such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

     The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group will also have the option to purchase the related Pooled Mortgage
Loan if an event of default under that PCFII Mortgage Loan Group occurs and that
PCFII Mortgage Loan Group becomes specially serviced. With respect to the Aviata
Apartments Loan Group, if and for so long as the Aviata Apartments Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the Aviata Apartments Non-Pooled Subordinate Noteholder losing its control rights under the Aviata Apartments Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the Aviata Apartments Non-Pooled
Subordinate Noteholder may, at its option, purchase or designate another person to purchase the Aviata Apartments Pooled Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the Aviata Apartments
Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the Aviata Apartments Pooled Mortgage Loan and accrued and unpaid interest thereon. With respect to the GGP Portfolio Loan Group, if (a)
any scheduled payment of principal and interest becomes 90 or more days delinquent, (b) the GGP Portfolio Loan Group has been accelerated, (c) the principal balance is not paid at maturity, (d) the related borrower files for bankruptcy, (e) the GGP Portfolio Loan Group shall become a specially serviced mortgage loan, or (f) any monetary or non-monetary default shall exist and the
GGP Portfolio Non-Pooled Subordinate Noteholder shall have exhausted its rights to cure monetary defaults or material non-monetary events of default pursuant to the GGP Portfolio Intercreditor Agreement, then the GGP Portfolio Non-Pooled
Subordinate Noteholder may, at its option, purchase the GGP Portfolio Pooled
Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the GGP Portfolio Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the GGP Portfolio
Pooled Mortgage Loan and accrued and unpaid interest thereon. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or special servicer for a PCFII Mortgage Loan Group will be payable by the related
Non-Pooled Subordinate Noteholder if (i) the series 2007-PWR18 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series
2007-PWR18 pooling and servicing agreement in connection with such purchase by such related Non-Pooled Subordinate

                                      S-156

Noteholder of written notice from the special servicer that such transfer has taken place; provided, however, with respect to the GGP Portfolio Loan Group, no liquidation fee will be payable by the GGP Portfolio Non-Pooled Subordinate
Noteholder if the GGP Portfolio Pooled Mortgage Loan is purchased within 90 days of the date on which the purchase option is first effective. Furthermore, the related Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a PCFII Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the
Mortgage Pool - Pari Passu, Subordinate and/or Other Financing" in this prospectus supplement.

     The initial Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan
Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

     The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders. It has no obligations to the series
2007-PWR18 certificateholders and may act solely in its own interests. No series
2007-PWR18 certificateholder may take any action against a Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

     The PMCF Mortgage Loan Groups

     The Southlake Mall Loan Group

     General. The Southlake Mall Pooled Mortgage Loan (which represents 2.8% of the initial mortgage pool balance and 3.2% of the initial loan group 1 balance)
and the Southlake Mall Non-Pooled Pari Passu Companion Loan have the same borrower and are secured by the same mortgage instrument encumbering the
Southlake Mall Mortgaged Property. The Southlake Mall Non-Pooled Pari Passu
Companion Loan will be pari passu in right of payment with the Southlake Mall
Pooled Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu Companion Loan is
not an asset of the trust, but will be serviced pursuant to the series
2007-PWR18 pooling and servicing agreement. The Southlake Mall Non-Pooled Pari
Passu Companion Loan has an original principal balance of $30,000,000 and has the same interest rate and the same maturity date as the Southlake Mall Pooled
Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu Companion Loan is
currently held by Prudential Mortgage Capital Funding, LLC, one of the mortgage loan sellers, or an affiliate. The Southlake Mall Non-Pooled Pari Passu
Companion Loan or a portion thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group Intercreditor Agreement). Set forth below is a general description of the rights granted to the Southlake Mall
Non-Pooled Pari Passu Companion Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement and the series 2007-PWR18 pooling and servicing agreement.

     The intercreditor agreement (the "Southlake Mall Intercreditor Agreement")
between the holder of the Southlake Mall Pooled Mortgage Loan and the Southlake
Mall Non-Pooled Pari Passu Companion Noteholder provides, among other things, that for so long as either the Southlake Mall Pooled Mortgage Loan or the
Southlake Mall Non-Pooled Pari Passu Companion Loan is included in a commercial mortgage securitization, the applicable master servicer or special servicer, if applicable, is obligated to administer the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan consistent with the terms of the Southlake Mall Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

     Application of Funds. The Southlake Mall Intercreditor Agreement provides that:

     o    the Southlake Mall Pooled Mortgage Loan and the Southlake Mall
          Non-Pooled Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Southlake Mall Pooled Mortgage Loan and/or the Southlake Mall
          Non-Pooled Pari Passu Companion Loan (in each case, subject to the rights of the applicable master servicer, the special servicer and the trustee under the series 2007-PWR18 pooling and

                                      S-157

          servicing agreement (and the master servicer, the special servicer and the trustee under any other pooling and servicing agreement relating to the Southlake Mall Non-Pooled Pari Passu Companion Loan and any
          other service providers with respect to the Southlake Mall Non-Pooled
          Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the series 2007-PWR18 pooling and servicing agreement) will be applied to the Southlake Mall Pooled
          Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion
          Loan on a pari passu basis according to their respective outstanding principal balances.

     Servicing. The Southlake Mall Non-Pooled Pari Passu Companion Noteholder,
or its representative, has the right to consult with the applicable master servicer or special servicer, as applicable, in respect of certain matters related to the Southlake Mall Loan Group and the Southlake Mall Mortgaged
Property. The Southlake Mall Non-Pooled Pari Passu Companion Noteholder or its
representative will have an opportunity to review any of these proposed Material
Actions to be taken by the applicable master servicer or special servicer as to which the series 2007-PWR18 controlling class representative has a consent or consultation right, which servicer is required to give the Southlake Mall
Non-Pooled Pari Passu Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or special servicer to take any such action. However, neither the applicable master servicer nor the special servicer will be obligated to act upon the direction, advice or objection of the Southlake Mall Non-Pooled Pari Passu Companion Noteholder, or
its representative, in connection with any such proposed Material Action.

     If the series 2007-PWR18 controlling class representative and the Southlake
Mall Non-Pooled Pari Passu Companion Noteholder (or its representative) are not able to agree on a course of action that satisfies the Servicing Standard under the series 2007-PWR18 pooling and servicing agreement within 10 business days
(or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the applicable master servicer or special servicer, as applicable, the series 2007-PWR18 controlling class representative will be entitled to direct the applicable master servicer or special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the series 2007-PWR18 pooling and servicing agreement (including that such action does not violate the Servicing Standard or another provision of the series 2007-PWR18 pooling and servicing agreement or any applicable REMIC provisions of the Internal Revenue Code), and the applicable master servicer or special servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

     Sale of Defaulted Mortgage Loan. Under the series 2007-PWR18 pooling and servicing agreement, if the Southlake Mall Pooled Mortgage Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the Southlake Mall Pooled Mortgage Loan. Each option holder specified in "--Fair Value Purchase Option" in this prospectus supplement will have an option to purchase the Southlake Mall Pooled Mortgage Loan and following any securitization of the Southlake Mall Non-Pooled Pari Passu
Companion Loan, the Southlake Mall Non-Pooled Pari Passu Companion Noteholder
(or its designees) will have an option to purchase the Southlake Mall Non-Pooled
Pari Passu Companion Loan from the relevant securitization trust, at the purchase price determined by the special servicer under the series 2007-PWR18 pooling and servicing agreement.

     Nonrecoverability Determinations. After the date (if any) when the
Southlake Mall Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization, the applicable master servicer for the
Southlake Mall Pooled Mortgage Loan and each comparable party with respect to the securitization of the Southlake Mall Non-Pooled Pari Passu Companion Loan
pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on its respective Southlake Mall mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective
Southlake Mall mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

     The HRC Portfolio Loan Groups

     The HRC Portfolio 3 Pooled Mortgage Loan (which represents 1.1% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 3 Non-Pooled Subordinate Loan have the same borrower and are

                                      S-158

secured by the same mortgage instrument encumbering the HRC Portfolio 3
Mortgaged Properties. The HRC Portfolio 3 Non-Pooled Subordinate Loan is not an
asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 3 Non-Pooled Subordinate Loan has an original principal balance of $2,595,000, an interest rate equal to 10.0%
and the same maturity date as the HRC Portfolio 3 Pooled Mortgage Loan.

     The HRC Portfolio 1 Pooled Mortgage Loan (which represents 1.1% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 1 Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the HRC Portfolio 1
Mortgaged Properties. The HRC Portfolio 1 Non-Pooled Subordinate Loan is not an
asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 1 Non-Pooled Subordinate Loan has an original principal balance of $2,590,000, an interest rate equal to 10.0%
and the same maturity date as the HRC Portfolio 1 Pooled Mortgage Loan.

     The HRC Portfolio 2 Pooled Mortgage Loan (which represents 1.0% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance) and the HRC Portfolio 2 Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the HRC Portfolio 2
Mortgaged Properties. The HRC Portfolio 2 Non-Pooled Subordinate Loan is not an
asset of the trust, but will be serviced pursuant to the series 2007-PWR18 pooling and servicing agreement. The HRC Portfolio 2 Non-Pooled Subordinate Loan has an original principal balance of $2,525,000, an interest rate equal to 10.0%
and the same maturity date as the HRC Portfolio 2 Pooled Mortgage Loan.

     Set forth below is a general description of the rights granted to the related Non-Pooled Subordinate Loan Noteholder under each of the HRC Portfolio 3
Loan Group, the HRC Portfolio 1 Loan Group and the HRC Portfolio 2 Loan Group
(each, an "HRC Portfolio Loan Group") pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series 2007-PWR18 pooling and servicing agreement.

     Application of Funds. For so long as there exists and is continuing with respect to the applicable HRC Portfolio Loan Group (i) a monetary event of default or (ii) any non-monetary event of default that causes the applicable pooled mortgage loan and the related Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the applicable Non-Pooled Subordinate
Noteholder has cured such default), the related Mortgage Loan Group
Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the applicable HRC Portfolio Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the applicable pooled mortgage loan prior to paying interest or principal to the holder of the related Non-Pooled Subordinate
Loan. Prior to such an event of default (or if such an event of default exists but the related Non-Pooled Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the applicable pooled mortgage loan and on the related Non-Pooled Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

     The applicable Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

     The applicable Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR18 certificateholders.
It has no obligations to the series 2007-PWR18 certificateholders and may act solely in its own interests. No series 2007-PWR18 certificateholder may take any action against the applicable Non-Pooled Subordinate Noteholder for acting solely in its own interests.

     Cure and Purchase Rights. The applicable Non-Pooled Subordinate Noteholder under each HRC Portfolio Loan Group will be entitled (subject to certain terms and conditions set forth in the related Mortgage Loan Group Intercreditor
Agreement) to cure a monetary event of default or any other event of default that may be cured by the payment of money, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, (i) there may not be more than nine "cure events" over the life of the applicable HRC Portfolio Loan Group, (ii) there may not be more than three consecutive "cure events" and (iii) there may not be more than six "cure events", whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" will have a duration equal to, in the event of a delinquent monthly debt service payment, the next due date and, in the case of any other monetary event of default or non-monetary event of default capable of being cured by the payment of money, the one-month period for which

                                      S-159

the applicable Non-Pooled Subordinate Noteholder has exercised its cure rights.
In addition, the applicable Non-Pooled Subordinate Noteholder will be entitled
(subject to certain terms and conditions set forth in the related Mortgage Loan
Group Intercreditor Agreement), to purchase the related pooled mortgage loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the applicable HRC Portfolio Loan Group has occurred and the applicable HRC Portfolio Loan Group becomes specially serviced or if the trust is being terminated. The purchase price will not include any prepayment premium or yield maintenance charge.

     When reviewing the "Servicing of the Mortgage Loans Under the Series
2007-PWR18 Pooling and Servicing Agreement" section in this prospectus supplement, it is important that you consider the effects that the rights and powers of the related Non-Pooled Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

     OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

     Existing (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding:

     o    existing secondary financing secured by the mortgaged property (other than in connection with split loan structures), and/or

     o    existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                                                                                          TRANSFER OF
                                                                                                           MORE THAN
                                                                                                OTHER    49% INTEREST   OTHER LOAN
                                                                                               LENDER    IN OTHER LOAN      IS
                                                                      OTHER                      HAS     IS PROHIBITED   PRESENTLY
                                                                   LENDER HAS       OTHER     DEFAULTED     WITHOUT       HELD BY
                                                                   EXECUTED OR     LENDER       LOAN        RATING        RELATED
                             % OF                                     WILL        HAS CURE    PURCHASE      AGENCY       MORTGAGE
                            INITIAL                   ORIGINAL       EXECUTE     RIGHTS FOR  OPTION FOR   CONFIRMATION     LOAN
         MORTGAGE          MORTGAGE                   PRINCIPAL   INTERCREDITOR   MORTGAGE       THE      (UNLESS TO      SELLER
 LOAN/PROPERTY PORTFOLIO     POOL                     AMOUNT OF    OR SIMILAR       LOAN      MORTGAGE    A QUALIFIED     (OR AN
          NAMES             BALANCE   TYPE OF DEBT   OTHER DEBT     AGREEMENT     DEFAULTS      LOAN      TRANSFEREE)   AFFILIATE)
-------------------------  ---------  ------------  ------------  -------------  ----------  ----------  -------------  ----------

RRI Hotel Portfolio           3.1%     Mezzanine(1) $164,000,000       Yes           Yes         Yes          Yes           (1)
Chimney Ridge Apartments      0.5%     Mezzanine    $  1,500,000       Yes           Yes         Yes          Yes           Yes
Alexandria Apartments         0.5%     Mezzanine    $  2,000,000       Yes           Yes          No          Yes            No
Woodland Hills Apartments     0.3%     Mezzanine    $  1,500,000       Yes           Yes         Yes          Yes           Yes

----------
(1)  The indirect owners of the borrower have incurred existing mezzanine debt in the amount of approximately $164,000,000, which mezzanine debt is not held by the related mortgage loan seller or an affiliate thereof. The mezzanine debt is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Loan Group and indirectly by (a) additional
     Red Roof Inn hotels and (b) related interests owned by owners of the borrower, neither of which is part of the RRI Hotel Portfolio Properties.
     Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties. A default under the mezzanine debt may result in a change in control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secured the RRI Hotel Portfolio
     Loan Group. The estimated allocation of such mezzanine debt to the RRI
     Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the borrower. Additionally, the owners of the borrowers under the RRI Hotel Portfolio Loan Group have incurred a $1.00 mezzanine loan secured by equity interest in the borrowers under the RRI Hotel
     Portfolio Loan Group, which mezzanine loan is held by the related mortgage loan seller or an affiliate thereof.

     Except as otherwise indicated in the table:

                                     S-160

     o    in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
          qualification of the then current ratings on the series 2007-PWR18 certificates; and

     o    in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

     For a discussion of existing financing involving real properties related to split loan structures, see "--Split Loan Structures" above and "Appendix
D--Summaries of the Ten Largest Mortgage Loans" in this prospectus supplement.

     Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

     The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

     o    secondary financing secured by the mortgaged property, and/or

     o    mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower.

                                                                                              MINIMUM
                                                                                              COMBINED                  MORTGAGE
                                                                                           DEBT SERVICE    MAXIMUM       LENDER
                             % OF                               MAXIMUM      OTHER LENDER    COVERAGE      COMBINED    ALLOWED TO
                            INITIAL                            PRINCIPAL     MUST EXECUTE    RATIO OF     LTV RATIO     REQUIRE
                           MORTGAGE                             AMOUNT      INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
  MORTGAGE LOAN/PROPERTY     POOL         TYPE OF DEBT       PERMITTED (IF    OR SIMILAR     LOAN AND      LOAN AND      AGENCY
     PORTFOLIO NAMES        BALANCE        PERMITTED        SPECIFIED) (1)    AGREEMENT     OTHER LOAN    OTHER LOAN  CONFIRMATION
-------------------------  --------  ---------------------  --------------  -------------  ------------  -----------  ------------

DRA / Colonial Office
   Portfolio                 9.9%          Mezzanine              N/A            Yes           1.20x         80%          Yes
GGP Portfolio                6.2%        Mezzanine(2)             N/A            Yes           1.74x         70%          Yes
Hunters Branch I & II        3.5%          Mezzanine              N/A            Yes           1.05x         80%          Yes
Marriott Houston
   Westchase                 3.1%          Mezzanine              N/A            Yes           1.15x         60%          Yes
Southlake Mall               2.8%        Mezzanine(2)             N/A            Yes           1.34x         65%          Yes
11 MetroTech Center          2.4%          Mezzanine              N/A            Yes           1.10x         85%          Yes
Marketplace at Four
   Corners                   1.9%          Mezzanine              N/A            Yes           1.05x         85%          Yes
Dulaney Center I & II        1.6%          Mezzanine              N/A             No           1.15x         85%           No
Aviata Apartments            1.1%          Mezzanine              N/A            Yes           1.50x         60%          Yes
Kroger Marketplace
   Centre                    1.0%      Property Secured           N/A            Yes           1.20x         80%          Yes
Glenwood Apartments          0.7%        Mezzanine(3)             N/A            Yes           1.10x         85%          Yes
5555 East Olympic
   Boulevard                 0.7%          Mezzanine              N/A            Yes           1.10x         80%          Yes
Raintree Apartments          0.6%        Mezzanine(3)             N/A            Yes           1.10x         85%          Yes
Park Forest Shopping
   Center                    0.5%          Mezzanine              N/A             No           1.10x         90%           No

                                      S-161

                                                                                              MINIMUM
                                                                                              COMBINED                  MORTGAGE
                                                                                           DEBT SERVICE    MAXIMUM       LENDER
                             % OF                               MAXIMUM      OTHER LENDER    COVERAGE      COMBINED    ALLOWED TO
                            INITIAL                            PRINCIPAL     MUST EXECUTE    RATIO OF     LTV RATIO     REQUIRE
                           MORTGAGE                             AMOUNT      INTERCREDITOR    MORTGAGE    OF MORTGAGE     RATING
  MORTGAGE LOAN/PROPERTY     POOL         TYPE OF DEBT       PERMITTED (IF    OR SIMILAR     LOAN AND      LOAN AND      AGENCY
     PORTFOLIO NAMES        BALANCE        PERMITTED        SPECIFIED) (1)    AGREEMENT     OTHER LOAN    OTHER LOAN  CONFIRMATION
-------------------------  --------  ---------------------  --------------  -------------  ------------  -----------  ------------

Fairmont Square
   San Leandro               0.5%          Mezzanine              N/A            Yes           1.30x         75%          Yes
Shady Willow Plaza           0.4%          Mezzanine              N/A            Yes           1.30x         75%          Yes
Pearl City Shops             0.4%        Mezzanine(4)             N/A            Yes           1.25x         75%          Yes
Cambridge Court
   Apartments                0.3%        Mezzanine(3)             N/A            Yes           1.10x         85%          Yes
788 Building                 0.3%      Property Secured           N/A             No           1.20x         80%           No
Arlington Pointe             0.3%      Property Secured           N/A             No           1.25x         75%           No
                                     Mezzanine or Property
Bay Bridge Industrial
   Center (PSA)              0.3%         Secured(5)              N/A          Yes/Yes      1.10x/1.15x    80%/75%      Yes/Yes
Circuit City San Rafael      0.3%          Mezzanine              N/A            Yes           1.12x         70%           No
Pine Hill Portfolio          0.2%          Mezzanine              N/A            Yes           1.10x         80%          Yes
SunWest Crossing             0.2%      Property Secured           N/A             No           1.20x         80%           No
Golden Pond Apartments,
   Phase III                 0.2%      Property Secured           N/A             No           1.20x         75%           No
Michael's - Mountain View    0.2%          Mezzanine              N/A            Yes           1.30x         75%          Yes
Century 105 Business Park    0.2%      Property Secured           N/A             No           1.20x         80%           No
Holiday Inn Express -
   San Antonio
   Airport North             0.2%          Mezzanine              N/A            Yes           1.25x         75%          Yes
Shoppes at Lee Road          0.2%      Property Secured           N/A             No           1.15x         80%           No
Comfort Suites -
   Airport North             0.2%          Mezzanine              N/A            Yes           1.25x         75%          Yes

----------
(1)  Indicates the maximum principal amount (if any) that is specifically stated
     in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)  In addition, under certain circumstances, the direct and indirect equity holders of the related borrower and certain affiliates of the related borrower are permitted to pledge their respective equity interests in the related borrower or certain affiliates of the related borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including that such pledge not result in a change in the manager of the related mortgaged property (unless a replacement manager meets certain eligibility criteria).

(3)  Mezzanine indebtedness is permitted only if the managing member of the borrower in place at origination then controls the borrower.

(4)  Only a borrower affiliate is permitted to incur mezzanine indebtedness.

                                      S-162

(5)  Either property-secured or mezzanine indebtedness is permitted, subject to the conditions shown in this table which require (i) in the case of future mezzanine indebtedness, a minimum combined debt service coverage ratio of
     1.10x and a maximum combined LTV ratio of 80%, or (ii) in the case of future property-secured indebtedness, a minimum combined debt service coverage ratio of 1.15x and a maximum combined LTV ratio of 75%.

     Additional Related Information

     In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

     The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

     OTHER ADDITIONAL FINANCING

     With respect to twenty (20) of the pooled mortgage loans, representing 4.3%
of the initial mortgage pool balance (which pooled mortgage loans consist of seventeen (17) pooled mortgage loans in loan group 1, representing 4.6% of the initial loan group 1 balance, and three (3) pooled mortgage loans in loan group
2, representing 2.2% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

     The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Trumbull Marriott, representing 1.2% of the initial mortgage pool balance (and 1.4% of the initial group 1 balance), the borrower has incurred unsecured indebtedness from an affiliate borrower in the original principal amount of $4,000,000.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Wingate Inn - Best
Western, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower has incurred unsecured indebtedness from the related franchisor in the original principal amount of $250,000.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Jackson Plaza, representing 1.0% of the initial mortgage pool balance (and 1.1% of the initial group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of borrower in the maximum principal amount of $2,438,000, subject to certain conditions, including the execution of a subordination and standstill agreement.

     With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Dollar Self Storage -
Laveen, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of the borrower up to a maximum principal amount of $50,000 and for a term of up to 60 days subject to the execution of a subordination and standstill agreement.

                                      S-163

     We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

     Additional Collateral.

     One hundred fifty four (154) of the pooled mortgage loans, representing
67.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 117 pooled mortgage loans in loan group 1, representing 63.2% of the initial loan group 1 balance, and 37 pooled mortgage loans in loan group 2, representing
91.5% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

     Cash Management Agreements/Lockboxes.

     Fifty-seven (57) of the pooled mortgage loans, representing 58.6% of the initial mortgage pool balance (which pooled mortgage loans consist of Fifty-two
(52) pooled mortgage loans in loan group 1, representing 62.5% of the initial loan group 1 balance, and five (5) pooled mortgage loans in loan group 2, representing 34.2% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

                                      S-164

     o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue Date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, "over-the-counter" receipts and in some cases, credit card receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Hazard Insurance.

     See "Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

     Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

     Tenant Matters.

     Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

     o    Fifty-three (53) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 17.3% of the initial mortgage pool balance (and 20.1% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant.

                                      S-165

     o    Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

     o    Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

     o    Certain of the multifamily rental properties consist of senior housing.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise.

     o    Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

     o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

     o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

     o    Included in the mortgaged properties are five (5) medical office properties, identified on Appendix B to this prospectus supplement, securing 1.3% of the initial mortgage pool balance (and 1.5% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals.

     In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future

                                      S-166

construction completion, projected re-tenanting or increased tenant occupancies.
The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 3.4% of the initial mortgage pool balance (and 3.5% of the initial loan group 1 balance, and
3.3% of the initial loan group 2 balance), for which the related appraisals are not more than 29 months old as of the cut-off date.

     Environmental Assessments.

     Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of eight (8) mortgaged properties, representing security for 6.3% of the initial mortgage pool balance (and 6.8% of the initial loan group 1 balance, and
3.3% of the initial loan group 2 balance), for which the related environmental assessments are not more than 29 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

     Property Condition Assessments.

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of eight (8)
mortgaged properties, representing security for 5.5% of the initial mortgage pool balance (and 5.9% of the initial loan group 1 balance, and 3.3% of the initial loan group 2 balance), for which the related engineering reports are not more than 28 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

     Seismic Review Process.

     In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

                                      S-167

     Zoning and Building Code Compliance.

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     Environmental Insurance.

     Thirty-seven (37) mortgage loans, securing 6.7% of the initial mortgage pool balance (which pooled mortgage loans consist of twenty-four (24) pooled mortgage loans in loan group 1, representing 6.7% of the initial loan group 1 balance, and thirteen (13) pooled mortgage loans in loan group 2, representing
7.0% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental liability insurance or pollution legal liability policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity.
These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2007-PWR18 certificates, will have been paid in full.

     In general, each of the secured creditor impaired property, environmental liability insurance or pollution legal liability policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

     o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

     o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

     o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property, environmental liability insurance and pollution legal liability policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

                                      S-168

     The secured creditor impaired property, environmental liability insurance and pollution legal liability policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

     The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$5,218,750 and the total claims under the group policy are subject to a maximum of $24,880,000. There is no deductible under this policy.

     Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental liability insurance and pollution legal liability policies.

     In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

     Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2007-PWR18 certificates, will have been issued.

LOAN PURPOSE

     Sixty-five (65) of the pooled mortgage loans, representing 43.8% of the initial mortgage pool balance (which pooled mortgage loans consist of fifty-one
(51) pooled mortgage loans in loan group 1, representing 44.5% of the initial loan group 1 balance, and fourteen (14) pooled mortgage loans in loan group 2, representing 39.1% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan. One hundred twenty one (121) of the pooled mortgage loans, representing 56.2% of the initial mortgage pool balance (which pooled mortgage loans consist of ninety-six (96) pooled mortgage loans in loan group 1, representing 55.5% of the initial loan group 1 balance, and twenty-five (25)
pooled mortgage loans in loan group 2, representing 60.9% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix B,
Appendix C and Appendix D:

     (1)  References to "U/W DSCR" are references to "Underwritten Debt Service
          Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b)
          required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise),

                                      S-169

          including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Underwritten Debt
          Service Coverage Ratio" or "U/W DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

               o    the debt service coverage ratio information presented in
                    this prospectus supplement with respect to each pooled
                    mortgage loan included in a Mortgage Loan Group that
                    includes one or more Non-Pooled Pari Passu Companion Loans reflects the debt service payable under that pooled mortgage loan and the debt service payable under those Non-Pooled
                    Pari Passu Companion Loans,

               o    the debt service coverage ratio information presented in
                    this prospectus supplement with respect to each pooled
                    mortgage loan included in a Mortgage Loan Group that also
                    includes one or more Non-Pooled Subordinate Loans reflects the debt service payable under that pooled mortgage loan but does not reflect the debt service payable on the related
                    Non-Pooled Subordinate Loans, and

               o    other debt service coverage ratio information for the pooled mortgage loans is presented in this prospectus supplement
                    without regard to any other indebtedness (whether or not
                    secured by the related mortgaged property, ownership
                    interests in the related borrower or otherwise) that
                    currently exists or that may be incurred by the related
                    borrower or its owners in the future.

          The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

          In connection with the calculation of U/W DSCR, in determining
          Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net
          Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash
          Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
          borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future,

                                      S-170

          ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage
          Ratios accurately reflect that ability.

     (2)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
          Term" are references to "Stated Remaining Term to Maturity or ARD".
          For purposes of this prospectus supplement (unless specifically stated
          otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Cut-off Date
          Loan-to-Value Ratio", "LTV Ratio at Maturity" or "Stated Remaining
          Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

               o    the loan-to-value ratio information presented in this
                    prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes
                    one or more Non-Pooled Pari Passu Companion Loans reflects the indebtedness under that pooled mortgage loan and the
                    indebtedness under the related Non-Pooled Pari Passu
                    Companion Loans,

               o    the loan-to-value ratio information presented in this
                    prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes
                    one or more Non-Pooled Subordinate Loans reflects the
                    indebtedness under that pooled mortgage loan but does not
                    reflect the indebtedness under the related Non-Pooled
                    Subordinate Loans, and

               o    other loan-to-value ratio information for the pooled
                    mortgage loans is presented in this prospectus supplement
                    without regard to any other indebtedness (whether or not
                    secured by the related mortgaged property, ownership
                    interests in the related borrower or otherwise) that
                    currently exists or that may be incurred by the related
                    borrower or its owners in the future.

          The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals".

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3)  The loan per net rentable square foot information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more
          Non-Pooled Pari Passu Companion Loans reflects the indebtedness under that pooled mortgage loan and the indebtedness under the related
          Non-Pooled Pari Passu Companion Loans. The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more
          Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the related Non-Pooled Subordinate Loans. The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for

                                      S-171

          the pooled mortgage loan) but ground lease the related pad or parcel
          (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the improvements at the mortgaged property, including the improvements that are owned by those tenants.

     (4)  In some cases, the debt service coverage ratio information and the
          Percent Leased with respect to a mortgaged property reflects the existence of a "master lease". Generally, for purposes of the presentation in this prospectus supplement, we consider a "master lease" to be a lease by an affiliate of the borrower, or by an entity
          (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. However, we do not consider the following to be a "master lease" for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that
          (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. "Master leases" are typically used in connection with the origination of a loan to bring occupancy to a
          "stabilized" level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have
          "master leases", the square footage represented by each master lease and the rental rate represented by each master lease in the notes titled "Footnotes to Appendix B & Appendix C" and, if applicable to the mortgaged properties securing the ten largest pooled mortgage loans, in the section titled "Appendix D-Summaries of the Ten Largest
          Mortgage Loans" in this prospectus supplement.

     (5)  You should review the "Footnotes to Appendix B & Appendix C" in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

     (6)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

     (7)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

     (8)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

     The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as

                                      S-172

described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph and except as described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" above. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

     With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the Issue Date pursuant to the series 2007-PWR18 pooling and servicing agreement.

     If--

     o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2007-PWR18 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR18 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2007-PWR18 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2007-PWR18 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

     The series 2007-PWR18 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

     o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on
          Appendix B to this prospectus supplement, including--

          1.   the identification of the related mortgaged property,

          2.   the cut-off date principal balance of the mortgage loan,

                                      S-173

          3.   the amount of the monthly debt service payment,

          4.   the mortgage interest rate, and

          5.   the maturity date and the original and remaining term to stated
               maturity (or, in the case of an ARD Loan, the anticipated
               repayment date and the original and remaining term to that date).

     o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o    Except as otherwise described under "--Certain Characteristics of the
          Mortgage Pool--Pari Passu, Subordinate and/or Other Financing" above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

     o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1.   Permitted Encumbrances, and

          2.   the discussion under "Certain Characteristics of the Mortgage
               Pool--Pari Passu, Subordinate and/or Other Financing" above.

     o    The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

     o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

     o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in

                                      S-174

          any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

     The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2007-PWR18 pooling and servicing agreement. If--

     o    there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     o    that breach materially and adversely affects the interests of the series 2007-PWR18 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR18 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2007-PWR18 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

     o    cure the material breach or the material document defect in all material respects;

     o    repurchase the affected pooled mortgage loan at the applicable
          Purchase Price; or

     o    prior to the second anniversary of the Issue Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the series 2007-PWR18 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

          1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

          2.   is acceptable to the series 2007-PWR18 controlling class
               representative.

     If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o    the Purchase Price, exceeds

     o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

                                      S-175

     If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

     o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

     o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

          1.   the debt service coverage ratio for all those other loans
               (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix
               B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or
               replacement and (C) 1.25x; and

          2.   the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

     The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2007-PWR18 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

     No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

     A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

     Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2007-PWR18 POOLING AND
                               SERVICING AGREEMENT

GENERAL

     The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the Non-Trust-Serviced Pooled Mortgage
Loans) will be governed by the series 2007-PWR18 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the Series 2007-PWR18
Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2007-PWR18 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus,

                                      S-176

in particular the section captioned "Description of the Pooling and Servicing
Agreements", for additional important information regarding provisions of the series 2007-PWR18 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

     Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life
Insurance Company to us for deposit into the trust fund (and any related
Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled
Mortgage Loan (and the related Non-Pooled Mortgage Loans) and the RRI Hotel
Portfolio Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing
Agreement or the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, as the case may be, and Wells Fargo Bank will play a limited role in the servicing of the
DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio
Pooled Mortgage Loan in Wells Fargo Bank's capacity as master servicer under the series 2007-PWR18 pooling and servicing agreement. Prudential Asset Resources,
Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled
Mortgage Loans). Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding II, LLC to us for deposit into the trust fund. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

     Centerline Servicing Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group in its capacity as initial special servicer under the MLMT 2007-C1 Pooling and Servicing
Agreement and Centerline Servicing Inc. will play no role in the special servicing of the DRA / Colonial Office Portfolio Loan Group in its capacity as special servicer under the series 2007-PWR18 pooling and servicing agreement and
(ii) Centerline Servicing Inc. will conduct special servicing activities with respect to the RRI Hotel Portfolio Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement and
Centerline Servicing Inc. will play no role in the special servicing of the RRI
Hotel Portfolio Loan Group in its capacity as special servicer under the series
2007-PWR18 pooling and servicing agreement.

     In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2007-PWR18 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2007-PWR18 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2007-PWR18 pooling and servicing agreement.

     Each of DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI
Hotel Portfolio Pooled Mortgage Loan, each of which is a Non-Trust-Serviced
Pooled Mortgage Loan, is and will continue to be serviced and administered under the related Non-Trust Servicing Agreement. See "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool --Pari Passu, Subordinate and
Other Financing--Split Loan Structures--The DRA / Colonial Office Portfolio Loan
Group" and "--The RRI Hotel Portfolio Loan Group" in this prospectus supplement.

     The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans and any related REO
Properties) for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

                                      S-177

     In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2007-PWR18
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans (other than the Non-Trust-Serviced Pooled Mortgage
          Loans) as to which it is the applicable master servicer and no
          Servicing Transfer Event has occurred, and

     o    all worked-out mortgage loans (other than the Non-Trust-Serviced
          Pooled Mortgage Loans) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

     The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to any Non-Trust-Serviced Pooled Mortgage Loan).

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loans or any REO Properties related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to a limited extent, the Non-Trust-Serviced Pooled Mortgage Loans or any REO
Properties related thereto) as to which it is the applicable master servicer.

     None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2007-PWR18 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each Trust-Serviced
Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2007-PWR18 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

     Each Non-Trust-Serviced Pooled Mortgage Loan will be principally serviced and administered under the related Non-Trust Servicing Agreement. If the series
2007-PWR18 trustee receives actual notice of a default or event of default by any party under a Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2007-PWR18 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2007-PWR18 pooling and servicing agreement. In addition, the series 2007-PWR18 trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of a Non-Trust Servicing Agreement and/or the Mortgage Loan
Group Intercreditor Agreement related to a Non-Trust-Serviced Pooled Mortgage
Loan, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the related Non-Trust Servicing Agreement, unless the series 2007-PWR18 trustee receives the consent of the applicable series
2007-PWR18 master servicer and the series 2007-PWR18 controlling class representative and a written confirmation from each of the Rating Agencies to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of series 2007-PWR18 certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

                                      S-178

     Although each Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2007-PWR18 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

     The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2007-PWR18 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

     The master servicing fee:

     o    will be earned with respect to each and every pooled mortgage loan
          (including each Non-Trust-Serviced Pooled Mortgage Loan), including--

          1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

          2.   each such pooled mortgage loan, if any, as to which the
               corresponding mortgaged property has become an REO Property, and

          3.   each such pooled mortgage loan as to which defeasance has
               occurred; and

     o    in the case of each such pooled mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that pooled mortgage loan, which will be a 30/360 Basis or an Actual/360
               Basis, as applicable,

          2.   accrue at a master servicing fee rate, on a loan-by-loan basis,

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

          4.   be payable monthly to the applicable master servicer from amounts received with respect to interest on that pooled mortgage loan.

     Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

     If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

     The applicable master servicer will generally be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan
(subject to, in the case of a Trust-Serviced Non-Pooled Mortgage Loan that constitutes a Non-Pooled Pari Passu Companion Loan, the pari passu application of payments and collections on the related Mortgage Loan Group).

     Under the related Non-Trust Servicing Agreement, the MLMT 2007-C1 Master
Servicer and the BSCMSI 2007-PWR17 Master Servicer will each be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at the respective rate per annum described under "Description of

                                      S-179

the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures--The DRA / Colonial
Office Portfolio Loan Group" and "--The RRI Hotel Portfolio Loan Group") with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the RRI
Hotel Portfolio Pooled Mortgage Loan, as applicable. Those fees (including those other administrative fees payable under the related Non-Trust Servicing
Agreement) are taken into account when calculating the related Administrative
Fee Rate and certain other amounts and, if necessary, are adjusted, for this purpose, to their equivalent calculated on an Actual/360 Basis from month to month. Those fees (including those other administrative fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement in connection with the related
Non-Trust-Serviced Pooled Mortgage Loan.

     Prepayment Interest Shortfalls. The series 2007-PWR18 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest
Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2007-PWR18 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2007-PWR18 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

     Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans, if any, that provide for scheduled payments to be due after the seventh day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR18 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date (that is, the business day before the distribution date) in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount

                                      S-180

equal to the sum of one-month's interest (at the related Mortgage Pass-Through
Rate) on the principal portion of the payment and (as already described under
(and without duplication of the obligations described in) "Prepayment Interest
Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls"
above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans, if any, that matures after the seventh day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments".

     Each Non-Trust-Serviced Pooled Mortgage Loan generally provides for scheduled payments of principal and interest to be due on a day that is not later than the fifth day of each month, subject to any applicable business day convention. The applicable master servicer under the related Non-Trust Servicing
Agreement is required to make remittance of collections on the date that is described under "Description of the Mortgage Pool--Certain Characteristics of
the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures". If the related borrower makes a voluntary principal prepayment or the balloon payment on or before the scheduled due date in any month in accordance with the related mortgage loan documents in effect on the Issue Date, and the master servicer under the related Non-Trust Servicing Agreement timely remits that payment to the applicable master servicer under the series
2007-PWR18 pooling and servicing agreement, then that applicable series
2007-PWR18 master servicer will be required to cause the payment and any accompanying interest to be included in the Available Distribution Amount for the distribution date occurring in that month. If the applicable series
2007-PWR18 master servicer fails to perform all obligations set forth in the previous sentence, then (A) it will be required to make the applicable monthly debt service advance if the payment is a balloon payment (as otherwise described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments") and (B) that failure to make a payment, whether in the case of a principal prepayment or a balloon payment, will constitute an Event of
Default but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR18 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment similar to a payment of compensating interest in an amount equal to one-month's interest
(at the related Mortgage Pass-Through Rate) on the principal portion of the payment. If the master servicer performs the obligation described in the second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment. If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal
Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to their special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

                                      S-181

     Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the special servicer.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced
               Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement), if any, and

          2.   each mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related
               Non-Trust Servicing Agreement), if any, as to which the
               corresponding mortgaged property has become an REO Property;

     o    in the case of each mortgage loan described in the foregoing bullet, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

     Notwithstanding the foregoing, any special servicing fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loan and/or the applicable Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage
Loan, for which a similar fee may become payable under the related Non-Trust
Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related
Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

                                      S-182

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2007-PWR18 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement)
for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property, for which a similar fee may become payable under the related
Non-trust Servicing Agreement) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest, late payment charges and/or Post-ARD Additional Interest.

     In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement, by the special servicer or 2007-PWR18 controlling class representative pursuant to the exercise of the option described under "--Fair Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement. Notwithstanding the foregoing, a liquidation fee will be payable in connection with such a purchase by a Non-Pooled Subordinate
Noteholder relating to a PCFII Mortgage Loan Group pursuant to its defaulted loan purchase option if (i) with respect to the Aviata Apartments Loan Group, the purchase occurs more than 90 days after the later of the date when the
Aviata Apartments Pooled Mortgage Loan becomes a specially serviced mortgage loan and the Aviata Apartments Non-Pooled Subordinate Noteholder's receipt of notice from the special servicer that such transfer to special servicing has occurred and (ii) with respect to the GGP Portfolio Loan Group, the purchase occurs more than 90 days after the date on which the purchase option is first effective.

     Any liquidation fees earned with respect to any Trust-Serviced Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any
Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-PWR18 certificateholders.

     Additional Servicing Compensation. The following items collected on any mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2007-PWR18 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
          2007-PWR18 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

     o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

                                     S-183

     o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

     Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted
Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

     o    will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

     No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2007-PWR18 pooling and servicing agreement. The master servicers, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2007-PWR18 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2007-PWR18 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, the special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     The special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

     If a master servicer is required under the series 2007-PWR18 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

     o    if the failure continues for one more business day, to make the servicing advance.

     Except for the applicable master servicer, the special servicer or the trustee as described above, no person - including the holder of any related
Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that it or the special servicer

                                     S-184

determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO
Property. If the applicable master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

     Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2007-PWR18 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2007-PWR18 certificates on that distribution date.

     Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

     In general, none of the series 2007-PWR18 master servicers, the series
2007-PWR18 special servicer or the series 2007-PWR18 trustee will be required to make any servicing advances with respect to any Non-Trust-Serviced Pooled
Mortgage Loan under the series 2007-PWR18 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related Non-Trust Servicing Agreement.

                                     S-185

     The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-PWR18 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2007-PWR18 certificateholders and the related
Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

     The master servicers, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

     If any servicing advances are made with respect to any Non-Trust-Serviced
Pooled Mortgage Loan under the related Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the master servicer under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2007-PWR18 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2007-PWR18 certificateholders will be the holders of the most subordinate class of series 2007-PWR18 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2007-PWR18 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-PWR18 certificateholders will be the holders of the most subordinate class of series
2007-PWR18 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2007-PWR18 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class, the class A-M and AM-A certificates will represent a single class of certificates and the class A-J and AJ-A certificates will represent a single class of certificates.

     Appointment of Controlling Class Representative. The holders of series
2007-PWR18 certificates representing more than 50% of the total principal balance of the series 2007-PWR18 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2007-PWR18 controlling class representative. The series 2007-PWR18 controlling class representative may resign at any time. Centerline REIT Inc., an affiliate of the parent of the initial special servicer, is expected to be the initial series 2007-PWR18 controlling class representative.

     Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2007-PWR18 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

                                     S-186

     o    a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

     o    a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
          Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2007-PWR18 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

     o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

     o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

     o    the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

     o    such other information as the special servicer deems relevant in light of the Servicing Standard.

     The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2007-PWR18 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

     The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2007-PWR18 controlling class representative may reject the report if--

     o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2007-PWR18 certificateholders or (if a Trust-Serviced Mortgage
          Loan Group is involved) the related Trust-Serviced Non-Pooled
          Noteholder, and

     o    it has made a reasonable effort to contact the series 2007-PWR18 controlling class representative.

     The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

     In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2007-PWR18 controlling class representative and the series 2007-PWR18 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

     However, the special servicer may take any Material Action without waiting for the response of the series 2007-PWR18 controlling class representative if the special servicer determines that immediate action is necessary to protect the

                                     S-187

interests of the series 2007-PWR18 certificateholders and, if affected thereby, the related Trust-Serviced Non-Pooled Noteholder(s), as a collective whole.

     Furthermore, the series 2007-PWR18 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties
(other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) or as to which provision is otherwise made in the series 2007-PWR18 pooling and servicing agreement.

     The series 2007-PWR18 controlling class representative will not have the rights described above in connection with any special servicing actions involving any Non-Trust-Serviced Pooled Mortgage Loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures--The DRA / Colonial
Office Portfolio Loan Group" and "--The RRI Hotel Portfolio Loan Group" in this prospectus supplement.

     The series 2007-PWR18 controlling class representative will not have the rights otherwise described above with respect to any PCFII Mortgage Loan Group unless a related PCFII Change of Control Event exists with respect to such
Mortgage Loan Group. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled
Subordinate Noteholders" in this prospectus supplement.

     Notwithstanding the provisions described above, the series 2007-PWR18 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

     o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series
          2007-PWR18 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard and the
          REMIC provisions of the Internal Revenue Code;

     o    result in an adverse tax consequence for the trust fund;

     o    expose the trust, the parties to the series 2007-PWR18 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2007-PWR18 pooling and servicing agreement.

     In connection with the AG Industrial Portfolio Loan Group, the AG
Industrial Portfolio Intercreditor Agreement provides that the AG Industrial
Portfolio Non-Pooled Subordinate Noteholder's approval is required for any
Material Action if and for so long as no AG Industrial Portfolio Change of
Control Event exists and that the series 2007-PWR18 controlling class representative's approval is required for any Material Action after the occurrence of an AG Industrial Change of Control Event. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures--The AG Industrial
Portfolio Loan Group" in this prospectus supplement.

     In connection with the Circuit City San Rafael Loan Group, the Circuit City
San Rafael Intercreditor Agreement provides that the Circuit City San Rafael
Non-Pooled Subordinate Noteholder's approval is required for any Material Action if and for so long as no Circuit City San Rafael Change of Control Event exists and that the series 2007-PWR18 controlling class representative's approval is required for any Material Action after the occurrence of a Circuit City San
Rafael Change of Control Event. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures--The Circuit City San Rafael Loan Group" in
this prospectus supplement.

     Also, notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series
2007-PWR18 controlling class representative regarding any asset status report or the actions

                                     S-188

contemplated by that report with respect to the pooled mortgage loan in any
Trust-Serviced Mortgage Loan Group that constitutes a PCFII Mortgage Loan Group, or even to prepare any asset status report with respect to that Trust-Serviced
Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2007-PWR18 controlling class representative with respect to any servicing action involving that Trust-Serviced Mortgage Loan Group, unless a
PCFII Change of Control Event has occurred and is continuing. Instead, the special servicer will be required to obtain the approval of or accept direction from the related Non-Pooled Subordinate Noteholder as described under
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled Subordinate
Noteholders" in this prospectus supplement, unless a PCFII Change of Control
Event has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report for the series 2007-PWR18 controlling class representative containing information similar to that found in an asset status report for the series 2007-PWR18 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

     When reviewing the rest of this "Servicing Under the Series 2007-PWR18
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2007-PWR18 controlling class representative discussed above could have on the actions of the special servicer and the effects that the rights and powers of the holders of the Non-Pooled
Mortgage Loans discussed above and/or under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series
2007-PWR18 controlling class representative are to be borne by the holders of the series 2007-PWR18 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2007-PWR18 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

     Liability to the Trust Fund and Certificateholders. The series 2007-PWR18 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2007-PWR18 certificates, may act solely in the interests of the holders of the controlling class of series 2007-PWR18 certificates, does not have any duty to the holders of any class of series 2007-PWR18 certificates other than the controlling class of series 2007-PWR18 certificates and may take actions that favor the interests of the holders of the controlling class of series 2007-PWR18 certificates over those of other classes of series 2007-PWR18 certificates. It will have no liability to any other series 2007-PWR18 certificateholders for having acted as described above and those other series 2007-PWR18 certificateholders may not take any action against it for having acted as described above.

     Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2007-PWR18 pooling and servicing agreement or any particular mortgage loan, the series 2007-PWR18 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the special servicer, whereupon (if the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the special servicer, (i) the series 2007-PWR18 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2007-PWR18 controlling class representative), the special servicer on behalf of the trust must (subject to the provisions described under "Description of the Pooling and Servicing Agreements--Some
Matters Regarding the Servicer and the Depositor" in the accompanying prospectus) assume the defense of any such claim against the series 2007-PWR18 controlling class representative; provided, however, that no judgment against the series 2007-PWR18 controlling class representative shall be payable out of the trust fund.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2007-PWR18 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the

                                     S-189

special servicing responsibilities for the special servicer will be the responsibility of the series 2007-PWR18 controlling class certificateholders.
However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR18 certificates.

     Notwithstanding the foregoing, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCFII
Mortgage Loan Groups may each replace the special servicer with another party designated by it, in which case that designated party will be the special servicer for that PCFII Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCFII Change of Control Event has not occurred and
(b) either (i) the special servicer does not meet the eligibility requirements under the series 2007-PWR18 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of Default, or (ii) the initial holder of a majority of the controlling class of series 2007-PWR18 certificates or an affiliate thereof ceases to be the holder of a majority of the class of certificates that then constitutes the controlling class of series 2007-PWR18 certificates; provided, however, in the case of the
GGP Portfolio Loan Group, so long as a PCFII Change of Control Event has not occurred, the GGP Portfolio Non-Pooled Subordinate Noteholder has the right to replace the special servicer at any time, with or without cause.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (excluding each Non-Trust-Serviced Pooled
Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2007-PWR18 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying
Ratings) for the related mortgaged property:

     o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

     o    all other insurance coverage as is required, or (subject to the
          Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

     o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an
          REO Property so long as such insurance is available at commercially reasonable rates); and

     o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

                                     S-190

     Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2007-PWR18 pooling and servicing agreement described above under
"--The Series 2007-PWR18 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

     With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to (i)
direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified
Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing
Standard.

     If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Properties), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch and DBRS (or if not rated by DBRS, the ratings listed above for
S&P and Fitch or the equivalent ratings by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or
Moody's)), and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable.
Such a blanket or master force-placed policy may contain a deductible clause
(not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO
Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced
Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

     Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     In connection with each pooled mortgage loan (other than each
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any

                                     S-191

violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans)
exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating
Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating
Agency or those Rating Agencies, as the case may be, to the series 2007-PWR18 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2007-PWR18 pooling and servicing agreement and/or Mortgage Loan Group Intercreditor Agreement described above under "--The Series 2007-PWR18 Controlling Class Representative--Rights
and Powers of Controlling Class Representative" or "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool --Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures".

TRANSFERS OF INTERESTS IN BORROWERS

     Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than each Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

     o    the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

     o    the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2007-PWR18 certificates. In addition, the series 2007-PWR18 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Except in the case of the Non-Trust-Serviced Pooled Mortgage Loans, the special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o    defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

     o    defer or forgive the payment of late payment charges on any mortgage loan;

                                     S-192

     o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

     o    permit the release, addition or substitution of collateral securing any mortgage loan; or

     o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2007-PWR18 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

     o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

     o    With limited exceptions generally involving the waiver of Default
          Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

          1.   affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2007-PWR18
          certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

     o    As regards modifications, waivers and amendments of a Trust-Serviced
          Mortgage Loan Group:

          1.   following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in accordance with the allocation and payment priorities set forth in the related
               Mortgage Loan Group Intercreditor Agreement, such that none of the trust as holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
               Intercreditor Agreement; and

          2.   in the case of any Mortgage Loan Group that also includes a
               Non-Pooled Subordinate Loan, to the extent consistent with the
               Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

               (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in
                    respect of the related Non-Pooled Subordinate Loan, and

               (b)  no reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which
                    Post-ARD Additional Interest is calculated) of the related pooled mortgage

                                     S-193

                    loan will be effected prior to the reduction of the mortgage rate (exclusive, if applicable, of any portion thereof that represents the rate at which Post-ARD Additional Interest is calculated) of the related Non-Pooled Subordinate Loan.

     o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

          1.   with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
               environmental insurance policy,

          2.   five years prior to the rated final distribution date, and

          3.   if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

          1.   cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or any of the respective grantor trusts related to the class R or class V certificates to fail to qualify as a grantor trust under the Internal Revenue
               Code,

          2.   result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on any of the respective grantor trusts related to the class R or class V certificates under the Internal Revenue Code,
               or

          3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue
               Code.

     o    Subject to applicable law, the related mortgage loan documents and the
          Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

     o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

          1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental
               assessments, at the expense of the borrower, that--

               (a)  the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                    management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable
                    environmental laws or regulations; and

          2.   received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of series 2007-PWR18 certificates.

                                     S-194

     o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2007-PWR18 certificateholder or obtain any confirmation from the Rating Agencies in order to approve waivers of minor covenant defaults
(other than financial covenants) or grant approvals and consents in connection with various routine matters.

     All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

     In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2007-PWR18 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

     Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2007-PWR18 pooling and servicing agreement, unless--

     o    an appraisal had previously been obtained within the prior twelve months, and

     o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

     As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2007-PWR18 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and (ii) in the case of each PCFII Mortgage
Loan Group, the AG Industrial Portfolio Loan Group and the Circuit City San
Rafael Loan Group, the determination of whether the related Non-Pooled
Subordinate Noteholder, on the one hand, or the series 2007-PWR18 controlling class representative, on the other, exercises certain control rights with respect to the related loan group. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments",
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and/or Other

                                     S-195

Financing--Split Loan Structures--The AG Industrial Portfolio Loan Group",
"--Split Loan Structures--The Circuit City San Rafael Loan Group" and "--Split
Loan Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled Subordinate
Noteholders" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine, in consultation with the series 2007-PWR18 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o    any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

     o    no other Servicing Transfer Event or Appraisal Trigger Event has
          occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2007-PWR18 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2007-PWR18 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

     Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

     Also, notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the related Non-Trust-Servicing Agreement) with respect to any
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the related Non-Trust Servicing Agreement, which is similar but not identical to the series 2007-PWR18 pooling and servicing agreement in this regard, based upon appraisals obtained under that Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on that Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans.
These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately

                                     S-196

from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

     Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

     The series 2007-PWR18 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

     If any pooled mortgage loan becomes a Specially Designated Defaulted Pooled
Mortgage Loan, then the special servicer must determine the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination. In the case of each
Non-Trust-Serviced Pooled Mortgage Loan, however, the provisions described above will be subject to any conditions and/or contrary provisions described under
"Description of the Mortgage Pool -- Certain Characteristics of the Mortgage
Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan Structures".

     The holder(s) of a majority in principal amount of the series 2007-PWR18 controlling class and the special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage
Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2007-PWR18 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the
Purchase Option by the special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Options with respect to the GGP Portfolio Pooled Mortgage Loan, the AG
Industrial Portfolio Pooled Mortgage Loan, the Aviata Apartments Pooled Mortgage
Loan, the HRC Portfolio 3 Pooled Mortgage Loan, the HRC Portfolio 1 Pooled
Mortgage Loan, the HRC Portfolio 2 Pooled Mortgage Loan and the Circuit City San
Rafael Pooled Mortgage Loan are subject to the prior right of the applicable
Non-Pooled Subordinate Noteholder to exercise any option to purchase the related pooled mortgage loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the
Mortgage Pool -- Certain Characteristics of the Mortgage Loans--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures" above.

                                     S-197

     We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

     The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Pooled
Mortgage Loan without regard to the related Purchase Option.

     The Purchase Option under the series 2007-PWR18 pooling and servicing agreement will apply to the Pooled Mortgage Loan in each Non-Trust-Serviced
Mortgage Loan Group, subject to any conditions and/or contrary provisions described under "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures". Any purchaser will not be entitled or required to purchase any related Non-Pooled Mortgage Loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, any Non-Trust-Serviced Pooled
Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

     If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the series 2007-PWR18 pooling and servicing agreement.

     The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the Non-Trust
Servicing Agreement and, subject to similar conditions as are set forth under the series 2007-PWR18 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2007-PWR18 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

     If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2007-PWR18 certificateholders entitled to not less than 25% of the series 2007-PWR18 voting rights, or, in the case of the special servicer, at the direction of the series 2007-PWR18 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2007-PWR18 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2007-PWR18 certificateholder or as holder of a

                                     S-198

Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2007-PWR18 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2007-PWR18 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the special servicer has occurred, the series 2007-PWR18 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC or
Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through
Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global Investors, LLC or Nationwide
Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth, ninth and tenth bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

     The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-PWR18 certificates.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-PWR18 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2007-PWR18 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-PWR18 pooling and servicing agreement.

     If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2007-PWR18 certificateholders, the related
Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

CERTAIN MATTERS RELATED TO THE 8119-8133 WATSON STREET POOLED MORTGAGE LOAN

     In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 8119-8133 Watson
Street, which has an interest rate of 6.50432% per annum that is to reset to
6.54000% per annum if a holdback is applied to reduce the balance of the pooled mortgage loan as described on the

                                     S-199

"Footnotes to Appendix B & Appendix C," we have assumed that this pooled mortgage loan accrues interest at a rate of 6.50432% per annum at all times, notwithstanding such potential reset of such interest rate. For substantially all purposes of the series 2007-PWR18 certificates, the pooling and servicing agreement will require that this pooled mortgage loan be treated as if it accrues interest at a rate of 6.50432% per annum - without regard to any excess of interest accrued on this pooled mortgage loan at a rate per annum of 6.54000%
over interest accrued at a rate of 6.50432% per annum. We refer to any such excess as "8119-8133 Watson Street Additional Interest". Such requirement will apply for purposes of determining (among other things): the amount of any debt service advance; the monthly payments due or deemed due under the terms of that pooled mortgage loan; the mortgage interest rate at which interest accrues or is deemed to accrue on that pooled mortgage loan; the principal balance on which that interest accrues or is deemed to accrue; the amount of any Appraisal
Reduction Amount; the amount of any interest reserve amount; the Stated
Principal Balance (and the master servicing fees, any special servicing fees, the trustee fee, the certificate administrator fee and the servicer report administrator fee, which are determined in part by reference to such Stated
Principal Balance); the amount of any Prepayment Interest Excess; the amount of any Prepayment Interest Shortfall; whether an Appraisal Trigger Event has occurred; whether a Servicing Transfer Event has occurred; and the amount of accrued interest considered in the calculation of any Realized Loss.

     In addition, the series 2007-PWR18 pooling and servicing agreement will provide that neither the applicable master servicer nor the special servicer may take any enforcement action with respect to the payment of any 8119-8133 Watson
Street Additional Interest (other than the making of requests for its collection), and the special servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under the related pooled mortgage loan is, in the reasonable judgment of the special servicer, and without regard to such 8119-8133 Watson Street Additional
Interest, also necessary, appropriate and consistent with the Servicing Standard and otherwise permitted under the series 2007-PWR18 pooling and servicing agreement or (ii) all other amounts due under the related pooled mortgage loan have been paid, the payment of such 8119-8133 Watson Street Additional Interest has not been forgiven in accordance with the provisions described under
"--Modifications, Waivers, Amendments and Consents" above and, in the reasonable judgment of the special servicer, exercised in accordance with the Servicing
Standard, the liquidation proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated advance. The pooled mortgage loan seller for this pooled mortgage loan will be entitled to any payments or collections on or in respect of any 8119-8133 Watson Street Additional Interest.
The portion of the series 2007-PWR18 trust fund that holds any 8119-8133 Watson
Street Additional Interest and any collections thereof will not constitute an asset of REMIC I.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas (approximately 13.6% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

TEXAS

     Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

                                     S-200

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-PWR18 pooling and servicing agreement and the Non-Trust Servicing Agreements, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof (the "Class
V Grantor Trust") will be treated as a grantor trust under the Internal Revenue
Code.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o    any REO Properties acquired on behalf of the series 2007-PWR18 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan
          Group),

     o    the respective master servicers' collection accounts,

     o    the REO account maintained by the special servicer, and

     o    the certificate administrator's distribution account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A, X, B,
          C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

     o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

                                     S-201

     For federal income tax reporting purposes, we anticipate that the class __,
__, __ and __ certificates will be treated as having been issued with more than a de minimis amount of original issue discount, that the class __, __, __, __,
__ and __ certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class __, __, __ and __
certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2007-PWR18 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

                                     S-202

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an

                                      S-203

"equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a
"fiduciary" of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

     Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of any Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2007-PWR18 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal
Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

     The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

     The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P, Fitch, DBRS or
          DBRS Limited;

     o    the trustee must not be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

                                      S-204

     o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2007-PWR18 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
          1933, as amended.

     A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

     Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of series 2007-PWR18 certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

     o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

     o    the Plan is not sponsored by a member of the Restricted Group.

     Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

                                      S-205

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P, Fitch or DBRS should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2007-PWR18 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                      S-206

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   S&P   FITCH   DBRS
-----   ---   -----   ----
 A-1    AAA    AAA     AAA
 A-2    AAA    AAA     AAA
 A-3    AAA    AAA     AAA
 A-AB   AAA    AAA     AAA
 A-4    AAA    AAA     AAA
 A-1A   AAA    AAA     AAA
 A-M    AAA    AAA     AAA
 AM-A   AAA    AAA     AAA
 A-J    AAA    AAA     AAA
 AJ-A   AAA    AAA     AAA

     Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2050, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

                                      S-207

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch or DBRS.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-208

                                    GLOSSARY

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than the special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2007-PWR18 pooling and servicing agreement).

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate. The
Administrative Fee Rate for each Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master, primary, subservicing or similar servicing fees accrue, which fees may be payable under the related Non-Trust Servicing Agreement, the series 2007-PWR18 pooling and servicing agreement and/or a combination thereof.

     "AG Industrial Portfolio Change of Control Event" means the event that occurs if and for so long as (a) (1) the initial AG Industrial Portfolio
Non-Pooled Subordinate Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as to principal prepayments or otherwise) allocated to, and received on AG Industrial Portfolio
Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount for the AG
Industrial Portfolio Loan Group and (z) any losses realized with respect to the
AG Industrial Portfolio Loan Group, is less than (b) 25% of the excess of (1)
the initial AG Industrial Portfolio Non-Pooled Subordinate Loan principal balance over (2) any payments of principal (whether as to principal prepayments or otherwise) allocated to and received by, the AG Industrial Portfolio
Non-Pooled Subordinate Noteholder on the AG Industrial Portfolio Non-Pooled
Subordinate Loan.

     "AG Industrial Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the AG Industrial Portfolio Pooled
Mortgage Loan and the AG Industrial Portfolio Non-Pooled Subordinate Loan.

     "AG Industrial Portfolio Loan Group" means the AG Industrial Portfolio
Pooled Mortgage Loan and the AG Industrial Portfolio Non-Pooled Subordinate
Loan, together.

     "AG Industrial Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as AG Industrial Portfolio.

     "AG Industrial Portfolio Non-Pooled Subordinate Loan" means the loan with an original principal balance of $5,220,000 that is secured by the same mortgage instrument encumbering the AG Industrial Portfolio Mortgaged Properties as the
AG Industrial Portfolio Pooled Mortgage Loan. The AG Industrial Portfolio
Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

                                      S-209

     "AG Industrial Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the AG Industrial Portfolio Non-Pooled
Subordinate Loan.

     "AG Industrial Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $38,280,000 that is secured by the AG
Industrial Portfolio Mortgaged Property.

     "Appraisal Reduction Amount" means for any pooled mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
               Series 2007-PWR18 Pooling and Servicing Agreement--Required
               Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of that mortgage loan;

               (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest, other than any Default Interest and Post-ARD
                    Additional Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

               (c)  all accrued but unpaid special servicing fees with respect to that mortgage loan;

               (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer or the trustee with respect to that mortgage loan, together with
                    interest on those advances;

               (e)  any other outstanding Additional Trust Fund Expenses with respect to that mortgage loan; and

               (f)  all currently due and unpaid real estate taxes and
                    assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged property or REO
                    Property, for which neither the applicable master servicer nor the special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or REO
                    Property, over the amount of any obligations secured by
                    liens on the property that are prior to the lien of that
                    mortgage loan;

               (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer with
                    respect to the subject mortgage loan that--

                    o    are not required to be applied to pay real estate taxes
                         and assessments, insurance premiums or ground rents,

                    o    are not otherwise scheduled to be applied (except to
                         pay debt service on the mortgage loan) within the next
                         12 months, and

                    o    may be applied toward the reduction of the principal
                         balance of the mortgage loan; and

                                      S-210

               (c)  the amount of any letter of credit that constitutes
                    additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage
                    loan.

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, any Non-Trust-Serviced Pooled
          Mortgage Loan),

     o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
          Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO
               Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, as of any date of determination, in the case of the GGP Portfolio Loan Group, the Aviata Apartments Loan Group, the AG
Industrial Portfolio Loan Group, the HRC Portfolio 3 Loan Group, the HRC
Portfolio 1 Loan Group, the HRC Portfolio 2 Loan Group and the Circuit City San
Rafael Loan Group, any Appraisal Reduction Amounts will be calculated with respect to the entirety of the related Trust-Serviced Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related
Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan.

     Also notwithstanding the foregoing, in the case of the Southlake Mall Loan
Group, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the Southlake Mall Loan Group as if it were a single pooled mortgage loan and allocated to the related pooled mortgage loan and the related
Non-Pooled Mortgage Pari Passu Companion Loan on a pro rata and pari passu basis.

     Also notwithstanding the foregoing, with respect to each Non-Trust-Serviced
Pooled Mortgage Loan, any Appraisal Reduction Amount for purposes of monthly debt service advances will be the amount calculated under the related Non-Trust
Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled
Mortgage Loan and the related Non-Pooled Pari Passu Companion Loan(s) in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related
Non-Trust-Serviced Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Non-Trust-Serviced Mortgage Loan Group on a pari passu basis.

     An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

                                      S-211

     "Appraisal Trigger Event" means, with respect to any pooled mortgage loan
(other than any Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

     o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1.   materially affects the amount or timing of any payment of
               principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2.   except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property
               collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be
               released; or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled
          Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

     o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

     The "Appraisal Trigger Event" (or the equivalent) with respect to each
Non-Trust-Serviced Pooled Mortgage Loan is defined under the related Non-Trust
Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

     "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B &
Appendix C".

     "ARD" means anticipated repayment date.

     "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

     "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

                                      S-212

     1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject distribution date occurs;

          (b)  with limited exception involving the Non-Trust-Serviced Pooled
               Mortgage Loans and pooled mortgage loans that have due dates occurring after the end of the related collection period,
               payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

          (c)  amounts that are payable or reimbursable from that collection account to any person other than the series 2007-PWR18
               certificateholders in accordance with any of clauses 2 through 5 below;

     2.   to pay or reimburse one or more parties to the series 2007-PWR18 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

     3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2007-PWR18 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

     4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

     5.   to withdraw amounts deposited in the collection account in error; and

     6.   to clear and terminate the collection account upon the termination of the series 2007-PWR18 pooling and servicing agreement.

     "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

     1.   the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
          "Description of the Offered Certificates--Distribution
          Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2007-PWR18 certificates as described in this prospectus supplement);

          o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

          o    any amounts that may be withdrawn from the certificate
               administrator's distribution account, as described under
               "Description of the Offered Certificates--Distribution
               Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2007-PWR18
               certificates, including if such distribution date occurs during
               January, other than a leap year, or February of any year
               subsequent to 2007, the interest reserve amounts with respect to the pooled mortgage loans that

                                      S-213

               accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's interest reserve account;
               plus

     2.   if such distribution date occurs during March of any year subsequent to 2007 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360
          Basis, which are to be deposited into the certificate administrator's distribution account.

     The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2007-PWR18 certificates on each distribution date.

     "Aviata Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Aviata Apartments Pooled Mortgage
Loan and the Aviata Apartments Non-Pooled Subordinate Loan.

     "Aviata Apartments Loan Group" means the Aviata Apartments Pooled Mortgage
Loan and the Aviata Apartments Non-Pooled Subordinate Loan, together.

     "Aviata Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Aviata Apartments.

     "Aviata Apartments Non-Pooled Subordinate Loan" means the loan with an original principal balance of $500,000 that is secured by the same mortgage instrument encumbering the Aviata Apartments Mortgaged Property as the Aviata
Apartments Pooled Mortgage Loan. The Aviata Apartments Non-Pooled Subordinate
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Aviata Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Aviata Apartments Non-Pooled Subordinate
Loan.

     "Aviata Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $27,500,000 that is secured by the Aviata
Apartments Mortgaged Property.

     "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and
(ii) the applicable Discount Rate; provided, however, that:

     o    under no circumstances will the Base Interest Fraction be greater than one;

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class, then the
          Base Interest Fraction will equal zero; and

     o    if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class, then the Base Interest
          Fraction shall be equal to 1.0.

     If a pooled mortgage loan provides for a step-up in the mortgage interest rate, then the mortgage interest rate used in the determination of the Base
Interest Fraction will be the mortgage interest rate in effect at the time of the prepayment.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMSI 2007-PWR17" means the commercial mortgage securitization known as
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17.

                                      S-214

     "BSCMSI 2007-PWR17 Master Servicer" means the applicable "master servicer"
under the BSCMSI 2007-PWR17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

     "BSCMSI 2007-PWR17 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of September 1, 2007, among Bear Stearns
Commercial Mortgage Securities Inc., as depositor, Prudential Asset Resources,
Inc., as a master servicer, Wells Fargo Bank, National Association, as a master servicer, Centerline Servicing Inc., as special servicer, Wells Fargo Bank,
National Association, as certificate administrator and as tax administrator, and
LaSalle Bank National Association, as trustee.

     "BSCMSI 2007-PWR17 Special Servicer" means the "special servicer" under the
BSCMSI 2007-PWR17 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

     "BSCMSI 2007-PWR17 Trustee" means the "trustee" under the BSCMSI 2007-PWR17
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

     "CBD" means, with respect to a particular jurisdiction, its central business district.

     "Circuit City San Rafael Change of Control Event" means the event that occurs if and for so long as (a) (1) the initial Circuit City San Rafael
Non-Pooled Subordinate Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as to principal prepayments or otherwise) allocated to, and received on Circuit City San Rafael
Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount for the Circuit
City San Rafael Loan Group and (z) any losses realized with respect to the
Circuit City San Rafael Loan Group, is less than (b) 25% of the excess of (1)
the initial Circuit City San Rafael Non-Pooled Subordinate Loan principal balance over (2) any payments of principal (whether as to principal prepayments or otherwise) allocated to and received by, the Circuit City San Rafael
Non-Pooled Subordinate Noteholder on the Circuit City San Rafael Non-Pooled
Subordinate Loan.

     "Circuit City San Rafael Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Circuit City San Rafael Pooled
Mortgage Loan and the Circuit City San Rafael Non-Pooled Subordinate Loan.

     "Circuit City San Rafael Loan Group" means the Circuit City San Rafael
Pooled Mortgage Loan and the Circuit City San Rafael Non-Pooled Subordinate
Loan, together.

     "Circuit City San Rafael Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Circuit City San Rafael.

     "Circuit City San Rafael Non-Pooled Subordinate Loan" means the loan with an original principal balance of $1,600,000 that is secured by the same mortgage instrument encumbering the Circuit City San Rafael Mortgaged Properties as the
Circuit City San Rafael Pooled Mortgage Loan. The Circuit City San Rafael
Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Circuit City San Rafael Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Circuit City San Rafael Non-Pooled
Subordinate Loan.

     "Circuit City San Rafael Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $6,400,000 that is secured by the
Circuit City San Rafael Mortgaged Property.

     "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

                                      S-215

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSI" means Centerline Servicing Inc.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the
Mortgage Pool--Assessments of Property Value and Condition--Appraisals". See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" and
"Footnotes to Appendix B & Appendix C" in this prospectus supplement.

     "DBRS" means DBRS, Inc.

     "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), 12 months of interest-only payments is used as the annual debt service even if such remaining interest-only period is less than 12 months. The annual debt service used in the calculation of the Debt
Service Coverage Ratio for each pooled mortgage loan generally does not take into account any increase in the amount of the scheduled monthly debt service payments that may occur pursuant to any loan-specific provisions that are described on the "Footnotes to Appendix B & Appendix C" in this prospectus supplement. This is the case regardless of whether such an increase is scheduled to occur automatically on a specific date or the increase is contingent on the presence or absence of particular circumstances in the future. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and the "Footnotes
to Appendix B & Appendix C" in this prospectus supplement for further information.

     "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO Period)"
generally means the U/W DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date). In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. Except as otherwise described in the preceding sentence with respect to pooled mortgage loans that have interest-only periods, the annual debt service used in the calculation of the Debt Service Coverage Ratio (after IO Period)
generally does not take into account any increase in the amount of the scheduled monthly debt service payments that may occur pursuant to any loan-specific provisions that are described on the "Footnotes to Appendix B & Appendix C" in this prospectus supplement. This is the case regardless of whether such an increase is scheduled to occur automatically on a specific date or the increase is contingent on the presence or absence of particular circumstances in the future. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" and the "Footnotes to Appendix B & Appendix C" in this prospectus supplement for further information.

     "Default Interest" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

     o    if a discount rate was used in the calculation of the applicable Yield
          Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

                                      S-216

     o    if a discount rate was not used in the calculation of the applicable
          Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
          Statistical Release H.15--Selected Interest Rates under the heading
          "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

     For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

     "DOL" means the U.S. Department of Labor.

     "DRA / Colonial Office Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the DRA / Colonial Office
Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio
Non-Pooled Mortgage Loans.

     "DRA / Colonial Office Portfolio Loan Group" means the DRA / Colonial
Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio
Non-Pooled Pari Passu Companion Loans, together.

     "DRA / Colonial Office Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $247,302,419 that is secured by or has the benefit of arrangements regarding the DRA / Colonial Office
Portfolio Properties.

     "DRA / Colonial Office Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as "DRA / Colonial Office Portfolio".

     "DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan"
means either of the two loans, one with an original principal balance of
$247,302,419 and the other with an original principal balance of $247,302,419, that is secured by the same mortgage instrument encumbering the DRA / Colonial
Office Portfolio Mortgaged Properties as the DRA / Colonial Office Portfolio
Pooled Mortgage Loan. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu
Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

     "DTC" means The Depository Trust Company.

     "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by
S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P), "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch) and "A
(high)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by S&P, "F-1" by Fitch and "R-1 (middle)" by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so
long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other

                                      S-217

short-term deposits are rated at least "A-1" by S&P, "F-1" by Fitch and "R-1
(middle)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating
(such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or
Moody's)), if the deposits are to be held in the account for 30 days or less, or
(B) long-term unsecured debt obligations are rated at least "AA-" by S&P and
"AA-" by Fitch (or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch) and "AA (low)" by
DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's), if the deposits are to be held in the account for more than 30 days, (iv) for so long as Prudential
Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with Prudential Bank and Trust, FSB, a wholly-owned subsidiary of Prudential Financial, Inc., provided that (A) such subsidiary's debt ratings meet the criteria for Fitch and DBRS otherwise set forth above, and (B) written confirmation from S&P remains in effect and the conditions thereunder are satisfied and that maintaining accounts at Prudential
Bank and Trust, FSB would not in and of itself result in the qualification, downgrade or withdrawal with respect to any series of certificates issued in
CMBS transactions for which PAR serves as master servicer.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear" means The Euroclear System.

     "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

     "Event of Default" means, notwithstanding the discussion under "Description of the Pooling and Servicing Agreements--Events of Default" in the accompanying prospectus, each of the following events, circumstances and conditions under the series 2007-PWR18 pooling and servicing agreement:

     o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2007-PWR18 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

     o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-PWR18 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series
          2007-PWR18 pooling and servicing agreement or by series 2007-PWR18 certificateholders entitled to not less than 25% of the series
          2007-PWR18 voting rights or, if affected by the failure, by a
          Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

                                      S-218

     o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
          2007-PWR18 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-PWR18 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR18 pooling and servicing agreement, by series 2007-PWR18 certificateholders entitled to not less than 25% of the series 2007-PWR18 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     o    the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2007-PWR18 pooling and servicing agreement to a Trust-Serviced Non-Pooled Noteholder and such failure continues for one business day;

     o    a master servicer or the special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2007-PWR18 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

     o    a master servicer ceases to have a master servicer rating of at least
          "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch and, in either case, that rating is not reinstated within 60 days.

     o    both (i) the trustee receives written notice from DBRS that the continuation of a master servicer or the special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by DBRS to any class of series 2007-PWR18 certificates and citing servicing concerns with such master servicer or special servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the trustee's receipt of such notice

     When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the seventh, eighth, ninth and tenth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

     Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

     "Exemption-Favored Party" means any of the following--

     o    Bear, Stearns & Co. Inc.,

     o    Morgan Stanley & Co. Incorporated,

                                      S-219

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns
          & Co. Inc. or Morgan Stanley & Co. Incorporated, and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

     "FF&E" means furniture, fixtures and equipment.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "GGP Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the GGP Portfolio Pooled Mortgage Loan and the
GGP Portfolio Non-Pooled Subordinate Loan.

     "GGP Portfolio Loan Group" means the GGP Portfolio Pooled Mortgage Loan and the GGP Portfolio Non-Pooled Subordinate Loan, together.

     "GGP Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as GGP
Portfolio.

     "GGP Portfolio Non-Pooled Subordinate Loan" means the loan with an original principal balance of $40,000,000 that is secured by the same mortgage instrument encumbering the GGP Portfolio Mortgaged Properties as the GGP Portfolio Pooled
Mortgage Loan. The GGP Portfolio Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "GGP Portfolio Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the GGP Portfolio Non-Pooled Subordinate Loan.

     "GGP Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $156,000,000 that is secured by the GGP Portfolio
Mortgaged Properties.

     "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HRC Portfolio 1 Intercreditor Agreement" means the intercreditor agreement between the initial holders of the HRC Portfolio 1 Pooled Mortgage Loan and the
HRC Portfolio 1 Non-Pooled Subordinate Loan.

     "HRC Portfolio 1 Loan Group" means the HRC Portfolio 1 Pooled Mortgage Loan and the HRC Portfolio 1 Non-Pooled Subordinate Loan, together.

     "HRC Portfolio 1 Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC
Portfolio 1.

     "HRC Portfolio 1 Non-Pooled Subordinate Loan" means the loan with an original principal balance of $2,590,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 1 Mortgaged Properties as the HRC
Portfolio 1 Pooled Mortgage Loan. The HRC Portfolio 1 Non-Pooled Subordinate
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "HRC Portfolio 1 Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the HRC Portfolio 1 Non-Pooled Subordinate Loan.

                                      S-220

     "HRC Portfolio 1 Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $26,900,000 that is secured by the HRC
Portfolio 1 Mortgaged Property.

     "HRC Portfolio 2 Intercreditor Agreement" means the intercreditor agreement between the initial holders of the HRC Portfolio 2 Pooled Mortgage Loan and the
HRC Portfolio 2 Non-Pooled Subordinate Loan.

     "HRC Portfolio 2 Loan Group" means the HRC Portfolio 2 Pooled Mortgage Loan and the HRC Portfolio 2 Non-Pooled Subordinate Loan, together.

     "HRC Portfolio 2 Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC
Portfolio 2.

     "HRC Portfolio 2 Non-Pooled Subordinate Loan" means the loan with an original principal balance of $2,525,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 2 Mortgaged Properties as the HRC
Portfolio 2 Pooled Mortgage Loan. The HRC Portfolio 2 Non-Pooled Subordinate
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "HRC Portfolio 2 Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the HRC Portfolio 2 Non-Pooled Subordinate Loan.

     "HRC Portfolio 2 Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $26,225,000 that is secured by the HRC
Portfolio 2 Mortgaged Property.

     "HRC Portfolio 3 Intercreditor Agreement" means the intercreditor agreement between the initial holders of the HRC Portfolio 3 Pooled Mortgage Loan and the
HRC Portfolio 3 Non-Pooled Subordinate Loan.

     "HRC Portfolio 3 Loan Group" means the HRC Portfolio 3 Pooled Mortgage Loan and the HRC Portfolio 3 Non-Pooled Subordinate Loan, together.

     "HRC Portfolio 3 Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as HRC
Portfolio 3.

     "HRC Portfolio 3 Non-Pooled Subordinate Loan" means the loan with an original principal balance of $2,595,000 that is secured by the same mortgage instrument encumbering the HRC Portfolio 3 Mortgaged Properties as the HRC
Portfolio 3 Pooled Mortgage Loan. The HRC Portfolio 3 Non-Pooled Subordinate
Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "HRC Portfolio 3 Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the HRC Portfolio 3 Non-Pooled Subordinate Loan.

     "HRC Portfolio 3 Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $26,965,000 that is secured by the HRC
Portfolio 3 Mortgaged Property.

     "HRC Portfolio Loan Group" means one or more of the HRC Portfolio 3 Loan
Group, the HRC Portfolio 1 Loan Group and the HRC Portfolio 2 Loan Group, as
applicable.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Issue Date" means the date of initial issuance of the series 2007-PWR18 certificates.

     "LaSalle" means LaSalle Bank National Association.

     "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

                                      S-221

     "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

     "LTV Ratio at Maturity" generally means the ratio, expressed as a percentage, of (a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" and the "Footnotes to Appendix B &
Appendix C" in this prospectus supplement.

     "Material Action" means, for any mortgage loan, other than any mortgage loan in a Non-Trust-Serviced Mortgage Loan Group or PCFII Mortgage Loan Group,
any of the following actions except as otherwise described below:

     1.   any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

     2.   any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

     3.   any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

     4.   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

     5.   any release of collateral for any mortgage loan;

     6.   any acceptance of substitute or additional collateral for a mortgage loan;

     7.   any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

     8.   any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

     9.   any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

     10.  any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     Notwithstanding the foregoing, for purposes of the general approval rights of the series 2007-PWR18 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2007-PWR18 controlling class representative but the special servicer will be required to deliver notice of the action to the series 2007-PWR18 controlling class representative:

     o    a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
          $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

     o    a release or reduction of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000, (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan or (C) the amount of the release or reduction is less than $50,000;

                                      S-222

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

     o    approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

     o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

     Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of each PCFII Mortgage Loan Group:

     o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan Group;

     o    any modification, extension, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

     o    any proposed sale of the related mortgaged property after it becomes
          REO Property;

     o    any acceptance of a discounted payoff of any portion of the applicable
          Mortgage Loan Group;

     o    any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
          environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

     o    any release of collateral (or in the case of the Aviata Apartments
          Loan Group, material collateral) for the applicable Mortgage Loan
          Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

     o    any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

     o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group) from liability under such Mortgage Loan Group;

                                      S-223

     o    any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower;

     o    with respect to the GGP Portfolio Loan Group, any acceptance of a change in the property management company (provided that the unpaid principal balance of the GGP Portfolio Loan Group is greater than
          $5,000,000);

     o    with respect to the GGP Portfolio Loan Group, any determination by the special servicer that the GGP Portfolio Loan Group has become a specially serviced loan;

     o    with respect to the GGP Portfolio Loan Group, any determination by the applicable master servicer that a Servicing Transfer Event has occurred with respect to the GGP Portfolio Loan Group solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

     o    with respect to the GGP Portfolio Loan Group, any consent to the placement of additional liens encumbering the GGP Portfolio Mortgaged
          Properties or the ownership interests in the related borrower, or to the incurring of additional indebtedness at any level or tier of ownership with respect to the related borrower, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein, or any establishment of additional material reserves not expressly provided for in the related mortgage loan documents;

     o    with respect to the GGP Portfolio Loan Group, any determination to apply insurance proceeds, or any recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, to the payment of the GGP Portfolio Loan Group, or any approval of any architects, contractors, plans and specifications or other material approvals which the lender may give or withhold pursuant to the mortgage loan documents;

     o    with respect to the GGP Portfolio Loan Group, any approval of annual property budgets, if approval of the lender is required under the mortgage loan documents;

     o    with respect to the GGP Portfolio Loan Group, the approval of (i) any material modification to any property management agreement or (ii) the termination of any property management agreement, if approval of the lender is required under the mortgage loan documents;

     o    with respect to the GGP Portfolio Loan Group, any approval of (i) a material lease, (ii) a modification to any material lease, or (iii)
          the termination of any material lease, if approval of the lender is required under the mortgage loan documents;

     o    with respect to the GGP Portfolio Loan Group, any subordination of any document recorded in connection with the GGP Portfolio Loan Group;

     o    with respect to the GGP Portfolio Loan Group, any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as expressly permitted by the mortgage loan documents; and

     o    with respect to the GGP Portfolio Loan Group, any approval of material capital expenditure, if approval of the lender is required under the mortgage loan documents.

                                      S-224

     "MLMT 2007-C1" means the commercial mortgage securitization known as the
Merrill Lynch Mortgage Trust 2007-C1.

     "MLMT 2007-C1 Master Servicer" means the applicable "master servicer" under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

     "MLMT 2007-C1 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of August 1, 2007, among Merrill Lynch Mortgage
Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer no. 1, Wells Fargo Bank, National Association, as master servicer no. 2, Centerline Servicing Inc., as special servicer, U.S. Bank
National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and LaSalle Bank National Association as custodian.

     "MLMT 2007-C1 Special Servicer" means the "special servicer" under the MLMT
2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

     "MLMT 2007-C1 Trustee" means the "trustee" under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is
U.S. Bank National Association.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Loan Group" means any of the DRA / Colonial Office Portfolio Loan
Group, the RRI Hotel Portfolio Loan Group, GGP Portfolio Loan Group, the
Southlake Mall Loan Group, the AG Industrial Portfolio Loan Group, the Aviata
Apartments Loan Group, the HRC Portfolio 3 Loan Group, the HRC Portfolio 1 Loan
Group, the HRC Portfolio 2 Loan Group or the Circuit City San Rafael Loan Group,
as applicable.

     "Mortgage Loan Group Intercreditor Agreement" means any of the DRA /
Colonial Office Portfolio Intercreditor Agreement, the RRI Hotel Portfolio
Intercreditor Agreement, GGP Portfolio Intercreditor Agreement, the Southlake
Mall Intercreditor Agreement, the AG Industrial Portfolio Intercreditor
Agreement, the Aviata Apartments Intercreditor Agreement, the HRC Portfolio 3
Intercreditor Agreement, the HRC Portfolio 1 Intercreditor Agreement, the HRC
Portfolio 2 Intercreditor Agreement or the Circuit City San Rafael Intercreditor
Agreement, as applicable.

     "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

     o    in the case of a mortgage loan that accrues interest on a 30/360
          Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
          Date, minus the Administrative Fee Rate for that mortgage loan.

     o    in the case of a mortgage loan that accrues interest on an Actual/360
          Basis, twelve times a fraction, expressed as a percentage--

          1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

          2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year

                                      S-225

subsequent to 2007 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

     The Mortgage Pass-Through Rate of each pooled mortgage loan:

     o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

     o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

     "Nationwide Life" means Nationwide Life Insurance Company.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

     o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

     "Non-Pooled Pari Passu Companion Loan" means any of the DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loans, the Southlake Mall
Non-Pooled Pari Passu Companion Loan and the RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Loans, as applicable.

     "Non-Pooled Mortgage Loan" means any of the DRA / Colonial Office Portfolio
Non-Pooled Pari Passu Companion Loans, the GGP Portfolio Non-Pooled Subordinate
Loan, the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, the
Southlake Mall Non-Pooled Pari Passu Companion Loan, the AG Industrial Portfolio
Non-Pooled Subordinate Loan, the Aviata Apartments Non-Pooled Subordinate Loan,
the HRC Portfolio 3 Non-Pooled Subordinate Loan, the HRC Portfolio 1 Non-Pooled
Subordinate Loan, the HRC Portfolio 2 Non-Pooled Subordinate Loan, and the
Circuit City San Rafael Non-Pooled Subordinate Loan, as applicable.

     "Non-Pooled Subordinate Loan" means any of the GGP Portfolio Non-Pooled
Subordinate Loan, the AG Industrial Portfolio Non-Pooled Subordinate Loan, the
Aviata Apartments Non-Pooled Subordinate Loan, the HRC Portfolio 3 Non-Pooled
Subordinate Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan, the HRC
Portfolio 2 Non-Pooled Subordinate Loan and the Circuit City San Rafael
Non-Pooled Subordinate Loan, as applicable.

     "Non-Pooled Subordinate Noteholder" means any of the holders of the promissory note evidencing a Non-Pooled Subordinate Loan.

     "Non-Trust-Serviced Mortgage Loan Group" means any of the DRA / Colonial
Office Loan Group and the RRI Hotel Portfolio Loan Group, as applicable.

     "Non-Trust-Serviced Pooled Mortgage Loan" means any of the DRA / Colonial
Office Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Pooled
Mortgage Loan, as applicable.

     "Non-Trust Servicing Agreements" mean, with respect to each
Non-Trust-Serviced Pooled Mortgage Loan, the servicing agreement (other than the series 2007-PWR18 pooling and servicing agreement) pursuant to which such
Non-trust-Serviced Pooled Mortgage Loan and any related Non-Pooled Pari Passu
Companion Loans, and any related REO Properties, are to be principally serviced and/or administered, which is (i) the MLMT 2007-C1 Pooling and Servicing
Agreement in the

                                     S-226

case of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and (ii) BSCMSI
2007-PWR17 Pooling and Servicing Agreement in the case of the RRI Hotel
Portfolio Pooled Mortgage Loan.

     "NRA" means net rentable area.

     "NRSF" means net rentable square feet.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PCFII" means Principal Commercial Funding II, LLC.

     "PCFII Change of Control Event" means, with respect to any PCFII Mortgage
Loan Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in
effect as of such date of determination and allocable to the related Non-Pooled
Subordinate Loan and (z) any realized losses allocated to the related Non-Pooled
Subordinate Loan is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

     "PCFII Mortgage Loan Group" means one or more of the GGP Portfolio Loan
Group and the Aviata Apartments Loan Group, as applicable.

     "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

     "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

                                     S-227

     o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

     o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

     o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2007-PWR18 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "PMCF Mortgage Loan Group" means one or more of the Southlake Mall Loan
Group and the HRC Portfolio Loan Group, as applicable.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2007-PWR18 pooling and servicing agreement (and, in the case of any Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD
Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

     "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2007-PWR18 pooling and servicing agreement (and, in the case of any
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing
Agreement) and, further, net of any portion of that interest that represents
Default Interest, late payment charges or Post-ARD Additional Interest).

     "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan
(including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

                                     S-228

     "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

     1.   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

     2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period
          (or, in the case of pooled mortgage loans, if any, on which scheduled payments are due after the seventh day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

     3.   all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

     4.   all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR18 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the
Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Certain
Remittance Provisions and Coverage for Related Potential Shortfalls".

     In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

                                     S-229

     o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

          1.   first, as a reduction of the portion of the Principal
               Distribution Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan (until such
               portion, net of all subtractions pursuant to clauses (I)(A), (B)
               and (C) arising from pooled mortgage loans in that loan group, is equal to zero), and

          2.   then, as a reduction of the portion of the Principal Distribution
               Amount that is otherwise attributable to the other loan group
               (until such portion, net of all such subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all subtractions as described in this clause
               2, is equal to zero); and

     o    any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

          1.   first, if the attributable portion of the Principal Distribution
               Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in the same loan group as that
               particular pooled mortgage loan, as an increase in the portion of the Principal Distribution Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the
               attributable portion of Principal Distribution Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

          2.   then, as an increase in the portion of the Principal Distribution
               Amount that is otherwise attributable to the loan group that includes that pooled mortgage loan.

     For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

     "PSF" means per square foot.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted
Pooled Mortgage Loan, the purchase option described under "Servicing of the
Mortgage Loans Under the Series 2007-PWR18 Pooling and Servicing Agreement--Fair
Value Purchase Option" in this prospectus supplement.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the outstanding principal balance of that mortgage loan;

     o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than
          Default Interest and Post-ARD Interest;

     o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

                                     S-230

     o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

     o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

     o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional
          Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and
          (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

     "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

     "Rating Agency" means each of S&P, Fitch and DBRS.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of any Non-Trust-Serviced Pooled Mortgage
Loan, the applicable master servicer and/or the special servicer under the related Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

     "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing any Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the related Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of that Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Mortgage Loans. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean any beneficial interest owned by the series 2007-PWR18 trust fund in a related mortgaged property that has been acquired in the manner described above.

     "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P, "A-" by
Fitch and "A" by DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM Best and/or
Moody's)), (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P, "A-" by Fitch and "A" by DBRS (or, if not
rated by DBRS, an equivalent rating (such as those listed above for S&P and
Fitch) by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch, AM Best and/or Moody's)) and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P,
"A-" by Fitch and "A" by DBRS (or, if not rated by DBRS, an equivalent rating
(such as those listed above for S&P and Fitch) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch, AM
Best and/or Moody's)). However, an insurance carrier will be deemed to have the applicable

                                     S-231

claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

     "Restricted Group" means, collectively, the following persons and entities

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicers,

     o    the special servicer,

     o    the primary servicers,

     o    any sub-servicers,

     o    any person responsible for servicing any Non-Trust-Serviced Pooled
          Mortgage Loan or any related REO Property,

     o    the mortgage loan sellers,

     o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "RRI Hotel Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the RRI Hotel Portfolio Pooled Mortgage
Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans, as
amended.

     "RRI Hotel Portfolio Loan Group" means the RRI Hotel Portfolio Pooled
Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans,
together.

     "RRI Hotel Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel
Portfolio.

     "RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans" means the mortgage loans, with an aggregate original principal balance of $387,000,000 that are secured by the same mortgage instrument encumbering the RRI Hotel
Portfolio Mortgaged Properties as the RRI Hotel Portfolio Pooled Mortgage Loan.
The RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

     "RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder" means the holder of a promissory note evidencing a RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Loan.

                                     S-232

     "RRI Hotel Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $78,000,000 that is secured by the RRI Hotel
Portfolio Mortgaged Properties.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation
AB.

     "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2007-PWR18 pooling and servicing agreement:

     o    in the best interests and for the benefit of the series 2007-PWR18 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan
          Group, for the benefit of the series 2007-PWR18 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of a Trust-Serviced Mortgage
          Loan Group containing any Non-Pooled Subordinate Loan, that the interests of the related Non-Pooled Subordinate Noteholder are junior promissory notes, subject to the terms and conditions of the related
          Mortgage Loan Group Intercreditor Agreement),

     o    in accordance with any and all applicable laws, the terms of the series 2007-PWR18 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
          Mortgage Loan Group, the terms of the related Mortgage Loan Group
          Intercreditor Agreement, and

     o    to the extent consistent with the foregoing, in accordance with the following standards:

          o    with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the series
               2007-PWR18 pooling and servicing agreement;

          o    with a view to--

               1.   in the case of the master servicers, the timely collection of all scheduled payments of principal and interest under
                    those mortgage loans,

               2.   in the case of the master servicers, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

               3.   in the case of the special servicer, if a mortgage loan
                    comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no
                    satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield
                    Maintenance Charges, Prepayment Premiums, Default Interest
                    and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that defaulted mortgage loan to
                    the series 2007-PWR18 certificateholders (or, in the case of a Trust-Serviced Mortgage Loan Group, for the benefit of the series 2007-PWR18 certificateholders and the related
                    Trust-Serviced Non-Pooled Noteholder(s)), as a collective
                    whole, on a present value basis (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any
                    Non-Pooled Subordinate Loans, that the interests of the
                    related Non-Pooled Subordinate Noteholder are junior
                    promissory notes,

                                     S-233

                    subject to the terms and conditions of the related Mortgage
                    Loan Group Intercreditor Agreement); and

          without regard to--

               1.   any known relationship that the applicable master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers,
                    any of the mortgage loan sellers or any other party to the series 2007-PWR18 pooling and servicing agreement,

               2.   the ownership of any series 2007-PWR18 certificate or any
                    interest in any Non-Pooled Mortgage Loan by the applicable master servicer or the special servicer, as the case may be, or by any of its affiliates,

               3.   the obligation of the applicable master servicer to make
                    advances or otherwise to incur servicing expenses with
                    respect to any mortgage loan or REO property serviced or
                    administered, respectively, under the series 2007-PWR18
                    pooling and servicing agreement,

               4.   the obligation of the special servicer to make, or to direct the applicable master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered,
                    respectively, under the series 2007-PWR18 pooling and
                    servicing agreement,

               5.   the right of the applicable master servicer or the special servicer, as the case may be, or any of its affiliates to
                    receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the series 2007-PWR18
                    pooling and servicing agreement or with respect to any
                    particular transaction,

               6.   the ownership, servicing and/or management by the applicable master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

               7.   the ownership by the applicable master servicer or special servicer, as the case may be, or any of its affiliates of
                    any other debt owed by, or secured by ownership interests
                    in, any of the borrowers or any affiliate of a borrower, and

               8.   the obligations of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to
                    repurchase any pooled mortgage loan from the trust fund, or to indemnify the trust fund, in any event as a result of a material breach or a material document defect.

     For the avoidance of doubt, the foregoing standards will apply with respect to each Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related
REO Property pursuant to the series 2007-PWR18 pooling and servicing agreement.

     "Servicing Transfer Event" means, with respect to any pooled mortgage loan
(other than any Non-Trust-Serviced Pooled Mortgage Loan) and the Trust-Serviced
Non-Pooled Mortgage Loan, any of the following events:

     1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
          Event will occur immediately);

     2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

                                     S-234

     3.   the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment
          (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or
          the applicable master servicer determines (in accordance with the
          Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments" in
          this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

     4.   the applicable master servicer determines that a non-payment default
          (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2007-PWR18 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

     o    with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to any mortgage loan in a
Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

     "SF" means square feet.

                                     S-235

     "Southlake Mall Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Southlake Mall Pooled Mortgage Loan and the
Southlake Mall Non-Pooled Pari Passu Companion Loan.

     "Southlake Mall Loan Group" means the Southlake Mall Pooled Mortgage Loan and the Southlake Mall Non-Pooled Pari Passu Companion Loan, together.

     "Southlake Mall Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Southlake Mall.

     "Southlake Mall Non-Pooled Pari Passu Companion Loan" means the loan with an original principal balance of $30,000,000 that is secured by the same mortgage instrument encumbering the Southlake Mall Mortgaged Property as the
Southlake Mall Pooled Mortgage Loan. The Southlake Mall Non-Pooled Pari Passu
Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Southlake Mall Non-Pooled Pari Passu Companion Noteholder" means the holder of the promissory note evidencing the Southlake Mall Non-Pooled Pari
Passu Companion Loan.

     "Southlake Mall Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $70,000,000 that is secured by the Southlake Mall
Mortgaged Property.

     "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
          Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof)
          for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any
          Realized Loss (See "Description of the Offered Certificates --
          Reductions of Certificate Principal Balances in Connection with
          Realized Losses and Additional Trust Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2007-PWR18 certificates and the mortgage loans in the trust fund:

     o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

                                     S-236

     o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2007-PWR18 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2007-PWR18 certificates is as described in this prospectus supplement;

     o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

     o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2007-PWR18 pooling and servicing agreement or any Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees
          (including any applicable primary or sub-servicing fees) and, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, the
          administrative fees payable with respect thereto under the related
          Non-Trust Servicing Agreement;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans;

     o    the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2007-PWR18 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that both
          (1) is not related to an ARD provision and (2) is scheduled to occur pursuant to any loan-specific interest rate provisions that are described on the "Footnotes to Appendix B & Appendix C" in this prospectus supplement;

     o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

     o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

     o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

     o    except as described in the next succeeding bullet, no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any
          contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge,
          including any contemporaneous period when defeasance is permitted;

     o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Mortgage Loan(s)) in any Mortgage Loan
          Group)) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

                                     S-237

     o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

     o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
          "Description of the Offered Certificates--Termination of the Series
          2007-PWR18 Pooling and Servicing Agreement";

     o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in January 2008; and

     o    the offered certificates are settled with investors on December 27,
          2007.

     "Trust-Serviced Mortgage Loan Group" means the GGP Portfolio Loan Group, the Southlake Mall Loan Group, the AG Industrial Portfolio Loan Group, the
Aviata Apartments Loan Group, the HRC Portfolio 3 Loan Group, the HRC Portfolio
1 Loan Group, the HRC Portfolio 2 Loan Group and the Circuit City San Rafael
Loan Group, as applicable.

     "Trust-Serviced Non-Pooled Mortgage Loan" means any of the GGP Portfolio
Non-Pooled Subordinate Loan, the Southlake Mall Non-Pooled Pari Passu Companion
Loan, the AG Industrial Portfolio Non-Pooled Subordinate Loan, the Aviata
Apartments Non-Pooled Subordinate Loan, the HRC Portfolio 3 Non-Pooled
Subordinate Loan, the HRC Portfolio 1 Non-Pooled Subordinate Loan, the HRC
Portfolio 2 Non-Pooled Subordinate Loan and the Circuit City San Rafael
Non-Pooled Subordinate Loan.

     "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

     "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be
subsequently amended after the closing date.

     "Underwritten Net Cash Flow" or "Underwritten NCF" means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In addition, in certain cases, Underwritten Net Cash Flow reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See "Risk Factors -- Risks Related to the Mortgage
Loans -- Debt Service Coverage Ratio and Net Cash Flow Information is Based on
Numerous Assumptions" in this prospectus supplement.

     "Underwritten Net Operating Income" or "Underwritten NOI" means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions. In addition, in certain cases, Underwritten Net Operating Income reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See "Risk Factors --
Risks Related to the Mortgage Loans -- Debt Service Coverage Ratio and Net Cash
Flow Information is Based on Numerous Assumptions" in this prospectus supplement.

                                     S-238

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WFB" means Wells Fargo Bank, National Association.

     "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-239

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                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                                  BGK PORTFOLIO

PERIOD      DATE      BALANCE ($)  PRINCIPAL ($)
------  ------------  -----------  -------------
    0     12/5/2007    6,140,000
    1      1/5/2008    6,140,000         --
    2      2/5/2008    6,140,000         --
    3      3/5/2008    6,140,000         --
    4      4/5/2008    6,140,000         --
    5      5/5/2008    6,140,000         --
    6      6/5/2008    6,140,000         --
    7      7/5/2008    6,140,000         --
    8      8/5/2008    6,140,000         --
    9      9/5/2008    6,140,000         --
   10     10/5/2008    6,140,000         --
   11     11/5/2008    6,140,000         --
   12     12/5/2008    6,140,000         --
   13      1/5/2009    6,140,000         --
   14      2/5/2009    6,140,000         --
   15      3/5/2009    6,140,000         --
   16      4/5/2009    6,140,000         --
   17      5/5/2009    6,140,000         --
   18      6/5/2009    6,140,000         --
   19      7/5/2009    6,140,000         --
   20      8/5/2009    6,140,000         --
   21      9/5/2009    6,140,000         --
   22     10/5/2009    6,140,000         --
   23     11/5/2009    6,140,000         --
   24     12/5/2009    6,140,000         --
   25      1/5/2010    6,140,000         --
   26      2/5/2010    6,140,000         --
   27      3/5/2010    6,140,000         --
   28      4/5/2010    6,140,000         --
   29      5/5/2010    6,140,000         --
   30      6/5/2010    6,140,000         --
   31      7/5/2010    6,140,000         --
   32      8/5/2010    6,140,000         --
   33      9/5/2010    6,140,000         --
   34     10/5/2010    6,140,000         --
   35     11/5/2010    6,140,000         --
   36     12/5/2010    6,140,000         --
   37      1/5/2011    6,135,707       4,293
   38      2/5/2011    6,131,389       4,318
   39      3/5/2011    6,123,664       7,725
   40      4/5/2011    6,119,277       4,387
   41      5/5/2011    6,113,740       5,537

                                       I-1

PERIOD      DATE      BALANCE ($)  PRINCIPAL ($)
------  ------------  -----------  -------------
   42      6/5/2011    6,109,297       4,443
   43      7/5/2011    6,103,706       5,592
   44      8/5/2011    6,099,205       4,500
   45      9/5/2011    6,094,679       4,526
   46     10/5/2011    6,089,007       5,672
   47     11/5/2011    6,084,423       4,584
   48     12/5/2011    6,078,694       5,729
   49      1/5/2012    6,074,051       4,643
   50      2/5/2012    6,069,381       4,669
   51      3/5/2012    6,062,453       6,928
   52      4/5/2012    6,057,718       4,735
   53      5/5/2012    6,051,842       5,876
   54      6/5/2012    6,047,046       4,796
   55      7/5/2012    6,041,110       5,935
   56      8/5/2012    6,036,253       4,857
   57      9/5/2012    6,031,368       4,885
   58     10/5/2012    6,025,347       6,022
   59     11/5/2012    6,020,400       4,947
   60     12/5/2012    6,014,317       6,082
   61      1/5/2013    6,009,669       4,648
   62      2/5/2013    6,004,994       4,676
   63      3/5/2013    5,996,863       8,131
   64      4/5/2013    5,992,112       4,751
   65      5/5/2013    5,986,193       5,919
   66      6/5/2013    5,981,379       4,814
   67      7/5/2013    5,975,398       5,981
   68      8/5/2013    5,970,520       4,878
   69      9/5/2013    5,965,614       4,906
   70     10/5/2013    5,959,543       6,071
   71     11/5/2013    5,954,572       4,971
   72     12/5/2013    5,948,439       6,134
   73      1/5/2014    5,943,402       5,037
   74      2/5/2014    5,938,336       5,066
   75      3/5/2014    5,929,849       8,486
   76      4/5/2014    5,924,703       5,146
   77      5/5/2014    5,918,399       6,304
   78      6/5/2014    5,913,185       5,214
   79      7/5/2014    5,906,815       6,370
   80      8/5/2014    5,901,533       5,282
   81      9/5/2014    5,896,220       5,313
   82     10/5/2014    5,889,753       6,467
   83     11/5/2014    5,884,370       5,383
   84     12/5/2014    5,877,836       6,534
   85      1/5/2015    5,872,383       5,453
   86      2/5/2015    5,866,898       5,485
   87      3/5/2015    5,858,031       8,867
   88      4/5/2015    5,852,461       5,570
   89      5/5/2015    5,845,745       6,716
   90      6/5/2015    5,840,102       5,642

                                       I-2

PERIOD      DATE      BALANCE ($)  PRINCIPAL ($)
------  ------------  -----------  -------------
   91      7/5/2015    5,833,315       6,787
   92      8/5/2015    5,827,599       5,716
   93      9/5/2015    5,821,850       5,749
   94     10/5/2015    5,814,959       6,891
   95     11/5/2015    5,809,135       5,824
   96     12/5/2015    5,802,171       6,964
   97      1/5/2016    5,796,271       5,899
   98      2/5/2016    5,790,337       5,934
   99      3/5/2016    5,782,164       8,173
  100      4/5/2016    5,776,147       6,017
  101      5/5/2016    5,768,995       7,152
  102      6/5/2016    5,762,900       6,095
  103      7/5/2016    5,755,672       7,228
  104      8/5/2016    5,749,498       6,174
  105      9/5/2016    5,743,288       6,210
  106     10/5/2016    5,735,948       7,340
  107     11/5/2016    5,729,658       6,290
  108     12/5/2016    5,722,241       7,417
  109      1/5/2017    5,715,870       6,371
  110      2/5/2017    5,709,462       6,409
  111      3/5/2017    5,699,756       9,705
  112      4/5/2017    5,693,252       6,504
  113      5/5/2017    5,685,627       7,625
  114      6/5/2017    5,679,040       6,587
  115      7/5/2017    5,671,334       7,706
  116      8/5/2017    5,664,663       6,671
  117      9/5/2017    5,657,952       6,711
  118     10/5/2017    5,650,125       7,827
  119     11/5/2017    5,643,329       6,796
  120     12/5/2017           --   5,643,329

                                       I-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                    CLASS A-AB PLANNED
DISTRIBUTION DATE  PRINCIPAL BALANCE ($)
-----------------  ---------------------
January 2008           131,800,000.00
February 2008          131,800,000.00
March 2008             131,800,000.00
April 2008             131,800,000.00
May 2008               131,800,000.00
June 2008              131,800,000.00
July 2008              131,800,000.00
August 2008            131,800,000.00
September 2008         131,800,000.00
October 2008           131,800,000.00
November 2008          131,800,000.00
December 2008          131,800,000.00
January 2009           131,800,000.00
February 2009          131,800,000.00
March 2009             131,800,000.00
April 2009             131,800,000.00
May 2009               131,800,000.00
June 2009              131,800,000.00
July 2009              131,800,000.00
August 2009            131,800,000.00
September 2009         131,800,000.00
October 2009           131,800,000.00
November 2009          131,800,000.00
December 2009          131,800,000.00
January 2010           131,800,000.00
February 2010          131,800,000.00
March 2010             131,800,000.00
April 2010             131,800,000.00
May 2010               131,800,000.00
June 2010              131,800,000.00
July 2010              131,800,000.00
August 2010            131,800,000.00
September 2010         131,800,000.00
October 2010           131,800,000.00
November 2010          131,800,000.00
December 2010          131,800,000.00
January 2011           131,800,000.00
February 2011          131,800,000.00
March 2011             131,800,000.00
April 2011             131,800,000.00
May 2011               131,800,000.00
June 2011              131,800,000.00
July 2011              131,800,000.00
August 2011            131,800,000.00
September 2011         131,800,000.00
October 2011           131,800,000.00
November 2011          131,800,000.00
December 2011          131,800,000.00
January 2012           131,800,000.00
February 2012          131,800,000.00
March 2012             131,800,000.00
April 2012             131,800,000.00
May 2012               131,800,000.00
June 2012              131,800,000.00
July 2012              131,800,000.00
August 2012            131,800,000.00
September 2012         131,800,000.00
October 2012           131,800,000.00
November 2012          131,800,000.00
December 2012          131,800,000.00
January 2013           131,800,000.00
February 2013          131,795,107.77
March 2013             129,798,000.00
April 2013             128,448,000.00
May 2013               126,872,000.00
June 2013              125,506,000.00
July 2013              123,914,000.00
August 2013            122,532,000.00
September 2013         121,142,000.00
October 2013           119,528,000.00
November 2013          118,122,000.00
December 2013          116,491,000.00
January 2014           115,017,000.00
February 2014          113,535,000.00
March 2014             111,359,000.00
April 2014             109,857,000.00
May 2014               108,119,000.00
June 2014              106,599,000.00
July 2014              104,900,000.00
August 2014            103,362,000.00
September 2014         101,900,000.00
October 2014           100,144,000.00
November 2014           98,645,000.00
December 2014           96,875,000.00
January 2015            95,319,000.00
February 2015           93,755,000.00
March 2015              91,517,000.00
April 2015              89,932,000.00
May 2015                88,117,000.00
June 2015               86,513,000.00
July 2015               84,680,000.00
August 2015             83,058,000.00
September 2015          44,866,000.00
October 2015            43,064,000.00
November 2015           41,472,000.00
December 2015           39,652,000.00
January 2016            38,041,000.00
February 2016           36,421,000.00
March 2016              34,357,000.00
April 2016              32,717,000.00
May 2016                30,850,000.00
June 2016                7,031,000.00
July 2016                5,194,000.00
August 2016              3,560,000.00
September 2016           1,917,000.00
October 2016                53,000.00
November 2016                    0.00

                                      II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                   PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                         NUMBER OF    AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED   AVERAGE       AVERAGE    AVERAGE
                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING  AVERAGE      DSCR     CUT-OFF DATE  BALLOON
LOAN SELLER                LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

 Wells Fargo Bank,
   National Association      75       616,455,869     24.6      6.1057       99       1.42        1.35       73.6       69.8
Bear Stearns Commercial
   Mortgage, Inc.            32       607,473,357     24.3      6.3406       99       1.40        1.27       70.1       64.1
Principal Commercial
   Funding II, LLC           20       533,453,762     21.3      6.2406      100       1.64        1.61       56.6       53.4
Prudential Mortgage
   Capital Funding, LLC      38       524,441,738     20.9      6.4194      116       1.38        1.26       68.4       62.6
Nationwide Life
   Insurance Company         21       222,038,745      8.9      6.0097      111       1.46        1.30       69.6       63.7
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     186    $2,503,863,471    100.0%     6.2486%     104       1.46X       1.36X      67.7%      62.9%
===============================================================================================================================

CUT-OFF DATE BALANCES

                                                    PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                          NUMBER OF    AGGREGATE    AGGREGATE    AVERAGE   AVERAGE   WEIGHTED    AVERAGE     AVERAGE     AVERAGE
                           MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
CUT-OFF DATE BALANCE ($)    LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)     LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

682,004 - 2,000,000           25      35,590,284        1.4      6.4797      115       1.43        1.38        65.3       56.1
2,000,001 - 3,000,000         17      41,452,507        1.7      6.4854      111       1.35        1.29        67.4       60.2
3,000,001 - 5,000,000         42     169,147,968        6.8      6.3061      116       1.38        1.27        71.5       64.8
5,000,001 - 7,000,000         25     151,774,108        6.1      6.3116      110       1.47        1.33        65.2       59.7
7,000,001 - 9,000,000         19     153,685,361        6.1      6.3492      118       1.44        1.27        70.4       63.7
9,000,001 - 11,000,000         8      81,505,992        3.3      6.5210      118       1.37        1.21        69.0       62.3
11,000,001 - 13,000,000        8      97,745,670        3.9      6.4979      109       1.38        1.25        67.4       61.9
13,000,001 - 15,000,000        3      43,600,000        1.7      6.5351       98       1.31        1.14        72.0       66.8
15,000,001 - 17,000,000        2      32,383,964        1.3      5.9543      116       1.36        1.36        66.9       58.9
17,000,001 - 19,000,000        1      17,200,000        0.7      6.4200      119       1.34        1.16        72.6       66.2
19,000,001 - 21,000,000        5     100,338,929        4.0      6.2618       99       1.45        1.37        66.6       60.7
21,000,001 - 31,000,000       16     399,569,929       16.0      6.3200      106       1.44        1.36        68.2       61.9
31,000,001 - 61,000,000        7     304,437,379       12.2      6.1500      109       1.35        1.22        68.7       64.0
61,000,001 - 80,000,000        4     286,628,961       11.4      6.5289      105       1.40        1.30        65.3       61.2
80,000,001 - 100,000,000       2     185,500,000        7.4      6.1741      117       1.45        1.30        65.5       60.2
100,000,001 - 247,302,419      2     403,302,419       16.1      5.8234       72       1.72        1.72        67.0       67.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      186  $2,503,863,471      100.0%     6.2486%     104       1.46X      1.36X       67.7%       62.9%
================================================================================================================================

Minimum: $    682,004
Maximum: $247,302,419
Average: $ 13,461,632

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the  $247,302,419  DRA / Colonial  Office  Portfolio  pooled  mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the  $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total  $741,907,256 first mortgage loan. The $78,000,000  RRI Hotel Portfolio  pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000  first mortgage which is split into four pari passu notes.  All LTV and DSCR figures  presented above are based on the total  $465,000,000  first mortgage loan. The $70,000,000  Southlake
     Mall  pooled   mortgage  loan  is  a  70.0%  pari  passu  interest  in  the
     $100,000,000  first mortgage which is split into two pari passu notes.  All
     LTV and DSCR figures  presented  above are based on the total  $100,000,000 first mortgage loan.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                    PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                          NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE   AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                          MORTGAGED  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE BALLOON
STATE                    PROPERTIES   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

Texas                        30        340,955,369     13.6      6.4008      106       1.36       1.23         69.7       63.6
California                   34        248,122,530      9.9      6.3297      112       1.43       1.31         66.0       60.1
Southern California          21        142,377,252      5.7      6.2512      111       1.46       1.30         66.5       60.9
Northern California          13        105,745,278      4.2      6.4354      114       1.38       1.33         65.3       58.9
Florida                      22        207,989,671      8.3      5.8976       87       1.46       1.43         74.7       72.7
Virginia                      6        201,009,541      8.0      6.0790       94       1.41       1.34         66.2       64.8
Illinois                     12        158,922,481      6.3      6.2470       88       1.82       1.73         58.6       54.4
New York                     14        148,717,410      5.9      6.3787      103       1.29       1.20         68.5       66.3
Georgia                       9        142,722,466      5.7      6.3016      105       1.43       1.27         67.0       63.5
Ohio                         22        109,466,131      4.4      6.1946      115       1.23       1.19         71.9       62.8
Maryland                     10         94,079,908      3.8      6.1296      117       1.64       1.48         65.9       61.3
Missouri                      4         79,642,646      3.2      6.1499       68       2.12       2.10         50.1       49.3
Indiana                      17         73,438,651      2.9      6.5191      119       1.48       1.47         61.3       52.9
Alabama                      11         66,837,814      2.7      5.6776       81       1.42       1.42         79.0       78.4
Nevada                        5         62,293,952      2.5      5.9896      105       1.75       1.64         55.4       53.0
New Jersey                    7         58,981,125      2.4      6.2423      117       1.54       1.32         67.0       60.1
Pennsylvania                 10         53,735,783      2.1      6.4414      119       1.28       1.26         68.8       59.7
Utah                          4         44,800,000      1.8      6.4290      119       1.33       1.15         71.8       65.5
Colorado                      7         40,346,458      1.6      6.4427      115       1.32       1.18         66.2       60.6
Connecticut                   3         38,244,111      1.5      6.3319      117       1.63       1.42         72.6       65.3
Michigan                     13         38,033,008      1.5      6.5807      118       1.38       1.37         69.1       59.9
Tennessee                     5         36,559,568      1.5      6.6054      118       1.32       1.19         71.7       66.5
Arizona                       9         35,487,043      1.4      6.0538      118       1.38       1.23         72.5       63.3
Washington                    3         31,770,507      1.3      6.0269      117       1.40       1.35         59.9       51.9
South Carolina                5         26,643,347      1.1      6.5471       75       1.32       1.28         74.1       69.0
Wisconsin                     8         23,995,780      1.0      6.3564      119       1.36       1.25         70.3       61.9
Louisiana                     7         23,077,538      0.9      6.2822      112       1.43       1.28         73.2       64.7
North Carolina                7         21,079,637      0.8      6.2667      105       1.53       1.49         71.8       66.0
New Hampshire                 3         20,705,160      0.8      6.4399      117       1.38       1.20         72.0       65.1
Minnesota                     3         19,909,000      0.8      6.4127      104       1.27       1.10         77.0       72.5
Massachusetts                 5         18,559,787      0.7      6.3273      116       1.31       1.15         73.4       68.2
Kentucky                      9         17,896,004      0.7      6.3244      118       1.36       1.28         74.9       68.3
Hawaii                        1          9,000,000      0.4      6.6500      119       1.44       1.26         75.0       70.8
West Virginia                 3          6,098,679      0.2      6.4060      117       1.24       1.11         76.6       71.1
South Dakota                  1          3,486,102      0.1      6.3500      118       1.23       1.23         79.9       68.7
New Mexico                    1          1,256,266      0.1      6.6200      120       1.35       1.18         62.8       57.7
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     310     $2,503,863,471    100.0%     6.2486%     104       1.46x      1.36x        67.7%      62.9%
===============================================================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The
$78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8% pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total
$465,000,000 first mortgage loan. The $70,000,000 Southlake Mall pooled mortgage loan is a 70.0% pari passu interest in the $100,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                           PERCENT BY  WEIGHTED   WEIGHTED           WEIGHTED    WEIGHTED   WEIGHTED
                                 NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE   AVERAGE  WEIGHTED   AVERAGE     AVERAGE    AVERAGE
                                 MORTGAGED  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING  AVERAGE DSCR AFTER    CUT-OFF    BALLOON
PROPERTY TYPE                   PROPERTIES   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS. DSCR (X)   IO (X)   DATE LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                              78        838,058,707     33.5      6.2272      103      1.56      1.45        64.4       59.5
Office                              43        543,962,672     21.7      5.9966      101      1.38      1.33        72.3       70.3
Hospitality                        104        385,520,641     15.4      6.5716      106      1.44      1.37        67.5       61.4
Industrial                          30        272,525,175     10.9      6.2136      114      1.47      1.29        68.6       60.9
Multifamily                         33        267,333,353     10.7      6.3667      108      1.40      1.29        67.7       62.3
Mixed Use                            5         80,805,240      3.2      6.0859       89      1.32      1.19        69.9       67.2
Other                                2         48,214,425      1.9      6.6433       58      1.18      1.18        63.8       55.5
Self Storage                         9         36,879,431      1.5      6.2729      119      1.64      1.44        63.9       57.4
Manufactured Housing Community       6         30,563,827      1.2      6.3091      117      1.28      1.16        73.7       69.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            310     $2,503,863,471    100.0%     6.2486%     104      1.46x     1.36x       67.7%      62.9%
====================================================================================================================================

MORTGAGE RATES

                                                   PERCENT BY  WEIGHTED  WEIGHTED            WEIGHTED      WEIGHTED   WEIGHTED
                         NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE   AVERAGE  WEIGHTED   AVERAGE       AVERAGE    AVERAGE
                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING  AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)          LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS. DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------

5.3900% - 5.5000%            1         39,600,000       1.6     5.3900       93      1.46       1.17         71.0       65.6
5.5001% - 5.7500%            6        315,376,568      12.6     5.6104       86      1.48       1.47         76.3       74.9
5.7501% - 6.0000%           24        196,640,296       7.9     5.8623      109      1.61       1.52         63.5       58.1
6.0001% - 6.2500%           19        549,487,845      21.9     6.1682       97      1.65       1.53         61.6       58.3
6.2501% - 6.5000%           66        765,692,285      30.6     6.3982      110      1.36       1.25         69.2       63.8
6.5001% - 7.2600%           70        637,066,477      25.4     6.6268      110      1.35       1.26         68.0       61.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    186     $2,503,863,471     100.0%    6.2486%     104      1.46x      1.36x        67.7%      62.9%
==============================================================================================================================

Minimum: 5.3900%
Maximum: 7.2600%
Weighted Average: 6.2486%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                    PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                          NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE   AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
REMAINING TERM TO STATED   MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MATURITY OR ARD (MOS.)      LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

53 - 60                       12       183,529,729       7.3     6.4556       57       1.41       1.38         67.9       65.1
61 - 84                        7       500,199,735      20.0     5.9057       73       1.64       1.62         67.3       67.0
85 - 120                     166     1,815,476,507      72.5     6.3237      117       1.41       1.29         67.7       61.5
121 - 126                      1         4,657,500       0.2     5.6800      126       1.47       1.22         75.0       63.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      186    $2,503,863,471     100.0%    6.2486%     104       1.46x      1.36x        67.7%      62.9%
================================================================================================================================

Minimum:           53 mos.
Maximum:          126 mos.
Weighted Average: 104 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The
$78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8% pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total
$465,000,000 first mortgage loan. The $70,000,000 Southlake Mall pooled mortgage loan is a 70.0% pari passu interest in the $100,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                    PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTE
                          NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE    AVERAGE  WEIGHTED    AVERAGE      AVERAGE    AVERAG
DEBT SERVICE               MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOO
COVERAGE RATIO (X)          LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1.13 - 1.20                  17        190,469,534       7.6     6.3558      102       1.16       1.16          69.1       60.5
1.21 - 1.30                  43        430,395,271      17.2     6.4003      109       1.26       1.18          69.9       64.4
1.31 - 1.40                  60        698,855,439      27.9     6.4405      116       1.36       1.25          68.2       62.6
1.41 - 1.50                  37        652,525,960      26.1     5.9907       94       1.44       1.34          73.4       70.6
1.51 - 1.60                   8        154,537,500       6.2     6.2746      116       1.54       1.28          69.8       61.0
1.61 - 1.70                   4         55,411,212       2.2     6.4162      118       1.67       1.55          61.5       53.7
1.71 - 1.80                   4         56,848,287       2.3     6.0645      115       1.76       1.54          65.7       58.8
1.81 - 1.90                   4         38,860,000       1.6     5.9392       75       1.85       1.81          54.9       54.1
1.91 - 2.00                   1          6,494,147       0.3     6.5200      119       1.91       1.91          54.6       47.1
2.01 - 2.10                   1          1,074,019       0.0     6.4500      119       2.08       2.08          46.3       39.9
2.11 - 2.20                   3        185,298,194       7.4     6.0993       71       2.18       2.18          46.7       46.6
2.21 - 2.30                   1          5,000,000       0.2     6.0450      118       2.21       1.87          50.2       47.1
2.31 - 2.50                   2         26,800,000       1.1     5.6387      114       2.33       2.27          45.9       45.4
2.51 - 2.56                   1          1,293,909       0.1     6.8600      119       2.56       2.56          34.5       30.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     186     $2,503,863,471     100.0%    6.2486%     104       1.46x      1.36x         67.7%      62.9%
================================================================================================================================

Minimum:          1.13x
Maximum:          2.56x
Weighted Average: 1.46x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                           NUMBER OF    AGGREGATE     AGGREGATE   AVERAGE   AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
RATIO AFTER IO PERIOD (X)    LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                   76        823,641,534      32.9     6.3518      109       1.29       1.15         69.8       63.9
1.21 - 1.30                   58        634,553,271      25.3     6.3371      113       1.39       1.24         69.7       63.2
1.31 - 1.40                   21        325,175,439      13.0     6.4454      116       1.39       1.37         66.9       61.0
1.41 - 1.50                   12        411,693,460      16.4     5.8554       84       1.49       1.44         74.7       73.1
1.51 - 1.60                    2         14,100,000       0.6     6.5487      113       1.79       1.56         69.8       63.1
1.61 - 1.70                    3         25,411,212       1.0     6.4234      119       1.64       1.64         48.4       40.4
1.71 - 1.80                    2         10,368,287       0.4     6.5583      118       1.74       1.74         62.5       54.1
1.81 - 1.90                    4         37,960,000       1.5     5.8846       76       1.90       1.85         53.9       53.5
1.91 - 2.00                    2         11,294,147       0.5     6.3181      119       2.08       1.93         50.2       44.7
2.01 - 2.10                    1          1,074,019       0.0     6.4500      119       2.08       2.08         46.3       39.9
2.11 - 2.20                    3        185,298,194       7.4     6.0993       71       2.18       2.18         46.7       46.6
2.31 - 2.50                    1         22,000,000       0.9     5.5500      113       2.34       2.34         46.3       46.3
2.51 - 2.56                    1          1,293,909       0.1     6.8600      119       2.56       2.56         34.5       30.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      186     $2,503,863,471     100.0%    6.2486%     104       1.46x      1.36x        67.7%      62.9%
=================================================================================================================================

Minimum: 1.04x
Maximum: 2.56x
Weighted Average: 1.36x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The
$78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8% pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total
$465,000,000 first mortgage loan. The $70,000,000 Southlake Mall pooled mortgage loan is a 70.0% pari passu interest in the $100,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
CUT-OFF DATE               NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%) MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

34.5% - 40.0%                  2           14,086,776      0.6      6.5240      119       1.72       1.72        34.5        27.6
40.1% - 45.0%                  5           41,396,984      1.7      5.9053      119       2.01       1.94        43.7        42.4
45.1% - 50.0%                  5          188,471,335      7.5      6.0776       70       2.18       2.18        47.2        47.1
50.1% - 55.0%                  7           49,143,404      2.0      6.1521       93       1.77       1.71        53.3        49.8
55.1% - 60.0%                 10          128,545,564      5.1      6.3873      118       1.35       1.22        57.4        52.3
60.1% - 65.0%                 23          318,176,112     12.7      6.2843      112       1.43       1.32        62.2        58.6
65.1% - 70.0%                 39          583,500,053     23.3      6.4516      113       1.34       1.25        68.0        60.8
70.1% - 75.0%                 44          596,153,131     23.8      6.3276      103       1.39       1.26        72.1        66.3
75.1% - 80.0%                 51          584,390,112     23.3      5.9966       98       1.37       1.29        78.4        74.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      186       $2,503,863,471    100.0%     6.2486%     104       1.46X      1.36X       67.7%       62.9%
===================================================================================================================================

Minimum:          34.5%
Maximum:          80.0%
Weighted Average: 67.7%

BALLOON LOAN-TO-VALUE RATIOS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
BALLOON                    NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%) MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

27.3% - 30.0%                  1           12,792,867       0.5     6.4900      119       1.64       1.64        34.5        27.3
30.1% - 35.0%                  1            1,293,909       0.1     6.8600      119       2.56       2.56        34.5        30.1
35.1% - 40.0%                  5           11,343,636       0.5     6.3341      120       1.55       1.45        44.3        38.0
40.1% - 45.0%                  6           48,181,907       1.9     5.9847      117       1.95       1.91        46.7        43.8
45.1% - 50.0%                 11          217,116,026       8.7     6.0902       77       2.10       2.08        48.4        47.3
50.1% - 55.0%                 13          169,270,858       6.8     6.4286      103       1.39       1.30        58.0        53.2
55.1% - 60.0%                 31          463,419,707      18.5     6.3793      114       1.38       1.26        66.9        58.3
60.1% - 65.0%                 39          511,151,040      20.4     6.4321      117       1.40       1.30        67.5        62.0
65.1% - 70.0%                 49          515,516,588      20.6     6.2093      106       1.34       1.20        72.4        67.4
70.1% - 75.0%                 22          268,955,000      10.7     6.3716      102       1.39       1.24        76.0        71.7
75.1% - 79.5%                  8          284,821,934      11.4     5.7035       80       1.42       1.40        79.4        79.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      186       $2,503,863,471     100.0%    6.2486%     104       1.46X      1.36X       67.7%       62.9%
===================================================================================================================================

Minimum:          27.3%
Maximum:          79.5%
Weighted Average: 62.9%

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
LOAN SELLER             MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank,
   National Association       54          556,382,473     25.8      6.0746       98       1.44       1.37         73.7       70.1
Bear Stearns Commercial
   Mortgage, Inc.             26          497,846,357     23.1      6.3471      102       1.42       1.29         70.0       63.2
Principal Commercial
   Funding II, LLC            18          473,953,762     22.0      6.2581       97       1.64       1.61         56.7       53.8
Prudential Mortgage
   Capital Funding, LLC       29          414,344,953     19.2      6.3981      118       1.39       1.28         67.7       62.0
Nationwide Life
   Insurance Company          20          216,438,745     10.0      6.0146      111       1.46       1.30         69.3       63.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      147       $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                             NUMBER OF    AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                              MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
CUT-OFF DATE BALANCE ($)       LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

682,004 - 2,000,000              14        19,596,843      0.9      6.4986      113       1.44       1.41         62.2       53.3
2,000,001 - 3,000,000            13        31,851,655      1.5      6.4706      114       1.36       1.30         66.7       59.4
3,000,001 - 5,000,000            37       149,665,866      6.9      6.3065      116       1.39       1.28         71.7       64.6
5,000,001 - 7,000,000            20       122,333,108      5.7      6.3211      111       1.49       1.37         63.4       57.9
7,000,001 - 9,000,000            17       136,485,361      6.3      6.3355      118       1.44       1.27         70.6       63.7
9,000,001 - 11,000,000            8        81,505,992      3.8      6.5210      118       1.37       1.21         69.0       62.3
11,000,001 - 13,000,000           5        61,674,170      2.9      6.5636      107       1.41       1.31         65.1       59.3
13,000,001 - 15,000,000           1        14,250,000      0.7      6.4680      118       1.28       1.11         66.0       59.2
15,000,001 - 17,000,000           2        32,383,964      1.5      5.9543      116       1.36       1.36         66.9       58.9
19,000,001 - 21,000,000           4        81,280,644      3.8      6.1684       94       1.50       1.40         66.1       60.9
21,000,001 - 31,000,000          13       327,069,929     15.1      6.3601      108       1.41       1.32         69.7       62.4
31,000,001 - 61,000,000           5       225,437,379     10.4      6.0999      113       1.39       1.25         68.8       64.0
61,000,001 - 80,000,000           4       286,628,961     13.3      6.5289      105       1.40       1.30         65.3       61.2
80,000,001 - 100,000,000          2       185,500,000      8.6      6.1741      117       1.45       1.30         65.5       60.2
100,000,001 - 247,302,419         2       403,302,419     18.7      5.8234       72       1.72       1.72         67.0       67.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147    $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum: $    682,004
Maximum: $247,302,419
Average: $ 14,686,846

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                           NUMBER OF    AGGREGATE    AGGREGATE    AVERAGE   AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
STATE                      MORTGAGE   CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
                          PROPERTIES   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Texas                          26       312,639,786     14.5      6.4058      106       1.36       1.23         68.9       63.0
Florida                        22       207,989,671      9.6      5.8976       87       1.46       1.43         74.7       72.7
California                     30       206,937,245      9.6      6.2752      115       1.45       1.33         64.9       58.9
Southern California            19       124,400,252      5.8      6.1975      117       1.48       1.32         65.2       59.2
Northern California            11        82,536,992      3.8      6.3924      113       1.41       1.34         64.4       58.4
Virginia                        6       201,009,541      9.3      6.0790       94       1.41       1.34         66.2       64.8
Illinois                       12       158,922,481      7.4      6.2470       88       1.82       1.73         58.6       54.4
Georgia                         7       117,986,577      5.5      6.2607      113       1.48       1.29         67.3       63.2
Ohio                           15        99,086,131      4.6      6.1536      114       1.22       1.19         71.5       62.5
New York                       11        93,217,410      4.3      6.4621      118       1.29       1.25         67.8       65.3
Maryland                        9        88,464,908      4.1      6.1169      117       1.66       1.51         65.2       60.5
Missouri                        3        74,042,646      3.4      6.1749       64       2.16       2.16         47.9       47.7
Indiana                        15        70,467,824      3.3      6.5320      119       1.47       1.46         61.8       53.5
Alabama                        11        66,837,814      3.1      5.6776       81       1.42       1.42         79.0       78.4
New Jersey                      7        58,981,125      2.7      6.2423      117       1.54       1.32         67.0       60.1
Connecticut                     3        38,244,111      1.8      6.3319      117       1.63       1.42         72.6       65.3
Tennessee                       5        36,559,568      1.7      6.6054      118       1.32       1.19         71.7       66.5
Michigan                       12        36,134,965      1.7      6.6207      118       1.37       1.36         69.0       59.9
Arizona                         9        35,487,043      1.6      6.0538      118       1.38       1.23         72.5       63.3
Nevada                          3        32,500,000      1.5      6.1626       93       1.48       1.27         64.2       60.4
Washington                      3        31,770,507      1.5      6.0269      117       1.40       1.35         59.9       51.9
South Carolina                  5        26,643,347      1.2      6.5471       75       1.32       1.28         74.1       69.0
Wisconsin                       8        23,995,780      1.1      6.3564      119       1.36       1.25         70.3       61.9
Colorado                        5        21,796,458      1.0      6.3293      112       1.33       1.22         70.6       63.2
North Carolina                  7        21,079,637      1.0      6.2667      105       1.53       1.49         71.8       66.0
Massachusetts                   5        18,559,787      0.9      6.3273      116       1.31       1.15         73.4       68.2
Kentucky                        9        17,896,004      0.8      6.3244      118       1.36       1.28         74.9       68.3
Pennsylvania                    8        15,509,783      0.7      6.5313      118       1.46       1.46         71.6       61.9
New Hampshire                   2        11,705,160      0.5      6.4007      117       1.30       1.14         74.5       65.4
Louisiana                       5        11,565,038      0.5      6.4139      119       1.36       1.27         73.2       63.2
Hawaii                          1         9,000,000      0.4      6.6500      119       1.44       1.26         75.0       70.8
Minnesota                       2         7,000,000      0.3      6.5651       79       1.38       1.20         74.9       70.6
Utah                            1         4,500,000      0.2      6.5100      120       1.31       1.14         75.5       69.0
New Mexico                      1         1,256,266      0.1      6.6200      120       1.35       1.18         62.8       57.7
West Virginia                   2         1,179,679      0.1      6.7230      117       1.38       1.38         70.4       61.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       270    $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
=================================================================================================================================

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                             NUMBER OF    AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                             MORTGAGED  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
PROPERTY TYPE               PROPERTIES   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                           78       838,058,707     38.8      6.2272      103       1.56       1.45         64.4       59.5
Office                           43       543,962,672     25.2      5.9966      101       1.38       1.33         72.3       70.3
Hospitality                     104       385,520,641     17.9      6.5716      106       1.44       1.37         67.5       61.4
Industrial                       30       272,525,175     12.6      6.2136      114       1.47       1.29         68.6       60.9
Other                             2        48,214,425      2.2      6.6433       58       1.18       1.18         63.8       55.5
Self Storage                      9        36,879,431      1.7      6.2729      119       1.64       1.44         63.9       57.4
Mixed Use                         4        33,805,240      1.6      5.8996      101       1.37       1.31         69.4       65.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         270    $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

MORTGAGE RATES

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                           NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)       MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.3900% - 5.5000%              1           39,600,000      1.8      5.3900       93       1.46       1.17         71.0       65.6
5.5001% - 5.7500%              6          315,376,568     14.6      5.6104       86       1.48       1.47         76.3       74.9
5.7501% - 6.0000%             20          159,844,059      7.4      5.8817      106       1.53       1.42         66.4       60.4
6.0001% - 6.2500%             16          487,448,345     22.6      6.1632       98       1.70       1.58         60.5       57.1
6.2501% - 6.5000%             47          580,661,648     26.9      6.4015      111       1.38       1.27         68.6       63.4
6.5001% - 7.2600%             57          576,035,670     26.7      6.6215      111       1.35       1.27         67.6       60.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      147       $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum:          5.3900%
Maximum:          7.2600%
Weighted Average: 6.2338%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                             NUMBER OF    AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
REMAINING TERM TO STATED      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MATURITY OR ARD (MOS.)         LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

53 - 60                           9       161,395,729      7.5      6.4310       57       1.42       1.41         66.7       63.8
61 - 84                           4       426,799,735     19.8      5.8376       73       1.71       1.70         67.2       67.0
85 - 120                        133     1,566,113,327     72.5      6.3231      117       1.41       1.29         67.7       61.5
121 - 126                         1         4,657,500      0.2      5.6800      126       1.47       1.22         75.0       63.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147    $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum:           53 mos.
Maximum:          126 mos.
Weighted Average: 104 mos.

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
DEBT SERVICE COVERAGE      NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
RATIO (X)               MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.13 - 1.20                   13          132,299,962      6.1      6.3181      103       1.15       1.15         70.6       60.7
1.21 - 1.30                   33          315,913,932     14.6      6.4097      112       1.26       1.19         69.7       63.6
1.31 - 1.40                   43          611,017,906     28.3      6.4329      117       1.36       1.27         67.6       62.1
1.41 - 1.50                   32          608,927,918     28.2      5.9720       93       1.44       1.34         73.2       70.7
1.51 - 1.60                    7          143,025,000      6.6      6.2846      117       1.54       1.28         69.6       60.6
1.61 - 1.70                    4           55,411,212      2.6      6.4162      118       1.67       1.55         61.5       53.7
1.71 - 1.80                    4           56,848,287      2.6      6.0645      115       1.76       1.54         65.7       58.8
1.81 - 1.90                    4           38,860,000      1.8      5.9392       75       1.85       1.81         54.9       54.1
1.91 - 2.00                    1            6,494,147      0.3      6.5200      119       1.91       1.91         54.6       47.1
2.01 - 2.10                    1            1,074,019      0.0      6.4500      119       2.08       2.08         46.3       39.9
2.11 - 2.20                    1          156,000,000      7.2      6.1616       62       2.19       2.19         47.2       47.2
2.21 - 2.30                    1            5,000,000      0.2      6.0450      118       2.21       1.87         50.2       47.1
2.31 - 2.50                    2           26,800,000      1.2      5.6387      114       2.33       2.27         45.9       45.4
2.51 - 2.56                    1            1,293,909      0.1      6.8600      119       2.56       2.56         34.5       30.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      147       $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
==================================================================================================================================

Minimum:          1.13x
Maximum:          2.56x
Weighted Average: 1.47x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                             NUMBER OF    AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
DEBT SERVICE COVERAGE RATIO   MORTGAGE  CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
AFTER IO PERIOD (X)            LOANS     BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                      54       603,447,962     28.0      6.3306      112       1.30       1.15         69.6       63.3
1.21 - 1.30                      46       544,516,432     25.2      6.3323      114       1.39       1.24         69.1       62.6
1.31 - 1.40                      19       321,704,906     14.9      6.4448      116       1.39       1.37         67.0       61.1
1.41 - 1.50                      11       409,795,418     19.0      5.8556       84       1.49       1.44         74.7       73.1
1.51 - 1.60                       2        14,100,000      0.7      6.5487      113       1.79       1.56         69.8       63.1
1.61 - 1.70                       3        25,411,212      1.2      6.4234      119       1.64       1.64         48.4       40.4
1.71 - 1.80                       2        10,368,287      0.5      6.5583      118       1.74       1.74         62.5       54.1
1.81 - 1.90                       4        37,960,000      1.8      5.8846       76       1.90       1.85         53.9       53.5
1.91 - 2.00                       2        11,294,147      0.5      6.3181      119       2.08       1.93         50.2       44.7
2.01 - 2.10                       1         1,074,019      0.0      6.4500      119       2.08       2.08         46.3       39.9
2.11 - 2.20                       1       156,000,000      7.2      6.1616       62       2.19       2.19         47.2       47.2
2.31 - 2.50                       1        22,000,000      1.0      5.5500      113       2.34       2.34         46.3       46.3
2.51 - 2.56                       1         1,293,909      0.1      6.8600      119       2.56       2.56         34.5       30.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147    $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum:          1.04x
Maximum:          2.56x
Weighted Average: 1.38x

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
Cut-Off Date               NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
Loan-to-Value Ratio (%) MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

34.5% - 40.0%                  2           14,086,776      0.7      6.5240      119       1.72       1.72         34.5       27.6
40.1% - 45.0%                  3           12,098,790      0.6      6.2389      119       1.74       1.51         42.9       39.2
45.1% - 50.0%                  5          188,471,335      8.7      6.0776       70       2.18       2.18         47.2       47.1
50.1% - 55.0%                  7           49,143,404      2.3      6.1521       93       1.77       1.71         53.3       49.8
55.1% - 60.0%                  7          118,175,031      5.5      6.3832      118       1.35       1.22         57.3       52.3
60.1% - 65.0%                 20          299,599,112     13.9      6.2689      112       1.44       1.33         62.2       58.6
65.1% - 70.0%                 31          480,697,816     22.3      6.4495      115       1.36       1.26         68.3       60.8
70.1% - 75.0%                 35          497,015,017     23.0      6.3335      104       1.41       1.28         72.2       66.2
75.1% - 80.0%                 37          499,679,010     23.1      5.9294       97       1.38       1.31         78.4       74.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      147       $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum:          34.5%
Maximum:          80.0%
Weighted Average: 67.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                          AGGREGATE    AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
Balloon Loan-to-Value      NUMBER OF    CUT-OFF DATE  CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
Ratio (%)               MORTGAGE LOANS   BALANCE ($)   BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

27.3% - 30.0%                  1           12,792,867      0.6      6.4900      119       1.64       1.64         34.5       27.3
30.1% - 35.0%                  1            1,293,909      0.1      6.8600      119       2.56       2.56         34.5       30.1
35.1% - 40.0%                  3            8,372,809      0.4      6.3772      120       1.45       1.32         42.5       38.1
40.1% - 45.0%                  5           20,681,907      1.0      6.2902      114       1.72       1.64         50.2       43.6
45.1% - 50.0%                 10          214,818,125     10.0      6.0864       77       2.10       2.09         48.3       47.3
50.1% - 55.0%                 13          169,270,858      7.8      6.4286      103       1.39       1.30         58.0       53.2
55.1% - 60.0%                 24          386,092,428     17.9      6.3586      113       1.41       1.28         67.2       58.5
60.1% - 65.0%                 32          470,056,468     21.8      6.4295      117       1.41       1.31         67.4       61.8
65.1% - 70.0%                 36          396,112,986     18.3      6.1748      111       1.35       1.21         73.0       67.4
70.1% - 75.0%                 16          211,686,000      9.8      6.3983       98       1.40       1.27         75.2       71.4
75.1% - 79.5%                  6          267,787,934     12.4      5.6386       81       1.42       1.42         79.4       79.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      147       $2,158,966,291    100.0%     6.2338%     104       1.47X      1.38X        67.5%      62.7%
===================================================================================================================================

Minimum:          27.3%
Maximum:          79.5%
Weighted Average: 62.7%

(1)  For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-3 is a 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures presented above are based on the total $741,907,256 first mortgage loan. The $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a 16.8%
     pari passu interest in the $465,000,000 first mortgage which is split into four pari passu notes. All LTV and DSCR figures presented above are based on the total $465,000,000 first mortgage loan. The $70,000,000 Southlake
     Mall pooled mortgage loan is a 70.0% pari passu interest in the
     $100,000,000 first mortgage which is split into two pari passu notes. All
     LTV and DSCR figures presented above are based on the total $100,000,000 first mortgage loan.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                        PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                NUMBER OF   AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                                 MORTGAGE CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
LOAN SELLER                       LOANS    BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital
   Funding, LLC                     9      110,096,785     31.9      6.4995      109       1.33       1.19         70.8       64.9
Bear Stearns Commercial
   Mortgage, Inc.                   6      109,627,000     31.8      6.3110       87       1.32       1.17         70.7       67.9
Wells Fargo Bank, National
   Association                     21       60,073,395     17.4      6.3939      113       1.30       1.20         72.9       66.7
Principal Commercial
   Funding II, LLC                  2       59,500,000     17.3      6.1019      120       1.61       1.61         55.6       50.6
Nationwide Life Insurance
   Company                          1        5,600,000      1.6      5.8200      119       1.48       1.24         79.4       70.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            39     $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

CUT-OFF DATE BALANCES

                                                        PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                            AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                              NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

846,000 - 2,000,000              11         15,993,441      4.6      6.4566      118       1.42       1.34         69.1       59.5
2,000,001 - 3,000,000             4          9,600,852      2.8      6.5346      102       1.34       1.25         70.0       63.0
3,000,001 - 5,000,000             5         19,482,102      5.6      6.3030      111       1.26       1.18         70.2       66.3
5,000,001 - 7,000,000             5         29,441,000      8.5      6.2718      107       1.37       1.18         72.5       67.1
7,000,001 - 9,000,000             2         17,200,000      5.0      6.4572      117       1.40       1.22         69.0       64.0
11,000,001 - 13,000,000           3         36,071,500     10.5      6.3856      114       1.32       1.14         71.3       66.4
13,000,001 - 17,000,000           2         29,350,000      8.5      6.5677       89       1.33       1.16         74.9       70.6
17,000,001 - 19,000,000           1         17,200,000      5.0      6.4200      119       1.34       1.16         72.6       66.2
19,000,001 - 21,000,000           1         19,058,285      5.5      6.6600      119       1.25       1.25         68.7       59.5
21,000,001 - 31,000,000           3         72,500,000     21.0      6.1392      101       1.62       1.56         61.6       59.5
31,000,001 - 47,000,000           2         79,000,000     22.9      6.2929       96       1.24       1.13         68.4       63.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          39       $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

Minimum: $   846,000
Maximum: $47,000,000
Average: $ 8,843,517

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                        PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                NUMBER OF   AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                                MORTGAGED CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
STATE                          PROPERTIES  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                            3       55,500,000     16.1      6.2387       78       1.29       1.12         69.7       68.1
California                          4       41,185,285     11.9      6.6034       98       1.29       1.22         71.4       66.0
Northern California                 2       23,208,285      6.7      6.5885      119       1.26       1.26         68.3       60.8
Southern California                 2       17,977,000      5.2      6.6227       70       1.33       1.17         75.4       72.8
Utah                                3       40,300,000     11.7      6.4200      119       1.33       1.15         71.4       65.1
Pennsylvania                        2       38,226,000     11.1      6.4049      120       1.20       1.17         67.7       58.8
Nevada                              2       29,793,952      8.6      5.8008      119       2.05       2.05         45.8       45.1
Texas                               4       28,315,583      8.2      6.3461      113       1.40       1.23         77.8       70.8
Georgia                             2       24,735,889      7.2      6.4967       67       1.20       1.20         65.6       65.0
Colorado                            2       18,550,000      5.4      6.5758      119       1.30       1.13         61.1       57.6
Minnesota                           1       12,909,000      3.7      6.3300      117       1.21       1.05         78.1       73.5
Louisiana                           2       11,512,500      3.3      6.1500      105       1.51       1.29         73.1       66.3
Ohio                                7       10,380,000      3.0      6.5862      118       1.37       1.20         75.0       66.1
New Hampshire                       1        9,000,000      2.6      6.4910      116       1.47       1.28         68.6       64.6
Maryland                            1        5,615,000      1.6      6.3300      117       1.21       1.05         78.1       73.5
Missouri                            1        5,600,000      1.6      5.8200      119       1.48       1.24         79.4       70.2
West Virginia                       1        4,919,000      1.4      6.3300      117       1.21       1.05         78.1       73.5
South Dakota                        1        3,486,102      1.0      6.3500      118       1.23       1.23         79.9       68.7
Indiana                             2        2,970,827      0.9      6.2126      119       1.81       1.81         49.1       37.9
Michigan                            1        1,898,042      0.6      5.8200      119       1.42       1.42         70.3       59.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            40     $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                        PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                NUMBER OF   AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                                MORTGAGED CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
PROPERTY TYPE                  PROPERTIES  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         33     267,333,353     77.5      6.3667      108       1.40       1.29         67.7       62.3
Mixed Use                            1      47,000,000     13.6      6.2200       80       1.28       1.10         70.3       68.7
Manufactured Housing Community       6      30,563,827      8.9      6.3091      117       1.28       1.16         73.7       69.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             40    $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

MORTGAGE RATES

                                                       PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                           AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
                             NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MORTGAGE RATE (%)         MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.7550% - 6.0000%                4         36,796,237     10.7      5.7783      119       1.99       1.95         50.8       48.5
6.0001% - 6.2500%                3         62,039,500     18.0      6.2072       87       1.33       1.14         70.3       67.6
6.2501% - 6.5000%               19        185,030,637     53.6      6.3880      109       1.29       1.18         70.8       65.2
6.5001% - 6.9700%               13         61,030,807     17.7      6.6769      102       1.30       1.19         71.2       64.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         39       $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

Minimum:          5.7550%
Maximum:          6.9700%
Weighted Average: 6.3416%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                        PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                            AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
REMAINING TERM TO STATED      NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
MATURITY OR ARD (MOS.)     MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

56 - 60                           3         22,134,000      6.4      6.6353       58       1.35       1.18         76.8       74.2
61 - 84                           3         73,400,000     21.3      6.3015       75       1.25       1.14         68.4       67.3
85 - 120                         33        249,363,180     72.3      6.3273      118       1.41       1.30         68.0       61.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          39       $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
====================================================================================================================================

Minimum:           56 mos.
Maximum:          120 mos.
Weighted Average: 105 mos.

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                         AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
DEBT SERVICE COVERAGE      NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
RATIO (X)               MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.16 - 1.20                   4          58,169,572     16.9      6.4416       97       1.18        1.18        65.7       60.1
1.21 - 1.30                  10         114,481,339     33.2      6.3745      101       1.25        1.13        70.7       66.6
1.31 - 1.40                  17          87,837,533     25.5      6.4932      107       1.35        1.18        71.9       66.1
1.41 - 1.50                   5          43,598,042     12.6      6.2526      111       1.44        1.24        75.8       69.4
1.51 - 1.60                   1          11,512,500      3.3      6.1500      105       1.51        1.29        73.1       66.3
2.11 - 2.13                   2          29,298,194      8.5      5.7676      119       2.12        2.12        44.0       43.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39        $344,897,180    100.0%     6.3416%     105       1.37X       1.26X       68.6%      63.8%
=================================================================================================================================

Minimum:          1.16x
Maximum:          2.13x
Weighted Average: 1.37x

DEBT SERVICE COVERAGE RATIO AFTER IO PERIOD

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
DEBT SERVICE COVERAGE                    AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
RATIO AFTER IO             NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
PERIOD (X)              MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                  22         220,193,572     63.8      6.4101      101       1.27       1.14         70.2       65.7
1.21 - 1.30                  12          90,036,839     26.1      6.3657      110       1.38       1.25         73.3       66.6
1.31 - 1.40                   2           3,470,533      1.0      6.5007      119       1.38       1.38         57.1       45.6
1.41 - 1.50                   1           1,898,042      0.6      5.8200      119       1.42       1.42         70.3       59.5
2.11 - 2.13                   2          29,298,194      8.5      5.7676      119       2.12       2.12         44.0       43.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39        $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
=================================================================================================================================

Minimum:          1.05x
Maximum:          2.13x
Weighted Average: 1.26x

                                      A-14

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                         AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
CUT-OFF DATE               NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
LOAN-TO-VALUE RATIO (%) MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

44.0% - 50.0%                 2          29,298,194      8.5      5.7676      119       2.12       2.12         44.0       43.6
55.1% - 60.0%                 3          10,370,533      3.0      6.4337      119       1.37       1.25         58.7       52.5
60.1% - 65.0%                 3          18,577,000      5.4      6.5330      111       1.27       1.14         62.0       59.1
65.1% - 70.0%                 8         102,802,237     29.8      6.4615      103       1.25       1.21         66.9       61.1
70.1% - 75.0%                 9          99,138,114     28.7      6.2978       99       1.33       1.15         71.3       66.9
75.1% - 80.0%                14          84,711,102     24.6      6.3924      106       1.34       1.16         78.8       72.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39        $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
=================================================================================================================================

Minimum:          44.0%
Maximum:          80.0%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                     PERCENT BY  WEIGHTED   WEIGHTED             WEIGHTED     WEIGHTED   WEIGHTED
                                         AGGREGATE   AGGREGATE   AVERAGE    AVERAGE   WEIGHTED    AVERAGE      AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE      NUMBER OF   CUT-OFF DATE CUT-OFF DATE MORTGAGE  REMAINING   AVERAGE     DSCR     CUT-OFF DATE  BALLOON
RATIO (%)               MORTGAGE LOANS  BALANCE ($)  BALANCE (%) RATE (%) TERM (MOS.) DSCR (X) AFTER IO (X)    LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

37.7% - 40.0%                 2           2,970,827      0.9      6.2126      119       1.81       1.81         49.1       37.9
40.1% - 45.0%                 1          27,500,000      8.0      5.7550      119       2.12       2.12         44.0       44.0
45.1% - 50.0%                 1           2,297,900      0.7      6.4500      119       1.40       1.40         57.7       49.7
55.1% - 60.0%                 7          77,327,279     22.4      6.4825      119       1.24       1.19         65.2       57.6
60.1% - 65.0%                 7          41,094,572     11.9      6.4613      115       1.34       1.19         69.7       64.1
65.1% - 70.0%                13         119,403,602     34.6      6.3236       89       1.31       1.17         70.4       67.1
70.1% - 75.0%                 6          57,269,000     16.6      6.2729      118       1.34       1.15         79.0       72.7
75.1% - 77.6%                 2          17,034,000      4.9      6.7246       59       1.34       1.18         79.2       76.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      39        $344,897,180    100.0%     6.3416%     105       1.37X      1.26X        68.6%      63.8%
=================================================================================================================================

Minimum:          37.7%
Maximum:          77.6%
Weighted Average: 63.8%

                                      A-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                               % OF
                                                                                    % OF                    APPLICABLE
         CMSA        CMSA                                                       INITIAL POOL   LOAN GROUP   LOAN GROUP     # OF
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                                  BALANCE     (ONE OR TWO)   BALANCE    PROPERTIES
----------------------------------------------------------------------------------------------------------------------------------

  1       1                    DRA / Colonial Office Portfolio                      9.9%           1          11.5%         19
 1-a                1-001      Heathrow Inter. Business Ctr.                        1.4%                       1.6%         1
 1-b                1-002      Research Office Park                                 1.1%                       1.2%         1
 1-c                1-003      CC at Town Park                                      0.9%                       1.1%         1
 1-d                1-004      Colonial Place I & II                                0.8%                       0.9%         1
----------------------------------------------------------------------------------------------------------------------------------
 1-e                1-005      CC at Colonnade                                      0.8%                       0.9%         1
 1-f                1-006      Peachtree Street                                     0.6%                       0.7%         1
 1-g                1-007      CP Town Park Combined                                0.6%                       0.7%         1
 1-h                1-008      Concourse Center                                     0.5%                       0.6%         1
 1-i                1-009      CC at Town Park 600                                  0.5%                       0.6%         1
----------------------------------------------------------------------------------------------------------------------------------
 1-j                1-010      Riverchase Center                                    0.4%                       0.4%         1
 1-k                1-011      International Office Park                            0.3%                       0.4%         1
 1-l                1-012      Colonial Center at Bayside                           0.3%                       0.4%         1
 1-m                1-013      Colonial Center at Blue Lake                         0.3%                       0.3%         1
 1-n                1-014      Shops at Colonnade - Retail                          0.3%                       0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 1-o                1-015      Colonial Plaza                                       0.3%                       0.3%         1
 1-p                1-016      Esplanade                                            0.3%                       0.3%         1
 1-q                1-017      Maitland Office Building                             0.2%                       0.2%         1
 1-r                1-018      HIBC 1000 Building                                   0.2%                       0.2%         1
 1-s                1-019      One Independence Plaza                               0.2%                       0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
  2       2                    GGP Portfolio                                        6.2%           1           7.2%         2
 2-a                2-001      GGP Portfolio - Marketplace Shopping Center          3.4%                       3.9%         1
 2-b                2-002      GGP Portfolio - Columbia Mall                        2.9%                       3.3%         1
  3       3                    Solo Cup Industrial Portfolio                        3.9%           1           4.5%         6
 3-a                3-001      Solo Cup - Dallas, TX                                1.3%                       1.5%         1
----------------------------------------------------------------------------------------------------------------------------------
 3-b                3-002      Solo Cup - Chicago, IL                               1.0%                       1.1%         1
 3-c                3-003      Solo Cup - Federalsburg, MD                          0.6%                       0.7%         1
 3-d                3-004      Solo Cup - Conyers, GA                               0.4%                       0.5%         1
 3-e                3-005      Solo Cup - Augusta, GA                               0.4%                       0.4%         1
 3-f                3-006      Solo Cup - Urbana, IL                                0.3%                       0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
  4       4         4-001      Hunters Branch I & II                                3.5%           1           4.1%         1
  5       5                    RRI Hotel Portfolio                                  3.1%           1           3.6%         79
 5-a                5-001      Red Roof Inn Chicago Downtown                        0.2%                       0.2%         1
 5-b                5-002      Red Roof Inn Greater Washington Alexandria           0.1%                       0.1%         1
 5-c                5-003      Red Roof Inn Meadowlands NYC                         0.1%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-d                5-004      Red Roof Inn Philadelphia Airport                    0.1%                       0.1%         1
 5-e                5-005      Red Roof Inn San Antonio Downtown                    0.1%                       0.1%         1
 5-f                5-006      Red Roof Inn Charlottesville                         0.1%                       0.1%         1
 5-g                5-007      Red Roof Inn Naples                                  0.1%                       0.1%         1
 5-h                5-008      Red Roof Inn Boston Woburn                           0.1%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-i                5-009      Red Roof Inn Philadelphia Oxford Valley              0.1%                       0.1%         1
 5-j                5-010      Red Roof Inn Philadelphia Trevose                    0.1%                       0.1%         1
 5-k                5-011      Red Roof Inn Tampa Fairgrounds                       0.1%                       0.1%         1
 5-l                5-012      Red Roof Inn Laredo                                  0.1%                       0.1%         1
 5-m                5-013      Red Roof Inn Columbia Jessup                         0.1%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-n                5-014      Red Roof Inn Baton Rouge                             0.1%                       0.1%         1
 5-o                5-015      Red Roof Inn Greater Washington                      0.0%                       0.1%         1
 5-p                5-016      Red Roof Inn Tucson North                            0.0%                       0.1%         1
 5-q                5-017      Red Roof Inn Albany                                  0.0%                       0.1%         1
 5-r                5-018      Red Roof Inn Gainesville                             0.0%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-s                5-019      Red Roof Inn St. Louis                               0.0%                       0.1%         1
 5-t                5-020      Red Roof Inn Mt Laurel Greater Philadelphia          0.0%                       0.1%         1
 5-u                5-021      Red Roof Inn Buffalo Airport                         0.0%                       0.1%         1
 5-v                5-022      Red Roof Inn Charleston North                        0.0%                       0.1%         1
 5-w                5-023      Red Roof Inn Rochester Henrietta                     0.0%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-x                5-024      Red Roof Inn Mobile North                            0.0%                       0.0%         1
 5-y                5-025      Red Roof Inn Utica                                   0.0%                       0.0%         1
 5-z                5-026      Red Roof Inn Milford                                 0.0%                       0.0%         1
 5-aa               5-027      Red Roof Inn Allentown Bethlehem                     0.0%                       0.0%         1
 5-ab               5-028      Red Roof Inn Pittsburgh Cranberry                    0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-ac               5-029      Red Roof Inn Chicago Downers Grove                   0.0%                       0.0%         1
 5-ad               5-030      Red Roof Inn Detroit Warren                          0.0%                       0.0%         1
 5-ae               5-031      Red Roof Inn Lexington South                         0.0%                       0.0%         1
 5-af               5-032      Red Roof Inn Tucson South                            0.0%                       0.0%         1
 5-ag               5-033      Red Roof Inn Greater Washington Laurel               0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-ah               5-034      Red Roof Inn Greater Washington Lanham               0.0%                       0.0%         1
 5-ai               5-035      Red Roof Inn Buffalo Amherst                         0.0%                       0.0%         1
 5-aj               5-036      Red Roof Inn Syracuse                                0.0%                       0.0%         1
 5-ak               5-037      Red Roof Inn Austin South                            0.0%                       0.0%         1
 5-al               5-038      Red Roof Inn Chicago Willowbrook                     0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-am               5-039      Red Roof Inn Raleigh Downtown NCSU                   0.0%                       0.0%         1
 5-an               5-040      Red Roof Inn El Paso West                            0.0%                       0.0%         1
 5-ao               5-041      Red Roof Inn Aberdeen                                0.0%                       0.0%         1
 5-ap               5-042      Red Roof Inn Raleigh Southwest Cary                  0.0%                       0.0%         1
 5-aq               5-043      Red Roof Inn Detroit Dearborn                        0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-ar               5-044      Red Roof Inn Akron South                             0.0%                       0.0%         1
 5-as               5-045      Red Roof Inn Columbia East                           0.0%                       0.0%         1
 5-at               5-046      Red Roof Inn Buffalo Hamburg                         0.0%                       0.0%         1
 5-au               5-047      Red Roof Inn Greensboro Coliseum                     0.0%                       0.0%         1
 5-av               5-048      Red Roof Inn Boston Southborough                     0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-aw               5-049      Red Roof Inn Rockford                                0.0%                       0.0%         1
 5-ax               5-050      Red Roof Inn Harrisburg North                        0.0%                       0.0%         1
 5-ay               5-051      Red Roof Inn Salem                                   0.0%                       0.0%         1
 5-az               5-052      Red Roof Inn Indianapolis North                      0.0%                       0.0%         1
 5-ba               5-053      Red Roof Inn Detroit Rochester Hills                 0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-bb               5-054      Red Roof Inn Columbus East Reynoldsburg              0.0%                       0.0%         1
 5-bc               5-055      Red Roof Inn Orlando Convention Center               0.0%                       0.0%         1
 5-bd               5-056      Red Roof Inn Atlanta Town Center Mall                0.0%                       0.0%         1
 5-be               5-057      Red Roof Inn Huntington                              0.0%                       0.0%         1
 5-bf               5-058      Red Roof Inn Lexington                               0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-bg               5-059      Red Roof Inn Elkhart                                 0.0%                       0.0%         1
 5-bh               5-060      Red Roof Inn Cleveland Middleburg Heights            0.0%                       0.0%         1
 5-bi               5-061      Red Roof Inn Nashville Airport                       0.0%                       0.0%         1
 5-bj               5-062      Red Roof Inn Chicago Arlington Heights               0.0%                       0.0%         1
 5-bk               5-063      Red Roof Inn Toledo University                       0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-bl               5-064      Red Roof Inn Champaign                               0.0%                       0.0%         1
 5-bm               5-065      Red Roof Inn Louisville SE Fairgrounds               0.0%                       0.0%         1
 5-bn               5-066      Red Roof Inn Charleston West Hurricane               0.0%                       0.0%         1
 5-bo               5-067      Red Roof Inn Cleveland Westlake                      0.0%                       0.0%         1
 5-bp               5-068      Red Roof Inn Detroit Taylor                          0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-bq               5-069      Red Roof Inn LaFayette                               0.0%                       0.0%         1
 5-br               5-070      Red Roof Inn Columbus Dublin                         0.0%                       0.0%         1
 5-bs               5-071      Red Roof Inn Houston West                            0.0%                       0.0%         1
 5-bt               5-072      Red Roof Inn Detroit Airport Belleville              0.0%                       0.0%         1
 5-bu               5-073      Red Roof Inn Michigan City                           0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-bv               5-074      Red Roof Inn Jacksonville Airport                    0.0%                       0.0%         1
 5-bw               5-075      Red Roof Inn Detroit Plymouth                        0.0%                       0.0%         1
 5-bx               5-076      Red Roof Inn Boston Mansfield Foxboro                0.0%                       0.0%         1
 5-by               5-077      Red Roof Inn Dayton North                            0.0%                       0.0%         1
 5-bz               5-078      Red Roof Inn Louisville East                         0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 5-ca               5-079      Red Roof Inn Dallas Fort Worth Airport               0.0%                       0.0%         1
  6       6         6-001      Marriott Houston Westchase                           3.1%           1           3.6%         1
  7       7         7-001      Southlake Mall                                       2.8%           1           3.2%         1
  8       8         8-001      Norfolk Marriott                                     2.5%           1           2.9%         1
  9       9         9-001      11 MetroTech Center                                  2.4%           1           2.8%         1
----------------------------------------------------------------------------------------------------------------------------------
  10      10        10-001     Park Avenue Apartments                               1.9%           2          13.6%         1
  11      11        11-001     Marketplace at Four Corners                          1.9%           1           2.2%         1
  12      12        12-001     Dulaney Center I & II                                1.6%           1           1.9%         1
  13      13        13-001     Battlefield Shopping Center                          1.6%           1           1.8%         1
  14      14                   AG Industrial Portfolio                              1.5%           1           1.8%         3
----------------------------------------------------------------------------------------------------------------------------------
 14-a               14-001     Sunny Delight - 10 Corn Road                         0.6%                       0.7%         1
 14-b               14-002     Sunny Delight - 1230 North Tustin Avenue             0.6%                       0.7%         1
 14-c               14-003     Sunny Delight - 7000 LaGrange Blvd                   0.3%                       0.4%         1
  15      15        15-001     Claremont Apartments                                 1.3%           2           9.3%         1
  16      16        16-001     Trumbull Marriott                                    1.2%           1           1.4%         1
----------------------------------------------------------------------------------------------------------------------------------
  17      17        17-001     Aviata Apartments                                    1.1%           2           8.0%         1
  18      18                   HRC Portfolio 3                                      1.1%           1           1.2%         5
 18-a               18-001     Hampton Inn - Traverse City                          0.3%                       0.4%         1
 18-b               18-002     Homewood Suites - NW Indianapolis                    0.2%                       0.3%         1
 18-c               18-003     Hampton Inn - Kalamazoo                              0.2%                       0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 18-d               18-004     Hampton Inn - Fremont                                0.1%                       0.2%         1
 18-e               18-005     Hampton Inn - Portage                                0.1%                       0.1%         1
  19      19                   HRC Portfolio 1                                      1.1%           1           1.2%         4
 19-a               19-001     Hampton Inn - Clearwater                             0.4%                       0.5%         1
 19-b               19-002     Baymont Inn - Traverse City                          0.3%                       0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 19-c               19-003     Homewood Suites - Bloomington                        0.2%                       0.3%         1
 19-d               19-004     Hampton Inn - Laporte                                0.1%                       0.2%         1
  20      20        20-001     Ingram Festival Shopping Center                      1.1%           1           1.2%         1
  21      21                   HRC Portfolio 2                                      1.0%           1           1.2%         4
 21-a               21-001     Homewood Suites - Downtown                           0.3%                       0.4%         1
----------------------------------------------------------------------------------------------------------------------------------
 21-b               21-002     Hampton Inn - Petoskey                               0.3%                       0.3%         1
 21-c               21-003     Homewood Suites - Plainfield                         0.3%                       0.3%         1
 21-d               21-004     Hampton Inn - Valparaiso                             0.2%                       0.2%         1
  22      22        22-001     Gulf Pointe 30                                       1.0%           1           1.2%         1
  23      23        23-001     Kroger Marketplace Centre                            1.0%           1           1.2%         1
----------------------------------------------------------------------------------------------------------------------------------
  24      24        24-001     Yards Plaza                                          1.0%           1           1.2%         1
  25      25        25-001     Jackson Plaza                                        1.0%           1           1.1%         1
  26      26        26-001     Camelot Acres                                        0.5%           2           3.7%         1
  27      27        27-001     Pheasant Ridge                                       0.2%           2           1.6%         1
  28      28        28-001     Independence Hill                                    0.2%           2           1.4%         1
----------------------------------------------------------------------------------------------------------------------------------
  29      29        29-001     Reserve at Johns Creek Walk                          0.9%           2           6.7%         1
  30      30        30-001     Temple City Marketplace                              0.9%           1           1.0%         1
  31      31        31-001     Mesquite 30                                          0.9%           1           1.0%         1
  32      32                   Sentinel and Blossum Business Centers                0.9%           1           1.0%         2
 32-a               32-001     Sentinel Business Center                             0.5%                       0.6%         1
----------------------------------------------------------------------------------------------------------------------------------
 32-b               32-002     Blossom Business Center                              0.4%                       0.4%         1
  33      33        33-001     Westridge Square Shopping Center                     0.9%           1           1.0%         1
  34      34        34-001     The Outpost                                          0.9%           2           6.4%         1
  35      35        35-001     1601 Las Plumas Avenue                               0.8%           1           1.0%         1
  36      36        36-001     ANC - Tech park I & II                               0.8%           1           1.0%         1
----------------------------------------------------------------------------------------------------------------------------------
  37      37        37-001     Mitchell Ranch Plaza                                 0.8%           1           0.9%         1
  38      38        38-001     Orchards at Dover                                    0.8%           1           0.9%         1
  39      39        39-001     The Terraces Senior Living                           0.8%           2           5.5%         1
  40      40        40-001     Glenwood Apartments                                  0.7%           2           5.0%         1
  41      41        41-001     5555 East Olympic Boulevard                          0.7%           1           0.8%         1
----------------------------------------------------------------------------------------------------------------------------------
  42      42        42-001     Rite Aid - Salem                                     0.2%           1           0.2%         1
  43      43        43-001     Rite Aid - New Philadelphia                          0.2%           1           0.2%         1
  44      44        44-001     Rite Aid Portfolio- Flatwoods                        0.1%           1           0.2%         1
  45      45        45-001     Rite Aid Portfolio - New Salisbury                   0.1%           1           0.1%         1
  46      46        46-001     Keil Shopping Center                                 0.6%           1           0.7%         1
----------------------------------------------------------------------------------------------------------------------------------
  47      47        47-001     Raintree Apartments                                  0.6%           2           4.3%         1
  48      48        48-001     Olive Grove Senior Living                            0.6%           2           4.2%         1
  49      49        49-001     984 North Broadway                                   0.6%           1           0.7%         1
  50      50        50-001     South Coast Plaza                                    0.5%           1           0.6%         1
  51      51        51-001     Concord Plaza and Mall                               0.5%           1           0.6%         1
----------------------------------------------------------------------------------------------------------------------------------
  52      52        52-001     Candlewood Suites Northwoods Mall                    0.5%           1           0.6%         1
  53      53        53-001     Park Forest Shopping Center                          0.5%           1           0.6%         1
  54      54        54-001     Fairmont Square San Leandro                          0.5%           1           0.5%         1
  55      55        55-001     Chimney Ridge Apartments                             0.5%           2           3.4%         1
  56      56                   Alexandria Apartments                                0.5%           2           3.3%         2
----------------------------------------------------------------------------------------------------------------------------------
 56-a               56-001     Rosewood Apartments                                  0.3%                       1.8%         1
 56-b               56-002     Pecan Grove Apartments                               0.2%                       1.5%         1
  57      57        57-001     Pelham Plaza                                         0.4%           1           0.5%         1
  58      58        58-001     Walgreens Plaza - Haverhill                          0.4%           1           0.5%         1
  59      59        59-001     South Tech Center II                                 0.4%           1           0.5%         1
----------------------------------------------------------------------------------------------------------------------------------
  60      60                   Mountain City Industrial Portfolio                   0.4%           1           0.5%         2
 60-a               60-001     Mountain City Industrial - Nashville                 0.2%                       0.3%         1
 60-b               60-002     Mountain City Industrial - Denver                    0.2%                       0.2%         1
  61      61        61-001     Ashley Furniture Fairfield CA                        0.4%           1           0.5%         1
  62      62        62-001     Shady Willow Plaza                                   0.4%           1           0.5%         1
----------------------------------------------------------------------------------------------------------------------------------
  63      63        63-001     Tri State Mall                                       0.4%           1           0.4%         1
  64      64        64-001     Heathrow International Office                        0.4%           1           0.4%         1
  65      65        65-001     Clarion Inn & Suites Orlando                         0.4%           1           0.4%         1
  66      66        66-001     UNH Park Court Apartment Portfolio                   0.4%           2           2.6%         1
----------------------------------------------------------------------------------------------------------------------------------
  67      67        67-001     The Mix at Southbridge                               0.4%           1           0.4%         1
  68      68        68-001     Pearl City Shops                                     0.4%           1           0.4%         1
  69      69        69-001     Campus Business Park                                 0.4%           1           0.4%         1
  70      70        70-001     Plaza Drive Industrial                               0.3%           1           0.4%         1
  71      71        71-001     High Grove Plaza                                     0.3%           1           0.4%         1
----------------------------------------------------------------------------------------------------------------------------------
  72      72        72-001     Cambridge Court Apartments                           0.3%           2           2.4%         1
  73      73        73-001     Town and Country Shopping Center                     0.3%           1           0.4%         1
  74      74        74-001     Holiday Inn Express Hotel                            0.3%           1           0.4%         1
  75      75                   Wingate Inn - Best Western                           0.3%           1           0.4%         2
 75-a               75-001     Wingate Inn                                          0.2%                       0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 75-b               75-002     Baymont                                              0.1%                       0.2%         1
  76      76        76-001     788 Building                                         0.3%           1           0.4%         1
  77      77        77-001     McAllen Distribution Center                          0.3%           1           0.4%         1
  78      78        78-001     Bluegrass Center                                     0.3%           1           0.3%         1
  79      79        79-001     North 92nd Street Portfolio A1 - Building A          0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
  80      80        80-001     North 92nd Street Portfolio A2 - Building B          0.1%           1           0.2%         1
  81      81        81-001     8119-8133 Watson Street                              0.3%           1           0.3%         1
  82      82        82-001     LA Fitness (Federal Way)                             0.3%           1           0.3%         1
  83      83        83-001     Van Buren Road Shopping Center                       0.3%           1           0.3%         1
  84      84        84-001     1261 Post Road                                       0.3%           1           0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
  85      85        85-001     Middlesex Business Center II                         0.3%           1           0.3%         1
  86      86        86-001     Briggs Chaney Shopping Center                        0.3%           1           0.3%         1
  87      87        87-001     280 Dobbs Ferry Rd                                   0.3%           1           0.3%         1
  88      88        88-001     8767-8797 Irvine Center Drive                        0.3%           1           0.3%         1
  89      89        89-001     Woodland Hills Apartments                            0.3%           2           2.0%         1
----------------------------------------------------------------------------------------------------------------------------------
  90      90        90-001     Arlington Pointe                                     0.3%           1           0.3%         1
  91      91        91-001     Heacock Corporate Plaza                              0.3%           1           0.3%         1
  92      92        92-001     FedEx Florence                                       0.3%           1           0.3%         1
  93      93        93-001     Bay Bridge Industrial Center (PSA)                   0.3%           1           0.3%         1
  94      94        94-001     Hampton Inn - Indianapolis                           0.3%           1           0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
  95      95        95-001     Circuit City San Rafael                              0.3%           1           0.3%         1
  96      96        96-001     Pine Hill Portfolio                                  0.2%           2           1.8%         1
  97      97                   BGK Portfolio                                        0.2%           1           0.3%         3
 97-a               97-001     Corporate Park                                       0.2%                       0.2%         1
 97-b               97-002     5528 Eubank                                          0.1%                       0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 97-c               97-003     303 Business Park                                    0.0%                       0.0%         1
  98      98        98-001     Sharon Square                                        0.2%           1           0.3%         1
  99      99        99-001     Stor It Self Storage - Downey                        0.2%           1           0.3%         1
 100     100       100-001     Crossroads Shopping Center - Charleston              0.2%           1           0.3%         1
 101     101       101-001     SunWest Crossing                                     0.2%           1           0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 102     102       102-001     Lincoln Center                                       0.2%           1           0.2%         1
 103     103       103-001     Lincoln Retail Center                                0.1%           1           0.1%         1
 104     104       104-001     Comfort Inn - Mars, PA                               0.2%           1           0.3%         1
 105     105       105-001     Golden Pond Apartments, Phase III                    0.2%           2           1.6%         1
 106     106       106-001     BayCare Health Systems                               0.2%           1           0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 107     107       107-001     Michael's - Mountain View                            0.2%           1           0.2%         1
 108     108       108-001     Let's Stor It - Rancho Cucamonga, CA                 0.2%           1           0.2%         1
 109     109       109-001     Century 105 Business Park                            0.2%           1           0.2%         1
 110     110       110-001     2085 Valentine Avenue                                0.2%           2           1.5%         1
 111     111       111-001     Holiday Inn Express - San Antonio Airport North      0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 112     112       112-001     Stor It Self Storage - Long Beach                    0.2%           1           0.2%         1
 113     113       113-001     Shoppes at Lee Road                                  0.2%           1           0.2%         1
 114     114       114-001     1700 S. Powerline Road                               0.2%           1           0.2%         1
 115     115       115-001     1811 Bering                                          0.2%           1           0.2%         1
 116     116       116-001     1718-1730 Massachusetts Avenue                       0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 117     117       117-001     Stor It Self Storage - Costa Mesa                    0.2%           1           0.2%         1
 118     118       118-001     Rockville Station                                    0.2%           1           0.2%         1
 119     119       119-001     Dollar Self Storage - Laveen                         0.2%           1           0.2%         1
 120     120       120-001     Ambassador Plaza SC                                  0.2%           1           0.2%         1
 121     121       121-001     Crescent Corners                                     0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 122     122       122-001     3200 Como                                            0.2%           1           0.2%         1
 123     123       123-001     Comfort Suites - Airport North                       0.2%           1           0.2%         1
 124     124       124-001     Jennings Medical Center                              0.2%           1           0.2%         1
 125     125       125-001     Hembree Place                                        0.2%           1           0.2%         1
 126     126       126-001     1360 & 1380 19th Hole Drive                          0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 127     127       127-001     Tall Pines Mobile Home Park                          0.2%           2           1.2%         1
 128     128       128-001     VDC Medical Office                                   0.2%           1           0.2%         1
 129     129       129-001     Watney Industrial                                    0.2%           1           0.2%         1
 130     130       130-001     Hemlock Plaza                                        0.2%           1           0.2%         1
 131     131       131-001     2165 Jerome Avenue                                   0.2%           1           0.2%         1
----------------------------------------------------------------------------------------------------------------------------------
 132     132       132-001     2695 Mount Vernon                                    0.1%           1           0.2%         1
 133     133       133-001     Forest Oaks                                          0.1%           1           0.2%         1
 134     134       134-001     Toluca Towers                                        0.1%           2           1.0%         1
 135     135       135-001     4010 South 43rd Place                                0.1%           1           0.2%         1
 136     136       136-001     Paramount Estates II                                 0.1%           2           1.0%         1
----------------------------------------------------------------------------------------------------------------------------------
 137     137       137-001     104 Suffolk Street                                   0.1%           2           1.0%         1
 138     138       138-001     Walgreens - McFarland, WI                            0.1%           1           0.2%         1
 139     139       139-001     Pick 'n' Save                                        0.1%           1           0.2%         1
 140     140       140-001     7401 Sunnyview                                       0.1%           1           0.1%         1
 141     141       141-001     One Elm Street                                       0.1%           1           0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 142     142       142-001     Lock Up II Self Storage                              0.1%           1           0.1%         1
 143     143       143-001     Shoppes at the Exchange                              0.1%           1           0.1%         1
 144     144       144-001     Kroger Village                                       0.1%           1           0.1%         1
 145     145       145-001     500 S. Koeller                                       0.1%           1           0.1%         1
 146     146                   ARC/GF Retail Portfolio                              0.1%           1           0.1%         4
----------------------------------------------------------------------------------------------------------------------------------
146-a              146-001     Bridgestone-FireStone - St. Peter's                  0.1%                       0.1%         1
146-b              146-002     Dollar General - Lancaster                           0.0%                       0.0%         1
146-c              146-003     Dollar General - Independence                        0.0%                       0.0%         1
146-d              146-004     Dollar General - Florence                            0.0%                       0.0%         1
 147     147       147-001     11331-11339 West Camarillo Street                    0.1%           1           0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 148     148       148-001     4256-4274 Telegraph Road Office                      0.1%           1           0.1%         1
 149     149       149-001     The Lodge at Timberhill                              0.1%           2           0.7%         1
 150     150       150-001     Thomasville Furniture - Woodbury MN                  0.1%           1           0.1%         1
 151     151       151-001     1059 E. Bedmar Industrial                            0.1%           1           0.1%         1
 152     152       152-001     Tri-County Promenade                                 0.1%           1           0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 153     153       153-001     Rite Aid - Waterford Township, MI                    0.1%           1           0.1%         1
 154     154       154-001     North Steppe Apartments - G                          0.1%           2           0.7%         1
 155     155       155-001     Piggly Wiggly - Watertown, WI                        0.1%           1           0.1%         1
 156     156       156-001     Parkwood Plaza Apartments                            0.1%           2           0.7%         1
 157     157       157-001     Harbin and Airport                                   0.1%           2           0.7%         1
----------------------------------------------------------------------------------------------------------------------------------
 158     158       158-001     Townsend Street Retail                               0.1%           1           0.1%         1
 159     159       159-001     Practical Pig Self Storage                           0.1%           1           0.1%         1
 160     160       160-001     Anaheim Professional Building                        0.1%           1           0.1%         1
 161     161       161-001     Pacific Bell - Truckee                               0.1%           1           0.1%         1
 162     162       162-001     201 St. Joseph                                       0.1%           1           0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 163     163       163-001     776 Bethlehem Pike                                   0.1%           1           0.1%         1
 164     164       164-001     Cypress Self Storage                                 0.1%           1           0.1%         1
 165     165       165-001     4182 Wisconsin Avenue                                0.1%           1           0.1%         1
 166     166       166-001     Richmond Club Apartments                             0.1%           2           0.6%         1
 167     167       167-001     North Steppe Apartments - A                          0.1%           2           0.5%         1
----------------------------------------------------------------------------------------------------------------------------------
 168     168       168-001     Countryside Village MHC - Fort Wayne                 0.1%           2           0.5%         1
 169     169       169-001     Dal Tile Bakersfield                                 0.1%           1           0.1%         1
 170     170       170-001     Morningside View Apartments                          0.1%           2           0.5%         1
 171     171       171-001     North Steppe Apartments - H                          0.1%           2           0.5%         1
 172     172       172-001     North Steppe Apartments - E                          0.1%           2           0.5%         1
----------------------------------------------------------------------------------------------------------------------------------
 173     173       173-001     Homes of Kings Way                                   0.1%           2           0.4%         1
 174     174       174-001     City of Phoenix Office Building                      0.1%           1           0.1%         1
 175     175       175-001     Hinz Automation Building                             0.1%           1           0.1%         1
 176     176       176-001     Harris Court Buildings N and O                       0.1%           1           0.1%         1
 177     177       177-001     Oneida Retail Center                                 0.1%           1           0.1%         1
----------------------------------------------------------------------------------------------------------------------------------
 178     178       178-001     Golden Corral-Heritage                               0.1%           1           0.1%         1
 179     179       179-001     Ten Oaks MHC                                         0.0%           2           0.3%         1
 180     180       180-001     Walgreens - Milwaukee                                0.0%           1           0.0%         1
 181     181       181-001     North Steppe Apartments - I                          0.0%           2           0.3%         1
 182     182       182-001     North Steppe Apartments - J                          0.0%           2           0.3%         1
----------------------------------------------------------------------------------------------------------------------------------
 183     183       183-001     Advance Auto                                         0.0%           1           0.0%         1
 184     184       184-001     Burger King - Baton Rouge                            0.0%           1           0.0%         1
 185     185       185-001     North Steppe Apartments - B                          0.0%           2           0.2%         1
 186     186                   Church's - Prichard & Saraland Portfolio             0.0%           1           0.0%         2
186-a              186-001     Church's - Prichard, AL                              0.0%                       0.0%         1
----------------------------------------------------------------------------------------------------------------------------------
186-b              186-002     Church's - Saraland, AL                              0.0%                       0.0%         1

        MORTGAGE                                             CUT-OFF                     BALANCE  GENERAL
          LOAN           LOAN PURPOSE         ORIGINAL         DATE                           AT  PROPERTY
  ID   SELLER (2)  (REFINANCE/ACQUISITION)  BALANCE ($)  BALANCE ($) (3)  MATURITY OR ARD ($)(3)  TYPE
--------------------------------------------------------------------------------------------------------------------------------

  1       WFB            Acquisition        247,302,419      247,302,419             247,302,419  Various
 1-a      WFB                                34,630,982       34,630,982              34,630,982  Office
 1-b      WFB                                26,447,908       26,447,908              26,447,908  Office
 1-c      WFB                                23,265,602       23,265,602              23,265,602  Office
 1-d      WFB                                20,379,333       20,379,333              20,379,333  Office
--------------------------------------------------------------------------------------------------------------------------------
 1-e      WFB                                19,575,196       19,575,196              19,575,196  Office
 1-f      WFB                                15,561,000       15,561,000              15,561,000  Office
 1-g      WFB                                14,764,167       14,764,167              14,764,167  Mixed Use
 1-h      WFB                                12,254,067       12,254,067              12,254,067  Office
 1-i      WFB                                11,926,964       11,926,964              11,926,964  Office
--------------------------------------------------------------------------------------------------------------------------------
 1-j      WFB                                 9,226,014        9,226,014               9,226,014  Office
 1-k      WFB                                 8,717,915        8,717,915               8,717,915  Office
 1-l      WFB                                 8,370,268        8,370,268               8,370,268  Office
 1-m      WFB                                 7,380,812        7,380,812               7,380,812  Office
 1-n      WFB                                 7,225,554        7,225,554               7,225,554  Retail
--------------------------------------------------------------------------------------------------------------------------------
 1-o      WFB                                 6,712,260        6,712,260               6,712,260  Office
 1-p      WFB                                 6,685,518        6,685,518               6,685,518  Office
 1-q      WFB                                 5,273,750        5,273,750               5,273,750  Office
 1-r      WFB                                 4,679,862        4,679,862               4,679,862  Office
 1-s      WFB                                 4,225,247        4,225,247               4,225,247  Office
--------------------------------------------------------------------------------------------------------------------------------
  2      PCFII            Refinance         156,000,000      156,000,000             156,000,000  Retail
 2-a     PCFII                               84,400,000       84,400,000              84,400,000  Retail
 2-b     PCFII                               71,600,000       71,600,000              71,600,000  Retail
  3      BSCMI           Acquisition         97,500,000       97,500,000              83,402,010  Industrial
 3-a     BSCMI                               32,788,889       32,788,889              28,047,786  Industrial
--------------------------------------------------------------------------------------------------------------------------------
 3-b     BSCMI                               24,555,555       24,555,555              21,004,951  Industrial
 3-c     BSCMI                               14,155,556       14,155,556              12,108,737  Industrial
 3-d     BSCMI                               10,496,296       10,496,296               8,978,587  Industrial
 3-e     BSCMI                                9,003,704        9,003,704               7,701,816  Industrial
 3-f     BSCMI                                6,500,000        6,500,000               5,560,134  Industrial
--------------------------------------------------------------------------------------------------------------------------------
  4      PCFII            Refinance          88,000,000       88,000,000              88,000,000  Office
  5      BSCMI           Acquisition         78,000,000       77,810,961              67,639,674  Hospitality
 5-a     BSCMI                                5,139,603        5,127,147               4,456,937  Hospitality
 5-b     BSCMI                                2,317,956        2,312,338               2,010,074  Hospitality
 5-c     BSCMI                                2,295,988        2,290,424               1,991,025  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-d     BSCMI                                2,105,111        2,100,009               1,825,500  Hospitality
 5-e     BSCMI                                2,102,937        2,097,840               1,823,615  Hospitality
 5-f     BSCMI                                1,701,326        1,697,203               1,475,348  Hospitality
 5-g     BSCMI                                1,696,511        1,692,400               1,471,173  Hospitality
 5-h     BSCMI                                1,637,314        1,633,346               1,419,838  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-i     BSCMI                                1,592,092        1,588,234               1,380,623  Hospitality
 5-j     BSCMI                                1,444,322        1,440,822               1,252,481  Hospitality
 5-k     BSCMI                                1,342,573        1,339,320               1,164,247  Hospitality
 5-l     BSCMI                                1,318,248        1,315,053               1,143,152  Hospitality
 5-m     BSCMI                                1,313,034        1,309,851               1,138,630  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-n     BSCMI                                1,296,326        1,293,184               1,124,142  Hospitality
 5-o     BSCMI                                1,246,517        1,243,496               1,080,949  Hospitality
 5-p     BSCMI                                1,224,899        1,221,931               1,062,202  Hospitality
 5-q     BSCMI                                1,224,242        1,221,275               1,061,633  Hospitality
 5-r     BSCMI                                1,188,708        1,185,827               1,030,818  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-s     BSCMI                                1,155,446        1,152,646               1,001,974  Hospitality
 5-t     BSCMI                                1,155,389        1,152,588               1,001,924  Hospitality
 5-u     BSCMI                                1,144,996        1,142,221                 992,912  Hospitality
 5-v     BSCMI                                1,105,602        1,102,923                 958,751  Hospitality
 5-w     BSCMI                                1,081,528        1,078,907                 937,875  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-x     BSCMI                                1,080,351        1,077,733                 936,854  Hospitality
 5-y     BSCMI                                1,060,844        1,058,273                 919,938  Hospitality
 5-z     BSCMI                                1,046,648        1,044,111                 907,627  Hospitality
 5-aa    BSCMI                                1,035,716        1,033,206                 898,147  Hospitality
 5-ab    BSCMI                                1,020,029        1,017,557                 884,544  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-ac    BSCMI                                1,011,496        1,009,044                 877,144  Hospitality
 5-ad    BSCMI                                  995,286          992,873                 863,087  Hospitality
 5-ae    BSCMI                                  988,846          986,449                 857,503  Hospitality
 5-af    BSCMI                                  976,723          974,356                 846,990  Hospitality
 5-ag    BSCMI                                  951,545          949,239                 825,157  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-ah    BSCMI                                  927,586          925,337                 804,379  Hospitality
 5-ai    BSCMI                                  923,606          921,367                 800,928  Hospitality
 5-aj    BSCMI                                  920,660          918,429                 798,374  Hospitality
 5-ak    BSCMI                                  913,081          910,868                 791,801  Hospitality
 5-al    BSCMI                                  909,681          907,477                 788,853  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-am    BSCMI                                  900,851          898,668                 781,196  Hospitality
 5-an    BSCMI                                  899,387          897,207                 779,926  Hospitality
 5-ao    BSCMI                                  883,569          881,428                 766,209  Hospitality
 5-ap    BSCMI                                  873,429          871,312                 757,416  Hospitality
 5-aq    BSCMI                                  847,242          845,189                 734,707  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-ar    BSCMI                                  806,976          805,020                 699,789  Hospitality
 5-as    BSCMI                                  796,626          794,695                 690,814  Hospitality
 5-at    BSCMI                                  788,394          786,483                 683,676  Hospitality
 5-au    BSCMI                                  753,591          751,765                 653,496  Hospitality
 5-av    BSCMI                                  749,911          748,094                 650,304  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-aw    BSCMI                                  738,602          736,812                 640,498  Hospitality
 5-ax    BSCMI                                  714,269          712,538                 619,397  Hospitality
 5-ay    BSCMI                                  706,873          705,160                 612,983  Hospitality
 5-az    BSCMI                                  694,722          693,038                 602,446  Hospitality
 5-ba    BSCMI                                  690,089          688,417                 598,428  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-bb    BSCMI                                  679,268          677,622                 589,045  Hospitality
 5-bc    BSCMI                                  675,441          673,804                 585,726  Hospitality
 5-bd    BSCMI                                  656,083          654,493                 568,939  Hospitality
 5-be    BSCMI                                  640,425          638,873                 555,361  Hospitality
 5-bf    BSCMI                                  639,949          638,398                 554,948  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-bg    BSCMI                                  617,149          615,654                 535,177  Hospitality
 5-bh    BSCMI                                  593,866          592,426                 514,986  Hospitality
 5-bi    BSCMI                                  591,100          589,667                 512,587  Hospitality
 5-bj    BSCMI                                  563,840          562,474                 488,949  Hospitality
 5-bk    BSCMI                                  554,389          553,045                 480,752  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-bl    BSCMI                                  551,570          550,233                 478,308  Hospitality
 5-bm    BSCMI                                  544,784          543,464                 472,424  Hospitality
 5-bn    BSCMI                                  542,120          540,806                 470,113  Hospitality
 5-bo    BSCMI                                  537,304          536,002                 465,937  Hospitality
 5-bp    BSCMI                                  536,547          535,247                 465,280  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-bq    BSCMI                                  510,319          509,082                 442,536  Hospitality
 5-br    BSCMI                                  498,939          497,730                 432,668  Hospitality
 5-bs    BSCMI                                  487,502          486,320                 422,749  Hospitality
 5-bt    BSCMI                                  478,932          477,772                 415,318  Hospitality
 5-bu    BSCMI                                  473,490          472,342                 410,599  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-bv    BSCMI                                  471,381          470,238                 408,770  Hospitality
 5-bw    BSCMI                                  461,853          460,733                 400,507  Hospitality
 5-bx    BSCMI                                  404,328          403,348                 350,623  Hospitality
 5-by    BSCMI                                  348,675          347,830                 302,362  Hospitality
 5-bz    BSCMI                                  289,302          288,601                 250,876  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 5-ca    BSCMI                                  214,147          213,628                 185,703  Hospitality
  6      PCFII           Acquisition         76,818,000       76,818,000              72,408,188  Hospitality
  7       PMCF            Refinance          70,000,000       70,000,000              66,876,977  Retail
  8      BSCMI           Acquisition         62,000,000       62,000,000              62,000,000  Hospitality
  9       PMCF            Refinance          61,000,000       61,000,000              61,000,000  Office
--------------------------------------------------------------------------------------------------------------------------------
  10     BSCMI            Refinance          47,000,000       47,000,000              45,984,501  Mixed Use
  11     PCFII            Refinance          46,600,000       46,557,379              40,097,001  Retail
  12      NLIC           Acquisition         40,000,000       40,000,000              37,575,574  Office
  13      NLIC           Acquisition         39,600,000       39,600,000              36,618,300  Retail
  14     BSCMI           Acquisition         38,280,000       38,280,000              34,512,484  Industrial
--------------------------------------------------------------------------------------------------------------------------------
 14-a    BSCMI                               16,078,112       16,078,112              14,495,705  Industrial
 14-b    BSCMI                               14,130,803       14,130,803              12,740,050  Industrial
 14-c    BSCMI                                8,071,084        8,071,084               7,276,729  Industrial
  15     PCFII            Refinance          32,000,000       32,000,000              27,511,213  Multifamily
  16      WFB             Refinance          30,000,000       30,000,000              26,866,913  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
  17     PCFII            Refinance          27,500,000       27,500,000              27,500,000  Multifamily
  18      PMCF            Refinance          26,965,000       26,941,047              23,298,320  Hospitality
 18-a     PMCF                                8,474,714        8,467,186               7,322,328  Hospitality
 18-b     PMCF                                6,163,429        6,157,954               5,325,331  Hospitality
 18-c     PMCF                                5,883,273        5,878,047               5,083,270  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 18-d     PMCF                                3,571,987        3,568,814               3,086,271  Hospitality
 18-e     PMCF                                2,871,597        2,869,046               2,481,120  Hospitality
  19      PMCF            Refinance          26,900,000       26,876,104              23,242,159  Hospitality
 19-a     PMCF                               10,998,522       10,988,752               9,502,951  Hospitality
 19-b     PMCF                                6,426,847        6,421,138               5,552,930  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 19-c     PMCF                                5,764,286        5,759,165               4,980,462  Hospitality
 19-d     PMCF                                3,710,345        3,707,049               3,205,816  Hospitality
  20      PMCF            Refinance          26,800,000       26,800,000              24,414,228  Retail
  21      PMCF            Refinance          26,225,000       26,201,704              22,658,944  Hospitality
 21-a     PMCF                                8,313,595        8,306,210               7,183,118  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 21-b     PMCF                                6,623,840        6,617,956               5,723,135  Hospitality
 21-c     PMCF                                6,421,070        6,415,366               5,547,937  Hospitality
 21-d     PMCF                                4,866,495        4,862,172               4,204,753  Hospitality
  22     BSCMI            Refinance          26,200,000       26,098,551              22,664,395  Other
  23      NLIC            Refinance          26,410,000       25,916,649              22,204,656  Retail
--------------------------------------------------------------------------------------------------------------------------------
  24     BSCMI            Refinance          25,200,000       25,200,000              22,613,640  Retail
  25      WFB            Acquisition         24,380,000       24,380,000              22,997,506  Retail
  26      WFB            Acquisition         12,909,000       12,909,000              12,141,034  Manufactured Housing Community
  27      WFB            Acquisition          5,615,000        5,615,000               5,280,960  Manufactured Housing Community
  28      WFB            Acquisition          4,919,000        4,919,000               4,626,365  Manufactured Housing Community
--------------------------------------------------------------------------------------------------------------------------------
  29     BSCMI           Acquisition         23,000,000       23,000,000              23,000,000  Multifamily
  30      PMCF            Refinance          22,500,000       22,500,000              20,493,561  Retail
  31     BSCMI            Refinance          22,200,000       22,115,874              19,255,437  Other
  32     BSCMI           Acquisition         22,040,000       22,040,000              20,682,546  Industrial
 32-a    BSCMI                               13,240,000       13,240,000              12,424,542  Industrial
--------------------------------------------------------------------------------------------------------------------------------
 32-b    BSCMI                                8,800,000        8,800,000               8,258,004  Industrial
  33      NLIC            Refinance          22,000,000       22,000,000              22,000,000  Retail
  34     BSCMI           Acquisition         22,000,000       22,000,000              20,020,746  Multifamily
  35     PCFII           Acquisition         21,000,000       20,980,644              18,049,323  Industrial
  36      WFB             Refinance          20,600,000       20,600,000              19,599,924  Office
--------------------------------------------------------------------------------------------------------------------------------
  37     PCFII            Refinance          20,060,000       20,060,000              20,060,000  Retail
  38     BSCMI            Refinance          19,640,000       19,640,000              17,543,308  Retail
  39      PMCF            Refinance          19,075,000       19,058,285              16,512,701  Multifamily
  40      PMCF            Refinance          17,200,000       17,200,000              15,688,142  Multifamily
  41     PCFII           Acquisition         17,000,000       16,954,530              15,254,494  Industrial
--------------------------------------------------------------------------------------------------------------------------------
  42     BSCMI           Acquisition          4,928,000        4,913,515               4,166,328  Retail
  43     BSCMI           Acquisition          4,528,000        4,528,000               4,528,000  Retail
  44     BSCMI           Acquisition          3,600,000        3,600,000               3,600,000  Retail
  45     BSCMI           Acquisition          2,954,000        2,954,000               2,954,000  Retail
  46      PMCF            Refinance          15,500,000       15,429,434              13,164,620  Retail
--------------------------------------------------------------------------------------------------------------------------------
  47      PMCF            Refinance          14,900,000       14,900,000              13,593,703  Multifamily
  48      PMCF           Acquisition         14,450,000       14,450,000              14,011,124  Multifamily
  49     BSCMI            Refinance          14,250,000       14,250,000              12,780,657  Office
  50      PMCF            Refinance          12,800,000       12,800,000              11,455,990  Retail
  51      PMCF            Refinance          12,810,000       12,792,867              10,112,623  Retail
--------------------------------------------------------------------------------------------------------------------------------
  52      WFB             Refinance          12,300,000       12,281,303              11,640,042  Hospitality
  53      NLIC            Refinance          12,000,000       12,000,000              11,326,231  Retail
  54      WFB            Acquisition         11,800,000       11,800,000              10,790,835  Retail
  55      PMCF           Acquisition         11,650,000       11,650,000              11,003,799  Multifamily
  56      PMCF           Acquisition         11,512,500       11,512,500              10,448,088  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 56-a     PMCF                                6,322,738        6,322,738               5,738,156  Multifamily
 56-b     PMCF                                5,189,762        5,189,762               4,709,932  Multifamily
  57     BSCMI           Acquisition         11,000,000       11,000,000               9,651,781  Retail
  58     BSCMI            Refinance          10,900,000       10,900,000              10,243,439  Retail
  59      WFB             Refinance          10,600,000       10,600,000               9,634,536  Office
--------------------------------------------------------------------------------------------------------------------------------
  60      WFB            Acquisition         10,300,000       10,290,992               8,918,850  Industrial
 60-a     WFB                                 6,250,000        6,244,534               5,411,924  Industrial
 60-b     WFB                                 4,050,000        4,046,458               3,506,925  Industrial
  61      WFB            Acquisition         10,190,000       10,190,000               9,211,939  Retail
  62      WFB            Acquisition          9,725,000        9,725,000               8,900,540  Retail
--------------------------------------------------------------------------------------------------------------------------------
  63     PCFII            Refinance           9,500,000        9,500,000               8,522,114  Retail
  64     PCFII           Acquisition          9,300,000        9,300,000               8,386,610  Office
  65      WFB             Refinance           9,000,000        9,000,000               7,969,221  Hospitality
  66     BSCMI           Acquisition          9,000,000        9,000,000               8,481,884  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
  67      PMCF            Refinance           9,000,000        9,000,000               8,085,152  Retail
  68      PMCF            Refinance           9,000,000        9,000,000               8,497,737  Retail
  69      WFB            Acquisition          8,950,000        8,941,073               7,602,910  Mixed Use
  70      WFB             Refinance           8,700,000        8,700,000               8,187,918  Industrial
  71     BSCMI           Acquisition          8,400,000        8,400,000               7,415,796  Retail
--------------------------------------------------------------------------------------------------------------------------------
  72      PMCF            Refinance           8,200,000        8,200,000               7,479,231  Multifamily
  73      PMCF           Acquisition          8,200,000        8,200,000               7,726,523  Retail
  74      WFB             Refinance           8,200,000        8,200,000               7,385,664  Hospitality
  75      PMCF            Refinance           7,885,000        7,872,375               6,813,041  Hospitality
 75-a     PMCF                                4,355,000        4,348,027               3,762,941  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 75-b     PMCF                                3,530,000        3,524,348               3,050,100  Hospitality
  76      NLIC            Refinance           7,650,000        7,650,000               6,837,747  Office
  77      WFB             Refinance           7,630,000        7,605,914               6,306,679  Industrial
  78      PMCF            Refinance           7,546,000        7,546,000               6,880,663  Retail
  79      PMCF            Refinance           4,250,000        4,237,490               3,592,373  Office
--------------------------------------------------------------------------------------------------------------------------------
  80      PMCF            Refinance           3,250,000        3,240,433               2,747,108  Office
  81      NLIC            Refinance           7,400,000        7,400,000               6,759,856  Retail
  82      WFB             Refinance           7,400,000        7,400,000               6,720,981  Retail
  83      PMCF           Acquisition          7,250,000        7,250,000               6,622,423  Retail
  84     BSCMI            Refinance           7,200,000        7,200,000               6,628,526  Retail
--------------------------------------------------------------------------------------------------------------------------------
  85      PMCF            Refinance           7,120,000        7,120,000               6,487,462  Office
  86      NLIC            Refinance           7,000,000        7,000,000               6,403,136  Retail
  87     BSCMI           Acquisition          7,000,000        7,000,000               6,400,038  Office
  88     PCFII            Refinance           7,000,000        6,993,345               5,989,375  Retail
  89      PMCF           Acquisition          6,900,000        6,900,000               6,495,100  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
  90      NLIC            Refinance           6,900,000        6,900,000               6,129,751  Mixed Use
  91      PMCF            Refinance           6,700,000        6,700,000               6,079,798  Office
  92     BSCMI           Acquisition          6,550,000        6,550,000               6,486,063  Industrial
  93      WFB             Refinance           6,500,000        6,500,000               6,500,000  Industrial
  94     PCFII            Refinance           6,500,000        6,494,147               5,605,340  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
  95     BSCMI            Refinance           6,400,000        6,400,000               6,400,000  Retail
  96      PMCF            Refinance           6,226,000        6,226,000               5,681,196  Multifamily
  97      PMCF           Acquisition          6,140,000        6,140,000               5,643,329  Office
 97-a     PMCF                                4,051,458        4,051,458               3,723,731  Office
 97-b     PMCF                                1,256,266        1,256,266               1,154,645  Office
--------------------------------------------------------------------------------------------------------------------------------
 97-c     PMCF                                  832,276          832,276                 764,953  Office
  98      PMCF            Refinance           6,000,000        6,000,000               5,468,886  Retail
  99      WFB             Refinance           6,000,000        6,000,000               5,627,363  Self Storage
 100      WFB             Refinance           5,935,000        5,914,425               5,081,730  Retail
 101      NLIC            Refinance           5,900,000        5,900,000               5,377,282  Retail
--------------------------------------------------------------------------------------------------------------------------------
 102      NLIC            Refinance           4,100,000        4,100,000               3,561,457  Retail
 103      NLIC            Refinance           1,650,000        1,650,000               1,506,196  Retail
 104      WFB             Refinance           5,625,000        5,625,000               4,849,441  Hospitality
 105      NLIC            Refinance           5,600,000        5,600,000               4,950,309  Multifamily
 106      NLIC           Acquisition          5,500,000        5,500,000               5,012,061  Office
--------------------------------------------------------------------------------------------------------------------------------
 107      WFB             Refinance           5,400,000        5,391,190               4,655,585  Retail
 108      WFB            Acquisition          5,200,000        5,200,000               4,767,148  Self Storage
 109      NLIC            Refinance           5,100,000        5,100,000               4,642,358  Industrial
 110     BSCMI            Refinance           5,100,000        5,100,000               4,866,813  Multifamily
 111      WFB             Refinance           5,025,000        5,025,000               4,608,214  Hospitality
--------------------------------------------------------------------------------------------------------------------------------
 112      WFB             Refinance           5,000,000        5,000,000               4,686,426  Self Storage
 113      NLIC            Refinance           5,000,000        5,000,000               4,400,996  Retail
 114      NLIC            Refinance           5,000,000        5,000,000               4,575,299  Industrial
 115      PMCF            Refinance           4,900,000        4,900,000               4,203,189  Office
 116     BSCMI           Acquisition          4,875,000        4,875,000               4,580,760  Retail
--------------------------------------------------------------------------------------------------------------------------------
 117      WFB             Refinance           4,800,000        4,800,000               4,498,970  Self Storage
 118      NLIC            Refinance           4,800,000        4,800,000               4,387,053  Retail
 119      PMCF            Refinance           4,657,500        4,657,500               3,919,706  Self Storage
 120      PMCF           Acquisition          4,600,000        4,600,000               4,323,035  Retail
 121      NLIC            Refinance           4,500,000        4,500,000               4,112,121  Retail
--------------------------------------------------------------------------------------------------------------------------------
 122      PMCF            Refinance           4,490,000        4,490,000               4,293,831  Industrial
 123      WFB             Refinance           4,375,000        4,375,000               4,015,635  Hospitality
 124      PMCF            Refinance           4,250,000        4,250,000               3,345,245  Office
 125      PMCF           Acquisition          4,200,000        4,200,000               3,841,259  Industrial
 126      WFB             Refinance           4,175,000        4,168,109               3,594,460  Office
--------------------------------------------------------------------------------------------------------------------------------
 127      WFB            Acquisition          4,150,000        4,150,000               4,150,000  Manufactured Housing Community
 128      WFB            Acquisition          4,125,000        4,121,459               3,581,049  Office
 129      WFB            Acquisition          4,040,000        4,040,000               4,040,000  Industrial
 130     BSCMI           Acquisition          4,000,000        4,000,000               3,586,059  Retail
 131     BSCMI            Refinance           3,850,000        3,840,455               3,329,299  Self Storage
--------------------------------------------------------------------------------------------------------------------------------
 132     BSCMI           Acquisition          3,724,000        3,724,000               3,399,493  Retail
 133      PMCF            Refinance           3,600,000        3,600,000               3,286,179  Retail
 134     BSCMI            Refinance           3,527,000        3,527,000               3,313,615  Multifamily
 135     PCFII            Refinance           3,500,000        3,495,333               2,764,785  Industrial
 136      WFB            Acquisition          3,492,000        3,486,102               2,998,026  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 137      WFB            Acquisition          3,400,000        3,400,000               3,400,000  Multifamily
 138      WFB             Refinance           3,370,000        3,370,000               3,153,243  Retail
 139      NLIC           Acquisition          3,250,000        3,247,096               2,805,758  Retail
 140      WFB             Refinance           3,200,000        3,200,000               3,011,881  Industrial
 141      WFB             Refinance           3,200,000        3,200,000               2,882,065  Mixed Use
--------------------------------------------------------------------------------------------------------------------------------
 142      WFB             Refinance           3,200,000        3,197,141               2,762,592  Self Storage
 143      NLIC            Refinance           3,175,000        3,175,000               2,838,498  Retail
 144     PCFII            Refinance           3,150,000        3,147,091               2,706,641  Retail
 145      WFB             Refinance           3,050,000        3,047,243               2,628,745  Retail
 146     BSCMI           Acquisition          3,026,000        3,026,000               3,026,000  Retail
--------------------------------------------------------------------------------------------------------------------------------
146-a    BSCMI                                1,290,000        1,290,000               1,290,000  Retail
146-b    BSCMI                                  590,000          590,000                 590,000  Retail
146-c    BSCMI                                  580,000          580,000                 580,000  Retail
146-d    BSCMI                                  566,000          566,000                 566,000  Retail
 147     PCFII           Acquisition          2,900,000        2,897,317               2,643,267  Retail
--------------------------------------------------------------------------------------------------------------------------------
 148      WFB             Refinance           2,850,000        2,847,403               2,453,648  Office
 149      WFB             Refinance           2,584,000        2,584,000               2,506,040  Multifamily
 150      WFB            Acquisition          2,510,000        2,510,000               2,297,421  Retail
 151      WFB            Acquisition          2,515,000        2,508,941               2,182,535  Industrial
 152     PCFII            Refinance           2,500,000        2,495,912               2,154,767  Retail
--------------------------------------------------------------------------------------------------------------------------------
 153      WFB            Acquisition          2,483,000        2,475,408               2,157,952  Retail
 154      WFB             Refinance           2,425,000        2,425,000               2,137,682  Multifamily
 155      WFB            Acquisition          2,395,000        2,395,000               2,155,216  Retail
 156      WFB             Refinance           2,300,000        2,297,900               1,979,587  Multifamily
 157      WFB             Refinance           2,300,000        2,293,952               1,974,113  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 158      WFB             Refinance           2,275,000        2,275,000               2,046,211  Retail
 159      WFB            Acquisition          2,240,000        2,234,336               1,932,269  Self Storage
 160      WFB             Refinance           2,200,000        2,200,000               1,990,035  Office
 161      WFB             Refinance           2,050,000        2,043,259               1,766,637  Industrial
 162      WFB             Refinance           2,020,000        2,015,079               1,750,604  Office
--------------------------------------------------------------------------------------------------------------------------------
 163     PCFII            Refinance           2,000,000        1,992,417               1,692,709  Retail
 164      WFB             Refinance           1,950,000        1,950,000               1,761,761  Self Storage
 165      WFB             Refinance           1,920,000        1,916,027               1,583,666  Retail
 166      WFB             Refinance           1,900,000        1,898,042               1,605,968  Multifamily
 167      WFB             Refinance           1,852,000        1,852,000               1,632,573  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 168      WFB             Refinance           1,800,000        1,798,194               1,527,738  Manufactured Housing Community
 169      WFB             Refinance           1,750,000        1,746,771               1,485,703  Industrial
 170      WFB            Acquisition          1,741,000        1,735,889               1,519,941  Multifamily
 171      WFB             Refinance           1,653,000        1,653,000               1,459,429  Multifamily
 172      WFB             Refinance           1,553,000        1,553,000               1,368,998  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 173      WFB             Refinance           1,435,000        1,433,682               1,234,059  Multifamily
 174      WFB            Acquisition          1,410,000        1,410,000               1,274,147  Office
 175      WFB             Refinance           1,400,000        1,400,000               1,326,894  Office
 176      WFB             Refinance           1,300,000        1,298,790               1,115,776  Industrial
 177      WFB             Refinance           1,300,000        1,296,395               1,006,832  Retail
--------------------------------------------------------------------------------------------------------------------------------
 178     PCFII           Acquisition          1,295,000        1,293,909               1,127,093  Retail
 179      WFB             Refinance           1,175,000        1,172,633                 792,430  Manufactured Housing Community
 180      WFB            Acquisition          1,075,000        1,074,019                 925,242  Retail
 181      WFB             Refinance           1,033,000        1,033,000                 912,687  Multifamily
 182      WFB             Refinance           1,018,000        1,018,000                 898,790  Multifamily
--------------------------------------------------------------------------------------------------------------------------------
 183     PCFII            Refinance             975,000          973,738                 774,861  Retail
 184      WFB            Acquisition            915,000          912,772                 726,040  Retail
 185      WFB             Refinance             846,000          846,000                 745,765  Multifamily
 186      WFB            Acquisition            685,000          682,004                 554,009  Retail
186-a     WFB                                   342,500          341,002                 277,004  Retail
--------------------------------------------------------------------------------------------------------------------------------
186-b     WFB                                   342,500          341,002                 277,004  Retail

       DETAILED                                                   INTEREST       ORIGINAL      STATED REMAINING      ORIGINAL
       PROPERTY                        INTEREST  ADMINISTRATIVE    ACCRUAL   TERM TO MATURITY  TERM TO MATURITY    AMORTIZATION
  ID   TYPE                            RATE (4)     FEE RATE        BASIS      OR ARD (MOS.)     OR ARD (MOS.)   TERM (MOS.) (4)
--------------------------------------------------------------------------------------------------------------------------------

  1    Various                          5.6100%     0.03148%     Actual/360         84                79                0
 1-a   Suburban
 1-b   Suburban
 1-c   Suburban
 1-d   Suburban
--------------------------------------------------------------------------------------------------------------------------------
 1-e   Suburban
 1-f   Suburban
 1-g   Office/Retail
 1-h   Suburban
 1-i   Suburban
--------------------------------------------------------------------------------------------------------------------------------
 1-j   Suburban
 1-k   Suburban
 1-l   Suburban
 1-m   Suburban
 1-n   Unanchored
--------------------------------------------------------------------------------------------------------------------------------
 1-o   Suburban
 1-p   Suburban
 1-q   Suburban
 1-r   Suburban
 1-s   Suburban
--------------------------------------------------------------------------------------------------------------------------------
  2    Regional Mall                    6.1616%     0.03148%     Actual/360         62                62                0
 2-a   Regional Mall
 2-b   Regional Mall
  3    Warehouse/Distribution           6.2500%     0.03148%     Actual/360         120               116              316
 3-a   Warehouse/Distribution
--------------------------------------------------------------------------------------------------------------------------------
 3-b   Warehouse/Distribution
 3-c   Warehouse/Distribution
 3-d   Warehouse/Distribution
 3-e   Warehouse/Distribution
 3-f   Warehouse/Distribution
--------------------------------------------------------------------------------------------------------------------------------
  4    Suburban                         6.0900%     0.03148%     Actual/360         120               118               0
  5    Limited Service                  6.7230%     0.03148%     Actual/360         120               117              360
 5-a   Limited Service
 5-b   Limited Service
 5-c   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-d   Limited Service
 5-e   Limited Service
 5-f   Limited Service
 5-g   Limited Service
 5-h   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-i   Limited Service
 5-j   Limited Service
 5-k   Limited Service
 5-l   Limited Service
 5-m   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-n   Limited Service
 5-o   Limited Service
 5-p   Limited Service
 5-q   Limited Service
 5-r   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-s   Limited Service
 5-t   Limited Service
 5-u   Limited Service
 5-v   Limited Service
 5-w   Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-x   Limited Service
 5-y   Limited Service
 5-z   Limited Service
 5-aa  Limited Service
 5-ab  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-ac  Limited Service
 5-ad  Limited Service
 5-ae  Limited Service
 5-af  Limited Service
 5-ag  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-ah  Limited Service
 5-ai  Limited Service
 5-aj  Limited Service
 5-ak  Limited Service
 5-al  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-am  Limited Service
 5-an  Limited Service
 5-ao  Limited Service
 5-ap  Limited Service
 5-aq  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-ar  Limited Service
 5-as  Limited Service
 5-at  Limited Service
 5-au  Limited Service
 5-av  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-aw  Limited Service
 5-ax  Limited Service
 5-ay  Limited Service
 5-az  Limited Service
 5-ba  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-bb  Limited Service
 5-bc  Limited Service
 5-bd  Limited Service
 5-be  Limited Service
 5-bf  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-bg  Limited Service
 5-bh  Limited Service
 5-bi  Limited Service
 5-bj  Limited Service
 5-bk  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-bl  Limited Service
 5-bm  Limited Service
 5-bn  Limited Service
 5-bo  Limited Service
 5-bp  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-bq  Limited Service
 5-br  Limited Service
 5-bs  Limited Service
 5-bt  Limited Service
 5-bu  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-bv  Limited Service
 5-bw  Limited Service
 5-bx  Limited Service
 5-by  Limited Service
 5-bz  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 5-ca  Limited Service
  6    Full Service                     6.5100%     0.03148%     Actual/360         120               119              360
  7    Shadow Anchored                  6.4385%     0.02148%     Actual/360         120               120              360
  8    Full Service                     6.4110%     0.05148%     Actual/360         60                56                0
  9    Urban                            6.4100%     0.02148%     Actual/360         120               118               0
--------------------------------------------------------------------------------------------------------------------------------
  10   Retail/Multifamily               6.2200%     0.03148%     Actual/360         84                80               360
  11   Anchored                         6.4400%     0.03148%     Actual/360         120               119              360
  12   Suburban                         6.2200%     0.07148%     Actual/360         120               120              360
  13   Power Center                     5.3900%     0.06298%       30/360           120               93               360
  14   Warehouse/Distribution           5.8010%     0.03148%     Actual/360         120               114              360
--------------------------------------------------------------------------------------------------------------------------------
 14-a  Warehouse/Distribution
 14-b  Warehouse/Distribution
 14-c  Warehouse/Distribution
  15   Garden                           6.4000%     0.03148%     Actual/360         120               120              360
  16   Full Service                     6.4100%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  17   Garden                           5.7550%     0.03148%     Actual/360         120               119               0
  18   Limited Service                  6.5900%     0.07148%     Actual/360         120               119              360
 18-a  Limited Service
 18-b  Limited Service
 18-c  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 18-d  Limited Service
 18-e  Limited Service
  19   Limited Service                  6.5900%     0.07148%     Actual/360         120               119              360
 19-a  Limited Service
 19-b  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 19-c  Limited Service
 19-d  Limited Service
  20   Anchored                         6.3400%     0.02148%     Actual/360         120               120              360
  21   Limited Service                  6.5900%     0.07148%     Actual/360         120               119              360
 21-a  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 21-b  Limited Service
 21-c  Limited Service
 21-d  Limited Service
  22   Theater                          6.5690%     0.03148%     Actual/360         60                58               240
  23   Anchored                         5.6400%     0.09148%     Actual/360         120               102              360
--------------------------------------------------------------------------------------------------------------------------------
  24   Anchored                         6.5050%     0.03148%     Actual/360         120               117              360
  25   Anchored                         6.5700%     0.03148%     Actual/360         120               117              360
  26   Manufactured Housing Community   6.3300%     0.03148%     Actual/360         120               117              360
  27   Manufactured Housing Community   6.3300%     0.03148%     Actual/360         120               117              360
  28   Manufactured Housing Community   6.3300%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  29   Garden                           6.4610%     0.03148%     Actual/360         66                63                0
  30   Anchored                         6.3300%     0.07148%     Actual/360         120               118              360
  31   Theater                          6.7310%     0.03148%     Actual/360         60                58               240
  32   Flex                             6.1500%     0.03148%     Actual/360         120               116              360
 32-a  Flex
--------------------------------------------------------------------------------------------------------------------------------
 32-b  Flex
  33   Anchored                         5.5500%     0.06148%     Actual/360         120               113               0
  34   Student Housing                  6.2830%     0.03148%     Actual/360         120               118              360
  35   Light                            6.4000%     0.03148%     Actual/360         120               119              360
  36   Suburban                         6.0400%     0.03148%     Actual/360         84                81               360
--------------------------------------------------------------------------------------------------------------------------------
  37   Anchored                         5.9400%     0.03148%       30/360           60                59                0
  38   Anchored                         6.2890%     0.03148%     Actual/360         120               117              360
  39   Independent Living               6.6600%     0.02148%     Actual/360         120               119              360
  40   Student Housing                  6.4200%     0.02148%     Actual/360         120               119              360
  41   Warehouse                        5.9400%     0.03148%     Actual/360         128               117              420
--------------------------------------------------------------------------------------------------------------------------------
  42   Free Standing                    5.8270%     0.03148%     Actual/360         120               117              360
  43   Free Standing                    5.8270%     0.03148%     Actual/360         120               117               0
  44   Free Standing                    5.8270%     0.03148%     Actual/360         120               117               0
  45   Free Standing                    5.8270%     0.03148%     Actual/360         120               117               0
  46   Anchored                         5.9700%     0.02148%     Actual/360         120               115              360
--------------------------------------------------------------------------------------------------------------------------------
  47   Student Housing                  6.4200%     0.02148%     Actual/360         120               118              360
  48   Independent Living               6.7200%     0.02148%     Actual/360         60                59               360
  49   Medical                          6.4680%     0.03148%     Actual/360         120               118              360
  50   Anchored                         6.3700%     0.02148%     Actual/360         120               120              360
  51   Anchored                         6.4900%     0.02148%     Actual/360         120               119              300
--------------------------------------------------------------------------------------------------------------------------------
  52   Extended Stay                    6.8000%     0.03148%     Actual/360         60                58               360
  53   Anchored                         6.6200%     0.08148%     Actual/360         120               119              360
  54   Shadow Anchored                  6.5500%     0.03148%     Actual/360         120               118              360
  55   Garden                           6.6800%     0.02148%     Actual/360         120               119              360
  56   Garden                           6.1500%     0.02148%     Actual/360         120               105              360
--------------------------------------------------------------------------------------------------------------------------------
 56-a  Garden
 56-b  Garden
  57   Anchored                         6.3800%     0.03148%     Actual/360         120               117              360
  58   Anchored                         6.2670%     0.07148%     Actual/360         120               117              360
  59   Suburban                         6.2300%     0.03148%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  60   Warehouse                        6.6700%     0.03148%     Actual/360         120               119              360
 60-a  Warehouse
 60-b  Warehouse
  61   Free Standing                    6.8500%     0.03148%     Actual/360         120               118              360
  62   Unanchored                       6.6100%     0.03148%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  63   Anchored                         6.4900%     0.03148%     Actual/360         120               119              360
  64   Suburban                         6.7300%     0.03148%     Actual/360         120               120              360
  65   Limited Service                  6.7600%     0.03148%     Actual/360         120               119              360
  66   Student Housing                  6.4910%     0.07148%     Actual/360         120               116              360
--------------------------------------------------------------------------------------------------------------------------------
  67   Unanchored                       5.6200%     0.07148%     Actual/360         120               114              360
  68   Shadow Anchored                  6.6500%     0.02148%     Actual/360         120               119              360
  69   Office/Flex Industrial           5.9900%     0.03148%     Actual/360         120               119              360
  70   Flex                             6.3800%     0.03148%     Actual/360         120               116              360
  71   Anchored                         5.7630%     0.07148%     Actual/360         132               119              360
--------------------------------------------------------------------------------------------------------------------------------
  72   Student Housing                  6.4200%     0.02148%     Actual/360         120               119              360
  73   Anchored                         6.4800%     0.02148%     Actual/360         120               117              360
  74   Limited Service                  6.6700%     0.03148%     Actual/360         120               118              360
  75   Limited Service                  6.5800%     0.02148%     Actual/360         120               118              360
 75-a  Limited Service
--------------------------------------------------------------------------------------------------------------------------------
 75-b  Limited Service
  76   Urban                            6.3200%     0.10148%     Actual/360         120               119              360
  77   Warehouse                        6.6600%     0.03148%     Actual/360         120               117              324
  78   Anchored                         6.3900%     0.02148%     Actual/360         120               118              360
  79   Suburban                         5.8200%     0.02148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  80   Suburban                         5.8200%     0.02148%     Actual/360         120               117              360
  81   Unanchored                       6.5043%     0.09148%     Actual/360         120               119              360
  82   Free Standing                    6.1900%     0.03148%     Actual/360         120               119              360
  83   Anchored                         6.5000%     0.02148%     Actual/360         120               117              360
  84   Free Standing                    5.9500%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
  85   Suburban                         6.3500%     0.02148%     Actual/360         120               118              360
  86   Unanchored                       6.5800%     0.10148%     Actual/360         120               119              360
  87   Medical                          6.5520%     0.03148%     Actual/360         120               117              360
  88   Unanchored                       6.2400%     0.03148%     Actual/360         120               119              360
  89   Garden                           6.4000%     0.02148%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  90   Retail/Office                    6.0400%     0.09148%     Actual/360         120               119              360
  91   Suburban                         6.1300%     0.02148%     Actual/360         120               118              360
  92   Warehouse/Distribution           6.2810%     0.03148%     Actual/360         60                57               360
  93   Warehouse                        5.6500%     0.03148%     Actual/360         120               116               0
  94   Limited Service                  6.5200%     0.03148%     Actual/360         120               119              360
--------------------------------------------------------------------------------------------------------------------------------
  95   Free Standing                    5.8240%     0.03148%     Actual/360         60                53                0
  96   Garden                           6.4300%     0.02148%     Actual/360         120               118              360
  97   Suburban                         6.6200%     0.02148%     Actual/360         120               120              360
 97-a  Suburban
 97-b  Suburban
--------------------------------------------------------------------------------------------------------------------------------
 97-c  Suburban
  98   Shadow Anchored                  6.3700%     0.02148%     Actual/360         120               120              360
  99   Self Storage                     6.0950%     0.03148%     Actual/360         120               118              360
 100   Unanchored                       6.2600%     0.03148%     Actual/360         120               116              360
 101   Unanchored                       6.3800%     0.09148%     Actual/360         120               107              360
--------------------------------------------------------------------------------------------------------------------------------
 102   Unanchored                       5.9600%     0.10148%     Actual/360         120               108              360
 103   Unanchored                       6.5400%     0.10148%     Actual/360         109               108              360
 104   Limited Service                  6.5000%     0.03148%     Actual/360         120               120              360
 105   Garden                           5.8200%     0.06148%     Actual/360         120               119              360
 106   Suburban                         6.3700%     0.10148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 107   Free Standing                    6.5000%     0.03148%     Actual/360         120               118              360
 108   Self Storage                     6.6900%     0.03148%     Actual/360         120               118              360
 109   Office/Industrial                6.3100%     0.08148%     Actual/360         120               119              360
 110   Mid Rise                         6.3370%     0.03148%     Actual/360         60                56               360
 111   Limited Service                  6.7225%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 112   Self Storage                     6.0450%     0.03148%     Actual/360         120               118              360
 113   Unanchored                       6.5100%     0.10148%     Actual/360         120               119              360
 114   Flex                             6.6000%     0.09148%     Actual/360         120               119              360
 115   Suburban                         6.3200%     0.02148%     Actual/360         120               120              360
 116   Unanchored                       6.2360%     0.07148%     Actual/360         120               115              360
--------------------------------------------------------------------------------------------------------------------------------
 117   Self Storage                     6.0450%     0.03148%     Actual/360         120               118              360
 118   Unanchored                       6.5200%     0.10148%     Actual/360         120               120              360
 119   Self Storage                     5.6800%     0.02148%     Actual/360         132               126              360
 120   Shadow Anchored                  6.2700%     0.02148%     Actual/360         120               119              360
 121   Shadow Anchored                  6.5100%     0.10148%     Actual/360         120               120              360
--------------------------------------------------------------------------------------------------------------------------------
 122   Flex                             6.5400%     0.02148%     Actual/360         60                58               360
 123   Limited Service                  6.7725%     0.03148%     Actual/360         120               117              360
 124   Medical                          6.3900%     0.02148%     Actual/360         120               120              300
 125   Flex                             6.5700%     0.02148%     Actual/360         120               117              360
 126   Suburban                         6.4500%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 127   Manufactured Housing Community   6.2600%     0.03148%     Actual/360         120               118               0
 128   Medical                          6.7650%     0.03148%     Actual/360         120               119              360
 129   Warehouse                        6.0700%     0.03148%     Actual/360         120               117               0
 130   Anchored                         6.4600%     0.03148%     Actual/360         120               117              360
 131   Self Storage                     6.6200%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 132   Shadow Anchored                  6.4650%     0.03148%     Actual/360         120               117              360
 133   Unanchored                       6.4500%     0.02148%     Actual/360         120               118              360
 134   Garden                           6.2240%     0.04148%     Actual/360         120               115              360
 135   Light                            6.5100%     0.03148%     Actual/360         120               119              300
 136   Garden                           6.3500%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 137   Low Rise                         6.3500%     0.03148%     Actual/360         84                80                0
 138   Free Standing                    5.9300%     0.03148%     Actual/360         120               119              360
 139   Free Standing                    6.5600%     0.10148%     Actual/360         120               119              360
 140   Flex                             6.3900%     0.03148%     Actual/360         120               117              360
 141   Office/Retail                    6.6800%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 142   Self Storage                     6.5600%     0.03148%     Actual/360         120               119              360
 143   Unanchored                       6.3300%     0.10148%     Actual/360         120               119              360
 144   Shadow Anchored                  6.3900%     0.03148%     Actual/360         120               119              360
 145   Unanchored                       6.5000%     0.08148%     Actual/360         120               119              360
 146   Free Standing                    6.4210%     0.03148%     Actual/360         120               117               0
--------------------------------------------------------------------------------------------------------------------------------
146-a  Free Standing
146-b  Free Standing
146-c  Free Standing
146-d  Free Standing
 147   Unanchored                       6.3800%     0.03148%     Actual/360         84                83               360
--------------------------------------------------------------------------------------------------------------------------------
 148   Suburban                         6.4600%     0.03148%     Actual/360         120               119              360
 149   Garden                           6.7500%     0.03148%     Actual/360         60                57               360
 150   Anchored                         6.6100%     0.03148%     Actual/360         120               116              360
 151   Flex                             6.7500%     0.03148%     Actual/360         120               117              360
 152   Shadow Anchored                  6.4900%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 153   Free Standing                    6.8000%     0.03148%     Actual/360         120               116              360
 154   Student Housing                  6.5600%     0.03148%     Actual/360         120               118              360
 155   Anchored                         6.6400%     0.03148%     Actual/360         120               119              360
 156   Garden                           6.4500%     0.03148%     Actual/360         120               119              360
 157   Garden                           6.3500%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 158   Unanchored                       6.6150%     0.03148%     Actual/360         120               117              360
 159   Self Storage                     6.5300%     0.03148%     Actual/360         120               117              360
 160   Medical                          5.9750%     0.03148%     Actual/360         120               117              360
 161   Light                            6.4900%     0.05148%     Actual/360         120               116              360
 162   Urban                            6.7000%     0.03148%     Actual/360         120               117              360
--------------------------------------------------------------------------------------------------------------------------------
 163   Free Standing                    5.8600%     0.03148%     Actual/360         120               116              360
 164   Self Storage                     6.8200%     0.03148%     Actual/360         120               118              360
 165   Shadow Anchored                  6.5800%     0.08148%     Actual/360         120               118              324
 166   Garden                           5.8200%     0.03148%     Actual/360         120               119              360
 167   Student Housing                  6.5600%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 168   Manufactured Housing Community   5.9600%     0.03148%     Actual/360         120               119              360
 169   Warehouse                        5.9600%     0.12148%     Actual/360         120               118              360
 170   Garden                           6.9700%     0.03148%     Actual/360         120               116              360
 171   Student Housing                  6.6250%     0.03148%     Actual/360         120               118              360
 172   Student Housing                  6.5600%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 173   Garden                           6.4200%     0.03148%     Actual/360         120               119              360
 174   Suburban                         6.8300%     0.03148%     Actual/360         120               118              360
 175   Suburban                         6.9300%     0.03148%     Actual/360         60                60               360
 176   Flex                             6.3500%     0.10148%     Actual/360         120               119              360
 177   Shadow Anchored                  5.9000%     0.08148%     Actual/360         120               118              300
--------------------------------------------------------------------------------------------------------------------------------
 178   Free Standing                    6.8600%     0.03148%     Actual/360         120               119              360
 179   Manufactured Housing Community   6.6000%     0.03148%     Actual/360         120               119              240
 180   Free Standing                    6.4500%     0.10148%     Actual/360         120               119              360
 181   Student Housing                  6.6550%     0.03148%     Actual/360         120               118              360
 182   Student Housing                  6.6250%     0.03148%     Actual/360         120               118              360
--------------------------------------------------------------------------------------------------------------------------------
 183   Free Standing                    6.7000%     0.03148%     Actual/360         120               119              300
 184   Free Standing                    6.6400%     0.10148%     Actual/360         120               118              300
 185   Student Housing                  6.5600%     0.03148%     Actual/360         120               118              360
 186   Free Standing                    7.2600%     0.15148%     Actual/360         120               116              300
186-a  Free Standing
--------------------------------------------------------------------------------------------------------------------------------
186-b  Free Standing

          REMAINING                   FIRST     MATURITY               ANNUAL              MONTHLY                MONTHLY
        AMORTIZATION       NOTE      PAYMENT      DATE                   DEBT                 DEBT           DEBT SERVICE
  ID   TERM (MOS.) (4)     DATE       DATE       OR ARD   SERVICE ($) (4) (5)  SERVICE ($) (4) (5)   AFTER IO ($) (4) (5)
-------------------------------------------------------------------------------------------------------------------------

  1           0         6/13/2007   8/1/2007   7/1/2014         14,066,355.48  1,172,196.29                  NAP
 1-a
 1-b
 1-c
 1-d
-------------------------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
-------------------------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
-------------------------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
-------------------------------------------------------------------------------------------------------------------------
  2           0         11/15/2007  1/1/2008   2/1/2013          9,745,597.32    812,133.11                  NAP
 2-a
 2-b
  3          316         8/1/2007   9/1/2007   8/1/2017          6,178,385.40    514,865.45           629,788.14
 3-a
-------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
-------------------------------------------------------------------------------------------------------------------------
  4           0         9/20/2007   11/1/2007  10/1/2017         5,433,633.36    452,802.78                  NAP
  5          357         9/6/2007   10/1/2007  9/1/2017          6,054,088.80    504,507.40                  NAP
 5-a
 5-b
 5-c
-------------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
-------------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
-------------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
-------------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
-------------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
-------------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
-------------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
-------------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
-------------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
-------------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
-------------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
-------------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
-------------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
-------------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
-------------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
-------------------------------------------------------------------------------------------------------------------------
 5-ca
  6          360        10/5/2007   12/1/2007  11/1/2017         5,070,308.04    422,525.67           486,047.32
  7          360        11/15/2007  1/5/2008   12/5/2017         4,569,546.48    380,795.54           439,620.24
  8           0         7/12/2007   9/1/2007   8/1/2012          4,030,025.88    335,835.49                  NAP
  9           0         9/24/2007   11/5/2007  10/5/2017         3,964,407.00    330,367.25                  NAP
-------------------------------------------------------------------------------------------------------------------------
  10         360        7/31/2007   9/1/2007   8/1/2014          2,964,002.76    247,000.23           288,470.67
  11         359        11/1/2007   12/1/2007  11/1/2017         3,512,487.84    292,707.32                  NAP
  12         360        11/19/2007  1/1/2008   12/1/2017         2,522,555.52    210,212.96           245,506.95
  13         360        8/31/2005   10/5/2005  9/5/2015          2,134,440.00    177,870.00           222,119.07
  14         360        5/25/2007   7/1/2007   6/1/2017          2,251,464.84    187,622.07           224,633.44
-------------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15         360        11/15/2007  1/1/2008   12/1/2017         2,401,942.68    200,161.89                  NAP
  16         360        8/29/2007   10/1/2007  9/1/2017          1,949,708.28    162,475.69           187,848.24
-------------------------------------------------------------------------------------------------------------------------
  17          0         10/2/2007   12/1/2007  11/1/2017         1,604,605.92    133,717.16                  NAP
  18         359        10/10/2007  12/5/2007  11/5/2017         2,064,435.36    172,036.28                  NAP
 18-a
 18-b
 18-c
-------------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19         359        10/10/2007  12/5/2007  11/5/2017         2,059,458.96    171,621.58                  NAP
 19-a
 19-b
-------------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20         360        11/14/2007  1/5/2008   12/5/2017         1,722,718.92    143,559.91           166,584.12
  21         359        10/10/2007  12/5/2007  11/5/2017         2,007,781.20    167,315.10                  NAP
 21-a
-------------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22         238        9/19/2007   11/1/2007  10/1/2012         2,356,871.04    196,405.92                  NAP
  23         342        5/31/2006   7/1/2006   6/1/2016          1,827,372.72    152,281.06                  NAP
-------------------------------------------------------------------------------------------------------------------------
  24         360        8/14/2007   10/1/2007  9/1/2017          1,662,027.48    138,502.29           159,364.01
  25         360        8/10/2007   10/1/2007  9/1/2017          1,624,012.80    135,334.40           155,222.24
  26         360         8/7/2007   10/1/2007  9/1/2017            828,488.88     69,040.74            80,155.81
  27         360         8/7/2007   10/1/2007  9/1/2017            360,366.00     30,030.50            34,865.20
  28         360         8/7/2007   10/1/2007  9/1/2017            315,697.32     26,308.11            30,543.53
-------------------------------------------------------------------------------------------------------------------------
  29          0          8/3/2007   10/1/2007  3/1/2013          1,506,669.36    125,555.78                  NAP
  30         360        10/1/2007   11/1/2007  10/1/2017         1,444,031.28    120,335.94           139,709.17
  31         238        9/24/2007   11/1/2007  10/1/2012         2,022,601.56    168,550.13                  NAP
  32         360         8/1/2007   9/1/2007   8/1/2017          1,374,285.84    114,523.82           134,273.89
 32-a
-------------------------------------------------------------------------------------------------------------------------
 32-b
  33          0         4/18/2007   6/1/2007   5/1/2017          1,237,958.28    103,163.19                  NAP
  34         360         9/7/2007   11/1/2007  10/1/2017         1,401,458.04    116,788.17           135,930.31
  35         359        10/16/2007  12/1/2007  11/1/2017         1,576,274.88    131,356.24                  NAP
  36         360        8/16/2007   10/1/2007  9/1/2014          1,261,521.12    105,126.76           124,037.67
-------------------------------------------------------------------------------------------------------------------------
  37          0         10/23/2007  12/1/2007  11/1/2012         1,191,564.00     99,297.00                  NAP
  38         360        8/13/2007   10/1/2007  9/1/2017          1,252,314.60    104,359.55           121,425.46
  39         359        10/9/2007   12/5/2007  11/5/2017         1,470,973.08    122,581.09                  NAP
  40         360        10/16/2007  12/5/2007  11/5/2017         1,119,576.72     93,298.06           107,812.36
  41         417        1/18/2007   2/1/2007   9/1/2017          1,151,897.64     95,991.47                  NAP
-------------------------------------------------------------------------------------------------------------------------
  42         357        8/13/2007   10/1/2007  9/1/2017            347,999.76     28,999.98                  NAP
  43          0         8/22/2007   10/1/2007  9/1/2017            267,511.08     22,292.59                  NAP
  44          0         8/22/2007   10/1/2007  9/1/2017            212,685.48     17,723.79                  NAP
  45          0         8/22/2007   10/1/2007  9/1/2017            174,520.32     14,543.36                  NAP
  46         355        6/21/2007   8/5/2007   7/5/2017          1,111,579.08     92,631.59                  NAP
-------------------------------------------------------------------------------------------------------------------------
  47         360        10/3/2007   11/5/2007  10/5/2017           969,865.80     80,822.15            93,395.59
  48         360        10/12/2007  12/5/2007  11/5/2012           984,526.68     82,043.89            93,434.45
  49         360        9/14/2007   11/1/2007  10/1/2017           934,491.24     77,874.27            89,770.01
  50         360        11/8/2007   1/5/2008   12/5/2017           826,684.44     68,890.37            79,813.49
  51         299        10/23/2007  12/5/2007  11/5/2017         1,036,968.12     86,414.01                  NAP
-------------------------------------------------------------------------------------------------------------------------
  52         358        9/26/2007   11/1/2007  10/1/2012           962,241.60     80,186.80                  NAP
  53         360        10/3/2007   12/1/2007  11/1/2017           805,433.28     67,119.44            76,797.65
  54         360        9/20/2007   11/1/2007  10/1/2017           783,634.68     65,302.89            74,972.46
  55         360        10/30/2007  12/5/2007  11/5/2017           789,028.56     65,752.38            75,020.40
  56         360         8/3/2006   10/1/2006  9/1/2016            717,852.36     59,821.03            70,137.39
-------------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57         360        8/13/2007   10/1/2007  9/1/2017            711,547.20     59,295.60            68,661.67
  58         360        8/10/2007   10/1/2007  9/1/2017            692,590.56     57,715.88            67,233.74
  59         360        10/1/2007   12/1/2007  11/1/2017           669,552.00     55,796.00            65,128.21
-------------------------------------------------------------------------------------------------------------------------
  60         359        10/12/2007  12/1/2007  11/1/2017           795,105.48     66,258.79                  NAP
 60-a
 60-b
  61         360        9/18/2007   11/1/2007  10/1/2017           707,709.60     58,975.80            66,770.91
  62         360        10/8/2007   12/1/2007  11/1/2017           651,750.60     54,312.55            62,173.81
-------------------------------------------------------------------------------------------------------------------------
  63         360        10/30/2007  12/1/2007  11/1/2017           625,113.24     52,092.77            59,984.00
  64         360        11/16/2007  1/1/2008   12/1/2017           634,582.92     52,881.91            60,196.04
  65         360        10/19/2007  12/1/2007  11/1/2017           616,850.04     51,404.17            58,433.66
  66         360        7/31/2007   9/1/2007   8/1/2017            592,303.80     49,358.65            56,832.86
-------------------------------------------------------------------------------------------------------------------------
  67         360        5/29/2007   7/5/2007   6/5/2017            512,825.04     42,735.42            51,780.67
  68         360        11/1/2007   12/5/2007  11/5/2017           606,812.52     50,567.71            57,776.84
  69         359        10/24/2007  12/1/2007  11/1/2017           643,227.00     53,602.25                  NAP
  70         360        7/27/2007   9/1/2007   8/1/2017            562,769.16     46,897.43            54,305.14
  71         360        11/1/2006   12/1/2006  11/1/2017           490,815.48     40,901.29            49,089.51
-------------------------------------------------------------------------------------------------------------------------
  72         360        11/1/2007   12/5/2007  11/5/2017           533,751.72     44,479.31            51,398.91
  73         360        8/24/2007   10/5/2007  9/5/2017            538,740.00     44,895.00            51,721.77
  74         360        9/14/2007   11/1/2007  10/1/2017           554,536.44     46,211.37            52,749.71
  75         358        9/20/2007   11/5/2007  10/5/2017           603,049.56     50,254.13                  NAP
 75-a
-------------------------------------------------------------------------------------------------------------------------
 75-b
  76         360        10/4/2007   12/1/2007  11/1/2017           490,194.96     40,849.58            47,451.20
  77         321         7/2/2007   10/1/2007  9/1/2017            609,610.56     50,800.88                  NAP
  78         360        10/4/2007   11/5/2007  10/5/2017           488,886.48     40,740.54            47,151.28
  79         357        8/29/2007   10/5/2007  9/5/2017            299,893.92     24,991.16                  NAP
-------------------------------------------------------------------------------------------------------------------------
  80         357        8/29/2007   10/5/2007  9/5/2017            229,330.68     19,110.89                  NAP
  81         360        11/1/2007   12/1/2007  11/1/2017           488,004.72     40,667.06            46,794.06
  82         360        10/29/2007  12/1/2007  11/1/2017           464,421.96     38,701.83            45,274.69
  83         360         8/9/2007   10/5/2007  9/5/2017            477,795.12     39,816.26            45,824.93
  84         360        8/20/2007   10/1/2007  9/1/2017            434,349.96     36,195.83            42,936.46
-------------------------------------------------------------------------------------------------------------------------
  85         360        9/25/2007   11/5/2007  10/5/2017           458,399.40     38,199.95            44,303.18
  86         360        10/24/2007  12/1/2007  11/1/2017           466,997.28     38,916.44            44,613.69
  87         360        8/23/2007   10/1/2007  9/1/2017            465,009.96     38,750.83            44,484.42
  88         359        10/12/2007  12/1/2007  11/1/2017           516,656.28     43,054.69                  NAP
  89         360        10/30/2007  12/5/2007  11/5/2017           447,733.32     37,311.11            43,159.91
-------------------------------------------------------------------------------------------------------------------------
  90         360        10/29/2007  12/1/2007  11/1/2017           422,548.32     35,212.36            41,546.60
  91         360        9/12/2007   11/5/2007  10/5/2017           416,414.28     34,701.19            40,731.57
  92         360        8/17/2007   10/1/2007  9/1/2012            417,119.52     34,759.96            40,461.63
  93          0         7/26/2007   9/1/2007   8/1/2017            372,350.64     31,029.22                  NAP
  94         359        10/22/2007  12/1/2007  11/1/2017           494,039.40     41,169.95                  NAP
-------------------------------------------------------------------------------------------------------------------------
  95          0         4/19/2007   6/1/2007   5/1/2012            377,912.88     31,492.74                  NAP
  96         360        10/5/2007   11/5/2007  10/5/2017           405,891.96     33,824.33            39,066.38
  97         360        11/13/2007  1/5/2008   12/5/2017           412,113.36     34,342.78            39,294.80
 97-a
 97-b
-------------------------------------------------------------------------------------------------------------------------
 97-c
  98         360        11/9/2007   1/5/2008   12/5/2017           387,508.32     32,292.36            37,412.57
  99         360        9/11/2007   11/1/2007  10/1/2017           370,779.12     30,898.26            36,340.31
 100         356        7/10/2007   9/1/2007   8/1/2017            438,977.16     36,581.43                  NAP
 101         360        10/17/2006  12/1/2006  11/1/2016           381,648.00     31,804.00            36,827.62
-------------------------------------------------------------------------------------------------------------------------
 102         360        11/30/2006  1/1/2007   12/1/2016           293,714.76     24,476.23                  NAP
 103         360        10/12/2007  12/1/2007  12/1/2016           109,408.80      9,117.40            10,472.57
 104         360        11/15/2007  1/1/2008   12/1/2017           426,645.96     35,553.83                  NAP
 105         360        10/5/2007   12/1/2007  11/1/2017           330,446.64     27,537.22            32,929.53
 106         360        8/27/2007   10/5/2007  9/5/2017            355,215.96     29,601.33            34,294.86
-------------------------------------------------------------------------------------------------------------------------
 107         358        9/24/2007   11/1/2007  10/1/2017           409,580.16     34,131.68                  NAP
 108         360        8/30/2007   11/1/2007  10/1/2017           352,711.68     29,392.64            33,519.97
 109         360        10/25/2007  12/1/2007  11/1/2017           326,279.64     27,189.97            31,600.86
 110         360         8/1/2007   9/1/2007   8/1/2012            327,675.72     27,306.31            31,690.72
 111         360        8/17/2007   10/1/2007  9/1/2017            342,497.40     28,541.45            32,500.25
-------------------------------------------------------------------------------------------------------------------------
 112         360        9/19/2007   11/1/2007  10/1/2017           306,447.96     25,537.33            30,122.34
 113         360        10/30/2007  12/1/2007  11/1/2017           330,020.88     27,501.74            31,636.29
 114         360        10/16/2007  12/1/2007  11/1/2017           334,583.28     27,881.94            31,932.94
 115         360        11/8/2007   1/5/2008   12/5/2017           364,722.96     30,393.58                  NAP
 116         360        6/25/2007   8/1/2007   7/1/2017            308,227.32     25,685.61            29,971.84
-------------------------------------------------------------------------------------------------------------------------
 117         360        9/19/2007   11/1/2007  10/1/2017           294,189.96     24,515.83            28,917.44
 118         360        11/9/2007   1/1/2008   12/1/2017           317,306.64     26,442.22            30,402.43
 119         360        5/15/2007   7/5/2007   6/5/2018            268,220.28     22,351.69            26,973.15
 120         360        10/26/2007  12/5/2007  11/5/2017           292,425.84     24,368.82            28,382.85
 121         360        11/9/2007   1/1/2008   12/1/2017           297,018.72     24,751.56            28,472.66
-------------------------------------------------------------------------------------------------------------------------
 122         360        9/17/2007   11/5/2007  10/5/2012           297,724.44     24,810.37            28,498.07
 123         360        8/15/2007   10/1/2007  9/1/2017            300,412.08     25,034.34            28,441.63
 124         300        11/13/2007  1/5/2008   12/5/2017           340,858.44     28,404.87                  NAP
 125         360        8/10/2007   10/5/2007  9/5/2017            279,772.56     23,314.38            26,740.50
 126         358         9/7/2007   11/1/2007  10/1/2017           315,020.52     26,251.71                  NAP
-------------------------------------------------------------------------------------------------------------------------
 127          0         9/21/2007   11/1/2007  10/1/2017           263,398.20     21,949.85                  NAP
 128         359        10/5/2007   12/1/2007  11/1/2017           321,549.72     26,795.81                  NAP
 129          0         8/14/2007   10/1/2007  9/1/2017            248,634.00     20,719.50                  NAP
 130         360        8/10/2007   10/1/2007  9/1/2017            261,988.92     21,832.41            25,177.59
 131         357        8/30/2007   10/1/2007  9/1/2017            295,671.00     24,639.25                  NAP
-------------------------------------------------------------------------------------------------------------------------
 132         360        8/17/2007   10/1/2007  9/1/2017            244,100.40     20,341.70            23,452.56
 133         360        9/20/2007   11/5/2007  10/5/2017           235,425.00     19,618.75            22,636.20
 134         360        6/29/2007   8/1/2007   7/1/2017            222,569.40     18,547.45            21,656.74
 135         299        10/10/2007  12/1/2007  11/1/2017           283,849.56     23,654.13                  NAP
 136         358        9/17/2007   11/1/2007  10/1/2017           260,741.64     21,728.47                  NAP
-------------------------------------------------------------------------------------------------------------------------
 137          0         7/11/2007   9/1/2007   8/1/2014            218,898.60     18,241.55                  NAP
 138         360        10/18/2007  12/1/2007  11/1/2017           202,616.52     16,884.71            20,053.44
 139         359        10/23/2007  12/1/2007  11/1/2017           248,047.44     20,670.62                  NAP
 140         360         8/3/2007   10/1/2007  9/1/2017            207,320.04     17,276.67            19,995.24
 141         360         8/6/2007   10/1/2007  9/1/2017            216,728.88     18,060.74            20,606.46
-------------------------------------------------------------------------------------------------------------------------
 142         359        9/26/2007   12/1/2007  11/1/2017           244,231.32     20,352.61                  NAP
 143         360        10/3/2007   12/1/2007  11/1/2017           203,768.88     16,980.74            19,714.52
 144         359        10/25/2007  12/1/2007  11/1/2017           236,193.84     19,682.82                  NAP
 145         359        10/15/2007  12/1/2007  11/1/2017           231,336.96     19,278.08                  NAP
 146          0          8/7/2007   10/1/2007  9/1/2017            196,998.12     16,416.51                  NAP
-------------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147         359        10/5/2007   12/1/2007  11/1/2014           217,220.52     18,101.71                  NAP
-------------------------------------------------------------------------------------------------------------------------
 148         359        10/2/2007   12/1/2007  11/1/2017           215,268.36     17,939.03                  NAP
 149         360         8/1/2007   10/1/2007  9/1/2012            176,842.56     14,736.88            16,759.77
 150         360         7/6/2007   9/1/2007   8/1/2017            168,215.28     14,017.94            16,046.92
 151         357        8/10/2007   10/1/2007  9/1/2017            195,746.88     16,312.24                  NAP
 152         358        9/26/2007   11/1/2007  10/1/2017           189,423.12     15,785.26                  NAP
-------------------------------------------------------------------------------------------------------------------------
 153         356        7/26/2007   9/1/2007   8/1/2017            194,247.60     16,187.30                  NAP
 154         360        9/20/2007   11/1/2007  10/1/2017           161,289.48     13,440.79            15,423.46
 155         360        10/23/2007  12/1/2007  11/1/2017           161,236.68     13,436.39            15,359.21
 156         359        11/1/2007   12/1/2007  11/1/2017           173,544.24     14,462.02                  NAP
 157         357         8/9/2007   10/1/2007  9/1/2017            171,737.04     14,311.42                  NAP
-------------------------------------------------------------------------------------------------------------------------
 158         360        8/30/2007   10/1/2007  9/1/2017            152,581.44     12,715.12            14,552.04
 159         357         8/6/2007   10/1/2007  9/1/2017            170,430.60     14,202.55                  NAP
 160         360        5/24/2007   10/1/2007  9/1/2017            133,275.72     11,106.31            13,154.77
 161         356        7/12/2007   9/1/2007   8/1/2017            155,327.04     12,943.92                  NAP
 162         357        8/10/2007   10/1/2007  9/1/2017            156,415.44     13,034.62                  NAP
-------------------------------------------------------------------------------------------------------------------------
 163         356         7/3/2007   9/1/2007   8/1/2017            141,739.08     11,811.59                  NAP
 164         360        9/28/2007   11/1/2007  10/1/2017           134,837.04     11,236.42            12,738.53
 165         322        9/14/2007   11/1/2007  10/1/2017           152,218.56     12,684.88                  NAP
 166         359        10/11/2007  12/1/2007  11/1/2017           134,070.24     11,172.52                  NAP
 167         360        9/20/2007   11/1/2007  10/1/2017           123,178.56     10,264.88            11,779.07
-------------------------------------------------------------------------------------------------------------------------
 168         359        10/10/2007  12/1/2007  11/1/2017           128,947.92     10,745.66                  NAP
 169         358         9/5/2007   11/1/2007  10/1/2017           125,366.04     10,447.17                  NAP
 170         356        7/30/2007   9/1/2007   8/1/2017            138,574.32     11,547.86                  NAP
 171         360        9/20/2007   11/1/2007  10/1/2017           111,032.28      9,252.69            10,584.34
 172         360        9/20/2007   11/1/2007  10/1/2017           103,291.80      8,607.65             9,877.38
-------------------------------------------------------------------------------------------------------------------------
 173         359        10/12/2007  12/1/2007  11/1/2017           107,937.72      8,994.81                  NAP
 174         360         9/4/2007   11/1/2007  10/1/2017            97,640.52      8,136.71             9,220.34
 175         360        11/16/2007  1/1/2008   12/1/2012           110,982.12      9,248.51                  NAP
 176         359        10/16/2007  12/1/2007  11/1/2017            97,068.72      8,089.06                  NAP
 177         298        9/14/2007   11/1/2007  10/1/2017            99,559.56      8,296.63                  NAP
-------------------------------------------------------------------------------------------------------------------------
 178         359        10/12/2007  12/1/2007  11/1/2017           101,931.00      8,494.25                  NAP
 179         239        10/26/2007  12/1/2007  11/1/2017           105,957.60      8,829.80                  NAP
 180         359         9/1/2007   12/1/2007  11/1/2017            81,113.04      6,759.42                  NAP
 181         360        9/20/2007   11/1/2007  10/1/2017            69,700.92      5,808.41             6,634.92
 182         360        9/20/2007   11/1/2007  10/1/2017            68,379.24      5,698.27             6,518.36
-------------------------------------------------------------------------------------------------------------------------
 183         299        10/19/2007  12/1/2007  11/1/2017            80,467.68      6,705.64                  NAP
 184         298        9/10/2007   11/1/2007  10/1/2017            75,101.16      6,258.43                  NAP
 185         360        9/20/2007   11/1/2007  10/1/2017            56,268.36      4,689.03             5,380.72
 186         296        7/26/2007   9/1/2007   8/1/2017             59,467.68      4,955.64                  NAP
186-a
-------------------------------------------------------------------------------------------------------------------------
186-b

         REMAINING                                    ARD     CROSSED                                      DSCR
       INTEREST ONLY                                 LOAN      WITH        OWNERSHIP                  AFTER INITIAL
  ID   PERIOD (MOS.)  LOCKBOX  LOCKBOX TYPE          (Y/N)  OTHER LOANS     INTEREST    DSCR (X) (5)  IO PERIOD (X)
-------------------------------------------------------------------------------------------------------------------

  1          79         Yes    Springing Hard         No                      Fee           1.43           1.43
 1-a                                                                          Fee
 1-b                                                                          Fee
 1-c                                                                          Fee
 1-d                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 1-e                                                                          Fee
 1-f                                                                          Fee
 1-g                                                                          Fee
 1-h                                                                          Fee
 1-i                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 1-j                                                                          Fee
 1-k                                                                          Fee
 1-l                                                                          Fee
 1-m                                                                          Fee
 1-n                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 1-o                                                                          Fee
 1-p                                                                          Fee
 1-q                                                                          Fee
 1-r                                                                          Fee
 1-s                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
  2          62         Yes    Hard                   No                      Fee           2.19           2.19
 2-a                                                                          Fee
 2-b                                                                          Fee
  3          20         Yes    Hard                   No                      Fee           1.53           1.25
 3-a                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 3-b                                                                          Fee
 3-c                                                                          Fee
 3-d                                                                          Fee
 3-e                                                                          Fee
 3-f                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
  4         118         Yes    Hard                   No                      Fee           1.36           1.36
  5          0          Yes    Hard                   No                 Fee/Leasehold      1.38           1.38
 5-a                                                                          Fee
 5-b                                                                          Fee
 5-c                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 5-d                                                                          Fee
 5-e                                                                          Fee
 5-f                                                                          Fee
 5-g                                                                          Fee
 5-h                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 5-i                                                                          Fee
 5-j                                                                          Fee
 5-k                                                                          Fee
 5-l                                                                          Fee
 5-m                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 5-n                                                                          Fee
 5-o                                                                          Fee
 5-p                                                                          Fee
 5-q                                                                          Fee
 5-r                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 5-s                                                                          Fee
 5-t                                                                          Fee
 5-u                                                                          Fee
 5-v                                                                          Fee
 5-w                                                                          Fee
-------------------------------------------------------------------------------------------------------------------
 5-x                                                                          Fee
 5-y                                                                          Fee
 5-z                                                                       Leasehold
 5-aa                                                                         Fee
 5-ab                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-ac                                                                         Fee
 5-ad                                                                         Fee
 5-ae                                                                         Fee
 5-af                                                                         Fee
 5-ag                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-ah                                                                         Fee
 5-ai                                                                         Fee
 5-aj                                                                         Fee
 5-ak                                                                         Fee
 5-al                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-am                                                                         Fee
 5-an                                                                         Fee
 5-ao                                                                         Fee
 5-ap                                                                         Fee
 5-aq                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-ar                                                                         Fee
 5-as                                                                         Fee
 5-at                                                                         Fee
 5-au                                                                         Fee
 5-av                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-aw                                                                         Fee
 5-ax                                                                         Fee
 5-ay                                                                         Fee
 5-az                                                                         Fee
 5-ba                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-bb                                                                         Fee
 5-bc                                                                         Fee
 5-bd                                                                         Fee
 5-be                                                                         Fee
 5-bf                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-bg                                                                         Fee
 5-bh                                                                         Fee
 5-bi                                                                         Fee
 5-bj                                                                         Fee
 5-bk                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-bl                                                                         Fee
 5-bm                                                                         Fee
 5-bn                                                                         Fee
 5-bo                                                                         Fee
 5-bp                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-bq                                                                         Fee
 5-br                                                                         Fee
 5-bs                                                                         Fee
 5-bt                                                                         Fee
 5-bu                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-bv                                                                         Fee
 5-bw                                                                         Fee
 5-bx                                                                      Leasehold
 5-by                                                                         Fee
 5-bz                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 5-ca                                                                         Fee
  6          59         Yes    Hard                   No                      Fee           1.32           1.15
  7          72         Yes    Hard                   No                      Fee           1.45           1.25
  8          56         Yes    Hard                   No                   Leasehold        1.45           1.45
  9         118         Yes    Hard                   Yes                  Leasehold        1.27           1.27
-------------------------------------------------------------------------------------------------------------------
  10         56         Yes    Soft, Springing Hard   No                      Fee           1.28           1.10
  11         0          Yes    Hard                   No                      Fee           1.15           1.15
  12         60         No     NAP                    No                      Fee           1.40           1.20
  13         33         No     NAP                    No                      Fee           1.46           1.17
  14         30         Yes    Hard                   No                      Fee           1.77           1.48
-------------------------------------------------------------------------------------------------------------------
 14-a                                                                         Fee
 14-b                                                                         Fee
 14-c                                                                         Fee
  15         0          No     NAP                    No                      Fee           1.17           1.17
  16         21         Yes    Springing Hard         No                      Fee           1.69           1.47
-------------------------------------------------------------------------------------------------------------------
  17        119         No     NAP                    No                      Fee           2.12           2.12
  18         0          No     NAP                    No                 Fee/Leasehold      1.38           1.38
 18-a                                                                    Fee/Leasehold
 18-b                                                                         Fee
 18-c                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 18-d                                                                         Fee
 18-e                                                                         Fee
  19         0          No     NAP                    No                      Fee           1.38           1.38
 19-a                                                                         Fee
 19-b                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 19-c                                                                         Fee
 19-d                                                                         Fee
  20         36         No     NAP                    No                      Fee           1.39           1.20
  21         0          No     NAP                    No                      Fee           1.38           1.38
 21-a                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 21-b                                                                         Fee
 21-c                                                                         Fee
 21-d                                                                         Fee
  22         0          Yes    Springing Hard         No                      Fee           1.15           1.15
  23         0          No     NAP                    No                      Fee           1.13           1.13
-------------------------------------------------------------------------------------------------------------------
  24         21         Yes    Springing Hard         No                      Fee           1.25           1.08
  25         57         No     NAP                    No                      Fee           1.26           1.10
  26         57         No     NAP                    No     Crossed A        Fee           1.21           1.05
  27         57         No     NAP                    No     Crossed A        Fee           1.21           1.05
  28         57         No     NAP                    No     Crossed A        Fee           1.21           1.05
-------------------------------------------------------------------------------------------------------------------
  29         63         Yes    Soft, Springing Hard   No                      Fee           1.20           1.20
  30         34         No     NAP                    No                      Fee           1.34           1.15
  31         0          Yes    Springing Hard         No                      Fee           1.21           1.21
  32         56         Yes    Hard                   No                      Fee           1.43           1.22
 32-a                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 32-b                                                                         Fee
  33        113         No     NAP                    No                      Fee           2.34           2.34
  34         34         Yes    Hard                   No                      Fee           1.42           1.22
  35         0          No     NAP                    Yes                     Fee           1.30           1.30
  36         33         No     NAP                    No                      Fee           1.43           1.21
-------------------------------------------------------------------------------------------------------------------
  37         59         No     NAP                    No                      Fee           1.86           1.86
  38         21         Yes    Hard                   No                      Fee           1.42           1.22
  39         0          No     NAP                    No                      Fee           1.25           1.25
  40         35         No     NAP                    No                      Fee           1.34           1.16
  41         0          No     NAP                    Yes                     Fee           1.27           1.27
-------------------------------------------------------------------------------------------------------------------
  42         0          Yes    Hard                   Yes    Crossed B        Fee           1.31           1.31
  43        117         Yes    Hard                   Yes    Crossed B        Fee           1.31           1.31
  44        117         Yes    Hard                   Yes    Crossed B        Fee           1.31           1.31
  45        117         Yes    Hard                   Yes    Crossed B        Fee           1.31           1.31
  46         0          No     NAP                    No                      Fee           1.46           1.46
-------------------------------------------------------------------------------------------------------------------
  47         34         No     NAP                    No                      Fee           1.33           1.15
  48         23         Yes    Soft, Springing Hard   No                      Fee           1.33           1.17
  49         22         No     NAP                    No                      Fee           1.28           1.11
  50         24         No     NAP                    No                      Fee           1.40           1.21
  51         0          Yes    Hard                   No                      Fee           1.64           1.64
-------------------------------------------------------------------------------------------------------------------
  52         0          Yes    Springing Hard         No                      Fee           1.40           1.40
  53         59         No     NAP                    No                 Fee/Leasehold      1.28           1.12
  54         34         No     NAP                    No                 Fee/Leasehold      1.32           1.15
  55         59         No     NAP                    No                      Fee           1.26           1.10
  56         21         Yes    Springing Hard         No                      Fee           1.51           1.29
-------------------------------------------------------------------------------------------------------------------
 56-a                                                                         Fee
 56-b                                                                         Fee
  57         9          No     NAP                    No                      Fee           1.30           1.12
  58         57         No     NAP                    No                 Fee/Leasehold      1.29           1.11
  59         35         No     NAP                    No                      Fee           1.39           1.19
-------------------------------------------------------------------------------------------------------------------
  60         0          Yes    Springing Hard         No                      Fee           1.27           1.27
 60-a                                                                         Fee
 60-b                                                                         Fee
  61         22         Yes    Springing Hard         Yes                     Fee           1.42           1.26
  62         35         No     NAP                    No                      Fee           1.38           1.21
-------------------------------------------------------------------------------------------------------------------
  63         23         No     NAP                    No                      Fee           1.60           1.39
  64         24         No     NAP                    No                      Fee           1.31           1.15
  65         11         Yes    Springing Hard         No                      Fee           1.59           1.40
  66         56         No     NAP                    No                      Fee           1.47           1.28
-------------------------------------------------------------------------------------------------------------------
  67         30         No     NAP                    No                      Fee           1.53           1.26
  68         59         No     NAP                    No                      Fee           1.44           1.26
  69         0          No     NAP                    No                      Fee           1.22           1.22
  70         56         No     NAP                    No                      Fee           1.34           1.16
  71         23         Yes    Springing Hard         No                      Fee           1.48           1.23
-------------------------------------------------------------------------------------------------------------------
  72         35         No     NAP                    No                      Fee           1.33           1.15
  73         57         No     NAP                    No                      Fee           1.35           1.17
  74         22         Yes    Springing Hard         No                      Fee           1.76           1.55
  75         0          Yes    Springing Hard         No                      Fee           1.72           1.72
 75-a                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 75-b                                                                         Fee
  76         23         Yes    Springing Hard         Yes                     Fee           1.43           1.23
  77         0          Yes    Springing Hard         No                      Fee           1.21           1.21
  78         34         No     NAP                    No                      Fee           1.40           1.21
  79         0          No     NAP                    No     Crossed C        Fee           1.24           1.24
-------------------------------------------------------------------------------------------------------------------
  80         0          No     NAP                    No     Crossed C        Fee           1.24           1.24
  81         35         No     NAP                    No                      Fee           1.32           1.14
  82         35         No     NAP                    No                      Fee           1.49           1.28
  83         33         No     NAP                    No                      Fee           1.36           1.18
  84         45         No     NAP                    No                      Fee           1.42           1.20
-------------------------------------------------------------------------------------------------------------------
  85         34         No     NAP                    No                      Fee           1.39           1.20
  86         35         No     NAP                    No                      Fee           1.51           1.32
  87         33         No     NAP                    No                      Fee           1.40           1.22
  88         0          No     NAP                    No                      Fee           1.66           1.66
  89         59         No     NAP                    No                      Fee           1.37           1.19
-------------------------------------------------------------------------------------------------------------------
  90         23         No     NAP                    No                      Fee           1.42           1.21
  91         34         No     NAP                    No                      Fee           1.23           1.04
  92         45         Yes    Springing Hard         Yes                     Fee           1.28           1.10
  93        116         No     NAP                    No                      Fee           1.86           1.86
  94         0          Yes    Hard                   No                      Fee           1.91           1.91
-------------------------------------------------------------------------------------------------------------------
  95         53         Yes    Springing Hard         Yes                     Fee           1.82           1.82
  96         34         No     NAP                    No                      Fee           1.38           1.20
  97         36         No     NAP                    No                      Fee           1.35           1.18
 97-a                                                                         Fee
 97-b                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
 97-c                                                                         Fee
  98         36         No     NAP                    No                      Fee           1.33           1.15
  99         58         No     NAP                    No                      Fee           1.58           1.34
 100         0          Yes    Springing Hard         No                      Fee           1.20           1.20
 101         23         No     NAP                    No                      Fee           1.83           1.58
-------------------------------------------------------------------------------------------------------------------
 102         0          No     NAP                    No     Crossed D        Fee           1.23           1.18
 103         23         No     NAP                    No     Crossed D        Fee           1.23           1.18
 104         0          No     NAP                    No                      Fee           1.61           1.61
 105         23         No     NAP                    No                      Fee           1.48           1.24
 106         33         No     NAP                    No                      Fee           1.29           1.11
-------------------------------------------------------------------------------------------------------------------
 107         0          Yes    Springing Hard         Yes                     Fee           1.16           1.16
 108         34         No     NAP                    No                      Fee           1.37           1.20
 109         35         No     NAP                    No                      Fee           1.36           1.17
 110         8          No     NAP                    No                      Fee           1.41           1.21
 111         33         No     NAP                    No                      Fee           1.55           1.36
-------------------------------------------------------------------------------------------------------------------
 112         58         No     NAP                    No                      Fee           2.21           1.87
 113         11         No     NAP                    No                      Fee           1.30           1.13
 114         35         No     NAP                    No                      Fee           1.28           1.12
 115         0          No     NAP                    No                      Fee           1.16           1.16
 116         55         No     NAP                    No                      Fee           1.30           1.11
-------------------------------------------------------------------------------------------------------------------
 117         58         No     NAP                    No                      Fee           2.31           1.96
 118         36         No     NAP                    No                      Fee           1.33           1.15
 119         6          No     NAP                    No                      Fee           1.47           1.22
 120         59         No     NAP                    No                      Fee           1.43           1.22
 121         36         No     NAP                    No                      Fee           1.31           1.14
-------------------------------------------------------------------------------------------------------------------
 122         10         No     NAP                    No                      Fee           1.34           1.17
 123         33         No     NAP                    No                      Fee           1.42           1.25
 124         0          No     NAP                    No                      Fee           1.28           1.28
 125         33         No     NAP                    No                      Fee           1.41           1.23
 126         0          No     NAP                    No                      Fee           1.22           1.22
-------------------------------------------------------------------------------------------------------------------
 127        118         No     NAP                    No                      Fee           1.28           1.28
 128         0          Yes    Springing Hard         No                      Fee           1.45           1.45
 129        117         No     NAP                    No                      Fee           1.45           1.45
 130         21         Yes    Springing Hard         No                      Fee           1.42           1.23
 131         0          Yes    Hard                   No                      Fee           1.32           1.32
-------------------------------------------------------------------------------------------------------------------
 132         33         Yes    Springing Hard         No                      Fee           1.40           1.21
 133         34         No     NAP                    No                      Fee           1.43           1.24
 134         55         No     NAP                    No                      Fee           1.35           1.15
 135         0          No     NAP                    No                      Fee           1.20           1.20
 136         0          No     NAP                    No                      Fee           1.23           1.23
-------------------------------------------------------------------------------------------------------------------
 137         80         No     NAP                    No                      Fee           1.24           1.24
 138         59         Yes    Springing Hard         No                      Fee           1.37           1.16
 139         0          No     NAP                    No                      Fee           1.17           1.17
 140         57         No     NAP                    No                      Fee           1.44           1.24
 141         21         Yes    Springing Hard         No                      Fee           1.37           1.20
-------------------------------------------------------------------------------------------------------------------
 142         0          No     NAP                    No                      Fee           1.39           1.39
 143         23         No     NAP                    No                      Fee           1.43           1.23
 144         0          No     NAP                    No                      Fee           1.27           1.27
 145         0          No     NAP                    No                      Fee           1.20           1.20
 146        117         Yes    Hard                   Yes                Fee/Leasehold      1.46           1.46
-------------------------------------------------------------------------------------------------------------------
146-a                                                                      Leasehold
146-b                                                                         Fee
146-c                                                                         Fee
146-d                                                                         Fee
 147         0          No     NAP                    Yes                     Fee           1.44           1.44
-------------------------------------------------------------------------------------------------------------------
 148         0          Yes    Springing Hard         Yes                     Fee           1.27           1.27
 149         21         No     NAP                    No                      Fee           1.38           1.21
 150         32         Yes    Hard                   No                      Fee           1.44           1.26
 151         0          No     NAP                    No                      Fee           1.20           1.20
 152         0          No     NAP                    No                      Fee           1.79           1.79
-------------------------------------------------------------------------------------------------------------------
 153         0          Yes    Springing Hard         No                      Fee           1.24           1.24
 154         10         No     NAP                    No                      Fee           1.36           1.19
 155         23         Yes    Springing Hard         No                      Fee           1.37           1.20
 156         0          No     NAP                    No                      Fee           1.40           1.40
 157         0          No     NAP                    No                      Fee           1.21           1.21
-------------------------------------------------------------------------------------------------------------------
 158         21         No     NAP                    No                      Fee           1.43           1.25
 159         0          No     NAP                    No                      Fee           1.20           1.20
 160         33         No     NAP                    No                      Fee           1.42           1.20
 161         0          Yes    Springing Hard         No                      Fee           1.31           1.31
 162         0          No     NAP                    No                      Fee           1.20           1.20
-------------------------------------------------------------------------------------------------------------------
 163         0          No     NAP                    No                      Fee           1.35           1.35
 164         22         No     NAP                    No                      Fee           1.34           1.19
 165         0          No     NAP                    No                      Fee           1.22           1.22
 166         0          No     NAP                    No                      Fee           1.42           1.42
 167         10         No     NAP                    No                      Fee           1.39           1.21
-------------------------------------------------------------------------------------------------------------------
 168         0          No     NAP                    No                      Fee           2.13           2.13
 169         0          No     NAP                    No                      Fee           1.24           1.24
 170         0          No     NAP                    No                      Fee           1.20           1.20
 171         10         No     NAP                    No                      Fee           1.37           1.20
 172         10         No     NAP                    No                      Fee           1.38           1.20
-------------------------------------------------------------------------------------------------------------------
 173         0          No     NAP                    No                      Fee           1.16           1.16
 174         22         Yes    Springing Hard         No                      Fee           1.36           1.20
 175         0          No     NAP                    No                      Fee           1.46           1.46
 176         0          No     NAP                    No                      Fee           1.49           1.49
 177         0          No     NAP                    No                      Fee           1.30           1.30
-------------------------------------------------------------------------------------------------------------------
 178         0          No     NAP                    Yes                     Fee           2.56           2.56
 179         0          No     NAP                    No                      Fee           1.33           1.33
 180         0          Yes    Hard                   No                      Fee           2.08           2.08
 181         10         No     NAP                    No                      Fee           1.37           1.20
 182         10         No     NAP                    No                      Fee           1.37           1.20
-------------------------------------------------------------------------------------------------------------------
 183         0          No     NAP                    Yes                     Fee           1.17           1.17
 184         0          Yes    Soft, Springing Hard   No                      Fee           1.28           1.28
 185         10         No     NAP                    No                      Fee           1.38           1.20
 186         0          Yes    Soft, Springing Hard   No                      Fee           1.30           1.30
186-a                                                                         Fee
-------------------------------------------------------------------------------------------------------------------
186-b                                                                         Fee

                                  PAYMENT GRACE PERIOD                                PAYMENT   APPRAISED       APPRAISAL
  ID                            EVENT OF LATE FEE (DAYS)                                DATE   VALUE ($)(6)  (AS-OF DATE (6)
-----------------------------------------------------------------------------------------------------------------------------

  1                                        7                                            1st     933,100,000      Various
 1-a                                                                                            129,500,000     5/10/2007
 1-b                                                                                             98,900,000     5/16/2007
 1-c                                                                                             87,000,000     5/10/2007
 1-d                                                                                             77,000,000     5/11/2007
------------------------------------------------------------------------------------------------------------------------------
 1-e                                                                                             73,200,000     5/18/2007
 1-f                                                                                             58,500,000      6/1/2007
 1-g                                                                                             57,000,000     5/10/2007
 1-h                                                                                             46,300,000     5/11/2007
 1-i                                                                                             44,600,000     5/10/2007
------------------------------------------------------------------------------------------------------------------------------
 1-j                                                                                             34,500,000     5/18/2007
 1-k                                                                                             32,600,000     5/18/2007
 1-l                                                                                             31,300,000     5/11/2007
 1-m                                                                                             27,600,000     5/18/2007
 1-n                                                                                             28,600,000     5/18/2007
------------------------------------------------------------------------------------------------------------------------------
 1-o                                                                                             25,100,000     5/18/2007
 1-p                                                                                             25,000,000     5/17/2007
 1-q                                                                                             23,100,000     5/23/2007
 1-r                                                                                             17,500,000     5/10/2007
 1-s                                                                                             15,800,000     5/18/2007
------------------------------------------------------------------------------------------------------------------------------
  2                           2 days once every 12 months                               1st     330,600,000      Various
 2-a                                                                                            185,600,000     8/30/2007
 2-b                                                                                            145,000,000     9/13/2007
  3                                        0                                            1st     139,350,000      Various
 3-a                                                                                             47,900,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 3-b                                                                                             34,000,000     5/15/2007
 3-c                                                                                             19,500,000     5/22/2007
 3-d                                                                                             14,500,000     5/17/2007
 3-e                                                                                             13,450,000     5/17/2007
 3-f                                                                                             10,000,000     5/23/2007
------------------------------------------------------------------------------------------------------------------------------
  4                                        0                                            1st     145,200,000     8/16/2007
  5                                        0                                            1st     658,600,000      7/1/2007
 5-a                                                                                             55,800,000      7/1/2007
 5-b                                                                                             17,900,000      7/1/2007
 5-c                                                                                             20,400,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-d                                                                                             16,600,000      7/1/2007
 5-e                                                                                             18,900,000      7/1/2007
 5-f                                                                                             13,400,000      7/1/2007
 5-g                                                                                             11,400,000      7/1/2007
 5-h                                                                                             15,500,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-i                                                                                             13,200,000      7/1/2007
 5-j                                                                                             11,500,000      7/1/2007
 5-k                                                                                              8,900,000      7/1/2007
 5-l                                                                                             11,000,000      7/1/2007
 5-m                                                                                              9,300,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-n                                                                                              4,500,000      7/1/2007
 5-o                                                                                              8,100,000      7/1/2007
 5-p                                                                                             10,800,000      7/1/2007
 5-q                                                                                              9,100,000      7/1/2007
 5-r                                                                                             10,200,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-s                                                                                              8,600,000      7/1/2007
 5-t                                                                                              9,200,000      7/1/2007
 5-u                                                                                              8,800,000      7/1/2007
 5-v                                                                                              7,800,000      7/1/2007
 5-w                                                                                              8,500,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-x                                                                                              6,900,000      7/1/2007
 5-y                                                                                              8,400,000      7/1/2007
 5-z                                                                                              7,500,000      7/1/2007
 5-aa                                                                                             8,600,000      7/1/2007
 5-ab                                                                                             7,500,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-ac                                                                                            12,100,000      7/1/2007
 5-ad                                                                                             9,700,000      7/1/2007
 5-ae                                                                                             8,200,000      7/1/2007
 5-af                                                                                             7,500,000      7/1/2007
 5-ag                                                                                             8,500,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-ah                                                                                             8,100,000      7/1/2007
 5-ai                                                                                             7,600,000      7/1/2007
 5-aj                                                                                             7,000,000      7/1/2007
 5-ak                                                                                             5,900,000      7/1/2007
 5-al                                                                                            10,800,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-am                                                                                             4,900,000      7/1/2007
 5-an                                                                                             5,500,000      7/1/2007
 5-ao                                                                                             7,500,000      7/1/2007
 5-ap                                                                                             4,200,000      7/1/2007
 5-aq                                                                                             9,600,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-ar                                                                                             7,800,000      7/1/2007
 5-as                                                                                             4,100,000      7/1/2007
 5-at                                                                                             6,100,000      7/1/2007
 5-au                                                                                             4,400,000      7/1/2007
 5-av                                                                                             6,700,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-aw                                                                                             8,700,000      7/1/2007
 5-ax                                                                                             5,900,000      7/1/2007
 5-ay                                                                                             7,500,000      7/1/2007
 5-az                                                                                             5,100,000      7/1/2007
 5-ba                                                                                             7,100,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-bb                                                                                             4,500,000      7/1/2007
 5-bc                                                                                             8,200,000      7/1/2007
 5-bd                                                                                             5,400,000      7/1/2007
 5-be                                                                                             4,900,000      7/1/2007
 5-bf                                                                                             7,300,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-bg                                                                                             5,100,000      7/1/2007
 5-bh                                                                                             5,000,000      7/1/2007
 5-bi                                                                                             3,000,000      7/1/2007
 5-bj                                                                                             8,700,000      7/1/2007
 5-bk                                                                                             4,400,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-bl                                                                                             4,400,000      7/1/2007
 5-bm                                                                                             6,900,000      7/1/2007
 5-bn                                                                                             3,100,000      7/1/2007
 5-bo                                                                                             4,800,000      7/1/2007
 5-bp                                                                                             4,900,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-bq                                                                                             5,100,000      7/1/2007
 5-br                                                                                             4,300,000      7/1/2007
 5-bs                                                                                             4,200,000      7/1/2007
 5-bt                                                                                             5,400,000      7/1/2007
 5-bu                                                                                             3,700,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-bv                                                                                             5,000,000      7/1/2007
 5-bw                                                                                             5,300,000      7/1/2007
 5-bx                                                                                             5,200,000      7/1/2007
 5-by                                                                                             3,100,000      7/1/2007
 5-bz                                                                                             2,100,000      7/1/2007
------------------------------------------------------------------------------------------------------------------------------
 5-ca                                                                                             5,800,000      7/1/2007
  6    5 days once per calendar year or five times during loan term; none thereafter    1st     135,000,000     9/13/2007
  7                                        0                                            5th     157,500,000     10/22/2007
  8                                        0                                            1st      86,900,000     12/1/2006
  9                                        0                                            5th      90,000,000     6/18/2007
------------------------------------------------------------------------------------------------------------------------------
  10                                       0                                            1st      66,900,000     5/31/2007
  11                                       2                                            1st      67,800,000     9/22/2007
  12                                       0                                            1st      54,500,000     9/17/2007
  13                                       0                                            5th      55,800,000      7/5/2005
  14                                       0                                            1st      60,125,000      Various
------------------------------------------------------------------------------------------------------------------------------
 14-a                                                                                            26,200,000     4/18/2007
 14-b                                                                                            23,300,000      4/9/2007
 14-c                                                                                            10,625,000      4/4/2007
  15                                       0                                            1st      48,825,000      3/1/2008
  16                                       5                                            1st      41,400,000      8/1/2008
------------------------------------------------------------------------------------------------------------------------------
  17                                       0                                            1st      62,430,000     6/27/2007
  18                                       0                                            5th      38,500,000      Various
 18-a                                                                                            12,100,000     8/29/2007
 18-b                                                                                             8,800,000     8/23/2007
 18-c                                                                                             8,400,000     8/30/2007
------------------------------------------------------------------------------------------------------------------------------
 18-d                                                                                             5,100,000     8/29/2007
 18-e                                                                                             4,100,000     8/29/2007
  19                                       0                                            5th      40,600,000      Various
 19-a                                                                                            16,600,000     8/25/2007
 19-b                                                                                             9,700,000     8/29/2007
------------------------------------------------------------------------------------------------------------------------------
 19-c                                                                                             8,700,000     8/18/2007
 19-d                                                                                             5,600,000     8/29/2007
  20                                       0                                            5th      34,660,000     10/11/2007
  21                                       0                                            5th      38,800,000      Various
 21-a                                                                                            12,300,000     8/23/2007
------------------------------------------------------------------------------------------------------------------------------
 21-b                                                                                             9,800,000     8/30/2007
 21-c                                                                                             9,500,000     8/23/2007
 21-d                                                                                             7,200,000     8/29/2007
  22                                       5                                            1st      39,600,000     8/29/2007
  23                                       0                                            1st      33,100,000      6/1/2007
------------------------------------------------------------------------------------------------------------------------------
  24                                       5                                            1st      35,000,000      6/7/2007
  25                                       5                                            1st      31,350,000     6/15/2007
  26                                       5                                            1st      16,700,000      1/1/2008
  27                                       5                                            1st       7,080,000     5/30/2007
  28                                       5                                            1st       6,220,000     5/31/2007
------------------------------------------------------------------------------------------------------------------------------
  29                                       0                                            1st      35,300,000     5/16/2007
  30                                       5                                            1st      31,500,000     7/18/2007
  31                                       5                                            1st      36,000,000     8/25/2007
  32                                       5                                            1st      29,200,000     6/19/2007
 32-a                                                                                            17,100,000     6/19/2007
------------------------------------------------------------------------------------------------------------------------------
 32-b                                                                                            12,100,000     6/19/2007
  33                                       0                                            1st      47,500,000     11/1/2007
  34                                       0                                            1st      27,500,000     5/24/2007
  35                                       0                                            1st      31,000,000      9/5/2007
  36                                       5                                            1st      28,300,000     6/20/2007
------------------------------------------------------------------------------------------------------------------------------
  37                                       0                                            1st      37,300,000     9/12/2007
  38                                       0                                            1st      28,100,000      9/1/2007
  39                                       0                                            5th      27,750,000      7/2/2007
  40                                       0                                            5th      23,700,000     9/11/2007
  41                                       0                                            1st      23,100,000     9/12/2007
------------------------------------------------------------------------------------------------------------------------------
  42                                       5                                            1st       6,160,000     7/11/2007
  43                                       5                                            1st       5,660,000     2/11/2007
  44                                       5                                            1st       4,650,000      5/1/2007
  45                                       5                                            1st       3,825,000      8/1/2007
  46                                       0                                            5th      25,800,000      1/1/2008
------------------------------------------------------------------------------------------------------------------------------
  47                                       0                                            5th      21,000,000      9/5/2007
  48                                       0                                            5th      18,300,000     8/17/2007
  49                                       0                                            1st      21,600,000     7/20/2007
  50                                       0                                            5th      16,700,000     7/14/2007
  51                                       0                                            5th      37,100,000     6/14/2007
------------------------------------------------------------------------------------------------------------------------------
  52                                       5                                            1st      17,000,000      8/8/2008
  53                                       0                                            1st      16,200,000     10/1/2006
  54                                       5                                            1st      16,990,000      9/5/2007
  55                                       0                                            5th      18,800,000     9/25/2007
  56                                       5                                            1st      15,750,000     4/20/2006
------------------------------------------------------------------------------------------------------------------------------
 56-a                                                                                             8,650,000     4/20/2006
 56-b                                                                                             7,100,000     4/20/2006
  57                                       5                                            1st      14,700,000     5/29/2007
  58                                       5                                            1st      14,300,000     12/1/2007
  59                                       5                                            1st      14,400,000     8/14/2007
------------------------------------------------------------------------------------------------------------------------------
  60                                       5                                            1st      16,700,000      Various
 60-a                                                                                             9,000,000     10/6/2007
 60-b                                                                                             7,700,000     10/9/2007
  61                                       5                                            1st      15,290,000      7/3/2007
  62                                       5                                            1st      14,465,000     9/19/2007
------------------------------------------------------------------------------------------------------------------------------
  63                                       0                                            1st      15,300,000     7/11/2007
  64                                       0                                            1st      13,600,000     9/28/2007
  65                                       5                                            1st      13,200,000     1/31/2008
  66                                       5                                            1st      13,120,000     7/18/2007
------------------------------------------------------------------------------------------------------------------------------
  67                                       0                                            5th      12,100,000      8/1/2007
  68                                       0                                            5th      12,000,000     10/1/2007
  69                                       5                                            1st      16,000,000     4/11/2007
  70                                       5                                            1st      12,350,000     7/13/2007
  71                                       5                                            1st      10,800,000     10/1/2006
------------------------------------------------------------------------------------------------------------------------------
  72                                       0                                            5th      11,800,000     9/11/2007
  73                                       0                                            5th      10,650,000      7/1/2007
  74                                       5                                            1st      10,400,000     7/30/2007
  75                                       0                                            5th      11,900,000      Various
 75-a                                                                                             6,650,000      7/2/2007
------------------------------------------------------------------------------------------------------------------------------
 75-b                                                                                             5,250,000      7/6/2007
  76                                       0                                            1st      11,500,000     8/13/2007
  77                                       5                                            1st      10,850,000     3/21/2007
  78                                       0                                            5th       9,800,000     6/18/2007
  79                                       0                                            5th       5,552,000     3/27/2007
------------------------------------------------------------------------------------------------------------------------------
  80                                       0                                            5th       4,306,000     3/27/2007
  81                                       0                                            1st      11,800,000      4/1/2009
  82                                       5                                            1st      11,400,000     10/1/2007
  83                                       0                                            5th       9,700,000     7/21/2007
  84                                       5                                            1st       9,800,000     10/1/2007
------------------------------------------------------------------------------------------------------------------------------
  85                                       0                                            5th      10,600,000     8/15/2007
  86                                       0                                            1st      11,000,000      9/8/2007
  87                                       5                                            1st      10,000,000      7/2/2007
  88                                       0                                            1st      13,300,000      8/9/2007
  89                                       0                                            5th      11,600,000     9/25/2007
------------------------------------------------------------------------------------------------------------------------------
  90                                       0                                            1st      11,100,000      5/1/2007
  91                                       0                                            5th      12,320,000     6/26/2007
  92                                       5                                            1st       8,900,000     5/31/2007
  93                                       5                                            1st      13,050,000     3/28/2007
  94                                       5                                            1st      11,900,000      9/1/2007
------------------------------------------------------------------------------------------------------------------------------
  95                                       5                                            1st      10,450,000     11/20/2006
  96                                       0                                            5th       7,900,000      9/5/2007
  97                                       0                                            5th       9,775,000      Various
 97-a                                                                                             6,450,000     8/17/2007
 97-b                                                                                             2,000,000     8/15/2007
------------------------------------------------------------------------------------------------------------------------------
 97-c                                                                                             1,325,000     8/17/2007
  98                                       0                                            5th      14,490,000     9/26/2007
  99                                       5                                            1st       8,380,000     8/24/2007
 100                                       7                                            1st       7,430,000     5/30/2007
 101                                       0                                            1st      10,300,000      2/1/2007
------------------------------------------------------------------------------------------------------------------------------
 102                                       0                                            1st       5,500,000     10/21/2006
 103                                       0                                            1st       2,130,000     8/13/2007
 104                                       5                                            1st       7,500,000     9/21/2007
 105                                       0                                            1st       7,050,000     11/1/2007
 106                                       0                                            5th       7,100,000     6/21/2007
------------------------------------------------------------------------------------------------------------------------------
 107                                       5                                            1st       9,000,000     6/25/2007
 108                                       5                                            1st       8,000,000      8/1/2008
 109                                       0                                            1st       7,500,000      8/3/2007
 110                                       5                                            1st       7,400,000     5/18/2007
 111                                       8                                            1st       6,700,000     6/28/2007
------------------------------------------------------------------------------------------------------------------------------
 112                                       5                                            1st       9,960,000     8/17/2007
 113                                       0                                            1st       7,000,000     5/15/2007
 114                                       0                                            1st       6,700,000     9/14/2007
 115                                       0                                            5th       6,300,000      6/7/2009
 116                                       5                                            1st       7,100,000     4/20/2007
------------------------------------------------------------------------------------------------------------------------------
 117                                       5                                            1st      10,870,000     8/17/2007
 118                                       0                                            1st       6,250,000     9/17/2007
 119                                       0                                            5th       6,210,000     3/22/2007
 120                                       0                                            5th       6,100,000     8/10/2007
 121                                       0                                            1st       5,960,000     10/12/2007
------------------------------------------------------------------------------------------------------------------------------
 122                                       0                                            5th       5,700,000     9/23/2007
 123                                       8                                            1st       5,900,000     6/28/2007
 124                                       0                                            5th       5,690,000     6/19/2007
 125                                       0                                            5th       5,300,000     6/19/2007
 126                                       5                                            1st       6,200,000     7/27/2007
------------------------------------------------------------------------------------------------------------------------------
 127                                       5                                            1st       6,240,000     6/26/2007
 128                                       5                                            1st       5,650,000     8/20/2007
 129                                       5                                            1st       6,700,000     6/14/2006
 130                                       5                                            1st       5,650,000      7/5/2007
 131                                       5                                            1st       5,800,000     7/18/2007
------------------------------------------------------------------------------------------------------------------------------
 132                                       5                                            1st       5,076,000     5/22/2007
 133                                       0                                            5th       4,500,000     7/18/2007
 134                                       5                                            1st       5,800,000     4/11/2007
 135                                       0                                            1st       6,275,000     9/26/2007
 136                                       5                                            1st       4,365,000      8/7/2007
------------------------------------------------------------------------------------------------------------------------------
 137                                       5                                            1st       5,400,000     5/28/2007
 138                                       5                                            1st       4,410,000     7/18/2007
 139                                       0                                            1st       4,200,000     9/27/2007
 140                                       5                                            1st       4,670,000     7/13/2007
 141                                       5                                            1st       4,200,000     5/24/2007
------------------------------------------------------------------------------------------------------------------------------
 142                                       5                                            1st       5,250,000      6/7/2007
 143                                       0                                            1st       4,200,000      1/1/2008
 144                                       0                                            1st       4,350,000     9/21/2007
 145                                       5                                            1st       4,000,000     7/25/2007
 146                                       5                                            1st       4,580,000      Various
------------------------------------------------------------------------------------------------------------------------------
146-a                                                                                             1,930,000      5/2/2007
146-b                                                                                               890,000     5/10/2007
146-c                                                                                               880,000      5/3/2007
146-d                                                                                               880,000      5/3/2007
 147                                       0                                            1st       6,150,000     6/22/2007
------------------------------------------------------------------------------------------------------------------------------
 148                                       5                                            1st       3,760,000      9/1/2007
 149                                       5                                            1st       3,230,000     5/16/2007
 150                                       5                                            1st       3,700,000      6/1/2007
 151                                       5                                            1st       4,120,000     4/25/2007
 152                                       0                                            1st       4,900,000      9/5/2007
------------------------------------------------------------------------------------------------------------------------------
 153                                       5                                            1st       3,470,000      7/9/2007
 154                                       5                                            1st       3,300,000     6/29/2007
 155                                       5                                            1st       3,150,000     9/14/2007
 156                                       5                                            1st       3,980,000     8/30/2007
 157                                       5                                            1st       3,410,000     6/26/2007
------------------------------------------------------------------------------------------------------------------------------
 158                                       5                                            1st       3,250,000     7/19/2007
 159                                       5                                            1st       2,800,000      5/1/2007
 160                                       5                                            1st       3,900,000      4/4/2007
 161                                       5                                            1st       3,380,000     5/21/2007
 162                                       5                                            1st       2,800,000     5/31/2007
------------------------------------------------------------------------------------------------------------------------------
 163                                       0                                            1st       3,000,000      7/1/2007
 164                                       5                                            1st       2,560,000     8/13/2007
 165                                       5                                            1st       2,890,000     7/25/2007
 166                                       5                                            1st       2,700,000     8/27/2007
 167                                       5                                            1st       2,425,000     6/29/2007
------------------------------------------------------------------------------------------------------------------------------
 168                                       5                                            1st       4,010,000     8/20/2007
 169                                       5                                            1st       2,475,000     8/19/2007
 170                                       5                                            1st       2,450,000     6/12/2007
 171                                       5                                            1st       2,200,000     6/29/2007
 172                                       5                                            1st       2,050,000     6/29/2007
------------------------------------------------------------------------------------------------------------------------------
 173                                       5                                            1st       2,000,000      8/2/2007
 174                                       5                                            1st       2,090,000     8/14/2007
 175                                       5                                            1st       2,600,000     7/20/2007
 176                                       5                                            1st       2,910,000     9/13/2007
 177                                       5                                            1st       2,140,000     7/25/2007
------------------------------------------------------------------------------------------------------------------------------
 178                                       0                                            1st       3,750,000     9/17/2007
 179                                       5                                            1st       2,100,000     9/25/2007
 180                                       5                                            1st       2,320,000      8/3/2007
 181                                       5                                            1st       1,400,000     6/29/2007
 182                                       5                                            1st       1,350,000     6/29/2007
------------------------------------------------------------------------------------------------------------------------------
 183                                       0                                            1st       1,600,000      9/4/2007
 184                                       5                                            1st       1,500,000     8/26/2007
 185                                       5                                            1st       1,120,000     6/29/2007
 186                                       5                                            1st       1,000,000     12/5/2006
186-a                                                                                               500,000     12/5/2006
------------------------------------------------------------------------------------------------------------------------------
186-b                                                                                               500,000     12/5/2006

        CUT-OFF           LTV
        DATE LTV        RATIO AT
  ID   RATIO (6)  MATURITY OR ARD (6)  ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

  1      79.5%           79.5%         Various
 1-a                                   300, 400, 701, 801, 901 & 1001 International Parkway
 1-b                                   12301-4 Research Boulevard, Buildings III & IV
 1-c                                   100, 200 & 300 Colonial Center Parkway
 1-d                                   4300 & 4350 Cypress Street
--------------------------------------------------------------------------------------------------------------------------------
 1-e                                   3500, 3700 & 3800 Colonnade Parkway
 1-f                                   1355 Peachtree Street NE
 1-g                                   950 Market Promenade Avenue
 1-h                                   3501, 3503, 3505 & 3507 Frontage Road
 1-i                                   600 Colonial Center Parkway
--------------------------------------------------------------------------------------------------------------------------------
 1-j                                   2100, 2200 & 2300 Riverchase Center
 1-k                                   1800 & 1900 International Park Drive
 1-l                                   17757 US Highway 19 North
 1-m                                   3500 Blue Lake Drive
 1-n                                   3409-3443 Colonnade Parkway
--------------------------------------------------------------------------------------------------------------------------------
 1-o                                   2101 6th Avenue North
 1-p                                   2101 Rexford Road
 1-q                                   901 Lake Destiny Drive
 1-r                                   1000 Business Center Drive
 1-s                                   One Independence Drive
--------------------------------------------------------------------------------------------------------------------------------
  2      47.2%           47.2%         Various
 2-a                                   2000 North Neil Street
 2-b                                   2300 Bernadette Drive
  3      70.0%           59.9%         Various
 3-a                                   4444 West Ledbetter Drive
--------------------------------------------------------------------------------------------------------------------------------
 3-b                                   7575 South Kostner Avenue
 3-c                                   1000 Industrial Park Drive
 3-d                                   1455 Highway 138 NE
 3-e                                   1550 Wrightsboro Road
 3-f                                   1505 E. Main Street
--------------------------------------------------------------------------------------------------------------------------------
  4      60.6%           60.6%         9300 - 9302 Lee Highway
  5      70.4%           61.2%         Various
 5-a                                   162 E Ontario St
 5-b                                   5975 Richmond Hwy
 5-c                                   15 Meadowlands Pkwy
--------------------------------------------------------------------------------------------------------------------------------
 5-d                                   49 Industrial Highway
 5-e                                   1011 East Houston Street
 5-f                                   1309 W Main St
 5-g                                   1925 Davis Boulevard
 5-h                                   19 Commerce Way
--------------------------------------------------------------------------------------------------------------------------------
 5-i                                   3100 Cabot Blvd W
 5-j                                   3100 Lincoln Hwy
 5-k                                   5001 North US 301
 5-l                                   1006 West Calton Road
 5-m                                   8000 Washington Blvd
--------------------------------------------------------------------------------------------------------------------------------
 5-n                                   11314 Boardwalk Dr
 5-o                                   6170 Oxon Hill Rd
 5-p                                   4940 W Ina Rd
 5-q                                   188 Wolf Rd
 5-r                                   3500 SW 42nd Street
--------------------------------------------------------------------------------------------------------------------------------
 5-s                                   5823 Wilson Avenue
 5-t                                   603 Fellowship Rd
 5-u                                   146 Maple Dr
 5-v                                   7480 Northwoods Blvd
 5-w                                   4820 W Henrietta Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-x                                   33 East I-65 Service Road South
 5-y                                   20 Weaver St
 5-z                                   10 Rowe Ave
 5-aa                                  1846 Catasauqua Road
 5-ab                                  20009 Route 19
--------------------------------------------------------------------------------------------------------------------------------
 5-ac                                  1113 Butterfield Rd
 5-ad                                  26300 Dequindre Rd
 5-ae                                  2651 Wilhite Dr
 5-af                                  3704 E Irvington Rd
 5-ag                                  12525 Laurel Bowie Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-ah                                  9050 Lanham Severn Rd
 5-ai                                  42 Flint Rd
 5-aj                                  6614 N Thompson Road
 5-ak                                  4701 South Interstate Highway 35
 5-al                                  7535 Kingery Hwy
--------------------------------------------------------------------------------------------------------------------------------
 5-am                                  1813 S Saunders St
 5-an                                  7530 Remcon Circle
 5-ao                                  988 Hospitality Way
 5-ap                                  1800 Walnut St
 5-aq                                  24130 Michigan Ave
--------------------------------------------------------------------------------------------------------------------------------
 5-ar                                  2939 S Arlington Rd
 5-as                                  7580 Two Notch Rd
 5-at                                  5370 Camp Rd
 5-au                                  2101 W Meadowview Rd
 5-av                                  367 Turnpike Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-aw                                  7434 E State St
 5-ax                                  400 Corporate Cir
 5-ay                                  15 Red Roof Ln
 5-az                                  9520 Valparaiso Court
 5-ba                                  2580 Crooks Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-bb                                  2449 Brice Rd
 5-bc                                  9922 Hawaiian Court
 5-bd                                  520 Roberts Ct NW
 5-be                                  5190 US Rte 60 E
 5-bf                                  1980 Haggard Ct
--------------------------------------------------------------------------------------------------------------------------------
 5-bg                                  2902 Cassopolis Street
 5-bh                                  17555 Bagley Rd
 5-bi                                  510 Claridge Dr
 5-bj                                  22 W Algonquin Rd
 5-bk                                  3530 Executive Pkwy
--------------------------------------------------------------------------------------------------------------------------------
 5-bl                                  212 W Anthony Dr
 5-bm                                  3322 Red Roof Inn Pl
 5-bn                                  500 Putnam Village Dr
 5-bo                                  29595 Clemens Road
 5-bp                                  21230 Eureka Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-bq                                  1718 North University Avenue
 5-br                                  5125 Post Rd
 5-bs                                  15701 Park Ten Pl
 5-bt                                  45501 N I 94 Service Dr
 5-bu                                  110 West Kieffer Road
--------------------------------------------------------------------------------------------------------------------------------
 5-bv                                  14701 Airport Entrance Road
 5-bw                                  39700 Ann Arbor Rd E
 5-bx                                  60 Forbes Blvd
 5-by                                  7370 Miller Lane
 5-bz                                  9330 Blairwood Rd
--------------------------------------------------------------------------------------------------------------------------------
 5-ca                                  8150 Esters Blvd
  6      56.9%           53.6%         2900 Briarpark Drive
  7      63.5%           60.7%         1000 Southlake Mall
  8      71.3%           71.3%         235 East Main Street
  9      67.8%           67.8%         11 MetroTech Center
--------------------------------------------------------------------------------------------------------------------------------
  10     70.3%           68.7%         255-275 Park Avenue
  11     68.7%           59.1%         7235 Market Place Drive
  12     73.4%           68.9%         849 Fairmont Avenue & 901 Dulaney Valley Road
  13     71.0%           65.6%         1021 Edwards Ferry Road NE
  14     63.7%           57.4%         Various
--------------------------------------------------------------------------------------------------------------------------------
 14-a                                  10 Corn Road
 14-b                                  1230 North Tustin Avenue
 14-c                                  7000 & 7050 LaGrange Road
  15     65.5%           56.3%         494 Wharton Boulevard
  16     72.5%           64.9%         180 Hawley Lane
--------------------------------------------------------------------------------------------------------------------------------
  17     44.0%           44.0%         2121 East Warm Springs Road
  18     70.0%           60.5%         Various
 18-a                                  1000 U. S. 31 North
 18-b                                  4140 W. 94th Street
 18-c                                  5059 S. Ninth Street
--------------------------------------------------------------------------------------------------------------------------------
 18-d                                  271 W. State Road 120
 18-e                                  6353 Melton Road
  19     66.2%           57.2%         Various
 19-a                                  21030 US Highway 19 North
 19-b                                  2326 North US Highway 31 South
--------------------------------------------------------------------------------------------------------------------------------
 19-c                                  1399 Liberty Street
 19-d                                  1777 Hi-Pointe Drive
  20     77.3%           70.4%         6065 NW Loop 410
  21     67.5%           58.4%         Various
 21-a                                  211 S. Meridian Street
--------------------------------------------------------------------------------------------------------------------------------
 21-b                                  920 Spring Street
 21-c                                  2264 East Hadley Road
 21-d                                  1451 Silhavy Road
  22     65.9%           57.2%         11801 South Sam Houston Pkwy E.
  23     78.3%           67.1%         7493-7625 Sawmill Road & 3848-3880 Hard Road
--------------------------------------------------------------------------------------------------------------------------------
  24     72.0%           64.6%         4700 South Damen Avenue
  25     77.8%           73.4%         377 W. Jackson Street
  26     78.1%           73.5%         14750 W. Burnsville Parkway
  27     78.1%           73.5%         7848 E. Hill Road
  28     78.1%           73.5%         1705 Van Voorhis Road
--------------------------------------------------------------------------------------------------------------------------------
  29     65.2%           65.2%         11055 Bell Road
  30     71.4%           65.1%         5701-5827 Rosemead Boulevard
  31     61.4%           53.5%         19919 Lyndon B Johnson Fwy
  32     75.5%           70.8%         Various
 32-a                                  10530-10732 Sentinel Drive
--------------------------------------------------------------------------------------------------------------------------------
 32-b                                  12005-12095 Starcrest Drive
  33     46.3%           46.3%         1005-1077 West Patrick Street
  34     80.0%           72.8%         2415 S University Parks Drive
  35     67.7%           58.2%         1601 Las Plumas Avenue
  36     72.8%           69.3%         2230-2260 Corporate Circle
--------------------------------------------------------------------------------------------------------------------------------
  37     53.8%           53.8%         3100 Little Road
  38     69.9%           62.4%         1311 Route 37 West
  39     68.7%           59.5%         2750 Sierra Sunrise Terrace
  40     72.6%           66.2%         1565 N. University Avenue
  41     73.4%           66.0%         5555 East Olympic Boulevard
--------------------------------------------------------------------------------------------------------------------------------
  42     78.8%           75.1%         2229 East State Street
  43     78.8%           75.1%         132 Tuscarawas Avenue
  44     78.8%           75.1%         1902 Argillite Road
  45     78.8%           75.1%         1673 State Route 64 (7895 Highway 135 NE)
  46     59.8%           51.0%         2913-3021 NE 72 Dr, 2904 NE Burton Rd, 2903 NE Andresen Rd
--------------------------------------------------------------------------------------------------------------------------------
  47     71.0%           64.7%         1849 N. Freedom Boulevard
  48     79.0%           76.6%         7858 & 7898 California Avenue
  49     66.0%           59.2%         984 North Broadway
  50     76.6%           68.6%         1620 South Padre Island Drive
  51     34.5%           27.3%         3701 South Main Street and 201 Concord Mall Drive
--------------------------------------------------------------------------------------------------------------------------------
  52     72.2%           68.5%         2177 Northwoods Boulevard
  53     74.1%           69.9%         3630 Forest Lane
  54     69.5%           63.5%         15065-15399 E 14th Street and 1252 & 1334-1380 Fairmont Drive
  55     62.0%           58.5%         6236 Twin Oaks Drive
  56     73.1%           66.3%         Various
--------------------------------------------------------------------------------------------------------------------------------
 56-a                                  4051 Bayou Rapides Road
 56-b                                  4335 Clubhouse Drive
  57     74.8%           65.7%         150 Bridge Street
  58     76.2%           71.6%         310 Main Street
  59     73.6%           66.9%         2950, 2970, 2990 Wilderness Place
--------------------------------------------------------------------------------------------------------------------------------
  60     61.6%           53.4%         Various
 60-a                                  2960 Armory Drive
 60-b                                  5905 East 42nd Avenue
  61     66.6%           60.2%         4865 Auto Plaza Ct.
  62     67.2%           61.5%         6261, 6271, 6281 & 6291 Lone Tree Way
--------------------------------------------------------------------------------------------------------------------------------
  63     62.1%           55.7%         10 Route 23
  64     68.4%           61.7%         250 International Parkway
  65     68.2%           60.4%         9956 Hawaiian Court
  66     68.6%           64.6%         10 Main St. & 20-26 Park Court, 42 Garrison Avenue, 8 Main Street & 9 Woodman Road
--------------------------------------------------------------------------------------------------------------------------------
  67     74.4%           66.8%         7144 & 7154 East Stetson Drive
  68     75.0%           70.8%         1029 Makolu Street
  69     55.9%           47.5%         801-815 South 336th Street, 33623-33761 9th Avenue South and 34004-34016 9th Avenue South
  70     70.4%           66.3%         2305 North Plaza Drive
  71     77.8%           68.7%         1931-1955 Glacier Park Avenue
--------------------------------------------------------------------------------------------------------------------------------
  72     69.5%           63.4%         1425 N. University Avenue
  73     77.0%           72.5%         4901 N. 10th Street
  74     78.8%           71.0%         1721 Pleasant Place
  75     66.2%           57.3%         Various
 75-a                                  5223 Page Road
--------------------------------------------------------------------------------------------------------------------------------
 75-b                                  2910 Sigman Street
  76     66.5%           59.5%         788 North Jefferson
  77     70.1%           58.1%         6800 South International Parkway
  78     77.0%           70.2%         1160 US Highway 68
  79     75.9%           64.3%         16597 N. 92nd Street
--------------------------------------------------------------------------------------------------------------------------------
  80     75.9%           64.3%         16585 N. 92nd Street
  81     62.7%           57.3%         8119-8133 Watson Street
  82     64.9%           59.0%         27403 Pacific Highway South
  83     74.7%           68.3%         965 East Van Buren Street
  84     73.5%           67.6%         1261 Post Road
--------------------------------------------------------------------------------------------------------------------------------
  85     67.2%           61.2%         100, 200, & 250 Corporate Court
  86     63.6%           58.2%         13816 & 13820 Old Columbia Pike
  87     70.0%           64.0%         280 Dobbs Ferry Road
  88     52.6%           45.0%         8767-8797 Irvine Center Drive
  89     59.5%           56.0%         2880 Woodland Hills Drive
--------------------------------------------------------------------------------------------------------------------------------
  90     62.2%           55.2%         4740 Reed Road
  91     54.4%           49.3%         13800 Heacock Street
  92     73.6%           72.9%         2498 Florence Harlee Boulevard
  93     49.8%           49.8%         2201 Poplar Street
  94     54.6%           47.1%         7220 Woodland Drive
--------------------------------------------------------------------------------------------------------------------------------
  95     61.2%           61.2%         330 Bellam Boulevard
  96     78.8%           71.9%         4801-4845 Pine Street
  97     62.8%           57.7%         Various
 97-a                                  442 Metroplex Drive
 97-b                                  5528 Eubank Boulevard
--------------------------------------------------------------------------------------------------------------------------------
 97-c                                  2102,2106,2108 W. Pioneer Parkway
  98     41.4%           37.7%         720 Robb Drive, 6255 & 6275 Sharlands Avenue
  99     71.6%           67.2%         9641 Imperial Hwy
 100     79.6%           68.4%         1836 Ashley River Road
 101     57.3%           52.2%         10710-10750 South Eastern Avenue
--------------------------------------------------------------------------------------------------------------------------------
 102     75.4%           66.4%         12620 and 12624 Washington Lane
 103     75.4%           66.4%         12155 Lioness Way
 104     75.0%           64.7%         924 Sheraton Drive
 105     79.4%           70.2%         2935 W. Maplewood Street
 106     77.5%           70.6%         3968 Tampa Road
--------------------------------------------------------------------------------------------------------------------------------
 107     59.9%           51.7%         2415 Charleston Road
 108     65.0%           59.6%         8866 Utica Avenue
 109     68.0%           61.9%         3437-3457 & 3421-3433 W. El Segundo and 12700-12712 Yukon
 110     68.9%           65.8%         2085 Valentine Avenue
 111     75.0%           68.8%         16315 Highway 281 North
--------------------------------------------------------------------------------------------------------------------------------
 112     50.2%           47.1%         2601 East South Street
 113     71.4%           62.9%         1064 Lee Road
 114     74.6%           68.3%         1700 S. Powerline Road
 115     77.8%           66.7%         1811 Bering Drive
 116     68.7%           64.5%         1718-1730 Massachusetts Avenue
--------------------------------------------------------------------------------------------------------------------------------
 117     44.2%           41.4%         961 West 17th Street
 118     76.8%           70.2%         9259-9279 East US Highway 36
 119     75.0%           63.1%         5445 W. Baseline Road
 120     75.4%           70.9%         2865 Ambassador Caffery Parkway and 4150 W. Congress Street
 121     75.5%           69.0%         17-33 and 45-69 East 11400 South Street
--------------------------------------------------------------------------------------------------------------------------------
 122     78.8%           75.3%         3200 Como Avenue SE
 123     74.2%           68.1%         14202 US Highway 281 North
 124     74.7%           58.8%         1322 Elton Road
 125     79.2%           72.5%         700, 715, 720, 735, 740 & 745 Hembree Place
 126     67.2%           58.0%         1360 & 1380 19th Hole Drive
--------------------------------------------------------------------------------------------------------------------------------
 127     66.5%           66.5%         13960 Golden Star Road
 128     72.9%           63.4%         2200 Haine Drive
 129     60.3%           60.3%         2349 and 2351 North Watney Way
 130     70.8%           63.5%         2968-2990 Kildaire Farm Road
 131     66.2%           57.4%         2165 Jerome Avenue
--------------------------------------------------------------------------------------------------------------------------------
 132     73.4%           67.0%         2677-2695 Mount Vernon Avenue
 133     80.0%           73.0%         2425 N.E. Green Oaks Blvd.
 134     60.8%           57.1%         4660 Cahuenga Boulevard
 135     55.7%           44.1%         4010 South 43rd Place
 136     79.9%           68.7%         2701, 2702, 2721, 2801 and 2821 3rd Avenue Southeast
--------------------------------------------------------------------------------------------------------------------------------
 137     63.0%           63.0%         104 Suffolk Street
 138     76.4%           71.5%         4605 Larson Beach Road
 139     77.3%           66.8%         515 N. Milwaukee Street
 140     68.5%           64.5%         7401-7421 West Sunnyview Avenue
 141     76.2%           68.6%         One Elm Street
--------------------------------------------------------------------------------------------------------------------------------
 142     60.9%           52.6%         3100 Larsen Lane
 143     75.6%           67.6%         9500 and 9600-9668 Springboro Pike
 144     72.3%           62.2%         204-248 Skywatch Drive
 145     76.2%           65.7%         500 S. Koeller Street
 146     66.1%           66.1%         Various
--------------------------------------------------------------------------------------------------------------------------------
146-a                                  6042 Mid Rivers Mall Drive
146-b                                  1941 West Fair Avenue
146-c                                  5052 Madison Pike
146-d                                  7789 Dixie Highway
 147     47.1%           43.0%         11331-11339 West Camarillo Street
--------------------------------------------------------------------------------------------------------------------------------
 148     75.7%           65.3%         4256-4274 Telegraph Road
 149     80.0%           77.6%         5544 Timberhill Drive
 150     67.8%           62.1%         9320 Hudson Road
 151     60.9%           53.0%         1059 E. Bedmar Street
 152     50.9%           44.0%         11322-11338 Princeton Pike
--------------------------------------------------------------------------------------------------------------------------------
 153     71.3%           62.2%         4350 Dixie Highway
 154     73.5%           64.8%         42-50 West Oakland Avenue
 155     76.0%           68.4%         1330 Memorial Drive
 156     57.7%           49.7%         713 West Center St.
 157     67.3%           57.9%         3079-3129 Airport Road and 101-107 Harbin Avenue
--------------------------------------------------------------------------------------------------------------------------------
 158     70.0%           63.0%         101-107 Townsend Street
 159     79.8%           69.0%         2501 Highway 77 North
 160     56.4%           51.0%         1120 West La Palma Avenue
 161     60.5%           52.3%         11012 West River Street
 162     72.0%           62.5%         201 St. Joseph Street
--------------------------------------------------------------------------------------------------------------------------------
 163     66.4%           56.4%         776 Bethlehem Pike
 164     76.2%           68.8%         16111 Cypress Rosehill Road
 165     66.3%           54.8%         4182 Wisconsin Avenue
 166     70.3%           59.5%         69068 Beebe Street
 167     76.4%           67.3%         107-121 E. 14th Avenue
--------------------------------------------------------------------------------------------------------------------------------
 168     44.8%           38.1%         2320 West Washington Center Road
 169     70.6%           60.0%         4901 Ashe Road
 170     70.9%           62.0%         4831 Warm Springs Road
 171     75.1%           66.3%         142-150 W 8th Ave
 172     75.8%           66.8%         34 Chittenden Avenue
--------------------------------------------------------------------------------------------------------------------------------
 173     71.7%           61.7%         1109 & 1234 Kings Highway
 174     67.5%           61.0%         3333 N. 7th Avenue
 175     53.8%           51.0%         8920 Barrons Blvd
 176     44.6%           38.3%         5 Harris Court, Bldgs. N & O
 177     60.6%           47.0%         2883 S. Oneida Street
--------------------------------------------------------------------------------------------------------------------------------
 178     34.5%           30.1%         315 Old Lebanon Dirt Road
 179     55.8%           37.7%         2103 East State Road 10
 180     46.3%           39.9%         2727 West North Avenue
 181     73.8%           65.2%         270 E 12th Ave
 182     75.4%           66.6%         1770 Summit St
--------------------------------------------------------------------------------------------------------------------------------
 183     60.9%           48.4%         1000 West Morton Avenue
 184     60.9%           48.4%         9827 Bluebonnet Blvd
 185     75.5%           66.6%         20 E 14th Ave
 186     68.2%           55.4%         Various
186-a                                  2010 Saint Stephens Rd
--------------------------------------------------------------------------------------------------------------------------------
186-b                                  105 Shelton Beach Rd

                                                                                                      NET   UNITS
                                                       YEAR                 YEAR                 RENTABLE    OF
  ID   CITY                 STATE   ZIP CODE          BUILT              RENOVATED      AREA OR UNITS (7)  MEASURE
------------------------------------------------------------------------------------------------------------------

  1    Various             Various   Various         Various              Various               5,227,519   Sq Ft
 1-a   Lake Mary             FL       32746   1989, 1996, 1998-2001         2002                  835,201   Sq Ft
 1-b   Austin                TX       78759            2001                 NAP                   357,689   Sq Ft
 1-c   Lake Mary             FL       32746      2001-2002, 2006            NAP                   458,259   Sq Ft
 1-d   Tampa                 FL       33607         1985-1986               NAP                   371,473   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 1-e   Birmingham            AL       35243      1988-1989, 1999            2004                  419,387   Sq Ft
 1-f   Atlanta               GA       30309            1989                 NAP                   309,625   Sq Ft
 1-g   Lake Mary             FL       32746            2004                 NAP                   237,191   Sq Ft
 1-h   Tampa                 FL       33607         1982-1984               NAP                   294,369   Sq Ft
 1-i   Lake Mary             FL       32746            2002                 2004                  199,585   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 1-j   Birmingham            AL       35244         1987, 1990              NAP                   306,143   Sq Ft
 1-k   Birmingham            AL       35243         1987, 1999              2004                  210,984   Sq Ft
 1-l   Clearwater            FL       33764         1987, 1994              1997                  212,882   Sq Ft
 1-m   Birmingham            AL       35243            1982                 2005                  166,590   Sq Ft
 1-n   Birmingham            AL       35243            1989                 2004                  125,462   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 1-o   Birmingham            AL       35203            1982                 2004                  170,850   Sq Ft
 1-p   Charlotte             NC       28211            1981                 2005                  202,817   Sq Ft
 1-q   Maitland              FL       32751            1984                 NAP                   155,730   Sq Ft
 1-r   Lake Mary             FL       32746            1997                 NAP                    87,066   Sq Ft
 1-s   Birmingham            AL       35209            1978                 2004                  106,216   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  2    Various             Various   Various          Varous              Various               1,195,929   Sq Ft
 2-a   Champaign             IL       61820         1976, 2005              1999                  796,718   Sq Ft
 2-b   Columbia              MO       65203            1985                 2004                  399,211   Sq Ft
  3    Various             Various   Various         Various              Various               3,445,000   Sq Ft
 3-a   Dallas                TX       75236            1967              1981, 1986             1,220,000   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 3-b   Chicago               IL       60652   1967, 1968, 1976-1977         NAP                   820,000   Sq Ft
 3-c   Federalsburg          MD       21632            1974           1986, 1999, 2000            405,000   Sq Ft
 3-d   Conyers               GA       30013         1967-1976               NAP                   367,000   Sq Ft
 3-e   Augusta               GA       30904            1947              1959, 1982               364,000   Sq Ft
 3-f   Urbana                IL       61802            1957                 1991                  269,000   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  4    Fairfax               VA       22031         1987, 1989              NAP                   393,159   Sq Ft
  5    Various             Various   Various         Various              Various                   9,423   Rooms
 5-a   Chicago               IL       60611            2001                 NAP                       195   Rooms
 5-b   Alexandria            VA       22303            1988                 2003                      115   Rooms
 5-c   Secaucus              NJ       07094            1986                 2005                      170   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-d   Essington             PA       19029            1985                 2001                      135   Rooms
 5-e   San Antonio           TX       78205            1997                 NAP                       215   Rooms
 5-f   Charlottesville       VA       22903            1997                 2006                      135   Rooms
 5-g   Naples                FL       34104            1995                 NAP                       157   Rooms
 5-h   Woburn                MA       01801            1995                 2006                      159   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-i   Langhorne             PA       19047            1987                 2004                       91   Rooms
 5-j   Trevose               PA       19053            1988                 2004                      162   Rooms
 5-k   Tampa                 FL       33610            1983                 2004                      108   Rooms
 5-l   Laredo                TX       78041            1996                 2006                      150   Rooms
 5-m   Jessup                MD       20794            1988                 2003                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-n   Baton Rouge           LA       70816            1986                 NAP                       109   Rooms
 5-o   Oxon Hill             MD       20745            1988                 2003                      120   Rooms
 5-p   Tucson                AZ       85743            1996                 2006                      133   Rooms
 5-q   Albany                NY       12205            1984                 2005                      115   Rooms
 5-r   Gainesville           FL       32608            1998                 2006                      129   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-s   St. Louis             MO       63110            1985                 2006                      110   Rooms
 5-t   Mount Laurel          NJ       08054            1981                 2004                      108   Rooms
 5-u   Bowmansville          NY       14026            1985                 2005                      109   Rooms
 5-v   North Charleston      SC       29406            1985                 2006                      109   Rooms
 5-w   Henrietta             NY       14467            1980                 2005                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-x   Mobile                AL       36606            1983                 NAP                       108   Rooms
 5-y   Utica                 NY       13502            1987                 2005                      112   Rooms
 5-z   Milford               CT       06460            1989                 2005                      110   Rooms
 5-aa  Allentown             PA       18109            1984                 2005                      115   Rooms
 5-ab  Cranberry Township    PA       16066            1982                 2006                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-ac  Downers Grove         IL       60515            1983                 2005                      134   Rooms
 5-ad  Warren                MI       48091            1982                 2004                      136   Rooms
 5-ae  Lexington             KY       40503            1988                 2006                      117   Rooms
 5-af  Tucson                AZ       85714            1995                 2004                      118   Rooms
 5-ag  Laurel                MD       20708            1987                 2003                      120   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-ah  Lanham                MD       20706            1985                 2001                      102   Rooms
 5-ai  Amherst               NY       14226            1984                 2005                      108   Rooms
 5-aj  Syracuse              NY       13206            1986                 2005                      114   Rooms
 5-ak  Austin                TX       78744            1998                 NAP                       137   Rooms
 5-al  Willowbrook           IL       60527            1987                 2001                      109   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-am  Raleigh               NC       27603            1998                 NAP                       133   Rooms
 5-an  El Paso               TX       79912            1996                 NAP                       123   Rooms
 5-ao  Aberdeen              MD       21001            1985                 2004                      109   Rooms
 5-ap  Cary                  NC       27511            1996                 NAP                       129   Rooms
 5-aq  Dearborn              MI       48124            1988                 2004                      111   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-ar  Akron                 OH       44312            1990                 2005                      121   Rooms
 5-as  Columbia              SC       29223            1983                 NAP                       108   Rooms
 5-at  Hamburg               NY       14075            1980                 2005                      108   Rooms
 5-au  Greensboro            NC       27403            1983                 NAP                       108   Rooms
 5-av  Southborough          MA       01772            1982                 2006                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-aw  Rockford              IL       61108            1979                 2006                      108   Rooms
 5-ax  Harrisburg            PA       17110            1979                 NAP                       110   Rooms
 5-ay  Salem                 NH       03079            1986                 2005                      108   Rooms
 5-az  Indianapolis          IN       46268            1979                 NAP                       108   Rooms
 5-ba  Rochester Hills       MI       48309            1988                 2004                      111   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-bb  Reynoldsburg          OH       43068            1978                 2003                      108   Rooms
 5-bc  Orlando               FL       32819            1989                 2004                      134   Rooms
 5-bd  Kennesaw              GA       30144            1988                 NAP                       135   Rooms
 5-be  Huntington            WV       25705            1984                 NAP                       108   Rooms
 5-bf  Lexington             KY       40505            1980                 2006                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-bg  Elkhart               IN       46514            1975                 NAP                        80   Rooms
 5-bh  Middleburg Heights    OH       44130            1981                 2004                      116   Rooms
 5-bi  Nashville             TN       37214            1990                 NAP                       120   Rooms
 5-bj  Arlington Heights     IL       60005            1984                 2004                      136   Rooms
 5-bk  Toledo                OH       43606            1989                 2006                      117   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-bl  Champaign             IL       61820            1987                 NAP                       112   Rooms
 5-bm  Louisville            KY       40218            1985                 2005                      110   Rooms
 5-bn  Hurricane             WV       25526            1975                 NAP                        79   Rooms
 5-bo  Westlake              OH       44145            1983                 2004                       98   Rooms
 5-bp  Taylor                MI       48180            1988                 2004                      111   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-bq  Lafayette             LA       70507            1986                 NAP                       108   Rooms
 5-br  Dublin                OH       43017            1985                 2003                      106   Rooms
 5-bs  Houston               TX       77084            1996                 NAP                       122   Rooms
 5-bt  Belleville            MI       48111            1988                 2004                      112   Rooms
 5-bu  Michigan City         IN       46360            1974                 NAP                        79   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-bv  Jacksonville          FL       32218            1982                 2006                      108   Rooms
 5-bw  Plymouth              MI       48170            1975                 2004                      109   Rooms
 5-bx  Mansfield             MA       02048            2000                 NAP                       134   Rooms
 5-by  Dayton                OH       45414            1976                 2006                      108   Rooms
 5-bz  Louisville            KY       40222            1978                 2005                      108   Rooms
-----------------------------------------------------------------------------------------------------------------
 5-ca  Irving                TX       75063            1985                 2006                      156   Rooms
  6    Houston               TX       77042         1980-1994               2004                      600   Rooms
  7    Morrow                GA       30260            1976                 1999                  273,997   Sq Ft
  8    Norfolk               VA       23510            1991                 2007                      405   Rooms
  9    Brooklyn              NY       11201            1995                 NAP                   216,000   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  10   Brooklyn              NY       11205            1926              1945, 2001                   136   Units
  11   Bainbridge            OH       44023         2002-2003               NAP                   478,000   Sq Ft
  12   Towson                MD       21204         1983, 1987              NAP                   307,660   Sq Ft
  13   Leesburg              VA       20176            1991                 NAP                   316,569   Sq Ft
  14   Various             Various   Various         Various              Various                 726,228   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 14-a  Elizabeth             NJ       08810            1980                 1997                  295,000   Sq Ft
 14-b  Anaheim               CA       92807            1974                 1996                  172,076   Sq Ft
 14-c  Atlanta               GA       30336      1975, 1978, 1991           1991                  259,152   Sq Ft
  15   Exton                 PA       19341         2003-2007               NAP                       243   Units
  16   Trumbull              CT       06611            1985                 NAP                       323   Rooms
-----------------------------------------------------------------------------------------------------------------
  17   Las Vegas             NV       89119            1998                 NAP                       456   Units
  18   Various             Various   Various         Various                NAP                       420   Rooms
 18-a  Traverse City         MI       49686            1986                 NAP                       125   Rooms
 18-b  Indianapolis          IN       46268            2007                 NAP                        82   Rooms
 18-c  Kalamazoo             MI       49009            2003                 NAP                        78   Rooms
-----------------------------------------------------------------------------------------------------------------
 18-d  Fremont               IN       46737            1998                 NAP                        75   Rooms
 18-e  Portage               IN       46368            1999                 NAP                        60   Rooms
  19   Various             Various   Various         Various              Various                     437   Rooms
 19-a  Clearwater            FL       33765            1964                 2006                      174   Rooms
 19-b  Traverse City         MI       49684            1995                 2005                      119   Rooms
-----------------------------------------------------------------------------------------------------------------
 19-c  Bloomington           IN       47403            2007                 NAP                        82   Rooms
 19-d  LaPorte               IN       46350            2001                 NAP                        62   Rooms
  20   San Antonio           TX       78238            1995                 NAP                   215,744   Sq Ft
  21   Various             Various   Various         Various              Various                     328   Rooms
 21-a  Indianapolis          IN       46225            1887                 2006                       92   Rooms
-----------------------------------------------------------------------------------------------------------------
 21-b  Petoskey              MI       49770            2002                 NAP                        77   Rooms
 21-c  Plainfield            IN       46168            2003                 NAP                        82   Rooms
 21-d  Valparaiso            IN       46383            2001                 NAP                        77   Rooms
  22   Houston               TX       77089            1997                 NAP                   130,891   Sq Ft
  23   Dublin                OH       43016            2006                 NAP                   178,198   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  24   Chicago               IL       60632            1991                 NAP                   259,144   Sq Ft
  25   Cookeville            TN       38501            1998              2004-2005                211,483   Sq Ft
  26   Burnsville            MN       55306            1970              2005-2006                    319   Pads
  27   Mt. Airy              MD       21771            1978                 NAP                       101   Pads
  28   Morgantown            WV       26505            1972                 NAP                       203   Pads
-----------------------------------------------------------------------------------------------------------------
  29   Duluth                GA       30097            2006                 NAP                       210   Units
  30   Temple City           CA       91780            1991                 NAP                   105,223   Sq Ft
  31   Mesquite              TX       75149         1997-1998               NAP                   130,890   Sq Ft
  32   San Antonio           TX      Various         Various                NAP                   465,648   Sq Ft
 32-a  San Antonio           TX       78217            1976                 NAP                   328,412   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 32-b  San Antonio           TX       78247            1983                 NAP                   137,236   Sq Ft
  33   Frederick             MD       21702            1986                 2007                  251,676   Sq Ft
  34   Waco                  TX       76706            2006                 NAP                       195   Units
  35   San Jose              CA       95133         1955-1978               2001                  240,000   Sq Ft
  36   Henderson             NV       89074            1997                 NAP                   112,267   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  37   New Port Richey       FL       34655            2003                 NAP                   199,554   Sq Ft
  38   Toms River            NJ       08753            2007                 NAP                    98,210   Sq Ft
  39   Chico                 CA       95928            1992                 2007                      131   Units
  40   Provo                 UT       84604            1976                 2005                      191   Units
  41   Commerce              CA       90022            1960                 2007                  149,776   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  42   Salem                 OH       44460            2007                 NAP                    14,654   Sq Ft
  43   New Philadelphia      OH       44663            2007                 NAP                    11,157   Sq Ft
  44   Flatwoods             KY       41139            2007                 NAP                    11,157   Sq Ft
  45   New Salisbury         IN       47161            2007                 NAP                    14,564   Sq Ft
  46   Vancouver             WA       98681            1964                 2007                  117,443   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  47   Provo                 UT       84604            1978                 2002                      154   Units
  48   Riverside             CA       92504            1980                 2006                      208   Units
  49   Yonkers               NY       10701            1971                 NAP                    81,252   Sq Ft
  50   Corpus Christi        TX       78416            1982                 1999                   94,894   Sq Ft
  51   Elkhart               IN       46517            1972                 2005                  588,971   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  52   North Charleston      SC       29406            2007                 NAP                       125   Rooms
  53   Dallas                TX       75234            1961                 2005                  178,292   Sq Ft
  54   San Leandro           CA       94578         1979-1992               NAP                    48,178   Sq Ft
  55   Colorado Springs      CO       80918            1984                 NAP                       280   Units
  56   Alexandria            LA       71303            1986                 NAP                       320   Units
-----------------------------------------------------------------------------------------------------------------
 56-a  Alexandria            LA       71303            1986                 NAP                       152   Units
 56-b  Alexandria            LA       71303            1986                 NAP                       168   Units
  57   Pelham                NH       03076            1970                 NAP                   124,403   Sq Ft
  58   Haverhill             MA       01830            2006                 NAP                    33,937   Sq Ft
  59   Boulder               CO       80301            1984                 2001                   72,836   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  60   Various             Various   Various         Various              Various                 248,500   Sq Ft
 60-a  Nashville             TN       37204            1962              1999, 2003               184,727   Sq Ft
 60-b  Denver                CO       80216            1963              2003, 2006                63,773   Sq Ft
  61   Fairfield             CA       94534            2006                 NAP                    46,250   Sq Ft
  62   Brentwood             CA       94513            2007                 NAP                    30,184   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  63   Montague              NJ       07827            1969                 2002                  114,393   Sq Ft
  64   Heathrow              FL       32746            1986              2005-2006                 69,389   Sq Ft
  65   Orlando               FL       32819            1984                 2007                      222   Rooms
  66   Durham                NH       03824   1700, 1880, 1965, 1980        1972                      102   Units
-----------------------------------------------------------------------------------------------------------------
  67   Scottsdale            AZ       85251            2007                 NAP                    21,374   Sq Ft
  68   Pearl City            HI       96782            2006                 NAP                    15,401   Sq Ft
  69   Federal Way           WA       98003         1976-1979               NAP                   158,078   Sq Ft
  70   Visalia               CA       93291            2005                 NAP                   230,300   Sq Ft
  71   Naperville            IL       60540            1996                 NAP                    70,830   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  72   Provo                 UT       84604            1992                 NAP                       160   Units
  73   McAllen               TX       78504            1979                 1990                   86,524   Sq Ft
  74   Arlington             TX       76015            1995                 NAP                       102   Rooms
  75   Various               NC      Various         Various                2007                      204   Rooms
 75-a  Durham                NC       27703            1998                 2007                       85   Rooms
-----------------------------------------------------------------------------------------------------------------
 75-b  Fayetteville          NC       28303            1973                 2007                      119   Rooms
  76   Milwaukee             WI       53202         1968, 1973           1997-2001                106,393   Sq Ft
  77   McAllen               TX       78503            1997                 NAP                   209,140   Sq Ft
  78   Maysville             KY       41056            1976                 1994                  156,597   Sq Ft
  79   Scottsdale            AZ       85260            2006                 NAP                    28,668   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  80   Scottsdale            AZ       85260            2006                 NAP                    23,539   Sq Ft
  81   McLean                VA       22102      1968, 1974, 2006           NAP                    17,004   Sq Ft
  82   Federal Way           WA       98003         2006-2007               NAP                    45,000   Sq Ft
  83   Avondale              AZ       85323            2006                 NAP                    41,900   Sq Ft
  84   Fairfield             CT       06824            1979                 2007                   20,130   Sq Ft
-----------------------------------------------------------------------------------------------------------------
  85   South Plainfield      NJ       07080         1982, 1984              NAP                    90,000   Sq Ft
  86   Silver Spring         MD       20904            1987                 NAP                    41,992   Sq Ft
  87   White Plains          NY       10607            1919                 2001                   30,242   Sq Ft
  88   Irvine                CA       92618            1997                 NAP                    41,395   Sq Ft
  89   Colorado Springs      CO       80918            1983                 NAP                       160   Units
-----------------------------------------------------------------------------------------------------------------
  90   Upper Arlington       OH       43220            2007                 NAP                    34,620   Sq Ft
  91   Moreno Valley         CA       92553            1991                 NAP                    76,217   Sq Ft
  92   Florence              SC       29506            2007                 NAP                    82,595   Sq Ft
  93   Oakland               CA       94607            1956                 2001                  189,141   Sq Ft
  94   Indianapolis          IN       46278            1990                 1995                      121   Rooms
-----------------------------------------------------------------------------------------------------------------
  95   San Rafael            CA       94901            1979                 NAP                    36,009   Sq Ft
  96   Philadelphia          PA       19143            1925                 2006                       77   Units
  97   Various             Various   Various         Various                NAP                   133,744   Sq Ft
 97-a  Nashville             TN       37211            1983                 NAP                    71,181   Sq Ft
 97-b  Albuquerque           NM       87111            1984                 NAP                    37,799   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 97-c  Pantego               TX       76013         1982-1983               NAP                    24,764   Sq Ft
  98   Reno                  NV       89523            2005                 NAP                    47,109   Sq Ft
  99   Downey                CA       90242            2001                 NAP                    66,962   Sq Ft
 100   Charleston            SC       29407            1985                 NAP                    33,972   Sq Ft
 101   Henderson             NV       89052            2006                 NAP                    24,247   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 102   Englewood             CO       80124         2005-2006               NAP                    16,400   Sq Ft
 103   Lone Tree             CO       80134            2007                 NAP                     5,940   Sq Ft
 104   Mars                  PA       16046            1996                 2006                      103   Rooms
 105   Springfield           MO       65807            2006                 NAP                        96   Units
 106   Oldsmar               FL       34677            2002                 NAP                    39,150   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 107   Mountain View         CA       94043            1968                 2007                   20,500   Sq Ft
 108   Rancho Cucamonga      CA       91730            1987                 NAP                    90,672   Sq Ft
 109   Hawthorne             CA       90250            1958                 1984                   68,672   Sq Ft
 110   Bronx                 NY       10457            1929                 2004                       80   Units
 111   San Antonio           TX       78232            1999                 NAP                        67   Rooms
-----------------------------------------------------------------------------------------------------------------
 112   Long Beach            CA       90805            1987                 NAP                    75,515   Sq Ft
 113   Orlando               FL       32810            2007                 NAP                    22,800   Sq Ft
 114   Deerfield Beach       FL       33442            1999                 NAP                    63,900   Sq Ft
 115   Houston               TX       77057            1981                 2006                   78,235   Sq Ft
 116   Cambridge             MA       02139            1920                 1968                   14,066   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 117   Costa Mesa            CA       92627         1964, 1986              1985                   70,894   Sq Ft
 118   Avon                  IN       46123            2006                 NAP                    20,599   Sq Ft
 119   Laveen                AZ       85339            2006                 NAP                    68,160   Sq Ft
 120   Lafayette             LA       70506            2000                 NAP                    27,142   Sq Ft
 121   Sandy                 UT       84070         2002, 2007              NAP                    15,570   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 122   Minneapolis           MN       55414            1940                 1980                  119,649   Sq Ft
 123   San Antonio           TX       78232            1997                 NAP                        65   Rooms
 124   Jennings              LA       70546            1983                 2005                   54,519   Sq Ft
 125   Roswell               GA       30076            1989                 NAP                    48,010   Sq Ft
 126   Windsor               CA       95492            2005                 NAP                    20,408   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 127   Grass Valley          CA       95949            1989                 NAP                        96   Pads
 128   Harlingen             TX       78550            1982                 NAP                    40,053   Sq Ft
 129   Fairfield             CA       94533            1987                 NAP                    72,189   Sq Ft
 130   Cary                  NC       27511            1991                 2005                   52,035   Sq Ft
 131   Bronx                 NY       10453            1922                 NAP                    25,409   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 132   Bakersfield           CA       93306            1974                 2005                   25,355   Sq Ft
 133   Arlington             TX       76006            1985                 NAP                    30,600   Sq Ft
 134   Toluca Lake           CA       91602            1962                 NAP                        28   Units
 135   Phoenix               AZ       85040            1986                 NAP                    48,865   Sq Ft
 136   Aberdeen              SD       57401            1992                 2000                       59   Units
-----------------------------------------------------------------------------------------------------------------
 137   New York              NY       10002            1894                 2006                       20   Units
 138   McFarland             WI       53558            2007                 NAP                    14,550   Sq Ft
 139   Waterford             WI       53185            1996                 NAP                    42,856   Sq Ft
 140   Visalia               CA       93291            1985                 NAP                   102,480   Sq Ft
 141   Westfield             NJ       07090            1922                 2006                   10,800   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 142   Bakersfield           CA       93304         1993-2005               NAP                    83,765   Sq Ft
 143   Miamisburg            OH       45342            2007                 NAP                    14,450   Sq Ft
 144   Danville              KY       40422            2001                 NAP                    29,800   Sq Ft
 145   Oshkosh               WI       54902            2007                 NAP                    15,564   Sq Ft
 146   Various             Various   Various         Various                NAP                    34,696   Sq Ft
-----------------------------------------------------------------------------------------------------------------
146-a  St. Peter's           MO       73376            2007                 NAP                     7,654   Sq Ft
146-b  Lancaster             OH       43130            2006                 NAP                     9,014   Sq Ft
146-c  Independence          KY       41051            2007                 NAP                     9,014   Sq Ft
146-d  Florence              KY       41042            2007                 NAP                     9,014   Sq Ft
 147   Los Angeles           CA       91602            2007                 NAP                     7,423   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 148   Ventura               CA       93003            1965                 2007                   15,000   Sq Ft
 149   San Antonio           TX       78238            1983              2005, 2006                   108   Units
 150   Woodbury              MN       55125            2007                 NAP                    14,950   Sq Ft
 151   Carson                CA       90749            1974                 2000                   31,664   Sq Ft
 152   Cincinnati            OH       45246            1990                 NAP                    20,346   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 153   Waterford Township    MI       48329            1998                 NAP                    11,180   Sq Ft
 154   Columbus              OH       43201            1966                 NAP                        72   Units
 155   Watertown             WI       53098            2007                 NAP                    27,000   Sq Ft
 156   Duncanville           TX       75116            1982                 2001                       80   Units
 157   Carson City           NV       89706         1997, 1998              NAP                        32   Units
-----------------------------------------------------------------------------------------------------------------
 158   Birmingham            MI       48009            1968                 2006                   11,700   Sq Ft
 159   Panama City           FL       32405            1989                 NAP                    55,206   Sq Ft
 160   Anaheim               CA       92801         1962-1964               NAP                    19,953   Sq Ft
 161   Truckee               CA       96160            1977                 2005                   15,597   Sq Ft
 162   Mobile                AL       36602            1930                 2000                   24,376   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 163   Montgomery            PA       18936            1975                 2007                    3,852   Sq Ft
 164   Cypress               TX       77429            2001                 NAP                    53,250   Sq Ft
 165   Grand Chute           WI       54913            2007                 NAP                     9,467   Sq Ft
 166   Richmond              MI       48062            1973                 NAP                       104   Units
 167   Columbus              OH       43201            1966                 NAP                        15   Units
-----------------------------------------------------------------------------------------------------------------
 168   Ft. Wayne             IN       46818            1977                 NAP                       295   Pads
 169   Bakersfield           CA       93313            2007                 NAP                    28,580   Sq Ft
 170   Columbus              GA       31906            2006                 NAP                        32   Units
 171   Columbus              OH       43201            1965                 2005                       16   Units
 172   Columbus              OH       43201            1970                 NAP                        24   Units
-----------------------------------------------------------------------------------------------------------------
 173   Dallas                TX       75208         1921, 1926              2007                       16   Units
 174   Phoenix               AZ       85013            1961                 2002                   13,424   Sq Ft
 175   Highlands Ranch       CO       80129            2001              2006, 2007                 9,979   Sq Ft
 176   Monterey              CA       93940            1989                 NAP                    18,590   Sq Ft
 177   Ashwaubenon           WI       54304            2006                 NAP                     6,680   Sq Ft
-----------------------------------------------------------------------------------------------------------------
 178   Hermitage             TN       37076            2007                 NAP                    12,016   Sq Ft
 179   Lake Village          IN       46349            1970                 NAP                       108   Pads
 180   Milwaukee             WI       53208            1994                 NAP                    13,500   Sq Ft
 181   Columbus              OH       43201            1965                 2004                       18   Units
 182   Columbus              OH       43201            1965                 2004                       18   Units
-----------------------------------------------------------------------------------------------------------------
 183   Jacksonville          IL       62650            2005                 NAP                     7,000   Sq Ft
 184   Baton Rouge           LA       70810            2007                 NAP                     2,346   Sq Ft
 185   Columbus              OH       43201            1964                 2006                       20   Units
 186   Various               AL      Various         Various                NAP                     2,861   Sq Ft
186-a  Prichard              AL       36610            1978                 NAP                     1,152   Sq Ft
-----------------------------------------------------------------------------------------------------------------
186-b  Saraland              AL       36571            1980                 NAP                     1,709   Sq Ft

          CUT-OFF DATE
       BALANCE PER NET  PREPAYMENT                                                    THIRD     THIRD MOST
         RENTABLE AREA  PROVISIONS                                                 MOST RECENT  RECENT NOI
  ID      OR UNITS ($)  (# OF PAYMENTS) (8)                                           NOI ($)       DATE
----------------------------------------------------------------------------------------------------------

  1             141.92  LO(29)/Defeasance(51)/Open(4)
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
----------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
----------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
----------------------------------------------------------------------------------------------------------
  2             130.44  LO(24)/Defeasance(34)/Open(4)                               20,661,308  12/31/2005
 2-a
 2-b
  3              28.30  GRTR3% or YM(23)/GRTR1% or YM(96)/Open(1)
 3-a
----------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
----------------------------------------------------------------------------------------------------------
  4             223.83  LO(26)/Defeasance(90)/Open(4)                                6,889,316  12/31/2004
  5          49,347.34  LO(27)/Flex(89)/Open(4)                                     42,449,286  12/31/2005
 5-a
 5-b
 5-c
----------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
----------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
----------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
----------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
----------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
----------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
----------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
----------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
----------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
----------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
----------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
----------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
----------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
----------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
----------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
----------------------------------------------------------------------------------------------------------
 5-ca
  6         128,030.00  LO(25)/Defeasance(93)/Open(2)                                4,657,643  12/31/2005
  7             364.97  LO(24)/Defeasance(92)/Open(4)                               10,463,823  12/31/2005
  8         153,086.42  LO(28)/Defeasance(30)/Open(2)                                6,325,338  12/31/2005
  9             282.41  LO(26)/Defeasance(87)/Open(7)                                4,775,252  12/31/2005
----------------------------------------------------------------------------------------------------------
  10        345,588.24  LO(28)/GRTR1% or YM(55)/Open(1)
  11             97.40  LO(25)/Defeasance(93)/Open(2)                                3,967,148  12/31/2004
  12            130.01  LO(24)/Defeasance(91)/Open(5)                                3,366,387  12/31/2004
  13            125.09  GRTR1% or YM(115)/Open(5)                                    3,136,138  12/31/2005
  14             52.71  GRTR1% or YM(119)/Open(1)
----------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15        131,687.24  LO(24)/Defeasance(94)/Open(2)
  16         92,879.26  LO(27)/Flex(89)/Open(4)
----------------------------------------------------------------------------------------------------------
  17         60,307.02  LO(25)/Defeasance(92)/Open(3)                                2,767,449  12/31/2004
  18         64,145.35  LO(26)/Defeasance(92)/Open(2)                                2,133,846  12/31/2005
 18-a
 18-b
 18-c
----------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19         61,501.38  LO(26)/Defeasance(92)/Open(2)                                1,763,647  12/31/2005
 19-a
 19-b
----------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20            124.22  LO(25)/Defeasance(92)/Open(3)                                2,254,630  12/31/2005
  21         79,883.24  LO(26)/Defeasance(92)/Open(2)                                1,996,158  12/31/2005
 21-a
----------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22            199.39  LO(26)/Defeasance(32)/Open(2)
  23            145.44  LO(47)/GRTR1% or YM(69)/Open(4)
----------------------------------------------------------------------------------------------------------
  24             97.24  LO(27)/Defeasance(92)/Open(1)                                1,502,463  12/31/2004
  25            115.28  LO(35)/Defeasance(81)/Open(4)                                1,928,394  12/31/2005
  26         37,629.21  LO(35)/Defeasance(81)/Open(4)                                  970,313  12/31/2005
  27         37,629.21  LO(35)/Defeasance(81)/Open(4)                                  441,888  12/31/2005
  28         37,629.21  LO(35)/Defeasance(81)/Open(4)                                  382,551  12/31/2005
----------------------------------------------------------------------------------------------------------
  29        109,523.81  LO(27)/Defeasance(36)/Open(3)
  30            213.83  LO(27)/Defeasance(90)/Open(3)                                2,120,774  12/31/2005
  31            168.97  LO(26)/Defeasance(32)/Open(2)
  32             47.33  LO(28)/Defeasance(91)/Open(1)                                1,999,028  12/31/2005
 32-a
----------------------------------------------------------------------------------------------------------
 32-b
  33             87.41  LO(31)/Defeasance(85)/Open(4)                                2,769,636  12/31/2004
  34        112,820.51  LO(26)/Defeasance(93)/Open(1)
  35             87.42  LO(25)/GRTR1% or YM(93)/Open(2)
  36            183.49  LO(27)/Defeasance(53)/Open(4)                                1,630,720  12/31/2004
----------------------------------------------------------------------------------------------------------
  37            100.52  LO(13)/GRTR1% or YM(45)/Open(2)
  38            199.98  LO(27)/Defeasance(92)/Open(1)
  39        145,483.09  LO(26)/Defeasance(92)/Open(2)
  40         90,052.36  LO(26)/Defeasance(92)/Open(2)                                  806,012  12/31/2005
  41            113.20  LO(35)/Flex(91)/Open(2)
----------------------------------------------------------------------------------------------------------
  42            310.40  GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  43            310.40  GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  44            310.40  GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  45            310.40  GRTR3% or YM(27)/GRTR3% or YM or Def(20)/Flex(69)/Open(4)
  46            131.38  LO(30)/Defeasance(87)/Open(3)                                  859,495  12/31/2004
----------------------------------------------------------------------------------------------------------
  47         96,753.25  LO(27)/Defeasance(91)/Open(2)                                1,185,712  12/31/2005
  48         69,471.15  LO(26)/Defeasance(32)/Open(2)                                1,049,576  12/31/2005
  49            175.38  LO(26)/Defeasance(93)/Open(1)                                1,265,789  12/31/2005
  50            134.89  LO(25)/Defeasance(93)/Open(2)                                1,037,039  12/31/2005
  51             21.72  LO(26)/Defeasance(92)/Open(2)                                2,401,585  12/31/2005
----------------------------------------------------------------------------------------------------------
  52         98,250.43  LO(26)/Defeasance(31)/Open(3)
  53             67.31  LO(49)/GRTR1% or YM(66)/Open(5)                                504,322  12/31/2005
  54            244.93  LO(35)/Defeasance(81)/Open(4)                                  968,817  12/31/2005
  55         41,607.14  LO(23)/GRTR1% or YM(95)/Open(2)                              1,036,293  12/31/2005
  56         35,976.56  LO(40)/Defeasance(78)/Open(2)                                1,135,199  6/30/2004
----------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57             88.42  GRTR3% or YM(25)/GRTR1% or YM(94)/Open(1)                      833,637  12/31/2005
  58            321.18  LO(27)/Defeasance(92)/Open(1)                                  460,827  12/31/2004
  59            145.53  LO(35)/Flex(81)/Open(4)                                      1,006,147  12/31/2005
----------------------------------------------------------------------------------------------------------
  60             41.41  LO(35)/Defeasance(81)/Open(4)
 60-a
 60-b
  61            220.32  LO(35)/Defeasance(81)/Open(4)
  62            322.19  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------
  63             83.05  GRTR1% or YM(118)/Open(2)                                      987,514  12/31/2004
  64            134.03  LO(24)/Defeasance(94)/Open(2)
  65         40,540.54  LO(35)/Defeasance(83)/Open(2)
  66         88,235.29  LO(28)/Defeasance(91)/Open(1)                                  781,238  12/31/2004
----------------------------------------------------------------------------------------------------------
  67            421.07  LO(31)/Defeasance(87)/Open(2)
  68            584.38  LO(26)/Defeasance(92)/Open(2)
  69             56.56  LO(35)/Defeasance(81)/Open(4)                                  803,895  12/31/2004
  70             37.78  LO(28)/Defeasance(88)/Open(4)
  71            118.59  LO(48)/GRTR1% or YM(83)/Open(1)
----------------------------------------------------------------------------------------------------------
  72         51,250.00  LO(26)/Defeasance(92)/Open(2)                                  646,513  12/31/2005
  73             94.77  LO(28)/Defeasance(90)/Open(2)
  74         80,392.16  LO(35)/Defeasance(83)/Open(2)                                  953,555  12/31/2005
  75         38,590.07  LO(27)/Defeasance(91)/Open(2)                                  400,916  12/31/2005
 75-a
----------------------------------------------------------------------------------------------------------
 75-b
  76             71.90  LO(25)/Defeasance(91)/Open(4)                                  526,079  12/31/2004
  77             36.37  LO(35)/Defeasance(81)/Open(4)
  78             48.19  LO(27)/Defeasance(91)/Open(2)                                  718,509  12/31/2005
  79            143.24  LO(28)/Defeasance(90)/Open(2)
----------------------------------------------------------------------------------------------------------
  80            143.24  LO(28)/Defeasance(90)/Open(2)
  81            435.19  LO(48)/GRTR1% or YM(68)/Open(4)
  82            164.44  LO(35)/Defeasance(81)/Open(4)
  83            173.03  LO(28)/Defeasance(90)/Open(2)
  84            357.68  LO(27)/Defeasance(92)/Open(1)
----------------------------------------------------------------------------------------------------------
  85             79.11  LO(27)/Defeasance(91)/Open(2)                                  467,592  12/31/2005
  86            166.70  LO(25)/Defeasance(91)/Open(4)                                  695,883  12/31/2004
  87            231.47  LO(27)/GRTR1% or YM(90)/Open(3)
  88            168.94  GRTR1% or YM(118)/Open(2)                                    1,212,161  12/31/2004
  89         43,125.00  LO(23)/GRTR1% or YM(95)/Open(2)                                600,134  12/31/2005
----------------------------------------------------------------------------------------------------------
  90            199.31  LO(47)/GRTR1% or YM(68)/Open(5)
  91             87.91  LO(27)/Defeasance(91)/Open(2)                                  753,967  12/31/2005
  92             79.30  LO(27)/Defeasance(32)/Open(1)
  93             34.37  LO(28)/Defeasance(88)/Open(4)                                  876,384  12/31/2004
  94         53,670.63  LO(25)/Defeasance(91)/Open(4)                                  903,924  12/31/2005
----------------------------------------------------------------------------------------------------------
  95            177.73  LO(31)/Defeasance(27)/Open(2)
  96         80,857.14  LO(27)/Flex(91)/Open(2)
  97             45.91  LO(25)/Defeasance(93)/Open(2)                                  578,510  12/31/2005
 97-a
 97-b
----------------------------------------------------------------------------------------------------------
 97-c
  98            127.36  LO(25)/Defeasance(93)/Open(2)                                  156,175  12/31/2005
  99             89.60  LO(35)/Flex(81)/Open(4)                                        612,030  12/31/2005
 100            174.10  LO(28)/Defeasance(88)/Open(4)                                  383,019  12/31/2005
 101            243.33  LO(36)/GRTR1% or YM(80)/Open(4)
----------------------------------------------------------------------------------------------------------
 102            257.39  LO(36)/Defeasance(80)/Open(4)
 103            257.39  LO(25)/Defeasance(80)/Open(4)
 104         54,611.65  LO(35)/Defeasance(81)/Open(4)                                  376,041  12/31/2005
 105         58,333.33  LO(25)/Defeasance(91)/Open(4)
 106            140.49  LO(48)/GRTR1% or YM(65)/Open(7)
----------------------------------------------------------------------------------------------------------
 107            262.98  LO(35)/Flex(81)/Open(4)
 108             57.35  LO(35)/Defeasance(81)/Open(4)
 109             74.27  LO(48)/GRTR1% or YM(67)/Open(5)                                318,834  12/31/2004
 110         63,750.00  GRTR2% or YM(59)/Open(1)                                       338,427  12/31/2005
 111         75,000.00  LO(35)/Flex(81)/Open(4)                                        519,864  12/31/2005
----------------------------------------------------------------------------------------------------------
 112             66.21  LO(35)/GRTR1% or YM(81)/Open(4)                                742,282  12/31/2005
 113            219.30  LO(25)/GRTR1% or YM(91)/Open(4)
 114             78.25  LO(25)/Defeasance(90)/Open(5)
 115             62.63  LO(25)/Defeasance(93)/Open(2)
 116            346.58  LO(29)/Defeasance(90)/Open(1)                                  337,983  12/31/2004
----------------------------------------------------------------------------------------------------------
 117             67.71  LO(35)/GRTR1% or YM(81)/Open(4)                                599,976  12/31/2005
 118            233.02  LO(24)/Defeasance(92)/Open(4)
 119             68.33  LO(31)/Defeasance(95)/Open(6)
 120            169.48  LO(26)/Defeasance(92)/Open(2)                                  447,233  12/31/2005
 121            289.02  LO(24)/Defeasance(92)/Open(4)
----------------------------------------------------------------------------------------------------------
 122             37.53  LO(27)/Defeasance(31)/Open(2)                                   68,383  12/31/2004
 123         67,307.69  LO(35)/Flex(81)/Open(4)                                        450,690  12/31/2005
 124             77.95  LO(25)/Defeasance(93)/Open(2)
 125             87.48  LO(28)/Defeasance(90)/Open(2)
 126            204.24  LO(35)/Flex(81)/Open(4)
----------------------------------------------------------------------------------------------------------
 127         43,229.17  LO(35)/Defeasance(81)/Open(4)
 128            102.90  LO(35)/Defeasance(81)/Open(4)
 129             55.96  LO(35)/Flex(81)/Open(4)
 130             76.87  LO(27)/Defeasance(91)/Open(2)                                  333,172  12/31/2005
 131            151.15  LO(27)/GRTR1% or YM(89)/Open(4)                                579,655  12/31/2004
----------------------------------------------------------------------------------------------------------
 132            146.87  LO(27)/Defeasance(92)/Open(1)
 133            117.65  LO(27)/Defeasance(91)/Open(2)                                  149,995  12/31/2005
 134        125,964.29  LO(29)/Defeasance(87)/Open(4)                                  261,558  12/31/2004
 135             71.53  LO(25)/GRTR1% or YM(93)/Open(2)                                430,667  12/31/2004
 136         59,086.48  LO(35)/Defeasance(81)/Open(4)                                  382,750  12/31/2004
----------------------------------------------------------------------------------------------------------
 137        170,000.00  LO(35)/Flex(45)/Open(4)
 138            231.62  LO(35)/Defeasance(81)/Open(4)
 139             75.77  LO(25)/Defeasance(91)/Open(4)
 140             31.23  LO(27)/Defeasance(89)/Open(4)
 141            296.30  LO(35)/Defeasance(83)/Open(2)
----------------------------------------------------------------------------------------------------------
 142             38.17  LO(35)/Defeasance(81)/Open(4)                                  475,100  12/31/2005
 143            219.72  LO(47)/GRTR1% or YM(69)/Open(4)
 144            105.61  LO(25)/GRTR1% or YM(93)/Open(2)                                391,986  12/31/2004
 145            195.79  LO(35)/Defeasance(81)/Open(4)
 146             87.21  GRTR3% or YM(24)/GRTR1% or YM(3)/Flex(89)/Open(4)
----------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147            390.32  LO(25)/GRTR1% or YM(57)/Open(2)
----------------------------------------------------------------------------------------------------------
 148            189.83  LO(35)/Flex(81)/Open(4)
 149         23,925.93  LO(35)/Flex(21)/Open(4)
 150            167.89  LO(35)/Defeasance(81)/Open(4)
 151             79.24  LO(35)/Defeasance(81)/Open(4)
 152            122.67  LO(26)/GRTR1% or YM(92)/Open(2)                                364,211  12/31/2004
----------------------------------------------------------------------------------------------------------
 153            221.41  LO(35)/Defeasance(81)/Open(4)
 154         33,680.56  LO(35)/Defeasance(81)/Open(4)                                  267,528  12/31/2004
 155             88.70  LO(35)/Defeasance(81)/Open(4)
 156         28,723.76  LO(25)/Flex(88)/Open(7)                                        290,643  12/31/2005
 157         71,685.99  LO(35)/Defeasance(81)/Open(4)                                  191,854  12/31/2005
----------------------------------------------------------------------------------------------------------
 158            194.44  LO(35)/Defeasance(81)/Open(4)                                  266,762  12/31/2004
 159             40.47  LO(35)/Defeasance(81)/Open(4)                                  265,427  12/31/2005
 160            110.26  LO(35)/Defeasance(81)/Open(4)
 161            131.00  LO(35)/Flex(81)/Open(4)
 162             82.67  LO(35)/Defeasance(81)/Open(4)                                  157,291  12/31/2005
----------------------------------------------------------------------------------------------------------
 163            517.24  LO(28)/GRTR1% or YM(88)/Open(4)
 164             36.62  LO(35)/Defeasance(81)/Open(4)                                   79,054  12/31/2005
 165            202.39  LO(35)/Defeasance(81)/Open(4)
 166         18,250.41  LO(25)/Defeasance(91)/Open(4)                                  181,889  12/31/2005
 167        123,466.67  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------
 168          6,095.57  LO(25)/Defeasance(91)/Open(4)                                  263,239  12/31/2005
 169             61.12  LO(35)/Flex(81)/Open(4)
 170         54,246.53  LO(35)/Defeasance(83)/Open(2)
 171        103,312.50  LO(35)/Defeasance(81)/Open(4)                                  138,086  12/31/2004
 172         64,708.33  LO(35)/Defeasance(81)/Open(4)                                   95,753  12/31/2004
----------------------------------------------------------------------------------------------------------
 173         89,605.15  LO(35)/Defeasance(81)/Open(4)
 174            105.04  LO(35)/Defeasance(81)/Open(4)                                  143,190  12/31/2005
 175            140.29  LO(35)/Flex(21)/Open(4)
 176             69.86  LO(35)/Flex(81)/Open(4)                                        146,565  12/31/2005
 177            194.07  LO(35)/Defeasance(81)/Open(4)
----------------------------------------------------------------------------------------------------------
 178            107.68  LO(25)/GRTR1% or YM(93)/Open(2)
 179         10,857.71  LO(35)/GRTR1% or YM(81)/Open(4)                                155,344  12/31/2005
 180             79.56  LO(35)/Flex(81)/Open(4)
 181         57,388.89  LO(35)/Defeasance(81)/Open(4)                                   61,939  12/31/2004
 182         56,555.56  LO(35)/Defeasance(81)/Open(4)                                  107,945  12/31/2004
----------------------------------------------------------------------------------------------------------
 183            139.11  LO(25)/GRTR1% or YM(93)/Open(2)
 184            389.08  LO(35)/Defeasance(81)/Open(4)
 185         42,300.00  LO(35)/Defeasance(81)/Open(4)                                   83,607  12/31/2004
 186            238.38  LO(35)/Defeasance(81)/Open(4)
186-a
----------------------------------------------------------------------------------------------------------
186-b

            SECOND  SECOND MOST               MOST RECENT
       MOST RECENT  RECENT NOI   MOST RECENT      NOI      UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN       UNDERWRITTEN
  ID       NOI ($)     DATE          NOI ($)      DATE          NOI ($)       EGI ($)  EXPENSES ($)  NET CASH FLOW ($)
----------------------------------------------------------------------------------------------------------------------

  1                               59,546,991   12/31/2006    68,842,703   108,269,932   39,427,229          60,329,044
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
----------------------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
----------------------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
----------------------------------------------------------------------------------------------------------------------
  2     21,627,823   12/31/2006   20,784,127    8/31/2007    22,308,840    32,626,753   10,317,913          21,310,758
 2-a
 2-b
  3                                                          10,485,869    10,810,175      324,305           9,447,773
 3-a
----------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
----------------------------------------------------------------------------------------------------------------------
  4      7,101,594   12/31/2005    7,683,045   12/31/2006     7,970,507    11,788,110    3,817,604           7,399,255
  5     49,493,169   12/31/2006   51,927,869    9/30/2007    53,190,132   133,179,171   79,989,039          49,758,965
 5-a
 5-b
 5-c
----------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
----------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
----------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
----------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
----------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
----------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
----------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
----------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
----------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
----------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
----------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
----------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
----------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
----------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
----------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
----------------------------------------------------------------------------------------------------------------------
 5-ca
  6      6,008,888   12/31/2006    7,725,433    9/30/2007     7,596,204    29,423,516   21,827,312           6,713,499
  7     10,401,433   12/31/2006   10,519,171    8/31/2007     9,949,907    15,088,164    5,138,257           9,455,932
  8      6,761,485   12/31/2006    7,245,879   10/31/2007     6,873,344    25,773,624   18,900,280           5,842,399
  9      5,002,867   12/31/2006    3,870,749    7/31/2007     5,054,386    11,776,512    6,722,126           5,021,986
----------------------------------------------------------------------------------------------------------------------
  10     3,260,452   12/31/2005    3,289,171   12/31/2006     3,820,314     4,435,006      614,692           3,795,415
  11     4,013,456   12/31/2005    4,060,923   12/31/2006     4,141,947     6,018,846    1,876,899           4,041,811
  12     2,839,143   12/31/2005    3,182,185   12/31/2006     3,763,834     7,008,892    3,245,058           3,526,299
  13     3,001,038   12/31/2006    3,509,210    9/30/2007     3,310,204     4,541,144    1,230,940           3,108,263
  14                                                          4,236,150     4,367,165      131,015           3,980,053
----------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15     1,053,335   12/31/2005    1,487,406   12/31/2006     2,869,192     4,281,512    1,412,319           2,819,134
  16     1,045,795   12/31/2005    3,103,078   12/31/2006     4,190,638    17,728,069   13,537,430           3,304,235
----------------------------------------------------------------------------------------------------------------------
  17     3,076,763   12/31/2005    3,084,623   12/31/2006     3,523,247     5,435,182    1,911,935           3,409,247
  18     2,437,815   12/31/2006    3,326,361    7/31/2007     3,204,187     9,028,161    5,823,973           2,843,060
 18-a
 18-b
 18-c
----------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19     2,340,806   12/31/2006    3,128,565    7/31/2007     3,205,666     9,140,183    5,934,516           2,840,059
 19-a
 19-b
----------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20     2,565,939   12/31/2006    2,691,323    8/31/2007     2,576,613     3,833,836    1,257,223           2,389,108
  21     2,434,008   12/31/2006    3,664,206    7/31/2007     3,146,688     9,438,950    6,292,263           2,769,130
 21-a
----------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22                                                          2,843,436     2,931,378       87,941           2,706,790
  23                                                          2,186,954     3,027,491      840,537           2,074,042
----------------------------------------------------------------------------------------------------------------------
  24     2,059,385   12/31/2005    2,085,798   12/31/2006     2,206,091     3,710,817    1,504,727           2,070,243
  25     2,006,030   12/31/2006    2,045,872    4/30/2007     2,152,878     2,826,507      673,629           2,040,426
  26       879,306   12/31/2006      947,015    6/30/2007       960,704     1,748,922      788,218             954,324
  27       418,319   12/31/2006      435,468    6/30/2007       476,119       635,410      159,291             475,109
  28       406,301   12/31/2006      413,250    6/30/2007       403,603       622,682      219,079             398,528
----------------------------------------------------------------------------------------------------------------------
  29                                                          1,860,991     2,838,430      977,439           1,808,491
  30     2,248,864   12/31/2006    2,328,425    6/30/2007     2,061,062     2,674,011      612,948           1,935,726
  31                                                          2,582,182     2,662,043       79,861           2,451,278
  32     2,014,031   12/31/2006    2,221,440    8/15/2007     2,207,561     3,081,995      874,434           1,969,337
 32-a
----------------------------------------------------------------------------------------------------------------------
 32-b
  33     2,234,291   12/31/2005    2,552,374   10/31/2006     3,065,346     4,248,536    1,183,190           2,892,049
  34                               1,911,231    6/1/2007      2,038,967     3,089,741    1,050,774           1,989,437
  35                                                          2,140,052     3,447,116    1,307,064           2,041,668
  36     1,859,399   12/31/2005    1,913,609   12/31/2006     1,978,162     2,572,833      594,671           1,802,002
----------------------------------------------------------------------------------------------------------------------
  37     2,561,847   12/31/2005    2,315,408   12/31/2006     2,320,305     3,449,937    1,129,632           2,210,550
  38                                                          1,838,235     2,428,808      590,572           1,782,526
  39     1,513,624   12/31/2006    1,645,637    8/31/2007     1,869,523     4,306,425    2,436,902           1,832,974
  40     1,279,668   12/31/2006    1,604,764    8/31/2007     1,558,978     2,787,757    1,228,779           1,498,564
  41                                                          1,526,471     1,905,570      379,099           1,459,073
----------------------------------------------------------------------------------------------------------------------
  42                                                            409,086       421,738       12,652             398,949
  43                                                            376,077       387,709       11,631             368,359
  44                                                            308,461       318,001        9,540             300,743
  45                                                            253,375       261,211        7,836             243,300
  46       662,877   12/31/2005      577,195   12/31/2006     1,701,242     2,204,332      503,090           1,625,371
----------------------------------------------------------------------------------------------------------------------
  47     1,111,722   12/31/2006    1,379,069    8/31/2007     1,343,927     2,362,617    1,018,690           1,286,485
  48       695,396   12/31/2006    1,174,380    6/30/2007     1,364,616     4,046,699    2,682,083           1,312,616
  49     1,314,067   12/31/2006    1,337,668    9/30/2007     1,277,502     2,384,957    1,107,455           1,192,166
  50     1,029,081   12/31/2006    1,388,736    9/30/2007     1,251,351     1,771,232      519,881           1,154,979
  51     2,359,869   12/31/2006    2,231,123    3/30/2007     2,022,273     4,240,137    2,217,864           1,699,377
----------------------------------------------------------------------------------------------------------------------
  52     1,930,276    8/31/2007    1,325,636    2/28/2008     1,485,162     3,362,441    1,877,279           1,350,665
  53       708,205   12/31/2006    1,106,674    7/31/2007     1,119,651     1,873,737      754,086           1,034,472
  54     1,049,952   12/31/2006    1,002,649    6/30/2007     1,081,759     1,586,733      504,974           1,034,139
  55     1,107,500   12/31/2006      985,542    8/31/2007     1,032,972     1,899,638      866,666             990,972
  56     1,303,461    6/30/2005    1,422,840    8/31/2007     1,168,177     2,262,184    1,094,007           1,085,377
----------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57       889,460   12/31/2006    1,017,792    5/28/2007       970,824     1,253,712      282,889             922,842
  58       457,819   12/31/2005      507,800   12/31/2006       907,084     1,291,037      383,953             892,812
  59     1,013,328   12/31/2006    1,018,586    8/31/2007     1,031,947     1,406,676      374,728             933,697
----------------------------------------------------------------------------------------------------------------------
  60                                                          1,098,366     1,592,198      493,832           1,009,271
 60-a
 60-b
  61                                                          1,033,487     1,065,451       31,964           1,007,739
  62                                                            928,679     1,208,170      279,491             902,668
----------------------------------------------------------------------------------------------------------------------
  63       998,943   12/31/2005      993,838   12/31/2006     1,055,771     1,637,618      581,847           1,003,037
  64                                                            903,945     1,421,704      517,759             831,087
  65       702,510   12/31/2006      815,028    4/30/2007     1,137,262     3,964,981    2,827,719             978,663
  66       838,835   12/31/2005      909,644   12/31/2006       901,047     1,412,802      511,755             870,747
----------------------------------------------------------------------------------------------------------------------
  67                                                            815,633     1,227,911      412,278             782,914
  68                                                            899,132     1,121,502      222,371             871,857
  69       617,814   12/31/2005      706,465    8/31/2007       998,692     1,497,982      499,291             783,408
  70                                 728,116    3/31/2007       810,607     1,004,354      193,747             755,496
  71       751,110   12/31/2004      736,274   12/31/2005       764,181     1,069,151      304,970             726,152
----------------------------------------------------------------------------------------------------------------------
  72       697,288   12/31/2006      776,289    8/31/2007       752,972     1,149,175      396,203             707,893
  73       154,782   12/31/2005      755,558   12/31/2006       791,272     1,171,927      380,655             726,431
  74       942,643   12/31/2006    1,126,773    6/30/2007     1,112,012     2,668,713    1,556,701             978,576
  75     1,116,440   12/31/2006    1,390,819    5/31/2007     1,190,750     3,456,405    2,265,655           1,035,990
 75-a
----------------------------------------------------------------------------------------------------------------------
 75-b
  76       510,671   12/31/2005      492,483   12/31/2006       818,468     1,433,599      615,131             699,994
  77                                 880,711   12/31/2006       774,316     1,075,913      301,597             735,786
  78       829,015   12/31/2006      797,238    6/30/2007       762,830       989,459      226,628             683,560
  79                                                            401,623       548,749      147,126             372,371
----------------------------------------------------------------------------------------------------------------------
  80                                                            311,078       431,284      120,206             282,487
  81        74,345   12/31/2005      469,114   12/31/2006       664,086       827,762      163,676             642,678
  82                                                            723,845       797,579       73,734             693,573
  83       524,768   12/31/2006      414,115    6/30/2007       690,089       881,703      191,613             647,876
  84                                                            636,215       802,353      166,138             616,347
----------------------------------------------------------------------------------------------------------------------
  85       620,090   12/31/2006      690,251    7/31/2007       725,302     1,029,504      304,202             637,320
  86       763,316   12/31/2005      794,198   12/31/2006       749,275     1,092,300      343,025             704,250
  87                                                            685,952       916,719      230,767             650,964
  88       263,991   12/31/2005      576,494   12/31/2006       896,915     1,157,531      260,616             856,761
  89       600,251   12/31/2006      586,096    8/31/2007       637,965     1,199,006      561,042             613,965
----------------------------------------------------------------------------------------------------------------------
  90                                                            640,950     1,031,995      391,045             601,009
  91       804,856   12/31/2006      691,096    3/31/2007       604,982       971,532      366,551             510,284
  92                                                            541,613       558,364       16,751             533,353
  93       709,857   12/31/2005      788,119   12/31/2006       767,023     1,261,461      494,438             692,078
  94     1,235,580   12/31/2006    1,247,981    8/31/2007     1,053,690     2,808,833    1,755,143             941,337
----------------------------------------------------------------------------------------------------------------------
  95                                                            693,799       715,256       21,458             688,397
  96       282,190   12/31/2006      326,986    5/31/2007       584,131       867,130      282,998             560,731
  97       652,836   12/31/2006      655,509    8/31/2007       686,142     1,321,835      635,693             556,602
 97-a
 97-b
----------------------------------------------------------------------------------------------------------------------
 97-c
  98       391,737   12/31/2006      443,244    9/20/2007       550,697       801,709      251,012             515,162
  99       641,439   12/31/2006      656,948    6/30/2007       594,698       897,455      302,757             584,653
 100       459,861   12/31/2006      497,474    5/31/2007       566,518       748,927      182,409             527,459
 101                                                            729,320       875,236      145,916             698,098
----------------------------------------------------------------------------------------------------------------------
 102                                                            370,467       544,444      173,977             351,698
 103                                                            149,296       226,181       76,885             142,947
 104       675,645   12/31/2006      847,486    9/30/2007       761,224     1,901,903    1,140,680             685,148
 105                                                            507,892       751,450      243,558             488,692
 106       608,175   12/31/2005      590,406   12/31/2006       465,623       848,119      382,496             457,707
----------------------------------------------------------------------------------------------------------------------
 107                                                            493,491       587,174       93,684             475,283
 108                                 485,578    7/31/2007       491,920       758,229      266,309             482,852
 109       445,756   12/31/2005      431,627   12/31/2006       473,637       668,825      195,188             442,572
 110       380,064   12/31/2006      430,005    9/30/2007       480,770       780,879      300,110             460,770
 111       532,818   12/31/2006      614,980    5/31/2007       603,639     1,825,354    1,221,715             530,625
----------------------------------------------------------------------------------------------------------------------
 112       725,106   12/31/2006      743,212    6/30/2007       687,119       961,505      274,386             675,792
 113                                 436,030   12/31/2006       454,657       566,118      111,461             430,129
 114       476,188   12/31/2005      381,328   12/31/2006       468,096       660,168      192,072             429,667
 115                                 289,423   12/31/2006       505,450     1,040,496      535,045             422,588
 116       338,028   12/31/2005      403,698   12/31/2006       405,887       524,032      118,144             399,726
----------------------------------------------------------------------------------------------------------------------
 117       652,208   12/31/2006      759,562    6/30/2007       690,943     1,021,249      330,306             680,309
 118       389,672   12/31/2006       87,072    9/30/2007       443,211       571,918      128,707             421,012
 119                                 467,166    9/30/2007       404,056       692,388      288,332             393,832
 120       431,293   12/31/2006      427,168    6/30/2007       437,984       600,591      162,607             416,764
 121       149,067   12/31/2005      164,713   12/31/2006       410,624       496,546       85,922             389,913
----------------------------------------------------------------------------------------------------------------------
 122       261,498   12/31/2005      266,754   12/31/2006       465,889       831,058      365,170             398,597
 123       449,050   12/31/2006      486,656    5/31/2007       491,804     1,609,570    1,117,767             427,421
 124       329,280   12/31/2006      452,754    3/30/2007       472,028       725,656      253,628             435,945
 125                                                            435,382       565,235      129,853             395,614
 126       155,108   12/31/2006      388,308    5/31/2007       410,396       566,910      156,514             385,544
----------------------------------------------------------------------------------------------------------------------
 127        44,812   12/31/2006      235,525    8/31/2007       342,836       742,919      400,083             338,036
 128                                                            513,382       552,900       39,518             466,045
 129                                                            397,999       533,751      135,752             359,449
 130       401,964   12/31/2006      395,306    5/31/2007       397,166       508,422      111,256             371,043
 131       608,784   12/31/2005      548,194   12/31/2006       399,933       632,157      232,224             390,783
----------------------------------------------------------------------------------------------------------------------
 132                                 375,674   12/31/2006       365,123       488,056      122,932             341,372
 133       188,582   12/31/2006      266,412    5/31/2007       362,057       542,964      180,907             337,818
 134       237,626   12/31/2005      289,918   12/31/2006       307,442       515,844      208,403             299,602
 135       431,192   12/31/2005      432,748   12/31/2006       367,808       554,366      186,558             340,472
 136       398,926   12/31/2005      363,792   12/31/2006       335,180       553,571      218,391             320,430
----------------------------------------------------------------------------------------------------------------------
 137                                                            275,660       395,451      119,791             270,660
 138                                                            278,348       281,160        2,812             278,348
 139                                                            304,447       454,417      149,970             290,987
 140                                 367,717    3/31/2007       352,167       453,688      101,522             298,728
 141                                                            312,422       405,181       92,760             296,492
----------------------------------------------------------------------------------------------------------------------
 142       421,631   12/31/2006      412,576    6/30/2007       352,853       530,294      177,441             340,288
 143                                                            307,091       367,803       60,712             290,976
 144       313,147   12/31/2005      382,415   12/31/2006       314,220       434,844      120,624             299,320
 145                                                            293,484       421,873      128,389             278,255
 146                                                            302,341       382,053       79,712             287,966
----------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147                                                            317,857       411,114       93,257             313,032
----------------------------------------------------------------------------------------------------------------------
 148                                                            287,927       340,271       52,344             273,310
 149       172,976   12/31/2005      202,924   12/31/2006       270,506       586,271      315,765             243,506
 150                                                            243,255       355,837      112,582             241,760
 151                                                            258,437       321,172       62,735             234,916
 152       281,448   12/31/2005      358,425   12/31/2006       359,194       500,084      140,890             338,380
----------------------------------------------------------------------------------------------------------------------
 153                                                            246,751       254,848        8,097             240,896
 154       245,517   12/31/2005      240,073   12/31/2006       241,407       390,571      149,164             219,807
 155                                                            235,498       298,161       62,663             221,304
 156       338,541   12/31/2006      356,265    6/30/2007       262,173       650,341      388,167             242,173
 157       225,957   12/31/2006      197,202    4/30/2007       215,690       308,111       92,422             207,315
----------------------------------------------------------------------------------------------------------------------
 158       218,124   12/31/2005      225,652   12/31/2006       229,957       311,497       81,540             218,216
 159       269,862   12/31/2006      268,069    3/31/2007       213,554       383,741      170,187             205,273
 160                                                            211,855       318,629      106,774             188,772
 161        86,761   12/31/2004       87,618   12/31/2005       213,163       233,584       20,422             203,288
 162       175,744   12/31/2006      197,277    3/31/2007       207,959       286,428       78,469             187,417
----------------------------------------------------------------------------------------------------------------------
 163                                                            193,777       220,850       27,073             191,273
 164       140,032   12/31/2006      179,293    8/30/2007       186,795       337,571      150,776             181,320
 165                                                            196,563       244,720       48,157             185,342
 166       215,337   12/31/2006      217,443    6/30/2007       218,890       589,440      370,550             189,874
 167                                 179,518   12/31/2006       175,640       239,226       63,586             171,140
----------------------------------------------------------------------------------------------------------------------
 168       277,455   12/31/2006      237,413    6/30/2007       289,814       748,779      458,965             275,064
 169                                                            166,609       231,792       65,184             155,519
 170                                                            173,579       258,432       84,853             166,379
 171       149,611   12/31/2005      135,416   12/31/2006       157,297       223,680       66,383             152,497
 172        91,894   12/31/2005      129,156   12/31/2006       149,461       224,880       75,419             142,261
----------------------------------------------------------------------------------------------------------------------
 173                                                            128,452       176,546       48,094             125,252
 174       149,901   12/31/2006      156,064    5/31/2007       144,705       183,744       39,038             132,851
 175                                                            174,378       285,192      110,814             161,804
 176       138,840   12/31/2006      183,324    8/31/2007       173,719       240,478       66,758             144,210
 177                                                            137,705       182,410       44,704             129,883
----------------------------------------------------------------------------------------------------------------------
 178                                                            272,918       327,742       54,824             261,023
 179       163,516   12/31/2006      155,660    8/31/2007       149,905       260,457      110,552             141,196
 180       169,843   12/31/2005      182,716   12/31/2006       175,208       179,702        4,494             168,993
 181       103,780   12/31/2005       89,163   12/31/2006       100,962       148,140       47,178              95,562
 182       110,576   12/31/2005      106,277   12/31/2006        99,285       157,933       58,648              93,885
----------------------------------------------------------------------------------------------------------------------
 183                                                             97,232       122,746       25,514              94,362
 184                                                             95,880        95,880           --              95,880
 185        87,728   12/31/2005       99,232   12/31/2006        83,557       148,024       64,467              77,557
 186                                                             77,473        77,473           --              77,473
186-a
----------------------------------------------------------------------------------------------------------------------
186-b

       UNDERWRITTEN                                                                       LEASE
  ID   RESERVES ($)  LARGEST TENANT (7)                                            SF  EXPIRATION
-------------------------------------------------------------------------------------------------

  1       8,513,659
 1-a                 Symantec Corporation                                     118,734   1/31/2017
 1-b                 Charles Schwab & Co., Inc.                               357,689   3/31/2012
 1-c                 Pershing, LLC                                             67,737  10/31/2016
 1-d                 Blue Cross & Blue Shield                                  72,328  10/31/2011
-------------------------------------------------------------------------------------------------
 1-e                 Infinity Insurance Company                               153,783   3/31/2016
 1-f                 Kurt Salmon Associates, Inc.                              67,165  12/31/2011
 1-g                 Albertson's # 4316                                        52,443   2/28/2029
 1-h                 HealthPlan Services II                                    73,180   3/31/2012
 1-i                 Fiserv, Inc.                                             198,085   7/31/2012
-------------------------------------------------------------------------------------------------
 1-j                 BioHorizons Implant Systems                               44,228  11/30/2014
 1-k                 Command Alkon Inc.                                        44,782   5/31/2010
 1-l                 Presidion Solutions/2                                     38,983   4/30/2013
 1-m                 Colonial Properties Trust                                 33,294   1/31/2010
 1-n                 Gold's Gym                                                30,133   4/30/2016
-------------------------------------------------------------------------------------------------
 1-o                 Alabama Gas Corporation                                   60,613  11/30/2015
 1-p                 Homecomings Financial Network, Inc.                       24,442   4/30/2012
 1-q                 Adventist Health System                                   24,922   2/14/2008
 1-r                 The Sungard                                               87,066   6/30/2011
 1-s                 Birmingham Gastroenterology Association                   16,068   5/31/2015
-------------------------------------------------------------------------------------------------
  2         998,082
 2-a                 Bergner's                                                154,302    2/1/2012
 2-b                 Sears                                                     85,972  10/31/2010
  3       1,038,097
 3-a                 Solo Cup Operating Corporation                         1,220,000   6/30/2027
-------------------------------------------------------------------------------------------------
 3-b                 Solo Cup Operating Corporation                           820,000   6/30/2027
 3-c                 Solo Cup Operating Corporation                           405,000   6/30/2027
 3-d                 Solo Cup Operating Corporation                           367,000   6/30/2027
 3-e                 Solo Cup Operating Corporation                           364,000   6/30/2027
 3-f                 Solo Cup Operating Corporation                           269,000   6/30/2027
-------------------------------------------------------------------------------------------------
  4         571,252  ICF International                                        188,238  10/29/2012
  5       3,431,167
 5-a
 5-b
 5-c
-------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
-------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
-------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
-------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
-------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
-------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
-------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
-------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
-------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
-------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
-------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
-------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
-------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
-------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
-------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
-------------------------------------------------------------------------------------------------
 5-ca
  6         882,705
  7         493,975  Finish Line                                               11,371   1/31/2010
  8       1,030,945
  9          32,400  The City of New York                                     216,000   2/29/2020
-------------------------------------------------------------------------------------------------
  10         24,899  Park Avenue Health Club                                    9,740   2/28/2014
  11        100,136  Wal-Mart Real Estate Business Trust                      141,182  12/31/2022
  12        237,535  Hodes, Ulman, Pessin, & Katz                              37,890    8/1/2015
  13        201,941  Shopper Food Warehouse Corp.                              63,151   2/28/2014
  14        256,097
-------------------------------------------------------------------------------------------------
 14-a                Sunny Delight Beverages Co.                              295,000   5/31/2022
 14-b                Sunny Delight Beverages Co.                              172,076   5/31/2022
 14-c                Sunny Delight Beverages Co.                              259,152   5/31/2022
  15         50,058
  16        886,403
-------------------------------------------------------------------------------------------------
  17        114,000
  18        361,127
 18-a
 18-b
 18-c
-------------------------------------------------------------------------------------------------
 18-d
 18-e
  19        365,607
 19-a
 19-b
-------------------------------------------------------------------------------------------------
 19-c
 19-d
  20        187,505  Best Buy Company, Inc.                                    46,520   1/31/2011
  21        377,558
 21-a
-------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22        136,647  AMC                                                      130,891  12/31/2013
  23        112,912  Kroger                                                    98,913   5/31/2026
-------------------------------------------------------------------------------------------------
  24        135,848  Value City                                                87,375    2/1/2012
  25        112,452  Bi-Lo (Dark)                                              46,879   6/30/2018
  26          6,380
  27          1,010
  28          5,075
-------------------------------------------------------------------------------------------------
  29         52,500
  30        125,336  T.J. Maxx, Inc.                                           25,000   1/31/2012
  31        130,904  AMC                                                      130,890  12/31/2013
  32        238,224
 32-a                Hill County Electric                                      30,050  11/30/2009
-------------------------------------------------------------------------------------------------
 32-b                FSI Vision, LLC                                           17,800   4/30/2010
  33        173,297  Burlington Coat Factory                                   85,992  11/30/2011
  34         49,530
  35         98,384  Therma, Inc.                                             240,000  10/31/2019
  36        176,161  Telecommunications Nevada                                 31,339   3/31/2012
-------------------------------------------------------------------------------------------------
  37        109,755  Publix Supermarkets                                       44,840   7/31/2023
  38         55,709  Marquee                                                   38,460   6/30/2022
  39         36,549
  40         60,414
  41         67,398  MCL Distributing, Inc.                                   149,776   7/31/2022
-------------------------------------------------------------------------------------------------
  42         10,137  Rite Aid                                                  14,654   7/31/2027
  43          7,718  Rite Aid                                                  11,157   2/28/2027
  44          7,718  Rite Aid                                                  11,157   5/31/2027
  45         10,075  Rite Aid                                                  14,564   7/31/2027
  46         75,871  24 Hour Fitness                                           36,000  12/31/2022
-------------------------------------------------------------------------------------------------
  47         57,442
  48         52,000
  49         85,336  Chase Manhattan Bank                                       3,700   2/14/2008
  50         96,372  Big Lots                                                  23,000   1/31/2010
  51        322,896  JC Penney - Concord Mall                                 137,803   7/31/2013
-------------------------------------------------------------------------------------------------
  52        134,498
  53         85,179  Albertson's                                               52,443   8/25/2028
  54         47,620  New China Buffet                                           6,989   3/31/2014
  55         42,000
  56         82,800
-------------------------------------------------------------------------------------------------
 56-a
 56-b
  57         47,982  Hannaford Brothers                                        32,000   7/14/2017
  58         14,272  Walgreen Co.                                              14,788  12/31/2081
  59         98,251  Sirna Theraputics                                         30,250  12/31/2010
-------------------------------------------------------------------------------------------------
  60         89,095
 60-a                Mountain City Meat Co., Inc.                             184,727   7/31/2027
 60-b                Mountain City Meat Co., Inc.                              63,773   6/30/2022
  61         25,748  Ashley Furniture Home Store                               46,250   8/31/2021
  62         26,011  Golden Dragon Buffet                                       7,328   3/31/2018
-------------------------------------------------------------------------------------------------
  63         52,734  Shop Rite                                                 58,893   8/31/2022
  64         72,858  Namsung America, Inc.                                      8,724   6/30/2009
  65        158,599
  66         30,300
-------------------------------------------------------------------------------------------------
  67         32,719  Croll Canal Properties                                     3,700  10/31/2017
  68         27,275  Pacific Endoscopy Center, LLC                              4,098   5/31/2017
  69        215,284  Han Soo Cho - Top Wholesale                                8,271   2/28/2010
  70         55,111  The Coast Distribution System, Inc.                      230,300  12/31/2017
  71         38,029  Babies R Us                                               40,000   1/31/2012
-------------------------------------------------------------------------------------------------
  72         45,079
  73         64,841  Office Depot                                              28,560  11/30/2008
  74        133,436
  75        154,760
 75-a
-------------------------------------------------------------------------------------------------
 75-b
  76        118,474  Madison Medical                                           40,619   5/31/2017
  77         38,530  L&L Manufacturing                                        156,600    7/1/2022
  78         79,270  Big Lots - Sublet from Kroger                             30,979   5/31/2010
  79         29,252  Cayenne Medical, Inc.                                     10,059   5/31/2012
-------------------------------------------------------------------------------------------------
  80         28,591  American Building Supply                                   4,036   5/14/2011
  81         21,408  Leisure Fitness, Inc.                                     11,600  11/30/2013
  82         30,272  L.A. Fitness International, LLC                           45,000   8/31/2023
  83         42,213  Fabric Depot                                              20,853   8/14/2017
  84         19,869  Fidelity                                                   7,000   9/30/2017
-------------------------------------------------------------------------------------------------
  85         87,982  PTC Therapeutics, Inc.                                    68,440   2/29/2012
  86         45,025  Small Wonders Childcare                                    5,440   1/31/2009
  87         34,989  Industrial Medical Associates                              5,300      MTM
  88         40,154  KNZ Corporation                                            8,932   8/31/2015
  89         24,000
-------------------------------------------------------------------------------------------------
  90         39,941  Verizon                                                    4,612   7/21/2012
  91         94,698  Courthouse (County of Riverside)                          14,249   6/30/2010
  92          8,260  FedEx                                                     82,595    6/7/2017
  93         74,945  McGuire Furniture Company                                 23,026   4/30/2009
  94        112,353
-------------------------------------------------------------------------------------------------
  95          5,401  Circuit City Stores, Inc.                                 36,009   2/28/2015
  96         23,400
  97        129,540
 97-a                Remarketing Solutions, Inc.                               15,954   1/31/2012
 97-b                Futures Child Development                                 12,056   2/28/2010
-------------------------------------------------------------------------------------------------
 97-c                Surgical Orthomedics Inc.                                  9,736   1/31/2010
  98         35,535  Moxie's                                                    3,720   3/31/2020
  99         10,044
 100         39,059  Mattress Showroom, Inc.                                    3,420   7/13/2009
 101         31,222  Sushi Club                                                 3,693  10/31/2021
-------------------------------------------------------------------------------------------------
 102         18,769  Parry's Pizza                                              1,900   12/1/2011
 103          6,349  Countrywide                                                4,440   7/31/2012
 104         76,076
 105         19,200
 106          7,916  BayCare                                                   39,150   7/31/2012
-------------------------------------------------------------------------------------------------
 107         18,207  Michaels Stores, Inc.                                     20,500   1/31/2018
 108          9,067
 109         31,065  Cereplast                                                 18,000   2/28/2010
 110         20,000
 111         73,014
-------------------------------------------------------------------------------------------------
 112         11,327
 113         24,528  Amscot                                                     3,200  12/31/2021
 114         38,429  Alfred Angelo, Inc.                                       38,340   1/31/2009
 115         82,862  Encomia                                                   13,427  11/30/2012
 116          6,161  Hunneman Coldwell Banker                                   4,720   2/28/2011
-------------------------------------------------------------------------------------------------
 117         10,634
 118         22,199  Sidelines, Inc.                                            4,800   9/30/2016
 119         10,224
 120         21,220  Lotus Garden                                               5,138  11/30/2009
 121         20,711  Nevoles                                                    2,400  10/31/2012
-------------------------------------------------------------------------------------------------
 122         67,292  Laidlaw Transit                                           53,000   8/31/2017
 123         64,383
 124         36,083  Health Mart Pharmacies                                     9,276   4/30/2011
 125         39,768  New Century                                               14,682   6/30/2021
 126         24,851  Wyndham Vacation Ownership, Inc.                           8,092   7/31/2010
-------------------------------------------------------------------------------------------------
 127          4,800
 128         47,337  Valley Diagnostic Clinic, P.A.                            40,053  10/31/2027
 129         38,550  Ross Product                                              45,661   4/30/2010
 130         26,123  Food Lion                                                 29,000    3/1/2012
 131          9,150
-------------------------------------------------------------------------------------------------
 132         23,751  Econo Lube                                                 5,724  12/31/2009
 133         24,239  Clicks Sports Bar                                          6,700   7/31/2016
 134          7,840
 135         27,336  Triumph Group, Inc.                                       48,865   8/31/2012
 136         14,750
-------------------------------------------------------------------------------------------------
 137          5,000
 138             --  Walgreen Co.                                              14,550   7/31/2032
 139         13,460  Jondex Corp. dba Pick 'n Save                             42,856  12/31/2016
 140         53,439  Produce Sorters                                           18,000      MTM
 141         15,930  HSBC Bank USA, National Association                        5,000   1/31/2016
-------------------------------------------------------------------------------------------------
 142         12,565
 143         16,115  Scrambler Marie's                                          4,130   7/31/2012
 144         14,900  Dollar Tree                                                6,000   6/30/2011
 145         15,229  Buffalo Wild Wings                                         5,000   6/30/2017
 146         14,375
-------------------------------------------------------------------------------------------------
146-a                BFS Retail & Commercial Operations, LLC                    7,654    1/1/2027
146-b                Dollar General Partners                                    9,014   6/30/2017
146-c                Dollar General Partners                                    9,014   6/30/2017
146-d                Dollar General Partners                                    9,014   1/31/2017
 147          4,825  California Credit Union                                    5,500   5/31/2017
-------------------------------------------------------------------------------------------------
 148         14,617  County of Ventura - Behavioral Health Dept                15,000   9/30/2017
 149         27,000
 150          1,495  Thomasville Furniture                                     14,950   5/31/2017
 151         23,521  Americare Medservices, Inc., a California corporation     31,664    8/5/2022
 152         20,814  Mitchell's Salon                                           7,950  11/30/2011
-------------------------------------------------------------------------------------------------
 153          5,855  Rite Aid                                                  11,180  11/30/2018
 154         21,600
 155         14,194  Piggly Wiggly                                             27,000   7/31/2017
 156         20,000
 157          8,375
-------------------------------------------------------------------------------------------------
 158         11,741  Margot's European Facial Studio                            3,600  12/31/2013
 159          8,281
 160         23,083  Robin K. Dore, MD                                          2,770      MTM
 161          9,874  Pacific Bell Phone Company                                15,597   4/18/2012
 162         20,542  Fresenius Medical Care (BB+)                               7,138  12/31/2010
-------------------------------------------------------------------------------------------------
 163          2,504  CitiBank, N.A.                                             3,852   8/31/2017
 164          5,475
 165         11,222  Allcare Dental Management, LLC                             4,077   6/30/2012
 166         29,016
 167          4,500
-------------------------------------------------------------------------------------------------
 168         14,750
 169         11,090  Dal Tile                                                  28,580   9/30/2017
 170          7,200
 171          4,800
 172          7,200
-------------------------------------------------------------------------------------------------
 173          3,200
 174         11,854  City of Phoenix, a Municipal Corporation                  13,424  10/15/2012
 175         12,574  Rutter Hinz Inc. (CO)                                      9,979   7/31/2014
 176         29,509  First Capital Bank                                         6,595   6/30/2009
 177          7,822  Little Gym                                                 4,057  11/30/2011
-------------------------------------------------------------------------------------------------
 178         11,895  Golden Corral                                             12,016  10/31/2027
 179          8,708
 180          6,215  Walgreen Co.                                              13,500   8/31/2014
 181          5,400
 182          5,400
-------------------------------------------------------------------------------------------------
 183          2,870  Advance Auto                                               7,000   9/30/2020
 184             --  Strategic Restaurants Acquisition Company, LLC             2,346    9/6/2027
 185          6,000
 186             --
186-a                Cajun Operating Company                                    1,152  12/27/2024
-------------------------------------------------------------------------------------------------
186-b                Cajun Operating Company                                    1,709  12/27/2024

                                                           LEASE
  ID   2ND LARGEST TENANT (7)                       SF  EXPIRATION  3RD LARGEST TENANT (7)                                   SF
-------------------------------------------------------------------------------------------------------------------------------

  1
 1-a   Fiserv Solutions, Inc.                   93,557   6/30/2012  American Pioneer Life Ins. Co.                       62,931
 1-b
 1-c   Hartford Fire Insurance Com              64,865   4/30/2011  Bank of New York                                     62,893
 1-d   BPB America, Inc.                        35,771   8/31/2017  Checkers "Dark"                                      22,649
-------------------------------------------------------------------------------------------------------------------------------
 1-e   Newspaper Holdings, Inc.                 28,095  10/15/2009  Ceridian Corp-Arbitron                               23,427
 1-f   Swift, Currie, McGhee & Hiers, LLP       49,907  12/31/2015  Ashe, Rafuse & Hill, LLP                             27,996
 1-g   AmStar Theatre                           48,903  10/31/2023  Colonial Properties Trust                            11,144
 1-h   HealthPlan Services, Inc.                54,362   3/31/2012  State of Florida/Attorney General                    40,943
 1-i   Nature's Table Cafe                       1,500   7/31/2012
-------------------------------------------------------------------------------------------------------------------------------
 1-j   Faulkner University                      29,277  12/31/2009  Progressive Insurance Company                        24,234
 1-k   Northstar Communications Group           27,538      MTM     Intermark Group, Inc.                                25,843
 1-l   BayCare Health System, Inc.              32,201  10/31/2016  Brown & Brown, Inc.                                  16,193
 1-m   Gaines Wolter & Kinney PC                16,272   4/30/2015  Nexity Financial                                     15,499
 1-n   Cracker Barrel Old Country Store, Inc.   10,000   6/30/2015  Fox & Hound Pub & Grille                              9,000
-------------------------------------------------------------------------------------------------------------------------------
 1-o   Hilb, Rogal & Hamilton of Alab           30,278      MTM     Colonial Properties Trust                            20,431
 1-p   Peak Fitness V, LLC                      20,919   8/31/2008  Metrocities Mortgage, LLC                            11,951
 1-q   Grower, Ketcham, Rutherford, P.A.        17,431   5/31/2014  Avaya, Inc.                                          15,299
 1-r
 1-s   McGriff, Seibels & Williams              15,964   7/31/2009  Attenta, Inc.                                        15,439
-------------------------------------------------------------------------------------------------------------------------------
  2
 2-a   Sears                                   150,932  10/31/2010  JCPenney                                             80,532
 2-b   MC Sporting Goods                        28,606   9/30/2018  Barnes & Noble                                       25,091
  3
 3-a
-------------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
-------------------------------------------------------------------------------------------------------------------------------
  4    Odin, Feldman, Pittelman                 41,459  10/31/2012  The Hospices of NC Region                            32,038
  5
 5-a
 5-b
 5-c
-------------------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
-------------------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
-------------------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
-------------------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
-------------------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
-------------------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
-------------------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
-------------------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
-------------------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
-------------------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
-------------------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
-------------------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
-------------------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
-------------------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
-------------------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
-------------------------------------------------------------------------------------------------------------------------------
 5-ca
  6
  7    Express                                  10,476   1/31/2008  Limited                                               9,997
  8
  9
-------------------------------------------------------------------------------------------------------------------------------
  10   Mojito's Cuban Cuisine                    2,130   1/31/2022  Chocolate Bar                                         2,078
  11   Kohl's Department Stores                 86,584   1/31/2022  Dick's Sporting Goods, Inc.                          50,000
  12   Whitney, Bailey, Cox                     27,406   8/1/2016   UPS Logistics (Roadne)                               26,545
  13   Stein Mart                               36,900  11/30/2011  Ross Dress for Less                                  25,994
  14
-------------------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15
  16
-------------------------------------------------------------------------------------------------------------------------------
  17
  18
 18-a
 18-b
 18-c
-------------------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19
 19-a
 19-b
-------------------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20   J.C. Penney Company, Inc.                40,636  10/31/2011  Marshall's                                           30,589
  21
 21-a
-------------------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22
  23   Average Joe's Pub & Grill                 4,709   8/30/2017  Blue Chip Cookies                                     1,498
-------------------------------------------------------------------------------------------------------------------------------
  24   Food For Less                            73,349   10/1/2017  Burlington Coat Factory                              52,875
  25   Goody's                                  34,600   7/31/2008  TJ Maxx                                              30,000
  26
  27
  28
-------------------------------------------------------------------------------------------------------------------------------
  29
  30   Kaya, Inc.                                5,150   1/19/2014  Applebee's                                            5,000
  31
  32
 32-a  Mid-Coast Electric                       26,400   2/28/2010  American Light Bulb Co.                              25,800
-------------------------------------------------------------------------------------------------------------------------------
 32-b  The Hearst Corp.                         13,840   8/31/2008  Filterfresh Coffee                                    9,900
  33   Giant of Maryland                        55,330  10/31/2011  Fitness World                                        20,653
  34
  35
  36   Keller Williams                          11,941   8/30/2012  Perlman Architects                                   11,632
-------------------------------------------------------------------------------------------------------------------------------
  37   Ross Dress For Less                      30,176   1/31/2014  Marshall's                                           30,000
  38   Walgreen Co.                             14,560   7/14/2082  Great Fortune Buffet                                  7,821
  39
  40
  41
-------------------------------------------------------------------------------------------------------------------------------
  42
  43
  44
  45
  46   Office Depot, Inc.                       20,000  12/31/2016  Walgreen Co.                                         14,820
-------------------------------------------------------------------------------------------------------------------------------
  47
  48
  49   Columbia University                       3,557   8/14/2008  ENT Associates PC                                     3,359
  50   Kaplan                                   20,669  12/31/2012  National Orthodontix                                 10,991
  51   Elder-Beerman - Concord Mall            104,000   2/2/2013   Hobby Lobby - Concord Mall                           61,700
-------------------------------------------------------------------------------------------------------------------------------
  52
  53   Marshall's                               37,794  10/13/2015  Big Lots                                             33,870
  54   United States Government                  4,610      MTM     Queen's Beauty Supply                                 3,444
  55
  56
-------------------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57   Chunky's Cinema                          26,000   2/28/2012  Advanced Pool & Spa                                  16,000
  58   Blockbuster                               4,802   4/30/2016  Aspen Dental                                          3,399
  59   OSI Pharmaceuticals                      29,448  10/31/2011  Quark Pharmaceuticals                                 6,389
-------------------------------------------------------------------------------------------------------------------------------
  60
 60-a
 60-b
  61
  62   Bank of America (Ground Lease)            4,500   3/31/2027  Carl's Jr.                                            4,200
-------------------------------------------------------------------------------------------------------------------------------
  63   TJ Maxx                                  28,000  11/30/2013  Dollar Tree Stores, Inc.                              5,400
  64   CNL Bank                                  7,580   7/31/2012  Mobius Management Systems, Inc.                       6,889
  65
  66
-------------------------------------------------------------------------------------------------------------------------------
  67   Te La Vie                                 2,112  10/31/2010  Angel/Wing                                            2,045
  68   Panda Express                             2,426   5/31/2017  Coffee Partners Hawaii dba Starbucks Coffee           1,810
  69   Gymnastics Unlimited                      7,544      MTM     Lottery Commission                                    5,130
  70
  71   Golf Galaxy                              18,349  10/31/2011  Standex Corp. (sublease to Infinity Resources Inc.)  12,481
-------------------------------------------------------------------------------------------------------------------------------
  72
  73   Quips & Quotes                           15,730   6/30/2012  Karla's                                               8,000
  74
  75
 75-a
-------------------------------------------------------------------------------------------------------------------------------
 75-b
  76   Big Brothers Big Sisters                 10,067   5/14/2010  Miller, McGinn, & Clark                               5,954
  77   Bissell Vacuum                           52,540   6/30/2010
  78   Dollar Town                              20,000   2/28/2010  Dawahares Family Clothing                            20,000
  79   M.V.E., Inc.                              2,782   6/30/2010  DPC Distributors, LLC                                 2,664
-------------------------------------------------------------------------------------------------------------------------------
  80   Flora Europa, Inc.                        2,314   7/31/2011  Billfire, Inc.                                        2,297
  81   Nova Retail Holdings, Inc.                5,404   5/31/2021
  82
  83   Sedona Patio                              5,200  11/30/2010  Comfort Sleep                                         3,210
  84   Coles, Baldwin & Craft                    6,173   6/30/2012  Fairfield Primary Health Care                         3,341
-------------------------------------------------------------------------------------------------------------------------------
  85   NewCross Technologies                    11,171   2/28/2009  Scibal Associates and Advantage Comp, Inc.            6,302
  86   Pizza Hut                                 3,120   8/31/2012  7-Eleven                                              3,000
  87   Quest                                     4,597  12/31/2009  Schrempt & White                                      2,750
  88   MotorCars Direct.com                      5,600  12/31/2011  Big O Tires                                           5,249
  89
-------------------------------------------------------------------------------------------------------------------------------
  90   Sleep Outfitter's                         3,458   9/30/2012  Oak Hill Banks (office)                               2,754
  91   Pacific Executives Inc.                   3,500   9/30/2008  Circle of Success Enterprises, LLC                    3,410
  92
  93   Oakland Private Industry Counc           22,763  12/31/2007  Architectural Models                                 11,500
  94
-------------------------------------------------------------------------------------------------------------------------------
  95
  96
  97
 97-a  LifeCare Family Services                  9,473   8/31/2009  Southeast Waffles, LLC                                6,698
 97-b  Eastern Hills Christian Academy          10,837   6/14/2009  Presbyterian Healthcare Services                      6,568
-------------------------------------------------------------------------------------------------------------------------------
 97-c  Cyclone Couriers, Inc.                    4,655   4/30/2008  Pronto Couriers, Inc.                                 1,759
  98   Exotic Tan                                2,400   2/28/2011  Caie's Cafe                                           2,266
  99
 100   Cricket Communications                    3,360   8/31/2009  Senor Tequilla                                        3,000
 101   LA Boxing                                 3,621   9/5/2013   Custom Realty                                         3,490
-------------------------------------------------------------------------------------------------------------------------------
 102   Dr. Ray                                   1,800   9/30/2017  Caribou Coffee                                        1,600
 103   Subway                                    1,500   7/31/2017
 104
 105
 106
-------------------------------------------------------------------------------------------------------------------------------
 107
 108
 109   LA Nutrition                             10,000   7/31/2008  Southland C&D Corp.                                   8,200
 110
 111
-------------------------------------------------------------------------------------------------------------------------------
 112
 113   Performance Construction                  3,200  12/31/2010  FedEx/Kinko                                           2,000
 114   Turan Air Systems, Inc.                  12,780   8/31/2011  Cutler-Hammer Inc. / Eaton                            6,390
 115   ICO Technology                            9,740   4/30/2011  CompuTex                                              8,664
 116   Cambridge Pet Shop                        3,500   4/30/2015  Cambridge Trust Company                               2,400
-------------------------------------------------------------------------------------------------------------------------------
 117
 118   Safari Adventures In Pets                 4,325  10/31/2012  Monicals Pizza                                        3,562
 119
 120   Blockbuster Video                         4,003   1/31/2011  Wingstop Restaurant                                   1,777
 121   Taco Nacho's                              1,600  10/31/2012  S&S Maintenance                                       1,600
-------------------------------------------------------------------------------------------------------------------------------
 122   IFCO - Pallet Companies                  35,285   5/31/2009  ABC Coating                                          19,415
 123
 124   Thibodeau, Albro & Touchet Therapy        7,365   4/30/2021  Dialysis Clinic, LLC                                  6,064
 125   Arctic Polar Heating & Air, LLC          13,561  11/30/2019  Atlanta Western Group                                 7,832
 126   Mendocino Forest Products                 4,685  11/30/2011  PDI                                                   4,298
-------------------------------------------------------------------------------------------------------------------------------
 127
 128
 129   Benson Equipt Equiptment Handling        12,302   6/30/2010  Offco Printing                                        4,926
 130   Anytime Fitness                           8,150   4/1/2010   Dr. Sharda                                            2,600
 131
-------------------------------------------------------------------------------------------------------------------------------
 132   Car Audio Pros                            4,000  11/30/2010  MTG Upholstery                                        3,300
 133   Sports City Sporting Goods                4,227   8/31/2012  Riverbottom Cafe                                      2,585
 134
 135
 136
-------------------------------------------------------------------------------------------------------------------------------
 137
 138
 139
 140   Old Paris Home Furnishings               18,000   6/15/2008  FoodLink for Tulare County                           18,000
 141   Classique Footwear LLC                    2,184   8/31/2012  SGG West, LLC                                         1,814
-------------------------------------------------------------------------------------------------------------------------------
 142
 143   Charles Schwab                            2,800   3/31/2012  Starbucks                                             1,850
 144   Mark's Hallmark                           5,040   2/29/2012  Beef O'Brady's                                        4,200
 145   Verizon Wireless                          3,009   3/31/2012  FedEx Kinko's                                         2,000
 146
-------------------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147   Starbucks Corp.                           1,923   5/31/2017
-------------------------------------------------------------------------------------------------------------------------------
 148
 149
 150
 151
 152   Fed-Ex                                    4,000   5/31/2009  Cinncinnati Bell                                      2,964
-------------------------------------------------------------------------------------------------------------------------------
 153
 154
 155
 156
 157
-------------------------------------------------------------------------------------------------------------------------------
 158   Marley's                                  2,700   8/31/2009  Robert Kidd Gallery                                   2,700
 159
 160   Ravi Makam                                2,658   7/31/2008  Pharmacy                                              2,553
 161
 162   Southern Light                            5,783   4/30/2010  Imagine Furniture                                     4,469
-------------------------------------------------------------------------------------------------------------------------------
 163
 164
 165   Jimmy John's Gourmet Sandwiches           2,000   6/30/2012  US Cellular                                           1,750
 166
 167
-------------------------------------------------------------------------------------------------------------------------------
 168
 169
 170
 171
 172
-------------------------------------------------------------------------------------------------------------------------------
 173
 174
 175
 176   Greg Stevenson                            2,370      MTM     Central Coast SRVYR                                   1,764
 177   Starbucks Coffee                          1,824   8/31/2016  Movin' Shoes                                            799
-------------------------------------------------------------------------------------------------------------------------------
 178
 179
 180
 181
 182
-------------------------------------------------------------------------------------------------------------------------------
 183
 184
 185
 186
186-a
-------------------------------------------------------------------------------------------------------------------------------
186-b

                                            UPFRONT
         LEASE     PERCENT      LEASED  REPLACEMENT
  ID   EXPIRATION   LEASED  AS-OF DATE  RESERVES ($) (9)
--------------------------------------------------------

  1                  93.9%    6/1/2007
 1-a   9/30/2015     84.5%    6/1/2007
 1-b                100.0%    6/1/2007
 1-c   7/31/2011     98.2%    6/1/2007
 1-d   2/29/2008     97.3%    6/1/2007
--------------------------------------------------------
 1-e   6/30/2011     99.7%    6/1/2007
 1-f   2/28/2011     91.5%    6/1/2007
 1-g   10/31/2009    96.4%    6/1/2007
 1-h   3/14/2013     99.6%    6/1/2007
 1-i                100.0%    6/1/2007
--------------------------------------------------------
 1-j   7/31/2009     93.6%    6/1/2007
 1-k   9/30/2013     99.3%    6/1/2007
 1-l   3/14/2010     98.8%    6/1/2007
 1-m      MTM        99.2%    6/1/2007
 1-n   5/31/2015     98.3%    6/1/2007
--------------------------------------------------------
 1-o   7/31/2009     84.7%    6/1/2007
 1-p   5/31/2009     81.7%    6/1/2007
 1-q   5/31/2009     77.3%    6/1/2007
 1-r                100.0%    9/1/2007
 1-s   7/31/2009     90.7%    6/1/2007
--------------------------------------------------------
  2                  97.3%  11/15/2007
 2-a   1/31/2015     97.4%  11/15/2007
 2-b   1/31/2012     97.0%  11/15/2007
  3                 100.0%   12/1/2007
 3-a                100.0%   12/1/2007
--------------------------------------------------------
 3-b                100.0%   12/1/2007
 3-c                100.0%   12/1/2007
 3-d                100.0%   12/1/2007
 3-e                100.0%   12/1/2007
 3-f                100.0%   12/1/2007
--------------------------------------------------------
  4    10/31/2012    99.0%   9/20/2007
  5                  61.9%   9/30/2007
 5-a                 65.6%   9/30/2007
 5-b                 70.3%   9/30/2007
 5-c                 69.1%   9/30/2007
--------------------------------------------------------
 5-d                 75.4%   9/30/2007
 5-e                 63.8%   9/30/2007
 5-f                 72.4%   9/30/2007
 5-g                 54.6%   9/30/2007
 5-h                 60.2%   9/30/2007
--------------------------------------------------------
 5-i                 76.2%   9/30/2007
 5-j                 60.4%   9/30/2007
 5-k                 71.4%   9/30/2007
 5-l                 52.0%   9/30/2007
 5-m                 62.4%   9/30/2007
--------------------------------------------------------
 5-n                 69.1%   9/30/2007
 5-o                 60.8%   9/30/2007
 5-p                 63.7%   9/30/2007
 5-q                 63.0%   9/30/2007
 5-r                 64.6%   9/30/2007
--------------------------------------------------------
 5-s                 64.5%   9/30/2007
 5-t                 81.2%   9/30/2007
 5-u                 73.6%   9/30/2007
 5-v                 75.3%   9/30/2007
 5-w                 73.3%   9/30/2007
--------------------------------------------------------
 5-x                 69.7%   9/30/2007
 5-y                 66.4%   9/30/2007
 5-z                 75.5%   9/30/2007
 5-aa                65.5%   9/30/2007
 5-ab                65.8%   9/30/2007
--------------------------------------------------------
 5-ac                54.6%   9/30/2007
 5-ad                54.1%   9/30/2007
 5-ae                71.8%   9/30/2007
 5-af                64.7%   9/30/2007
 5-ag                50.9%   9/30/2007
--------------------------------------------------------
 5-ah                63.3%   9/30/2007
 5-ai                66.2%   9/30/2007
 5-aj                66.1%   9/30/2007
 5-ak                66.5%   9/30/2007
 5-al                59.1%   9/30/2007
--------------------------------------------------------
 5-am                69.1%   9/30/2007
 5-an                55.2%   9/30/2007
 5-ao                66.3%   9/30/2007
 5-ap                65.5%   9/30/2007
 5-aq                61.6%   9/30/2007
--------------------------------------------------------
 5-ar                61.4%   9/30/2007
 5-as                78.1%   9/30/2007
 5-at                64.5%   9/30/2007
 5-au                59.5%   9/30/2007
 5-av                56.0%   9/30/2007
--------------------------------------------------------
 5-aw                56.2%   9/30/2007
 5-ax                56.4%   9/30/2007
 5-ay                48.6%   9/30/2007
 5-az                61.2%   9/30/2007
 5-ba                56.6%   9/30/2007
--------------------------------------------------------
 5-bb                62.6%   9/30/2007
 5-bc                43.7%   9/30/2007
 5-bd                53.6%   9/30/2007
 5-be                67.6%   9/30/2007
 5-bf                59.9%   9/30/2007
--------------------------------------------------------
 5-bg                63.1%   9/30/2007
 5-bh                58.5%   9/30/2007
 5-bi                66.2%   9/30/2007
 5-bj                60.5%   9/30/2007
 5-bk                50.0%   9/30/2007
--------------------------------------------------------
 5-bl                55.7%   9/30/2007
 5-bm                57.1%   9/30/2007
 5-bn                77.6%   9/30/2007
 5-bo                59.4%   9/30/2007
 5-bp                58.7%   9/30/2007
--------------------------------------------------------
 5-bq                51.8%   9/30/2007
 5-br                51.9%   9/30/2007
 5-bs                60.2%   9/30/2007
 5-bt                58.5%   9/30/2007
 5-bu                57.5%   9/30/2007
--------------------------------------------------------
 5-bv                58.6%   9/30/2007
 5-bw                53.6%   9/30/2007
 5-bx                37.7%   9/30/2007
 5-by                64.8%   9/30/2007
 5-bz                45.6%   9/30/2007
--------------------------------------------------------
 5-ca                51.1%   9/30/2007
  6                  66.3%   9/30/2007
  7    1/31/2008     95.1%   11/7/2007
  8                  78.2%  10/31/2007       88,008
  9                 100.0%   4/30/2007
--------------------------------------------------------
  10   2/28/2015     97.1%   9/18/2007        2,563
  11   1/31/2018     98.3%   11/1/2007
  12    8/1/2008     95.1%  10/16/2007
  13   1/31/2013    100.0%   10/1/2007
  14                100.0%   12/1/2007
--------------------------------------------------------
 14-a               100.0%   12/1/2007
 14-b               100.0%   12/1/2007
 14-c               100.0%   12/1/2007
  15                 86.0%  11/15/2007
  16                 65.2%   8/31/2007   10,000,000
--------------------------------------------------------
  17                 95.4%   10/2/2007
  18                 62.0%   7/31/2007
 18-a                56.5%   7/31/2007
 18-b                63.2%   7/31/2007
 18-c                73.4%   7/31/2007
--------------------------------------------------------
 18-d                54.2%   7/31/2007
 18-e                66.9%   7/31/2007
  19                 58.9%   7/31/2007
 19-a                63.6%   7/31/2007
 19-b                50.0%   7/31/2007
--------------------------------------------------------
 19-c                56.9%   7/31/2007
 19-d                65.4%   7/31/2007
  20   1/31/2011     97.7%   11/6/2007
  21                 68.1%   7/31/2007
 21-a                60.2%   7/31/2007
--------------------------------------------------------
 21-b                70.5%   7/31/2007
 21-c                72.7%   7/31/2007
 21-d                73.8%   7/31/2007
  22                100.0%   12/1/2007
  23   8/31/2017     92.9%   9/26/2007
--------------------------------------------------------
  24    7/1/2011    100.0%    8/8/2007        3,239
  25   11/30/2014    97.6%    7/1/2007
  26                 85.3%   6/30/2007      110,000
  27                 98.0%   6/30/2007       47,840
  28                 99.5%   6/30/2007       63,160
--------------------------------------------------------
  29                 91.0%   9/16/2007
  30   6/22/2023     87.7%   9/28/2007
  31                100.0%   12/1/2007
  32                 98.2%    8/1/2007        5,821
 32-a  7/31/2010     98.7%    8/1/2007
--------------------------------------------------------
 32-b  8/31/2010     97.1%    8/1/2007
  33   3/31/2009     94.7%   10/1/2007
  34                100.0%    8/1/2007        4,128
  35                100.0%  10/16/2007
  36   11/30/2009    88.1%   8/13/2007
--------------------------------------------------------
  37   7/31/2013    100.0%  10/23/2007
  38   2/27/2017    100.0%   7/15/2007
  39                 94.7%   6/30/2007
  40                100.0%  10/10/2007
  41                100.0%   11/9/2007
--------------------------------------------------------
  42                100.0%   12/1/2007
  43                100.0%   12/1/2007
  44                100.0%   12/1/2007
  45                100.0%   12/1/2007
  46   10/31/2081    93.0%   9/26/2007
--------------------------------------------------------
  47                100.0%    9/4/2007
  48                 92.3%   10/9/2007
  49   4/30/2009     91.5%   9/11/2007
  50   7/31/2012     93.4%   10/9/2007
  51   12/31/2012    86.1%   8/31/2007
--------------------------------------------------------
  52                 80.4%   8/31/2007
  53   9/30/2015     98.3%   8/29/2007
  54   5/31/2012     96.9%    8/1/2007
  55                 95.4%   10/2/2007    1,000,000
  56                 95.3%   8/31/2007       20,027
--------------------------------------------------------
 56-a                96.1%   8/31/2007
 56-b                94.6%   8/31/2007
  57   12/31/2009    95.2%   5/28/2007        2,487
  58   6/30/2017     88.6%    6/1/2007
  59   8/30/2010     98.5%   10/3/2007
--------------------------------------------------------
  60                100.0%   12/1/2007
 60-a               100.0%   12/1/2007
 60-b               100.0%   12/1/2007
  61                100.0%   12/1/2007
  62   1/31/2028     89.9%    8/1/2007
--------------------------------------------------------
  63   2/28/2010     94.0%  10/30/2007
  64   10/31/2008    99.2%  11/16/2007
  65                 54.0%   4/30/2007    3,000,000
  66                100.0%    7/1/2007        2,315
--------------------------------------------------------
  67   10/31/2017   100.0%   11/5/2007
  68   8/31/2012     92.2%    9/1/2007
  69   8/31/2012     75.8%  10/17/2007
  70                100.0%   7/12/2007
  71   8/31/2013    100.0%  10/10/2006          885
--------------------------------------------------------
  72                100.0%  10/10/2007
  73   9/30/2012     95.4%   8/20/2007
  74                 74.2%   6/30/2007      400,000
  75                 65.4%   5/31/2007
 75-a                68.0%   5/31/2007
--------------------------------------------------------
 75-b                63.5%   5/31/2007
  76   9/30/2011     81.5%    7/1/2007
  77                100.0%    4/4/2007
  78   8/31/2011     96.2%   10/1/2007
  79   5/31/2012     72.2%    7/1/2007
--------------------------------------------------------
  80   7/31/2010     85.1%    7/1/2007
  81                100.0%    8/1/2007
  82                100.0%   9/19/2007
  83   10/31/2010   100.0%   9/24/2007
  84    8/6/2011    100.0%   10/1/2007
--------------------------------------------------------
  85   2/28/2011    100.0%   9/25/2007
  86   4/30/2008     97.9%   10/4/2007
  87   10/31/2008    94.2%  10/25/2007          656
  88   7/18/2017    100.0%   10/5/2007
  89                 91.3%   10/2/2007    1,000,000
--------------------------------------------------------
  90   7/10/2010     81.2%  10/24/2007
  91   12/31/2007    72.4%  10/31/2007
  92                100.0%   12/1/2007        1,032
  93   7/31/2008     88.6%   7/19/2007
  94                 75.1%   9/30/2007
--------------------------------------------------------
  95                100.0%   12/1/2007
  96                 91.0%   9/12/2007
  97                 89.5%     Various
 97-a  9/30/2009     94.4%   10/1/2007
 97-b  3/31/2012     88.1%   10/1/2007
--------------------------------------------------------
 97-c  4/30/2008     77.4%  11/13/2007
  98   2/28/2016     62.2%  10/23/2007
  99                 88.7%   8/23/2007
 100   2/28/2008    100.0%   6/13/2007       25,000
 101   8/14/2016     95.7%   6/27/2007
--------------------------------------------------------
 102    5/1/2016     77.4%   11/9/2006
 103                100.0%   9/12/2007
 104                 73.8%   9/30/2007
 105                 86.5%  10/19/2007
 106                100.0%    7/1/2007
--------------------------------------------------------
 107                100.0%   9/25/2007
 108                 85.9%   7/31/2007
 109   6/30/2009    100.0%   10/1/2007
 110                 96.3%   10/4/2007        1,667
 111                 72.0%   5/31/2007
--------------------------------------------------------
 112                 80.8%   9/16/2007
 113   2/28/2017     89.9%   9/14/2007
 114   11/30/2008   100.0%   9/24/2007
 115   5/31/2011     88.8%  10/22/2007      253,000
 116   7/10/2009    100.0%   5/11/2007
--------------------------------------------------------
 117                 87.4%   8/31/2007
 118   2/28/2014     85.4%   8/22/2007
 119                 85.1%   9/30/2007
 120   10/13/2008    83.1%   8/17/2007
 121   10/31/2010    91.3%    9/1/2007
--------------------------------------------------------
 122   9/30/2009    100.0%   8/21/2007
 123                 77.5%   5/31/2007
 124   11/30/2011    88.3%  10/17/2007
 125   11/30/2016    91.0%   7/12/2007
 126   5/31/2017    100.0%   8/30/2007
--------------------------------------------------------
 127                 99.0%   9/27/2007
 128                100.0%   12/1/2007
 129   3/31/2010    100.0%   8/15/2007
 130    4/1/2011    100.0%   5/14/2007          650
 131                 88.8%   7/17/2007          762
--------------------------------------------------------
 132   3/21/2009    100.0%    7/1/2007          359
 133   8/31/2010     86.5%   8/30/2007
 134                 96.4%   10/8/2007
 135                100.0%  10/10/2007      230,524
 136                100.0%   8/28/2007
--------------------------------------------------------
 137                100.0%    7/5/2007
 138                100.0%   12/1/2007
 139                100.0%   10/1/2007
 140   1/14/2010    100.0%   11/1/2007
 141   12/1/2009     79.8%   12/1/2007
--------------------------------------------------------
 142                 86.9%   9/11/2007
 143   2/28/2017     92.2%   9/10/2007
 144   9/29/2010    100.0%  10/25/2007
 145   10/31/2012    90.2%  10/24/2007
 146                100.0%   12/1/2007
--------------------------------------------------------
146-a               100.0%   12/1/2007
146-b               100.0%   12/1/2007
146-c               100.0%   12/1/2007
146-d               100.0%   12/1/2007
 147                100.0%   10/5/2007
--------------------------------------------------------
 148                100.0%   12/1/2007
 149                 98.2%   8/30/2007
 150                100.0%   12/1/2007
 151                100.0%   12/1/2007
 152   9/30/2012     85.3%   9/26/2007
--------------------------------------------------------
 153                100.0%   12/1/2007
 154                 98.6%    9/5/2007
 155                100.0%   12/1/2007
 156                 96.3%   6/26/2007
 157                 90.6%   8/28/2007
--------------------------------------------------------
 158   11/30/2011   100.0%   8/16/2007
 159                 94.2%    5/1/2007
 160      MTM       100.0%    4/6/2007
 161                100.0%   12/1/2007
 162   10/12/2008   100.0%   6/18/2007
--------------------------------------------------------
 163                100.0%    7/3/2007
 164                 88.0%    8/1/2007
 165   3/31/2012    100.0%    9/7/2007
 166                 96.2%    8/1/2007
 167                100.0%    9/7/2007
--------------------------------------------------------
 168                 89.5%   9/13/2007
 169                100.0%   12/1/2007
 170                 96.9%   7/25/2007
 171                100.0%    9/7/2007
 172                100.0%    9/5/2007
--------------------------------------------------------
 173                100.0%   8/17/2007
 174                100.0%   12/1/2007
 175                100.0%   12/1/2007
 176   1/31/2010    100.0%  10/16/2007
 177   11/30/2009   100.0%    9/7/2007
--------------------------------------------------------
 178                100.0%  10/12/2007
 179                 86.1%   9/30/2007
 180                100.0%   12/1/2007
 181                100.0%    9/5/2007
 182                100.0%    9/5/2007
--------------------------------------------------------
 183                100.0%  10/19/2007
 184                100.0%   12/1/2007
 185                100.0%    8/6/2007
 186                100.0%   7/25/2007
186-a               100.0%   7/26/2007
--------------------------------------------------------
186-b               100.0%   7/26/2007

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                                                        MONTHLY
                                                                                                                    REPLACEMENT
  ID                                                                                                               RESERVES ($)
-------------------------------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
-------------------------------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
-------------------------------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
-------------------------------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
-------------------------------------------------------------------------------------------------------------------------------
  2
 2-a
 2-b
  3
 3-a
-------------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
-------------------------------------------------------------------------------------------------------------------------------
  4
  5
 5-a
 5-b
 5-c
-------------------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
-------------------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
-------------------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
-------------------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
-------------------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
-------------------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
-------------------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
-------------------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
-------------------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
-------------------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
-------------------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
-------------------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
-------------------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
-------------------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
-------------------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
-------------------------------------------------------------------------------------------------------------------------------
 5-ca
  6                                                                          1/12th of 4% of TGR - Currently $98,078.42 / month
  7
  8                                                                                                                      88,008
  9                                                                                                                       2,700
-------------------------------------------------------------------------------------------------------------------------------
  10                                                                                                                      2,563
  11
  12                                                                                                                      3,846
  13
  14
-------------------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15
  16
-------------------------------------------------------------------------------------------------------------------------------
  17
  18                                                                          Greater of $30,094 or 1/12 of 4% of Gross Revenue
 18-a
 18-b
 18-c
-------------------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19                                                                          Greater of $30,467 or 1/12 of 4% of Gross Revenue
 19-a
 19-b
-------------------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20                                                                                                                      4,401
  21                                                                          Greater of $31,243 or 1/12 of 4% of Gross Revenue
 21-a
-------------------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22
  23
-------------------------------------------------------------------------------------------------------------------------------
  24                                                                                                                      3,239
  25                                                                                                                      2,644
  26
  27
  28
-------------------------------------------------------------------------------------------------------------------------------
  29
  30                                                                                                                      1,753
  31
  32                                                                                                                      5,821
 32-a
-------------------------------------------------------------------------------------------------------------------------------
 32-b
  33
  34                                                                                                                      4,128
  35
  36                                                                                                                      1,880
-------------------------------------------------------------------------------------------------------------------------------
  37
  38
  39                                                                                                                      3,074
  40                                                                                                                      5,035
  41
-------------------------------------------------------------------------------------------------------------------------------
  42
  43
  44
  45
  46
-------------------------------------------------------------------------------------------------------------------------------
  47                                                                                                                      4,781
  48                                                                                                                      4,333
  49
  50                                                                                                                      1,019
  51
-------------------------------------------------------------------------------------------------------------------------------
  52                                                                                                                     10,000
  53                                                                                                                      2,097
  54                                                                                                                      1,004
  55
  56                                                                                                                      6,900
-------------------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57                                                                                                                      2,487
  58
  59                                                                                                                      1,214
-------------------------------------------------------------------------------------------------------------------------------
  60
 60-a
 60-b
  61                                                                                                                        588
  62                                                                                                                        269
-------------------------------------------------------------------------------------------------------------------------------
  63
  64
  65                                                                                                                      9,211
  66                                                                                                                      2,315
-------------------------------------------------------------------------------------------------------------------------------
  67
  68
  69                                                                                                                      2,631
  70
  71                                                                                                                        885
-------------------------------------------------------------------------------------------------------------------------------
  72                                                                                                                      3,733
  73                                                                                                                      1,082
  74                                                                                                                      8,895
  75   12,250 Initially; 1/12 of 5% of Gross Rev. (Baymont Property) and 1/12 of 4% of Gross Rev. (Wingate Property) thereafter
 75-a
-------------------------------------------------------------------------------------------------------------------------------
 75-b
  76
  77
  78
  79
-------------------------------------------------------------------------------------------------------------------------------
  80
  81
  82
  83                                                                                                                       524
  84
-------------------------------------------------------------------------------------------------------------------------------
  85                                                                                                                     1,875
  86
  87                                                                                                                       656
  88
  89
-------------------------------------------------------------------------------------------------------------------------------
  90
  91
  92                                                                                                                     1,032
  93
  94
-------------------------------------------------------------------------------------------------------------------------------
  95
  96                                                                                                                     1,950
  97                                                                                                                     2,333
 97-a
 97-b
-------------------------------------------------------------------------------------------------------------------------------
 97-c
  98
  99
 100                                                                                                                     2,083
 101
-------------------------------------------------------------------------------------------------------------------------------
 102
 103
 104                                                 3% of Monthly Gross Revenues (Capex) / 1% of Monthly Gross Revenues (FF&E)
 105
 106
-------------------------------------------------------------------------------------------------------------------------------
 107
 108                                                                                                                       756
 109
 110                                                                                                                     1,667
 111                                                                                            2.5% of Monthly Gross Revenues
-------------------------------------------------------------------------------------------------------------------------------
 112
 113
 114                                                                                                                       533
 115
 116
-------------------------------------------------------------------------------------------------------------------------------
 117
 118                                                                                                                       343
 119
 120                                                                                                                       370
 121                                                                                                                       208
-------------------------------------------------------------------------------------------------------------------------------
 122
 123                                                                                              3% of Monthly Gross Revenues
 124                                                                                                                     1,106
 125                                                                                                                     1,000
 126
-------------------------------------------------------------------------------------------------------------------------------
 127                                                                                                                       400
 128
 129
 130                                                                                                                       650
 131                                                                                                                       762
-------------------------------------------------------------------------------------------------------------------------------
 132                                                                                                                       359
 133                                                                                                                     1,097
 134
 135
 136                                                                                                                     1,229
-------------------------------------------------------------------------------------------------------------------------------
 137
 138
 139
 140
 141                                                                                                                       159
-------------------------------------------------------------------------------------------------------------------------------
 142
 143
 144
 145                                                                                                                       191
 146
-------------------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147
-------------------------------------------------------------------------------------------------------------------------------
 148
 149                                                                                                                     2,250
 150                                                                                                                       125
 151
 152
-------------------------------------------------------------------------------------------------------------------------------
 153                                                                                                                       140
 154                                                                                                                     1,800
 155
 156
 157                                                                                                                       698
-------------------------------------------------------------------------------------------------------------------------------
 158                                                                                                                       254
 159                                                                                                                       690
 160
 161
 162                                                                                                                       406
-------------------------------------------------------------------------------------------------------------------------------
 163
 164                                                                                                                       456
 165                                                                                                                       118
 166
 167                                                                                                                       375
-------------------------------------------------------------------------------------------------------------------------------
 168
 169
 170                                                                                                                       600
 171                                                                                                                       400
 172                                                                                                                       600
-------------------------------------------------------------------------------------------------------------------------------
 173                                                                                                                       267
 174
 175
 176
 177                                                                                                                        83
-------------------------------------------------------------------------------------------------------------------------------
 178
 179                                                                                                                       726
 180
 181                                                                                                                       450
 182                                                                                                                       450
-------------------------------------------------------------------------------------------------------------------------------
 183
 184
 185                                                                                                                       500
 186
186-a
-------------------------------------------------------------------------------------------------------------------------------
186-b

          UPFRONT                              MONTHLY  MONTHLY TAX  MONTHLY INSURANCE           UPFRONT
  ID    TI/LC ($)                            TI/LC ($)   ESCROW ($)         ESCROW ($)  OTHER ESCROW ($)(9)
----------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
----------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
----------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
----------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
----------------------------------------------------------------------------------------------------------
  2
 2-a
 2-b
  3
 3-a
----------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
----------------------------------------------------------------------------------------------------------
  4                                                          79,125             8,438          2,400,000
  5                                                         559,889           129,839            228,657
 5-a
 5-b
 5-c
----------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
----------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
----------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
----------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
----------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
----------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
----------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
----------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
----------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
----------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
----------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
----------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
----------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
----------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
----------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
----------------------------------------------------------------------------------------------------------
 5-ca
  6                                                                                      7,195,703 (LOC)
  7
  8                                                          65,272                            1,160,642
  9
----------------------------------------------------------------------------------------------------------
  10       1,667                 1,667                                          5,667            278,344
  11                             5,220                       62,889             2,276            521,000
  12   2,766,830                                             38,519             2,839
  13
  14
----------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15                                                                                     4,750,000 (LOC)
  16
----------------------------------------------------------------------------------------------------------
  17
  18                                                         42,042             8,137
 18-a
 18-b
 18-c
----------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19                                                         37,239            15,924
 19-a
 19-b
----------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20                                                         64,827             5,528    1,000,000 (LOC)
  21                                                         57,787             8,374
 21-a
----------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22
  23                                                                                             570,000
----------------------------------------------------------------------------------------------------------
  24     275,000                                             77,718             3,915            500,000
  25     200,000                 6,250                       22,707             1,853
  26                                                         10,047                              985,000
  27                                                          2,872
  28                                                          1,527
----------------------------------------------------------------------------------------------------------
  29                                                         21,861
  30                             9,000                       20,578             3,045            235,000
  31
  32     136,731                13,750                       42,543
 32-a
----------------------------------------------------------------------------------------------------------
 32-b
  33
  34                                                         33,931             4,455
  35                                                         19,043            13,008             31,250
  36                                                                                             636,312
----------------------------------------------------------------------------------------------------------
  37
  38                                                         19,694             3,828
  39                                                         15,144             6,128
  40                                                          5,945             4,087
  41                                                                                             915,000
----------------------------------------------------------------------------------------------------------
  42
  43
  44
  45
  46                                                          8,250             1,795          2,932,000
----------------------------------------------------------------------------------------------------------
  47                                                          6,149             3,335
  48                                                         10,713             4,663
  49       5,609                 5,609                       25,457                            1,100,000
  50                             6,125                       21,255             2,574          1,570,000
  51     300,000                                                                                 320,000
----------------------------------------------------------------------------------------------------------
  52                                                         10,500             5,298          1,300,000
  53                                                                                             265,150
  54                             3,172                        9,142                              125,000
  55                                                          5,444             2,563
  56                                                          8,816             6,211            635,714
----------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57       2,150                 2,150                        8,592
  58                                                                                             967,513
  59       5,000                 5,000                        6,237               755
----------------------------------------------------------------------------------------------------------
  60
 60-a
 60-b
  61
  62                             2,032                        2,154                              130,000
----------------------------------------------------------------------------------------------------------
  63     150,000                                             25,966                              437,500
  64     100,000                                             11,130
  65                                                         11,764             8,790
  66                                                         12,378             2,341
----------------------------------------------------------------------------------------------------------
  67      14,019                 3,500                        5,450             1,691            873,895
  68                             2,750                        2,411             1,339            708,080
  69                             6,000                       12,675             2,751             94,818
  70                                                          7,274             1,480
  71       1,917                 1,917                       15,912                              400,000
----------------------------------------------------------------------------------------------------------
  72                                                          4,467             1,794
  73     200,000                                             12,303             2,089             16,500
  74                                                         13,161             3,322
  75                                                          4,901             3,229            299,001
 75-a
----------------------------------------------------------------------------------------------------------
 75-b
  76                                                         12,917
  77                                                         12,617
  78     250,000                                              4,202             1,622
  79                             1,975                       10,001               419          1,231,000
----------------------------------------------------------------------------------------------------------
  80                             1,975                                                             3,100
  81                                                                                           1,100,000
  82                                                                                             936,611
  83                     (Years 1-5); 3,500 thereafter        7,453               798
  84                                                                                             237,920
----------------------------------------------------------------------------------------------------------
  85                                                                                       658,785 (LOC)
  86                                                          9,069               824
  87      30,000                 2,522                       12,163                               86,600
  88                                                          9,556             1,009
  89                                                          4,627             1,470
----------------------------------------------------------------------------------------------------------
  90                                                                                             350,000
  91
  92
  93                                                                                             128,084
  94
----------------------------------------------------------------------------------------------------------
  95      50,000
  96                                                          3,593             2,704            211,363
  97      59,862                                              9,770             1,382            615,000
 97-a
 97-b
----------------------------------------------------------------------------------------------------------
 97-c
  98                                                          6,644             1,409
  99
 100                             4,000                        4,003
 101     362,241
----------------------------------------------------------------------------------------------------------
 102                                                          4,740               451          1,100,000
 103                                                          4,667               310
 104                                                          6,667             1,838
 105                                                          3,000             1,701            175,413
 106     200,000
----------------------------------------------------------------------------------------------------------
 107
 108                                                          4,444               691            260,000
 109                                                          5,306
 110                                                          5,703             3,315             19,900
 111                                                          6,848             1,991
----------------------------------------------------------------------------------------------------------
 112
 113                               570                        1,127             1,006            586,000
 114
 115                             5,504                        9,190             1,892          2,200,000
 116
----------------------------------------------------------------------------------------------------------
 117
 118                             1,000                        2,237               987            450,000
 119                                                          1,455             1,337
 120     100,000                                              5,071             2,683            350,000
 121     103,840                 1,300                        3,075               542            200,000
----------------------------------------------------------------------------------------------------------
 122
 123                                                          6,210             1,991
 124      50,000                 2,467                        5,224             1,478      127,340 (LOC)
 125                                                          4,215               912      150,000 (LOC)
 126                                                                                             190,832
----------------------------------------------------------------------------------------------------------
 127                                                          2,990               463
 128
 129                             2,408                        4,354
 130                                                          2,865               592      142,500 (LOC)
 131                                                          5,599                              214,000
----------------------------------------------------------------------------------------------------------
 132       1,667                 1,667                        4,492               745
 133                             1,407                        7,669               659            332,291
 134                                                          5,140             1,394
 135                                                          7,059               181
 136                                                          6,198             1,528
----------------------------------------------------------------------------------------------------------
 137                                                          4,206
 138
 139                                                                              726
 140     190,000                                              1,513             1,189
 141                                                          3,521               464
----------------------------------------------------------------------------------------------------------
 142                                                          1,631               532
 143                                                                                             800,000
 144      81,400                                              3,830               859
 145      80,500                 1,079                        4,089               376            105,000
 146
----------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147     230,493                                                                                  89,375
----------------------------------------------------------------------------------------------------------
 148                                                          1,424               362
 149                                                          6,231             2,558
 150     269,100
 151                                                          4,290               332
 152                                                          6,048             1,044
----------------------------------------------------------------------------------------------------------
 153
 154                                                          2,542               947
 155                                                                              341
 156                                                          7,045             1,033
 157                                                          1,528             1,030
----------------------------------------------------------------------------------------------------------
 158                               753                        4,070               283
 159                                                          3,218             3,815
 160                                                          1,195               446
 161                                                                                                 500
 162                                                          1,113               928
----------------------------------------------------------------------------------------------------------
 163                                                                                              35,130
 164                                                          2,028               808
 165                               817                        1,578               542
 166                                                          4,399
 167                                                          2,341               375
----------------------------------------------------------------------------------------------------------
 168
 169
 170                                                          2,215               674
 171                                                          2,250               426
 172                                                          2,036               543
----------------------------------------------------------------------------------------------------------
 173                                                            825               567
 174                                                          1,946               342
 175                                                          4,591               303
 176
 177                               569                        2,144               352
----------------------------------------------------------------------------------------------------------
 178
 179                                                          1,153               200
 180
 181                                                          1,324               425              5,000
 182                                                          1,954               423
----------------------------------------------------------------------------------------------------------
 183
 184
 185                                                          2,239               263
 186
186-a
----------------------------------------------------------------------------------------------------------
186-b

       OTHER ESCROW
  ID   DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
 1-c
 1-d
------------------------------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
------------------------------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
------------------------------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
------------------------------------------------------------------------------------------------------------------------------
  2
 2-a
 2-b
  3    Springing Environmental Holdack, Springing Deferred Maintenance Holdback
 3-a
------------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
------------------------------------------------------------------------------------------------------------------------------
  4    Additional Security
  5    Environmental (144,650); Ground Lease (84,007); Springing Deferred Maintenance; Springing Ground Lease
 5-a
 5-b
 5-c
------------------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
------------------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
------------------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
------------------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
------------------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
------------------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
------------------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
------------------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
------------------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
------------------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
------------------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
------------------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
------------------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
------------------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
------------------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
------------------------------------------------------------------------------------------------------------------------------
 5-ca
  6    Additional Security/Debt Service LOC
  7
  8    Upfront Ground Rent & PIP; Monthly Ground Rent
  9
------------------------------------------------------------------------------------------------------------------------------
  10   Health Club (240,000) and Violations (38,344) Holdbacks
  11   Petsmart Holdback (55,000) and Michaels Holdback LOC (466,000 LOC)
  12
  13
  14
------------------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15   Debt Service LOC
  16
------------------------------------------------------------------------------------------------------------------------------
  17
  18
 18-a
 18-b
 18-c
------------------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19
 19-a
 19-b
------------------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20   Leasing Reserve LOC
  21
 21-a
------------------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22
  23   Holdback
------------------------------------------------------------------------------------------------------------------------------
  24   DSCR Holdback
  25
  26   Economic Occupancy Holdback LOC
  27
  28
------------------------------------------------------------------------------------------------------------------------------
  29
  30   Suite 5731 Holdback Reserve
  31
  32
 32-a
------------------------------------------------------------------------------------------------------------------------------
 32-b
  33
  34
  35   Seismic Maintenance
  36   Letter of Credit
------------------------------------------------------------------------------------------------------------------------------
  37
  38
  39
  40
  41   Construction Funds
------------------------------------------------------------------------------------------------------------------------------
  42
  43
  44
  45
  46   24 Hour Fitness Free Rent Reserve (432,000), TI Reserve LOC (2,500,000)
------------------------------------------------------------------------------------------------------------------------------
  47
  48
  49   Performance Reserve
  50   National Orthodontix TI Reserve (70,000), Holdback Reserve (1,500,000)
  51   Environmental Reserve (20,000), J.C. Penney TI Holdback (300,000)
------------------------------------------------------------------------------------------------------------------------------
  52   Performance Impound
  53   Cleanup Work Escrow; Albertson LOC
  54   Occupancy Impound LOC
  55
  56   Capital Reserve (309,296), Fire Loss Reserve (326,418)
------------------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57
  58   Vacancy Reserve (900,000), KFC Reserve (67,513)
  59
------------------------------------------------------------------------------------------------------------------------------
  60
 60-a
 60-b
  61   Springing Debt Service Reserve
  62   Occupancy Impound LOC
------------------------------------------------------------------------------------------------------------------------------
  63   Environmental Remediation
  64
  65   Springing Excess Cash Impound
  66
------------------------------------------------------------------------------------------------------------------------------
  67   Interest Reserve (257,083), Tenant Improvements Reserve (616,812)
  68   Tenant Holdback Reserve (318,000), TI Reserve (50,080), Construction Cost Holdback Reserve (340,000)
  69   New Care/Home Health/Premium Product/Sacramento Business Rent Impounds
  70
  71   Standex LOC
------------------------------------------------------------------------------------------------------------------------------
  72
  73   Pure Investments Reserve
  74   Springing Excess Cash Impound
  75   Renovation Reserve (249,001), Credit Enhancement Reserve (50,000)
 75-a
------------------------------------------------------------------------------------------------------------------------------
 75-b
  76
  77
  78
  79   Occupancy Reserve (1,220,000), Rent Reserve (11,000)
------------------------------------------------------------------------------------------------------------------------------
  80   Rent Reserve
  81   Nova Retail Holdings Holdback
  82   Rent and Tax Special Impound/Construction Cost Impound
  83
  84   Fidelity Tenant Escrow
------------------------------------------------------------------------------------------------------------------------------
  85   PTC Therapeutics Rent Reserve LOC (600,000), Tax Reserve LOC (58,785)
  86
  87   IMA Tenant Holdback
  88
  89
------------------------------------------------------------------------------------------------------------------------------
  90   Occupancy Escrow
  91
  92
  93   Insurance Premium Impound, Springing Environmental Impound
  94
------------------------------------------------------------------------------------------------------------------------------
  95
  96   Environmental Reserve (11,363), Renovation Reserve (200,000)
  97   Holdback (410,000), Leasing Reserve (125,000), Supplemental Holdback (80,000), Monthly Reserve (Corporate Park Leasing)
 97-a
 97-b
------------------------------------------------------------------------------------------------------------------------------
 97-c
  98
  99
 100
 101
------------------------------------------------------------------------------------------------------------------------------
 102   LOC (NOI)
 103   Springing Countrywide Replacement Lease Escrow
 104
 105   LOC
 106   Springing BayCare LOC
------------------------------------------------------------------------------------------------------------------------------
 107   Springing Debt Service Reserve and Minimum Account Balance Impound
 108   Holdback
 109
 110   Violations Holdback
 111
------------------------------------------------------------------------------------------------------------------------------
 112
 113   Rent Achievement Holdback, Mechanics Lein Holdback
 114   Springing Rental Achievement LOC
 115   Encomia Reserve
 116
------------------------------------------------------------------------------------------------------------------------------
 117
 118   Holdback Escrow
 119
 120   EGI Reserve
 121   TI Escrow Holdback
------------------------------------------------------------------------------------------------------------------------------
 122
 123
 124   Improvement Reserve LOC
 125   Leasing Reserve LOC
 126   Rent Holdback
------------------------------------------------------------------------------------------------------------------------------
 127
 128   Springing Debt Service Reserve
 129
 130   Roof Repair Reserve LOC
 131   Local Law 11 Remediation Work Escrow (167,750); Enviromental Holdback (21,250); Remediation Holdback (25,000)
------------------------------------------------------------------------------------------------------------------------------
 132
 133   Clicks Reserve (220,275), Sports City Reserve (112,016)
 134
 135
 136
------------------------------------------------------------------------------------------------------------------------------
 137
 138   Springing Debt Service Reserve and Minimum Account Balance Impound
 139   Springing Debt Service (LOC)
 140
 141
------------------------------------------------------------------------------------------------------------------------------
 142
 143   LOC
 144
 145   Occupancy Stabilization Impound
 146
------------------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147   Rent Concessions
------------------------------------------------------------------------------------------------------------------------------
 148
 149
 150
 151
 152
------------------------------------------------------------------------------------------------------------------------------
 153
 154
 155
 156
 157
------------------------------------------------------------------------------------------------------------------------------
 158
 159
 160
 161   Minimum Account Balance
 162
------------------------------------------------------------------------------------------------------------------------------
 163   CitiBank Rent
 164
 165
 166
 167
------------------------------------------------------------------------------------------------------------------------------
 168
 169
 170
 171
 172
------------------------------------------------------------------------------------------------------------------------------
 173
 174
 175
 176
 177
------------------------------------------------------------------------------------------------------------------------------
 178
 179
 180
 181   Radon Testing Impound
 182
------------------------------------------------------------------------------------------------------------------------------
 183
 184   Springing General Operating and Property Impound Escrow
 185
 186   Springing General Operating and Property Impound Escrow
186-a
------------------------------------------------------------------------------------------------------------------------------
186-b

                 ENVIRONMENTAL                        ENGINEERING
  ID              REPORT DATE                         REPORT DATE
------------------------------------------------------------------------------

  1                4/5/2007                             Various
 1-a               4/5/2007                            4/23/2007
 1-b               4/5/2007                            4/5/2007
 1-c               4/5/2007                            4/5/2007
 1-d               4/5/2007                            4/5/2007
------------------------------------------------------------------------------
 1-e               4/5/2007                            4/5/2007
 1-f               4/5/2007                            4/5/2007
 1-g               4/5/2007                            4/5/2007
 1-h               4/5/2007                            4/5/2007
 1-i               4/5/2007                            4/5/2007
------------------------------------------------------------------------------
 1-j               4/5/2007                            4/5/2007
 1-k               4/5/2007                            4/5/2007
 1-l               4/5/2007                            4/5/2007
 1-m               4/5/2007                            4/5/2007
 1-n               4/5/2007                            4/5/2007
------------------------------------------------------------------------------
 1-o               4/5/2007                            4/5/2007
 1-p               4/5/2007                            4/5/2007
 1-q               4/5/2007                            4/5/2007
 1-r               4/5/2007                            4/5/2007
 1-s               4/5/2007                            4/5/2007
------------------------------------------------------------------------------
  2               10/31/2007                            Various
 2-a              10/31/2007                          10/31/2007
 2-b              10/31/2007                           9/27/2007
  3                 Various                             Various
 3-a               7/10/2007                           7/9/2007
------------------------------------------------------------------------------
 3-b               7/10/2007                           8/16/2007
 3-c               7/11/2007                           7/9/2007
 3-d               7/12/2007                           7/9/2007
 3-e               7/12/2007                           7/9/2007
 3-f               7/10/2007                           7/9/2007
------------------------------------------------------------------------------
  4                8/21/2007                           8/30/2007
  5                 Various                             Various
 5-a               6/11/2007                           6/11/2007
 5-b               6/4/2007                            6/4/2007
 5-c               6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-d               6/11/2007                           6/11/2007
 5-e               6/11/2007                           6/11/2007
 5-f               6/4/2007                            6/4/2007
 5-g               6/11/2007                           6/11/2007
 5-h               6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-i               6/11/2007                           6/11/2007
 5-j               6/11/2007                           6/11/2007
 5-k               6/11/2007                           6/11/2007
 5-l               6/11/2007                           6/11/2007
 5-m               6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-n               5/28/2007                           6/11/2007
 5-o               6/4/2007                            6/4/2007
 5-p               6/11/2007                           6/11/2007
 5-q               6/11/2007                           6/11/2007
 5-r               6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-s               6/11/2007                           6/11/2007
 5-t               6/11/2007                           6/11/2007
 5-u               6/11/2007                           6/11/2007
 5-v               6/11/2007                           6/11/2007
 5-w               6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-x               6/11/2007                           6/11/2007
 5-y               6/11/2007                           6/11/2007
 5-z               6/11/2007                           6/11/2007
 5-aa              6/4/2007                            6/4/2007
 5-ab              6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-ac              5/27/2007                           5/27/2007
 5-ad              6/11/2007                           6/11/2007
 5-ae              6/4/2007                            6/4/2007
 5-af              6/11/2007                           6/11/2007
 5-ag              6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-ah              6/4/2007                            6/4/2007
 5-ai              6/11/2007                           6/11/2007
 5-aj              6/11/2007                           6/11/2007
 5-ak              6/11/2007                           6/11/2007
 5-al              5/27/2007                           5/27/2007
------------------------------------------------------------------------------
 5-am              6/11/2007                           6/11/2007
 5-an              6/11/2007                           6/11/2007
 5-ao              6/4/2007                            6/4/2007
 5-ap              6/11/2007                           6/11/2007
 5-aq              6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-ar              6/11/2007                           6/11/2007
 5-as              6/11/2007                           6/11/2007
 5-at              6/11/2007                           6/11/2007
 5-au              6/11/2007                           6/11/2007
 5-av              6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-aw              6/11/2007                           6/11/2007
 5-ax              6/4/2007                            6/4/2007
 5-ay              6/11/2007                           6/11/2007
 5-az              6/11/2007                           6/11/2007
 5-ba              6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-bb              6/11/2007                           6/11/2007
 5-bc              6/11/2007                           6/11/2007
 5-bd              6/11/2007                           6/11/2007
 5-be              6/11/2007                           6/11/2007
 5-bf              6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-bg              6/4/2007                            6/4/2007
 5-bh              6/11/2007                           6/11/2007
 5-bi              6/11/2007                           6/11/2007
 5-bj              6/11/2007                           6/11/2007
 5-bk              6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-bl              6/11/2007                           6/11/2007
 5-bm              6/4/2007                            6/4/2007
 5-bn              6/11/2007                           6/11/2007
 5-bo              6/11/2007                           6/11/2007
 5-bp              6/11/2007                           6/11/2007
------------------------------------------------------------------------------
 5-bq              5/28/2007                           6/11/2007
 5-br              6/11/2007                           6/11/2007
 5-bs              6/11/2007                           6/11/2007
 5-bt              6/11/2007                           6/11/2007
 5-bu              6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-bv              6/11/2007                           6/11/2007
 5-bw              6/11/2007                           6/11/2007
 5-bx              6/11/2007                           6/11/2007
 5-by              6/11/2007                           6/11/2007
 5-bz              6/4/2007                            6/4/2007
------------------------------------------------------------------------------
 5-ca              6/11/2007                           6/11/2007
  6                9/26/2007                           9/30/2007
  7               10/30/2007                           9/17/2007
  8                11/6/2006                           11/2/2006
  9                6/21/2007                           6/20/2007
------------------------------------------------------------------------------
  10               6/11/2007                           6/11/2007
  11               9/25/2007                           9/21/2007
  12               9/25/2007                           9/21/2007
  13               7/7/2005                            8/3/2005
  14                Various                             Various
------------------------------------------------------------------------------
 14-a              4/18/2007                           4/18/2007
 14-b              4/19/2007                           4/16/2007
 14-c              4/17/2007                           4/16/2007
  15               11/7/2007                          10/19/2007
  16               8/29/2007                           8/8/2007
------------------------------------------------------------------------------
  17               5/9/2007                            10/4/2007
  18                Various                            8/24/2007
 18-a              8/24/2007                           8/24/2007
 18-b              8/20/2007                           8/24/2007
 18-c              8/23/2007                           8/24/2007
------------------------------------------------------------------------------
 18-d              8/21/2007                           8/24/2007
 18-e              8/23/2007                           8/24/2007
  19                Various                             Various
 19-a              8/23/2007                           8/24/2007
 19-b              8/22/2007                           8/22/2007
------------------------------------------------------------------------------
 19-c              8/22/2007                           8/24/2007
 19-d              8/23/2007                           8/24/2007
  20              10/15/2007                          10/12/2007
  21                Various                            8/24/2007
 21-a              8/21/2007                           8/24/2007
------------------------------------------------------------------------------
 21-b              8/23/2007                           8/24/2007
 21-c              8/23/2007                           8/24/2007
 21-d              8/22/2007                           8/24/2007
  22               9/12/2007                           8/30/2007
  23               4/26/2006                           3/12/2007
------------------------------------------------------------------------------
  24               8/8/2007                            7/2/2007
  25               6/25/2007                           6/25/2007
  26               7/12/2007                           7/12/2007
  27               8/13/2007                           8/13/2007
  28               7/23/2007                           6/1/2007
------------------------------------------------------------------------------
  29               7/16/2007                           7/16/2007
  30               7/30/2007                           7/24/2007
  31               9/12/2007                           8/30/2007
  32                Various                            6/28/2007
 32-a              6/23/2007                           6/28/2007
------------------------------------------------------------------------------
 32-b              6/29/2007                           6/28/2007
  33               3/13/2007                           3/12/2007
  34               6/12/2007                           6/12/2007
  35               9/10/2007                           9/6/2007
  36               7/2/2007                            7/2/2007
------------------------------------------------------------------------------
  37               9/19/2007                           9/25/2007
  38               7/2/2007                            7/2/2007
  39               6/29/2007                           6/29/2007
  40               9/14/2007                          10/12/2007
  41              12/28/2006                           1/22/2007
------------------------------------------------------------------------------
  42               2/23/2007                           7/2/2007
  43               2/23/2007                           2/26/2007
  44               2/28/2007                           5/7/2007
  45               2/28/2007                           7/6/2007
  46               2/19/2007                           2/19/2007
------------------------------------------------------------------------------
  47               9/14/2007                           9/14/2007
  48               7/3/2007                            7/3/2007
  49               8/1/2007                            7/31/2007
  50               7/24/2007                           7/18/2007
  51   6/19/2007 (Mall); 7/2/2007 (Plaza)  6/18/2007 (Mall); 6/20/2007 (Plaza)
------------------------------------------------------------------------------
  52               8/30/2007                           8/30/2007
  53               8/24/2007                           8/7/2007
  54               9/10/2007                           9/10/2007
  55               7/19/2007                           7/20/2007
  56               5/10/2006                           5/10/2006
------------------------------------------------------------------------------
 56-a              5/10/2006                           5/10/2006
 56-b              5/10/2006                           5/10/2006
  57               8/9/2007                            8/9/2007
  58               1/22/2007                           7/20/2007
  59               8/15/2007                           8/10/2007
------------------------------------------------------------------------------
  60                Various                             Various
 60-a              7/3/2007                            5/15/2007
 60-b              6/12/2007                           5/18/2007
  61               8/24/2007                           8/20/2007
  62               9/5/2007                            9/4/2007
------------------------------------------------------------------------------
  63               8/20/2007                           7/20/2007
  64              10/12/2007                          10/23/2007
  65               5/30/2007                           5/29/2007
  66                6/2007                              6/2007
------------------------------------------------------------------------------
  67               3/20/2007                           3/28/2007
  68               4/12/2007                           4/12/2007
  69               4/30/2007                           4/23/2007
  70               7/11/2007                           7/11/2007
  71              10/24/2006                           9/30/2006
------------------------------------------------------------------------------
  72               9/14/2007                           9/14/2007
  73               7/12/2007                           7/12/2007
  74               8/9/2007                            8/9/2007
  75                Various                             Various
 75-a              7/11/2007                           7/12/2007
------------------------------------------------------------------------------
 75-b              7/19/2007                           7/19/2007
  76               8/27/2007                           8/17/2007
  77               4/9/2007                            4/6/2007
  78               6/20/2007                           6/20/2007
  79               4/13/2007                           4/7/2007
------------------------------------------------------------------------------
  80               4/13/2007                           4/7/2007
  81               9/17/2007                           9/14/2007
  82               7/14/2007                           11/5/2007
  83               7/10/2007                           7/13/2007
  84               5/24/2007                           5/24/2007
------------------------------------------------------------------------------
  85               8/17/2007                           8/17/2007
  86               9/28/2007                           10/4/2007
  87               6/1/2007                            7/5/2007
  88               8/21/2007                           9/13/2007
  89               7/23/2007                           7/23/2007
------------------------------------------------------------------------------
  90               8/21/2007                           9/25/2007
  91               7/6/2007                            7/6/2007
  92               6/26/2007                           6/25/2007
  93               4/3/2007                            4/3/2007
  94               8/30/2007                           8/29/2007
------------------------------------------------------------------------------
  95               4/5/2007                           11/28/2006
  96               9/14/2007                           9/14/2007
  97              10/26/2007                            Various
 97-a             10/26/2007                           8/29/2007
 97-b             10/26/2007                           9/6/2007
------------------------------------------------------------------------------
 97-c             10/26/2007                           9/6/2007
  98               10/8/2007                           10/4/2007
  99               8/17/2007                           8/20/2007
 100               6/7/2007                            6/7/2007
 101               8/31/2006                           8/31/2006
------------------------------------------------------------------------------
 102              10/12/2006                          10/11/2006
 103               8/28/2007                           8/31/2007
 104               10/4/2007                           10/3/2007
 105               7/2/2007                            6/29/2007
 106               6/25/2007                           6/21/2007
------------------------------------------------------------------------------
 107               7/16/2007                           7/18/2007
 108               7/27/2007                           7/26/2007
 109               8/31/2007                           8/31/2007
 110               5/10/2007                           5/8/2007
 111               7/10/2007                           7/10/2007
------------------------------------------------------------------------------
 112               8/16/2007                           8/16/2007
 113               8/23/2007                           8/27/2007
 114               9/12/2007                           9/11/2007
 115               8/16/2007                           6/15/2007
 116               4/10/2007                           4/11/2007
------------------------------------------------------------------------------
 117               8/15/2007                           8/15/2007
 118               9/19/2007                           9/19/2007
 119               4/2/2007                            3/29/2007
 120               8/17/2007                           8/17/2007
 121              10/11/2007                          10/10/2007
------------------------------------------------------------------------------
 122               3/28/2007                           3/21/2007
 123               7/9/2007                            7/9/2007
 124               6/6/2007                            6/6/2007
 125               6/26/2007                           6/26/2007
 126                  NAP                              8/2/2007
------------------------------------------------------------------------------
 127                  NAP                              6/28/2007
 128               7/5/2007                            9/19/2007
 129               7/13/2007                           6/26/2007
 130               7/13/2007                           7/16/2007
 131               7/31/2007                           7/31/2007
------------------------------------------------------------------------------
 132               5/24/2007                           5/24/2007
 133               7/27/2007                           8/7/2007
 134               4/13/2007                           4/10/2007
 135               10/1/2007                           9/28/2007
 136               9/13/2007                           8/13/2007
------------------------------------------------------------------------------
 137               6/13/2007                           5/31/2007
 138               8/14/2007                           8/14/2007
 139              10/11/2007                           10/1/2007
 140               7/11/2007                           7/11/2007
 141                  NAP                              5/31/2007
------------------------------------------------------------------------------
 142                  NAP                              6/26/2007
 143               8/2/2007                            7/31/2007
 144               10/8/2007                          10/16/2007
 145                  NAP                              8/14/2007
 146                Various                             Various
------------------------------------------------------------------------------
146-a              5/1/2007                            5/2/2007
146-b              4/30/2007                           5/1/2007
146-c              4/30/2007                           5/3/2007
146-d              5/1/2007                            5/3/2007
 147               6/29/2007                           6/28/2007
------------------------------------------------------------------------------
 148                  NAP                              7/16/2007
 149                  NAP                              6/1/2007
 150                  NAP                              6/11/2007
 151                  NAP                              4/30/2007
 152               9/14/2007                           9/17/2007
------------------------------------------------------------------------------
 153                  NAP                              7/12/2007
 154                  NAP                              7/16/2007
 155                  NAP                              9/21/2007
 156                  NAP                              8/27/2007
 157                  NAP                              6/27/2007
------------------------------------------------------------------------------
 158                  NAP                              7/26/2007
 159                  NAP                              5/7/2007
 160                  NAP                              4/10/2007
 161               4/18/2007                           5/22/2007
 162                  NAP                              6/5/2007
------------------------------------------------------------------------------
 163               6/13/2007                           6/12/2007
 164                  NAP                              9/28/2007
 165                  NAP                              7/26/2007
 166               8/27/2007                           9/17/2007
 167                  NAP                              7/16/2007
------------------------------------------------------------------------------
 168               8/27/2007                           10/3/2007
 169                  NAP                              6/12/2007
 170               6/25/2007                           6/18/2007
 171                  NAP                              7/16/2007
 172                  NAP                              7/17/2007
------------------------------------------------------------------------------
 173                  NAP                              7/30/2007
 174                  NAP                              8/16/2007
 175                  NAP                              7/25/2007
 176                  NAP                              9/21/2007
 177                  NAP                              7/26/2007
------------------------------------------------------------------------------
 178               9/19/2007                           9/18/2007
 179                  NAP                              9/25/2007
 180               8/27/2007                           8/9/2007
 181                  NAP                              7/17/2007
 182                  NAP                              7/17/2007
------------------------------------------------------------------------------
 183               8/31/2007                           8/30/2007
 184               8/7/2007                               NAP
 185                  NAP                              7/16/2007
 186                  NAP                                 NAP
186-a                 NAP                                 NAP
------------------------------------------------------------------------------
186-b                 NAP                                 NAP

  ID   LOAN SPONSOR (10)
---------------------------------------------------------------------------------------------------------------------

  1    DRA G&I Fund VI and Colonial Properties Trust
 1-a
 1-b
 1-c
 1-d
---------------------------------------------------------------------------------------------------------------------
 1-e
 1-f
 1-g
 1-h
 1-i
---------------------------------------------------------------------------------------------------------------------
 1-j
 1-k
 1-l
 1-m
 1-n
---------------------------------------------------------------------------------------------------------------------
 1-o
 1-p
 1-q
 1-r
 1-s
---------------------------------------------------------------------------------------------------------------------
  2    General Growth Properties, Inc.
 2-a
 2-b
  3    Angelo, Gordon & Co. & iStar Financial
 3-a
---------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
 3-e
 3-f
---------------------------------------------------------------------------------------------------------------------
  4    Pratt, Brent K.; Clayton F. Foulger; Bryant F. Foulger; John Austin; Richard Perlmutter
  5    Citigroup Global Special Situations Group, Westmont Hospitality Group and Westbridge Hospitality Fund II, L.P.
 5-a
 5-b
 5-c
---------------------------------------------------------------------------------------------------------------------
 5-d
 5-e
 5-f
 5-g
 5-h
---------------------------------------------------------------------------------------------------------------------
 5-i
 5-j
 5-k
 5-l
 5-m
---------------------------------------------------------------------------------------------------------------------
 5-n
 5-o
 5-p
 5-q
 5-r
---------------------------------------------------------------------------------------------------------------------
 5-s
 5-t
 5-u
 5-v
 5-w
---------------------------------------------------------------------------------------------------------------------
 5-x
 5-y
 5-z
 5-aa
 5-ab
---------------------------------------------------------------------------------------------------------------------
 5-ac
 5-ad
 5-ae
 5-af
 5-ag
---------------------------------------------------------------------------------------------------------------------
 5-ah
 5-ai
 5-aj
 5-ak
 5-al
---------------------------------------------------------------------------------------------------------------------
 5-am
 5-an
 5-ao
 5-ap
 5-aq
---------------------------------------------------------------------------------------------------------------------
 5-ar
 5-as
 5-at
 5-au
 5-av
---------------------------------------------------------------------------------------------------------------------
 5-aw
 5-ax
 5-ay
 5-az
 5-ba
---------------------------------------------------------------------------------------------------------------------
 5-bb
 5-bc
 5-bd
 5-be
 5-bf
---------------------------------------------------------------------------------------------------------------------
 5-bg
 5-bh
 5-bi
 5-bj
 5-bk
---------------------------------------------------------------------------------------------------------------------
 5-bl
 5-bm
 5-bn
 5-bo
 5-bp
---------------------------------------------------------------------------------------------------------------------
 5-bq
 5-br
 5-bs
 5-bt
 5-bu
---------------------------------------------------------------------------------------------------------------------
 5-bv
 5-bw
 5-bx
 5-by
 5-bz
---------------------------------------------------------------------------------------------------------------------
 5-ca
  6    General Electric Pension Trust, Pyramid Advisors LLC
  7    General Growth Properties, Inc.
  8    Investcorp Properties Limited and The Procaccianti Group
  9    Forest City Enterprises, Inc.
---------------------------------------------------------------------------------------------------------------------
  10   Aleksander Goldin
  11   McGill, John
  12   Duleney Center Busines Trust
  13   Kimco Realty & Prudential Insurance Co.
  14   AG Net Lease Corp.
---------------------------------------------------------------------------------------------------------------------
 14-a
 14-b
 14-c
  15   Hankin, Robert; Samuel Hankin; Richard Hankin
  16   Terrapin Limited Holdings, LLC
---------------------------------------------------------------------------------------------------------------------
  17   Heers, Charles M.; Marilyn C. Heers
  18   Terry L. Hall, James J. Matuszak, Joe A. Romkema
 18-a
 18-b
 18-c
---------------------------------------------------------------------------------------------------------------------
 18-d
 18-e
  19   Terry L. Hall, James J. Matuszak, Joe A. Romkema
 19-a
 19-b
---------------------------------------------------------------------------------------------------------------------
 19-c
 19-d
  20   The Goldrich Trust No. 1; The Kest Trust No. 1; Hirsch Family Trust; and Warren L. Breslow Trust
  21   Terry L. Hall, Joe A. Romkema, James J. Matuszak
 21-a
---------------------------------------------------------------------------------------------------------------------
 21-b
 21-c
 21-d
  22   EPT Downreit, Inc.
  23   Jubilee Limited Partnership, Rub LLC
---------------------------------------------------------------------------------------------------------------------
  24   Aria Mehrabi and David Walker
  25   Jonathan D. Gould
  26   Joseph Wolf, Michael Flesch, Robert T. Flesh
  27   Joseph Wolf, Michael Flesch, Robert T. Flesh
  28   Joseph Wolf, Michael Flesch, Robert T. Flesh
---------------------------------------------------------------------------------------------------------------------
  29   Behringer Harvard Multifamily REIT I
  30   Susan Lew
  31   EPT Downreit, Inc.
  32   Gregory Forester and Michael Eisner
 32-a
---------------------------------------------------------------------------------------------------------------------
 32-b
  33   First Real Estate Investment Trust of New Jersey
  34   Woodlark Capital, LLC, Ari Rosenblum
  35   Stephens, Donald R. ; Lane B. Stephens
  36   Silver Springs, Inc.
---------------------------------------------------------------------------------------------------------------------
  37   Inland Western Retail Real Estate Trust
  38   Gabrielle Yacenda and Jeanine Yacenda and JY Realty, LLC
  39   Michael G. O'Rourke, Andrew S. Plant
  40   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  41   Lake, David G.; Deborah A. Lake
---------------------------------------------------------------------------------------------------------------------
  42   William Kahane and Nicholas Schorsch
  43   William Kahane and Nicholas Schorsch
  44   William Kahane and Nicholas Schorsch
  45   William Kahane and Nicholas Schorsch
  46   Ronald O. Keil
---------------------------------------------------------------------------------------------------------------------
  47   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  48   Gregory Fernebok, Joshua Fernebok
  49   Martin and Samuel Ginsburg
  50   Steven H. Hardee, Katherine Hardee, and The HAP Trust
  51   Kamyar Mateen, Shervin Mateen
---------------------------------------------------------------------------------------------------------------------
  52   Adrian Wewers, Larry Lollis, Paul Shaw, David Swentor
  53   Sabre Realty Management, Inc.
  54   David B. Dollinger
  55   Anthony Zanze, Kurt Houtkooper, Mark Hamilton, Tom Persons
  56   Russell Wilkinson, Wilkinson Corporation
---------------------------------------------------------------------------------------------------------------------
 56-a
 56-b
  57   JP Fine and Paul Bernon
  58   Leonard Bierbrier
  59   Ron Claman
---------------------------------------------------------------------------------------------------------------------
  60   Corporate Property Associates 16-Global Incorporated
 60-a
 60-b
  61   Simeon Realty Partners II, LLC
  62   David B. Dollinger
---------------------------------------------------------------------------------------------------------------------
  63   Konover Properties Corporation, Konover, Simon; Seymour Seiler
  64   Waxman, Brian; Peter Applefield
  65   Chetan Patel, Garry Hesselbacher
  66   David Arthur and John Buttarazzi
---------------------------------------------------------------------------------------------------------------------
  67   Jennifer Croll, Peter Kleis
  68   Mark D. Bratton, Kim F. Scoggins
  69   Theodore M Johnson, Herb Simon, Ann Johnson
  70   ALLEN CAPITAL PARTNERS, LLC
  71   Savas Er and Ozlen Er
---------------------------------------------------------------------------------------------------------------------
  72   David R. Freeman, Fred L. Carpenter, John B. Hansen, John L. Hales, John H. Hawkins
  73   William L. Hutchinson
  74   Jagdip Patel, Viran Nana
  75   Hitesh Patel, Shailesh Patel, Komal Patel, Nalin Patel, Pritish Patel, Mitul Patel
 75-a
---------------------------------------------------------------------------------------------------------------------
 75-b
  76   Joel S. Lee
  77   Mark Feldman
  78   Bernard G. Hackman, Jeffrey T. Dever, R. Brian Chabot, Tom P. Timion
  79   Randolph T. Shell, Pavo Milicevic, Nedjeljko Milicevic, James R. Elson
---------------------------------------------------------------------------------------------------------------------
  80   Randolph T. Shell, Pavo Milicevic, Nedjeljko Milicevic, James R. Elson
  81   Stuart D. Schooler, Warren S. Teitelbaum, Leonard A. Greenberg
  82   Douglas T. Mergenthaler
  83   Anthony Christopher Warner et al.
  84   Kenneth Kleban and Alida Kleban
---------------------------------------------------------------------------------------------------------------------
  85   Robert C. Baker
  86   William L. Walde, Paul Greenberg, A.G. Gershoni
  87   Donald Tanen, Mark Grebler, Howard Wagman, Elissa Tolman
  88   Hamra, Robert
  89   Anthony Zanze, Kurt Houtkooper, Mark Hamilton
---------------------------------------------------------------------------------------------------------------------
  90   Dominic Ciotola, Italia Ciotola
  91   Donald Lam
  92   Moses Mizrahi and Jeno Guttman
  93   Peter Sullivan
  94   Schahet, Gary
---------------------------------------------------------------------------------------------------------------------
  95   J Russell Pitto and Simeon Realty Partners I, LLC
  96   Nickolas W. Jekogian, III
  97   Paul Gerwin, Fred Kolber
 97-a
 97-b
---------------------------------------------------------------------------------------------------------------------
 97-c
  98   The Sharon Corporation
  99   Craig N Lyons
 100   Stephen J. Ziff
 101   Daniel S. Coletti
---------------------------------------------------------------------------------------------------------------------
 102   Richard (Rick) Campbell, Richard D. McCormick, Richard O. (Dick) Campbell, William J. Fortune
 103   Rick Campbell, Richard O. Campbell, Richard D. McCormick, William J. Fortune
 104   Dilip Patel, Ajay Patel
 105   Sean P. Coatney
 106   Michael D. Miller, Craig T. Yonezawa
---------------------------------------------------------------------------------------------------------------------
 107   David B. Dollinger
 108   John Koudsi, Brett Henry, Scott Henry
 109   Lawrence N. Field
 110   Marilyn Finkelstein and Ilene Morgan
 111   Gene Liguori, Jr
---------------------------------------------------------------------------------------------------------------------
 112   Craig N. Lyons, C. & G. Lyons Revocable Trust, The Holly & Michael Trust
 113   William D. Bishop, III, Robert Whitney Duncan, Christopher D. Smith
 114   Steven M. Mancini, Daniel C. Mancini, Edward A. Mancini
 115   Saul Friedman, Samuel Wechsler, Morris Friedman
 116   Bruce Gorsky
---------------------------------------------------------------------------------------------------------------------
 117   Craig N Lyons, C. & G. Lyons Revocable Trust, The Holly & Michael Trust
 118   Richard W. Block, Michael J. Fox, Charles M. Amy
 119   John C. Thompson, Robert C. Mister
 120   William L. Hutchinson
 121   Steve Pruitt
---------------------------------------------------------------------------------------------------------------------
 122   Gerald L. Trooien
 123   Gene Liguori, Jr
 124   Bahman Sabbaghian, Christopher B. Thibodeaux, James E. McNally, Christopher J. Achee, Daryl J. Elias,
       Jr., Amanda R. Lacomb, Lam Nguyen, Dwayne Bergeaux
 125   William L. Huntley
 126   Borue H. O'Brien, Richard A. Coombs, Larry L. Wasem
---------------------------------------------------------------------------------------------------------------------
 127   William Raymond, Patrick Mockler
 128   Corporate Property Associates 16-Global Incorporated
 129   Robert A. McHugh III, Michael C. Jaeger
 130   Harvey Montague
 131   Nicholas Sprayregen
---------------------------------------------------------------------------------------------------------------------
 132   Michael Schweitzer & Melissa Schweitzer Marquardt
 133   Michael D. Young
 134   Donald M. Kaplan
 135   Sundt, Jon
 136   Kevin J. Weisbeck, Jeffrey A. Stockert, Ryan J. Rivett, Ronald J. Rivett
---------------------------------------------------------------------------------------------------------------------
 137   Linda Berley, Alexander Berley, Peter Berley
 138   David Brisbee, David Waller, James A Hartung, Blake A George, John Brigham
 139   Timothy O. Carey, Matthew Lund, Michael Lee
 140   ALLEN CAPITAL PARTNERS, LLC
 141   Bruce G. Bohuny, Robert McEwan, Gershon Alexander, Harold P. Cook, III
---------------------------------------------------------------------------------------------------------------------
 142   Marjorie Reese, Thomas Reese
 143   George R. Oberer, Jr.
 144   Shapin, Lawrence A., Sydney E. and Elsie R. Wright
 145   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
 146   William Kahane and Nicholas Schorsch
---------------------------------------------------------------------------------------------------------------------
146-a
146-b
146-c
146-d
 147   Kadosh, Maya
---------------------------------------------------------------------------------------------------------------------
 148   Keith Sinclair
 149   Roosevelt T. Miller; Richard D. Heftel
 150   Sandy Hansen, Dale Hansen, Sally I. Semm, Charles R. Stovall
 151   Michael Summers
 152   Stulbarg, Lenore O.; Peter F. Marcus
---------------------------------------------------------------------------------------------------------------------
 153   Peter Moede
 154   Michael P. Stickney, Dean W. Fried, Richard Graff
 155   Diane Gerch, Ronald M. DeWoskin
 156   Edwin Eisen, Arnold Sollar
 157   Henry R. Butler
---------------------------------------------------------------------------------------------------------------------
 158   Paul Fecko, Willis H. Stephens, Jr.
 159   Tahir Zaman, Asad Zaman, Nadir Zaman, Khalid Zaman
 160   Bentzion Mandelbaum, Brenda Mandelbaum, Uri Mandelbaum
 161   Pedro S. Arroyo, Karen G. Arroyo
 162   Robert Young, Marie Holdings LLC, Gary W. Young, Bernard J. Heggeman, John Peebles, Allan Cameron
---------------------------------------------------------------------------------------------------------------------
 163   Muchnick, Steven
 164   Michael Moore, Michael Bohn
 165   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
 166   Spencer Partrich, Mickey Shapiro
 167   Michael P. Stickney, Dean W. Fried
---------------------------------------------------------------------------------------------------------------------
 168   Spencer Partrich, Mickey Shapiro
 169   Deborah Benedict, Donald Benedict, The Benedict Trust
 170   Ngoc M. Nguyen, Chinh N. Tran
 171   Michael P. Stickney, Dean W. Fried, Richard Graff
 172   Michael P. Stickney, Dean W. Fried, Richard Graff
---------------------------------------------------------------------------------------------------------------------
 173   Richard P. Garza
 174   Lynda Free, David Free, Katherine Atkinson, James Atkinson
 175   Donald Clarke
 176   Donald E. Evenson, Michael Tonti, Denis B. Peavey
 177   Fredric S. Jacques, Andrew Dumke, Arthur Dumke
---------------------------------------------------------------------------------------------------------------------
 178   Imperato, Andrew
 179   Michael Andoniades, Steven R Ureel
 180   Sylvia Finger, David Finger
 181   Michael P. Stickney, Dean W. Fried, Richard Graff
 182   Douglas Graff, Richard Graff
---------------------------------------------------------------------------------------------------------------------
 183   Littell, Virginia
 184   Michael Ari Storch, Shraga Ben Goldenhersh
 185   Dean W. Fried, Michael P. Stickney, Richard Graff
 186   Daryl Taylor
186-a
---------------------------------------------------------------------------------------------------------------------
186-b

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                                         % OF                    % OF APPLICABLE
        CMSA        CMSA          MORTGAGE                                           INITIAL POOL   LOAN GROUP      LOAN GROUP
 ID   LOAN NO.  PROPERTY NO.  LOAN SELLER (2)  PROPERTY NAME (1)                        BALANCE    (ONE OR TWO)      BALANCE
--------------------------------------------------------------------------------------------------------------------------------

 10      10        10-001          BSCMI       Park Avenue Apartments                    1.9%            2            13.6%
 15      15        15-001          PCFII       Claremont Apartments                      1.3%            2             9.3%
 17      17        17-001          PCFII       Aviata Apartments                         1.1%            2             8.0%
 26      26        26-001           WFB        Camelot Acres                             0.5%            2             3.7%
 27      27        27-001           WFB        Pheasant Ridge                            0.2%            2             1.6%
--------------------------------------------------------------------------------------------------------------------------------
 28      28        28-001           WFB        Independence Hill                         0.2%            2             1.4%
 29      29        29-001          BSCMI       Reserve at Johns Creek Walk               0.9%            2             6.7%
 34      34        34-001          BSCMI       The Outpost                               0.9%            2             6.4%
 39      39        39-001           PMCF       The Terraces Senior Living                0.8%            2             5.5%
 40      40        40-001           PMCF       Glenwood Apartments                       0.7%            2             5.0%
--------------------------------------------------------------------------------------------------------------------------------
 47      47        47-001           PMCF       Raintree Apartments                       0.6%            2             4.3%
 48      48        48-001           PMCF       Olive Grove Senior Living                 0.6%            2             4.2%
 55      55        55-001           PMCF       Chimney Ridge Apartments                  0.5%            2             3.4%
 56      56                         PMCF       Alexandria Apartments                     0.5%            2             3.3%
56-a               56-001           PMCF       Rosewood Apartments                       0.3%            2             1.8%
--------------------------------------------------------------------------------------------------------------------------------
56-b               56-002           PMCF       Pecan Grove Apartments                    0.2%            2             1.5%
 66      66        66-001          BSCMI       UNH Park Court Apartment Portfolio        0.4%            2             2.6%
 72      72        72-001           PMCF       Cambridge Court Apartments                0.3%            2             2.4%
 89      89        89-001           PMCF       Woodland Hills Apartments                 0.3%            2             2.0%
 96      96        96-001           PMCF       Pine Hill Portfolio                       0.2%            2             1.8%
--------------------------------------------------------------------------------------------------------------------------------
105     105       105-001           NLIC       Golden Pond Apartments, Phase III         0.2%            2             1.6%
110     110       110-001          BSCMI       2085 Valentine Avenue                     0.2%            2             1.5%
127     127       127-001           WFB        Tall Pines Mobile Home Park               0.2%            2             1.2%
134     134       134-001          BSCMI       Toluca Towers                             0.1%            2             1.0%
136     136       136-001           WFB        Paramount Estates II                      0.1%            2             1.0%
--------------------------------------------------------------------------------------------------------------------------------
137     137       137-001           WFB        104 Suffolk Street                        0.1%            2             1.0%
149     149       149-001           WFB        The Lodge at Timberhill                   0.1%            2             0.7%
154     154       154-001           WFB        North Steppe Apartments - G               0.1%            2             0.7%
156     156       156-001           WFB        Parkwood Plaza Apartments                 0.1%            2             0.7%
157     157       157-001           WFB        Harbin and Airport                        0.1%            2             0.7%
--------------------------------------------------------------------------------------------------------------------------------
166     166       166-001           WFB        Richmond Club Apartments                  0.1%            2             0.6%
167     167       167-001           WFB        North Steppe Apartments - A               0.1%            2             0.5%
168     168       168-001           WFB        Countryside Village MHC - Fort Wayne      0.1%            2             0.5%
170     170       170-001           WFB        Morningside View Apartments               0.1%            2             0.5%
171     171       171-001           WFB        North Steppe Apartments - H               0.1%            2             0.5%
--------------------------------------------------------------------------------------------------------------------------------
172     172       172-001           WFB        North Steppe Apartments - E               0.1%            2             0.5%
173     173       173-001           WFB        Homes of Kings Way                        0.1%            2             0.4%
179     179       179-001           WFB        Ten Oaks MHC                              0.0%            2             0.3%
181     181       181-001           WFB        North Steppe Apartments - I               0.0%            2             0.3%
182     182       182-001           WFB        North Steppe Apartments - J               0.0%            2             0.3%
--------------------------------------------------------------------------------------------------------------------------------
185     185       185-001           WFB        North Steppe Apartments - B               0.0%            2             0.2%

                  GENERAL                         DETAILED
         # OF     PROPERTY                        PROPERTY
 ID   PROPERTIES  TYPE                            TYPE
--------------------------------------------------------------------------------

 10       1       Mixed Use                       Retail/Multifamily
 15       1       Multifamily                     Garden
 17       1       Multifamily                     Garden
 26       1       Manufactured Housing Community  Manufactured Housing Community
 27       1       Manufactured Housing Community  Manufactured Housing Community
--------------------------------------------------------------------------------
 28       1       Manufactured Housing Community  Manufactured Housing Community
 29       1       Multifamily                     Garden
 34       1       Multifamily                     Student Housing
 39       1       Multifamily                     Independent Living
 40       1       Multifamily                     Student Housing
--------------------------------------------------------------------------------
 47       1       Multifamily                     Student Housing
 48       1       Multifamily                     Independent Living
 55       1       Multifamily                     Garden
 56       2       Multifamily                     Garden
56-a      1       Multifamily                     Garden
--------------------------------------------------------------------------------
56-b      1       Multifamily                     Garden
 66       1       Multifamily                     Student Housing
 72       1       Multifamily                     Student Housing
 89       1       Multifamily                     Garden
 96       1       Multifamily                     Garden
--------------------------------------------------------------------------------
105       1       Multifamily                     Garden
110       1       Multifamily                     Mid Rise
127       1       Manufactured Housing Community  Manufactured Housing Community
134       1       Multifamily                     Garden
136       1       Multifamily                     Garden
--------------------------------------------------------------------------------
137       1       Multifamily                     Low Rise
149       1       Multifamily                     Garden
154       1       Multifamily                     Student Housing
156       1       Multifamily                     Garden
157       1       Multifamily                     Garden
--------------------------------------------------------------------------------
166       1       Multifamily                     Garden
167       1       Multifamily                     Student Housing
168       1       Manufactured Housing Community  Manufactured Housing Community
170       1       Multifamily                     Garden
171       1       Multifamily                     Student Housing
--------------------------------------------------------------------------------
172       1       Multifamily                     Student Housing
173       1       Multifamily                     Garden
179       1       Manufactured Housing Community  Manufactured Housing Community
181       1       Multifamily                     Student Housing
182       1       Multifamily                     Student Housing
--------------------------------------------------------------------------------
185       1       Multifamily                     Student Housing

 ID   STREET ADDRESS                                                                      CITY              COUNTY        STATE
-------------------------------------------------------------------------------------------------------------------------------

 10   255-275 Park Avenue                                                                 Brooklyn          Kings           NY
 15   494 Wharton Boulevard                                                               Exton             Chester         PA
 17   2121 East Warm Springs Road                                                         Las Vegas         Clark           NV
 26   14750 W. Burnsville Parkway                                                         Burnsville        Dakota          MN
 27   7848 E. Hill Road                                                                   Mt. Airy          Carroll         MD
-------------------------------------------------------------------------------------------------------------------------------
 28   1705 Van Voorhis Road                                                               Morgantown        Monongalia      WV
 29   11055 Bell Road                                                                     Duluth            Fulton          GA
 34   2415 S University Parks Drive                                                       Waco              McLennan        TX
 39   2750 Sierra Sunrise Terrace                                                         Chico             Butte           CA
 40   1565 N. University Avenue                                                           Provo             Utah            UT
-------------------------------------------------------------------------------------------------------------------------------
 47   1849 N. Freedom Boulevard                                                           Provo             Utah            UT
 48   7858 & 7898 California Avenue                                                       Riverside         Riverside       CA
 55   6236 Twin Oaks Drive                                                                Colorado Springs  El Paso         CO
 56   Various                                                                             Alexandria        Rapides         LA
56-a  4051 Bayou Rapides Road                                                             Alexandria        Rapides         LA
-------------------------------------------------------------------------------------------------------------------------------
56-b  4335 Clubhouse Drive                                                                Alexandria        Rapides         LA
 66   10 Main St. & 20-26 Park Court, 42 Garrison Avenue, 8 Main Street & 9 Woodman Road  Durham            Strafford       NH
 72   1425 N. University Avenue                                                           Provo             Utah            UT
 89   2880 Woodland Hills Drive                                                           Colorado Springs  El Paso         CO
 96   4801-4845 Pine Street                                                               Philadelphia      Philadelphia    PA
-------------------------------------------------------------------------------------------------------------------------------
105   2935 W. Maplewood Street                                                            Springfield       Greene          MO
110   2085 Valentine Avenue                                                               Bronx             Bronx           NY
127   13960 Golden Star Road                                                              Grass Valley      Nevada          CA
134   4660 Cahuenga Boulevard                                                             Toluca Lake       Los Angeles     CA
136   2701, 2702, 2721, 2801 and 2821 3rd Avenue Southeast                                Aberdeen          Brown           SD
-------------------------------------------------------------------------------------------------------------------------------
137   104 Suffolk Street                                                                  New York          New York        NY
149   5544 Timberhill Drive                                                               San Antonio       Bexar           TX
154   42-50 West Oakland Avenue                                                           Columbus          Franklin        OH
156   713 West Center St.                                                                 Duncanville       Dallas          TX
157   3079-3129 Airport Road and 101-107 Harbin Avenue                                    Carson City       Carson City     NV
-------------------------------------------------------------------------------------------------------------------------------
166   69068 Beebe Street                                                                  Richmond          Macomb          MI
167   107-121 E. 14th Avenue                                                              Columbus          Franklin        OH
168   2320 West Washington Center Road                                                    Ft. Wayne         Allen           IN
170   4831 Warm Springs Road                                                              Columbus          Muscogee        GA
171   142-150 W 8th Ave                                                                   Columbus          Franklin        OH
-------------------------------------------------------------------------------------------------------------------------------
172   34 Chittenden Avenue                                                                Columbus          Franklin        OH
173   1109 & 1234 Kings Highway                                                           Dallas            Dallas          TX
179   2103 East State Road 10                                                             Lake Village      Newton          IN
181   270 E 12th Ave                                                                      Columbus          Franklin        OH
182   1770 Summit St                                                                      Columbus          Franklin        OH
-------------------------------------------------------------------------------------------------------------------------------
185   20 E 14th Ave                                                                       Columbus          Franklin        OH

                                 CUT-OFF DATE                   ORIGINAL     STATED REMAINING      ORIGINAL        REMAINING
                  CUT-OFF DATE   BALANCE PER      NOTE     TERM TO MATURITY  TERM TO MATURITY    AMORTIZATION    AMORTIZATION
 ID   ZIP CODE  BALANCE (3) ($)    UNIT ($)       DATE       OR ARD (MOS.)     OR ARD (MOS.)   TERM (MOS.) (4)  TERM (MOS.) (4)
-------------------------------------------------------------------------------------------------------------------------------

 10     11205      47,000,000     345,588.24    7/31/2007          84                80              360              360
 15     19341      32,000,000     131,687.24   11/15/2007         120               120              360              360
 17     89119      27,500,000      60,307.02   10/2/2007          120               119               0                0
 26     55306      12,909,000      37,629.21    8/7/2007          120               117              360              360
 27     21771       5,615,000      37,629.21    8/7/2007          120               117              360              360
-------------------------------------------------------------------------------------------------------------------------------
 28     26505       4,919,000      37,629.21    8/7/2007          120               117              360              360
 29     30097      23,000,000     109,523.81    8/3/2007           66                63               0                0
 34     76706      22,000,000     112,820.51    9/7/2007          120               118              360              360
 39     95928      19,058,285     145,483.09   10/9/2007          120               119              360              359
 40     84604      17,200,000      90,052.36   10/16/2007         120               119              360              360
-------------------------------------------------------------------------------------------------------------------------------
 47     84604      14,900,000      96,753.25    10/3/2007         120               118              360              360
 48     92504      14,450,000      69,471.15   10/12/2007          60                59              360              360
 55     80918      11,650,000      41,607.14   10/30/2007         120               119              360              360
 56     71303      11,512,500      35,976.56    8/3/2006          120               105              360              360
56-a    71303       6,322,738
-------------------------------------------------------------------------------------------------------------------------------
56-b    71303       5,189,762
 66     03824       9,000,000      88,235.29    7/31/2007         120               116              360              360
 72     84604       8,200,000      51,250.00    11/1/2007         120               119              360              360
 89     80918       6,900,000      43,125.00   10/30/2007         120               119              360              360
 96     19143       6,226,000      80,857.14    10/5/2007         120               118              360              360
-------------------------------------------------------------------------------------------------------------------------------
105     65807       5,600,000      58,333.33    10/5/2007         120               119              360              360
110     10457       5,100,000      63,750.00    8/1/2007           60                56              360              360
127     95949       4,150,000      43,229.17    9/21/2007         120               118               0                0
134     91602       3,527,000     125,964.29    6/29/2007         120               115              360              360
136     57401       3,486,102      59,086.48    9/17/2007         120               118              360              358
-------------------------------------------------------------------------------------------------------------------------------
137     10002       3,400,000     170,000.00    7/11/2007          84                80                0                0
149     78238       2,584,000      23,925.93    8/1/2007           60                57              360              360
154     43201       2,425,000      33,680.56    9/20/2007         120               118              360              360
156     75116       2,297,900      28,723.76    11/1/2007         120               119              360              359
157     89706       2,293,952      71,685.99    8/9/2007          120               117              360              357
-------------------------------------------------------------------------------------------------------------------------------
166     48062       1,898,042      18,250.41   10/11/2007         120               119              360              359
167     43201       1,852,000     123,466.67    9/20/2007         120               118              360              360
168     46818       1,798,194       6,095.57   10/10/2007         120               119              360              359
170     31906       1,735,889      54,246.53    7/30/2007         120               116              360              356
171     43201       1,653,000     103,312.50    9/20/2007         120               118              360              360
-------------------------------------------------------------------------------------------------------------------------------
172     43201       1,553,000      64,708.33    9/20/2007         120               118              360              360
173     75208       1,433,682      89,605.15   10/12/2007         120               119              360              359
179     46349       1,172,633      10,857.71   10/26/2007         120               119              240              239
181     43201       1,033,000      57,388.89    9/20/2007         120               118              360              360
182     43201       1,018,000      56,555.56    9/20/2007         120               118              360              360
-------------------------------------------------------------------------------------------------------------------------------
185     43201         846,000      42,300.00    9/20/2007         120               118              360              360

        REMAINING                       DSCR       CUT-OFF           LTV
      INTEREST ONLY                AFTER INITIAL   DATE LTV       RATIO AT        UTILITIES
 ID   PERIOD (MOS.)  DSCR (X) (5)  IO PERIOD (X)  RATIO (6)  MATURITY OR ARD (6)  PAID BY TENANT
-------------------------------------------------------------------------------------------------------------

 10        56            1.28           1.10        70.3%           68.7%         Electric
 15         0            1.17           1.17        65.5%           56.3%         Electric, Gas
 17        119           2.12           2.12        44.0%           44.0%         None
 26        57            1.21           1.05        78.1%           73.5%         Electric, Gas
 27        57            1.21           1.05        78.1%           73.5%         Electric, Gas
-------------------------------------------------------------------------------------------------------------
 28        57            1.21           1.05        78.1%           73.5%         Electric, Gas
 29        63            1.20           1.20        65.2%           65.2%         Electric, Gas, Water, Sewer
 34        34            1.42           1.22        80.0%           72.8%         Electric, Gas
 39         0            1.25           1.25        68.7%           59.5%         None
 40        35            1.34           1.16        72.6%           66.2%         Electric, Gas
-------------------------------------------------------------------------------------------------------------
 47        34            1.33           1.15        71.0%           64.7%         Electric, Gas
 48        23            1.33           1.17        79.0%           76.6%         None
 55        59            1.26           1.10        62.0%           58.5%         Water, Sewer
 56        21            1.51           1.29        73.1%           66.3%         Electric, Gas, Water, Sewer
56-a                                                                              Electric, Gas, Water, Sewer
-------------------------------------------------------------------------------------------------------------
56-b                                                                              Electric, Gas, Water, Sewer
 66        56            1.47           1.28        68.6%           64.6%         None
 72        35            1.33           1.15        69.5%           63.4%         Electric, Gas
 89        59            1.37           1.19        59.5%           56.0%         Water, Sewer
 96        34            1.38           1.20        78.8%           71.9%         Electric, Gas, Water
-------------------------------------------------------------------------------------------------------------
105        23            1.48           1.24        79.4%           70.2%         Electric
110         8            1.41           1.21        68.9%           65.8%         Electric, Gas
127        118           1.28           1.28        66.5%           66.5%         Electric, Gas, Water, Sewer
134        55            1.35           1.15        60.8%           57.1%         Electric
136         0            1.23           1.23        79.9%           68.7%         Electric, Gas
-------------------------------------------------------------------------------------------------------------
137        80            1.24           1.24        63.0%           63.0%         Electric, Gas
149        21            1.38           1.21        80.0%           77.6%         Electric, Gas, Water, Sewer
154        10            1.36           1.19        73.5%           64.8%         Electric, Gas, Water, Sewer
156         0            1.40           1.40        57.7%           49.7%         Electric, Gas, Water, Sewer
157         0            1.21           1.21        67.3%           57.9%         Electric, Gas
-------------------------------------------------------------------------------------------------------------
166         0            1.42           1.42        70.3%           59.5%         Electric, Gas
167        10            1.39           1.21        76.4%           67.3%         Electric, Gas, Water, Sewer
168         0            2.13           2.13        44.8%           38.1%         Electric, Gas, Water, Sewer
170         0            1.20           1.20        70.9%           62.0%         Electric, Gas
171        10            1.37           1.20        75.1%           66.3%         Electric, Gas, Water, Sewer
-------------------------------------------------------------------------------------------------------------
172        10            1.38           1.20        75.8%           66.8%         Electric, Gas, Water, Sewer
173         0            1.16           1.16        71.7%           61.7%         Electric, Gas, Water, Sewer
179         0            1.33           1.33        55.8%           37.7%         Electric, Gas
181        10            1.37           1.20        73.8%           65.2%         Electric, Gas, Water, Sewer
182        10            1.37           1.20        75.4%           66.6%         Electric, Gas, Water, Sewer
-------------------------------------------------------------------------------------------------------------
185        10            1.38           1.20        75.5%           66.6%         Electric, Gas, Water, Sewer

                STUDIOS                  1 BEDROOM                 2 BEDROOM                 3 BEDROOM
      ------------------------  ------------------------  -----------  -----------  ------------------------
         NO. OF     AVG RENT      NO. OF       AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT
 ID   UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)
------------------------------------------------------------------------------------------------------------

 10       76          2,120          31         2,097         16          2,524
 15                                  52         1,125        191          1,565
 17                                 140          890         316          1,016
 26
 27
------------------------------------------------------------------------------------------------------------
 28
 29                                  75         1,023         98          1,279          37         1,643
 34                                  15           825         84          1,083          24         1,470
 39       32          2,752          74         2,685         25          4,004
 40                                                                                     191         1,186
------------------------------------------------------------------------------------------------------------
 47                                                                                     154         1,236
 48       54          1,400         150         1,781          4          3,375
 55                                 176           570        104            699
 56                                 176           582        144            645
56-a                                 96           667         56            747
------------------------------------------------------------------------------------------------------------
56-b                                 80           480         88            580
 66                                  42           650         30          1,282          26         1,981
 72                                 160           592
 89                                  34           600        126            690
 96        7            550          30           725                                    40         1,200
------------------------------------------------------------------------------------------------------------
105                                  24           575         60            675          12          775
110                                  55           734         22            745
127
134        2            900          11         1,350         10          1,695           4         1,995
136                                                           52            838           7         1,000
------------------------------------------------------------------------------------------------------------
137                                  20           939
149                                  84           460         24            615
154                                  72           464
156                                                           80            730
157                                                           24            850           8           975
------------------------------------------------------------------------------------------------------------
166                                  55           460         48            590           1           770
167
168
170                                                           32            700
171
------------------------------------------------------------------------------------------------------------
172                                                           24            791
173                                  8            728         8           1,125
179
181                                                           18            696
182                                                           18            748
------------------------------------------------------------------------------------------------------------
185                                  17           609         3             932

               4 BEDROOM          GREATER THAN 4 BEDROOM          OTHER UNITS
      ------------------------  ------------------------  ------------------------
         NO. OF      AVG RENT      NO. OF      AVG RENT      NO. OF      AVG RENT     DESCRIPTION  OF
 ID   UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)    OTHER UNITS
-------------------------------------------------------------------------------------------------------------

 10                                                           13                      Retail (25% of U/W GPR)
 15
 17
 26
 27
-------------------------------------------------------------------------------------------------------------
 28
 29
 34       72          1,760
 39
 40
-------------------------------------------------------------------------------------------------------------
 47
 48
 55
 56
56-a
-------------------------------------------------------------------------------------------------------------
56-b
 66        3          2,207                                    1                      Rental office
 72
 89
 96
-------------------------------------------------------------------------------------------------------------
105
110                                                            3                      Retail (6% of U/W GPR)
127
134        1           2,975
136
-------------------------------------------------------------------------------------------------------------
137
149
154
156
157
-------------------------------------------------------------------------------------------------------------
166
167       15          1,336
168
170
171       16          1,194
-------------------------------------------------------------------------------------------------------------
172
173
179
181
182
-------------------------------------------------------------------------------------------------------------
185

                                         MHC                   MHC
                               --------------------  ---------------------
      TOTAL NUMBER    NO. OF   NO. OF     AVG RENT    NO. OF    AVG RENT
 ID     OF UNITS    ELEVATORS   PADS    PER MO. ($)  RV SITES  PER MO. ($)
--------------------------------------------------------------------------

 10       136           2
 15       243           1
 17       456
 26       319                    319         477
 27       101                    101         515
--------------------------------------------------------------------------
 28       203                    203         266
 29       210
 34       195
 39       131           2
 40       191
--------------------------------------------------------------------------
 47       154
 48       208           3
 55       280
 56       320
56-a      152
--------------------------------------------------------------------------
56-b      168
 66       102
 72       160
 89       160
 96        77
--------------------------------------------------------------------------
105        96
110        80           1
127        96                     96        463
134        28           1
136        59           1
--------------------------------------------------------------------------
137        20
149       108
154        72
156        80
157        32
--------------------------------------------------------------------------
166       104
167        15
168       295                    295        226
170        32
171        16
--------------------------------------------------------------------------
172        24
173        16
179       108                    108        237
181        18
182        18
--------------------------------------------------------------------------
185        20

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR18

FOOTNOTES TO APPENDIX B AND APPENDIX C

1    Fitch, Inc., Standard and Poor's Ratings Services and DBRS, Inc. have confirmed that Loan ID#2 (GGP Portfolio) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA" / "AAA" / "AAA", respectively. Fitch, Inc., Standard and Poor's Ratings Services and DBRS, Inc. have confirmed that Loan ID#17
     (Aviata Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" /
     "AAA" / "BBB (low)", respectively. Fitch, Inc., Standard and Poor's Ratings
     Services and DBRS, Inc. have confirmed that Loan ID#33 (Westridge Square
     Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "A" /
     "BBB (low)", respectively. Standard and Poor's Ratings Services and DBRS,
     Inc. have confirmed that Loan ID#112 (Stor It Self Storage - Long Beach)
     has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A-" / "BBB", respectively.

2    WFB - Wells Fargo Bank, National Association; BSCMI - Bear Stearns
     Commercial Mortgage, Inc.; PCFII - Principal Commercial Funding II, LLC;
     PMCF - Prudential Mortgage Capital Funding, LLC; NLIC - Nationwide Life
     Insurance Company.

3    For Loan ID#1 (DRA / Colonial Office Portfolio), the $247,302,419 pooled mortgage loan represented as Note A-3 represents an approximate 33.3% pari passu interest in a $741,907,256 first mortgage loan, which is split into three pari passu notes. Note A-1 was included in the Merril Lynch Mortgage
     Trust 2007-C1 transaction, and Note A-2 was included in the Bear Stearns
     Commercial Mortgage Securities Trust 2007-PWR17 transaction. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area numbers presented are based on the entire $741,907,256 first mortgage loan.

     For Loan ID#5 (RRI Hotel Portfolio), the $78,000,000 original pooled mortgage loan represents approximately a 16.8% pari passu interest in the
     $465,000,000 RRI Hotel Portfolio Whole Loan, which is split into four, pari passu notes. All LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the entire $465,000,000 first mortgage loan.

     For Loan ID#7 (Southlake Mall), the $70,000,000 pooled mortgage loan represented as Note A-1 represents an approximate 70% pari passu interest in a $100,000,000 first mortgage loan, which is split into two pari passu notes. Note A-2 is not included in the trust. All LTV, DSCR and Cut-off
     Date Balance per Net Rentable Area numbers presented are based on the entire $100,000,000 first mortgage loan.

     For Loan ID#2 (GGP Portfolio), the $156,000,000 pooled mortgage loans represents an A-Note portion ("A-Note") of a $196,000,000 first mortgage loan split into an A-Note and a B-Note. The $40,000,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area numbers presented are based on the
     $156,000,000 A-Note financing. The aggregate DSCR including the A-Note and
     B-Note is 1.77x. The total aggregate Cut-Off Date LTV Ratio based on the
     $196,000,000 first mortgage debt is 59.3%.

     For Loan ID#14 (AG Industrial Portfolio), the $38,280,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $43,500,000 first mortgage split into an A-Note and a B-Note. The $5,220,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area numbers presented are based on the
     $38,280,000 A-Note financing. The aggregate DSCR, including the A-Note and
     B-Note, is 1.56x. The total aggregate Cut-off Date LTV Ratio based on the
     $43,500,000 first mortgage debt is 72.3%.

     For Loan ID#17 (Aviata Apartments), the $27,500,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $28,000,000 first mortgage loan split into an A-Note and a B-Note. The $500,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Unit numbers presented are based on the $27,500,000 A-Note financing. The aggregate DSCR including the A-Note and B-Note is 2.08x. The total aggregate Cut-Off Date LTV Ratio based on the $28,000,000 first mortgage debt is 44.9%.

     For Loan ID#18 (HRC Portfolio 3), the $26,965,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $29,560,000 first mortgage split into an A-Note and a B-Note. The $2,595,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Unit numbers presented are based on the $26,965,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $29,560,000 first mortgage debt is 76.7%.

     For Loan ID#19 (HRC Portfolio 1), the $26,900,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $29,490,000 first mortgage split into an A-Note and a B-Note. The $2,590,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Unit numbers presented are based on the $26,900,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $29,490,000 first mortgage debt is 72.5%.

     For Loan ID#21 (HRC Portfolio 2), the $26,225,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $28,750,000 first mortgage split into an A-Note and a B-Note. The $2,525,000 B-Note portion ("B-Note")
     is not included in the trust. All LTV, DSCR and Cut-off Date Balance per
     Unit numbers presented are based on the $26,225,000 A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is 1.15x. The total aggregate Cut-Off Date LTV Ratio based on the $28,750,000 first mortgage debt is 74.0%.

     For Loan ID#95 (Circuit City San Rafael), the $6,400,000 pooled mortgage loan represents an A-Note portion ("A-Note") of an $8,000,000 first mortgage split into an A-Note and a B-Note. The $1,600,000 B-Note portion
     ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
     Balance per Net Rentable Area numbers presented are based on the $6,400,000
     A-Note financing. The aggregate DSCR, including the A-Note and B-Note, is
     1.46x. The total aggregate Cut-off Date LTV Ratio based on the $8,000,000 first mortgage debt is 76.6%.

     For Loan ID#26, 27 & 28 (Camelot Acres, Pheasant Ridge and Independence
     Hill), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per
     Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value,
     Underwritten Net Cash Flow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

     For Loan ID#42, 43, 44 & 45 (Rite Aid - Salem, Rite Aid - New Philadelphia,
     Rite Aid - Flatwoods and Rite Aid - New Salisbury), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All
     LTV, DSCR, and Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cashflow and Net Rentable
     Area of the mortgaged properties securing the pooled mortgage loans.

     For Loan ID#79 & 80 (North 92nd Street Portfolio A1 - Building A and North
     92nd Street Portfolio A2 - Building B), the related properties are presented as if they were separate "mortgaged properties" (with both properties securing the related pooled mortgage loans on a cross-collateralized basis) but those properties currently together constitute a single parcel of real estate that is subject to a single mortgage instrument securing both pooled mortgage loans. Although each mortgaged property is presented as a separate property, the portions collectively constitute a single parcel of real estate until, among other things, each portion becomes a separate tax parcel. All LTV, DSCR and
     Cut-off Date Balance per Net Rentable Area numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate
     Appraised Value, Underwritten Net Cash Flow and Net Rentable Area of the
     mortgaged properties securing the pooled mortgage loans.

     For Loan ID#102 & 103 (Lincoln Center and Lincoln Retail Center), the
     pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR, and Cut-off Date Balance per Net Rentable Area
     numbers presented are based on the aggregate indebtedness of the pooled mortgage loans and the aggregate Appraised Value, Underwritten Net Cashflow and Net Rentable Area of the mortgaged properties securing the pooled mortgage loans.

4    For Loan ID#41 (5555 East Olympic Boulevard), the pooled mortgage loan interest only payments were based on an interest rate of 5.86% per annum from February 1, 2007 through September 1, 2007 during which time several fundings of this loan occurred. The final funding occurred on September 15,
     2007. Subsequent to the final funding, the borrower was required to cease interest only payments and commence making principal and interest payments.
     Beginning October 1, 2007 and continuing until December 1, 2007, principal and interest payments of $95,339.24 are required to be made based on an interest rate of 5.86% per annum and a 35-year amortization schedule. The
     October 1, 2007 payment was a full monthly payment and the interest was calculated based on the outstanding balance in September for the applicable number of days before the final funding was made and on the higher balance after the final funding was made forcing the principal amount of such payment to be higher than a normal month. Beginning January 1, 2008 and continuing until maturity on September 1, 2017, principal and interest payments of $95,991.47 are required to be made based on an interest rate of
     5.94% and a 35-year amortization schedule.

     For Loan ID#81 (8119-8133 Watson Street), the pooled mortgage loan is structured with a performance holdback of $1,100,000, in connection with the planned construction of a 1,500 square foot addition and occupancy by
     Nova Retail Holdings, Inc. The construction is expected to be complete within the next 12 to 18 months. If the borrower elects not to construct the additional space to be leased by Nova Retail Holdings, Inc., the lender may apply the $1,100,000 to the then outstanding principal balance of the
     Loan, in which case the applicable interest rate will be reset to 6.54% per annum as of the date of the loan paydown. The current interest rate is
     6.50432% per annum.

     For Loan ID#97 (BGK Portfolio), the pooled mortgage loan requires that from
     January 5, 2008 through and including December 5, 2010, payments will be interest only and based on an interest rate of 6.62%. From January 5, 2011 through and including December 5, 2012, monthly principal and interest payments of $39,294.80 are required to be applied based on a 360-month amortization schedule and a 6.62% per annum interest rate. Beginning on
     January 5, 2013 through and including the maturity date of December 5,
     2017, monthly principal and interest payments of $40,124.22 are required to be applied based on a 340-month amortization schedule and a 6.85% per annum interest rate. For details, please refer to the amortization schedules in the Free Writing Prospectus on Schedule I.

5    Annual Debt Service Payments and Monthly Debt Service Payments for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6    For Loan ID#15 (Claremont Apartments), the Appraised Value and LTV are
     based on the "Stabilized" value of $48,825,000 as of March 1, 2008 and assumes completion of construction of remaining buildings and the property operating on a stabilized basis. The appraiser's stabilized occupancy is
     95%. Until the property is stabilized, a letter of credit in the amount of
     $4,750,000 will be held by the lender. The percent leased as of November
     15, 2007 was 86.0%. The "As-Is" value as of October 25, 2007 was
     $44,500,000.

     For Loan ID#16 (Trumbull Marriott), the Appraised Value and LTV are based on the "As Renovated" value of $41,400,000 as of August 1, 2008. The "As
     Renovated" value assumes completion of the Property Improvement Plan (PIP).
     At loan origination a PIP reserve of $10,000,000 was held back and shall not be fully released unless, among other things, the PIP has been completed. The "As Is" value was $29,400,000 as of July 26, 2007.

     For Loan ID#23 (Kroger Marketplace Centre), the Appraised Value and LTV are
     based on the "Stabilized" value of $33,100,000 as of June 1, 2007. The
     "Stabilized" value assumes construction is complete and the property is operating on a stabilized basis. The appraiser's stabilized occupancy is
     95%. The construction is complete and the property is 92.9% leased as of
     September 26, 2007. The pooled mortgage loan is structured with a $570,000 letter of credit, which will not be released unless, among other things, the property achieves an annualized net operating income level of
     $3,106,000. The "As-Is" value was $9,110,000 as of February 3, 2006, which represents the value of the land.

     For Loan ID#26 (Camelot Acres), the Appraised Value and LTV are based on the "As Stabilized" value of $16,700,000 as of January 1, 2008. The "As
     Stabilized" value assumes occupancy has stabilized at 90%. The occupancy as of June 30, 2007 was 85.3%. At loan origination, an occupancy reserve of
     $985,000 was held back and shall not be fully released until, among other things, the property achieves occupancy of 90%. The "As-Is" value was
     $15,620,000 as of May 30, 2007.

     For Loan ID#33 (Westridge Square Shopping Center), the Appraised Value and
     LTV are based on the "Stabilized" value of $47,500,000 as of November 1,
     2007. The "Stabilized" value assumes renovation is complete and the property is operating on a stabilized basis. The appraiser's stabilized occupancy is 97%. The renovation is complete and the property is 94.7%
     leased as of October 1, 2007. The "As-Is" value was $44,900,000 as of March
     8, 2007.

     For Loan ID#38 (Orchards at Dover), the Appraised Value and LTV are based on the "As Stabilized" value of $28,100,000 as of September 1, 2007. The
     "As Stabilized" value assumes the completion of construction and stabilization of occupancy. Construction has been completed and the occupancy as of July 15, 2007 was 100.0%. The "As-Is" value was $27,900,000 as of June 26, 2007.

     For Loan ID#41 (5555 East Olympic Boulevard), the Appraised Value and LTV
     are based on the "Stabilized" value of $23,100,000 as of September 12, 2007 and assumes completion of construction and the property operating on a stabilized basis. The percent leased as of November 9, 2007 was 100.0%. The
     "As-Is" value as of December 21, 2006 was $16,500,000.

     For Loan ID#42 (Rite Aid - Salem), the Appraised Value and LTV are based on the "As Stabilized" value of $6,160,000 as of July 11, 2007. The "As
     Stabilized" value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The "As-Is" value was $780,000 as of
     February 11, 2007.

     For Loan ID#44 (Rite Aid - Flatwoods), the Appraised Value and LTV are
     based on the "As Stabilized" value of $4,650,000 as of May 1, 2007. The "As
     Stabilized" value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The "As-Is" value was $4,260,000 as of
     February 26, 2007.

     For Loan ID#45 (Rite Aid - New Salisbury), the Appraised Value and LTV are
     based on the "As Stabilized" value of $3,825,000 as of August 1, 2007. The
     "As Stabilized" value assumes the completion of construction and that occupancy has stabilized at 100%. Construction has been completed and the occupancy as of December 1, 2007 was 100.0%. The "As-Is" value was
     $2,410,000 as of February 26, 2007.

     For Loan ID#46 (Keil Shopping Center), the Appraised Value and LTV are
     based on the "Stabilized" value of $25,800,000 as of January 1, 2008. The
     "Stabilized" value assumes occupancy and the completion of all tenant improvements for the tenant 24 Hour Fitness. 24 Hour Fitness is expected to take occupancy of its space in December 2007. At loan origination, a
     $432,000 tenant holdback reserve was collected, which equals eight months of rent for the tenant, covering the period from loan origination to the tenant's rent commencement date. In addition, the borrower posted a
     $2,500,000 letter of credit for any unpaid tenant improvement allowances, which will be released when the borrower's obligations for tenant improvements have been paid in full. The loan is also full recourse to the borrower and the loan sponsor until the tenant is in full occupancy, paying full rent, and open for business. The "As-Is" value was $21,700,000 as of
     February 8, 2007.

     For Loan ID#52 (Candlewood Suites Northwoods Mall), the Appraised Value and
     LTV are based on the "As Stabilized" value of $17,000,000 as of August 8,
     2008. The "As Stabilized" value assumes the hotel is open and operational.
     The hotel is currently open and operational. The "As-Is" value was
     $16,500,000 as of August 8, 2007.

     For Loan ID#58 (Walgreens Plaza - Haverhill), the Appraised Value and LTV
     are based on the "As Stabilized" value of $14,300,000 as of December 1,
     2007. The "As Stabilized" value assumes lease-up of the property. The occupancy as of June 1, 2007 was 88.6%. BSCMI held back $900,000 as a vacancy reserve at funding. The "As-Is" value was $13,500,000 as of July
     10, 2007.

     For Loan ID#65 (Clarion Inn & Suites Orlando), the Appraised Value and LTV
     are based on the "As Renovated" value of $13,200,000 as of January 31,
     2008. The "As Renovated" value assumes completion of the Property
     Improvement Plan (PIP). At loan origination a PIP reserve of $3,000,000 was held back and shall not be fully released until, among other things, conversion to a Clarion Inn & Suites and a revised Certificate of Occupancy and verification from Choice Hotels International, Inc. the property is in full compliance with the PIP requirements. The "As-Is" value was $9,900,000 as of August 1, 2007.

     For Loan ID#67 (The Mix at Southbridge), the Appraised Value and LTV are
     based on the "Stabilized" value of $12,100,000 as of August 1, 2007. The
     "Stabilized" value assumes the completion of construction. Construction has been completed and as of November 5, 2007, the property was 100.0%
     occupied. The "As-Is" value was $8,730,000 as of March 5, 2007.

     For Loan ID#68 (Pearl City Shops), the Appraised Value and LTV are based on the "Stabilized" value of $12,000,000 as of October 1, 2007. The
     "Stabilized" value assumes completion of the improvements and that occupancy has stabilized at 95%. At loan origination, a tenant holdback reserve of $318,000 was collected in connection with leasing up the property in addition to a $50,080 tenant improvements reserve. As of
     September 1, 2007, the property was 92.2% occupied. The "As-Is" value was
     $10,780,000 as of April 27, 2007.

     For Loan ID#74 (Holiday Inn Express Hotel), the Appraised Value and LTV are
     based on the "As Renovated" value of $10,400,000 as of July 30, 2007. The
     "As Renovated" value assumes completion of the FF&E budget in order to re-license the franchise. At loan origination, an FF&E reserve of $400,000 was held back and will not be fully released unless, among other things, the borrower provides lender with evidence of completion. The "As Is" value was $10,000,000 as of July 30, 2007.

     For Loan ID#81 (8119-8133 Watson Street), the Appraised Value and LTV are
     based on the "Stabilized" value of $11,800,000 as of April 1, 2009. The
     "Stabilized" value assumes construction of expansion space (1,500 sq ft)
     for Nova Retail Holdings, Inc. is complete. The construction is scheduled to be complete within the next 12 to 18 months. The pooled mortgage loan is structured with a holdback, in the amount of $1,100,000, which is subject to achievement of certain release conditions, including but not limited to
     (i) $450,000 to be released upon receipt of (a) final building permits required in connection with the tenant improvements to be constructed at the additional space; (b) evidence satisfactory to lender that construction of the additional space has commenced; and (ii) remaining balance of the deposit to be released when (a) receipt of final unconditional certificate of occupancy for the additional space, (b) estoppel certificate from Nova
     Retail Holdings, Inc., (c) evidence satisfactory to lender that that Nova
     Retail Holdings, Inc., is in occupancy and paying rent. The occupancy as of
     August 1, 2007 was 100.0%. The "As-Is" value as of September 18, 2007 was
     $9,900,000.

     For Loan ID#82 (LA Fitness (Federal Way)), the Appraised Value and LTV are
     based on the "As Stabilized" value of $11,400,000 as of October 1, 2007.
     The "As Stabilized" value assumes the completion of construction.
     Construction has been completed. The "As-Is" value was $8,600,000 as of
     June 29, 2007.

     For Loan ID#84 (1261 Post Road), the Appraised Value and LTV are based on the "As Stabilized" value of $9,800,000 as of October 1, 2007. The "As
     Stabilized" value assumes the completion of construction and that occupancy has stabilized at 95%. The occupancy as of October 1, 2007 was 100.0%. No
     "As-Is" value was provided by the appraiser.

     For Loan ID#90 (Arlington Pointe), the Appraised Value and LTV are based on the "Stabilized" value of $11,100,000 as of May 1, 2007. The "Stabilized"
     value assumes construction is complete and the property is operating on a stabilized basis. The appraiser's stabilized occupancy is 92%. The construction is complete and the property is 81.2% leased as of October 24,
     2007. The pooled mortgage loan is structured with a $350,000 escrow, which may not be released unless, among other things, copies of certificates of occupancy for the space leased by Title First Agency, Inc., Advance
     America, Swan Cleaners and Steak Escape have been obtained. The "As-Is"
     value as of February 21, 2007 was $7,800,000.

     For Loan ID#101 (SunWest Crossing), the Appraised Value and LTV are based on the "Stabilized" value of $10,300,000 as of February 1, 2007. The
     "Stabilized" value assumes occupancy has stabilized at 95%. The occupancy as of June 27, 2007 was 95.7%. The "As-Is" value was $9,890,000 as of
     August 8, 2006.

     For Loan ID#105 (Golden Pond Apartments, Phase III), the Appraised Value
     and LTV are based on the "Stabilized" value of $7,050,000 as of November 1,
     2007. The "Stabilized" value assumes the property is operating on a stabilized basis. The appraiser's stabilized occupancy is 95%. The property is 86.5% leased as of October 19, 2007. The pooled mortgage loan is structured with a $175,413 letter of credit, which may not be released unless, among other things, the property achieves a DSCR equal to or greater than 1.20x for a period of three consecutive months. The "As-Is"
     value was $7,000,000 as of May 10, 2007.

     For Loan ID#107 (Michael's - Mountain View), the Appraised Value and LTV
     are based on the "As Stabilized" value of $9,000,000 as of June 25, 2007.
     The "As Stabilized" value assumes the completion of the renovation for the
     Michael's Store. The renovation is now complete. The "As-Is" value was
     $8,560,000 as of June 25, 2007.

     For Loan ID#108 (Let's Stor It - Rancho Cucamonga, CA), the Appraised Value
     and LTV are based on the "As Stabilized" value of $8,000,000 as of August
     1, 2008. The "As Stabilized" value assumes bringing current leased spaces to market rent. Currently, contract rents are below market. At loan origination, an Occupancy Reserve of $260,000 was held back and shall not be released until, among other things, a minimum effective gross income of
     $780,000 and a DSCR of 1.25x (based on 30-year amortization) is achieved.
     The "As-Is" value was $7,370,000 as of July 18, 2007.

     For Loan ID#115 (1811 Bering), the Appraised Value and LTV are based on the
     "Stabilized" value of $6,300,000 as of June 7, 2009. The "Stabilized" value assumes that occupancy has stabilized at 90%. At loan origination, a
     $2,200,000 tenant holdback reserve was collected and will be held until the tenant is in occupancy of its space, with all tenant improvements completed, and is open for business and paying full rent. As of October 22,
     2007, the property was 88.8% occupied. The "As-Is" value was $5,800,000 as of June 7, 2007.

     For Loan ID#118 (Rockville Station), the Appraised Value and LTV are based on the "Stabilized" value of $6,250,000 as of September 17, 2007. The
     "Stabilized" value assumes occupancy has stabilized at 95.2%. The occupancy as of August 22, 2007 was 85.4%. The pooled mortgage loan is structured with a $450,000 escrow and shall not be released unless various conditions are satisfied, including, (i) if the property is producing an annualized net operating income level of $395,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, the lender must release $300,000 of the escrow deposit to the borrower; (ii) if the property is producing an annualized net operating income level of $405,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, the lender will return remaining portion of the escrow deposit to borrower. The "As-Is" value was $6,125,000 as of
     September 17, 2007.

     For Loan ID#143 (Shoppes at the Exchange), the Appraised Value and LTV are
     based on the "Stabilized" value of $4,200,000. The "Stabilized" value assumes completion of tenant improvements and occupancy has stabilized at
     95%. The subject property is 70.5% occupied and 92.2% leased as of
     September 10, 2007. The pooled mortgage loan is structured with a $800,000 letter of credit and shall not be released unless, among other things, the property achieves an annualized net operating income level of $283,890 on or before October 1, 2008. The "As-Is" value as of July 25, 2007 was
     $4,000,000.

     For Loan ID#148 (4256-4274 Telegraph Road Office), the Appraised Value and
     LTV are based on the "As Stabilized" value of $3,760,000 as of September 1,
     2007. The "As Stabilized" value assumes the tenant improvements under construction are complete. The tenant improvements are now complete. The
     "As-Is" value was $3,510,000 as of June 25, 2007.

     For Loan ID#169 (Dal Tile Bakersfield), the Appraised Value and LTV are
     based on the "As Stabilized" value of $2,475,000 as of August 19, 2007. The
     "As Stabilized" value assumes the completion of the improvements. The improvements are now complete. The "As-Is" value was $1,755,000 as of April
     19, 2007.

7    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

     For Loan ID#25 (Jackson Plaza), the largest tenant, Bi-Lo, representing approximately 22.2% of the net rentable area of the mortgaged property, is
     "dark" but still paying rent. Two tenants, Books-A-Million and Cato, representing approximately 8.5% of the net rentable area of the mortgaged property in the aggregate, have co-tenancy remedies, including reduced rents, that have been triggered by Bi-Lo's going dark. These rights, though actionable, have not yet been exercised. The underwritten DSCR has been calculated using base rent. In the event that Books-A-Million exercises its right to reduce its rent in accordance with its lease, the borrower is required to deposit an escrow of $150,000 with the lender.

     For Loan ID#121 (Crescent Corners) the pooled mortgage loan is structured with a master lease on 2,950 square feet of space (18.95% of the NRA) at the mortgaged property. The master lease consists of two different spaces:
     Space A which is 1,600 square feet and is currently occupied by S&S
     Maintenance (a borrower affiliate), and Space B which is 1,350 square feet that is currently vacant. The pooled mortgage loan is structured with an escrow deposit of $200,000 to create a reserve for future leasing of the two spaces at the mortgaged property. The lender has required the borrower to master lease these two spaces until the achievement of certain release conditions, including, but not limited to, (i) Space A is leased for a term of three years at a minimum rental rate of $28.00 per square foot (triple net); and (ii) Space B is leased for a term of three years at a minimum rental rate of $24.00 per square foot (triple net). The lender shall release $100,000 of the reserve in conjunction with re-leasing of Space A and $100,000 of the reserve in conjunction with the re-leasing of Space B.

8    For Loan ID#1 (DRA / Colonial Office Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (a) three (3)
     years from the origination date or (b) two (2) years from the "startup day"
     (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of
     the REMIC trust of the last securitization of any portion of the DRA /
     Colonial Office Portfolio Pari-Passu Loan Non-Pooled Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

     For Loan ID#5 (RRI Hotel Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (i) three (3) years from the first payment date or (ii) two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the
     REMIC trust of the last securitization of any portion of the RRI Hotel
     Portfolio, the borrower is permitted to prepay the loan based on either (a)
     the greater of 1% or yield maintenance or (b) defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage. For purposes of the prepayment provisions, it is assumed that this securitization is the last securitization.

     For Loan ID#7 (Southlake Mall), the prepayment provisions are as follows:
     after an initial period of the earlier of (a) three (3) years from the origination date or (b) 24 months from the "startup day" (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the REMIC
     trust of the last securitization of any portion of the Southlake Mall
     Non-Pooled Pari Passu Loan, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

9    For Loan ID#6 (Marriott Houston Westchase) the pooled mortgage loan is structured with a performance holdback of $7,195,703 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to the borrower furnishing lender with evidence that the DSCR of the premises has increased to at least 1.30x on a 30 year amortization schedule and without taking into account the amount of the DSCR LOC, for the twelve months preceding the calculation date as determined by the lender.

     For Loan ID#11 (Marketplace at Four Corners), the pooled mortgage loan is structured with a performance holdback of $466,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) borrower providing lender with evidence that Michaels has not exercised their right to terminate its lease in the form of an estoppel or (ii) until other tenant(s) lease the Michaels space and the borrower provides the lender estoppel certificate indicating occupancy, acceptance of improvements, commencement of rental payments, all rental concessions and deferments having expired and the DSCR is greater than 1.15x. The proceeds of the letter of credit may be applied to the balance of the pooled mortgage loan (with a prepayment premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence is not provided in accordance with the respective reserve agreement.

     For Loan ID#15 (Claremont Apartments) the pooled mortgage loan is structured with a performance holdback of $4,750,000 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to (i) delivery of lien waivers; (ii)
     delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; (iv) the lender has inspected or waived its right to inspect the mortgaged property (v) satisfaction of the DSCR test as determined by lender (only net operating income from approved executed leases in effect on the premises, with no uncured defaults, shall be used in lender's determination of the annual net cash flow utilized in calculating the DSCR test; and (vi) an updated certified rent roll showing the leasing is at a minimum of 95%. The proceeds of the letter of credit may be applied to the balance of the mortgage loan (with a prepayment premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) or on December 1, 2009 if, by that date, the DSCR test has not been satisfied and evidence provided in accordance with the respective reserve agreement. The DSCR test is considered satisfied when the DSCR is greater than or equal to 1.17x for a trailing 12-month period, as determined by the lender.

     For Loan ID#23 (Kroger Marketplace Centre), the pooled mortgage loan is structured with a $570,000 letter of credit, the release of which is subject to certain conditions, including but not limited to: the property achieving an annualized net operating income level of $3,106,000 on or before November 9, 2009. If the requirements to release the letter of credit are not satisfied on or before November 9, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the balance of the mortgage loan without any prepayment premium.

     For Loan ID#26 (Camelot Acres), the pooled mortgage loan is structured with a performance holdback of $985,000 in the form of a letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the economic and physical occupancy at the property is at least 90%, or is at levels consistent with comparable properties in accordance with a new appraisal acceptable to the lender; (ii) the trailing 6-month DSCR for the property is not less than
     1.05x; and (iii) the LTV is not greater than 80%. The borrower may request a release of the letter of credit no sooner than September 1, 2008. If the requirements to release the letter of credit are not satisfied by March 1,
     2010 or if there is a default by the borrower under the terms of the loan documents, the proceeds of the letter of credit will be applied to the balance of the pooled mortgage loan, subject to a yield maintenance prepayment premium.

     For Loan ID#30 (Temple City Marketplace), the pooled mortgage loan is structured with a performance holdback of $235,000, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) lender receives a fully executed lease for Suite 5731 (4,800 square feet) for no less than $24/square foot for an initial term of no less than 5 years, and (ii) the tenant is in occupancy, open for business and paying full contractual rent with all tenant improvements completed and paid for. If Suite 5731 is divided into two separate spaces leased individually, lender is required to release a pro rata portion of the performance holdback equal to the rentable square feet of the leased space once the foregoing conditions are satisfied. The remaining amount of the performance holdback will be released when the conditions are satisfied as to the remaining space.

     For Loan ID#35 (1601 Las Plumas Avenue), the pooled mortgage loan is structured with a performance holdback of $31,250, the release of which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) delivery of lien waivers; (ii)
     delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on December
     1, 2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#36 (ANC - Tech park I & II), the pooled mortgage loan is structured with a performance holdback of $636,312 in the form of a letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the lender's determination that the property has achieved a DSCR not less than 1.10x
     (based on a 30-year amortization schedule); and (ii) the receipt of SNDA and/or current estoppels for each new or renewal tenant since the origination date confirming each is in occupancy and paying rent. If the requirements to release the letter of credit are not satisfied by September
     1, 2010 or if there is a default by the borrower under the terms of the loan documents, lender will have the right to apply the proceeds of the letter of credit to the balance of the pooled mortgage loan, subject to a yield maintenance prepayment premium.

     For Loan ID#49 (984 North Broadway), the pooled mortgage loan is structured with a performance holdback of $1,100,000, the release of which is subject to the achievement of certain conditions, including but not limited to no event of default and the DSCR being greater than or equal to 1.20x for a period of six consecutive months (based on the trailing six months, using a
     30-year amortization schedule). In the event that the performance holdback has not been entirely released prior to the date, which is two years after this securitization, the borrower may elect to have the lender either (a)
     hold the remaining funds in the reserve as additional collateral for the remainder of the term, or (b) apply the remaining funds to pay down the loan, subject to a yield maintenance prepayment premium.

     For Loan ID#50 (South Coast Plaza), the pooled mortgage loan is structured with a performance holdback of $1,500,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i)
     the property is generating not less than $1,326,796 of underwritten revenue and (ii) a net cash flow of not less than $1,160,000. The performance holdback was collected in connection with the Ocean Dental of Texas tenant which is expected to take occupancy by February 2008.

     For Loan ID#63 (Tri State Mall), the pooled mortgage loan is structured with a performance holdback of $26,386, the release of which is subject to achievement of certain release conditions, including but not limited to,
     (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii)
     delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise, a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on December 1, 2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#68 (Pearl City Shops), the pooled mortgage loan is structured with a performance holdback of $318,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i)
     borrower executes a lease with UPS or an approved replacement tenant covering approximately 1,200 square feet for a term of no less than five years at a minimum base rent of $60/square foot, and (ii) the tenant is in occupancy, open for business and paying full rent with all tenant improvements completed and paid for.

     For Loan ID#75 (Wingate Inn - Best Western), the pooled mortgage loan is structured with a performance holdback of $50,000, to be held for the entire term of the loan. Lender will have the right to apply all or any portion of the holdback to payment of any monthly payment amount. Upon payment or defeasance in full of the loan, the lender is required to disburse any remaining funds to the borrower.

     For Loan ID#79 & 80 (North 92nd Street Portfolio A1 - Building A and North
     92nd Street Portfolio A2 - Building B), the pooled mortgage loan is structured with a performance holdback of $1,220,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i) the combined properties report a minimum physical and economic occupancy of at least 90%, and (ii) the combined properties report a minimum base rent of $729,150. An additional $14,100 performance holdback was also collected, $11,000 of which will be released once the Dough Heads tenant (located in Building A) is in occupancy and paying full contractual rent. The remaining $3,100 will be released once the Advantage Chemical
     Coatings tenant (located in Building B) is in occupancy and paying full contractual rent.

     For Loan ID#81 (8119-8133 Watson Street), the pooled mortgage loan is structured with a performance holdback of $1,100,000, the release of which is subject to achievement of certain conditions, including but not limited to (i) $450,000 of the holdback must be released upon the lender's receipt of (a) final building permits required in connection with the tenant improvements to be constructed at the additional space leased by Nova
     Retail Holdings, Inc., pursuant to the terms of the Lease Addendum No.1, and (b) evidence satisfactory to the lender that construction of the additional space has commenced (ii) the remaining balance of the deposit must be released upon (a) lender's receipt of the final certificate of occupancy for the additional space, (b) lender's receipt of the estoppel certificate from Nova Retail Holdings, Inc., (c) lender's receipt of evidence satisfactory to the lender that Nova Retail Holdings, Inc. is in occupancy and paying rent. If the borrower elects not to construct the additional space by the expiration of the eighteenth (18th) full month after the loan was originated, or if there is a default by the borrower under the terms of the loan documents, then the lender shall apply the deposit against the principal balance of the loan outstanding at the time, together with a prepayment fee equal to the lesser of (a) yield maintenance for the $1,100,000 or (b) $33,000. In addition, if the borrower elects not to construct the additional space to be leased by Nova Retail Holdings,
     Inc., pursuant to the loan documents and the lender applies the $1,100,000 to the then outstanding principal balance of the loan, the applicable interest rate shall reset to 6.54% per annum as of the date of the loan paydown.

     For Loan ID#94 (Hampton Inn - Indianapolis), the pooled mortgage loan is structured with a performance holdback of $43,750, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) delivery of lien waivers; (ii) delivery of title endorsements; (iii) delivery of all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived its right to inspect the mortgaged property. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a prepayment premium on June 1,
     2008, if, by that date, the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

     For Loan ID#96 (Pine Hill Portfolio), the pooled mortgage loan is structured with a $1,000,000 guaranty, posted by the loan sponsor, which will be released when the property maintains a 1.20x DSCR for six consecutive months. In addition, a $200,000 performance holdback was also collected. No more than $60,000 will be released to the borrower for such renovations until all renovations have been completed and the property has maintained a 95% occupancy and a minimum DSCR of 1.20x for a period of three consecutive months.

     For Loan ID#97 (BGK Portfolio), the pooled mortgage loan is structured with a performance holdback of $410,000, the release of which is subject to the property achieving a net operating income of $555,214.

     For Loan ID#102 & 103 (Lincoln Center & Lincoln Retail Center) the pooled mortgage loans are structured with a performance holdback of $1,100,000, in the form of a letter of credit, the release and reduction of which is subject to achievement of certain conditions, including but not limited to requirements that (i) $800,000 of the balance of the letter of credit must be reduced when the net operating income for Lincoln Center is at least
     $365,000 on an annualized basis; and (ii) $300,000 of the balance of the of letter of credit must be reduced when a replacement tenant occupies all of the space covered by the Countrywide lease for the Lincoln Retail Center.
     If such NOI test for Lincoln Center is not satisfied by April 12, 2009, the lender may redeem and draw upon a portion of the letter of credit equal to
     $800,000 and apply cash proceeds to the reduction of the outstanding principal balance of Lincoln Center and Lincoln Retail Center, at par or to
     any other payments due under the loan documents. If the test conditions for a replacement tenant at Lincoln Retail Center have not been met by October
     12, 2012, the lender may redeem and draw upon the $300,000 portion of the letter of credit and apply cash proceeds to the reduction of the outstanding principal balance of the Lincoln Retail Mortgage Loan.

     For Loan ID#105 (Golden Pond Apartments, Phase III), the pooled mortgage loan is structured with a $175,413 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, a DSCR equal to or greater than a 1.20x for a period of three consecutive months. If the conditions to release the letter of credit are not satisfied by October 5, 2009 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents without prepayment premium.

     For Loan ID#108 (Let's Stor It - Rancho Cucamonga, CA), the pooled mortgage loan is structured with a performance holdback of $260,000, the release of which is subject to the achievement of certain conditions, including but not limited to the following; if for a consecutive three (3) month period prior to September 4, 2009, (i) the property has attained 80% physical occupancy; (ii) the property's DSCR is at least 1.25x (assuming a 30-year amortization schedule) based on an annualized trailing six month operating statement (iii) the property's DSCR is at least 0.95x assuming a mortgage constant based on an interest rate of 10% per annum and a 30-year amortization schedule, again, based on an annualized trailing six month operating statements, and (iv) the property's effective gross income is
     $780,000. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before September 4,
     2009.

     For Loan ID#113 (Shoppes at Lee Road), the pooled mortgage loan is structured with a $280,000 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to, (i) the mortgaged property achieving an occupancy rate of no less than 93%; (ii) the tenants occupying the property achieving the target occupancy are paying rent with an effective gross income of no less than $564,000; and (iii) the property net operating income achieving an amount equal to or greater than 1.15x of the annual debt service for three consecutive months. If borrower defaults under the loan documents, or fails to provide a replacement letter of credit, the lender shall have the right to draw upon letter of credit and hold the proceeds as additional security for the pooled mortgage loan in lieu of such letter of credit.

     For Loan ID#115 (1811 Bering), the pooled mortgage loan is structured with a performance holdback of $2,200,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i)
     tenant is in occupancy of its space, (ii) all tenant improvements have been completed, and (iii) tenant is open for business and paying full rent.

     For Loan ID#118 (Rockville Station), the pooled mortgage loan is structured with a escrow deposit of $450,000, the release of which is subject to the achievement of certain conditions, including, but not limited to (i) the property is producing an annualized net operating income level of $395,000 and at least 92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, lender will return $300,000 of the escrow deposit to borrower; and (ii) the property is producing an annualized net operating income level of $405,000 and at least
     92% occupied over a period of three consecutive months and provided borrower is not in default under the loan documents, lender will be required to return the remaining portion of the escrow deposit to borrower.
     Upon occurrence of any event of default under the loan documents, the lender shall have the right to apply all funds received against the existing balance of the loan in accordance with the terms of the promissory note.

     For Loan ID#120 (Ambassador Plaza SC), the pooled mortgage loan is structured with a performance holdback of $350,000, the release of which is subject to the property generating an effective gross income of no less than $575,000.

     For Loan ID#143 (Shoppes at the Exchange), the pooled mortgage loan is structured with a $800,000 letter of credit, the release and reduction of which is subject to the achievement of certain conditions, including but not limited to the property not producing an annualized net operating income level of $283,890 on or before October 1, 2008. If the requirements to release the letter of credit are not satisfied by October 1, 2008 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the repayment of the principal of the note or to the payment of any other amounts owed by the borrower to the lender under the terms of any of the loan documents without prepayment premium.

     For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $105,000, the release of which is subject to the achievement of certain conditions, including but not limited to, (i)
     delivery of executed leases for the remaining vacant space in order to achieve a stabilized physical and economic occupancy of the property at 94%
     or greater; and (ii) delivery of a current estoppel for each tenant occupying the vacant space evidencing that the lease is in effect, all tenant improvements have been completed and the tenant is in both physical and economic occupancy. The amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before October 26, 2008.

     For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $40,500, the release of which is subject to the achievement of release conditions, including but not limited to, delivery to lender of an estoppel certificate executed by Verizon Wireless
     Personal Communications LP and the borrower representing that all TI allowances owed to Verizon have been paid by the borrower. At the lender's option, the amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before December 26, 2007.

     For Loan ID#145 (500 S. Koeller), the pooled mortgage loan is structured with a performance holdback of $40,000, the release of which is subject to the achievement of certain conditions, including but not limited to, delivery to the lender of an estoppel certificate executed by Fed Ex
     Kinko's Office and Print Services, Inc. representing that all tenant improvement allowances owed to Fed Ex have been paid by the borrower. At the lender's option, the amount of the impound may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before December 26, 2007.

10   For Loan ID#83 (Van Buren Road Shopping Center), the sponsors of the loan are: Anthony Christopher Warner, John E. Krolak, Elizabeth Krolak, Ernest
     James Warner and Rosario Vidal Warner both as individuals and as
     Co-Trustees; Christopher T. Cleland and Carol Ann Cleland both as individuals and as Co-Trustees; Karen Kristensen, Robert E. Henderson, Sara
     U. Henderson, Stanley Zipser and Sigrid D. Zipser both as individuals and as Co-Trustees; Sven H. Kristensen and Ellen M. Kristensen both as individuals and as Co-Trustees; and Nancy A. Barnes as an individual and as a Trustee.

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                                   APPENDIX D

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                               [3 PHOTOS OMITTED]

                                       D-1

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                                 [MAPS OMITTED]

                                       D-2

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              WFB

LOAN PURPOSE:                      Acquisition

ORIGINAL BALANCE: (1)              $247,302,419

CUT-OFF DATE BALANCE: (1)          $247,302,419

FIRST PAYMENT DATE:                08/01/2007

INTEREST RATE:                     5.61000%

AMORTIZATION TERM:                 Interest Only

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     07/01/2014

EXPECTED MATURITY BALANCE: (1)     $247,302,419

SPONSORS:                          DRA G&I Fund VI, Colonial Properties Trust

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   29-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance permitted
                                   for the following 51 payments, and open to
                                   prepayment without premium thereafter through
                                   maturity

CUT-OFF DATE BALANCE PER SF: (1)   $141.92

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)        Springing
                                   Insurance: (2)       Springing
                                   TI/LC: (2)           Springing
                                   Replacement: (2)     Springing

LOCKBOX:                           Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    NAP

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Various - See Table

PROPERTY SUB-TYPE:                 Various

LOCATION:                          Various - See Table

YEAR BUILT/RENOVATED:              Various - See Table

PERCENT LEASED (AS OF):            93.9% (06/01/2007)

NET RENTABLE AREA:                 5,227,519

THE COLLATERAL:                    17 Class A suburban office buildings, one
                                   Class A unanchored shopping center, and one
                                   Class A mixed-use office / retail property

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Colonial Properties Services, Inc.

3RD MOST RECENT NOI (AS OF):       NAP

2ND MOST RECENT NOI (AS OF):       NAP

MOST RECENT NOI (AS OF):           $59,546,991 (TTM 12/31/2006)

U/W NET OP. INCOME:                $68,842,703

U/W NET CASH FLOW:                 $60,329,044

U/W OCCUPANCY:                     93.2%

APPRAISED VALUE (AS OF):           $933,100,000 (Various)

CUT-OFF DATE LTV RATIO: (1)        79.5%

LTV RATIO AT MATURITY: (1)         79.5%

U/W DSCR: (1)                      1.43x

U/W DSCR POST IO: (1)              NAP
--------------------------------------------------------------------------------

(1)  The subject $247,302,419 loan represents the 33.3% pari passu A-3 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction and the $247,302,419 A-2 Note was included in the Bear Stearns Commercial
     Mortgage Securities Trust 2007-PWR17 transaction. All Loan per SF, LTV and
     DSCR numbers in the table are based on the whole loan amount.

(2)  Ongoing reserves and hard lockbox are required following the occurrence of an event of default or if the quarterly DSCR test falls below 1.15x.

THE DRA / COLONIAL OFFICE PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "DRA / Colonial Office Portfolio Loan") is secured by the borrower's fee interest in 17 Class A office buildings, one Class
A unanchored shopping center and one Class A mixed-used office / retail property
(collectively, the "DRA / Colonial Office Portfolio Properties") located in the
Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta, Georgia;
Charlotte, North Carolina and Austin, Texas markets. The first mortgage loan of
$741,907,256 is split into three pari passu notes, Note A-1 with an original principal balance of $247,302,419, Note A-2 with an original principal balance of $247,302,419 and Note A-3 with an original principal balance of $247,302,419.
Note A-3 will be included in the Trust. Note A-1 was included in the Merrill
Lynch Mortgage Trust 2007-C1 transaction. Note A-2 was included in the Bear
Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction. The pooling and servicing agreement for the Merrill Lynch Mortgage Trust Commercial
Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the DRA / Colonial Office Portfolio Loan.

     THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the "DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are
Delaware limited liability companies or partnerships, each with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office
Portfolio Borrowers was delivered at origination. The DRA / Colonial Office
Portfolio Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate
Investment Trust ("DRA") and Colonial Properties Trust ("Colonial"), (together, the "DRA / Colonial Office Portfolio Sponsors"). The DRA / Colonial Office
Portfolio Sponsors, or their affiliates, own the majority beneficial interest in the DRA / Colonial Office Portfolio Borrowers.

                                       D-3

     DRA is a registered investment advisor and manages over $8 billion in assets. Since inception in 1994, DRA has acquired more than 80 shopping centers
(totaling over 18 million square feet), over 60 office properties (totaling over
12 million square feet), and 60 multifamily investments (comprised of over
16,000 units in more than 10 markets).

     Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last 37 years, through a series of acquisitions and joint ventures, Colonial has grown into a fully-integrated, publicly traded REIT with market capitalization over $5.6 billion. Colonial is a self-administered and self-managed real estate investment trust that, as of
September 30, 2006, directly owned or managed approximately 39,104 apartment units, approximately 17.6 million square feet of office space and approximately
12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

     THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta,
Georgia; Charlotte, North Carolina; and Austin, Texas markets; one 125,462 square foot shopping center located in Birmingham, Alabama and one 237,191 square foot office/retail mixed use property in Lake Mary, Florida. The DRA /
Colonial Office Portfolio Properties have occupancies that range between 77.3%
and 100.0%. As of June 1, 2007, the DRA / Colonial Office Portfolio Properties
are approximately 93.9% occupied by 618 tenants.

     More specific information about the DRA / Colonial Office Portfolio properties is set forth in the tables below:

                                                                  ALLOCATED                    YEAR
PROPERTY                          LOCATION      PROPERTY TYPE    LOAN AMOUNT    YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.  Lake Mary, FL        Office      $ 34,630,982  1989 / 1996 /     2002
                                                                                1998-2001

Research Office Park           Austin, TX           Office      $ 26,447,908       2001          NAP

CC at Town Park                Lake Mary, FL        Office      $ 23,265,602    2001-2002 /      NAP
                                                                                   2006
Colonial Place I & II          Tampa, FL            Office      $ 20,379,333    1985-1986        NAP
CC at Colonnade                Birmingham, AL       Office      $ 19,575,196    1988-1989 /     2004
                                                                                   1999
Peachtree Street               Atlanta, GA          Office      $ 15,561,000       1989          NAP
CP Town Park Combined          Lake Mary, FL   Office / Retail  $ 14,764,167       2004          NAP
Concourse Center               Tampa, FL            Office      $ 12,254,067    1982-1984        NAP
CC at Town Park 600            Lake Mary, FL        Office      $ 11,926,964       2002         2004
Riverchase Center              Birmingham, AL       Office      $  9,226,014    1987 / 1990      NAP
International Office Park      Birmingham, AL       Office      $  8,717,915    1987 / 1999     2004
Colonial Center at Bayside     Clearwater, FL       Office      $  8,370,268    1987 / 1994     1997
Colonial Center at Blue Lake   Birmingham, AL       Office      $  7,380,812       1982         2005
Shops at Colonnade - Retail    Birmingham, AL       Retail      $  7,225,554       1989         2004
Colonial Plaza                 Birmingham, AL       Office      $  6,712,260       1982         2004

Esplanade                      Charlotte, NC        Office      $  6,685,518       1981         2005
Maitland Office Building       Maitland, FL         Office      $  5,273,750       1984          NAP
HIBC 1000 Building             Lake Mary, FL        Office      $  4,679,862       1997          NAP

One Independence Plaza         Birmingham, AL       Office      $  4,225,247       1978         2004
------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                          $247,302,419
------------------------------------------------------------------------------------------------------

                                           % OF
                                          TOTAL                                              APPRAISED
PROPERTY                           SF       SF   OCCUPANCY   PRIMARY TENANT                    VALUE
-------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.    835,201    16%     84.5%    Symantec Corporation          $129,500,000
Research Office Park             357,689     7%    100.0%    Charles Schwab & Co., Inc.    $ 98,900,000
CC at Town Park                  458,259     9%     98.2%    Pershing, LLC                 $ 87,000,000
Colonial Place I & II            371,473     7%     97.3%    Blue Cross & Blue Shield      $ 77,000,000
CC at Colonnade                  419,387     8%     99.7%    Infinity Insurance Company    $ 73,200,000
Peachtree Street                 309,625     6%     91.5%    Kurt Salmon Associates, Inc.  $ 58,500,000
CP Town Park Combined            237,191     4%     96.4%    Albertson's # 4316            $ 57,000,000
Concourse Center                 294,369     6%     99.6%    HealthPlan Services II        $ 46,300,000
CC at Town Park 600              199,585     4%    100.0%    Fiserv, Inc.                  $ 44,600,000
Riverchase Center                306,143     6%     93.6%    BioHorizons Implant Systems   $ 34,500,000
International Office Park        210,984     4%     99.3%    Command Alkon Inc.            $ 32,600,000
Colonial Center at Bayside       212,882     4%     98.8%    Presidion Solutions/2         $ 31,300,000
Colonial Center at Blue Lake     166,590     3%     99.2%    Colonial Properties Trust     $ 27,600,000
Shops at Colonnade - Retail      125,462     2%     98.3%    Gold's Gym                    $ 28,600,000
Colonial Plaza                   170,850     3%     84.7%    Alabama Gas Corporation       $ 25,100,000
                                                             Homecomings Financial
Esplanade                        202,817     4%     81.7%    Network, Inc.                 $ 25,000,000
Maitland Office Building         155,730     3%     77.3%    Adventist Health System       $ 23,100,000
HIBC 1000 Building                87,066     2%    100.0%    The Sungard                   $ 17,500,000
                                                             Birmingham Gastroenterology
One Independence Plaza           106,216     2%     90.7%    Association                   $ 15,800,000
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         5,227,519   100%     93.9%                                  $933,100,000
-------------------------------------------------------------------------------------------------------

                                                                                    % OF TOTAL
                              CREDIT RATING                          ANNUALIZED     ANNUALIZED        ANNUALIZED
                             (FITCH/MOODY'S/                % OF    UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN BASE      LEASE
TENANT NAME                      S&P) (1)      TENANT NRA    NRA   BASE RENT ($)     BASE RENT     RENT ($ PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.       A/A2/A+          357,689     7%    $ 7,945,735           8%            $22.21        Various (2)
Fiserv, Inc.                   --/Baa/BBB+        291,642     6%    $ 5,968,436           6%            $20.46        Various (3)
Infinity Insurance Company        A/A3/A          153,783     3%    $ 3,306,392           3%            $21.50         03/31/2016
Bank of New York                AA-/Aaa/A+        130,630     2%    $ 2,797,890           3%            $21.42        Various (4)
TOTAL/WEIGHTED AVERAGE                            933,744    18%    $20,018,454          21%            $21.44
Other Tenants                    Various        3,972,655    76%    $76,644,924          79%            $19.29          Various
Vacant Space                       NAP            321,120     6%    $         0           0%            $ 0.00            NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          5,227,519   100%    $96,663,378         100%            $19.70
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants and has leases containing 87,563 square feet of space expiring
     03/31/2009, while 270,126 square feet of space expires 03/31/2012.

(3)  Fiserv, Inc. has leases containing 93,557 square feet of space expiring
     06/30/2012, while 198,085 square feet expires 07/31/2012.

(4)  Bank of New York has leases containing 62,893 square feet of space expiring
     07/31/2011, while 67,737 square feet expires 10/31/2016.

                                       D-4

                                         LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE TOTAL   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR        EXPIRING    EXPIRING   SF EXPIRING      SF EXPIRING       SF EXPIRING     RENT PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------

  Vacant           --       321,120        6%             321,120              6%               $ 0.00
   MTM             54       175,971        3%             497,091             10%               $18.90
   2007            51       241,612        5%             738,703             14%               $19.74
   2008           118       524,610       10%           1,263,313             24%               $20.41
   2009           113       628,671       12%           1,891,984             36%               $19.47
   2010            92       426,178        8%           2,318,162             44%               $20.29
   2011            86       787,736       15%           3,105,898             59%               $20.27
   2012            42       890,783       17%           3,996,681             77%               $20.40
   2013            18       231,456        4%           4,228,137             81%               $20.06
   2014             9       134,676        3%           4,362,813             84%               $16.51
   2015            12       274,537        5%           4,637,350             89%               $19.58
   2016            14       318,037        6%           4,955,387             95%               $19.57
   2017             3       159,766        3%           5,115,153             98%               $20.11
Thereafter          6       112,366        2%           5,227,519            100%               $10.29

(1)  The information in the table is based on the underwritten rent roll as of
     06/01/2007.

     PROPERTY MANAGEMENT. The DRA / Colonial Office Portfolio Properties are
managed by Colonial Properties Services, Inc., an affiliate of the DRA /
Colonial Office Portfolio Sponsors.

     ADDITIONAL INDEBTEDNESS. The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (collectively, the "DRA / Colonial
Office Portfolio Pari Passu Notes") and, together with the DRA / Colonial Office
Portfolio Loan (the "DRA / Colonial Office Portfolio Loan Group") has an
aggregate principal balance of $741,907,256. The DRA / Colonial Office Portfolio
Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office
Portfolio Loan. The DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office
Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial
Office Portfolio Pari Passu Notes will be held outside of the trust. The initial
$247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the $247,302,419 A-2 Note was included in the Bear Stearns
Commercial Mortgage Securities Trust 2007-PWR17 transaction.

     The DRA / Colonial Office Portfolio Loan permits the DRA / Colonial Office
Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the loan to value ratio following the incurrence of mezzanine debt is not greater than 80%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the DRA / Colonial Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and (vi) rating agency confirmation of no downgrade has been obtained.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. After the expiration of the lockout period, an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan Group is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group; (ii) the debt service coverage ratio after the release is at least equal to 1.41x; (iii) the loan to value ratio after the release is not greater than
79.5%; (iv) no event of default has occurred and is continuing; and (v) other customary provisions set forth in the loan documents. If the debt service coverage ratio and/or loan to value ratio tests above would not be satisfied, the DRA / Colonial Office Portfolio Borrowers, may either (a) increase the release price to an amount which would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied or (b) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan Group, would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied.

     At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida
(the "Colonial Town Park Property") may be released from the DRA / Colonial
Office Portfolio, subject to the satisfaction of certain conditions, including:
(i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property; (ii) a condominium regime is established in which the residential portion of the Colonial Town Park
Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units; (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.
The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for underwriting purposes and was not included in the property's valuation.

                                       D-5

     At any time, the portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the DRA / Colonial Office Portfolio mortgage, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1) the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b)
any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office Portfolio Loan
Group being prepaid; (ii) a legal subdivision is completed between the Ruth's
Chris Property and the remainder of the Colonial Town Park Property;, (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.

     At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center
Parkway, Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties; (ii) no event of default has occurred and is continuing; and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for
underwriting purposes and was not included in the property's valuation.

     SUBSTITUTION PROVISIONS. An individual property may be released from the
DRA / Colonial Office Portfolio Loan mortgage and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the loan to value ratio following the substitution is not greater than 79.5%; (ii) the debt service coverage ratio following the substitution is equal to or greater than 1.41x; (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office Portfolio Loan Group;
(iv) no more than 50% of the individual properties may be substituted; (v) no event of default has occurred and is continuing; and (vi) other customary provisions set forth in the loan documents.

     ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan Group may
be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan Group will be severed into
(a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Group debt, reduced by the amount of the Partial Assumption Loan; (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 (following the
Future Advance and $44,116,711 prior to the Future Advance); (iii) the debt service coverage ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is equal to or greater than 1.41x; (iv)
the loan to value ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is not greater than 79.5%; (v) the debt service coverage ratio for the individual properties securing the Partial
Assumption Loan is equal to or greater than 1.20x; (vi) the loan to value ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (viii) the lender receives an assumption fee; (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards; (x) no event of default has occurred and is continuing; and (xi) other customary provisions set forth in the loan documents.

                                      D-6

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

                               [6 PHOTOS OMITTED]

                                      D-7

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

                                 [MAPS OMITTED]

                                      D-8

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCFII

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $156,000,000

CUT-OFF DATE BALANCE: (1)          $156,000,000

FIRST PAYMENT DATE:                01/01/2008

INTEREST RATE:                     6.16160%

AMORTIZATION TERM:                 Interest Only

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     02/01/2013

EXPECTED MATURITY BALANCE: (1)     $156,000,000

SPONSOR:                           General Growth Properties, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 34 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date

CUT-OFF DATE BALANCE PER SF: (1)   $130.44

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)      Springing
                                   Insurance: (2)     Springing
                                   Replacement: (3)   Springing
                                   TI/LC: (4)         Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    AA/AAA/AAA

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Regional Mall

LOCATION:                          Various - See Table

YEAR BUILT/RENOVATED:              1976, 1985, 2005 / 1999, 2004

PERCENT LEASED (AS OF):            97.3% (11/15/2007)

NET RENTABLE AREA:                 1,195,929

THE COLLATERAL:                    Two regional malls located in Champaign, IL
                                   and Columbia, MO

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               General Growth Management, Inc.

3RD MOST RECENT NOI (AS OF):       $20,661,308 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):       $21,627,823 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):           $20,784,127 (TTM 08/31/2007)

U/W NET OP. INCOME:                $22,308,840

U/W NET CASH FLOW:                 $21,310,758

U/W OCCUPANCY:                     97.3%

APPRAISED VALUE (AS OF):           $330,600,000 (08/30/2007 and 09/13/2007)

CUT-OFF DATE LTV RATIO: (1)        47.2%

LTV RATIO AT MATURITY: (1)         47.2%

U/W DSCR: (1)                      2.19x

U/W DSCR POST IO:                  NAP

--------------------------------------------------------------------------------

(1)  The $156,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $196,000,000 first mortgage loan split into an A-Note and a B-Note. The
     $40,000,000 B-Note portion ("B-Note") is not included in the trust. All
     LTV, DSCR and Cut-off Date Balance per SF numbers presented are based soley on the $156,000,000 A-Note financing. The aggregate DSCR including the
     A-Note and B-Note is 1.77x. The total aggregate Cut-Off Date LTV Ratio based on the A-Note and B-Note is 59.3%.

(2)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $15,048, to be capped at $180,576.

(4)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $60,191, to be capped at $722,292.

THE GGP PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "GGP Portfolio Loan") is a
$156,000,000 A-Note portion of a $196,000,000 first mortgage loan split into an
A-Note and a B-Note secured by the borrower's fee interest in a single-level enclosed regional shopping center and associated retail center, consisting of a total of 399,211 square feet located in Columbia, Missouri and a single-story regional shopping center and retail center consisting of a total of 796,718 square feet located in Champaign, Illinois (the "GGP Portfolio Properties").

     THE BORROWER. The borrowers are Columbia Mall L.L.C. and Champaign Market
Place L.L.C. (collectively, the "GGP Portfolio Borrower"), each of which has GGP
Limited Partnership (100% ownership and managing member) as its sole member. GGP
Limited Partnership is made up of General Growth Properties, Inc. ("GGP") (81%
general partnership) and outside limited partners (19%). GGP has over 50 years of experience and currently owns or manages a portfolio of more than 200 regional shopping malls in 45 states, and has ownership interest in master planned community developments and commercial office buildings. GGP's portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.

                                      D-9

     THE PROPERTIES. The GGP Portfolio Properties consist of two regional shopping centers (respectively, the "Columbia Mall Property" and the
"Marketplace Shopping Center Property"). The Columbia Mall Property consists of a 399,211 square foot single-level, enclosed regional shopping center and associated retail center of which 313,239 square feet is in-line shop space including tenants such as Jos. A. Bank, Chico's, Coldwater Creek, Ann Taylor, and Talbots. The Columbia Mall Property is part of a larger shopping mall totaling 743,934 square feet, with approximately 100 retail stores featuring anchor tenants such as Dillard's, JCPenney, Sears and Target (Dillard's,
JCPenney and Target are not part of the collateral). The Columbia Mall Property was built in 1985 and renovated in 2004. The renovation in 2004 included a redesigned and expanded cafe court featuring a carousel, a soft play area, additional soft seating areas, new family restrooms, additional skylights, new paint and color scheme, and new overhead lighting.

     The Columbia Mall Property is located at 2300 Bernadette Drive along the southwest quadrant of the I-70/Hwy 740 (N. Stadium Blvd) interchange in
Columbia, Missouri. I-70 is a major east/west arterial that provides access to the Kansas City and St. Louis MSA, both of which are of approximately equal distance (125 miles) from the City of Columbia. The University of
Missouri-Columbia is located approximately 1-2 miles southeast of the property, while Columbia College is located approximately 3.5 miles east of the property.

     The Marketplace Shopping Center Property consists of 796,718 square feet of which 674,352 square feet is a single-story regional shopping center and 122,366 square feet is a retail center. The Marketplace Shopping Center Property is part of a larger shopping center, totaling 1,045,490 square feet, and includes anchor tenants such as Macy's and Kohl's (Macy's and Kohl's are not part of the collateral). The Marketplace Shopping Center Property features approximately 95 retail tenants and 6 food court tenants. Anchor tenants with respect to the
Marketplace Shopping Center Property include Bergner's, Sears and JCPenney.
Other tenants at the Marketplace Shopping Center Property include Gordman's,
Office Depot, Hancock Fabrics, Coldwater Creek, Ann Taylor Loft, J. Jill, and
Portrait Innovations. The Marketplace Shopping Center Property was originally developed in 1976 with an addition built in 2005 and the most recent renovation taking place in 1999.

     The Marketplace Shopping Center Property is located at 2000 North Neil
Street, just north of the I-74/ N. Neil St interchange in Champaign, Illinois.
I-74 is a major east/west arterial in Champaign, which also connects with I-57 two miles west of the Marketplace Shopping Center Property. I-57 is another major north/south arterial that provides access to the Chicago CBD approximately
134 miles north of the Marketplace Shopping Center Property. The Marketplace
Shopping Center Property is located approximately 2 miles north of downtown
Champaign and approximately 3 miles north of the University of Illinois at
Urbana-Champaign campus. Other major retailers near the Marketplace Shopping
Center Property include Lowe's, Circuit City, Target, Staples, PetSmart, Dick's
Sporting Goods, Best Buy, Michael's, Shoe Carnival, Meijer, Borders, Barnes &
Noble, Wal-Mart and Beverly Theaters.

     More specific information about the GGP Portfolio Properties is set forth in the tables below:

                                                                        ALLOCATED
                                                      YEAR BUILT /    CUT-OFF LOAN             PERCENT                 APPRAISED
                   PROPERTY          LOCATION          RENOVATED         BALANCE      NRA       LEASED    U/W NCF        VALUE
---------------------------------------------------------------------------------------------------------------------------------

Marketplace Shopping Center         Champaign, IL  1976, 2005 / 1999  $ 84,400,000    796,718    97.4%  $11,615,537  $185,600,000
Columbia Mall                       Columbia, MO     1985 / 2004      $ 71,600,000    399,211    97.0%  $ 9,695,221  $145,000,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WEIGHTED AVERAGE                                    $156,000,000  1,195,929    97.3%  $21,310,758  $330,600,000
---------------------------------------------------------------------------------------------------------------------------------

                                                   CREDIT RATING (FITCH/
ANCHOR          PARENT COMPANY          PROPERTY      MOODY'S/S&P)(1)       NRA    COLLATERAL INTEREST
------------------------------------------------------------------------------------------------------

Sears      Sears Holding Corporation      Both           BB/Ba1/BB+       236,904         Yes
Bergner's  The Bon-Ton Stores, Inc    Marketplace         --/B3/B         154,302         Yes
JCPenney   J.C. Penney Company, Inc       Both         BBB/Baa3/BBB-      214,870        Yes/No(2)
Macy's     Macy's, Inc.               Marketplace       BBB/Baa2/BBB      149,980          No
Target     Target Corporation           Columbia          A+/A1/A+        100,750          No
Dillard's  Dillard's, Inc.              Columbia         BB/B1/BB+        100,000          No
Kohl's     Kohl's Corporation         Marketplace      BBB+/Baa1/BBB+      92,212          No

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  JCPenney has 80,532 square feet located in the Marketplace Shopping Center
     Property which is part of the GGP Portfolio collateral and 134,338 square feet located in the Columbia Mall which is not part of the GGP Portfolio collateral.

                                      D-10

                                                                                         % OF TOTAL    ANNUALIZED
                          CREDIT RATING                                   ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             (FITCH/                     TENANT    % OF  UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME       MOODY'S/S&P) (1)   PROPERTY        NRA     NRA   BASE RENT ($)    BASE RENT    ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------- --------------------------

Sears                      BB/Ba1/BB+        Both        236,904   20%    $   480,144         3%         $ 2.03     10/31/2010 (2)
Bergner's                   --/B3/B       Marketplace    154,302   13%    $   438,516         2%         $ 2.84       02/01/2012
JCPenney                  BBB/Baa3/BBB-   Marketplace     80,532    7%    $   538,956         3%         $ 6.69       01/31/2015
Gordman's                   --/--/--      Marketplace     49,770    4%    $   535,032         3%         $10.75       01/31/2011
MC Sporting Goods           --/--/--       Columbia       28,606    2%    $   343,272         2%         $12.00       09/30/2018
Gap/Gap Kids/Baby Gap     BB+/Ba1/BB+        Both         26,104    2%    $   663,828         4%         $25.43      Various (3)
Barnes & Noble              --/--/--       Columbia       25,091    2%    $   375,000         2%         $14.95       01/31/2012
Finish Line                 --/--/--         Both         17,306    1%    $   419,100         2%         $24.22      Various (4)
Forever 21                  --/--/--      Marketplace     12,520    1%    $   377,775         2%         $30.17       10/31/2017
------------------------------------------------------------------------------------------------------- --------------------------
TOTAL/WEIGHTED AVERAGE                                   631,135   53%    $ 4,171,623        24%         $ 6.61
------------------------------------------------------------------------------------------------------- --------------------------
Other Tenants               Various          Both        532,042   44%    $13,438,249        76%         $25.26        Various
Vacant Space                  NAP            Both         32,752    3%    $         0         0%         $ 0.00          NAP
------------------------------------------------------------------------------------------------------- --------------------------
TOTAL/WEIGHTED AVERAGE                                 1,195,929  100%    $17,609,873       100%         $15.14
------------------------------------------------------------------------------------------------------- --------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The lease expiration date for Sears relates to its space at both the
     Columbia Mall Property and the Marketplace Shopping Center Property.

(3)  For Gap/Gap Kids/Baby Gap, the lease for 20,859 square feet in the
     Marketplace Shopping Center Property will expire on January 31, 2012 and the lease for 5,245 square feet in the Columbia Mall Property will expire on June 30, 2008.

(4)  For Finish Line, the lease for 12,788 square feet in the Marketplace
     Shopping Center Property will expire on January 31, 2010 and the lease for
     4,518 square feet in the Columbia Mall Property will expire on February 28,
     2015.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                      AVERAGE U/W
            # OF LEASES  TOTAL SF  % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF  BASE RENT PER
   YEAR       EXPIRING   EXPIRING     ROLLING       SF EXPIRING       SF EXPIRING     SF EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant         --        32,752        3%              32,752             3%           $ 0.00
   2007           2         5,331        0%              38,083             3%           $ 0.00
   2008          17        42,832        4%              80,915             7%           $15.27
   2009          20        97,998        8%             178,913            15%           $16.39
   2010          35       314,582       26%             493,495            41%           $ 9.64
   2011          12        77,561        6%             571,056            48%           $18.57
   2012          17       256,444       21%             827,500            69%           $10.18
   2013          13        46,140        4%             873,640            73%           $25.47
   2014          17        28,789        2%             902,429            75%           $35.39
   2015          10       113,704       10%           1,016,133            85%           $12.15
   2016          12        38,970        3%           1,055,103            88%           $33.02
   2017          18        65,874        6%           1,120,977            94%           $27.83
Thereafter       23        74,952        6%           1,195,929           100%           $20.97

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The GGP Portfolio Properties are managed by General
Growth Management, Inc., which is an affiliate of the GGP Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. The $156,000,000 mortgage loan represents an
A-Note portion of a $196,000,000 first mortgage loan split into an A-Note and a
B-Note. The $40,000,000 B-Note portion is not included in the trust. All LTV,
DSCR and Cut-off Date Balance per SF numbers presented are based soley on the
$156,000,000 A-Note financing. The aggregate DSCR including the A-Note and
B-Note is 1.77x. The aggregate Cut-off Date LTV Ratio based on the A-Note and
B-Note is 59.3%.

     Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the GGP Portfolio Loan and related B-Note will not result in an aggregate
LTV greater than 70% or DSCR less than 1.74x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii)
confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     PARTIAL DEFEASANCE. The GGP Portfolio Loan documents also permit a defeasance of a portion of the GGP Portfolio Loan and the related B-Note equal to 125% of the allocated loan amount of the applicable individual property and obtain a release of the applicable individual property provided that certain conditions are satisfied which include (but are not limited to) the following:
(a)

                                      D-11

delivery of (i) a note (the "Defeased Note") having a principal balance equal to the defeased portion of the original note and (ii) a note having a principal balance equal to the undefeased portion of the original note; (b) delivery of the defeasance collateral and delivery of a certificate of the GGP Portfolio
Borrower's independent certified public accountant certifying that the defeasance collateral will generate monthly amounts on or prior to each successive payment date equal to or greater than the scheduled monthly payments due under the applicable Defeased Note; (c) the applicable rating agencies confirmed that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings of the series 2007-PWR18 certificates, (d) delivery of a REMIC opinion; and (e) after giving effect to the partial defeasance, (i)
the DSCR for the undefeased property (based on debt service due under the undefeased notes for the GGP Portfolio Loan and related B-Note) will be at least equal to the greater of 1.74x or the DSCR for the 12 calendar months preceding the defeasance (without giving effect to the release of the property subject to the partial defeasance) and (ii) the loan to value ratio for the undefeased property (based on the loan to value ratio of the undefeased notes for the GGP
Portfolio Loan and related B-Note) will not be greater than the lesser of 59.3%
or the loan to value ratio immediately preceding the date of the partial defeasance (without giving effect to the release of the property subject to the partial defeasance).

     SUBSTITUTION PROVISIONS. One property may be released from the GGP
Portfolio Loan mortgage and a comparable property substituted in its place subject to the satisfaction of certain conditions, including (i) the combined loan to value ratio (based on the GGP Portfolio Loan and related B-Note)
following the substitution is not greater than 56.5%; (ii) the combined DSCR
(based on the GGP Portfolio Loan and related B-Note) shall not be less than
1.83x; (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the substitution; (iv) the new property is used as a retail shopping center substantially of the nature of the substituted property;
and (v) the substitution may not occur anytime after the date that is six (6)
months prior to the maturity date of the GGP Portfolio Loan.

                                      D-12

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                      D-13

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                                 [MAPS OMITTED]

                                      D-14

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $97,500,000

CUT-OFF DATE BALANCE:             $97,500,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.25000%

AMORTIZATION TERM:                Months 1-24: Interest Only
                                  Months 25-120: 316 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2017

EXPECTED MATURITY BALANCE:        $83,402,010

SPONSORS:                         Angelo, Gordon & Co. & iStar Financial

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Greater of 3% or yield maintenance for the
                                  first 23 payments, with the greater of 1% or
                                  yield maintenance thereafter prior to the
                                  maturity date

CUT-OFF DATE BALANCE PER SF:      $28.30

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Taxes: (1)               Springing
                                  Insurance: (1)              Springing
                                  Replacement: (2)            Springing
                                  Deferred Maintenance: (3)   Springing
                                  Environmental: (4)          Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Industrial

PROPERTY SUB-TYPE:                Warehouse/Distribution

LOCATION:                         Various - See Table

YEAR BUILT/RENOVATED:             Various - See Table

PERCENT LEASED (AS OF):           100.0% (12/01/2007)

NET RENTABLE AREA:                3,445,000

THE COLLATERAL:                   Six warehouse/distribution industrial
                                  properties

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Self-managed by the tenant

3RD MOST RECENT NOI (AS OF):      NAP

2ND MOST RECENT NOI (AS OF):      NAP

MOST RECENT NOI (AS OF):          NAP

U/W NET OP. INCOME:               $10,485,869

U/W NET CASH FLOW:                $9,447,773

U/W OCCUPANCY:                    90.0%

APPRAISED VALUE (AS OF): (5)      $139,350,000 (Various)

CUT-OFF DATE LTV RATIO:           70.0%

LTV RATIO AT MATURITY:            59.9%

U/W DSCR:                         1.53x

U/W DSCR POST IO:                 1.25x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves will spring if an event of default under the loan occurs or the borrower fails to provide evidence of payment of taxes and insurance premiums.

(2)  Upon occurrence and continuance of an event of default under the loan or tenant defaults under the capital expenditures section of its lease, quarterly escrows, due on the first day of January, April, July and
     October, will be required at $0.22 per leasable square foot at the Solo Cup
     Industrial Portfolio Properties.

(3)  At origination, lender's engineer identified $203,195 in deferred maintenance items. To the extent any such items are not completed by August
     1, 2008, borrower will be required to escrow 125% of the cost for the uncompleted items.

(4)  If at any time (a) the outstanding principal balance of the loan is less than $20,000,000, (b) the Chicago, IL property has not been released and
     (c) lender has not received evidence that either (i) certain environmental conditions at the the Chicago, IL property have been fully remediated or
     (ii) borrower or tenant has obtained an environmental insurance policy, borrower is required to escrow with lender an amount equal to $400,000 less two percent of the outstanding principal balance of the loan.

(5)  Appraised values for all of the properties are as of May 2007 with the exception of the Dallas, TX property, which is as of July 2007.

THE SOLO CUP INDUSTRIAL PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Solo Cup Industrial Portfolio Loan")
is a $97,500,000 loan secured by six cross-collateralized and cross-defaulted first priority mortgages on six full warehouse/distribution industrial centers located in Texas, Illinois, Maryland and Georgia (the "Solo Cup Industrial
Portfolio Properties").

     THE BORROWER. The borrower is SCC Distribution Centers LLC, a Delaware limited liability company (the "Solo Cup Industrial Portfolio Borrower") that owns no material assets other than the Solo Cup Industrial Portfolio Properties and related interests. The Solo Cup Industrial Portfolio Borrower is indirectly owned by affiliates of Angelo, Gordon & Co. ("Angelo Gordon") and iStar
Financial ("iStar"). Angelo Gordon was founded in 1988 and, together with its affiliates, currently manages an investment portfolio of approximately $15 billion. Angelo Gordon began investing in commercial real estate in 1993 and has acquired properties with an aggregate cost in excess of $5 billion. iStar began its business in 1993 and operated as part of a private company until 1998.
During that time, iStar raised over $750 million in equity capital from leading institutional and high-net worth investors. As of September 30, 2007, iStar's investment portfolio controlled $10.7 billion of loans and $3.9 billion in lease receivables in relation to direct equity investments in property. iStar is rated
BBB/Baa2/BBB by Fitch/Moody's/S&P.

     THE PROPERTIES. The Solo Cup Industrial Portfolio Properties consist of six buildings totaling 3,445,000 square feet that are located in Texas, Illinois,
Maryland and Georgia. The Solo Cup Industrial Portfolio Properties were built between 1947 and 1977, and most have since been renovated. The Solo Cup
Industrial Portfolio Properties are situated on sites ranging from 17 to 47

                                      D-15

acres. The six individual facilities contain between 9 and 77 loading docks and have clearance heights ranging from 18 to 30 feet. In total, the Solo Cup
Industrial Portfolio Properties consist of approximately 96%
warehouse/distribution space and approximately 4% office space. The six Solo Cup
Industrial Portfolio Properties are 100.0% leased to the Solo Cup Operating
Corporation ("Solo Cup") on a single lease expiring on June 30, 2027. Solo Cup is a private, publicly reporting company headquartered in Highland Park,
Illinois. The company was founded in 1936, and as of November 14, 2007 Solo Cup had grown to be an organization worth $2.2 billion with a presence in the United
States, Canada, Europe, Mexico and Panama. Solo Cup is a producer of disposable foodservice products, with vendor relations with companies such as Starbucks,
McDonalds, Wal-Mart and Sysco. The Solo Cup Industrial Properties are utilized by Solo Cup as core hub locations within the firm's "hub and spoke" system for manufacturing, warehousing and distribution. Each facility is located within a specific geographical region to provide efficient access to Solo Cup's manufacturing sites in North America.

     More specific information about each of the Solo Cup Industrial Portfolio
Properties is set forth in the tables below:

                                                                          ALLOCATED CUT-OFF               PERCENT     APPRAISED
PROPERTY                     LOCATION          YEAR BUILT / RENOVATED     DATE LOAN BALANCE      NRA       LEASED       VALUE
--------------------------------------------------------------------------------------------------------------------------------

Dallas, TX                  Dallas, TX          1967 / 1981, 1986            $32,788,889      1,220,000     100%      47,900,000
Chicago, IL                Chicago, IL      1967, 1968, 1976-1977 / NAP      $24,555,555        820,000     100%      34,000,000
Federalsburg, MD         Federalsburg, MD    1974 / 1986, 1999, 2000         $14,155,556        405,000     100%      19,500,000
Conyers, GA                Conyers, GA           1967-1976 / NAP             $10,496,296        367,000     100%      14,500,000
Augusta, GA                Augusta, GA          1947 / 1959, 1982            $ 9,003,704        364,000     100%      13,450,000
Urbana, IL                  Urbana, IL             1957 / 1991               $ 6,500,000        269,000     100%      10,000,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                       $97,500,000      3,445,000     100%    $139,350,000
--------------------------------------------------------------------------------------------------------------------------------

                                                                                             % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                    % OF       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/MOODY'S/                PORTFOLIO   UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                            S&P)        TENANT NRA      NRA      BASE RENT ($)     BASE RENT    ($ PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Solo Cup Operating Corporation       --/--/--       3,445,000      100%     $11,687,000         100%          $3.39       06/30/2027
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              3,445,000      100%     $11,687,000         100%          $3.39
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP                 0        0%     $         0           0%          $0.00          NAP
Vacant Space                            NAP                 0        0%     $         0           0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              3,445,000      100%     $11,687,000         100%          $3.39
------------------------------------------------------------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                     AVERAGE U/W BASE
            # OF LEASES   TOTAL SF                          CUMULATIVE TOTAL SF  CUMULATIVE % OF SF     RENT PER SF
   YEAR       EXPIRING    EXPIRING  % OF TOTAL SF EXPIRING        EXPIRING            EXPIRING           EXPIRING
---------------------------------------------------------------------------------------------------------------------

  Vacant         --             --           --                         --                --                  --
   2007          --             --           --                         --                --                  --
   2008          --             --           --                         --                --                  --
   2009          --             --           --                         --                --                  --
   2010          --             --           --                         --                --                  --
   2011          --             --           --                         --                --                  --
   2012          --             --           --                         --                --                  --
   2013          --             --           --                         --                --                  --
   2014          --             --           --                         --                --                  --
   2015          --             --           --                         --                --                  --
   2016          --             --           --                         --                --                  --
   2017          --             --           --                         --                --                  --
Thereafter        1      3,445,000          100%                 3,445,000               100%              $3.39

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Solo Cup Industrial Portfolio Properties are
self-managed by the tenant, Solo Cup.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits the release of properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing under the loan; (2) payment of an amount equal to 125% of the allocated loan amount for the property being released, along with the applicable prepayment premiums; (3) after giving effect to such release, the loan to value ratio on the remaining properties does not exceed

                                      D-16

75%; (4) after giving effect to such release, the debt service coverage ratio for the remaining properties following the release equals or exceeds the greater of (a) 1.25x based on a loan constant equal to the greater of (i) the actual constant and (ii) 7.33% and (b) the debt service coverage ratio calculated immediately upon the previous release, if any, and (5) after giving effect to such release, the sole individual property then remaining is not the Dallas, TX property.

     SUBSTITUTION OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits substitution of any of the Solo Cup Industrial Portfolio Properties with another comparable property of like kind and quality subject to the satisfaction of certain requirements and conditions including, but not limited to the following:
(1) no event of default has occurred and is continuing under the loan; (2) the fair market value of the substitute property is not less than the fair market value of the substituted property immediately preceding the substitution; and
(3) lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2007-PWR18 certificates.

                                      D-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-18

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                               [4 PHOTOS OMITTED]

                                      D-19

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                                  [MAP OMITTED]

                                      D-20

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $88,000,000

CUT-OFF DATE BALANCE:             $88,000,000

FIRST PAYMENT DATE:               11/01/2007

INTEREST RATE:                    6.09000%

AMORTIZATION TERM:                Interest Only

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    10/01/2017

EXPECTED MATURITY BALANCE:        $88,000,000

SPONSORS:                         Brent K. Pratt; Clayton F. Foulger; Bryant F.
                                  Foulger; John Austin; Richard Perlmutter

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  26-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 90 payments, and open to prepayment
                                  without premium thereafter through the
                                  maturity date

CUT-OFF DATE BALANCE PER SF:      $223.83

UP-FRONT RESERVES:                Other: (1)           $2,400,000

ONGOING RESERVES:                 RE Taxes:            $79,125 / month
                                  Insurance:           $8,438 / month
                                  TI/LC: (2)           Springing
                                  Net Cash Flow: (3)   Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Suburban

LOCATION:                         Fairfax, VA

YEAR BUILT/RENOVATED:             1987, 1989 / NAP

PERCENT LEASED (AS OF):           99.0% (09/20/2007)

NET RENTABLE AREA:                393,159

THE COLLATERAL:                   Two 12-story office buildings and a 5-story
                                  parking garage located in Fairfax, VA

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              FP-Argo Management, LC

3RD MOST RECENT NOI (AS OF):      $6,889,316 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):      $7,101,594 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):          $7,683,045 (TTM 12/31/2006)

U/W NET OP. INCOME:               $7,970,507

U/W NET CASH FLOW:                $7,399,255

U/W OCCUPANCY:                    95.0%

APPRAISED VALUE (AS OF):          $145,200,000 (08/16/2007)

CUT-OFF DATE LTV RATIO:           60.6%

LTV RATIO AT MATURITY:            60.6%

U/W DSCR:                         1.36x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the Hunters Branch I & II Borrower posted cash in the amount of $2,400,000. The escrow will be released to the Hunters Branch I &
     II Borrower upon the receipt of an estoppel certificate from ICF with acknowledgement that any and all disputes with the Hunters Branch I & II
     Borrower relating to overcharges for electricity have been resolved.

(2)  Commencing on the payment date twelve months prior to the expiration date of the ICF lease and continuing until tenant improvements are completed and lessee's estoppel is received, the Hunters Branch I & II Borrower must deposit a monthly amount of $166,667.

(3)  Upon the occurrence of an event of default, the Hunters Branch I & II
     Borrower is required to deposit, monthly, excess cashflow from the property after debt service and operating expenses, based on the most recent trailing 12 month quarterly operating statements.

THE HUNTERS BRANCH I & II LOAN.

     THE LOAN. The fourth largest loan (the "Hunters Branch I & II Loan") is a
$88,000,000 mortgage loan secured by the borrower's fee interest in two 12-story office buildings (and ground lease interest in the underlying land) containing a combined total of 393,159 square feet and a 5-story parking garage known as the
Hunters Branch I & II, located in Fairfax, Virginia (the "Hunters Branch I & II
Property").

     THE BORROWER. The borrower is Hunters Branch Partners, L.L.C. ("Hunters
Branch I & II Borrower"). The Hunters Branch I & II Borrower is 20% owned by IFA
Nutley Partners, LLC ("IFA") (its managing member) and 80% owned by HMCE
Associates, LP ("HMCE"). HMCE is an entity comprised of members of the Marriott family, Clark Construction, and Evans Construction. Clayton Foulger, Bryant
Foulger, Brent Pratt, Richard Permutter, and John Austin are the non-recourse carveout guarantors and each have approximately 26 years of real estate experience. The land is owned separately by J. Willard Marriott, Jr., and
Richard E. Marriott and ground leased to the Hunters Branch I & II Borrower.
Those individuals' ownership interest in the land is subordinated to the Hunters
Branch I & II Loan.

                                      D-21

     Between 2007 and 2012, IFA's equity interest in the Hunters Branch I & II
Borrower will increase 12% per year without any further payment to HMCE. In
2012, IFA will have an option to purchase the remaining 20% interest in the
Hunters Branch I & II Borrower as well as the land from the fee owners.

     THE PROPERTY. The Hunters Branch I & II Property consists of two, 12-story office buildings (respectively, "Hunters Branch I" and "Hunters Branch II") and
a 5-story parking garage situated on approximately 14 acres of land in Fairfax,
Virginia. Hunters Branch I was constructed in 1987 and contains 198,943 square feet. The building contains five elevators with one freight elevator and a fitness center. Hunters Branch II was constructed in 1989 and contains 194,216 square feet. The building contains six elevators, a fitness facility, and a deli. Hunters Branch I & II have separate lobbies, however, they are connected by a common walkway from the parking garage. Both buildings provide access to the Vienna Metro Station via a shuttle that runs every 15 minutes during business hours. The property is in a campus-like environment with nature trails and hiking and biking paths. Parking is provided for 1,495 vehicles (3.80/1,000 square feet), of which 1,464 parking spaces are in the parking garage.

     The Hunters Branch I & II Property is located at 9300 & 9302 Lee Highway in the city of Fairfax, Fairfax County, Virginia. Lee Highway extends from the city of Alexandria to Loudoun County and provides linkage to the city of Fairfax, the
Capital Beltway, and Seven Corners. The property is located a half mile south of
Interstate 66, which is a major east-to-west interstate in Northern Virginia.
Within Fairfax County, Interstate 66 is a main commuter route providing linkage to the Fairfax County Parkway, Chain Bridge Road (Route 123), and the Capital
Beltway and eastward to downtown Washington, D.C. The property is approximately
14 miles west of the District of Columbia, 17 miles southeast of Washington
Dulles International Airport, and 4 miles west of the Capital Beltway. The
Vienna Metro Station is approximately a half mile north of the Hunters Branch I
& II Property.

     More specific information about the Hunters Branch I & II Property is set forth in the tables below:

                                                                                     % OF TOTAL     ANNUALIZED
                              CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P) (1)    TENANT NRA    NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

ICF International                --/--/--         188,238     48%    $ 5,317,402         47%           $28.25     Various (2)
Odin, Feldman, Pittelman         --/--/--          41,459     11%    $ 1,177,648         10%           $28.41     Various (3)
The Hospices of NC Region        --/--/--          32,038      8%    $ 1,221,628         11%           $38.13      10/31/2012
SY Coleman Corporation           --/--/--          20,384      5%    $   579,253          5%           $28.42      02/28/2011
Century Business Services        --/--/--          17,053      4%    $   529,221          5%           $31.03      02/14/2010
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            299,172     76%    $ 8,825,152         78%           $29.50
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP            90,117     23%    $ 2,426,942         22%           $26.93       Various
Vacant Space                        NAP             3,870      1%    $         0          0%           $ 0.00         NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            393,159    100%    $11,252,094        100%           $28.90
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  For ICF International, the lease for 165,929 square feet will expire on
     October 29, 2012 and the lease for 22,309 square feet will expire on
     October 31, 2012.

(3)  For Odin, Feldman, Pittelman, the lease for 36,857 square feet will expire on October 31, 2012 and the lease for 4,602 square feet will expire on
     November 30, 2012.

                           LEASE ROLLOVER SCHEDULE (1)

---------------------------------------------------------------------------------------------
                                                   CUMULATIVE   CUMULATIVE     AVERAGE U/W
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF      % OF SF    BASE RENT PER SF
   YEAR        EXPIRING    EXPIRING   SF ROLLING    EXPIRING     EXPIRING        EXPIRING
---------------------------------------------------------------------------------------------

  Vacant          --          3,870        1%          3,870         1%               --
   2007           --             --       --           3,870         1%               --
   2008            1          2,575        1%          6,445         2%           $34.43
   2009            5         39,054       10%         45,499        12%           $27.09
   2010            3         23,007        6%         68,506        17%           $30.22
   2011            1         20,384        5%         88,890        23%           $28.42
   2012            9        290,065       74%        378,955        96%           $29.43
   2013            1          2,305        1%        381,260        97%           $25.79
   2014           --             --       --         381,260        97%               --
   2015            1          9,128        2%        390,388        99%           $25.68
   2016           --             --       --         390,388        99%               --
   2017           --             --       --         390,388        99%               --
Thereafter         1          2,771        1%        393,159       100%               --

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Hunters Branch I & II Property is managed by
FP-Argo Management, LC, an affiliate of the Hunters Branch I & II Borrower.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including but not limited to: (i) the aggregate balance of such mezzanine loan and the Hunters Branch I & II Loan will not result in an aggregate LTV of greater

                                      D-22

than 80% or a DSCR of less than 1.05x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. The Hunters Branch I & II Borrower has a leasehold interest in the Hunters Branch I & II Property pursuant to two ground leases, and the ground lessor has subordinated its fee interest in the Hunters Branch I & II
Property to the Hunters Branch I & II Loan. The ground leases expire on May 28,
2085 and November 2, 2086 respectively and provide no extension options.

     RELEASE OF PARCELS. Not allowed.

                                      D-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-24

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                      D-25

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                      D-26

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI

LOAN PURPOSE:                        Acquisition

ORIGINAL BALANCE: (1)                $78,000,000

CUT-OFF DATE BALANCE: (1)            $77,810,961

FIRST PAYMENT DATE:                  10/01/2007

INTEREST RATE:                       6.72300%

AMORTIZATION TERM:                   360 months

ARD:                                 No

ANTICIPATED REPAYMENT DATE:          NAP

MATURITY DATE:                       09/01/2017

EXPECTED MATURITY BALANCE: (1)       $67,639,674

SPONSORS:                            Citigroup Global Special Situations Group,
                                     Westmont Hospitality Group, Westbridge
                                     Hospitality Fund II, L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout until the earlier of the date that
                                     is 36 months after the first payment date
                                     or 24 months after the securitization of
                                     all loans comprising the RRI Hotel
                                     Portfolio Loan Group, with either (i) U.S.
                                     Treasury defeasance or (ii) the greater of
                                     1% or yield maintenance permitted
                                     thereafter, and open to prepayment without
                                     premium during the last 4 payments
                                     including the maturity date

CUT-OFF DATE BALANCE PER ROOM: (1)   $49,347

UP-FRONT RESERVES:                   RE Taxes:                  $3,642,975
                                     Insurance:                 $259,678
                                     Deferred Maintenance:      $4,895,669
                                     Environmental:             $144,650
                                     Ground Lease:              $84,007

ONGOING RESERVES:                    RE Taxes:                  $559,889 / month
                                     Insurance:                 $129,839 / month
                                     FF&E: (2)                  Springing
                                     Ground Lease: (3)          Springing
                                     Deferred Maintenance: (4)  Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP

SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Hospitality

PROPERTY SUB-TYPE:                   Limited Service

LOCATION:                            Various

YEAR BUILT/RENOVATED:                Various

OCCUPANCY (AS OF):                   61.9% (09/30/2007)

ADR (AS OF):                         $60.39 (09/30/2007)

REVPAR (AS OF):                      $37.36 (09/30/2007)

ROOMS:                               9,423

THE COLLATERAL:                      Interests in 79 limited service hotels
                                     located in 24 states

OWNERSHIP INTEREST:                  Fee / Leasehold (5)

PROPERTY MANAGEMENT:                 RRI West Management, LLC

3RD MOST RECENT NOI (AS OF):         $42,449,286 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):         $49,493,169 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):             $51,927,869 (TTM 09/30/2007)

U/W NET OP. INCOME:                  $53,190,132

U/W NET CASH FLOW:                   $49,758,965

U/W OCCUPANCY:                       61.8%

U/W ADR:                             $60.95

U/W REVPAR:                          $37.64

APPRAISED VALUE (AS OF):             $658,600,000 (07/01/2007)

CUT-OFF DATE LTV RATIO: (1)          70.4%

LTV RATIO AT MATURITY: (1)           61.2%

U/W DSCR: (1)                        1.38x

U/W DSCR POST IO: (1)                NAP
--------------------------------------------------------------------------------

(1)  The original $78,000,000 pooled mortgage loan represents approximately a
     16.8% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into four pari passu notes. An initial $186,000,000 pari passu note was securitized in the Bear Stearns Commercial Mortgage
     Securities Trust 2007-PWR17 transaction. All LTV, DSCR and Cut-off Date
     Balance per Room numbers presented are based on the total $465,000,000 financing.

(2)  There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
     Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12 of the difference between (a) 4%
     of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)  A 3-month ground rent reserve was established at origination and borrowers'
     obligation to make monthly ground rent reserve deposits is waived so long as the borrowers provide evidence of payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)  If the borrowers have not completed immediate and short term repairs prior to the 12-month anniversary of loan origination, the borrowers are required to deposit 110% of estimated cost to complete the remaining immediate and short term repairs.

(5)  Two out of the 79 properties are leasehold interests without the related fee interest representing approximately $1.45 million, or 1.86%, of the allocated loan balance.

                                      D-27

THE RRI HOTEL PORTFOLIO LOAN.

     THE LOAN. The fifth largest loan (the "RRI Hotel Portfolio Loan") is a
$78,000,000 original pari passu portion of a $465,000,000 original first mortgage secured by the borrowers' fee interests and leasehold interests in 79
Red Roof Inn hotels (the "RRI Hotel Portfolio Properties"). An initial
$186,000,000 pari passu note was securitized in the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction. With respect to five properties, the borrower has mortgaged its ground lease interest and an affiliate of the borrower has also mortgaged its fee interest. The pari passu interests in the RRI Hotel Portfolio Loan are governed by an amended and restated intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction.

     THE BORROWERS. The borrowers, R-Roof I, LLC, R-Roof II, LLC and R-Roof III,
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties securing the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund II, L.P. ("Westbridge II") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westbridge
II is a $412 million investment vehicle that was formed in 2007 as a successor fund to Westbridge Hospitality Fund L.P. Westmont is one of the largest owner/operators of hotels in the United States and Canada with equity interests of approximately $5.2 billion. Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

     THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

     More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

                              FINANCIAL INFORMATION

                         OCCUPANCY     ADR    REVPAR   NET CASH FLOW
--------------------------------------------------------------------
Full Year (12/31/2005)      63.0%    $54.26   $34.18    $37,631,780
Full Year (12/31/2006)      61.8%    $59.06   $36.48    $44,338,229
TTM (09/30/2007)            61.9%    $60.39   $37.36    $46,640,765
Underwritten                61.8%    $60.95   $37.64    $49,758,965

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

            COMPETITIVE SET (1)         RRI HOTEL PORTFOLIO (2)         PENETRATION FACTOR
----------------------------------------------------------------------------------------------
YEAR     ADR    OCCUPANCY   REVPAR    ADR     OCCUPANCY   REVPAR    ADR    OCCUPANCY   REVPAR
----------------------------------------------------------------------------------------------

2001   $56.84     56.7%     $34.12   $51.84     68.5%     $35.57   91.2%     120.7%     104.3%
2002   $57.64     56.4%     $33.47   $50.48     67.1%     $33.80   87.6%     119.0%     101.0%
2003   $57.04     55.9%     $32.98   $50.14     64.5%     $32.21   87.9%     115.4%      97.7%
2004   $57.71     57.6%     $34.42   $51.37     63.7%     $32.65   89.0%     110.5%      94.9%
2005   $60.81     59.2%     $37.31   $54.24     63.0%     $34.17   89.2%     106.3%      91.6%
2006   $64.86     59.6%     $40.04   $58.78     61.8%     $36.48   90.6%     103.6%      91.1%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

     PROPERTY MANAGEMENT. Property management is provided by RRI West
Management, LLC, an affiliate of the Westmont Hospitality Group, for an annual fee of 3.0% of revenue. In addition, certain front and back office services will be provided by Accor North America, Inc. ("Accor"), through an agreement with
Red Roof Inns, for an annual services fee of 3.5% of revenue. After the first year, if the borrowers elect to have the front and back office services provided by the property manager rather than Accor, the services fee would be reduced to
3.0% of revenue.

     ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with two other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an amended and restated intercreditor and servicing

                                      D-28

agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage Securities Trust
2007-PWR17 transaction.

     The sponsors have incurred a single mezzanine loan in the amount of
$164,000,000, which is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and indirectly by (a) additional Red
Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to the mortgage debt on such other properties. A default under the mezzanine debt may result in the change in the control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secure the
RRI Hotel Portfolio Loan. The estimated allocation of such mezzanine debt to the
RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the
RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly secured by the equity interest of the borrower under the RRI Hotel
Portfolio Whole Loan.

     GROUND LEASES. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the
Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November 29, 2007. With respect to the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042.
Additionally, with respect to five properties, the borrowers have a ground lease interest and an affiliate of the related borrower owns and has pledged its fee interest in the related properties. The lender's collateral for these properties consists of a mortgage on both the fee and the leasehold interests.

     RELEASE OF PARCELS. The RRI Hotel Portfolio Whole Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio utilizing a net cash flow of $45,235,125 at origination and (b) the debt service coverage ratio for all properties subject to the liens of the mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i)
9.73%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Whole Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 9.73%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release; and (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

     PROPERTY SUBSTITUTION. On or after a date that is two years after the securitization date of the last non trust pari passu companion loan, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the origination date and (b)
the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio utilizing a net cash flow of $45,235,125 for all of the properties at origination and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield utilizing a net cash flow of $45,235,125 and the original principal balance of the loan and the mezzanine loan direct secured by the equity interest of the borrower at origination and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

     GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                      D-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-30

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                               [7 PHOTOS OMITTED]

                                      D-31

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                                  [MAP OMITTED]

                                      D-32

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $76,818,000

CUT-OFF DATE BALANCE:             $76,818,000

FIRST PAYMENT DATE:               12/01/2007

INTEREST RATE:                    6.51000%

AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-120: 360 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    11/01/2017

EXPECTED MATURITY BALANCE:        $72,408,188

SPONSORS:                         General Electric Pension Trust;
                                  Pyramid Advisors LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  25-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 93 payments, and open to prepayment
                                  without premium thereafter through the
                                  maturity date

CUT-OFF DATE BALANCE PER ROOM:    $128,030

UP-FRONT RESERVES:                Debt Service: (1)   $7,195,703 (LOC)

ONGOING RESERVES:                 RE Taxes: (2)       Springing
                                  Insurance: (2)      Springing
                                  FF&E: (3)           $98,078/month
                                  Environmental: (4)  Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hospitality

PROPERTY SUB-TYPE:                Full Service

LOCATION:                         Houston, TX

YEAR BUILT/RENOVATED:             1980-1994 / 2004

OCCUPANCY (AS OF):                66.3% (09/30/2007)

ADR (AS OF):                      $128.30 (09/30/2007)

REV PAR (AS OF):                  $85.07 (09/30/2007)

ROOMS:                            600

THE COLLATERAL:                   A full service hotel located in Houston, TX

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Pyramid Houston Management Limited Partnership

3RD MOST RECENT NOI (AS OF):      $4,657,643 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $6,008,888 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $7,725,433 (TTM 09/30/2007)

U/W NET OP. INCOME:               $7,596,204

U/W NET CASH FLOW:                $6,713,499

U/W OCCUPANCY:                    66.3%

U/W ADR:                          $135.11

U/W REV PAR:                      $89.59

APPRAISED VALUE (AS OF):          $135,000,000 (09/13/2007)

CUT-OFF DATE LTV RATIO:           56.9%

LTV RATIO AT MATURITY:            53.6%

U/W DSCR:                         1.32x

U/W DSCR POST IO:                 1.15x
--------------------------------------------------------------------------------

(1)  At loan origination, the Marriott Houston Westchase Borrower posted a letter of credit in the total amount of $7,195,703 (the "Debt Service
     LOC"). The Debt Service LOC will be released to the Marriott Houston
     Westchase Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR at least equal to 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue.

(2)  Upon the occurrence of an event of default or in the event the DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Marriott Houston Westchase Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  The Marriott Houston Westchase Borrower must deposit with lender on a monthly basis an amount equal to 1/12 of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow.

(4)  In the event the Marriott Houston Westchase Borrower fails to complete the
     Underground Storage Tank removal by October 5, 2008, the Marriott Houston
     Westchase Borrower must deposit $100,000 in a reserve to be released upon the removal of the Underground Storage Tank.

THE MARRIOTT HOUSTON WESTCHASE LOAN.

     THE LOAN. The sixth largest loan (the "Marriott Houston Westchase Loan") is a $76,818,000 mortgage loan secured by the borrower's fee interest in a full service hotel property containing 600 rooms known as the Marriott Houston
Westchase, located in Houston, Texas (the "Marriott Houston Westchase
Property").

     THE BORROWER. The borrower is GEPA Hotel Owner Houston LLC (the "Marriott
Houston Westchase Borrower"), which is 100% owned by GEPA Hotel Owner Venture,
LLC. GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid

                                      D-33

Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97%
ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension
Trust ("GEPT") as its sole member.

     General Electric Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of approximately $197 billion.

     THE PROPERTY. Marriott Houston Westchase Property is a 600-room full-service hotel that was constructed between 1980 and 1994, and underwent an
$18,000,000 ($30,000/room) renovation in 2004 when it was converted from an
Adam's Mark Hotel to a Marriott. This hotel is currently one of the largest franchised Marriott hotels in the U.S. and one of the largest full service
Marriotts in Houston. The property has approximately 38,554 square feet of meeting space all contained on one floor and made up of 20 different rooms. Food and beverage outlets include one full service food and beverage facility, two lounges, a Starbucks breakfast outlet, and 24-hour room service. Other amenities include a gift shop, vending areas, a business center, a fitness room, and indoor and heated outdoor swimming pools.

     More specific information about the Marriott Houston Westchase Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                                              MARRIOTT HOUSTON
                   COMPETITIVE SET (1)           WESTCHASE (1)         PENETRATION FACTOR (1)
---------------------------------------------------------------------------------------------
   YEAR      OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR    REVPAR  OCCUPANCY   ADR  REVPAR
---------------------------------------------------------------------------------------------

TTM 09/2005    64.8%    $120.51  $ 78.14    64.4%    $ 97.57  $62.84    99.4%    81.0%  80.4%
TTM 09/2006    71.1%    $135.59  $ 96.41    67.7%    $116.56  $78.88    95.2%    86.0%  81.8%
TTM 09/2007    70.7%    $144.60  $102.29    66.3%    $128.30  $85.07    93.8%    88.7%  83.2%

(1)  Based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The Marriott Houston Westchase Property is managed by
Pyramid Houston Management Limited Partnership ("Pyramid"), which is an affiliate of the Marriott Houston Westchase Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over approximately 11,100 hotel rooms located in 17 states throughout the U.S.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Marriott Houston Westchase Loan will not result in an aggregate LTV greater than 60% or DSCR less than 1.15x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-34

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                               [5 PHOTOS OMITTED]

                                      D-35

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                                 [MAP OMITTED]

                                      D-36

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $70,000,000

CUT-OFF DATE BALANCE: (1)          $70,000,000

FIRST PAYMENT DATE:                1/05/2008

INTEREST RATE:                     6.43850%

AMORTIZATION TERM:                 Months 1-72: Interest Only
                                   Months 73-120: 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     12/05/2017

EXPECTED MATURITY BALANCE: (1)     $66,876,977

SPONSOR:                           General Growth Properties, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance permitted
                                   for the following 92 payments, and open to
                                   prepayment without premium thereafter through
                                   the maturity date

CUT-OFF DATE BALANCE PER SF: (1)   $364.97

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)       Springing
                                   Insurance: (2) (3)  Springing
                                   Replacement: (4)    Springing
                                   TI/LC: (5)          Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Shadow Anchored

LOCATION:                          Morrow, Georgia

YEAR BUILT/RENOVATED:              1976 / 1999

PERCENT LEASED (AS OF):            95.1% (11/07/2007)

NET RENTABLE AREA:                 273,997

THE COLLATERAL:                    A regional shopping center located in
                                   Morrow, GA

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Self-managed

3RD MOST RECENT NOI (AS OF):       $10,463,823 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):       $10,401,433 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):           $10,519,171 (TTM 08/31/2007)

U/W NET OP. INCOME:                $9,949,907

U/W NET CASH FLOW:                 $9,455,932

U/W OCCUPANCY:                     95.0%

APPRAISED VALUE (AS OF):           $157,500,000 (10/22/2007)

CUT-OFF DATE LTV RATIO: (1)        63.5%

LTV RATIO AT MATURITY: (1)         60.7%

U/W DSCR: (1)                      1.45x

U/W DSCR POST IO: (1)              1.25x
--------------------------------------------------------------------------------

(1)  The $70,000,000 pooled mortgage loan represents a 70% pari passu interest in a $100,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $100,000,000 financing.

(2)  Reserves for real estate taxes and insurance premiums will commence (i)
     upon an event of default under the loan or (ii) if the aggregate DSCR
     (based on the total $100,000,000 financing) falls below 1.10x (each, a
     "Trigger Event").

(3)  If a Trigger Event occurs, monthly deposits for insurance premiums will not be required if borrower delivers to lender satisfactory evidence that the insurance policies are maintained pursuant to blanket insurance policies and the related insurance premiums have been prepaid generally for not less than one year in advance.

(4)  Replacement reserve deposits of $5,672 will commence upon the occurrence of a Trigger Event, and deposits to the replacement reserve account will be subject to an aggregate $68,059 cap.

(5)  TI/LC reserve deposits of $22,686 will commence upon the occurrence of a
     Trigger Event, and deposits to the TI/LC reserve account will be subject to an aggregate $272,235 cap.

THE SOUTHLAKE MALL LOAN.

     THE LOAN. The seventh largest loan (the "Southlake Mall Loan") is a
$70,000,000 portion of a first mortgage loan secured by the borrower's fee interest in a super regional shopping mall located in Morrow, Georgia (the
"Southlake Mall Property"). The first mortgage loan of $100,000,000 (the
"Southlake Mall Whole Loan") was split into a $70,000,000 A-1 pari passu note
("Note A-1") and a $30,000,000 A-2 pari passu note ("Note A-2"). Note A-1 is included in the Trust. Note A-2 is not included in the Trust, and has the same interest rate, maturity date and amortization as the Southlake Mall Loan. Note
A-2 is currently held by PMCF or an affiliate thereof.

     THE BORROWER. The borrower, Southlake Mall L.L.C., is a single-member
Delaware limited liability company (the "Southlake Mall Borrower") and is a single purpose entity that owns no material assets other than the Southlake Mall
Property and related interests. The Southlake Mall Borrower is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsor of the Southlake Mall Loan is General Growth
Properties, Inc. ("GGP"). GGP and its affiliates operate, develop, and manage retail and other rental properties in 45 states, with assets of approximately
$28.5 billion and total stockholders' equity of approximately $1.5 billion as of
September 30, 2007.

                                      D-37

     THE PROPERTY. The Southlake Mall Property is located in Morrow, Georgia.
The collateral consists of 273,997 square feet of in-line retail space within a two-level building. The Southlake Mall Property is part of the larger Southlake
Mall shopping center of approximately 1 million square feet (the "Center")
anchored by Macy's, Sears, and JCPenney. Macy's, Sears, and JCPenney own their own land and the related improvements, which are not part of the collateral, but each contributes to CAM reimbursements. The Center also includes a dark anchor space previously occupied by Macy's, and the related land, which is currently owned by the City of Morrow and is not part of the collateral. The Southlake
Mall Property was built in 1976 and renovated in 1999. The Southlake Mall
Property consists of over 100 specialty stores, including a 6,192 square foot food court. As of November 7, 2007, the Southlake Mall Property was 95.1%
leased.

     More specific information about the anchor tenants at the Center is set forth in the table below:

                                          CREDIT RATING OF PARENT
                                                 COMPANY (1)
   ANCHOR            PARENT COMPANY         (FITCH/MOODY'S/S&P)      GLA    COLLATERAL INTEREST
-----------------------------------------------------------------------------------------------

Macy's (2)    Macy's, Inc.                       BBB/Baa2/BBB      223,818           No
Sears (2)     Sears Holdings Corporation          BB/Ba1/BB+       193,834           No
JCPenney (2)  J. C. Penney Company, Inc.         BBB/Baa3/BBB-     158,528           No
-----------------------------------------------------------------------------------------------
TOTAL                                                              576,180
-----------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contribute towards common area maintenance
     ("CAM") reimbursements.

     More specific information about the Southlake Mall Property is set forth in the table below:

                                                                             % OF TOTAL
                          CREDIT RATING                     ANNUALIZED       ANNUALIZED          ANNUALIZED
                             (FITCH/       TENANT  % OF  UNDERWRITTEN BASE  UNDERWRITTEN  UNDERWRITTEN BASE RENT
TENANT NAME             MOODY'S/S&P) (1)    NRA     NRA       RENT ($)        BASE RENT         ($ PER NRA)       LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Finish Line                --/--/--        11,371    4%     $  119,400            2%             $10.50              01/31/2010
Express (2)              --/Baa3/BBB-      10,476    4%     $        0            0%             $ 0.00              01/31/2008
Limited (2)              --/Baa3/BBB-       9,997    4%     $        0            0%             $ 0.00              01/31/2008
Footaction USA             --/Ba2/BB        9,527    3%     $  238,176            3%             $25.00              07/31/2011
Unica (3)                  --/--/--         8,530    3%     $  213,250            3%             $25.00              12/31/2017
Victoria's Secret        --/Baa3/BBB-       7,312    3%     $  175,488            2%             $24.00              01/31/2009
New York & Company         --/--/--         7,129    3%     $  163,968            2%             $23.00              01/31/2012
Exit 5 (4)                 --/--/--         7,029    3%     $        0            0%             $ 0.00              01/31/2008
Lane Bryant               --/Ba3/BB-        6,645    2%     $  152,832            2%             $23.00              01/31/2009
Fashion 25 (4)             --/--/--         6,265    2%     $        0            0%             $ 0.00              01/31/2008
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     84,281   31%     $1,063,114           15%             $12.61
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants               Various       176,252   64%     $6,001,364           85%             $34.05               Various
Vacant Space                  NAP          13,464    5%     $        0            0%             $ 0.00                 NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    273,997  100%     $7,064,478          100%             $25.78
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Revenue generated by the tenant is not underwritten as base rent but rather underwritten as percentage rent, because (a) the Express tenant is paying percentage rent in lieu of base rent and (b) the Limited tenant is expected to commence paying percentage rent in lieu of base rent upon lease renewal in January 2008.

(3)  Tenant space is currently being built out and the tenant is anticipated to open for business and commence rental payments by January 17, 2008.

(4)  Revenue generated by this tenant is not underwritten as base rent but rather underwritten as other income, because the tenant is a specialty leasing tenant with a short term lease of one year or less.

                                      D-38

                           LEASE ROLLOVER SCHEDULE (1)

                                                         CUMULATIVE
            # OF LEASES                      % OF TOTAL   TOTAL SF   CUMULATIVE % OF  AVERAGE U/W BASE RENT
   YEAR       EXPIRING   TOTAL SF EXPIRING  SF EXPIRING   EXPIRING     SF EXPIRING      PER SF EXPIRING (3)
-----------------------------------------------------------------------------------------------------------

  Vacant           5           13,464            5%         13,464           5%                  --
  MTM (2)          3            7,657            3%         21,121           8%              $19.94
   2007           --               --           --          21,121           8%                  --
   2008           24           83,623           31%        104,744          38%              $ 6.82
   2009            9           24,600            9%        129,344          47%              $26.16
   2010           21           35,827           13%        165,171          60%              $50.13
   2011            5           15,146            6%        180,317          66%              $40.24
   2012           11           24,451            9%        204,768          75%              $39.67
   2013            8           20,242            7%        225,010          82%              $31.36
   2014           10           23,774            9%        248,784          91%              $37.29
   2015           --               --           --         248,784          91%                  --
   2016            6           13,391            5%        262,175          96%              $32.44
   2017            4           11,822            4%        273,997         100%              $31.05
Thereafter        --               --           --         273,997         100%                  --

(1)  The information in this table is based on the underwritten rent roll.

(2)  MTM tenants are classified as tenants whose leases expire prior to 2008, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date. MTM tenants include Leather Mart, Payless
     Shoesource, and Pet Company (2.8% of total square footage), with leases that expired on August 31, 2007, December 31, 2007, and December 31, 2006,
     respectively.

(3)  Revenue generated from five tenants (12% of total square footage) is not underwritten as base rent but rather as percentage rent. Revenue generated by eight specialty leasing tenants (9% of total square footage) is not underwritten as base rent but rather as other income. Specialty leasing tenants include (i) temporary in-line leasing tenants (one year leases or shorter), (ii) kiosk tenants, whose income is not included on the rent roll, and (iii) retail rental unit tenants (e.g. carts and moveable vending).

     PROPERTY MANAGEMENT. The Southlake Mall Property is managed by the
Southlake Mall Borrower.

     ADDITIONAL INDEBTEDNESS. Note A-2 (not included in the trust) represents a
30% pari passu interest in the Southlake Mall Whole Loan. The pari passu interests in the Southlake Mall Whole Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Bear Stearns Commercial Mortgage Securities
Trust 2007-PWR18.

     Mezzanine financing secured by direct or indirect equity interests in the
Southlake Mall Borrower is permitted, subject to compliance with certain conditions, including but not limited to the following: (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined
DSCR, inclusive of the entire Southlake Mall Whole Loan and the proposed mezzanine debt, of no less than 1.34x (based on a 30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 65% based on the aggregate principal balances of the entire Southlake Mall Whole Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series
2007-PWR18 certificates and any other securities secured by an interest in the
Southlake Mall Whole Loan.

     GROUND LEASE. None.

     ACQUISITION OF PARCELS. The Southlake Mall Borrower is permitted to, at its sole cost and expense, acquire one or more parcels of land, together with any related improvements, (a) constituting an integral part of, or adjoining to, or proximately located near, the Center, (b) which was not owned by the Southlake
Mall Borrower as of the loan origination date and (c) that is not an Acquired
Parcel (as defined below) (each, an "Expansion Parcel"), subject to compliance with conditions set forth in the mortgage loan documents.

     RELEASE OF PARCELS. The Southlake Mall Borrower is permitted to obtain the release of one or more parcels (including "air rights" parcels), or outlots
(including a certain unimproved parcel to be deeded to the City of Morrow, the
"Outparcel"), or one or more Expansion Parcels proposed to be transferred to a third party in connection with the expansion or other development of the
Southlake Mall Property (each, a "Release Parcel"), without payment of a release price, subject to compliance with certain conditions, including but not limited to the following: (i) the Southlake Mall Borrower delivers to the lender satisfactory evidence indicating that the Release Parcel is not necessary for the Southlake Mall Borrower's operation or use of the Southlake Mall Property for its then current use and may be readily separated from the Southlake Mall
Property without a material diminution in its value, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel; (ii) the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, provided however, this provision will not apply to any
Release Parcel which is an Expansion Parcel; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the release will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates and any other securities secured by an interest in the Southlake Mall Whole Loan, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel.

     SUBSTITUTION. The Southlake Mall Borrower is permitted to, at its sole cost and expense, obtain a release of one or more portions of the Southlake Mall
Property (each such portion, an "Exchange Parcel") on one or more occasions and simultaneously

                                      D-39

acquire an Acquired Parcel (as defined below), (each such release and corresponding acquisition, a "Substitution"), subject to compliance with certain conditions, including but not limited to the following: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (ii)
the Southlake Borrower conveys all right, title and interest in, to and under the Exchange Parcel to a person other than the Southlake Mall Borrower; (iii)
simultaneously with the Substitution, the Southlake Mall Borrower acquires a parcel of property (the "Acquired Parcel") reasonably equivalent in value to the
Exchange Parcel at or adjacent to the Center; and (iv) the Southlake Mall
Borrower obtains title insurance or a title endorsement for the Acquired Parcel.

                                      D-40

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                               [4 PHOTOS OMITTED]

                                      D-41

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                                 [MAP OMITTED]

                                      D-42

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $62,000,000

CUT-OFF DATE BALANCE:             $62,000,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.41100%

AMORTIZATION TERM:                Interest Only

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2012

EXPECTED MATURITY BALANCE:        $62,000,000

SPONSORS:                         Investcorp Properties Limited and The
                                  Procaccianti Group

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  28-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance permitted
                                  for the following 30 payments, and open to
                                  prepayment without premium thereafter prior to
                                  the maturity date

CUT-OFF DATE BALANCE PER ROOM:    $153,086

UP-FRONT RESERVES:                RE Taxes:             $130,544
                                  Replacement:          $88,008
                                  Ground Rent:          $26,052
                                  Capital Improvement:  $1,134,590

ONGOING RESERVES:                 RE Taxes:             $65,272 / month
                                  Insurance: (1)        Springing
                                  FF&E: (2)             $88,008 / month
                                  Ground Rent:          $13,026 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hospitality

PROPERTY SUB-TYPE:                Full Service

LOCATION:                         Norfolk, VA

YEAR BUILT/RENOVATED:             1991 / 2007

OCCUPANCY (AS OF):                78.2% (10/31/2007)

ADR (AS OF):                      $128.70 (10/31/2007)

REVPAR (AS OF):                   $100.60 (10/31/2007)

ROOMS:                            405

THE COLLATERAL:                   Full service hotel located in Norfolk,
                                  Virginia

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              TPG Hospitality, Inc.

3RD MOST RECENT NOI (AS OF):      $6,325,338 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $6,761,485 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $7,245,879 (TTM 10/31/2007)

U/W NET OP. INCOME:               $6,873,344

U/W NET CASH FLOW:                $5,842,399

U/W OCCUPANCY:                    77.7%

U/W ADR:                          $128.50

U/W REVPAR:                       $99.87

APPRAISED VALUE (AS OF):          $86,900,000 (12/01/2006)

CUT-OFF DATE LTV RATIO:           71.3%

LTV RATIO AT MATURITY:            71.3%

U/W DSCR:                         1.45x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  Insurance reserve springs if borrower fails to provide evidence of payment of insurance premiums or an event of default under the mortgage loan occurs.

(2)  Equal to 1/12 of 4% of gross income from operations for the prior calendar year

THE NORFOLK MARRIOTT LOAN.

     THE LOAN. The eighth largest loan (the "Norfolk Marriott Loan") is a
$62,000,000 first mortgage loan secured by the borrower's leasehold interest in the Norfolk Marriott located in Norfolk, Virginia (the "Norfolk Marriott
Property").

     THE BORROWERS. The borrower, IProcNorfolk, LLC, a Delaware limited liability company, is a single purpose entity (the "Norfolk Marriott Borrower")
with an independent director that owns no material assets other than the Norfolk
Marriott Property and related interests. A non-consolidation opinion was delivered at origination. Investcorp Properties Limited, which acquired an interest in approximately 96% of the property, has acquired approximately 200 properties valued at approximately $7 billion since 1995. Investcorp Properties
Limited currently has $4 billion worth of properties under management. The
Procaccianti Group, which has an interest of approximately 4% in the property, is a privately held real estate investment company that has owned or developed more than 20 million square feet of real estate valued at over $6 billion. The
Procaccianti Group currently manages 59 hotels totaling 15,568 guest rooms in 20 states and employs over 8,000 people.

     THE PROPERTY. The Norfolk Marriott is a 24-story, 405-room full service hotel built in 1991 and located in downtown Norfolk, Virginia, approximately one quarter mile from Interstate 264 and less than one quarter mile from the
Chesapeake Bay. Amenities at the Norfolk Marriott Property include an indoor pool, two exercise rooms, two outdoor hot tubs and three restaurants, including a Shula's 347 Steakhouse. The Norfolk Marriott Property is directly connected to the 60,000 square foot Norfolk Waterside

                                      D-43

Convention Center (which is not part of the collateral) that is owned by the
City of Norfolk and operated by the Norfolk Marriott Property management. The
Norfolk Marriott Property has recently undergone renovations totaling over $10.3 million, including over $4 million in guestroom upgrades and over $3 million in public area and meeting space upgrades. Additionally, by spring 2008, the sponsor is expected to spend approximately $1.13 million in renovations to the guestrooms, lobby areas, meeting rooms, restaurants, fitness centers and other hotel areas.

     More specific information about the Norfolk Marriott Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                     COMPETITIVE SET (1)         NORFOLK MARRIOTT (2)        PENETRATION FACTOR
-------------------------------------------------------------------------------------------------
    YEAR           ADR   OCCUPANCY  REVPAR    ADR    OCCUPANCY   REVPAR    ADR  OCCUPANCY  REVPAR
-------------------------------------------------------------------------------------------------

    2004         $91.61    64.5%    $59.10  $115.35    74.6%    $ 86.07  125.9%   115.7%   145.6%
    2005         $93.46    63.1%    $58.96  $121.11    76.2%    $ 92.25  129.6%   120.7%   156.5%
    2006         $95.38    63.1%    $60.23  $126.40    74.4%    $ 94.08  132.5%   117.9%   156.2%
TTM 10/2007 (3)  $98.25    60.8%    $59.72  $128.70    78.2%    $100.60  131.0%   128.6%   168.5%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Represents the trailing 12 months ending September 30, 2007 for the competitive set and the trailing 12 months ending October 31, 2007 for the
     Norfolk Marriott.

     PROPERTY MANAGEMENT. The Norfolk Marriott Property is managed by TPG
Hospitality, Inc., an affiliate of the Norfolk Marriott Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Norfolk Marriott Property is subject to a ground lease.
The ground lease expires on December 31, 2089, with no extension options.

     RELEASE OF PROPERTIES. Not allowed.

                                      D-44

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                               [2 PHOTOS OMITTED]

                                      D-45

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                                  [MAP OMITTED]

                                      D-46

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PMCF

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $61,000,000

CUT-OFF DATE BALANCE:             $61,000,000

FIRST PAYMENT DATE:               11/05/2007

INTEREST RATE: (1)                6.41000%

AMORTIZATION TERM: (2)            Interest Only

ARD:                              Yes

ANTICIPATED REPAYMENT DATE:       10/05/2017

MATURITY DATE:                    10/05/2037

EXPECTED MATURITY BALANCE:        $61,000,000

SPONSOR:                          Forest City Enterprises, Inc.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  26-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance permitted
                                  for the following 87 payments, and open to
                                  prepayment without premium beginning with the
                                  114th payment through the maturity date

CUT-OFF DATE BALANCE PER SF:      $282.41

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Taxes: (3)     Springing
                                  Insurance: (3)    Springing
                                  Ground Rent: (4)  Springing
                                  Replacement:      $2,700 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Urban

LOCATION:                         Brooklyn, NY

YEAR BUILT/RENOVATED:             1995 / NAP

PERCENT LEASED (AS OF):           100.0% (04/30/2007)

NET RENTABLE AREA:                216,000

THE COLLATERAL:                   A six-story Class A office building located in
                                  Brooklyn, NY

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              First New York Partners Management, LLC

3RD MOST RECENT NOI (AS OF):      $4,775,252 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $5,002,867 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $3,870,749 (T-7 Ann. 07/31/2007)

U/W NET OP. INCOME:               $5,054,386

U/W NET CASH FLOW:                $5,021,986

U/W OCCUPANCY:                    98.0%

APPRAISED VALUE (AS OF):          $90,000,000 (06/18/2007)

CUT-OFF DATE LTV RATIO:           67.8%

LTV RATIO AT MATURITY:            67.8%

U/W DSCR:                         1.27x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  On the Anticipated Repayment Date, if the loan is not prepaid in full, the interest rate will be adjusted to be the greater of 8.41% and a rate based on U.S. Treasury obligations for an approximate term equal to the period from the Anticipated Repayment Date to the Maturity Date plus two percentage points.

(2)  Following the Anticipated Repayment Date, scheduled debt service payments will consist of principal and interest payments, and the loan provides for hyperamortization.

(3)  Reserves for real estate taxes and insurance premiums will spring (i) upon an event of default under the loan, (ii) if The City of New York's credit rating drops below BBB- by Fitch or S&P or Baa3 by Moody's, or (iii) on the
     date that is one month prior to the Anticipated Repayment Date (unless the borrower provides a binding, unconditional refinancing commitment from an institutional lender) (each, a "Cash Management Trigger Event").

(4)  Upon a Cash Management Trigger Event, the borrower is required to make monthly deposits in an amount equal to the then applicable ground rent due for that month under the 11 MetroTech Center ground lease.

THE 11 METROTECH CENTER LOAN.

     THE LOAN. The ninth largest loan (the "11 MetroTech Center Loan") is a
$61,000,000 first mortgage loan secured by the borrower's leasehold interest in the six-story, 216,000 square foot, Class A office building located in Brooklyn,
New York (the "11 MetroTech Center Property").

     THE BORROWER. The borrower, Forest City Tech Place Associates II, LLC (the
"11 MetroTech Center Borrower"), is a single purpose entity that owns no material assets other than the 11 MetroTech Center Property and related interests. The 11 MetroTech Center Borrower is a single-member Delaware limited liability company, whose sole member is a limited partnership that is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor of the 11 MetroTech Center Loan is Forest City
Enterprises, Inc. Forest City Enterprises, Inc. is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States, with assets of approximately
$9.5 billion and total stockholders equity of $1 billion as of July 31, 2007.

     THE PROPERTY. The 11 MetroTech Center Property is a six-story, Class A office building consisting of a total of 216,000 square feet located along
Flatbush Avenue in downtown Brooklyn, New York. As of April 30, 2007, the 11
MetroTech Center Property was 100.0% occupied by The City of New York.

                                      D-47

     The 11 MetroTech Center Property was designed to house data processing and telecommunications equipment. The building has exterior walls several feet thick, and was designed with generators which provide emergency back up for the entire building. The 11 MetroTech Center Property is part of the MetroTech
Center corporate campus, a commercial, academic, and high technology complex, consisting of seven buildings located on a 16 acre site and constructed at a cost in excess of $1 billion.

     More specific information about the 11 MetroTech Center Property is set forth in the tables below:

                                                                                       % OF TOTAL    ANNUALIZED
                                                                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             CREDIT RATING         TENANT              UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($
TENANT NAME               (FITCH/MOODY'S/S&P) (1)    NRA    % OF NRA   BASE RENT ($)   BASE RENT    PER NRA) (2)  LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

The City of New York (2)         A+/Aa3/AA         216,000    100%      $5,494,781         100%        $25.44        02/29/2020
TOTAL/WEIGHTED AVERAGE                             216,000    100%      $5,494,781         100%        $25.44
Other Tenants                       NAP                  0      0%      $        0           0%        $ 0.00            NAP
Vacant Space                        NAP                  0      0%      $        0           0%        $ 0.00            NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             216,000    100%      $5,494,781         100%        $25.44
----------------------------------------------------------------------------------------------------------------------------------

(1)  The ratings are those assigned to the general obligation bonds issued by
     The City of New York.

(2)  The tenant occupies two separate spaces: Department of Information
     Technology and Telecommunications ("DoITT") and Emergency Call Center
     ("E-911"). DoITT occupies 155,555 square feet with rent underwritten at
     $4,064,652 ($26.13 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $23.00 per square foot. E-911 occupies 60,445 square feet with rent underwritten at
     $1,430,129 ($23.66 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $22.70 per square foot.

                           LEASE ROLLOVER SCHEDULE (1)

                                                   CUMULATIVE  CUMULATIVE %
            # OF LEASES     TOTAL      % OF TOTAL   TOTAL SF       OF SF     AVERAGE U/W BASE RENT
   YEAR       EXPIRING   SF EXPIRING  SF EXPIRING    EXPIRING    EXPIRING       PER SF EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant         --             --          --             --         --                 --
   2007          --             --          --             --         --                 --
   2008          --             --          --             --         --                 --
   2009          --             --          --             --         --                 --
   2010          --             --          --             --         --                 --
   2011          --             --          --             --         --                 --
   2012          --             --          --             --         --                 --
   2013          --             --          --             --         --                 --
   2014          --             --          --             --         --                 --
   2015          --             --          --             --         --                 --
   2016          --             --          --             --         --                 --
   2017          --             --          --             --         --                 --
Thereafter        1        216,000         100%       216,000        100%            $25.44

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 11 MetroTech Center Property is managed by First
New York Partners Management, LLC, an affiliate of the 11 MetroTech Center
Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 11 MetroTech Center
Borrower is permitted to incur one or more mezzanine financings to be secured by a pledge of its equity interest in the 11 MetroTech Center Borrower, provided that, among other things, (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined DSCR, inclusive of the 11 MetroTech
Center Loan and the proposed mezzanine debt, of no less than 1.10x (based on a
30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 85% based on the aggregate principal balances of the 11 MetroTech Center Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the rating agencies then rating the series 2007-PWR18 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates.

     GROUND LEASE. The 11 MetroTech Center Borrower has a leasehold interest in the 11 MetroTech Center Property pursuant to a ground lease that expires on
January 31, 2092 (or at the option of the 11 MetroTech Center Borrower but subject to the consent of the lender, and in no event earlier than March 2030, as provided in the ground lease) with no extension options. The ground lessor is
The City of New York.

     RELEASE OF PARCELS. Not allowed.

                                      D-48

                  MORTGAGE LOAN NO. 10 - PARK AVENUE APARTMENTS

                               [3 PHOTOS OMITTED]

                                      D-49

                  MORTGAGE LOAN NO. 10 - PARK AVENUE APARTMENTS

                                  [MAP OMITTED]

                                      D-50

                 MORTGAGE LOAN NO. 10 -- PARK AVENUE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $47,000,000

CUT-OFF DATE BALANCE:             $47,000,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.22000%

AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-84: 360 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2014

EXPECTED MATURITY BALANCE:        $45,984,501

SPONSOR:                          Aleksander Goldin

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  28-payment lockout from the first payment
                                  date, with prepayment permitted thereafter
                                  with the greater of 1% and yield maintenance
                                  prior to the maturity date

CUT-OFF DATE BALANCE PER UNIT:    $345,588

UP-FRONT RESERVES:                Insurance:              $43,333
                                  Replacement:            $2,563
                                  Deferred Maintenance:   $6,250
                                  TI/LC:                  $1,667
                                  Other: (1)              $278,344

ONGOING RESERVES:                 RE Taxes: (2)           Springing
                                  Insurance:              $5,667 / month
                                  Replacement:            $2,563 / month
                                  TI/LC:                  $1,667 / month

LOCKBOX:                          Soft, Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Mixed Use

PROPERTY SUB-TYPE:                Retail/Multifamily

LOCATION:                         Brooklyn, NY

YEAR BUILT/RENOVATED:             1926 / 1945, 2001

PERCENT LEASED (AS OF):           97.1% (09/18/2007)

UNITS:                            136

THE COLLATERAL:                   Mixed Use property comprised of 123
                                  residential units and 13 commercial units in
                                  Brooklyn, New York.

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Housing Network Management, Corp.

3RD MOST RECENT NOI (AS OF):      NAP

2ND MOST RECENT NOI (AS OF):      $3,260,452 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):          $3,289,171 (TTM 12/31/2006)

U/W NET OP. INCOME:               $3,820,314

U/W NET CASH FLOW:                $3,795,415

U/W OCCUPANCY:                    94.1%

APPRAISED VALUE (AS OF):          $66,900,000 (05/31/2007)

CUT-OFF DATE LTV RATIO:           70.3%

LTV RATIO AT MATURITY:            68.7%

U/W DSCR:                         1.28x

U/W DSCR POST IO:                 1.10x
--------------------------------------------------------------------------------

(1)  The borrower deposited with lender $240,000 as a health club holdback, equal to one year of rent for the Park Avenue Health Club, to be released upon evidence from the borrower that the Park Avenue Health Club is open for business and has been open for business since the commencement of its lease and paying full unabated rent in the amount of at least $480,000 annually. The borrower deposited with lender $38,344 as a violations holdback to cover various expenses relating to building violations,
     Environmental Control Board violations, fire violations and tenant related violations.

(2)  Tax reserve springs upon the expiration of the J-51 tax abatements in 2014.

(3)  Lockbox springs to hard upon an event of default, bankruptcy of borrower or property manager, or if the debt service coverage ratio falls below 1.00x based on the trailing 6 month period (annualized) using a 30-year amortization schedule.

THE PARK AVENUE APARTMENTS LOAN.

     THE LOAN. The tenth largest loan (the "Park Avenue Apartments Loan") is a
$47,000,000 first mortgage loan secured by the borrower's fee interest in a mixed use retail/multifamily property known as Park Avenue Apartments located in
Brooklyn, New York (the "Park Avenue Apartments Property").

     THE BORROWER. The borrower, The Chocolate Factory, LLC, a New York limited liability company, is a single purpose entity (the "Park Avenue Apartments
Borrower") that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor of the loan is Aleksander Goldin. Mr. Goldin has over 30 years of experience in developing commercial and residential real estate. He is the founder and president of Century Construction Group and Century Building
Associates. These companies specialize in residential & commercial construction throughout the five boroughs of New York City. Mr. Goldin currently owns or manages over 250 residential units in Brooklyn and upper Manhattan.

     THE PROPERTY. The Park Avenue Apartments Property is a 7-story, 136-unit, mixed use building consisting of 123 residential units and 13 commercial units in Brooklyn, New York. The Park Avenue Apartments Property is situated at the corner of Park

                                      D-51

Avenue and Washington Avenue in the Fort Green section of Brooklyn. Formerly a chocolate factory, the Park Avenue Apartments Property was acquired in 2000 by the sponsor, Aleksander Goldin, who subsequently invested approximately $26.1 million to convert the building to its current mixed use state. The individual residential units are designed as loft style apartments with open layouts, high ceilings, exposed brick and wood columns and a combination of hardwood flooring and tile throughout. The commercial tenants at the Park Avenue Apartments
Property include the Park Avenue Health Club, the Chocolate Bar and Mojito's
Cuban Cuisine. As of September 18, 2007, the Park Avenue Apartments Property was
approximately 97.1% leased to 132 total tenants.

     The following table outlines the unit types at Park Avenue Apartments
Property:

UNIT TYPE                 NUMBER OF UNITS  AVERAGE SF PER UNIT  AVERAGE MONTHLY RENT PER UNIT
---------------------------------------------------------------------------------------------

Studio                           76               1,074                      $2,120
1 Bedroom                        31                 915                      $2,097
2 Bedroom                        16               1,168                      $2,524
Commercial                       13                 NAP                         NAP
---------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        136               1,046                      $2,167
---------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The property is managed by Housing Network Management,
Corp., an affiliate of the Park Avenue Apartments Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                      D-52

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered series 2007-PWR18
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, AM-A, A-J and AJ-A will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the

                                       E-1

purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or
Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

                                       E-3

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation